UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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WL ROSS HOLDING CORP.

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WL ROSS HOLDING CORP.
1166 Avenue of the Americas,
New York, New York 10036

Dear WL Ross Holding Corp. Stockholders:

You are cordially invited to attend the special meeting in lieu of the 2016 annual meeting of stockholders of WL Ross Holding Corp., which we refer to as “we”, “us”, “our”, “WL Ross” or the “Company”, on June 6, 2016, at 9:00 a.m., Eastern Time, at the offices of the Company, located at 1166 Avenue of the Americas, New York, NY 10036. This proxy statement is dated May 9, 2016, and is first being mailed to stockholders of the Company on or about May 9, 2016.

At the special meeting, our stockholders will be asked to consider and vote upon a proposal, which we refer to collectively as the “Business Combination Proposal” or “Proposal No. 1”, to (i) approve and adopt the Agreement and Plan of Merger, dated as of March 21, 2016, as it may be amended from time to time, which we refer to as the “Merger Agreement”, a copy of which is attached to the accompanying proxy statement as Annex A, by and among the Company, Neon Acquisition Company LLC, a wholly owned subsidiary of the Company, which we refer to as “Blocker Merger Sub”, Neon Holding Company LLC, a wholly owned subsidiary of Blocker Merger Sub that will be a wholly owned subsidiary of the Company at the time of the mergers described below, which we refer to as “Company Merger Sub”, Nexeo Solutions Holdings, LLC, which we refer to as “Nexeo”, TPG Accolade Delaware, L.P., which we refer to as “Blocker”, and Nexeo Holdco, LLC, a wholly owned subsidiary of Nexeo, which we refer to as “New Holdco”, and (ii) approve the mergers, which we refer to as the “Mergers”, of (a) Company Merger Sub with and into Nexeo with Nexeo continuing as the surviving entity, which we refer to as the “Company Merger”, and (b) immediately thereafter, Blocker Merger Sub with and into Blocker with Blocker continuing as the surviving entity, which we refer to as the “Blocker Merger” and which Mergers we refer to collectively as the “Business Combination”. Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is expected to be approximately $1,575.0 million, which amount will be reduced by, among other things, the aggregate amount of funds used to repay certain debt obligations of Nexeo and the assumption of capital lease obligations of Nexeo as set forth in the Merger Agreement. The consideration to be paid to holders of equity interests in Nexeo and Blocker as of the time immediately prior to the Mergers, which we refer to as “Selling Equityholders”, will be funded through a combination of cash and stock consideration. The amount of cash consideration is the sum of (i) cash held by Nexeo and certain of its subsidiaries at the closing of the Business Combination, (ii) cash available to us from the trust account, which we refer to as our “Trust Account”, that holds the proceeds (including interest) of our initial public offering that closed on June 11, 2014, which we refer to as our “IPO”, and after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit prior to closing the Business Combination (which instructions to redeem are further discussed in the accompanying proxy statement) and certain transaction fees and expenses in connection with the Business Combination, including the payment of deferred underwriting commissions agreed to at the time of our IPO, (iii) the net proceeds of our anticipated debt financing that is described in the proxy statement and (iv) the anticipated proceeds from the sale of shares of newly issued common stock of the Company, par value $0.0001 per share, in a private placement, which we refer to as the “PIPE Investment”, as further discussed in the accompanying proxy statement, less (i) certain transaction fees and expenses and (ii) the aggregate amount of funds paid to discharge certain debt obligations of Nexeo. The amount of stock consideration is a number of newly issued shares of our common stock, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to Selling Equityholders for their ownership interests therein and which we refer to as the “Stock Consideration”. To the extent not utilized to consummate the Business Combination or to repay the remainder of certain of Nexeo’s existing debt and capital lease obligations at the closing of the Business Combination, the proceeds from the Trust Account, debt financing and PIPE Investment will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions. The PIPE Investment is contingent upon stockholder approval of the Business Combination Proposal and the NASDAQ Proposal.

Under the Merger Agreement, Selling Equityholders will also receive at the closing of the Business Combination as consideration from WL Ross Sponsor LLC, which we refer to as our “Sponsor”, a portion of its shares of the Company’s common stock, which we refer to as “Founder Shares”, issued at the time of our IPO to our Sponsor, pursuant to the Amended and Restated Securities Subscription Agreement, dated April 4, 2014, which we refer to as the “Founder Shares Transfer”. Our Sponsor is providing this consideration in lieu of transferring such Founder Shares back to the Company for cancellation, in exchange for no consideration, and reissuance of such Founder Shares to Selling Equityholders by the Company. In addition to the transactions contemplated by the Merger Agreement and in connection with the Business Combination, the Company’s private placement warrants issued to our Sponsor at the time of our IPO will be exchanged by our Sponsor for the Company’s common stock at an exchange ratio of 0.10 shares of common stock for each private placement warrant at the closing of the Business Combination, which we refer to as the “Private Placement Warrant Exchange”.

Pursuant to the terms of the Merger Agreement, the aggregate stock ownership of Selling Equityholders from the Stock Consideration and the Founder Shares Transfer will be capped at 35% of the outstanding common stock of the post-combination company, which we refer to as the “35% Cap”. If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, Selling Equityholders will receive the remaining purchase price through future deferred payments in cash in lieu of receiving additional shares, where such deferred cash payments will be in an amount equal to the Company’s prevailing stock price at the time that the Company pays such deferred cash payment multiplied by the number of shares in excess of the 35% Cap, which we refer to as “Deferred Cash Consideration”; provided, that if the Company so elects, it may fund the Deferred Cash Consideration earlier through equity sales, in which case the Deferred Cash Consideration would equal the proceeds received in the applicable equity offering from the sale of a number of shares of common stock equal to the number of shares in excess of the 35% Cap.

Prior to or at the closing of the Business Combination, the Company will also enter into the Tax Receivable Agreement, substantially in the form attached as Annex F to the proxy statement, which we refer to as the “Tax Receivable Agreement”, with Selling Equityholders. The Tax Receivable Agreement will generally provide for the payment by the Company to the Selling Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of (i) certain increases in tax basis resulting from the Company Merger, (ii) certain tax attributes of Nexeo existing prior to the Mergers, (iii) net operating losses and certain other tax attributes of Blocker available to the Company as a result of the Blocker Merger, and (iv) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings.

You are being asked to vote on a merger between us and the privately-held operating company Nexeo Solutions Holdings, LLC.

In addition, you are being asked to consider and vote upon (a) nine (9) separate proposals to approve and adopt amendments to the Company’s amended and restated certificate of incorporation to (i) provide for the classification of our board of directors into three classes of directors with staggered terms of office and to make certain related changes (“Proposal No. 2”); (ii) adopt Delaware as the exclusive forum for certain stockholder litigation (“Proposal No. 3”); (iii) enable stockholders to act by written consent until the first date, which we refer to as the “Trigger Date”, on which investment funds affiliated with Sponsor and TPG Capital, L.P., which we refer to as “TPG”, and their respective successors and certain affiliates cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of common stock of the post-combination company and thereafter prohibit it (“Proposal No. 4”); (iv) enable holders of 30% or more of outstanding shares of common stock of the post-combination company to call a special meeting of stockholders until the Trigger Date and thereafter preclude such ability (“Proposal No. 5”); (v) amend the stockholder vote required to remove any or all directors (“Proposal No. 6”); (vi) elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL”, and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and

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each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes (“Proposal No. 7”); (vii) change the stockholder vote required to amend the post-combination company’s amended and restated certificate of incorporation and bylaws (“Proposal No. 8”); (viii) authorize an additional 100,000,000 shares of capital stock, which would consist of increasing the post-combination company’s common stock to 300,000,000 shares of common stock (“Proposal No. 9”); and (ix) provide for certain additional changes, including changing the post-combination company’s corporate name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.” and revising the waiver regarding corporate opportunities, which our board of directors believes are necessary to adequately address the needs of the post-combination company (“Proposal No. 10”), each of which Proposal Nos. 2 through 10 we refer to as a “Charter Amendment Proposal” and collectively the “Charter Amendment Proposals”; (b) a proposal to elect nine (9) directors to serve as Class I, Class II and Class III directors to serve staggered terms on our board of directors until the 2017, 2018 and 2019 annual meeting of stockholders, respectively, and until their respective successors are duly elected and qualified, which we refer to as the “Director Election Proposal” or “Proposal No. 11”; (c) a proposal to approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Business Combination, the PIPE Investment and the Private Placement Warrant Exchange, which we refer to as the “NASDAQ Proposal” or “Proposal No. 12”; (d) a proposal to approve the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex B, which we refer to as the “2016 LTIP”, and the material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we collectively refer to as the “Incentive Plan Proposal” or “Proposal No. 13” and (e) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NASDAQ Proposal, which we refer to as the “Adjournment Proposal” or “Proposal No. 14”. A copy of our proposed second amended and restated certificate of incorporation reflecting the Charter Amendment Proposals, assuming the consummation of the Business Combination, is attached as Annex C to the accompanying proxy statement.

Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to review carefully.

Our common stock, units and warrants are currently listed on The NASDAQ Stock Market LLC under the symbols “WLRH”, “WLRHU” and “WLRHW”, respectively. We intend to apply to continue the listing of our common stock, units and warrants on NASDAQ under the symbols “NXEO,” “NXEOU” and “NXEOW”, respectively, upon the closing of the Business Combination.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of the Company’s common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two (2) business days prior to the closing of the Business Combination) in our Trust Account that holds the proceeds (including interest but less taxes payable and any interest that we may withdraw for working capital) of our IPO. For illustrative purposes, based on funds in our Trust Account of approximately $500,647,797 on December 31, 2015, the estimated per share redemption price would have been approximately $10.01. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of common stock included in the units sold in our IPO. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our Sponsor owns 20% of our issued and outstanding shares of common stock, including all of the Founder Shares. Our Sponsor, directors and officers have agreed to vote any shares of the Company’s common stock owned by them in favor of the

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Business Combination Proposal. As part of this Business Combination, these Founder Shares will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met and a portion of these Founder Shares will be transferred to Selling Equityholders.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting in lieu of the 2016 annual meeting of stockholders and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors”.

After careful consideration, our board of directors has unanimously approved and adopted the Merger Agreement and the transactions contemplated therein and unanimously recommends that our stockholders vote FOR adoption and approval of the Business Combination Proposal and FOR all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Proposal No. 1 — Approval of the Business Combination —  Interests of Certain Persons in the Business Combination”.

Approval of the Business Combination Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the shares of our common stock that are voted at the special meeting. Approval of the NASDAQ Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Approval of each of the Charter Amendment Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting. The board of directors and Selling Equityholders have already approved the Business Combination.

Unless waived by Nexeo and Blocker, it is a condition to closing under the Merger Agreement that the redemptions from the Trust Account, after taking into account the amount of cash we pay to stockholders redeeming their shares, will be fully offset by the proceeds from the PIPE Investment in excess of $41 million. We are permitted under the terms of the Merger Agreement to issue up to $225 million of common stock in the PIPE Investment, $185 million of which would be used to offset the amount of cash we pay to stockholders redeeming their shares. If the redemptions exceed this amount, Selling Equityholders have the right, at their sole discretion, to complete the Business Combination by electing to receive in place of the shortfall amount, which we refer to as the “Shortfall Amount”, additional Stock Consideration, which we refer to as the “Shortfall Stock Consideration”, or, if the 35% Cap applies, additional Deferred Cash Consideration. Selling Equityholders’ rights with respect to the Shortfall Amount are subject to the terms and conditions set forth in the Merger Agreement and Shareholders’ and Registration Rights Agreement, which is attached as Annex H to the proxy statement. Each redemption of shares of the Company’s common stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $500,647,797 as of December 31, 2015. In the event that Selling Equityholders do not elect to receive the Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration, we may not be able to consummate the Business Combination because we have no ability to require Selling Equityholders to elect to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration. However, in the event Selling Equityholders do elect to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration, in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. The PIPE Investment is contingent upon stockholder approval and closing of the Business Combination. The issuance of 20% or more of our outstanding common stock in connection with the Merger Agreement, the PIPE Investment, and the Private Placement Warrant Exchange requires stockholder approval of the NASDAQ Proposal.

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Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible to ensure that your vote is counted, regardless of whether you expect to attend the special meeting in person, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. A failure to vote your shares is the equivalent of a vote “AGAINST” any of the Charter Amendment Proposals but, assuming a quorum is otherwise validly established, will have no effect on the other proposals to be considered at the special meeting of stockholders. The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal and the NASDAQ Proposal are approved at the special meeting. Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned upon the approval of the Business Combination Proposal and the NASDAQ Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal and the NASDAQ Proposal is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote AGAINST the Charter Amendment Proposal but will have no effect on the other proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL AND DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
May 9, 2016	Wilbur L. Ross, Jr. Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

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WL ROSS HOLDING CORP.
1166 Avenue of the Americas,
New York, New York 10036

NOTICE OF SPECIAL MEETING IN LIEU OF 2016 ANNUAL MEETING
OF STOCKHOLDERS OF WL ROSS HOLDING CORP.

To Be Held on June 6, 2016

To the Stockholders of WL Ross Holding Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2016 annual meeting of stockholders, which we refer to as the “special meeting”, of WL Ross Holding Corp., a Delaware corporation, which we refer to as “we”, “us”, “our”, “WL Ross” or the “Company”, will be held on June 6, 2016, at 9:00 a.m., Eastern Time, at the offices of the Company, located at 1166 Avenue of the Americas, New York, NY 10036. You are cordially invited to attend the special meeting for the following purposes:

(1) The Business Combination Proposal — to consider and vote upon a proposal to (i) approve and adopt the Agreement and Plan of Merger, dated as of March 21, 2016, as it may be amended from time to time, a copy of which is attached to the accompanying proxy statement as Annex A, which we refer to as the “Merger Agreement”, by and among the Company, Neon Acquisition Company LLC, a wholly owned subsidiary of the Company, which we refer to as “Blocker Merger Sub”, Neon Holding Company LLC, a wholly owned subsidiary of Blocker Merger Sub that will be a wholly owned subsidiary of the Company at the time of the mergers described below, which we refer to as “Company Merger Sub”, Nexeo Solutions Holdings, LLC, which we refer to as “Nexeo”, TPG Accolade Delaware, L.P., which we refer to as “Blocker”, and Nexeo Holdco, LLC, a wholly owned subsidiary of Nexeo, which we refer to as “New Holdco”, and (ii) approve the mergers of (a) Company Merger Sub with and into Nexeo with Nexeo continuing as the surviving entity, and (b) immediately thereafter, Blocker Merger Sub with and into Blocker with Blocker continuing as the surviving entity, which mergers we refer to collectively as the “Business Combination” (this proposal is referred to herein as “Proposal No. 1”);

(2) The Charter Amendment Proposals — to consider and act upon nine (9) separate proposals to amend the Company’s amended and restated certificate of incorporation to:

•	provide for the classification of our board of directors into three classes of directors with staggered terms of office and to make certain related changes (this proposal is referred to herein as “Proposal No. 2”);
•	adopt Delaware as the exclusive forum for certain stockholder litigation (this proposal is referred to herein as “Proposal No. 3”);
•	enable stockholders to act by written consent until the first date, which we refer to as the “Trigger Date”, on which investment funds affiliated with WL Ross Sponsor LLC, which we refer to as our “Sponsor”, and TPG Capital, L.P., which we refer to as “TPG”, and their respective successors and certain affiliates cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of common stock of the post-combination company and thereafter prohibit it (this proposal is referred to herein as “Proposal No. 4”);
•	enable holders of 30% of outstanding shares of the Company’s common stock to call a special meeting of stockholders until the Trigger Date and thereafter preclude such ability (this proposal is referred to herein as “Proposal No. 5”);
•	amend the stockholder vote required to remove any or all directors (this proposal is referred to herein as “Proposal No. 6”);

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•	elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL”, and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes (this proposal is referred to herein as “Proposal No. 7”);
•	change the stockholder vote required to amend the post-combination company’s amended and restated certificate of incorporation and bylaws (this proposal is referred to herein as “Proposal No. 8”);
•	authorize 100,000,000 additional shares of capital stock, which would consist of increasing the post-combination company’s common stock to 300,000,000 shares of common stock (this proposal is referred to herein as “Proposal No. 9”);
•	provide for certain additional changes, including changing the post-combination company’s corporate name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.” and revising the waiver regarding corporate opportunities, which our board of directors believes are necessary to adequately address the needs of the post-combination company (this proposal is referred to herein as “Proposal No. 10”), each of which Proposal Nos. 2 to 10 we refer to as a “Charter Amendment Proposal” and collectively as the “Charter Amendment Proposals”;

(3) The Director Election Proposal — to consider and vote upon a proposal to elect nine (9) directors to serve as Class I, Class II and Class III directors to serve staggered terms on our board of directors until the 2017, 2018 and 2019 annual meeting of stockholders, respectively, and until their respective successors are duly elected and qualified, which we refer to as the “Director Election Proposal” or “Proposal No. 11”;

(4) The NASDAQ Proposal — to consider and vote upon a proposal to approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the PIPE Investment and the Private Placement Warrant Exchange, which we refer to as the “NASDAQ Proposal” or “Proposal No. 12”;

(5) The Incentive Plan Proposal — to consider and vote upon a proposal to approve the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex B, and the material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we collectively refer to as the “Incentive Plan Proposal” or “Proposal No. 13”; and

(6) The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NASDAQ Proposal, which we refer to as the “Adjournment Proposal” or “Proposal No. 14”.

Only holders of record of our common stock at the close of business on May 5, 2016 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten (10) days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

In connection with our initial public offering that closed on June 11, 2014, which we refer to as our “IPO”, we entered into agreements with our Sponsor, and each of our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of the Business Combination Proposal. In addition, pursuant to the Shareholders’ and Registration Rights Agreement, which we refer to as the “SHRRA”, our Sponsor agreed to vote any shares of common stock owned by them in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in the accompanying proxy statement. Currently, our Sponsor owns 20% of our issued and outstanding shares of common stock, including all of the Founder Shares.

Pursuant to our amended and restated certificate of incorporation, we will provide our public stockholders with the opportunity to redeem, upon the closing of the transactions contemplated by the Merger Agreement, shares of the Company’s common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two (2) business days prior to the consummation of the transactions contemplated by the Merger Agreement) in the trust account, which we refer to as our “Trust Account”, that holds the proceeds (including interest) of our IPO. For illustrative purposes, based on funds in the Trust Account of approximately $500,647,797 on December 31, 2015, the estimated per share redemption price would have been approximately $10.01. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of common stock included in the units sold in our IPO, which we refer to as the “15% threshold”. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination. Shares of the Company’s common stock issued at the time of our IPO to our Sponsor, which we refer to as “Founder Shares”, pursuant to the Amended and Restated Securities Subscription Agreement, dated as of April 4, 2014, will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our Sponsor owns 20% of our issued and outstanding shares of common stock, including all of the Founder Shares.

The Business Combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal and the NASDAQ Proposal is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement.

We have no specified maximum redemption threshold under our charter other than the 15% threshold. However, unless waived by Nexeo and Blocker, it is a condition to closing under the Merger Agreement that the redemptions from the Trust Account, after taking into account the amount of cash we pay to stockholders redeeming their shares, will be fully offset by the proceeds from the PIPE Investment in excess of $41 million. We are permitted under the terms of the Merger Agreement to issue up to $225 million of Common Stock in the PIPE Investment, $185 million of which would be used to offset the amount of cash we pay to stockholders redeeming their shares. If the redemptions exceed this amount, Selling Equityholders have the right, at their sole discretion, to complete the Business Combination by electing to receive in place of the shortfall amount, which we refer to as the “Shortfall Amount”, additional stock consideration, which we refer to as “Shortfall Stock Consideration”, or, if receipt of such Shortfall Stock Consideration would cause the aggregate stock ownership of the Selling Equityholders to exceed 35% of the outstanding common stock of the post-combination company, additional future deferred payments in cash linked to the Company’s stock price, which we refer to as “Deferred Cash Consideration”. Selling Equityholders’ rights with respect to the Shortfall Amount are subject to the terms and conditions set forth in the Merger Agreement and SHRRA. Each redemption of shares of the Company’s common stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $500,647,797 as of December 31, 2015. In the event that Selling Equityholders do not elect to receive the Shortfall Amount as Shortfall Stock Consideration or, if applicable, Deferred Cash Consideration, we may not be able to consummate the Business Combination because we have no ability to require Selling Equityholders to elect to receive the Shortfall Amount as Shortfall Stock Consideration or Deferred Cash Consideration. However, in the event that Selling Equityholders do elect to receive the Shortfall Amount as Shortfall Stock Consideration or Deferred Cash Consideration, in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

We anticipate raising additional proceeds to fund the Business Combination, and related transactions, including the assumption and repayment of certain debt and capital lease obligations, through debt financing and the PIPE Investment. In addition, pursuant to the Merger Agreement, a portion of the Founder Shares issued at the time of our IPO to our Sponsor, will be transferred to Selling Equityholders as part of the merger consideration at the closing of the Business Combination. In addition, the Company’s private placement warrants issued at the time of our IPO to Sponsor will be exchanged by our Sponsor for the Company’s common stock on terms at an exchange ratio of 0.10 shares for each private placement warrant at the closing of the Business Combination, which we refer to as the “Private Placement Warrant Exchange”. The PIPE Investment will be offered to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. To the extent not utilized to consummate the Business Combination or to repay the remainder of certain of Nexeo’s existing debt and capital lease obligations at the closing of the Business Combination, the proceeds from the Trust Account, debt financing and PIPE Investment will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions. The PIPE Investment is contingent upon stockholder approval of the Business Combination Proposal and the NASDAQ Proposal. The issuance of 20% or more of our outstanding common stock in connection with the Merger Agreement, the PIPE Investment and the Private Placement Warrant Exchange requires stockholder approval of the NASDAQ Proposal.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of our proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow & Co., LLC at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

By Order of the Board of Directors,

May 9, 2016	Wilbur L. Ross, Jr. Chairman of the Board of Directors

SUMMARY TERM SHEET	1
FREQUENTLY USED TERMS	9
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	13
SUMMARY OF THE PROXY STATEMENT	27
SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY	44
SELECTED HISTORICAL FINANCIAL INFORMATION OF NEXEO	46
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	49
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	50
RISK FACTORS	51
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	79
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	83
COMPARATIVE SHARE INFORMATION	95
SPECIAL MEETING IN LIEU OF 2016 ANNUAL MEETING OF COMPANY STOCKHOLDERS	97
PROPOSAL NO. 1 — APPROVAL OF THE BUSINESS COMBINATION	104
PROPOSAL NO. 2 — CLASSIFICATION OF THE BOARD OF DIRECTORS	146
PROPOSAL NO. 3 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO ADOPT DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS	149
PROPOSAL NO. 4 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO ENABLE STOCKHOLDERS TO ACT BY WRITTEN CONSENT	152
PROPOSAL NO. 5 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO ENABLE STOCKHOLDERS TO CALL A SPECIAL MEETING OF STOCKHOLDERS	154
PROPOSAL NO. 6 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO CHANGE THE STOCKHOLDER VOTE REQUIRED TO REMOVE ANY OR ALL DIRECTORS	156
PROPOSAL NO. 7 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO ELECT NOT TO BE GOVERNED BY SECTION 203 OF THE DGCL	160
PROPOSAL NO. 8 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO CHANGE THE STOCKHOLDER VOTE REQUIRED TO AMEND THE CERTIFICATE AND BYLAWS OF THE COMPANY	168
PROPOSAL NO. 9 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO AUTHORIZE ADDITIONAL SHARES OF CAPITAL STOCK	172
PROPOSAL NO. 10 — APPROVAL OF ADDITIONAL AMENDMENTS TO CURRENT CERTIFICATE IN CONNECTION WITH THE BUSINESS COMBINATION	174
PROPOSAL NO. 11 — ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS	195
PROPOSAL NO. 12 — APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION, PIPE INVESTMENT AND PRIVATE PLACEMENT WARRANT EXCHANGE	199

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement”, summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions of terms commonly used throughout this proxy statement, including this Summary Term Sheet, see the section entitled “Frequently Used Terms”.

•	WL Ross Holding Corp., a Delaware corporation, which we refer to as “we”, “us”, “our”, “WL Ross” or the “Company”, is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
•	There are currently 62,531,250 shares of common stock, par value $0.0001 per share, of the Company, which we refer to as “Common Stock”, issued and outstanding, consisting of 50,025,000 shares originally sold as part of the units issued in our initial public offering, consummated on June 11, 2014, which we refer to as our “IPO”, and 12,506,250 shares of Common Stock that were issued to WL Ross Sponsor LLC, which we refer to as our “Sponsor”, prior to our IPO which we refer to as “Founder Shares”. In addition, we issued 50,025,000 warrants to purchase Common Stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 22,400,000 warrants issued to our Sponsor in a private placement simultaneously with the consummation of our IPO, which we refer to as “private placement warrants”. Each warrant entitles its holder to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share, to be exercised only for a whole number of shares of our Common Stock. The warrants will become exercisable 30 days after the completion of our initial business combination and expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Company’s Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The private placement warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. Substantially concurrently with the execution of the Merger Agreement, we entered into a Private Placement Warrant Exchange Letter Agreement with our Sponsor and Nexeo, which provides for the exchange of the private placement warrants at an exchange ratio of 0.10 shares for each private placement warrant for a total of 2,240,000 shares of Common Stock, which we refer to as the “Private Placement Warrant Exchange”. In addition, our Sponsor has agreed to transfer a portion of the Founder Shares to the holders of equity interests, which we refer to as “Selling Equityholders”, in Nexeo Solutions Holdings, LLC, which we refer to as “Nexeo”, or TPG Accolade Delaware, L.P., which we refer to as “Blocker”, as of the time immediately prior to the mergers described below, after giving effect to the pre-closing transactions. Our Sponsor is providing this consideration in lieu of transferring such Founder Shares back to the Company for cancellation, in exchange for no consideration, and reissuance of such Founder Shares to Selling Equityholders by the Company. The number of Founder Shares to be transferred to the Selling Equityholders by our Sponsor will be a pro rata portion of our Sponsor’s 12,506,250 Founder Shares (less 30,000 Founder Shares being transferred to our independent directors) equal to the number of shares of newly issued Common Stock payable to Selling Equityholders as part of the consideration paid for their respective equity interests in Nexeo and Blocker (including any Excess Shares), which we refer to as “Stock Consideration”, divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares) and will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met. For more information, see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter”.

•	On March 26, 2015, we issued a convertible promissory note, which we refer to as the “March 2015 convertible note”, to our Sponsor pursuant to which, on April 16, 2015, we borrowed $300,000 for operating expenses. The March 2015 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the March 2015 convertible note may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.60 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants previously issued to our Sponsor. As of December 31, 2015, the outstanding balance due under the March 2015 convertible note was $310,644. On January 5, 2016, we issued another convertible promissory note, which we refer to as the “January 2016 convertible note”, to our Sponsor pursuant to which we borrowed $425,000 for operating expenses. The January 2016 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the January 2016 convertible note may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.50 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants. Our Sponsor intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the mergers of (a) Neon Holding Company LLC, which we refer to as “Company Merger Sub”, a wholly owned subsidiary of Neon Acquisition Company LLC, a wholly owned subsidiary of the Company, which we refer to as “Blocker Merger Sub”, that will be a wholly owned subsidiary of the Company at the time of the mergers described below, with and into Nexeo with Nexeo continuing as the surviving entity, and (b) immediately thereafter, Blocker Merger Sub with and into Blocker with Blocker continuing as the surviving entity and which mergers we refer to collectively as the “Business Combination” or the “Mergers”. For more information about the Company and its securities, see the sections entitled “Information About the Company”, “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Securities”.
•	Nexeo is a global distributor of chemicals products in North America and Asia, and plastics products in North America, Europe, the Middle East and Africa, which we refer to as “EMEA”, and Asia. In connection with the distribution of chemicals products, Nexeo provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. Nexeo also provides environmental services, including waste collection, recovery, recycling and arrangement for disposal in North America, primarily the U.S., through its Environmental Services line of business. Nexeo is organized into three lines of business (or operating segments): Chemicals, Plastics and Environmental Services. During fiscal year 2015, Nexeo distributed approximately 23,000 products into over 80 countries for approximately 1,300 suppliers to approximately 27,500 customers. For more information about Nexeo, see the sections entitled “Information About Nexeo”, “Nexeo Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management After the Business Combination”.
•	Pursuant to the Agreement and Plan of Merger, dated as of March 21, 2016, as it may be amended from time to time, a copy of which is attached to the accompanying proxy statement as Annex A, which we refer to as the “Merger Agreement”, by and among the Company, Blocker Merger Sub, Company Merger Sub, Nexeo, Blocker, and Nexeo Holdco, LLC, a wholly owned subsidiary of Nexeo, which we refer to as “New Holdco”, it is proposed that stockholders approve the Business Combination. For more information about the Business Combination and the other transactions contemplated by the Merger Agreement, see the section entitled “Proposal No. 1 — Approval of the Business Combination”.

•	Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the Aggregate Purchase Price for the Business Combination and related transactions is expected to be approximately $1,575.0 million, which is the value implied by adding (i) approximately $298 million of equity consideration in the combined company to be issued to the Selling Equityholders, (ii) approximately $420 million of cash consideration payable to the Selling Equityholders at the closing of the Business Combination, (iii) the assumption or refinancing of Nexeo’s net debt of $811 million as of December 31, 2015, and (iv) approximately $46 million in Deferred Cash Consideration paid to Selling Equityholders, which amount will be reduced by, among other things, the aggregate amount of the funds used to repay certain debt obligations of Nexeo and the assumption of certain capital lease obligations of Nexeo as set forth in the Merger Agreement. We refer to the aggregate amount of the foregoing clauses (i) through (iv) as the “Aggregate Purchase Price”. The consideration to be paid to Selling Equityholders will be funded through a combination of the Stock Consideration and an amount of cash equal to the sum of (i) cash held by Nexeo and certain of its subsidiaries at the closing of the Business Combination, (ii) cash available to us from the trust account, which we refer to as our “Trust Account”, that holds the proceeds (including interest) of our IPO that closed on June 11, 2014 and after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit prior to closing the Business Combination and certain transaction fees and expenses in connection with the Business Combination, including the payment of $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, (iii) the net proceeds of our anticipated debt financing and (iv) the anticipated proceeds from the PIPE Investment, less (x) certain transaction fees and expenses and (y) the aggregate amount of funds paid to discharge certain debt obligations of Nexeo. To the extent not utilized to consummate the Business Combination or to repay the remainder of certain of Nexeo’s existing debt and capital lease obligations at the closing of the Business Combination, the proceeds from the Trust Account, debt financing and PIPE Investment will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions. The PIPE Investment is contingent upon stockholder approval of the Business Combination Proposal and the NASDAQ Proposal.
•	Under the Merger Agreement, Selling Equityholders will also receive at the closing of the Business Combination as consideration from our Sponsor a portion of the Founder Shares issued to our Sponsor at the time of our IPO, pursuant to the Amended and Restated Securities Subscription Agreement, dated April 4, 2014, which we refer to as the “Founder Shares Transfer”. Our Sponsor is providing this consideration in lieu of transferring such Founder Shares back to the Company for cancellation, in exchange for no consideration, and reissuance of such Founder Shares to Selling Equityholders by the Company. The Founder Shares transferred to Selling Equityholders in connection with the Mergers will be subject to the conditions and restrictions set forth in the Founder Share Transfer Letter Agreement, dated March 21, 2016, as it may be amended from time to time, by and among Nexeo Holdco, LLC, Sponsor and the Company, which we refer to as the “Transfer Letter”, the Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016, as it may be amended from time to time, which we refer to as the “SHRRA”, by and among New Holdco and certain of its affiliates, which we refer to as “TPG” in the context of the SHRRA, Sponsor and the Company, and the underwriting agreement that the Company entered into with the underwriters at the time of our IPO. The number of Founder Shares to be transferred to the Selling Equityholders by our Sponsor will be a pro rata portion of our Sponsor’s 12,506,250 Founder Shares (less 30,000 Founder Shares being transferred to our independent directors) equal to the Stock Consideration (including Excess Shares) payable to Selling Equityholders divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares) and will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met. For more information about the Transfer Letter, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter”. In addition to the transactions contemplated by the Merger Agreement and in connection with the Business Combination, the Company’s private placement warrants issued to our Sponsor at the time of our IPO will be exchanged by our Sponsor for the Company’s Common Stock in the Private Placement Warrant Exchange.
•	Pursuant to the terms of the Merger Agreement, the aggregate stock ownership of Selling Equityholders from the Stock Consideration and the Founder Shares transferred under the Transfer Letter will be capped at 35% of the outstanding Common Stock of the post-combination company, which we refer to as the “35% Cap”. If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at the closing of the Business Combination, Selling Equityholders will receive the remaining purchase price through future deferred payments in cash in lieu of receiving additional shares, where such deferred cash payments will be in an amount equal to the Company’s prevailing stock price at the time that the Company pays such deferred cash payment multiplied by the number of Excess Shares, which we refer to as “Deferred Cash Consideration”; provided, that if the Company so elects, it may fund the Deferred Cash Consideration earlier through equity sales, in which case the Deferred Cash Consideration would equal the proceeds received in the applicable equity offering from the sale of a number of shares of Common Stock equal to the number of Excess Shares. Selling Equityholders’ rights to the payment of such Deferred Cash Consideration are subject to the terms and conditions set forth in the Merger Agreement and SHRRA. For more information about the Merger Agreement and related transaction agreements, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement”.
•	It is anticipated that, upon completion of the Business Combination, the Company’s public stockholders (other than investors in the PIPE Investment, which we refer to as the “PIPE investors”) will retain an ownership interest of between approximately 32% and 51% in the post-combination company, the PIPE investors will own between approximately 4% and 23% of the outstanding Common Stock of the post-combination company (such that public stockholders, including PIPE investors, will own approximately 55% of the post-combination company), our Sponsor will retain an ownership interest of approximately 10% in the post-combination company (following the Founder Shares Transfer and the Private Placement Warrant Exchange and assuming that its remaining Founder Shares will not be forfeited) and Selling Equityholders will own approximately 35% of the outstanding Common Stock of the post-combination company (including Founder Shares, assuming that these Founder Shares will not be forfeited). This ownership interest assumes that no more than 18,395,000 shares are elected to be redeemed, that all redemptions are offset by the PIPE Investment and that neither Selling Equityholders nor our Sponsor participate in the PIPE Investment. Under the terms of the Merger Agreement, the PIPE Investment, in which shares of Common Stock will be sold to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, cannot exceed $225 million. In this proxy statement, we assume that approximately $41 million of the PIPE Investment will be used to fund the Aggregate Purchase Price and any additional PIPE Investment proceeds will be used to offset redemptions, if any. We do not intend to raise proceeds from the PIPE Investment significantly in excess of these two uses. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed. If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, the Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) any shares of Common Stock equal to the number of Excess Shares that may be issued by the Company in the future to fund Deferred Cash Consideration payable to Selling Equityholders, (ii) warrants to purchase Common Stock that may remain outstanding following the Business Combination or (iii) the issuance of any shares upon completion of the Business Combination under the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan, a copy of which is attached to the accompany proxy statement as Annex B, which we refer to as the “2016 LTIP”, but does include Founder Shares (even though they are subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met) due to the continued voting rights associated with the Founder Shares. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different.

See the section entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

•	We have obtained a debt commitment letter from a syndicate of lenders to provide debt financing, which we refer to as the “Debt Financing”, to the post-combination Company, consisting of (a) a $630 million senior secured term loan facility, and (b) a $575 million senior secured asset based revolving credit facility. The proceeds of the Debt Financing are expected to be used to refinance a portion of Nexeo’s existing indebtedness and capital lease obligations, to pay certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes. It is anticipated that a wholly owned subsidiary of the Company will initially be the borrower under the Debt Financing to be provided at the closing of the Business Combination and that Nexeo Solutions, LLC, which we refer to as “Solutions”, will assume the obligations under the Debt Financing as the borrower following the closing of the Business Combination. For more information on the Debt Financing, see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Debt Financing”.
•	Our management and board of directors considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including that Nexeo had a fair market value of at least 80% of the balance of our assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) as of the date of the Merger Agreement. For more information about our decision-making process, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination”.
•	Pursuant to our amended and restated certificate of incorporation, which we refer to as our “current certificate”, in connection with the Business Combination holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate. As of December 31, 2015, this would have amounted to approximately $10.01 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Common Stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two (2) business days prior to the special meeting. See the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of the Company’s Stockholders — Redemption Rights”.
•	In addition to voting on the proposal to approve and adopt the Merger Agreement and the Business Combination contemplated thereby at the special meeting (Proposal No. 1), the stockholders of the Company will be asked to vote on (a) nine (9) separate proposals to approve and adopt amendments to the Company’s current certificate to (i) provide for the classification of our board of directors into three classes of directors with staggered terms of office and to make certain related changes (Proposal No. 2); (ii) adopt Delaware as the exclusive forum for certain stockholder litigation (Proposal No. 3); (iii) enable stockholders to act by written consent until the Trigger Date and thereafter prohibit it (Proposal No. 4); (iv) enable holders of 30% or more of outstanding shares to call a special meeting of stockholders until the Trigger Date and thereafter preclude such ability (Proposal No. 5); (v) amend the stockholder vote required to remove any or all directors (Proposal No. 6); (vi) cause the post-combination company to not to be governed by Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL”, and, instead, include a provision in our certificate of incorporation that is substantially similar to

Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes (Proposal No. 7); (vii) change the stockholder vote required to amend the post-combination company’s proposed certificate and bylaws (Proposal No. 8); (viii) authorize an additional 100,000,000 shares of capital stock, which would consist of increasing the post-combination company’s Common Stock to 300,000,000 shares of Common Stock (Proposal No. 9); and (ix) provide for certain additional changes, including changing the post-combination company’s corporate name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.” and revising the waiver regarding corporate opportunities, which our board of directors believes are necessary to adequately address the needs of the post-combination company (Proposal No. 10), each of which Proposal Nos. 2 through 10 we refer to as a “Charter Amendment Proposal” and collectively the “Charter Amendment Proposals”; (b) a proposal to elect nine (9) directors to serve as Class I, Class II and Class III directors to serve staggered terms on our board of directors until the 2017, 2018 and 2019 annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified, which we refer to as the “Director Election Proposal” (Proposal No. 11); (c) a proposal to approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the PIPE Investment and Private Placement Warrant Exchange, which we refer to as the “NASDAQ Proposal” (Proposal No. 12); (d) a proposal to approve the 2016 LTIP and the material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we collectively refer to as the “Incentive Plan Proposal” (Proposal No. 13); and (e) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NASDAQ Proposal (Proposal No. 14). See the sections entitled “Proposal No. 2 — Classification of the Board of Directors”, “Proposal No. 3 — Approval of Amendments to Current Certificate to Adopt Delaware as the Exclusive Forum for Certain Legal Actions”, “Proposal No. 4 — Approval of Amendments to Current Certificate to Enable Stockholders to Act by Written Consent”, “Proposal No. 5 — Approval of Amendments to Current Certificate to Enable Stockholders to Call a Special Meeting of Stockholders”, “Proposal No. 6 — Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Remove Any or All Directors”, “Proposal No. 7 — Approval of Amendments to Current Certificate to Elect Not to be Governed by Section 203 of the DGCL”, “Proposal No. 8 — Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Amend the Certificate and Bylaws of the Company”, “Proposal No. 9 — Approval of Amendments to Current Certificate to Authorize Additional Shares of Capital Stock”, “Proposal No. 10 — Approval of Additional Amendments to Current Certificate in Connection with the Business Combination” “Proposal No. 11 — Election of Directors to the Board of Directors”, “Proposal No. 12 — Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, the PIPE Investment and Private Placement Warrant Exchange”, “Proposal No. 13 — Approval of the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan and Material Terms Thereunder for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code” and “Proposal No. 14 — The Adjournment Proposal” and “Special Meeting in Lieu of 2016 Annual Meeting of the Company’s Stockholders”. The Business Combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal and the NASDAQ Proposal is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement.

•	Upon the closing of the Business Combination, we anticipate increasing the size of our board of directors from five (5) to nine (9) directors, each of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the Business Combination is consummated, our Board will consist of nine (9) directors. See the sections entitled “Proposal No. 11 — Election of Directors to the Board of Directors” and “Management After the Business Combination”.
•	Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, approval of the Business Combination by required regulatory authorities and receipt of the requisite stockholder approval contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement — Conditions to Closing of the Business Combination”.
•	The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by Nexeo or the Company acting alone, in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement — Termination”.
•	The proposed Business Combination involves numerous risks. For more information about these risks, see the section entitled “Risk Factors”.
•	In considering the recommendation of the Company’s board of directors to vote for the proposals presented at the special meeting, you should be aware that our Sponsor, executive officers and members of our board of directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:
•	the continued right of our Sponsor to hold our Common Stock and the shares of Common Stock to be issued to our Sponsor pursuant to the Private Placement Warrant Exchange following the Business Combination, subject to certain lock-up periods;
•	the fact that our Sponsor paid an aggregate of $11,200,000 for its private placement warrants at the time of the Company’s IPO and such securities, once exchanged pursuant to the Private Placement Warrant Exchange, will have a significantly higher value of approximately $22,400,000 at the time of the Business Combination;
•	the fact that our Sponsor holds private placement warrants that would expire worthless if a business combination is not consummated;
•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
•	the fact that our Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $125 million but given the restrictions on such shares and that such shares are subject to forfeiture pursuant to the Transfer Letter, we believe such shares have less value;
•	the fact that our Sponsor will transfer a significant number of the Founder Shares to Selling Equityholders pursuant to the Founder Shares Transfer;
•	the fact that at the option of our Sponsor, any amounts outstanding under the two convertible notes issued to our Sponsor by the Company in an aggregate amount of $725,000, may be converted into warrants to purchase Common Stock, although our Sponsor does not expect to exercise this option and intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination;
•	the fact that any amount outstanding under the promissory note issued to our Sponsor by the Company on March 31, 2016 in which the Company may draw down up to $750,000 is due and payable in full in cash immediately following the closing of the Business Combination.
•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;
•	the continuation of at least one of our existing directors, Wilbur L. Ross, Jr., as a director of the post-combination company;
•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;
•	that each of our non-management directors will receive 10,000 Founder Shares from our Sponsor as payment of fees for his or her service on our board of directors contingent on the closing of the Business Combination, which if unrestricted and freely tradeable would be valued at approximately $100,000 but given the restrictions on such shares, we believe that they have less value; these shares will be in lieu of cash board fees because we are not permitted to pay board fees to our directors pursuant to the terms of the underwriting agreement that we entered into with the underwriters at the time of our IPO;
•	that we have entered into the SHRRA with our Sponsor which provides for registration rights to our Sponsor and the right to designate two directors and two additional directors that meet the independence criteria set forth in Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, to our board of directors, subject to certain conditions; and
•	that, as described in the Charter Amendment Proposals and reflected in Annex C, our charter and, and as reflected in Annex D, our bylaws will be amended to provide our Sponsor with the following additional rights if the Business Combination is completed:
•	carving out our Sponsor and TPG as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;
•	excluding our Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company;
•	enabling stockholders to act by written consent or to call a special meeting of stockholders until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, after which stockholders shall no longer have such rights;
•	only requiring a vote of the majority of outstanding shares of capital stock to remove any or all directors until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and thereafter requiring a vote of holders of at least 75% of the voting power of outstanding shares of capital stock to remove any or all directors; and
•	requiring a majority vote of all outstanding shares of capital stock, which must include at least 65% of all shares held by our Sponsor and TPG, in order to amend our charter until our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and requiring the affirmative vote of at least 75% of all outstanding shares of capital stock thereafter, in order to amend our charter.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we”, “us”, “our”, the “Company” and “WL Ross” refer to WL Ross Holding Corp., and the term “post-combination company” refers to the Company following the consummation of the Business Combination.

In this document:

“35% Cap” means the limitation under the Merger Agreement that the aggregate number of shares of Common Stock (i) issued as Stock Consideration and (ii) transferred as Founder Share Consideration in accordance with the Transfer Letter may not exceed 35% of all outstanding capital stock of the Company at the time of the closing of the Business Combination.

“2016 LTIP” means the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex B.

“Aggregate Purchase Price” means, subject to the terms of the Merger Agreement and customary adjustments set forth therein, the Aggregate Purchase Price for the Business Combination and related transactions is expected to be approximately $1,575.0 million, which is the value implied by adding (i) approximately $298 million of equity consideration in the combined company to be issued to the Selling Equityholders, (ii) approximately $420 million of cash consideration payable to the Selling Equityholders at the closing of the Business Combination, (iii) the assumption or refinancing of Nexeo’s net debt of $811 million as of December 31, 2015, and (iv) approximately $46 million in Deferred Cash Consideration paid to Selling Equityholders, which amount will be reduced by, among other things, the aggregate amount of the funds used to repay certain debt obligations of Nexeo and the assumption of certain capital lease obligations of Nexeo as set forth in the Merger Agreement.

“Archway” means Archway Sales, Inc., a St. Louis, Missouri based chemicals blending and distribution business and a provider of specialty chemicals.

“Archway Acquisition” means Nexeo’s acquisition of the Archway and substantially all of the assets of JACAAB, LLC, a Missouri limited liability company on April 1, 2014.

“Ashland” means Ashland Inc.

“Ashland Distribution Acquisition” means Nexeo’s acquisition of the global distribution business of Ashland Inc. on March 31, 2011.

“Available Cash” means an amount in cash equal to (i) the amount of all cash held by Nexeo or any of its subsidiaries as of the closing of the Business Combination, plus (ii) cash available to us from the Trust Account that holds the proceeds (including interest) of our IPO and after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit prior to closing the Business Combination and certain transaction fees and expenses in connection with the Business Combination, including the payment of $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, plus (iii) the gross cash proceeds from the PIPE Investment plus, (iv) the sum of $705,000,000 provided from the Debt Financing, less $10,000,000, minus (v) the transaction expenses of the Company and Nexeo that are accrued and unpaid as of the closing, capped at $50,000,000 and $15,000,000, respectively, and minus (vi) the aggregate amount of funds paid to discharge certain debt obligations.

“Beijing Plaschem” refers to Beijing Plaschem Trading Co., Ltd.

“Blocker” means TPG Accolade Delaware, L.P., a Delaware limited partnership.

“Blocker Merger” means the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity and as a wholly owned subsidiary of the Company.

“Blocker Merger Sub” means Neon Acquisition Company LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company.

“Business Combination” means the transactions contemplated by the Merger Agreement.

“Commitment Parties” means Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies Finance LLC, Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc.

“Common Stock” means common stock, par value $0.0001 per share, of the Company.

“Company” means WL Ross Holding Corp., a Delaware corporation.

“Company Merger” means the merger of Company Merger Sub with and into Nexeo, with Nexeo continuing as the surviving entity with the Company and Blocker as its sole owners.

“Company Merger Sub” means Neon Holding Company LLC, a Delaware limited liability company and a wholly owned subsidiary of Blocker Merger Sub that will be a wholly owned subsidiary of the Company at the time of the Mergers.

“CSD Acquisition” means Nexeo’s acquisition of Chemical Specialists and Development, Inc., a chemical distribution company and provider of packaged chemicals headquartered in Conroe, Texas, and substantially all of the assets of STX Freight Company and ST Laboratories Group, LLC on December 1, 2013.

“current certificate” means our amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on June 2, 2014.

“Debt Commitment Letter” refers to the debt commitment letter, dated March 21, 2016, by and among Company Merger Sub and the Commitment Parties, as such letter may be amended or modified from time to time.

“Debt Financing” refers to the Debt Commitment Letter pursuant to which, among other things, the lenders have committed to provide, subject to the terms and conditions thereof, (i) a $630 million secured term loan facility and (ii) a $575 million asset based revolving credit facility, under each of which a wholly owned subsidiary of the Company is anticipated to be the initial borrower at the closing of the Business Combination and under which Nexeo Solutions, LLC will assume the obligations as the borrower following the closing of the Business Combination.

“Deferred Cash Consideration” means, where the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price at closing, future deferred payments in cash in lieu of receiving additional shares of common stock, where such deferred cash payments will be an amount equal to the Company’s prevailing stock price at the time that the Company pays such deferred cash payment multiplied by the number of Excess Shares; provided, that if the Company so elects, it may fund the Deferred Cash Consideration earlier through equity sales, in which case the Deferred Cash Consideration would equal the proceeds received in the applicable equity offering from the sale of a number of shares of Common Stock equal to the number of Excess Shares.

“DGCL” means the General Corporation Law of the State of Delaware.

“Distribution Business” or “Predecessor” refers to the global distribution business Nexeo purchased from Ashland Inc. on March 30, 2011.

“Excess Shares” means the number of shares by which the Stock Consideration shall be reduced to cause the percentage of outstanding capital stock of the Company represented by the Stock Consideration and the Founder Share Consideration to equal 35% of all the outstanding capital stock, as necessary in the case that the aggregate number of shares of Common Stock (i) issued as Stock Consideration and (ii) transferred as Founder Share Consideration in accordance with the Transfer Letter would exceed 35% of all outstanding capital stock of the Company at the time of the closing of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Share Consideration” a number of Founder Shares transferred to Selling Equityholders by our Sponsor pursuant to the Transfer Letter, as adjusted pursuant to the terms thereof, whereby the number of Founder Shares to be transferred to Selling Equityholders by our Sponsor will be a pro rata portion of our Sponsor’s Founder Shares (less 30,000 Founder Shares being transferred to our independent directors) equal to the Stock Consideration payable to Selling Equityholders (including any Excess Shares) divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares).

“Founder Shares” means the 12,506,250 shares of Common Stock that were issued to our Sponsor pursuant to that certain Amended and Restated Securities Subscription Agreement, dated as of April 4, 2014, in connection with our IPO and which our Sponsor currently owns.

“Founder Shares Transfer” means the transfer of a portion of the Founder Shares (less 30,000 Founder Shares being transferred to our independent directors) to Selling Equityholders (in lieu of cancellation and reissuance of such Founder Shares by us) pursuant to the Transfer Letter in connection with the Business Combination.

“IPO” means our initial public offering, consummated on June 11, 2014 through the sale of 50,025,000 public units (including 6,525,000 units sold pursuant to the underwriters’ exercise in full of their over-allotment option) at $10.00 per unit.

“January 2016 convertible note” mean the second convertible promissory note, dated January 5, 2016, issued to WL Ross Sponsor LLC.

“March 2015 convertible note” mean the convertible promissory note, dated March 24, 2014, issued to WL Ross Sponsor LLC.

“Merger Agreement” means the agreement and plan of merger, dated as of March 21, 2016, as it may be amended from time to time, by and among the Company, Blocker Merger Sub, Company Merger Sub, Nexeo, Nexeo Holdco LLC and Blocker.

“Mergers” means the Company Merger and the Blocker Merger.

“NASDAQ” means The NASDAQ Stock Market LLC.

“New Holdco” means Nexeo Holdco, LLC, a Delaware limited liability company.

“Nexeo” means Nexeo Solutions Holdings, LLC, a Delaware limited liability company.

“Nexeo Audited Financial Statements” means the Nexeo Solutions Holdings, LLC and Subsidiaries Consolidated Financial Statements included elsewhere in this proxy statement.

“Nexeo Plaschem” refers to Nexeo Plaschem (Shanghai) Co., Ltd., a wholly owned subsidiary of Solutions originally formed in 2012 as a joint venture with the shareholders of Beijing Plaschem.

“Nexeo Solutions, Inc. 2016 Long Term Incentive Plan” or “2016 LTIP” means the proposed incentive plan of the post-combination company, a copy of which is attached as Annex B.

“Nexeo Unaudited Financial Statements” means the Nexeo Solutions Holdings, LLC and Subsidiaries Condensed Consolidated Financial Statements included elsewhere in this proxy statement.

“PIPE Investment” means the private placement of shares of Common Stock with a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act for gross proceeds to the Company of up to $225 million. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed.

“Private Placement Warrant Exchange” means the exchange pursuant to the Private Placement Warrant Exchange Letter Agreement of 22,400,000 warrants issued to our Sponsor in a private placement at the time of our IPO for shares of Common Stock at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant for a total of 2,240,000 shares of Common Stock. The Private Placement Warrant Exchange will occur on the closing date of the Business Combination.

“proposed certificate” means the proposed second amended and restated certificate of incorporation of the Company, a form of which is attached hereto as Annex C, which will become the post-combination company’s certificate of incorporation upon the approval of the Charter Amendment Proposals, assuming the consummation of the Business Combination.

“public shares” means shares of Common Stock included in the units issued in the Company’s IPO.

“public stockholders” means holders of public shares, including our Sponsor to the extent our Sponsor holds public shares, provided that our Sponsor will be considered a “public stockholder” only with respect to any public shares held by it.

“public units” or “units” means one share of Common Stock and one warrant of the Company, whereby each warrant entitles the holder thereof to purchase one-half of a share of Common Stock at an exercise price of $5.75 per half share of Common Stock, sold in the IPO.

“public warrants” means the warrants included in the units issued in the Company’s IPO, each of which is exercisable for one-half of one share of Common Stock, in accordance with its terms.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Equityholders” means the holders of equity interests in Nexeo or Blocker as of the time immediately prior to the Mergers, after giving effect to the pre-closing transactions.

“Shortfall Amount” means the amount by which the funds available at closing from the Trust Account together with proceeds from the maximum PIPE Investment of $225 million is less than the amount of cash we pay to stockholders redeeming their shares.

“Shortfall Stock Consideration” means the number of share of Common Stock equal in value to the Shortfall Amount.

“SHRRA” mean the Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016, as it may be amended from time to time, by and among New Holdco and certain of its affiliates, Sponsor and the Company.

“Solutions” means Nexeo Solutions, LLC, a subsidiary of Nexeo.

“special meeting” means the special meeting in lieu of the 2016 annual meeting of stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means WL Ross Sponsor LLC, a Delaware limited liability company.

“Stock Consideration” means a number of shares of newly issued Common Stock, valued at $10.00 per share, payable to Selling Equityholders as part of the consideration paid for their respective equity interests in Nexeo and Blocker.

“TPG” means certain investment funds controlled by affiliates of TPG Capital, L.P. and certain affiliates of those funds.

“Transfer Letter” means the Founder Share Transfer Letter Agreement, dated March 21, 2016, as it may be amended from time to time, by and among Nexeo Holdco, LLC, Sponsor and the Company.

“Trigger Date” means the first date on which investment funds affiliated with Sponsor and TPG and their respective successors and certain affiliates cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of Common Stock of the post-combination company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Warrant Exchange Agreement” means the Private Placement Warrant Exchange Letter Agreement, dated March 21, 2016, as it may be amended from time to time, by and among Nexeo, Sponsor and the Company.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this proxy statement?
A:	Our stockholders are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, among other proposals. We have entered into the Merger Agreement providing for the merger of Company Merger Sub with and into Nexeo with Nexeo continuing as the surviving entity and immediately thereafter the merger of Blocker Merger Sub with and into Blocker with Blocker continuing as the surviving entity, which mergers we refer to collectively as the “Business Combination”. Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is expected to be approximately $1,575.0 million, which amount will be reduced by, among other things, the aggregate amount of funds used to repay certain debt obligations of Nexeo and the assumption of capital lease obligations of Nexeo as set forth in the Merger Agreement. We refer to such aggregate amount as the “Aggregate Purchase Price”. A copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A.

Our Common Stock, units and warrants are currently listed on NASDAQ under the symbols “WLRH”, “WLRHU” and “WLRHW”, respectively. We intend to apply to continue the listing of the post-combination company’s Common Stock, units and warrants on NASDAQ under the symbols “NXEO,” “NXEOU” and “NXEOW”, respectively, upon the closing of the Business Combination.

This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:	What is being voted on at the special meeting?
A:	Below are proposals on which our stockholders are being asked to vote.
1.	Business Combination Proposal — To approve and adopt the Business Combination and the other transactions contemplated by the Merger Agreement (Proposal No. 1);
2.	Charter Amendment Proposals — To consider and act upon nine (9) separate proposals to amend the Company’s current certificate to:
•	provide for the classification of our board of directors into three classes of directors with staggered terms of office and to make certain related changes (Proposal No. 2);
•	adopt Delaware as the exclusive forum for certain stockholder litigation (Proposal No. 3);
•	enable stockholders to act by written consent until the Trigger Date and thereafter prohibit it (Proposal No. 4);
•	enable holders of 30% or more of outstanding shares of Common Stock to call a special meeting of stockholders until the Trigger Date and thereafter preclude such ability (Proposal No. 5);
•	amend the stockholder vote required to remove any or all directors (Proposal No. 6);
•	elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes (Proposal No. 7);

•	change the stockholder vote required to amend the post-combination company’s proposed certificate and bylaws (Proposal No. 8);
•	authorize an additional 100,000,000 shares of capital stock, which would consist of increasing the post-combination company’s Common Stock to 300,000,000 shares of Common Stock (Proposal No. 9);
•	provide for certain additional changes, including changing the post-combination company’s corporate name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.” and revising the waiver regarding corporate opportunities, which our board of directors believes are necessary to adequately address the needs of the post-combination company (Proposal No. 10);
3.	Director Election Proposal — To elect nine (9) directors to serve as Class I, Class II and Class III directors to serve staggered terms on our board of directors until the 2017, 2018 and 2019 annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified;
4.	NASDAQ Proposal — To approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the PIPE Investment and the Private Placement Warrant Exchange;
5.	Incentive Plan Proposal — To approve the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan and material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended; and
6.	Adjournment Proposal — To approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NASDAQ Proposal. This proposal will only be presented at the special meeting if there are not sufficient votes to approve the Business Combination Proposal or the NASDAQ Proposal.
Q:	Are the proposals conditioned on one another?
A:	The Business Combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal and the NASDAQ Proposal is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by June 11, 2016, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.
Q:	Why is the Company providing stockholders with the opportunity to vote on the Business Combination?
A:	Under our current certificate, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. It is also a condition in the Merger Agreement.

Q:	What will happen in the Business Combination?
A:	Prior to the closing of the Business Combination contemplated by the Merger Agreement, Blocker Merger Sub will distribute the equity interests in Company Merger Sub to the Company. Subsequent to that distribution, pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire Nexeo through a series of two mergers, which mergers we refer to as the “Business Combination”. First, Company Merger Sub will merge with and into Nexeo, which we refer to as the “Company Merger”, with Nexeo continuing as the surviving entity with the Company and Blocker as its sole owners. Next, immediately following the effectiveness of the Company Merger, Blocker Merger Sub will merge with and into Blocker, which we refer to as the “Blocker Merger” and, together with the Company Merger, the “Mergers”, with Blocker continuing as the surviving entity and as a wholly owned subsidiary of the Company.
Q:	What equity stake will current stockholders of the Company, new PIPE investors and Selling Equityholders hold in the post-combination company after the closing?
A:	It is anticipated that, upon completion of the Business Combination, the Company’s public stockholders (other than PIPE investors) will retain an ownership interest of between approximately 32% and 51% in the post-combination company, the PIPE investors will own between approximately 4% and 23% of the outstanding Common Stock of the post-combination company (such that public stockholders, including PIPE investors, will have own approximately 55% of the post-combination company), our Sponsor will retain an ownership interest of approximately 10% in the post-combination company (following the Founder Shares Transfer and the Private Placement Warrant Exchange and assuming that its remaining Founder Shares will not be forfeited) and Selling Equityholders will own approximately 35% of the outstanding Common Stock of the post-combination company (including Founder Shares, assuming that these Founder Shares will not be forfeited). This ownership interest assumes that no more than 18,395,000 shares are elected to be redeemed, that all redemptions are offset by the PIPE Investment and that neither Selling Equityholders nor our Sponsor participate in the PIPE Investment. Under the terms of the Merger Agreement, the PIPE Investment, in which shares of Common Stock will be sold to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, cannot exceed $225 million. In this proxy statement, we assume that approximately $41 million of the PIPE Investment will be used to fund the Aggregate Purchase Price and any additional PIPE Investment proceeds will be used to offset redemptions, if any. We do not intend to raise proceeds from the PIPE Investment significantly in excess of these two uses. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed. If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at the closing of the Business Combination, the Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) any shares of Common Stock equal to the number of Excess Shares that may be issued by the Company in the future to fund Deferred Cash Consideration payable to Selling Equityholders, (ii) warrants to purchase Common Stock that may remain outstanding following the Business Combination or (iii) the issuance of any shares upon completion of the Business Combination under the 2016 LTIP, but does include Founder Shares (even though they are subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met) due to the continued voting rights associated with the Founder Shares. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different.

See the section entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	Will the Company obtain new financing in connection with the Business Combination?
A:	Yes. We have obtained a debt commitment letter from a syndicate of lenders to provide debt financing, which we refer to as the “Debt Financing”, to the post-combination company, consisting of (a) a $630 million senior secured term loan facility, and (b) a $575 million senior secured asset based revolving credit facility. The proceeds of the Debt Financing are expected to be used to refinance a portion of Nexeo’s existing indebtedness and capital lease obligations, to pay certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes. It is anticipated that a wholly owned subsidiary of the Company will initially be the borrower under the Debt Financing to be provided at the closing of the Business Combination and that Nexeo Solutions, LLC, which we refer to as “Solutions”, will assume the obligations under the Debt Financing as the borrower following the closing of the Business Combination. In addition, the Company will use the proceeds of the PIPE Investment to fund the Business Combination and to refinance Nexeo’s existing indebtedness. The PIPE Investment is contingent upon stockholder approval of the Business Combination and the NASDAQ Proposal.
Q:	What conditions must be satisfied to complete the Business Combination?
A:	There are a number of closing conditions in the Merger Agreement, including the approval by the stockholders of the Company of the Business Combination Proposal and the NASDAQ Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement”.
Q:	Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account and from the Debt Financing, to fund the Aggregate Purchase Price?
A:	Unless waived by Nexeo and Blocker, it is a condition to closing under the Merger Agreement that the redemptions from the Trust Account, after taking into account the amount of cash we pay to stockholders redeeming their shares, will be fully offset by the proceeds from the PIPE Investment in excess of $41 million. We are permitted under the terms of the Merger Agreement to issue up to $225 million of Common Stock in the PIPE Investment, $185 million of which would be used to offset the amount of cash we pay to stockholders redeeming their shares. If the redemptions exceed this amount, Selling Equityholders have the right, at their sole discretion, to complete the Business Combination by electing to receive, in place of the Shortfall Amount, Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration.

The Company intends to offer up to 22.5 million shares of Common Stock in a private placement at $10.00 per share (subject to customary terms and conditions, including the closing of the Business Combination) to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company of up to $225 million. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed.

To the extent not utilized to consummate the Business Combination or to repay the remainder of certain of Nexeo’s existing debt and capital lease obligations at the closing of the Business Combination, the proceeds from the Trust Account, Debt Financing and PIPE Investment will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions. The PIPE Investment is contingent upon stockholder approval and the consummation of the Business Combination. The issuance of 20% or more of our outstanding Common Stock in connection with the Merger Agreement, the PIPE Investment and the Private Placement Warrant Exchange requires stockholder approval of the NASDAQ Proposal.

In addition, a number of shares of newly issued Common Stock will be issued as Stock Consideration, and a portion of the Founder Shares will also be transferred from our Sponsor to Selling Equityholders (in lieu of cancellation and reissuance of such Founder Shares by us) in accordance with the terms described in the Transfer Letter attached as Annex G hereto at the closing of the Business Combination pursuant to the Founder Shares Transfer.

Q:	Why is the Company proposing the Charter Amendment Proposals?
A:	The proposed certificate that we are asking our stockholders to approve in connection with the Business Combination provides for the classification of our board of directors into three separate classes, provides for Delaware as the exclusive forum for certain stockholder litigation, enables stockholders to act by written consent until the Trigger Date and thereafter precludes such ability, enables holders of 30% or more of outstanding shares of Common Stock to call a special meeting of stockholders until the Trigger Date and thereafter precludes such ability, amends the stockholder vote required to remove any or all directors, elects not to be governed by Section 203 of the DGCL and, instead, includes a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and makes certain related changes, changes the stockholder vote required to amend the post-combination company’s proposed certificate and bylaws, and provides certain additional changes, including changing the post-combination company’s corporate name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.” and revising the waiver regarding corporate opportunities, which our board of directors believes are necessary to adequately address the needs of the post-combination company. Pursuant to the Merger Agreement, we are required to submit the Charter Amendment Proposals to the Company’s stockholders.
Q:	Why is the Company proposing the Director Election Proposal?
A:	Upon consummation of the Business Combination, and assuming Proposal No. 2 is approved to classify the board of directors into three classes instead of two, each comprising as nearly as possible one-third of the directors to serve three-year terms, our board of directors anticipates increasing its size from five (5) to nine (9) directors, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. See the sections entitled “Proposal No. 11 — Election of Directors to the Board of Directors” for additional information.
Q:	Why is the Company proposing the NASDAQ Proposal?
A:	We are proposing the NASDAQ Proposal in order to comply with NASDAQ Listing Rules 5635(a) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities. In connection with the PIPE Investment we expect to issue up to 22.5 million shares of Common Stock, in connection with the Private Placement Warrant Exchange, we may issue 2.24 million newly issued shares of Common Stock, and in connection with the Mergers, we may issue up to 29,819,329 shares of Common Stock as Stock Consideration. Because we may issue 20% or more of our outstanding Common Stock when considering together the PIPE Investment, Stock Consideration and Private Placement Warrant Exchange, we are required to obtain stockholder approval of such issuance pursuant to NASDAQ Listing Rules 5635(a) and (d). It is also a condition in the Merger Agreement. For more information, see the section entitled “Proposal No. 12 — Approval of the Issuance of more than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, PIPE Investment and Private Placement Warrant Exchange”.
Q:	Why is the Company proposing the Incentive Plan Proposal?
A:	The purpose of the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan, which we also refer to as the “2016 LTIP”, is to provide a means to enhance the growth of the post-combination company by attracting and retaining employees, directors and consultants through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the post-combination company. The 2016 LTIP also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the post-combination company and their desire to remain in its employ. In addition, the Incentive Plan Proposal includes approval of the material terms of the 2016 LTIP so that awards granted under the 2016 LTIP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, may be fully deductible by the post-combination company and its subsidiaries.

Q:	What happens if I sell my shares of Common Stock before the special meeting?
A:	The record date for the special meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Common Stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Common Stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.
Q:	What vote is required to approve the proposals presented at the special meeting?
A:	The approval of the Business Combination Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock that are voted at the special meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal or the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of any vote on these proposals.

The approval of the NASDAQ Proposal and the Adjournment Proposal require the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the NASDAQ Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the NASDAQ Proposal or the Adjournment Proposal.

The approval of the Charter Amendment Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the special meeting or an abstention from voting with regard to any of the Charter Amendment Proposals will have the same effect as a vote “AGAINST” such Charter Amendment Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. This means that the nine (9) director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the election of directors.

Q:	May the Company, our Sponsor or the Company’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?
A:	In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.
Q:	How many votes do I have at the special meeting?
A:	Our stockholders are entitled to one vote at the special meeting for each share of Common Stock held of record as of May 5, 2016, the record date for the special meeting. As of the close of business on the record date, there were 62,531,250 outstanding shares of our Common Stock.
Q:	What constitutes a quorum at the special meeting?
A:	Holders of a majority in voting power of the Company’s Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the special meeting. As of the record date for the special meeting, 31,265,626 shares of our Common Stock would be required to achieve a quorum.
Q:	How will the Company’s Sponsor, directors and officers vote?
A:	In connection with our IPO, we entered into agreements with our Sponsor, and each of our directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. In addition, pursuant to the SHRRA, our Sponsor agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and for all other proposals presented to our stockholders. None of our Sponsor, directors and officers has purchased any shares during or after our IPO and neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares. Currently, our Sponsor owns 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares. As a part of this Business Combination, these Founder Shares will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met, and a portion of these Founder Shares will be transferred to Selling Equityholders under the Transfer Letter. For more information about the Transfer Letter, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter”.
Q:	What interests do the Company’s current officers and directors have in the Business Combination?
A:	Our Sponsor, members of our board of directors and our executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interest. These interests include:
•	the continued right of our Sponsor to hold our Common Stock and the shares of Common Stock to be issued to our Sponsor pursuant to the Private Placement Warrant Exchange following the Business Combination, subject to certain lock-up periods;
•	the fact that our Sponsor paid an aggregate of $11,200,000 for its private placement warrants at the time of the Company’s IPO and such securities, once exchanged pursuant to the Private Placement Warrant Exchange, will have a significantly higher value of approximately $22,400,000 at the time of the Business Combination;
•	the fact that our Sponsor holds private placement warrants that would expire worthless if a business combination is not consummated;
•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
•	the fact that our Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $125 million but given the restrictions on such shares and that such shares are subject to forfeiture pursuant to the Transfer Letter, we believe such shares have less value;

•	the fact that our Sponsor will transfer a significant number of the Founder Shares to Selling Equityholders pursuant to the Founder Shares Transfer;
•	the fact that at the option of our Sponsor, any amounts outstanding under the two convertible notes issued to our Sponsor by the Company in an aggregate amount of $725,000, may be converted into warrants to purchase Common Stock, although our Sponsor does not expect to exercise this option and intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination;
•	the fact that any amount outstanding under the promissory note issued to our Sponsor by the Company on March 31, 2016 in which the Company may draw down up to $750,000 is due and payable in full in cash immediately following the closing of the Business Combination.
•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;
•	the continuation of at least one of our existing directors, Wilbur L. Ross, Jr., as a director of the post-combination company;
•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;
•	that each of our non-management directors will receive 10,000 Founder Shares from our Sponsor as payment of fees for his or her service on our board of directors contingent on the closing of the Business Combination, which if unrestricted and freely tradeable would be valued at approximately $100,000 but given the restrictions on such shares, we believe that they have less value; these shares will be in lieu of cash board fees because we are not permitted to pay board fees to our directors pursuant to the terms of the underwriting agreement that we entered into with the underwriters at the time of our IPO;
•	that we have entered into the SHRRA with our Sponsor which provides for registration rights to our Sponsor and the right to designate two directors and two additional directors that meet the independence criteria set forth in Rule 10A-3 of the Securities and Exchange Act of 1934 to our board of directors, subject to certain conditions; and
•	that, as described in the Charter Amendment Proposals and reflected in Annex C, our charter and, and as reflected in Annex D, our bylaws will be amended to provide our Sponsor with the following additional rights if the Business Combination is completed:
•	carving out our Sponsor and TPG as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;
•	excluding our Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company;
•	enabling stockholders to act by written consent or to call a special meeting of stockholders until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, after which stockholders shall no longer have such rights;
•	only requiring a vote of the majority of outstanding shares of capital stock to remove any or all directors until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and thereafter requiring a vote of holders of at least 75% of the voting power of outstanding shares of capital stock to remove any or all directors; and

•	requiring a majority vote of all outstanding shares of capital stock, which must include at least 65% of all shares held by our Sponsor and TPG, in order to amend our charter until our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and requiring the affirmative vote of at least 75% of all outstanding shares of capital stock thereafter, in order to amend our charter.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:	Did the Company’s board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?
A:	Our board of directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the business combination with Nexeo. Our officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of our financial advisors enabled them to make the necessary analyses and determinations regarding the business combination with Nexeo. In addition, our officers and directors and our advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of our board of directors in valuing Nexeo’s business, and assuming the risk that the board of directors may not have properly valued such business.
Q:	What happens if I vote against the Business Combination Proposal?
A:	Pursuant to our current charter, if the Business Combination Proposal is not approved and we do not otherwise consummate an alternative business combination by June 11, 2016 (or, in the case that the Extension Proxy Vote (as described below) is passed, by August 20, 2016), we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.
Q:	Do I have redemption rights?
A:	If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two (2) business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable), by (b) the total number of shares of Common Stock included as part of the units sold in the IPO; provided that the Company will not redeem any shares of Common Stock issued in the IPO to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,0001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Common Stock included in the units sold in our IPO. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to the any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on funds in the Trust Account of approximately $500,647,797 on December 31, 2015, the estimated per share redemption price would have been approximately $10.01. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of franchise and income taxes payable and dissolution expenses) in connection with the liquidation of the Trust Account.
Q:	Will how I vote affect my ability to exercise redemption rights?
A:	No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of NASDAQ.
Q:	How do I exercise my redemption rights?
A:	In order to exercise your redemption rights, you must (i) affirmatively vote either for or against the Business Combination Proposal, (ii) check the box on the enclosed proxy card to elect redemption, and (iii) prior to 5:00 PM Eastern time on June 2, 2016 (two (2) business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Common Stock included in the units sold in our IPO, which we refer to as the “15% threshold”. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:	What are the federal income tax consequences of exercising my redemption rights?
A:	Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. See the section entitled “Proposal No. 1 — Approval of the Business Combination — United States Federal Income Tax Considerations”. We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.
Q:	If I am a Company warrant holder, can I exercise redemption rights with respect to my warrants?
A:	No. The holders of our warrants have no redemption rights with respect to our warrants.
Q:	Do I have appraisal rights if I object to the proposed Business Combination?
A:	No. There are no appraisal rights available to holders of Common Stock in connection with the Business Combination.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?
A:	If the Business Combination is consummated, the funds held in the Trust Account will be released to pay (i) a portion of the Aggregate Purchase Price pursuant to the Merger Agreement, (ii) Company stockholders who properly exercise their redemption rights, (iii) up to $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination, (iv) certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by the Company, Blocker Merger Sub, Company Merger Sub, Blocker or Nexeo in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Merger Agreement, (v) up to $15,000,000 of certain permitted transaction expenses of Nexeo, (vi) unpaid franchise and income taxes of the Company and (vii) for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions.
Q:	What happens if the Business Combination is not consummated?
A:	There are certain circumstances under which the Merger Agreement may be terminated. See the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger Agreement or otherwise, we are unable to complete the Business Combination or another business combination transaction by June 11, 2016 (or, if the Extension Proxy Vote, as described below, is passed, by August 20, 2016), our current certificate provides that we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the our obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

We expect that the amount of any distribution our public stockholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of our Founder Shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to the Company’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	When is the Business Combination expected to be completed?
A:	The closing of the Business Combination is expected to take place on (a) June 1, 2016 or (b) if later, the second business day following the satisfaction or waiver of the conditions described below under the subsection entitled “Proposal No. 1 — Conditions to the Closing of the Business Combination”; provided that if the marketing period under the Merger Agreement, which we refer to as the “Marketing Period”, has not ended at the time that the closing would otherwise have occurred, the closing will instead occur at (i) the earlier to occur of (A) any business day after such date during the Marketing Period to be specified by the Company to Nexeo on no less than two (2) business days’ notice and (B) the first business day following the last day of the Marketing Period, provided that if the Marketing Period would otherwise be completed prior to the date on which the approval of the stockholders of the Company is obtained, then the Marketing Period shall be automatically extended to the date that is five (5) business days following the date of such approval or (ii) such other date as agreed to by the parties to the Merger Agreement in writing, in each case, subject to the satisfaction or waiver of the closing conditions. The Merger Agreement may be terminated by either the Company or Nexeo if the closing of the Business Combination has not occurred by July 29, 2016.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination”.

We may be forced to liquidate prior to July 29, 2016. According to our current certificate of incorporation, if we are unable to complete the Business Combination or another business combination transaction by June 11, 2016, then we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the our obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

We are planning on filing a separate proxy statement with the SEC in connection with a special meeting of the stockholders, to be held on June 8, 2016 in the case that the special meeting described in this proxy has not occurred by June 8, 2016, for the sole purpose of considering and voting upon proposals to amend our current certificate to extend the date before which we must complete an initial business combination from June 11, 2016 to August 20, 2016, and provide that the date for cessation of our operations if we have not completed a business combination would similarly be extended to August 20, 2016, which we refer to as the “Extension Proxy Vote”. The purpose of the Extension Proxy Vote is to allow us more time to complete the Business Combination. If the Extension Proxy Vote is approved, the date by which we must complete an initial business combination or otherwise be required to liquidate will also be extended to August 20, 2016.

Q:	What do I need to do now?
A:	You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.
Q:	How do I vote?
A:	If you were a holder of record of our Common Stock on May 5, 2016, the record date for the special meeting, you may vote with respect to the proposals in person at the special meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name”, which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.
Q:	What will happen if I abstain from voting or fail to vote at the special meeting?
A:	At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote will have no effect on the Director Election Proposal, the Business Combination

Proposal, the Incentive Plan Proposal, the NASDAQ Proposal and the Adjournment Proposal. A failure to vote or an abstention will have the same effect as a vote “AGAINST” each of the Charter Amendment Proposals, while only an abstention (and not a failure to vote) will have the same effect as a vote “AGAINST” the NASDAQ Proposal or the Adjournment Proposal. Additionally, if you abstain from voting or fail to vote at the special meeting, you will not be able to exercise your redemption rights (as described above).
Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?
A:	Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.
Q:	If I am not going to attend the special meeting in person, should I return my proxy card instead?
A:	Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Q:	If my shares are held in “street name”, will my broker, bank or nominee automatically vote my shares for me?
A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.
Q:	May I change my vote after I have mailed my signed proxy card?
A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our secretary at the address listed below so that it is received by our secretary prior to the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting.
Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.
Q:	Who will solicit and pay the cost of soliciting proxies?
A:	The Company will pay the cost of soliciting proxies for the special meeting. The Company has engaged Morrow & Co., LLC, which we refer to as “Morrow”, to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay Morrow a fee of $25,000, plus disbursements. The Company will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?
A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Tony Reina (Legal Department)
WL Ross Holding Corp.
c/o WL Ross & Co. LLC
1166 Avenue of the Americas, 25th Floor
New York, New York 10036
(212) 826-1100
WLRHolding@wlross.com

You may also contact our proxy solicitor at:

Morrow & Co., LLC
470 West Avenue, 3rd Floor
Stamford, CT 06902
Individuals call toll-free: (800) 662-5200
Banks and brokerage, please call (203) 658-9400
Email: WLRoss.info@morrowco.com

To obtain timely delivery, our stockholders must request the materials no later than five (5) business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information”.

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our transfer agent prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find More Information”.

Unless otherwise specified, all share calculations (i) assume the issuance of 2,240,000 shares of Common Stock pursuant to the Private Placement Warrant Exchange, (ii) assume no exercise of redemption rights by the Company’s public stockholders, (iii) do not include any shares of Common Stock issuable upon the exercise of the Company’s warrants, (iv) assume only a minimum equity raise of approximately $41 million from the PIPE Investment at $10.00 per share will be needed to fund the Aggregate Purchase Price for the Business Combination and related transactions, (v) assume no forfeiture of Founder Shares, and (vi) assume no issuance of shares equal to the number of Excess Shares by the Company in order to pay for any Deferred Cash Consideration.

Parties to the Business Combination

The Company

The Company is a Delaware special purpose acquisition company formed on March 24, 2014 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses.

The Company’s securities are traded on NASDAQ under the ticker symbols “WLRH”, “WLRHU” and “WLRHW”. We intend to apply to continue the listing of our Common Stock, units and warrants on NASDAQ under the symbols “NXEO,” “NXEOU” and “NXEOW”, respectively, upon the closing of the Business Combination.

The mailing address of the Company’s principal executive office is 1166 Avenue of the Americas, New York, New York 10036.

Blocker Merger Sub

Blocker Merger Sub, a Delaware limited liability company, is a wholly owned subsidiary of the Company formed by us on March 16, 2016 to consummate the Business Combination. In the Business Combination, Blocker Merger Sub will merge with and into Blocker with Blocker continuing as the surviving entity.

The mailing address of Blocker Merger Sub’s principal executive office is 1166 Avenue of the Americas, New York, New York 10036.

Company Merger Sub

Company Merger Sub, a Delaware limited liability company, is a wholly owned subsidiary of Blocker Merger Sub formed by us on March 16, 2016 to consummate the Business Combination that will be a wholly owned subsidiary of the Company at the time of the Business Combination. In the Business Combination, Company Merger Sub will merge with and into Nexeo with Nexeo continuing as the surviving entity.

The mailing address of Company Merger Sub’s principal executive office is 1166 Avenue of the Americas, New York, New York 10036.

Nexeo Solutions Holdings, LLC

Nexeo is a Delaware limited liability company formed by TPG on November 4, 2010 to acquire Ashland Inc.’s global distribution business.

The mailing address of Nexeo’s principal executive office is 3 Waterway Square Place, Suite 1000, The Woodlands, Texas.

TPG Accolade Delaware, L.P.

Blocker is a Delaware limited partnership formed by TPG on December 6, 2010. The mailing address of Blocker’s registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

Nexeo Holdco, LLC

New Holdco is a Delaware limited liability company formed by Nexeo on March 15, 2016. The mailing address of New Holdco’s registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

Nexeo’s Business

Nexeo is a global distributor of chemicals products in North America and Asia, and plastics products in North America, Europe, the Middle East and Africa, which we refer to in this section as “EMEA”, and Asia. In connection with the distribution of chemicals products, Nexeo provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. Nexeo also provides environmental services, including waste collection, recovery, recycling and arrangement for disposal in North America, primarily the U.S., through its Environmental Services line of business. Nexeo is organized into three lines of business (or operating segments): Chemicals, Plastics and Environmental Services. During fiscal year 2015, Nexeo distributed approximately 23,000 products into over 80 countries for approximately 1,300 suppliers to approximately 27,500 customers. For more information about Nexeo, see the sections entitled “Information About Nexeo”, “Nexeo Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management After the Business Combination”. For additional information regarding Nexeo’s business, see the section entitled “Information About Nexeo”.

The Business Combination Proposal

On March 21, 2016, the Company entered into the Merger Agreement, by and among the Company, Blocker Merger Sub, Company Merger Sub, Nexeo, Blocker, and New Holdco. Prior to the closing of the Business Combination contemplated by the Merger Agreement, Blocker Merger Sub will distribute the equity interests in Company Merger Sub to the Company. Subsequent to that distribution, pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire Nexeo through a series of two mergers, which mergers we refer to as the “Business Combination”. First, Company Merger Sub will merge with and into Nexeo, with Nexeo continuing as the surviving entity with the Company and Blocker as its sole owners. Next, immediately following the effectiveness of the Company Merger, Blocker Merger Sub will merge with and into Blocker, with Blocker continuing as the surviving entity and as a wholly owned subsidiary of the Company. For more information about the transactions contemplated by the Merger Agreement, see the section entitled “Proposal No. 1 — Approval of the Business Combination”. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to Selling Equityholders in the Business Combination

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the Aggregate Purchase Price for the Business Combination and related transactions is expected to be approximately $1,575.0 million, which is the value implied by adding (i) approximately $298 million of equity consideration in the combined company to be issued to the Selling Equityholders, (ii) approximately $420 million of cash consideration payable to the Selling Equityholders at the closing of the Business Combination, (iii) the assumption or refinancing of Nexeo’s net debt of $811 million as of December 31, 2015, and (iv) approximately $46 million in Deferred Cash Consideration paid to Selling Equityholders, which amount will be reduced by, among other things, the aggregate amount of the funds used to repay certain debt obligations of Nexeo and the assumption of certain capital lease obligations of Nexeo as set forth in the Merger Agreement. The consideration to be paid to Selling Equityholders will be funded through a combination of the Stock Consideration and an amount of cash equal to the sum of (i) cash held by Nexeo and certain of its subsidiaries at the closing of the Business Combination, (ii) cash available to us from our Trust Account, after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit prior to closing the Business Combination and certain transaction fees and expenses in connection with the Business Combination, including the payment of $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, (iii) the net proceeds of our anticipated Debt Financing and (iv) the PIPE Investment, less (i) certain transaction fees and expenses and (ii) the aggregate amount of funds paid to discharge certain debt obligations of Nexeo. To the extent not utilized to consummate the Business Combination or to repay the remainder of certain of Nexeo’s existing debt and capital lease obligations at the closing of the Business Combination, the proceeds from the Trust Account, Debt Financing and PIPE Investment will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions. The PIPE Investment is contingent upon stockholder approval of the Business Combination Proposal and the NASDAQ Proposal.

Under the Merger Agreement, Selling Equityholders will also receive at the closing of the Business Combination as consideration from our Sponsor a portion of the Founder Shares issued to our Sponsor at the time of our IPO through the Founder Shares Transfer (in lieu of cancellation and reissuance of such Founder Shares by us). The Founder Shares transferred to Selling Equityholders in connection with the Mergers will be subject to the conditions and restrictions set forth in the Transfer Letter, the SHRRA, and the underwriting agreement that the Company entered into with the underwriters at the time of our IPO. The number of Founder Shares to be transferred to Selling Equityholders by our Sponsor will be a pro rata portion of 12,506,250 Founder Shares (less 30,000 Founder Shares being transferred to our independent directors) equal to the Stock Consideration (including Excess Shares) payable to Selling Equityholders divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares) and will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met. For more information about the Transfer Letter, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter”.

In addition to the transactions contemplated by the Merger Agreement and in connection with the Business Combination, the Company’s private placement warrants issued to our Sponsor at the time of our IPO will be exchanged by our Sponsor for our Common Stock at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant at the closing of the Business Combination in the Private Placement Warrant Exchange.

Pursuant to the terms of the Merger Agreement, the aggregate stock ownership of Selling Equityholders from the Stock Consideration and the Founder Shares transferred under the Transfer Letter will be subject to the 35% Cap. Assuming that redemptions against the Trust Account do not exceed our maximum redemption scenario that assumes that 18.395 million shares of the Company’s Common Stock are redeemed as further described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”, if the Company does not otherwise satisfy the remaining purchase price in cash at closing, Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. The Selling Equityholders’ right to receive Deferred Cash Consideration is subject to the terms and conditions set forth in the Merger Agreement and SHRRA.

For more information about the consideration to Selling Equityholders, see the section entitled “Proposal No. 1 — Approval of the Business Combination”.

Other Agreements

Debt Financing

We have obtained a debt commitment letter from a syndicate of lenders to provide debt financing, which we refer to as “Debt Financing”, to the post-combination Company, consisting of (a) a $630 million senior secured term loan facility, and (b) a $575 million senior secured asset based revolving credit facility. The proceeds of the Debt Financing are expected to be used to refinance a portion of Nexeo’s existing indebtedness and capital lease obligations, to pay certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes. It is anticipated that a wholly owned subsidiary of the Company will initially be the borrower under the Debt Financing to be provided at the closing of the Business Combination and that Nexeo Solutions, LLC, which we refer to as “Solutions”, will assume the obligations under the Debt Financing as the borrower following the closing of the Business Combination. For more information on the Debt Financing, see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Debt Financing”.

The Shareholders’ and Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Shareholders’ and Registration Rights Agreement, which we refer to as the “SHRRA”, with our Sponsor and New Holdco and certain of its affiliates, which we refer to as “TPG” in the contect of the SHRRA, which will govern certain rights and obligations of our Sponsor and TPG with respect to the Company following the closing of the Business Combination. Pursuant to the terms of the SHRRA, our Sponsor and TPG will be bound by restrictions on the transfer of their shares of Common Stock for six months following the closing of the Business Combination, and then, subject to any permitted underwritten offerings and other permitted transfers, through the earlier of twelve months following the closing of the Business Combination or such time as our Sponsor and TPG, collectively, no longer hold 50% of their initial ownership of Common Stock.

Upon the consummation of the Business Combination, our Sponsor, TPG and their permitted transferees will be entitled to certain registration rights described in the SHRRA. Among other things, pursuant to the SHRRA, as promptly as practicable and in no event later than 15 business days following the consummation of the Business Combination, the Company has agreed to (i) file with the SEC a shelf registration statement relating to the primary offer and sale by the Company of a number of shares of Common Stock equal to the number of Excess Shares, if any, which, at the Company’s election, may be sold upon certain events to fund the Deferred Cash Consideration, if any; and (ii) file with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the SHRRA) owned by our Sponsor and TPG (and any permitted transferees), and in each case to keep such shelf registration statements effective on a continuous basis until the date as of which all such Registrable Securities have been sold or another registration statement is filed under the Securities Act. Our Sponsor and TPG will also be entitled to certain registration rights such as the right to initiate four underwritten offerings in any twelve-month period and unlimited piggyback registration rights. The registration rights of Sponsor and TPG are subject to customary black-out periods, cutback provisions and other limitations as set forth in the SHRRA.

Subject to specified ownership thresholds, each of Sponsor and TPG will also be entitled to designate two directors for appointment to the post-combination company’s board of directors and to maintain a representative on each committee of the board of directors other than the Audit Committee. Upon the consummation of the Business Combination, each of our Sponsor and TPG will be entitled to designate two additional unaffiliated directors. Pursuant to the terms of the SHRRA, each of our Sponsor and TPG must vote for the designees of the other party and each is entitled to replace any of its designees that are removed from the board of directors.

Each of our Sponsor and TPG will be subject to a customary standstill with respect to the issued and outstanding equity securities of the Company through the date that is three months following the date on which our Sponsor or TPG no longer maintains the right to designate two directors to the board of directors.

For more information on the SHRRA, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Shareholders’ and Registration Rights Agreement” and the full text of the SHRRA which is attached as Annex H hereto.

Warrant Exchange Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Private Placement Warrant Exchange Letter Agreement with our Sponsor and TPG, which we refer to as the “Warrant Exchange Agreement”, which provides for the exchange of all 22,400,000 warrants issued in a private placement to our Sponsor at the time of the Company’s IPO in exchange for shares of Common Stock at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant for a total of 2,240,000 shares of Common Stock.

Pursuant to the Warrant Exchange Agreement, the Common Stock issued pursuant to the Private Placement Warrant Exchange will also constitute Registrable Securities under the SHRRA.

For more information on the Warrant Exchange Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Warrant Exchange Agreement” and the full text of the Warrant Exchange Agreement which is attached as Annex E hereto.

Transfer Letter

Concurrently with the execution of the Merger Agreement, our Sponsor also entered into the Founder Share Transfer Letter Agreement, which we refer to as the “Transfer Letter”, which provides for, among other things, the Founder Shares Transfer to Selling Equityholders. The number of Founder Shares to be transferred to the Selling Equityholders by our Sponsor will be a pro rata portion of 12,506,250 Founder Shares (less 30,000 Founder Shares which will be transferred to our independent directors) equal to the Stock Consideration (including Excess Shares) payable to Selling Equityholders divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares) and will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met. The transfer of the Founder Shares pursuant to the Transfer Letter is subject to the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement.

Following the Business Combination, all of the Founder Shares, whether owned by our Sponsor or Selling Equityholders (excluding 30,000 shares which will be transferred to our Independent Directors), will be subject to the terms of the SHRRA, will continue to be subject to the underwriting agreement that the Company entered into with the underwriters at the time of our IPO (to the extent applicable), and will be subject to the additional terms and restrictions set forth below.

Such Founder Shares shall be subject to transfer restrictions and shall be subject to forfeiture on the tenth anniversary of the consummation of the Business Combination unless:

•	with respect to 50% of the Founder Shares, the last sale price of our Common Stock as quoted on NASDAQ equals or exceeds $12.50 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; and
•	with respect to the remaining 50% of the Founder Shares, the last sale price of our Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; or
•	the post-combination company completes a liquidation, merger, stock exchange or other similar transaction that results in all or substantially all of its stockholders having the right to exchange their shares of Common Stock for consideration in cash, securities or other property or any transaction involving a consolidation, merger, proxy contest, tender offer or similar transaction in which the post-combination company is the surviving entity which results in a change in the majority of our board of directors or management team or our post-combination stockholders immediately prior to such transaction ceasing to own a majority of the surviving entity immediately after such transaction.

Additionally, such Founder Shares will not participate in dividends or other distributions with respect to the shares prior to the above targets being met, whereupon the number of Founder Shares shall be entitled to all dividends and distributions paid on the Common Stock after the Business Combination as if they had been holders of record entitled to receive distributions on the applicable record date.

The transfer of the Founder Shares pursuant to the Transfer Letter is subject to the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement.

Pursuant to the Transfer Letter, the Founder Shares will also constitute Registrable Securities under the SHRRA.

For more information on the Transfer Letter, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter” and the full text of the Transfer Letter which is attached as Annex G hereto.

Tax Receivable Agreement

Prior to or at the closing of the Business Combination, the Company will enter into the Tax Receivable Agreement with Selling Equityholders. The Tax Receivable Agreement will generally provide for the payment by the Company to the Selling Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of (i) certain increases in tax basis resulting from the Company Merger, (ii) certain tax attributes of Nexeo existing prior to the Business Combination, (iii) net operating losses and certain other tax attributes of Blocker available to the Company as a result of the Blocker Merger, and (iv) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings.

For more information on the Tax Receivable Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Tax Receivable Agreement” and the full text of the form of Tax Receivable Agreement which is attached as Annex F hereto.

Organizational Structure

The following diagram, which is subject to change based upon results of anticipated sale of the PIPE Investment and any redemptions by current stockholders of the Company in connection with the Business Combination, illustrates the ownership structure of the post-combination company immediately following the Business Combination. The ownership percentages include ownership of Founder Shares even though they are subject to forfeiture.(1)(2)

Existing Public Holders of WLRH
WL Ross Sponsor LLC (DE)
Selling Equityholders (former equityholders of Nexeo and Blocker)
PIPE Investors
51%
10%
35%
4%
Nexeo Solutions, Inc. (formerly known as WL Ross Holding Corp.) (DE)
100%
TPG Accolade Delaware, L.P. (DE)
59%(3)
41%(3)
Nexeo Solutions Holdings, LLC (DE)
100%
Operations Subsidiaries

(1)	Subject to change based upon results of anticipated sale of the PIPE Investment and any redemptions by current stockholders of the Company in connection with the Business Combination.
(2)	The above chart (i) assumes the issuance of 2,240,000 shares of Common Stock pursuant to the Private Placement Warrant Exchange, (ii) assumes no exercise of redemption rights by the Company’s public stockholders, (iii) does not include any shares of Common Stock issuable upon the exercise of the Company’s warrants, (iv) assumes only a minimum capital raise of approximately $41 million from the PIPE Investment as $10.00 per share will be needed to fund the purchase price for the Business Combination and (v) does not reflect any Excess Shares that may be issued by the Company in the future to fund the Deferred Cash Consideration payable to Selling Equityholders.
(3)	Exact relative ownership percentages will be determined prior to the closing of the Business Combination pursuant to the Merger Agreement and the Limited Liability Company Agreement of Nexeo.

Redemption Rights

Pursuant to our Amended and Restated Certificate of Incorporation, which we refer to here in as the “current certificate”, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two (2) business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable), by (b) the total number of shares of Common Stock included as part of the units sold in the IPO; provided that the Company will not redeem any shares of Common Stock issued in the IPO to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,0001. As of December 31, 2015, this would have amounted to approximately $10.01 per share. Pursuant to the current certificate, in connection with an initial business combination, a public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert of as a “group” (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 15% of the shares of Common Stock issued in the IPO.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of Common Stock for cash and will no longer own shares of Common Stock and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

It is anticipated that, upon completion of the Business Combination, the Company’s public stockholders (other than investors in the PIPE Investment, which we refer to as the “PIPE investors”) will retain an ownership interest of between approximately 32% and 51% in the post-combination company, the PIPE investors will own between approximately 4% and 23% of the outstanding Common Stock of the post-combination company (such that public stockholders, including PIPE investors, will have own approximately 55% of the post-combination company), our Sponsor will retain an ownership interest of approximately 10% in the post-combination company (following the Founder Shares Transfer and the Private Placement Warrant Exchange and assuming that its remaining Founder Shares will not be forfeited) and Selling Equityholders will own approximately 35% of the outstanding Common Stock of the post-combination company (including Founder Shares, assuming that these Founder Shares will not be forfeited). This ownership interest assumes that no more than 18,395,000 shares are elected to be redeemed, that all redemptions are offset by the PIPE Investment and that neither Selling Equityholders nor our Sponsor participate in the PIPE Investment. Under the terms of the Merger Agreement, the PIPE Investment, in which shares of Common Stock will be sold to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act cannot exceed $225 million. In this proxy statement, we assume that approximately $41 million of the PIPE Investment will be used to fund the Aggregate Purchase Price and any additional PIPE Investment proceeds will be used to offset redemptions, if any. We do not intend to raise proceeds from the PIPE Investment significantly in excess of these two uses. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed. If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, the Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) any shares of Common Stock equal to the number of Excess Shares that may be issued by the Company in the future to fund Deferred Cash Consideration payable to Selling Equityholders, (ii) warrants to purchase Common Stock that may remain outstanding following the Business Combination or (iii) the issuance of any shares upon completion of the Business Combination under the 2016 LTIP, but does include Founder Shares (even though they are subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met) due to the continued voting rights associated with the Founder Shares. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different.

The following table illustrates varying ownership levels in the Company assuming varying levels of redemptions by the Company’s public stockholders:

	Assumed % Company public shares redeemed
	No redemption(1)	Maximum redemption(2)
Company public stockholders other than PIPE Investors	51%	32%
PIPE Investors	4%	23%
Sponsor(3)	10%	10%
Selling Equityholders(3)	35%	35%

(1)	Assumes that approximately $41 million in PIPE Investment proceeds are used to fund the Purchase Price and no redemptions.
(2)	Assumes 18,395,000 shares are redeemed. Assumes that $225 million in PIPE Investment proceeds are used to fund the Aggregate Purchase Price and the remainder is used to offset redemptions.
(3)	Includes Founder Shares subject to forfeiture.

The PIPE Investment is contingent upon stockholder approval of the Business Combination Proposal, the NASDAQ Proposal and consummation of the Business Combination. The issuance of 20% or more of our outstanding Common Stock in connection with the Merger Agreement, the PIPE Investment and the Private Placement Warrant Exchange requires stockholder approval of the NASDAQ Proposal.

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, our board of directors anticipates increasing its size from five (5) to nine (9) directors, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. See the sections entitled “Proposal No. 11 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

The Charter Amendment Proposals

Upon the closing of the Business Combination, our current certificate will be amended promptly to reflect the Charter Amendment Proposals to (i) provide for the classification of our board of directors into three classes of directors with staggered terms of office and to make certain related changes (Proposal No. 2), (ii) adopt Delaware as the exclusive forum for certain stockholder litigation (Proposal No. 3), (iii) enable stockholders to act by written consent until the Trigger Date and thereafter prohibit it (Proposal No. 4), (iv) enable holders of 30% or more of the outstanding shares of our Common Stock to call a special meeting of stockholders until the Trigger Date and thereafter preclude such ability (Proposal No. 5), (v) amend the stockholder vote required to remove any or all directors (Proposal No. 6), (vi) elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes (Proposal No. 7), (vii) change the stockholder vote required to amend the post-combination company’s proposed certificate and bylaws (Proposal No. 8), (viii) authorize an additional 100,000,000 shares of capital stock, which would consist of increasing the post-combination company’s Common Stock to 300,000,000 shares of Common Stock (Proposal No. 9), and (ix) to provide for certain additional changes, including changing the post-combination company’s corporate name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.” and revising the waiver regarding corporate opportunities, which our board of directors believes are necessary to adequately address the needs of the post-combination company, subject to approval by our stockholders at the special meeting (Proposal No. 10).

See the sections entitled “Proposal No. 2 — Classification of the Board of Directors”, “Proposal No. 3 — Approval of Amendments to Current Certificate to Adopt Delaware as the Exclusive Forum for Certain Legal Actions”, “Proposal No. 4 — Approval of Amendments to Current Certificate to Enable Stockholders to Act by Written Consent”, “Proposal No. 5 — Approval of Amendments to Current Certificate to Enable Stockholders to Call a Special Meeting of Stockholders”, “Proposal No. 6 — Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Remove Any or All Directors”, “Proposal No. 7 — Approval of Amendments to Current Certificate to Elect Not to be Governed by Section 203 of the DGCL”, “Proposal No. 8 — Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Amend the Certificate and Bylaws of the Company”, “Proposal No. 9 — Approval of Amendments to Current Certificate to Authorize Additional Shares of Capital Stock” and “Proposal No. 10 — Approval of Additional Amendments to Current Certificate in Connection with the Business Combination” for more information.

Pursuant to the SHRRA, if the Business Combination is approved but any of the Charter Amendment Proposals are not, the Company will, upon the written request of Sponsor or TPG, cooperate with respect to the calling and holding of any additional meetings of the stockholders of the Company, and the preparation, filing and mailing of any additional proxy materials, to seek the approval of the holders of Common Stock necessary to effect any of the Charter Amendment Proposals.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on (i) a proposal to elect nine (9) directors to our board of directors, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (Proposal No. 11), (ii) a proposal to approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination, the PIPE Investment and the Private Placement Warrant Exchange (Proposal No. 12), (iii) a proposal to approve and adopt the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan, a copy of which is attached to the proxy statement as Annex B (Proposal No. 13) and (iv) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NASDAQ Proposal (Proposal No. 14).

See the sections entitled “Proposal No. 11 — Election of Directors to the Board of Directors”, “Proposal No. 12 — Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, PIPE Investment and Private Placement Warrant Exchange”, “Proposal No. 13 — Approval of the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan and Material Terms Thereunder for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code” and “Proposal No. 14 — The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The special meeting will be held at 9:00 a.m., Eastern Time, on June 6, 2016, at the offices of the Company, located at 1166 Avenue of the Americas, New York, NY 10036, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our Common Stock at the close of business on May 5, 2016, which is the record date for the special meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 62,531,250 shares of Common Stock outstanding, of which 50,025,000 are public shares and 12,506,250 are Founder Shares held by our Sponsor.

Accounting Treatment

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, which we refer to as “ASC 805”. Pursuant to ASC 805, the Company has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	the Company pays cash and equity consideration for all of the equity in Nexeo; and
•	the existing stockholders of the Company retain relatively more voting rights in the post-combination company than Selling Equityholders.

The evidence discussed above supports the conclusion that the Company is the accounting acquirer in the Business Combination.

Nexeo constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Nexeo by the Company constitutes the acquisition of a business for purposes of ASC 805 that will be accounted for using the acquisition method.

Under the acquisition method, the acquisition-date fair value of the Aggregate Purchase Price paid by the Company to affect the Business Combination is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, with any excess purchase price being recorded as goodwill. Management of the Company has made significant estimates and assumptions in determining the preliminary allocation of the gross purchase price transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. In subsequent financial statement disclosures the historical financial statements of Nexeo will be presented for comparative purposes.

Under ASC 805, acquisition-related costs (such as advisory, legal, valuation and other professional fees) that are non-recurring are expensed. The Company expects to incur approximately $50 million of non-recurring acquisition-related costs, including $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

Proxies may be solicited by mail. The Company has engaged Morrow & Co., LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our board of directors to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our board of directors and executive officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•	the continued right of our Sponsor to hold our Common Stock and the shares of Common Stock to be issued to our Sponsor pursuant to the Private Placement Warrant Exchange following the Business Combination, subject to certain lock-up periods;

•	the fact that our Sponsor paid an aggregate of $11,200,000 for its private placement warrants at the time of the Company’s IPO and such securities, once exchanged pursuant to the Private Placement Warrant Exchange, will have a significantly higher value of approximately $22,400,000 at the time of the Business Combination;
•	the fact that our Sponsor holds private placement warrants that would expire worthless if a business combination is not consummated;
•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
•	the fact that our Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $125 million but given the restrictions on such shares and that such shares are subject to forfeiture pursuant to the Transfer Letter, we believe such shares have less value;
•	the fact that our Sponsor will transfer a significant number of the Founder Shares to Selling Equityholders pursuant to the Founder Shares Transfer;
•	the fact that at the option of our Sponsor, any amounts outstanding under the two convertible notes issued to our Sponsor by the Company in an aggregate amount of $725,000, may be converted into warrants to purchase Common Stock, although our Sponsor does not expect to exercise this option and intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination;
•	the fact that any amount outstanding under the promissory note issued to our Sponsor by the Company on March 31, 2016 in which the Company may draw down up to $750,000 is due and payable in full in cash immediately following the closing of the Business Combination;
•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;
•	the continuation of at least one of our existing directors, Wilbur L. Ross, Jr., as a director of the post-combination company;
•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;
•	that each of our non-management directors will receive 10,000 Founder Shares from our Sponsor as payment of fees for his or her service on our board of directors contingent on the closing of the Business Combination, which if unrestricted and freely tradeable would be valued at approximately $100,000 but given the restrictions on such shares, we believe that they have less value; these shares will be in lieu of cash board fees because we are not permitted to pay board fees to our directors pursuant to the terms of the underwriting agreement that we entered into with the underwriters at the time of our IPO;
•	that we have entered into the SHRRA with our Sponsor which provides for registration rights to our Sponsor and the right to designate two directors and two additional directors that meet the independence criteria set forth in Rule 10A-3 of the Exchange Act to our board of directors, subject to certain conditions; and

•	that, as described in the Charter Amendment Proposals and reflected in Annex C, our charter and, and as reflected in Annex D, our bylaws will be amended to provide our Sponsor with the following additional rights if the Business Combination is completed:
•	carving out our Sponsor and TPG as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;
•	excluding our Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company;
•	enabling stockholders to act by written consent or to call a special meeting of stockholders until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, after which stockholders shall no longer have such rights;
•	only requiring a vote of the majority of outstanding shares of capital stock to remove any or all directors until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and thereafter requiring a vote of holders of at least 75% of the voting power of outstanding shares of capital stock to remove any or all directors; and
•	requiring a majority vote of all outstanding shares of capital stock, which must include at least 65% of all shares held by our Sponsor and TPG, in order to amend our charter until our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and requiring the affirmative vote of at least 75% of all outstanding shares of capital stock thereafter, in order to amend our charter.

Reasons for the Approval of the Business Combination

We were organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of both WL Ross & Co. LLC and our board of directors to identify, acquire and operate one or more businesses within or outside of the United States, although we were not limited to a particular industry or sector.

In particular, our board of directors considered the following positive factors, although not weighted or in any order of significance:

•	Leading Global Distributor of Chemicals, Plastics and Environmental Services. The Nexeo management team led the complex carve-out of Nexeo from Ashland and transformed it into one of the leading global distributors of chemicals and plastics: #1 plastics distributor in North America, #3 chemicals distributor in North America and #4 globally (by revenue). Today, Nexeo operates in more than 80 countries employing more than 2,450 people in 170 locations worldwide.
•	Attractive Industry Structure with Favorable Growth Trends. We expect strong growth from continuing penetration of third-party chemicals distribution within the chemicals sector as chemical producers look to distributors as a more effective way to reach smaller customers, expand into new markets and reduce complexity. For example, at 10%, the percentage of sales through third-party distributors for chemicals is roughly one third of that for U.S. steel consumption. According to third-party market research, chemical distribution is expected to grow at a rate higher than overall chemicals consumption for the foreseeable future.
•	Ideal Consolidation Platform. The current chemicals distribution landscape is highly fragmented, with the top three distributors collectively representing a global market share of just 13%. This provides a significant opportunity to drive further consolidation. The consolidation trend is also supported by suppliers’ desire to work with a shorter list of preferred distributor partners. Nexeo has a highly actionable pipeline of near-term acquisition opportunities. Nexeo’s infrastructure utilization and footprint is well aligned to achieve synergies on an immediate basis through route optimization, density of network and better supplier pricing.
•	Diversified Product Offerings to Broad Range of End-Markets. Nexeo offers over 23,000 different products and is entrenched with a diverse base of more than 27,500 customers and a network of over 1,300 suppliers globally. Nexeo maintains long-term relationships with both its customers and suppliers (average length of 20+ years). Other than industrial manufacturing, which by definition is the largest user of chemicals, none of the end-use markets Nexeo serves represents more than 10% of total revenue. Nexeo distributes to a diverse range of end-markets including coatings, adhesives, sealants, medical and pharmaceuticals, personal care and packaging and has relatively limited exposure to oil and gas.
•	Positive Financial Performance. Since fiscal year 2012, adjusted EBITDA grew from $140 million to $177 million in fiscal years 2015, at a compound annual growth rate of 8%, driven by improving pricing and product mix. In addition, Nexeo’s management forecasts adjusted EBITDA of $195 million and $213 million in fiscal years 2016 and 2017, respectively. See “Proposal No. 1 — Approval of the Business Combination — Certain Company Projected Financial Information”.
•	Resilient Business Model with Stable Margin. Nexeo has historically exhibited stable unit gross margin performance across the commodity and economic cycle with price changes from chemical producers largely passed through to the customer. Key performance indicator gross profit margin improved from 8.9% in fiscal year ended September 30, 2014 to 10.3% in fiscal year ended September 30, 2015 despite a challenging commodity price environment in which crude oil saw price declines of close to 50% over the same period.
•	Asset-Light Model Characterized by Robust and Consistent Cash Flow Generation. Since June 30, 2014, Nexeo had reduced its debt by approximately $190 million through the end of December 2015. The service and efficiency oriented distribution business model Nexeo operates requires low levels of capital expenditures. A strong focus on working capital management and low levels of capital expenditures are expected to continue to enable Nexeo to generate strong free cash flow.
•	Cost Improvement Opportunities. Since Nexeo’s acquisition by TPG, Nexeo’s focus has been on successfully carving out the business from Ashland, optimizing the network footprint as well as putting in place the right management team. As Nexeo enters the next phase of its development, we believe additional opportunities exist to streamline operations and optimize the cost structure through a focus on Nexeo’s transportation strategy, warehouse productivity and selling, general and administrative expenses.
•	Experienced and Proven Management Team with Premier Sponsorship. Central to Nexeo’s platform is its management team, which, with an average of 24 years of experience, has successfully grown the business into a global leader in the chemical distribution market. TPG initially will retain an approximate 35% equity ownership in the post-combination company, ensuring continuity and alignment of interest.
•	Attractive Entry Valuation. The implied purchase multiple of Nexeo is at a discount to the peer group.

For more information about our decision-making process, see the section entitled “Proposal No. 1 —  Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination”.

Conditions to Closing of the Business Combination

The obligations of each party to the Merger Agreement to consummate the transactions contemplated thereby include the satisfaction, or written waiver by both the Company and Nexeo, of each of the following conditions:

•	The required vote of the stockholders of the Company with respect to the Merger Agreement, the Business Combination and the transactions contemplated by the Merger Agreement must have been obtained;
•	The waiting period applicable to the transactions contemplated by the Merger Agreement under applicable antitrust laws must have expired or early termination must have been granted;

•	There must not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Business Combination and no law or regulations has been adopted that makes consummation of the Business Combination illegal or otherwise prohibited;
•	The Company must have provided an opportunity to its stockholders to have their shares redeemed for consideration in accordance with the terms of the Merger Agreement and its governing documents;
•	The Company must have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the closing; and
•	The SHRRA, the Warrant Exchange Agreement and the Transfer Letter must be in full force and effect and shall have not been rescinded by any of the other parties thereto.

See the section entitled “Proposal No. 1 — Approval of the Business Combination — Conditions to Closing of the Business Combination” for more information.

Regulatory Matters

At any time before or after consummation of the Business Combination, notwithstanding the early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the “HSR Act”, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division of the United States Department of Justice, the U.S. Federal Trade Commission, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Nexeo is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the HSR approval. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the Common Stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock that are voted at the special meeting. Accordingly, a Company stockholder’s failure to vote by proxy or in person at the special meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal or the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of any vote on these proposals.

The approval of the NASDAQ Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the NASDAQ Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the NASDAQ Proposal or the Adjournment Proposal.

The approval of each of the Charter Amendment Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting will have the same effect as a vote “AGAINST” each of the Charter Amendment Proposals.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. This means that the nine (9) director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the election of directors.

The Business Combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal and the NASDAQ Proposal is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event either the Business Combination Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by June 11, 2016 (or, if the Extension Proxy Vote (as defined below) is passed, by August 20, 2016), we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Independent Director Oversight

In order to address potential conflicts of interest with respect to the Business Combination and the terms that were proposed in the Merger Agreement, the SHRRA, the Transfer Letter, the Warrant Exchange Agreement, and amendments to our current charter and bylaws to take effect upon the completion of the Business Combination, the independent directors of the board of directors not affiliated with us or our Sponsor, consisting of Thomas Zacharias, Lord William Astor, and Robert Dinerstein, reviewed and considered and met in an executive session, without the participation of us, our management team or our Sponsor, and held discussions with representatives of Lazard and Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to the Company, which we refer to as “Skadden”. During these discussions, the independent directors reviewed and evaluated the terms of the proposed Business Combination with the representatives of Lazard and Skadden and the interests of our Sponsor in the related party transaction matters set forth in the terms of the Merger Agreement, the SHRRA, the Transfer Letter, the Warrant Exchange Agreement and amendments to our current charter and bylaws to take effect upon the completion of the Business Combination. Based on this review, the independent members of the board of directors, consisting of Mr. Zacharias, Lord Astor, and Mr. Dinerstein, recommended that the board of directors approve, adopt and ratify the Merger Agreement, the SHRRA, the Transfer Letter, the Warrant Exchange Agreement and amendments to our current charter and bylaws to take effect upon the completion of the Business Combination. For more information, see the section above entitled “Proposal No. 1 — Approval of the Business Combination — Independent Director Oversight”.

Recommendation to Company Stockholders

Our board of directors believes that each of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the NASDAQ Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that our stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our board of directors in favor of approval of these proposals, you should keep in mind that our Sponsor, members of our board of directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

•	the continued right of our Sponsor to hold our Common Stock and the shares of Common Stock to be issued to our Sponsor pursuant to the Private Placement Warrant Exchange following the Business Combination, subject to certain lock-up periods;

•	the fact that our Sponsor paid an aggregate of $11,200,000 for its private placement warrants at the time of the Company’s IPO and such securities, once exchanged pursuant to the Private Placement Warrant Exchange, will have a significantly higher value of approximately $22,400,000 at the time of the Business Combination;
•	the fact that our Sponsor holds private placement warrants that would expire worthless if a business combination is not consummated;
•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
•	the fact that our Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $125 million but given the restrictions on such shares and that such shares are subject to forfeiture pursuant to the Transfer Letter, we believe such shares have less value;
•	the fact that our Sponsor will transfer a significant number of the Founder Shares to Selling Equityholders pursuant to the Founder Shares Transfer;
•	the fact that at the option of our Sponsor, any amounts outstanding under the two convertible notes issued to our Sponsor by the Company in an aggregate amount of $725,000, may be converted into warrants to purchase Common Stock, although our Sponsor does not expect to exercise this option and intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination;
•	the fact that any amount outstanding under the promissory note issued to our Sponsor by the Company on March 31, 2016 in which the Company may draw down up to $750,000 is due and payable in full in cash immediately following the closing of the Business Combination;
•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;
•	the continuation of at least one of our existing directors, Wilbur L. Ross, Jr., as a director of the post-combination company;
•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;
•	that each of our non-management directors will receive 10,000 Founder Shares from our Sponsor as payment of fees for his or her service on our board of directors contingent on the closing of the Business Combination, which if unrestricted and freely tradeable would be valued at approximately $100,000 but given the restrictions on such shares, we believe that they have less value; these shares will be in lieu of cash board fees because we are not permitted to pay board fees to our directors pursuant to the terms of the underwriting agreement that we entered into with the underwriters at the time of our IPO;
•	that we have entered into the SHRRA with our Sponsor which provides for registration rights to our Sponsor and the right to designate two directors and two additional directors that meet the independence criteria set forth in Rule 10A-3 of the Exchange Act to our board of directors, subject to certain conditions; and

•	that, as described in the Charter Amendment Proposals and reflected in Annex C, our charter and, and as reflected in Annex D, our bylaws will be amended to provide our Sponsor with the following additional rights if the Business Combination is completed:
•	carving out our Sponsor and TPG as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;
•	excluding our Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company;
•	enabling stockholders to act by written consent or to call a special meeting of stockholders until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, after which stockholders shall no longer have such rights;
•	only requiring a vote of the majority of outstanding shares of capital stock to remove any or all directors until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and thereafter requiring a vote of holders of at least 75% of the voting power of outstanding shares of capital stock to remove any or all directors; and
•	requiring a majority vote of all outstanding shares of capital stock, which must include at least 65% of all shares held by our Sponsor and TPG, in order to amend our charter until our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and requiring the affirmative vote of at least 75% of all outstanding shares of capital stock thereafter, in order to amend our charter.

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors”.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The following table summarizes the relevant financial data for our business and should be read in conjunction with “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements, and the notes and schedules related thereto, which are included in this proxy statement.

(in millions, except per share data)

	Year ended December 31, 2015	For the Period March 24, 2014 (Inception) through December 31, 2014
Statement of operations:
Loss from operations	$(0.7)	$(1.1)
Other income – Interest income	$0.4	$0.1
Net loss attributable to common shareholders	$(0.3)	$(1.0)
Per Share Data:
Net loss per common share – basic and diluted	$(0.02)	$(0.07)
Weighted average number of common shares outstanding – basic and diluted	14,846,923	14,619,097

	As of December 31, 2015	As of December 31, 2014
Balance Sheet Data (at period end):
Working capital(1)	$481.6	$482.0
Total assets(2)	$500.7	$501.3
Total liabilities	$19.1	$19.3
Value of Common Stock that may be redeemed in connection with an initial business combination ($10.00 per share)	$476.6	$477.0
Stockholders’ equity(3)	$5.0	$5.0

(1)	For 2015, includes $500,647,797 held in trust from the proceeds of our IPO and the sale of the private placement warrants, plus $10,000 in cash held outside of our Trust Account, plus $48,654 of other assets, less $765,749 of current liabilities, less $18,309,150 of deferred offering costs. For 2014, includes $500,315,646 held in trust from the proceeds of our IPO and the sale of the private placement warrants, plus $801,415 in cash held outside of our Trust Account, plus $152,628 of other assets, less $996,375 of current liabilities, less $18,309,150 of deferred offering costs.
(2)	For 2015, includes $500,647,797 held in trust from the proceeds of our IPO and the sale of the private placement warrants, plus $10,000 in cash held outside of our Trust Account, plus $48,654 of other assets as of December 31, 2015. For 2014, includes $500,315,646 held in trust from the proceeds of our IPO and the sale of the private placement warrants, plus $801,415 in cash held outside of our Trust Account, plus $152,628 of other assets as of December 31, 2014.
(3)	For 2015, excludes 47,663,155 shares of Common Stock purchased in the public market, which are subject to redemption in connection with an initial business combination (approximately $10.00 per shares). For 2014, excludes 47,696,416 shares of Common Stock purchased in the public market, which are subject to redemption in connection with an initial business combination (approximately $10.00 per shares).

As of December 31, 2015 and December 31, 2014 the total assets amount includes approximately $500,647,797 and $500,315,646 being held in the Trust Account, $482,338,647 and $482,006,496 of which, respectively, is available to us for the purposes of consummating a business combination within the time period described in this proxy statement, with $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination and the remaining $10,000 and $801,415 as of December 31, 2015 and December 31, 2014, respectively, being available to us for general working capital purposes. If a business combination is not so consummated, we will be dissolved and the proceeds held in the Trust Account will be distributed solely to our public stockholders.

SELECTED HISTORICAL FINANCIAL INFORMATION OF NEXEO

The following table presents selected historical financial and other data for the periods indicated.

Successor Financial Data

The historical statements of operations data of Nexeo Solutions Holdings, LLC for the fiscal years ended September 30, 2015, 2014 and 2013 and balance sheet data as of September 30, 2015 and 2014 were derived from Nexeo’s audited consolidated financial statements and the notes thereto contained elsewhere in this proxy statement, which we refer to as the “Nexeo Audited Financial Statements”. The historical statements of operations data of Nexeo for the fiscal quarters ended December 31, 2015 and 2014 and balance sheet data as of December 31, 2015 were derived from Nexeo’s unaudited condensed consolidated financial statements and the notes thereto contained elsewhere in this proxy statement, which we refer to as the “Nexeo Unaudited Financial Statements”. Statement of operations data of Nexeo for the fiscal year ended September 30, 2012 and from the period November 4, 2010 (inception) to September 30, 2011 and balance sheet data as of September 30, 2013, 2012 and 2011 were derived from Nexeo’s audited consolidated financial statements and the notes thereto, which are not included in this proxy statement.

Predecessor Financial Data

The historical statement of operations data of the Distribution Business (Predecessor) for the six months ended March 31, 2011 and balance sheet data as of March 31, 2011 were derived from the audited consolidated financial statements of the Distribution Business and the notes thereto. All “Predecessor” condensed financial data represents a carve-out financial statement presentation of the Distribution Business, which was an unincorporated commercial unit of Ashland Inc. This Predecessor financial data does not reflect adjustments for discontinued operations related to the sale of Nexeo’s North American composites business due to unavailability of certain data and insufficient detail for other data which would be required to complete the necessary adjustments.

The historical consolidated financial data for periods prior to March 31, 2011 presented below does not reflect the consummation of the Ashland Distribution Acquisition and the transactions related thereto or Nexeo’s capital structure following the Ashland Distribution Acquisition and the transactions related thereto. Nexeo was formed on November 4, 2010 and entered into certain agreements with Ashland Inc. on November 5, 2010 to acquire the Distribution Business. At the closing of the Ashland Distribution Acquisition on March 31, 2011, Nexeo acquired the Distribution Business. Nexeo had no operating activities between its November 4, 2010 inception date and the closing date of the Ashland Distribution Acquisition, although it incurred various transaction costs, formation costs and interest expense, which have been included in the “Successor” period from November 4, 2010 (inception) to September 30, 2011.

This table should be read in conjunction with the “Business,” “Risk Factors,” “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” found in “Information about Nexeo” in this proxy statement and the condensed consolidated financial statements and the notes thereto included below.

	Successor							Predecessor(1)
	Three Months Ended December 31,		Fiscal Year Ended September 30,				For the Period from November 4, 2010 (inception) to September 30, 2011	Six Months Ended March 31, 2011
(in millions)	2015	2014	2015	2014	2013	2012
Statement of Operations Data:
Sales and operating revenues	$827.7	$1,017.7	$3,949.1	$4,514.5	$4,101.4	$3,686.4	$1,914.7	$1,869.2
Cost of sales and operating expenses	732.5	925.7	3,541.1	4,112.8	3,743.3	3,356.9	1,764.5	1,706.6
Gross profit	95.2	92.0	408.0	401.7	358.1	329.5	150.2	162.6
Selling, general and administrative expenses	74.7	83.6	329.5	335.8	294.6	298.5	128.1	76.0
Corporate overhead allocation	—	—	—	—	—	—	—	48.6
Transaction related costs	1.0	0.1	0.1	12.6	7.4	6.0	85.2	—
Operating income (loss)	19.5	8.3	78.4	53.3	56.1	25.0	(63.1)	38.0
Other income	1.7	0.5	11.4	5.4	1.7	2.1	0.8	2.4
Interest income	—	—	0.1	0.4	0.5	0.4	0.2	—
Interest expense	(15.6)	(16.4)	(64.8)	(64.0)	(58.2)	(45.4)	(24.9)	—
Income (loss) from continuing operations before income taxes	5.6	(7.6)	25.1	(4.9)	0.1	(17.9)	(87.0)	40.4
Income tax expense (benefit)	1.3	(0.9)	3.9	7.3	4.7	1.1	(0.1)	14.5
Net income (loss) from continuing operations	$4.3	$(6.7)	$21.2	$(12.2)	$(4.6)	$(19.0)	$(86.9)	$25.9
Statement of Cash Flow Data(2):
Net cash provided by (used in):
Operating Activities	$16.6	$(53.9)	$154.1	$57.5	$(35.9)	$112.4	$(44.3)	$15.2
Investing Activities	$(2.2)	$(9.7)	$(31.5)	$(209.9)	$(93.9)	$(21.8)	$(976.7)	$(2.1)
Financing Activities	$(83.4)	$17.0	$(81.8)	$166.5	$71.2	$—	$1,067.2	$(13.2)
Balance Sheet Data (at period end):
Cash and cash equivalents	$57.8	$41.5	$127.7	$88.2	$74.6	$135.3	$45.0	$—
Working capital(3)	$479.8	$597.7	$518.1	$580.7	$567.3	$556.4	$527.0	$361.5
Total assets	$1,574.8	$1,778.2	$1,718.0	$1,906.1	$1,613.1	$1,506.8	$1,432.6	$1,007.5
Long term obligations(4)	$827.8	$980.5	$901.0	$925.2	$659.3	$604.0	$649.4	$0.4
Total liabilities	$1,291.9	$1,503.9	$1,433.0	$1,581.3	$1,191.7	$1,098.4	$1,068.6	$514.2
Other Financial Data(5):
Capital expenditures, excluding acquisitions(6)	$3.9	$9.9	$35.6	$49.9	$38.1	$22.8	$4.4	$2.9
Depreciation and amortization	$13.6	$12.9	$52.6	$53.4	$38.7	$39.4	$19.5	$14.2

(1)	Predecessor period financial information does not reflect adjustments for discontinued operations due to unavailability of certain data and insufficient detail for other data which would be required to complete the necessary adjustments.
(2)	Statement of Cash Flow Data for all periods represents total cash flow amounts for each respective line item.

(3)	Working capital is defined as current assets minus current liabilities.
(4)	Long term obligations represent debt, including current portion, net of discount, and capital leases for the Successor periods and capital leases only for the Predecessor period. It excludes short-term borrowings under line of credit agreements available to Nexeo Plaschem.
(5)	Other Financial Data for the Successor periods reflects amounts net of discontinued operations.
(6)	Excludes non-cash capital expenditures.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information for the year ended December 31, 2015 combines the historical consolidated statement of operations of WL Ross and Nexeo, giving effect to the Business Combination as if it had been consummated on January 1, 2015, the beginning of the Company’s most recent fiscal year. The selected unaudited pro forma condensed combined balance sheet as of December 31, 2015 combines the historical consolidated balance sheet of WL Ross and Nexeo, giving effect to the Business Combination as if it had been consummated on December 31, 2015. The selected unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this proxy statement under “Unaudited Pro Forma Condensed Combined Financial Information.”

The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The selected unaudited pro forma condensed combined financial information does not purport to represent what the combined company’s results of operations or financial condition would have been had the Business Combination actually occurred on the dates indicated, and does not purport to project the combined company’s results of operations or financial condition for any future period or as of any future date. The selected unaudited pro forma condensed combined financial information does not reflect any potential divestitures that may occur prior to, or subsequent to, the completion of the Business Combination, cost savings that may be realized as a result of the Business Combination, or any potential changes in compensation plans. Further, as explained in the notes accompanying the unaudited pro forma condensed combined financial information included under “Unaudited Pro Forma Condensed Combined Financial Information,” the pro forma allocation of purchase consideration reflected in the selected unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual allocation of purchase consideration that will be recorded at the time the Business Combination is completed. Additionally, the unaudited pro forma adjustments made in the selected unaudited condensed combined pro forma financial information, which are described in those notes, are preliminary and may be revised.

(in millions, except per share amounts)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Max Redemptions)
Combined Results of Operations Information Data:
Sales and operating revenue	$3,949.1	$3,949.1
Operating income	$60.4	$60.4
Net income from continuing operations	$9.4	$9.4
Weighted average common shares outstanding, basic	86,198,157	86,198,157
Weighted average common shares outstanding, diluted	86,198,157	86,198,157
Net income per common share, basic	$0.11	$0.11
Net income per common share, diluted	$0.11	$0.11

(in millions)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Max Redemptions)
Combined Balance Sheet Data:
Total assets	$2,163.5	$2,163.5
Total liabilities	$1,321.5	$1,321.5
Total equity	$842.0	$842.0

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;
•	the future financial performance of the post-combination company following the Business Combination;
•	changes in the market for Nexeo products;
•	expansion plans and opportunities; and
•	other statements preceded by, followed by or that include the words “estimate”, “plan”, “project”, “forecast”, “intend”, “expect”, “anticipate”, “believe”, “seek”, “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;
•	the outcome of any legal proceedings that may be instituted against Nexeo or the Company following announcement of the proposed Business Combination and transactions contemplated thereby;
•	the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Merger Agreement;
•	the inability to obtain or maintain the listing of the post-combination company’s Common Stock on NASDAQ following the Business Combination;
•	the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;
•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Nexeo and the Company businesses, and the ability of the combined business to grow and manage growth profitably;
•	costs related to the Business Combination;
•	changes in applicable laws or regulations;
•	the possibility that Nexeo or the Company may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors”.

RISK FACTORS

The following risk factors apply to the business and operations of Nexeo and its consolidated subsidiaries and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Nexeo and the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements”. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Nexeo’s Operations

Nexeo faces competition from other companies, which places downward pressure on prices and profitability.

Nexeo operates in highly competitive markets and competes against a large number of domestic and foreign companies. Competitiveness is based on several key criteria, including product performance and quality, product price, product availability, product handling and storage capabilities, the ability to understand customer product development processes and respond to their needs, delivery capabilities and customer service, including technical support. In addition, competitors’ pricing decisions could compel Nexeo to decrease its prices, which could negatively affect its profitability. Furthermore, producers sometimes elect to distribute their products directly to end-user customers, rather than rely on third-party distributors like Nexeo. While Nexeo does not believe that its results depend materially on access to any individual producer’s products, a significant increase in the number of suppliers electing to serve customers directly could result in less revenue and gross profit for Nexeo either due to competitive pressure from suppliers or products becoming unavailable to Nexeo or both.

Certain competitors are significantly larger than Nexeo and may have greater financial resources. As a result, these competitors may be better able to withstand changes in market and industry conditions, including changes in the prices of raw materials and general economic conditions.

The prices of the products Nexeo purchases and sales are volatile.

Rising or otherwise volatile raw material prices for Nexeo’s suppliers, especially those of hydrocarbon derivatives, may cause costs to increase or may result in volatility in Nexeo’s profitability. Also, costs associated with the distribution of Nexeo’s products fluctuate in accordance with fuel and other transport-related costs. Nexeo’s ability to pass on increases in its costs to its customers is dependent upon market conditions, such as the presence of competitors in particular geographic and product markets and of the prevailing pricing mechanisms in customer contracts.

Many of Nexeo’s products are commodities or include significant commodity content; however, Nexeo has no control over the changing market value of the commodities. For example, excess supplies or changes in demand of crude oil-based and/or natural gas-based feedstocks may cause base commodity chemical product prices to fall. This could subsequently result in a drop in prices for propylene and ethylene-based plastics product prices to fall. Nexeo also typically maintains significant inventories of the products Nexeo sells in order to meet its customers’ service level requirements. Declining prices, particularly rapid declines like those that occurred at times during fiscal year 2015, typically cause customers to reduce inventories and wait for lower prices in anticipation of continued falling prices. Additionally, rapidly declining prices can cause Nexeo’s inventory value to be higher than market and subject Nexeo to impairment charges. As a result of these factors, Nexeo is subject to price risk with respect to its product inventories. Nexeo uses an enterprise resource planning, which we refer to in this section as “ERP”, system to forecast customer demand based on historical practices and collaborate with customers to enhance the accuracy of these forecasts; however, significant unanticipated changes in market conditions can affect future product demand, which could materially and adversely affect the value of its inventory. If Nexeo overestimates demand and purchases too much of a particular product when customers are reducing/minimizing their purchases, it faces a risk that the price of that product will fall, leaving it with inventory that Nexeo cannot profitably sell. As a result, Nexeo’s sales volumes and gross profit may decline.

If Nexeo underestimates demand and does not purchase sufficient quantities of a particular product and prices of that product rise, it could be forced to purchase that product at a higher price in order to satisfy customer demand for that product, but it may not be able to increase pricing to Nexeo’s customers resulting in reduced profitability. In addition, if Nexeo’s forecasts are below actual market demand, or if market demand increases significantly beyond its forecasts, then Nexeo may not be able to satisfy customer product needs, which may cause its customers to purchase their products from its competitors and could result in a loss of market share.

Many of Nexeo’s contracts with suppliers and customers are terminable upon notice.

Nexeo’s revenue stream is variable because it is primarily generated as customers place orders and customers may change their requirements or cancel their orders. Nexeo generally enters into framework agreements with customers and suppliers that set out volume and other performance expectations over the term of the contract, but purchases and sales of products are usually made by placing individual purchase orders based on customer demand or forecasts. Since many of Nexeo’s contracts with both suppliers and customers do not include firm obligations to buy or sell products or are otherwise terminable upon notice, Nexeo might in certain instances be unable to meet Nexeo’s customers’ orders, which could harm its business relationships and reputation and result in reduced profitability. In circumstances where customers terminate contracts or cancel orders, Nexeo may be unable to find alternative buyers for the materials Nexeo purchased and may be forced to hold such materials in inventory. Nexeo’s gross profit could be negatively affected if suppliers or customers renegotiate contractual terms to Nexeo’s disadvantage. Additionally, while some of Nexeo’s relationships for the distribution and sale of specialty chemicals have exclusivity or preference provisions, Nexeo may be unable to enforce these provisions effectively for legal or business reasons.

Nexeo is affected by demand fluctuations and other developments in the broader economy, including any prolonged economic crisis.

Nexeo’s businesses mainly service clients in North America, EMEA and Asia, specifically China, making Nexeo vulnerable to downturns in those economies. Nexeo’s sales and gross profits could decline as a result of economic recessions, changes in industrial production processes or consumer preferences, significant episodes of inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of governments in North America, EMEA and Asia, specifically China. See also “— Nexeo is exposed to fluctuations in foreign exchange rates” and “— Nexeo’s substantial international operations subject Nexeo to risks of doing business in foreign countries.”

General economic conditions and macroeconomic trends could also negatively affect the creditworthiness of Nexeo’s customers, which could increase its credit risk with respect to its trade receivables. Similarly, volatility and disruption in financial markets could limit Nexeo’s customers’ ability to obtain financing necessary to maintain or expand their own operations, thereby reducing demand for Nexeo’s products.

Disruptions in the supply of or an inability to supply the products that Nexeo distributes could result in a loss of customers or damage to its reputation.

Nexeo’s business depends on access to adequate supplies of the products that Nexeo’s customers purchase from Nexeo. From time to time, Nexeo may be unable to access adequate quantities of certain products because of supply disruptions due to natural disasters, extreme weather, industrial accidents, scheduled and unscheduled production outages, high demand leading to allocation, port closures and other transportation disruptions and other circumstances beyond Nexeo’s control. These types of events could negatively affect Nexeo’s results of operations.

Nexeo purchases certain products and raw materials from suppliers, often pursuant to written supply contracts. If those suppliers are unable to fulfill Nexeo’s orders in a timely manner or choose to terminate or otherwise avoid contractual arrangements, Nexeo may not be able to obtain the products from alternate sources. The loss of one or more significant suppliers or a supplier of certain key products, or a significant change in the business strategies of Nexeo’s suppliers could disrupt its supply of the products Nexeo’s customers purchase from Nexeo. If Nexeo is unable to obtain and retain qualified suppliers under commercially acceptable terms, its ability to deliver products in a timely, competitive and profitable manner could be adversely affected.

Additionally, domestic and global government regulations related to the manufacture or transport of certain products may impede Nexeo’s ability to obtain those products on commercially reasonable terms.

If for any reason Nexeo experiences widespread, systemic difficulties in filling Nexeo’s customers’ orders, it faces the risk of customer dissatisfaction, possible loss of customers, damage to its reputation, or paying a supplier a higher price in order to obtain the needed products on short notice, any of which could result in loss of revenues and lower profitability.

Nexeo is exposed to fluctuations in foreign exchange rates.

A portion of Nexeo’s sales and costs of sales are denominated in currencies other than the functional currency of Nexeo’s subsidiaries, exposing it to currency transaction risk. Additionally, because Nexeo reports its consolidated results in U.S. dollars, the results of operations and the financial position of its local international operations, which are generally reported in the relevant local currencies, are then translated into U.S. dollars at the applicable exchange rates for inclusion in its consolidated financial statements, exposing Nexeo to currency translation risk. Consequently, any change in exchange rates between Nexeo’s foreign operations’ functional currencies and the U.S. dollar will affect its consolidated statements of operations and balance sheets when the results of those operating companies are translated into U.S. dollars for reporting purposes. For example, during fiscal year 2015, Nexeo’s most significant currency exposures were to the Euro, the CAD and the RMB. Nexeo’s results of operations were negatively impacted due to this exposure. See the section entitled “Nexeo Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The exchange rates between these and other foreign currencies and the U.S. dollar may fluctuate substantially, and these fluctuations may have an adverse effect on Nexeo’s results of operations in future periods.

Nexeo requires significant working capital.

Nexeo has significant working capital needs, as the nature of its business requires Nexeo to purchase and maintain inventories that enable Nexeo to fulfill customer demand. In addition, Nexeo extends a significant amount of trade credit to Nexeo’s customers to purchase Nexeo’s products. Increases in the price of the products Nexeo purchases from suppliers or its selling prices to customers could result in increased working capital needs, as it is more expensive to maintain inventories and extend trade credit, which could adversely affect its liquidity and cash flow. Nexeo historically financed its working capital needs through cash flow from operations and borrowings under its asset based revolving credit facility that provides up to $500.0 million through a U.S. tranche and a Canadian tranche of up to U.S. dollar equivalent $40.0 million, which we refer to as its “ABL Facility”. If Nexeo is unable to finance its working capital needs on the same or more favorable terms going forward, or if its working capital requirements increase and Nexeo is unable to finance the increase, Nexeo may not be able to purchase the products required by Nexeo’s customers or extend them the credit they require to purchase Nexeo’s products, which could result in a loss of sales.

Nexeo depends on transportation and storage assets, some of which it does not own, in order to store and deliver products to Nexeo’s customers.

Although Nexeo maintains a significant portfolio of owned and leased transportation assets in North America, including trucks, tankers, railcars, barges and trailers, Nexeo also relies on transportation provided by third parties, such as common carriers, to deliver products to Nexeo’s customers. For the fiscal year ended September 30, 2015, common carriers account for 37.3% of deliveries from its North American warehouses. In addition, in EMEA and Asia, Nexeo operated almost exclusively through third-party operated warehouses for the fiscal year ended September 30, 2015. Nexeo’s access to third-party transportation and storage is not guaranteed, and it may be unable to transport or store products at economically attractive rates or at all in certain circumstances, particularly in cases of adverse market conditions, such as shortages in transportation or storage capacity or disruptions to transportation infrastructure. Nexeo could also be subject to increased costs associated with transportation and storage that Nexeo may not always be able to recover from its customers, including fluctuating fuel prices, labor shortages and unexpected increases in the charges imposed by common carriers and other third parties involved in transportation. Strikes or other service interruptions by third-party transporters could also cause its operating expenses to rise and adversely affect its ability to deliver products on a timely basis. Any condition which results in its inability to store and deliver products to Nexeo’s customers for a prolonged period of time or its failure to deliver products in a timely manner, could harm its business relationships, reputation and brand and render portions of its business unprofitable.

Nexeo relies on the proper functioning of its computer and data processing systems, and a large-scale malfunction could result in disruptions to its business.

Nexeo uses an integrated ERP system to manage complexity across its supply chain by processing transactions and financial data in real-time, including ordering, purchasing, inventory management and delivery information. The proper functioning of Nexeo’s ERP platform and related IT systems is critical to the successful operation of its business and the implementation of its business strategies. Computer and data processing systems are susceptible to malfunctions and disruptions, including due to equipment damage, power outages, computer viruses and a range of other hardware, software and network problems. Nexeo cannot guarantee that it will not experience any malfunctions or disruptions in the future. A significant or large-scale malfunction or interruption of Nexeo’s computer or data processing systems could adversely affect its ability to keep its operations running effectively, including its ability to process orders, properly forecast customer demand, receive and ship products, maintain inventories, collect account receivables and pay expenses, which could materially adversely affect its business, financial condition, cash flows or results of operations.

The service of key employees or inability to attract new key employees could be adversely affect Nexeo’s business.

Nexeo may have difficulty locating, hiring and retaining qualified and experienced employees, including managerial, sales, sourcing and technical support personnel. This could have an adverse effect on Nexeo’s ability to operate and grow its business. Additionally, the loss of employees who manage key customer and supplier relationships or key products could negatively affect Nexeo’s ability to sell and support its business effectively, which could negatively impact its results of operations. This could be particularly true in certain foreign jurisdictions or with recent acquisitions where legacy relationships are important to the viability of its business.

Nexeo may fail to extend or renegotiate its collective bargaining agreements with its labor unions as they expire from time to time, and disputes with its labor unions may arise or its unionized employees may engage in a strike or other work stoppage.

As of September 30, 2015, approximately 148 of Nexeo’s 2,000 employees in the United States were represented by unions in six locations and seven separate bargaining units. Five of the local unions are affiliated with the International Brotherhood of Teamsters and two are affiliated with the United Steelworkers. Nexeo has been unable to finalize a collective bargaining agreement with one of the seven local unions following the Ashland Distribution Acquisition.

In April and November 2011, two local unions each filed an unfair labor practice charge against Nexeo with the National Labor Relations Board, which we refer to as “NLRB”, alleging that Nexeo should be considered a successor of Ashland and, as such, Nexeo was obligated to bargain to agreement or impasse with the unions before changing the employment terms that were in effect before commencing operations, including continuing to cover employees under the union-affiliated multi-employer pension plans in which the employees participated as employees of the Distribution Business. In November 2011, the NLRB filed a complaint against Nexeo with respect to both cases, and on June 28, 2012, the NLRB administrative law judge found substantially in its favor, holding that Nexeo was not obligated to continue to cover employees in the multi-employer pension plans. The matter is now before the NLRB for consideration. Nexeo has reached a settlement with one of the unions resulting in a collective bargaining agreement that resulted in dismissal of the case with respect to that local union. In the event the remaining case continues, Nexeo intends to vigorously challenge the allegations; however, no assurances can be given as to its outcome or that Nexeo will be able to finalize a collective bargaining agreement at all or on favorable terms. In addition, to the extent its other collective bargaining agreements have expired and have not been replaced, it is possible that the local unions, without no-strike clauses in place, may engage in work stoppages.

If Nexeo fails to extend or renegotiate its collective bargaining agreements, if disputes with its unions arise or if its unionized workers engage in a strike or other work stoppage, it could incur higher operation and labor costs or experience a significant disruption of operations.

Nexeo’s employees in EMEA are represented by works councils or other labor organizations appointed pursuant to local law consisting of employee representatives who have rights to negotiate working terms and to receive notice of significant actions. These arrangements grant protections to employees and subject them to employment terms that are similar to collective bargaining agreements which may limit operational flexibility and increase operational expenses and labor costs.

Nexeo’s balance sheet includes significant intangible assets, which could become impaired.

At September 30, 2015, Nexeo’s intangible assets totaled $485.1 million, including $373.7 million in goodwill resulting from the Ashland Distribution Acquisition in April 2011, the acquisition of Beijing Plaschem in November 2012, the CSD Acquisition in December 2013 and the Archway Acquisition in April 2014. Nexeo may also recognize additional goodwill and intangible assets in connection with future business acquisitions. Under U.S. Generally Accepted Accounting Principles, which we refer to as “GAAP”, Nexeo is required to evaluate goodwill for impairment at least annually. Although Nexeo has not had an impairment on these intangible assets, Nexeo cannot guarantee that no material impairment will occur, particularly in the event of a substantial deterioration in its future profitability prospects, either in its business as a whole or in a particular segment. If Nexeo determines that the carrying value of its long-lived assets, goodwill or intangible assets is less than their fair value, it may be required to record impairment charges in the future which may significantly impact its profitability. The determination of fair value is highly subjective and can produce significantly different results based on the assumptions used and methodologies employed.

Nexeo’s substantial international operations subject it to risks of doing business in foreign countries.

For the fiscal year ended September 30, 2015, Nexeo sold products to customers located in over 80 different countries and generated 23.3% of total sales outside the United States. These sales may represent an even larger portion of Nexeo’s net sales in the future. Also, Nexeo currently operates through approximately 75 third party warehouses located outside the United States, including third party warehouses in China. Accordingly, its business is subject to risks related to the differing legal, political, social and regulatory requirements and economic conditions of many jurisdictions.

Legal and political risks are inherent in the operation of a company with Nexeo’s global scope. For example, it may be more difficult for it to enforce Nexeo’s agreements or collect receivables through foreign legal systems. In addition, the global nature of Nexeo’s business presents difficulties in hiring and maintaining a workforce in some countries and managing and administering an internationally dispersed business. In particular, the management of Nexeo’s personnel across several countries can present logistical challenges, including difficulties related to operating under different business cultures and languages.

Foreign countries may also impose additional withholding taxes or otherwise tax Nexeo’s foreign income, or adopt other restrictions on foreign trade or investment, including currency exchange controls. The imposition of tariffs is also a risk that could impair Nexeo’s financial performance.

There is a risk that foreign governments may nationalize private enterprises in countries where Nexeo operates. In some countries or regions, terrorist activities and the response to these activities may threaten Nexeo’s operations more than those in the United States and may result in limited operations, especially in the event of activities which may threaten the health and safety of its employees. Also, changes in general economic and political conditions in countries where Nexeo operates, particularly in emerging markets, are a risk to its financial performance.

There can be no assurance that the consequences of these and other factors relating to Nexeo’s multinational operations will not have an adverse effect on it.

Nexeo has significant operations in China and the laws and regulations applicable to its operations there are sometimes vague and uncertain. Any changes in such laws and regulations could materially adversely affect Nexeo’s business, financial condition, operating results and cash flows.

For the fiscal year ended September 30, 2015, Nexeo Plaschem’s operations contributed, in aggregate across all lines of business, $170.9 million in revenue. China’s legal system is a civil law system based on written statutes, where decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of China’s laws and regulations, including among others, the laws and regulations governing the conduct of business in China, or the enforcement and performance of arrangements with customers and suppliers in the event of death, bankruptcy or the imposition of statutory liens or criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because the laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Nexeo cannot predict what effect the interpretation or enforcement of existing or new laws or regulations may have on its business in China. If the relevant authorities find that Nexeo is in violation of China’s laws or regulations, they would have broad discretion in dealing with such a violation, including levying fines or requiring that Nexeo discontinues any portion or all of its business in China.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect Nexeo’s business in China. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China’s political, economic or social life, will not affect China’s government’s ability to continue to support and pursue the promulgation of new laws and changes to existing laws, as described above. Such a shift in leadership, social or political disruption or unforeseen circumstances could have a material adverse effect on Nexeo’s business and prospects.

If Nexeo fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results.

Nexeo is required to comply with Section 404 of the Sarbanes-Oxley Act, which requires, among other things, that companies maintain disclosure controls and procedures to ensure timely disclosure of material information, and that management review the effectiveness of those controls on a quarterly basis. Effective internal controls are necessary for it to provide reliable financial reports and to help prevent fraud, and its management and other personnel devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations increased its legal and financial compliance costs and make some activities more time-consuming and costly. Nexeo cannot be certain that it will be able to maintain adequate controls over its financial processes and reporting in the future or that Nexeo will be able to comply with its obligations under Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act also requires Nexeo to evaluate annually the effectiveness of its internal controls over financial reporting as of the end of each fiscal year and to include a management report assessing the effectiveness of its internal controls over financial reporting in its Annual Report on Form 10-K. If Nexeo fails to maintain the adequacy of its internal controls, Nexeo cannot assure you that it will be able to conclude in the future that it has effective internal controls over financial reporting and/or Nexeo may encounter difficulties in implementing or improving its internal controls, which could harm its operating results or cause it to fail to meet its reporting obligations. If Nexeo fails to maintain effective internal controls, it might be subject to sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect Nexeo’s financial results and may also result in delayed filings with the SEC.

Nexeo’s business could be negatively affected by security threats, including cybersecurity threats, and other disruptions.

Nexeo faces various security threats, including cybersecurity threats to gain unauthorized access to sensitive information or to render data or systems unusable, threats to its facilities, threats from disgruntled employees and terrorist acts. The potential for such security threats subjects Nexeo’s operations to increased risks that could have a material adverse effect on its business. In particular, Nexeo’s implementation of various procedures and controls to monitor and mitigate security threats and to increase security for its information, facilities and infrastructure may result in increased capital and operating costs. Moreover, there can be no assurance that such procedures and controls will be sufficient to prevent security breaches from occurring. If any of these security breaches were to occur, they could lead to losses of sensitive information, critical infrastructure or capabilities essential to Nexeo’s operations and could have a material adverse effect on its reputation, financial position, results of operations or cash flows. Cybersecurity attacks in particular are becoming more sophisticated and include, but are not limited to, malicious software, attempts to gain unauthorized access to data (either directly or through Nexeo’s vendors) and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. These events could damage Nexeo’s reputation and lead to financial losses from expenses related to remediation actions, loss of business or potential liability.

Consolidation of Nexeo’s competitors in the markets in which Nexeo operates could place it at a competitive disadvantage and reduce its profitability.

Nexeo operates in an industry which is highly fragmented on a global scale, but in which there has been a trend toward consolidation in recent years. Consolidation of Nexeo’s competitors may jeopardize the strength of its position in one or more of the markets in which Nexeo operates and any advantages Nexeo currently has due to the comparative scale of its operations. Losing some of those advantages could adversely affect Nexeo’s business, financial condition, cash flows and results of operations, as well as its growth potential.

Nexeo’s business is subject to many operational risks that can result in injury or loss of life, environmental damage, exposure to hazardous materials, and other events that could potentially lead to the interruption of its business operations and/or the incurrence of significant costs. Nexeo’s insurance policies may not cover all losses, costs or liabilities that Nexeo may experience.

The operations in Nexeo’s Chemicals and Environmental Services lines of business, as well as its Composites line of business in the past, inherently involve the risk that chemical or composite products or hazardous substances could be released into the environment from its facilities or equipment, either through spills or other accidents. Many of the chemical and composites products Nexeo handles, or have handled in the past, are potentially dangerous, and could present the risk of fires, explosions, exposure to hazardous materials and other hazards that could cause property damage or personal injury. Responding to the occurrence of any such incidents could cause Nexeo to incur potentially material expenditures related to response actions, government penalties, natural resource damages, business interruption and third-party injury or property damage claims.

While Nexeo utilizes extensive safety procedures and protocols in the operation of its businesses, there are risks inherent to the chemical distribution and environmental services industries. These relate primarily to the storage, handling, transportation and disposal of chemicals and other hazardous substances, which are subject to operational hazards and unforeseen interruptions caused by events beyond its control. These risks include, but are not limited to, accidents, explosions, fires, breakdowns in equipment or processes, acts of terrorism and severe weather. These events can result in injury or loss of life, environmental damage, exposure to hazardous materials and other events that could potentially lead to the interruption of its business operations and/or the incurrence of significant costs. In addition, the handling of chemicals has the potential for serious impacts on human health and the environment from such events as chemical spills, exposures and unintentional discharges or releases of toxic or hazardous substances or gases.

Although Nexeo covers its operational risks with insurance policies in certain instances and to the extent its management deems appropriate, these policies are subject to customary exclusions, deductibles and coverage limits that Nexeo believes are in accordance with industry standards and practices. Nexeo is not insured against all risks, however, and Nexeo cannot guarantee that it will not incur losses beyond the policy limits or outside the coverage of its insurance policies. Moreover, from time to time, various types of insurance for companies involved in chemical distribution and environmental services have not been available on commercially acceptable terms or, in some cases, available at all. There can be no assurance that Nexeo will be able to maintain adequate insurance coverage in the future, that premiums, which have increased significantly in the last several years, will not continue to increase in the future, or that it will not be subject to liabilities in excess of available insurance.

Accidents, environmental damage, misuse of Nexeo’s products, adverse health effects or other harm related to hazardous materials that Nexeo carries or stores could result in damage to its reputation and substantial remediation obligations.

Nexeo’s business depends to a significant extent on Nexeo’s customers’ and suppliers’ trust in its reputation for quality, safety, reliability and environmental responsibility. Actual or alleged instances of safety deficiencies, inferior product quality, exposure to hazardous materials resulting in illness, injury or other harm to persons or property, environmental damage caused by it or Nexeo’s products, as well as misuse or misappropriation of Nexeo’s products, such as for terrorist activities or in the processing of illegal drugs, could damage its reputation and result in the loss of customers or suppliers. There can be no assurance that Nexeo will not incur such problems in the course of its operations. Also, there may be safety, personal injury or other environmental risk related to Nexeo’s products which are not known today. Any of the foregoing events, outcomes or allegations could also subject it to legal claims, and it could incur substantial legal fees and other costs in defending such legal claims.

Accidents or other incidents alleged to have taken place at Nexeo’s facilities, while a product is in transit, in a product’s end use application or otherwise involving its personnel or operations could also expose it to substantial liabilities and have a material adverse effect on its business, financial condition, cash flows and results of operations. Because many of the products Nexeo handles are potentially dangerous, it faces the ongoing risk of explosions, fires, unintended releases and other hazards that may cause property damage, physical injury, illness or death. As an example, on November 16, 2012, its facility in Garland, Texas experienced a fire, which primarily affected the bulk loading rack terminal, an adjacent warehouse and certain storage tanks that service its Chemicals line of business. As a result of this event, Nexeo temporarily operated out of other facilities and incurred certain additional costs.

There can be no assurance that these types of events will not occur again in the future. If these events occur, whether through Nexeo’s own fault, the fault of a third party, pre-existing conditions at its facilities or among its fleet, natural disaster or other event outside its control, its reputation could be significantly damaged. Nexeo could also become responsible, through the application of environmental or other laws or by court order, for substantial monetary damages, costly investigation or remediation obligations and various fines or penalties, which may include liabilities arising from third-party lawsuits or environmental clean-up obligations. The amount of any costs Nexeo may incur under such circumstances could substantially exceed any insurance it has to cover those losses.

Nexeo’s business exposes it to potential product liability claims and recalls, which could adversely affect its financial condition and performance.

Nexeo is a distributor of products that third-party manufacturers produce. Nexeo also sells a limited number of products directly to retail stores. Accordingly, Nexeo’s business involves an inherent risk of exposure to product liability claims, product recalls, product seizures and related adverse publicity. A product liability claim or judgment against it could also result in substantial and unexpected expenditures, affect consumer or customer confidence in Nexeo’s products, and divert management’s attention from other responsibilities. Nexeo generally extends to its customers the warranties provided to it by its suppliers and, accordingly, the majority of its warranty obligations to customers are intended to be covered by corresponding supplier warranties. However, there can be no assurance that its suppliers will continue to provide such warranties to it in the future, that warranty obligations to Nexeo’s customers will be covered by corresponding warranties from its suppliers or that its suppliers will be able to financially provide protection. Although Nexeo maintains liability insurance, there can be no assurance that this type or the level of coverage is adequate or that it will be able to continue to maintain its existing insurance or obtain comparable insurance at a reasonable cost, if at all. A product recall or a partially or completely uninsured judgment against it could have a material adverse effect on its business, financial condition, cash flows or results of operations.

Nexeo may incur significant costs and liabilities in the future resulting from new or existing environmental or safety laws or regulations or an accidental release of wastes or other materials into the environment.

Nexeo’s Chemicals line of business, as well as its Composites line of business in the past, involve the storage and distribution of various chemicals, solvents, additives, resins and catalysts to various end markets. Nexeo’s Environmental Services line of business involves the collection, recovery, recycling and disposal of hazardous and non-hazardous materials. All of these lines of business, and to a lesser extent Nexeo’s Plastics line of business, are subject to increasingly stringent federal, state, local and foreign laws and regulations associated with protection of the environment. These laws and regulations govern such matters as the handling, storage and transportation of chemicals and composites, releases of pollutants into the air, soil, and water disposal of hazardous and non-hazardous wastes, remediation of contaminated sites, protection of workers from exposure to hazardous substances, and public disclosure of information regarding environmental and safety hazards. Nexeo’s failure to comply with any environmental and safety laws or regulations could result in the assessment of administrative, civil or criminal penalties the imposition of investigatory or remediation liabilities and the issuance of injunctive relief, which could subject it to additional operational costs and constraints. Each of these outcomes could have an adverse effect on Nexeo’s business, financial condition, cash flows or results of operations.

Environmental and safety laws and regulations are subject to frequent modification, and recent trends indicate a movement towards increasingly stringent environmental and safety requirements. As a result, Nexeo may be required to make substantial expenditures to comply with future environmental and safety laws and regulations, and such expenditures could have an adverse effect on its business, financial condition, cash flows or results of operations. For example, the Environmental Protection Agency has undertaken efforts to increase its regulation of toxic substances under the Toxic Substances Control Act of 1976. New or increased governmental restrictions on the transportation, use or disposal of certain chemicals, both domestically and abroad, could also reduce demand for Nexeo’s products, adversely affecting its operations.

Nexeo is relying upon the creditworthiness of Ashland, which is indemnifying it for certain liabilities associated with the Distribution Business. To the extent Ashland is unable (or unwilling) to satisfy its obligations to it, Nexeo may have no recourse under the purchase agreement and will bear the risk of the liabilities associated with the Distribution Business.

Under the purchase agreement for the Ashland Distribution Acquisition, Ashland has agreed to indemnify Nexeo and its affiliates from any and all claims and losses actually suffered or incurred by it or its affiliates arising out of or relating to the breach of Ashland’s representations, warranties, covenants or agreements contained in the purchase agreement or any retained liability of Ashland. Ashland’s indemnification obligations resulting from its breach of any representation, warranty or covenant related to environmental matters (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty) are generally limited by an individual claim threshold of $0.2 million, an aggregate claim deductible of $18.6 million and a ceiling of $93.0 million. Subject to the limitations described below, Ashland has also agreed to retain all known environmental liabilities, which we refer to as “Retained Specified Remediation Liabilities”, and all other environmental remediation liabilities arising prior to the closing date of the Ashland Distribution Acquisition for which Ashland receives notice prior to the fifth anniversary of the closing date of the Ashland Distribution Acquisition, which we refer to as “Other Retained Remediation Liabilities” and, collectively, as “Retained Remediation Liabilities”. The purchase agreement also provides that Ashland retains all litigation liabilities arising prior to the closing date of the Ashland Distribution Acquisition of which Ashland receives notice prior to the fifth anniversary of the closing date of the Ashland Distribution Acquisition, which we refer to as “Retained Litigation Liabilities”.

Ashland’s indemnification obligations for any Other Retained Remediation Liabilities incurred by Nexeo are subject to an individual claim threshold of $0.2 million and an aggregate claim deductible of $5.0 million. Ashland’s indemnification obligation for the Retained Remediation Liabilities (in each case other than any such liabilities relating to off-site locations) is subject to an aggregate ceiling of $75.0 million. Ashland’s indemnification obligations resulting from or relating to the breach of Ashland’s representations, warranties and covenants contained in the purchase agreement (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty) or any Retained Specified Remediation Liabilities, Other Retained Remediation Liabilities or Retained Litigation Liabilities are subject to an aggregate ceiling of $139.5 million, and Ashland’s total indemnification obligations under the purchase agreement (other than for liabilities relating to taxes or any retained indebtedness) are subject to an aggregate ceiling in the amount of the purchase price for the Distribution Business net assets.

Several of Nexeo’s facilities are currently undergoing active remediation for impacts to soil and groundwater. Under Nexeo’s purchase agreement with Ashland, Ashland has retained liability for all remediation obligations related to its ownership and operation of the transferred assets before the closing date of the Ashland Distribution Acquisition and will indemnify it for any losses associated with these liabilities, subject to some limitations. To date, Nexeo has not incurred any such costs. Ashland will not indemnify it, however, for any environmental conditions arising from its own ownership and operation of the transferred assets after the closing date of the Ashland Distribution Acquisition. Nexeo may also discover new or previously unknown contamination for which it may not be indemnified by Ashland. In those cases and in situations where Ashland is unable or unwilling to fulfill its indemnification obligations to it, Nexeo may be responsible for substantial remediation costs.

In the purchase agreement for the Ashland Distribution Acquisition, Ashland agreed to retain all known environmental remediation liabilities and all other environmental liabilities arising prior to the closing date of March 31, 2011 of which Ashland received written notice prior to the fifth anniversary of such closing date. Because Ashland agreed to indemnify it for Retained Specified Remediation Liabilities and Other Retained Remediation Liabilities (as such terms are defined herein), Nexeo does not currently have any environmental or remediation reserves associated with these specific liabilities; however, if Nexeo was to incur expenses related to the Other Retained Remediation Liabilities, Nexeo would be responsible for the first $5.0 million in aggregate expenses relating thereto prior to the receipt of any indemnification from Ashland. In addition, if any Retained Specified Remediation Liability ultimately exceeds the liability ceilings described above, Nexeo would be responsible for such excess amounts. In either of these scenarios, Nexeo would be required to take an appropriate environmental or remediation reserve. Nexeo evaluates on a regular basis the need to establish such reserves and may incur significant remediation liabilities in the future.

To the extent Ashland is unable or unwilling to satisfy its obligations to Nexeo, Nexeo may have no recourse under the purchase agreement and will bear the risk of the pre-closing liabilities associated with the Distribution Business, including certain known environmental liabilities. Please see the section entitled “Information About Nexeo — Business — Legal Proceedings” below.

Nexeo is exposed to ongoing litigation and other legal and regulatory actions and risks in the course of its business, and Nexeo could incur significant liabilities and substantial legal fees.

Nexeo is subject to the risk of litigation, other legal claims and proceedings and regulatory enforcement actions in the ordinary course of its business. The outcomes of these proceedings cannot be predicted with certainty. In addition, Nexeo cannot guarantee that the results of current and future legal proceedings will not materially harm its business, reputation or brand, nor can Nexeo guarantee that it will not incur losses in connection with current or future legal proceedings that exceed any provisions Nexeo may have set aside in respect of such proceedings. Many of the products Nexeo sells can cause liabilities to arise many years after their sale and use. Insurance purchased at the time of sale may not be available when costs arise in the future, and suppliers may no longer be available to provide indemnification. There can be no assurance that Nexeo will not incur legal or regulatory cost that could result in a material impact on its business, financial condition, cash flows or results of operations in the future.

Nexeo may be subject to personal injury claims related to exposure to hazardous materials and asbestos.

Nexeo’s Chemicals and Environmental Services lines of business involve the storage, transportation and handling of hazardous materials, including chemicals and wastes. The nature of these operations could subject Nexeo to personal injury claims from individuals or classes of individuals related to exposure to such materials. Nexeo may also be subject to personal injury claims related to exposure to asbestos. Although Nexeo does not manufacture or distribute any products containing asbestos, asbestos-containing building materials have been identified at some of its facilities; these materials could present an exposure risk if improperly handled. Under Nexeo’s purchase agreement with Ashland, Ashland has retained liability for all personal injury claims related to its ownership and operation of the transferred assets before the closing date of the Ashland Distribution Acquisition and will indemnify Nexeo for any losses associated with these liabilities, subject to some limitations. Ashland will not indemnify Nexeo, however, for any personal injury claims arising from its own ownership and operation of the transferred assets after the closing date of the Ashland Distribution Acquisition, nor will Ashland indemnify Nexeo for any claims related to the removal or abatement of asbestos-containing materials. There can be no assurance that Nexeo will not incur any of these claims that could result in a material impact on its business, financial condition, cash flows or results of operations in the future.

Nexeo’s international sales and operations require access to international markets and are subject to applicable laws relating to trade, export and import controls and economic sanctions, the violation of which could adversely affect its operations.

Nexeo must comply with foreign laws relating to trade, export and import controls and economic sanctions. Nexeo may not be aware of all of such laws for the markets in which Nexeo does business, which subjects it to the risk of potential violations. Non-compliance could result in the loss of authorizations and licenses to conduct business in these countries or civil or criminal penalties. Nexeo must also comply with all applicable export and import laws and regulations of the United States and other countries. Such laws and regulations include, but are not limited to, the Export Administration Act, the Export Administration Regulations, the Arms Export Control Act and the International Traffic in Arms Regulations. The applicability of such laws and regulations generally is limited to “U.S. persons” (i.e., U.S. companies organized or registered to do business in the U.S. and to U.S. citizens, U.S. lawful permanent residents and other protected classes of individuals). However, these laws and regulations have certain extraterritorial effect in some instances, particularly with respect to the re-export of U.S.-origin equipment. Nexeo must comply with U.S. sanctions laws and regulations, which are primarily administered by the U.S. Department of Treasury’s Office of Foreign Assets Control, as well as other U.S. government agencies. Transactions involving sanctioned countries, entities and persons are prohibited without U.S. government authorization (which will rarely be granted). The applicability of such sanctions laws and regulations generally is limited to U.S. persons. However, these sanctions laws and regulations have certain extraterritorial effect in some instances, particularly with respect to the re-export of U.S.-origin equipment. Moreover, U.S. sanctions against Cuba are specifically designed to cover foreign companies owned and controlled by U.S. companies and certain U.S. sanctions against Iran are designed to target foreign companies.

There can be no assurance that compliance with these laws and regulations will not have a material impact on its results of operations or cash flows in the future. Furthermore, while Nexeo has not experienced penalties from the violation of these laws that have materially impacted its results of operations or cash flows in any of the periods presented in this proxy statement, violations of U.S. laws and regulations relating to trade, export and import controls and economic sanctions could result in significant civil and/or criminal penalties for its U.S. and foreign operations, including fines, onerous compliance requirements, prohibitions on exporting and importing, prohibitions on receiving government contracts or other government assistance and other trade-related restrictions. It should be noted that U.S. enforcement of such laws and regulations continues to increase, along with penalties for violations.

If Nexeo does not comply with the U.S. Foreign Corrupt Practices Act, it may become subject to monetary or criminal penalties.

The U.S. Foreign Corrupt Practices Act, which we refer to as “FCPA”, generally prohibits companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business. Nexeo currently takes precautions to comply with this law. However, these precautions may not protect Nexeo against liability, particularly as a result of actions that may be taken in the future by agents and other intermediaries through whom Nexeo has exposure under the FCPA even though Nexeo may have limited or no ability to control such persons. Additionally, Nexeo has operations in certain countries, including Mexico, Russia and China, where strict compliance with the FCPA may conflict with local customs and practices. There can be no assurance that Nexeo will not be subject to penalties that might materially impact its business, financial condition, cash flows or results of operations in the future. Nexeo’s competitors include foreign entities not subject to the FCPA, and hence Nexeo may be at a competitive disadvantage.

Risks Related to the Company and the Business Combination

Following the consummation of the Business Combination, our only significant asset will be ownership of 100% of Nexeo and Blocker and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than the ownership of 100% of Nexeo and Blocker. We and certain investors and officers of Nexeo or its affiliates will become stockholders of the post-combination company at that time. We will depend on Nexeo for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends with respect to our preferred stock and Common Stock, and to satisfy our obligations under the Tax Receivable Agreement. Legal and contractual restrictions in agreements governing the Debt Financing and future indebtedness of Nexeo, as well as the financial condition and operating requirements of Nexeo may limit our ability to obtain cash from Nexeo. The earnings from, or other available assets of, Nexeo may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

Subsequent to the consummation of the Business Combination, we may be required to take writedowns or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Nexeo, we cannot assure you that this diligence revealed all material issues that may be present in Nexeo’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and Nexeo’s control will not later arise. As a result, we may be forced to later writedown or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

Our Sponsor has agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Sponsor has agreed to vote any shares of Common Stock owned by it in favor of our initial business combination. As of the date hereof, our Sponsor owns shares equal to 20.0% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Sponsor agreed to vote any shares of Common Stock owned by it in accordance with the majority of the votes cast by our public stockholders.

We will incur significant transaction and transition costs in connection with the Business Combination.

We have and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs, subject to our agreement in the Merger Agreement to assume up to $15,000,000 of certain permitted transaction expenses of Nexeo, subject to certain adjustments.

The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $50 million, including $18,309,150 in deferred underwriting commissions to the underwriters of our IPO.

The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The financial statements of the Company included in this proxy statement do not take into account the consequences to the Company of a failure to complete a business combination by June 11, 2016.

The financial statements of the Company included in this proxy statement have been prepared assuming that we would continue as a going concern. We are required to complete the Business Combination by June 11, 2016, unless we amend our charter to extend the life of the Company and certain other agreements we have entered into. We plan on filing and sending shareholders a proxy for a special meeting to consider a proposal to extend the amount of time we have to complete our business combination until August 20, 2016 to be held on June 8, 2016, which we refer to as the “Extension Proxy Vote”, in the event that the special meeting described in this proxy has not occurred by June 8, 2016. The possibility of the Business Combination not being consummated raises doubt as to our ability to continue as a going concern and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We may not be able to mail our definitive proxy statement in sufficient time to complete a business combination by June 11, 2016 and would be subject to mandatory liquidation if we were unable to complete a business combination by June 11, 2016 and the Extension Proxy Vote did not pass.

This proxy statement may not receive clearance in sufficient time to complete our business combination by June 11, 2016. We are planning on filing a separate proxy statement with the SEC in connection with a special meeting of the stockholders, to be held on June 8, 2016 in the case that the special meeting described in this proxy has not occurred by June 8, 2016, for the sole purpose of considering and voting upon proposals to amend our current certificate to extend the date before which we must complete a business combination from June 11, 2016 to August 20, 2016, and provide that the date for cessation of our operations if we have not completed a business combination would similarly be extended to August 20, 2016, which we refer to as the “Extension Proxy Vote”. The purpose of the Extension Proxy Vote is to allow us more time to complete the Business Combination. If we are unable to mail our definitive proxy statement in sufficient time to complete a business combination by June 11, 2016 and the Extension Proxy Vote is not approved, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current certificate and bylaws and applicable laws. For example, it is a condition to our obligations to close the Business Combination that there be no breach of Nexeo’s representations and warranties as of the closing date. However, if our board of directors determines that any such breach is not material to the business of Nexeo, then the board may elect to waive that condition and close the Business Combination. We are not able to waive the condition that our stockholders approve the Business Combination.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify (as described below)), and our warrants will expire worthless.

Our Sponsor and TPG will have significant influence over us after completion of the Business Combination.

Upon completion of the Business Combination, our Sponsor and TPG will beneficially own approximately 45% of our Common Stock. As long as our Sponsor and TPG own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. In addition, our Sponsor and TPG will each be entitled to designate two directors to the board of directors for so long as each holds at least 7.5% of Common Stock, respectively, and one director for so long as each holds at least 3%, but less than 7.5%, of Common Stock. Each of our Sponsor and TPG is entitled to have a representative appointed to serve on each committee of the board of directors, other than the audit committee, for so long as such party has the right to designate at least one director to the board of directors. See the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Shareholders’ and Registration Rights Agreement” for additional information.

Additionally, our Sponsor’s and TPG’s interests may not align with the interests of our other stockholders. Our Sponsor and TPG are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Our Sponsor and TPG may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our certificate of incorporation provides that we renounce any interest or expectancy in the business opportunities of our Sponsor or TPG and of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries and each such party shall not have any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer. See the section entitled “Proposal No. 10 — Approval of Additional Amendments to Current Certificate in Connection with the Business Combination” for additional information.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern and consummate an initial business combination by June 11, 2016 (or by August 20, 2016 if the Extension Proxy Vote is passed).

We are a development stage blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern and consummate an initial business combination. Unless we amend our charter to extend the life of the Company and certain other agreements we have entered into, if we do not complete an initial business combination by June 11, 2016 (or, in the case that the Extension Proxy Vote is passed, August 20, 2016), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. In addition if we fail to complete an initial business combination by June 11, 2016 (or, in the case that the Extension Proxy Vote is passed, August 20, 2016), there will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless, unless we amend our charter to extend the life of the Company and certain other agreements we have entered into.

If third parties bring claims against us, the proceeds held in our Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in our Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in our Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against our Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in our Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in our Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against our Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in our Trust Account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in our Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in our Trust Account as of the date of the liquidation of our Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to our Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy their indemnity obligations and believe that our Sponsor’s only assets are securities of our company and, therefore, our Sponsor may not be able to satisfy those obligations. We have not asked our Sponsor to reserve for such eventuality.

If, after we distribute the proceeds in our Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in our Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from our Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in our Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in our Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in our Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete our Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $5.75 per half share of Common Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of Common Stock purchasable upon exercise of a warrant.

Our Sponsor, directors and officers interests which may be different from or in addition to (and which may conflict with) the interests of our stockholders.

Our Sponsor, officers and directors and their respective affiliates and associates have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of our public stockholders, which may result in a conflict of interest. These interests include:

•	the continued right of our Sponsor to hold our Common Stock and the shares of Common Stock to be issued to our Sponsor pursuant to the Private Placement Warrant Exchange following the Business Combination, subject to certain lock-up periods;
•	the fact that our Sponsor paid an aggregate of $11,200,000 for its private placement warrants at the time of the Company’s IPO and such securities, once exchanged pursuant to the Private Placement Warrant Exchange, will have a significantly higher value of approximately $22,400,000 at the time of the Business Combination;
•	the fact that our Sponsor holds private placement warrants that would expire worthless if a business combination is not consummated;
•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
•	the fact that our Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $125 million but given the restrictions on such shares and that such shares are subject to forfeiture pursuant to the Transfer Letter, we believe such shares have less value;
•	the fact that our Sponsor will transfer a significant number of the Founder Shares to Selling Equityholders pursuant to the Founder Shares Transfer;
•	the fact that at the option of our Sponsor, any amounts outstanding under the two convertible notes issued to our Sponsor by the Company in an aggregate amount of $725,000, may be converted into warrants to purchase Common Stock, although our Sponsor does not expect to exercise this option and intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination;
•	the fact that any amount outstanding under the promissory note issued to our Sponsor by the Company on March 31, 2016 in which the Company may draw down up to $750,000 is due and payable in full in cash immediately following the closing of the Business Combination;
•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;
•	the continuation of at least one of our existing directors, Wilbur L. Ross, Jr., as a director of the post-combination company;
•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	that each of our non-management directors will receive 10,000 Founder Shares from our Sponsor as payment of fees for his or her service on our board of directors contingent on the closing of the Business Combination, which if unrestricted and freely tradeable would be valued at approximately $100,000 but given the restrictions on such shares, we believe that they have less value; these shares will be in lieu of cash board fees because we are not permitted to pay board fees to our directors pursuant to the terms of the underwriting agreement that we entered into with the underwriters at the time of our IPO;
•	that we have entered into the SHRRA with our Sponsor which provides for registration rights to our Sponsor and the right to designate two directors and two additional directors that meet the independence criteria set forth in Rule 10A-3 of the Exchange Act to our board of directors, subject to certain conditions; and
•	that, as described in the Charter Amendment Proposals and reflected in Annex C, our charter and, and as reflected in Annex D, our bylaws will be amended to provide our Sponsor with the following additional rights if the Business Combination is completed:
•	carving out our Sponsor and TPG as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;
•	excluding our Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company;
•	enabling stockholders to act by written consent or to call a special meeting of stockholders until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, after which stockholders shall no longer have such rights;
•	only requiring a vote of the majority of outstanding shares of capital stock to remove any or all directors until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and thereafter requiring a vote of holders of at least 75% of the voting power of outstanding shares of capital stock to remove any or all directors; and
•	requiring a majority vote of all outstanding shares of capital stock, which must include at least 65% of all shares held by our Sponsor and TPG, in order to amend our charter until our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and requiring the affirmative vote of at least 75% of all outstanding shares of capital stock thereafter, in order to amend our charter.

Our Sponsor, directors and officers have a conflict of interest in determining to pursue the acquisition of Nexeo, since they will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed.

At the closing of a business combination (including this Business Combination), our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our Sponsor, executive officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Our ability to successfully effect the Business Combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of Nexeo, all of whom we expect to stay with Nexeo following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Our ability to successfully effect the Business Combination and successfully operate the business is dependent upon the efforts of certain key personnel, including the key personnel of Nexeo. Although we expect all of such key personnel to remain with Nexeo following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Furthermore, while we have scrutinized individuals we intend to engage to stay with Nexeo following the Business Combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, NASDAQ for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

There can be no assurance that our Common Stock that will be issued in connection with the Business Combination will be approved for listing on NASDAQ following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of NASDAQ.

Our Common Stock, units and warrants are currently listed on NASDAQ. Our continued eligibility for listing may depend on the number of our shares that are redeemed. If, after the Business Combination, NASDAQ delists our Common Stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;
•	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;
•	a limited amount of analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

Pursuant to the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. Following the Business Combination, the post-combination company will be required to provide management’s attestation on internal controls. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.” We could be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following June 11, 2019, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Because Nexeo had revenues during its last fiscal year of $3,949 million, we may cease to be an emerging growth company prior to June 11, 2019.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We are not required to obtain and have not obtained an opinion from an independent investment banking or accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the Nexeo is fair to our company from a financial point of view.

We are not required to obtain an opinion from an independent investment banking or accounting firm that the price we are paying to acquire Nexeo is fair to our company from a financial point of view. Our board of directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the business combination with Nexeo. In analyzing the business combination, our board and management conducted due diligence on Nexeo and researched the industry in which Nexeo operates and concluded that the Business Combination was in the best interest of its stockholders. Accordingly, investors will be relying solely on the judgment of our board of directors in valuing Nexeo’s business, and our board of directors may not have properly valued such business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about our decision-making process, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination”.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Nexeo’s stock and trading in the shares of the Company’s Common Stock has not been active. Accordingly, the valuation ascribed to Nexeo and our Common Stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	changes in the market’s expectations about our operating results;
•	success of competitors;
•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
•	changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the post-combination company;
•	our ability to market new and enhanced products on a timely basis;
•	changes in laws and regulations affecting our business;
•	commencement of, or involvement in, litigation involving the post-combination company;
•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;
•	the volume of shares of our Common Stock available for public sale;
•	any major change in our board or management;
•	sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the Business Combination, if securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding our Common Stock adversely, the price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We have not registered the shares of our Common Stock issuable upon exercise of the warrants under the Securities Act or states securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We have not registered the public shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed, as soon as practicable, but in no event later than fifteen (15) business days after the closing of an initial business combination, to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we would be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. Notwithstanding the above, if Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Common Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Common Stock for sale under all applicable state securities laws.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Common Stock. After the Business Combination, our Sponsor and TPG will hold approximately 45% of our Common Stock. While the SHRRA restricts holders of our Common Stock from transferring any of such holder’s Common Stock until six months following the date of the consummation of the Mergers without Sponsor’s and TPG’s prior written consent (except in certain circumstances), these shares may be sold after the expiration of the lock-up. No later than 15 business days following the Mergers, the Company is required to file a (i) shelf registration statement relating to the primary offer and sale by the Company of a number of shares of Common Stock equal to the number of Excess Shares, if any, and (ii) shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the SHRRA) owned by Sponsor, TPG and certain of their permitted transferees. As restrictions on resale end, the market price of Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. See the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Shareholders’ and Registration Rights Agreement” for additional information.

Warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued warrants to purchase 25,012,500 shares of Common Stock as part of our IPO and simultaneously with the commencement of our IPO on June 5, 2014, we issued an aggregate of 22,400,000 private placement warrants to our Sponsor, each exercisable to purchase one-half of one share of our Common Stock at $5.75 per half share. On March 26, 2015, we issued the March 2015 convertible note to our Sponsor that, at the option of our Sponsor, may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.60 per warrant, exercisable to purchase one-half of one share of our Common Stock at $5.75 per half share. On January 5, 2016, we issued the January 2016 convertible note to our Sponsor that, at the option of our Sponsor, may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.50 per warrant, exercisable to purchase one-half of one share of our Common Stock at $5.75 per half share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on a business combination. To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the then existing holders of Common Stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock. However, our Sponsor intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination.

The private placement warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Common Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination and (iii) they may be exercised by the holders on a cashless basis. Substantially concurrently with the execution of the Merger Agreement, we entered into a Warrant Exchange Agreement with our Sponsor and Nexeo, which provides for the exchange of 22,400,000 private placement warrants in exchange for shares of Common Stock at an exchange ratio of 0.10 shares for each private placement warrant for a total of 2,240,000 shares of Common Stock.

Our public stockholders may experience dilution as a consequence of, among other transactions, the issuance of Common Stock as consideration in the Business Combination, the issuance of Common Stock in the PIPE Investment and the Private Placement Warrant Exchange. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

It is anticipated that, upon completion of the Business Combination, the Company’s public stockholders (other than PIPE investors) will retain an ownership interest of between approximately 32% and 51% in the post-combination company, the PIPE investors will own between approximately 4% and 23% of the outstanding Common Stock of the post-combination company (such that public stockholders, including PIPE investors, will have own approximately 55% of the post-combination company), our Sponsor will retain an ownership interest of approximately 10% in the post-combination company (following the Founder Shares Transfer and the Private Placement Warrant Exchange and assuming that its remaining Founder Shares will not be forfeited) and Selling Equityholders will own approximately 35% of the outstanding Common Stock of the post-combination company (including Founder Shares, assuming that these Founder Shares will not be forfeited). This ownership interest assumes that no more than 18,395,000 shares of Common Stock are elected to be redeemed, that all redemptions are offset by the PIPE Investment and that neither Selling Equityholders nor our Sponsor participate in the PIPE Investment. Under the terms of the Merger Agreement, the PIPE Investment, in which shares of Common Stock will be sold to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, cannot exceed $225 million. In this proxy statement, we assume that approximately $41 million of the PIPE Investment will be used to fund the Aggregate Purchase Price and any additional PIPE Investment proceeds will be used to offset redemptions, if any. We do not intend to raise proceeds from the PIPE Investment significantly in excess of these two uses. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed. If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, the Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) any shares of Common Stock equal to the number of Excess Shares that may be issued by the Company in the future to fund Deferred Cash Consideration payable to Selling Equityholders, (ii) warrants to purchase Common Stock that may remain outstanding following the Business Combination or (iii) the issuance of any shares upon completion of the Business Combination under the 2016 LTIP, but does include Founder Shares (even though they are subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met) due to the continued voting rights associated with the Founder Shares. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that any of the warrants are exercised for shares of Common Stock, or any shares of Common Stock are issued under the 2016 LTIP or PIPE Investment, current stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of our current stockholders to influence management of the post-combination company through the election of directors following the Business Combination.

We may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

Anti-takeover provisions contained in our proposed amended and restated certificate of incorporation and proposed bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Assuming the passage of Proposal Nos. 1 through 8 and 12 of this proxy statement, the combined company’s certificate of incorporation and bylaws will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	a staggered board providing for three classes of directors, which limits the ability of a stockholder or group to gain control of our board;
•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•	the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our board of directors;
•	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•	a prohibition on stockholder action by written consent upon and following the Trigger Date, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
•	a prohibition on stockholders calling a special meeting upon and following the Trigger Date, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
•	the requirement that a meeting of stockholders may be called only by the board of directors after the Trigger Date, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;
•	providing that after the Trigger Date directors may be removed prior to the expiration of their terms by stockholders only for cause or upon the affirmative vote of 75% of the voting power of all outstanding shares of the combined company;

•	a requirement that changes or amendments to the certificate of incorporation or the bylaws must be approved (i) before the Trigger Date, by a majority of the voting power of outstanding Common Stock of the combined company, which such majority shall include at least 65% of the shares then held by Sponsor and TPG, and (ii) thereafter, certain changes or amendments must be approved by at least 75% of the voting power of outstanding Common Stock of the combined company; and
•	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Activities taken by affiliates of the Company to purchase, directly or indirectly, public shares of our Common Stock will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of the Company’s securities.

Our Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of our Sponsor, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of our Sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by our Sponsor, directors, officers, advisors or their affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the Business Combination positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of our securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of our securities.

As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and NASDAQ. In particular, we are required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We may be subject to a variety of additional risks that may negatively impact our operations because Nexeo has operations and opportunities outside of the United States.

If we effect the Business Combination with Nexeo, which has operations and opportunities outside of the United States, we may be subject to special considerations and risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;
•	rules and regulations regarding currency redemption;
•	complex corporate withholding taxes on individuals;
•	laws governing the manner in which future Business Combinations may be effected;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	rates of inflation;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

Risks Related to the Redemption

Pursuant to the Merger Agreement, we may not be able to consummate the Business Combination in the event redemptions exceed approximately $184 million, even assuming we raise the maximum PIPE Investment permitted by the Merger Agreement.

Our current certificate does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete the Business Combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or their affiliates. However, unless waived by Nexeo and Blocker, it is a condition to closing under the Merger Agreement that the redemptions from the Trust Account, after taking into account the amount of cash we pay to stockholders redeeming their shares, will be fully offset by the proceeds from the PIPE Investment in excess of $41 million. We are permitted under the terms of the Merger Agreement to issue up to $225 million of Common Stock in the PIPE Investment, $185 million of which would be used to offset the amount of cash we pay to stockholders redeeming their shares. If the redemptions exceed this amount, Selling Equityholders have the right, at their sole discretion, to complete the Business Combination by electing to receive, in place of the Shortfall Amount, Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration. Selling Equityholders’ rights with respect to the Shortfall Amount are subject to the terms and conditions set forth in the Merger Agreement and the SHRRA. Each redemption of shares of Common Stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $500,647,797 as of December 31, 2015. In the event that Selling Equityholders do not elect to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration, we may not be able to consummate the Business Combination because we have no ability to require Selling Equityholders to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration. However, in the event Selling Equityholders do elect to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration, in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. We currently have no commitments from investors to participate in the PIPE Investment and so we may be unable to raise sufficient money to cover redemptions. If the aggregate cash consideration we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus the amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, we will not complete the Business Combination or redeem any shares, all shares of Common Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15.0% of our Common Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15.0% of our Common Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Common Stock included in the units sold in our IPO. We refer to such shares in excess of an aggregation of 15% or more of the shares sold in our IPO as “Unredeemable Shares”. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any Unredeemable Shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell Unredeemable Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Unredeemable Shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15.0% of the shares sold in our IPO and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

There is no guarantee that a stockholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder redeemed their shares. Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Common Stock for a pro rata portion of the funds held in our Trust Account.

Holders of public shares are required to affirmatively vote either for or against the Business Combination Proposal in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. In addition, in order to exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two (2) business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things as fully described in the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights”, tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through the DTC prior to 5:00 p.m. Eastern time on June 2, 2016. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC”, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, combines the historical consolidated statement of operations of the Company for the year ended December 31, 2015 and of Nexeo for the year ended September 30, 2015, giving effect to the Business Combination as if it had been consummated on January 1, 2015, the beginning of the Company’s most recent fiscal year. The unaudited pro forma condensed combined balance sheet at December 31, 2015, combines the historical consolidated balance sheet of the Company at December 31, 2015 and of Nexeo at September 30, 2015, giving effect to the Business Combination as if it had been consummated on December 31, 2015. The unaudited pro forma condensed combined financial information also gives effect to the merger of Blocker, a holding company that holds an investment in Nexeo. Blocker had immaterial assets, liabilities and expenses apart from their investment in Nexeo and therefore no separate financial statements of Blocker are presented. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to pro forma events that are: (1) directly attributable to the Business Combination; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes, which are included or incorporated herein by reference in this proxy statement.

•	Historical audited consolidated financial statements of WL Ross at, and for the year ended, December 31, 2015, and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015; and
•	Historical audited consolidated financial statements of Nexeo at, and for the year ended, September 30, 2015, and the related notes;

The unaudited pro forma condensed combined financial information presents two redemption scenarios as follows:

•	Assuming No Redemptions: This scenario assumes that no shares of common stock of WL Ross are redeemed; and
•	Assuming Maximum Redemption: This scenario assumes that 18.395 million shares of WL Ross common stock are redeemed, resulting in an aggregate payment of $183.395 million out of the Trust Account. In connection with the Business Combination, WL Ross intends to issue up to 22.5 million shares of Common Stock in a private placement at $10.00 per share (subject to customary terms and conditions, including the closing of the Business Combination) to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, potentially including WL Ross & Co. LLC, for gross proceeds to WL Ross of up to $225 million pursuant to the prospective PIPE Investment. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed. Investors in the PIPE Investment will be entitled to customary registration rights, including the filing of a resale shelf registration statement within 15 business days after the consummation of the Mergers. Under the maximum redemption scenario, the reduction in the Trust Account of $183.950 million is assumed to result in WL Ross issuing an additional 18.395 million shares of common stock as part of the PIPE Investment. This maximum redemption scenario does not result in any pro forma adjustments to the unaudited pro forma condensed combined balance sheet or the respective cash and cash equivalents, common stock, additional paid in capital, pro forma shares outstanding or earnings per share. If the aggregate cash consideration we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus the amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, we will not complete the Business Combination or redeem any shares and all shares of Common Stock submitted for redemption will be returned to the holders thereof. Uncertainties that could impact our financial condition and our ability to raise sufficient funds in the PIPE Investment to cover redemptions and a portion of the cash consideration to be paid to Selling Equityholders include the fact that we currently have no commitments from investors to participate in the PIPE Investment and so we may be unable to raise sufficient money to cover redemptions and other risks that effect Nexeo’s operations and outlook such as volatility in raw material prices or the capital markets, economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of governments in North America, EMEA and Asia, specifically China. For more information on the risks, see the section entitled “Risk Factors”. The PIPE Investment is contingent upon stockholder approval of the Business Combination Proposal and the NASDAQ Proposal.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with U.S. GAAP with the Company as the acquirer. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values as of the acquisition date with any excess purchase price allocated to goodwill.

The Company has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the assets acquired, the liabilities assumed and the related allocations of the purchase price in the Business Combination. As a result, the unaudited pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The unaudited pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below. The Company has estimated the fair value of assets acquired and liabilities assumed based on discussions with members of Nexeo’s management, preliminary valuation studies, due diligence and information presented in the financial statements and accounting records of Nexeo. The valuation will be finalized as soon as practicable within the required measurement period, but in no event later than twelve months following completion of the Business Combination. Any increases or decreases in the fair value of these assets and liabilities upon completion of the final valuations will result in adjustments to the balance sheet and/or statement of operations. In addition, the final purchase price of the Business Combination is subject to the settlement of the final net working capital adjustment expected no later than 150 days following the close of the Business Combination. The final purchase price and the final purchase price allocation may be different than that reflected in the preliminary purchase price allocation presented herein, and this difference may be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Company following the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information, although helpful in illustrating the financial characteristics of the Company under one set of assumptions, does not reflect the benefits of cost-saving initiatives (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Business Combination and, accordingly, does not attempt to predict or suggest future results. The unaudited pro forma condensed combined financial information also excludes the effects of costs associated with any restructuring activities, integration activities or asset dispositions resulting from the Business Combination, as they are currently not known, and to the extent they occur, are expected to be non-recurring and were not incurred as of the closing date of the Business Combination. However, such costs could affect the combined company following the Business Combination in the period the costs are incurred or recorded.

WL ROSS HOLDING CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
(in millions, except per share amounts)

	WL Ross(a)	NEXEO(b)	Pro Forma Purchase Accounting Adj.		Pro Forma Financing Adj.		Pro Forma Combined (Assuming No Redemptions)	Redemption Adj.		Pro Forma Combined (Assuming Max Redemptions)
Sales and operating revenue	$—	$3,949.1	$—		$—		$3,949.1	$—		$3,949.1
Cost of sales and operating expenses	—	3,541.1	5.6	(c)	—		3,546.7	—		3,546.7
Gross profit	—	408.0	(5.6)		—		402.4	—		402.4
Selling, general and administrative costs	0.8	329.5	11.6	(c)	—		341.9	—		341.9
Transaction and related costs	—	0.1	—		—		0.1	—		0.1
Operating income (loss)	(0.8)	78.4	(17.2)		—		60.4	—		60.4
Other income	—	11.4	—		—		11.4	—		11.4
Interest income	0.4	0.1	(0.4	)(d)	—		0.1	—		0.1
Interest expense	—	(64.8)	(5.8	)(e)	13.6	(g)	(57.0)	—		(57.0)
Income (loss) before income taxes	(0.4)	25.1	(23.4)		13.6		14.9	—		14.9
Income tax expense (benefit)	—	4.0	17.7	(f)	(16.2	)(f)	5.5	—		5.5
Net (loss) income from continuing operations	$(0.4)	$21.1	$(41.1)		$29.8		$9.4	$—		$9.4
Weighted average common shares outstanding:
Basic	14,846,923		71,351,234	(h)			86,198,157	—	(h)	86,198,157
Diluted	14,846,923		71,351,234	(h)			86,198,157	—	(h)	86,198,157
Net income (loss) per common share:
Basic	$(0.02)						$0.11			$0.11
Diluted	$(0.02)						$0.11			$0.11

See accompanying notes to the unaudited pro forma condensed combined financial information.

WL ROSS HOLDING CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT DECEMBER 31, 2015
(in millions)

	WL Ross(a)	NEXEO(b)	Pro Forma Purchase Accounting Adj.		Pro Forma Financing Adj.		Pro Forma Combined (Assuming No Redemptions)	Redemption Adj.		Pro Forma Combined (Assuming Max Redemptions)
Cash and cash equivalents	$—	$127.7	$93.6	(c)	$(211.3	)(c)	$10.0	$—	(s)	$10.0
Accounts and notes receivable, net	—	508.7	—		—		508.7	—		508.7
Inventories	—	325.1	14.8	(d)	—		339.9	—		339.9
Deferred income taxes	—	1.0	—		—		1.0	—		1.0
Other current assets	0.1	20.9	—		—		21.0	—		21.0
Total current assets	0.1	983.4	108.4		(211.3)		880.6	—		880.6
Property, plant and equipment, net	—	231.2	84.2	(d)	—		315.4	—		315.4
Goodwill	—	373.8	347.0	(e)	—		720.8	—		720.8
Other intangible assets, net	—	111.4	107.6	(f)	—		219.0	—		219.0
Non-current deferred taxes	—	0.3	—		—		0.3	—		0.3
Other non-current assets	500.6	17.8	(500.6	)(g)	9.6	(p)	27.4	—		27.4
Total non-current assets	500.6	734.5	38.2		9.6		1,282.9	—		1,282.9
Total assets	$500.7	$1,717.9	$146.6		$(201.7)		$2,163.5	$—		$2,163.5
Short-term debt and current portion of capital lease obligations	$—	$72.4	$—		$(36.3	)(q)	$36.1	$—		$36.1
Accounts payable	—	326.6	—		—		326.6	—		326.6
Accrued expenses and other liabilities	0.5	63.5	—		(0.4	)(p)	63.6	—		63.6
Sponsor convertible note	0.3	—	(0.3	)(h)			—	—		—
Related party payable	—	0.3	—		—		0.3	—		0.3
Income tax payable	—	2.5	—		—		2.5	—		2.5
Deferred income taxes	—	0.1	—		—		0.1	—		0.1
Total current liabilities	0.8	465.4	(0.3)		(36.7)		429.2	—		429.2
Long-term debt and capital lease obligations, net	—	863.5	—		(147.3	)(r)	716.2	—		716.2
Non-current deferred income taxes	—	91.4	(70.2	)(i)	—		21.2	—		21.2
Contingent consideration	—	—	142.5	(j)	—		142.5	—		142.5
Other non-current liabilities	18.3	12.5	(18.3	)(k)	(0.1	)(p)	12.4	—		12.4
Total non-current liabilities	18.3	967.4	54.0		(147.4)		892.3	—		892.3
Total liabilities	19.1	1,432.8	53.7		(184.1)		1,321.5	—		1,321.5
Redeemable equity	476.6	—	(476.6	)(l)	—		—	—		—
Common Stock	—	—	—(l)(m)		—		—	—	(s)	—
Additional paid-in capital	6.4	—	859.5	(m)(n)	—		865.9	—	(s)	865.9
Series A membership interest	—	490.5	(490.5	)(o)	—		—	—		—
Series B membership interest	—	5.1	(5.1	)(o)	—		—
Accumulated deficit	(1.4)	(162.8)	158.4	(k)(o)	(18.1	)(p)(r)	(23.9)	—		(23.9)
Accumulated other comprehensive loss	—	(47.7)	47.2	(o)	0.5	(p)	—	—		—
Total equity	5.0	285.1	569.5		(17.6)		842.0	—		842.0
Total liabilities and equity	$500.7	$1,717.9	$146.6		$(201.7)		$2,163.5	$—		$2,163.5

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination

On March 21, 2016, the Company entered into the Merger Agreement with Company Merger Sub, Blocker Merger Sub, Blocker, Nexeo and New Holdco pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, the Company will acquire Nexeo through a series of two mergers: a merger of Company Merger Sub with and into Nexeo with Nexeo continuing as the surviving entity, which we refer to as the “Company Merger”, and, immediately thereafter, a merger of Blocker Merger Sub with and into Blocker, with Blocker as the surviving entity, which we refer to as the “Blocker Merger” and, together with the Company Merger, the “Business Combination”.

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the Aggregate Purchase Price for the Business Combination and related transactions is expected to be approximately $1,575.0 million, which is the value implied by adding (i) approximately $298 million of equity consideration in the combined company to be issued to the Selling Equityholders, (ii) approximately $420 million of cash consideration payable to the Selling Equityholders at the closing of the Business Combination, (iii) the assumption or refinancing of Nexeo’s net debt of $811 million as of December 31, 2015, and (iv) approximately $46 million in Deferred Cash Consideration paid to Selling Equityholders, which amount will be reduced by, among other things, the aggregate amount of the funds used to repay certain debt obligations of Nexeo and the assumption of certain capital lease obligations of Nexeo as set forth in the Merger Agreement. The consideration to be paid to Selling Equityholders will be funded through a combination of the Stock Consideration and an amount of cash equal to the sum of (i) cash held by Nexeo and certain of its subsidiaries at the closing of the Business Combination, (ii) cash available to us from our Trust Account, after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit prior to closing the Business Combination and certain transaction fees and expenses in connection with the Business Combination, including the payment of $18.3 million in deferred underwriting commissions to the underwriters of our IPO, (iii) the net proceeds of our anticipated Debt Financing and (iv) the PIPE Investment, less (i) certain transaction expenses and (ii) the aggregate amount of funds paid to discharge certain debt obligations of Nexeo. To the extent not utilized to consummate the Business Combination or to repay the remainder of certain of Nexeo’s existing debt and capital lease obligations at the closing of the Business Combination, the proceeds from the Trust Account, Debt Financing and PIPE Investment will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions. The PIPE Investment is contingent upon stockholder approval of the Business Combination Proposal and the NASDAQ Proposal.

Under the Merger Agreement, Selling Equityholders will also receive at the closing of the Business Combination as consideration from our Sponsor a portion of the Founder Shares issued to our Sponsor at the time of our IPO through the Founder Shares Transfer. Our Sponsor is providing this consideration in lieu of transferring such Founder Shares back to the Company for cancellation, in exchange for no consideration, and reissuance of such Founder Shares to Selling Equityholders by the Company. The Founder Shares transferred to Selling Equityholders in connection with the Mergers will be subject to the conditions and restrictions set forth in the Transfer Letter, the SHRRA, and the underwriting agreement that the Company entered into with the underwriters at the time of our IPO. The number of Founder Shares to be transferred to the Selling Equityholders by our Sponsor will be a pro rata portion of 12,506,250 Founder Shares (less 30,000 Founder Shares being transferred to our independent directors) equal to the Stock Consideration (including Excess Shares), payable to Selling Equityholders divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares) and will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met. For more information about the Transfer Letter, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter”.

In addition to the transactions contemplated by the Merger Agreement and in connection with the Business Combination, the Company’s private placement warrants issued to our Sponsor at the time of our

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination  – (continued)

IPO will be exchanged by our Sponsor for our Common Stock at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant at the closing of the Business Combination in the Private Placement Warrant Exchange.

Pursuant to the terms of the Merger Agreement, the aggregate stock ownership of Selling Equityholders from the Stock Consideration and the Founder Shares transferred under the Transfer Letter will be subject to the 35% Cap. Assuming that redemptions against the Trust Account do not exceed our maximum redemption scenario, if the Company does not otherwise satisfy the remaining purchase price in cash at closing, Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. The Selling Equityholders’ right to receive Deferred Cash Consideration is subject to the terms and conditions set forth in the Merger Agreement and SHRRA.

As promptly as practicable after the date of the Merger Agreement described herein, the Company has agreed to provide its stockholders with the opportunity to redeem shares of common stock in conjunction with a stockholder vote on the transactions contemplated by the Merger Agreement. The Company has further agreed (i) not to terminate or withdraw such redemption rights other than in connection with a valid termination of the Merger Agreement and (ii) extend such period for public stockholders to exercise their redemption rights for any period required by any rule, regulation, interpretation or position of the SEC or NASDAQ.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting and is based on the historical consolidated financial statements of WL Ross and Nexeo. WL Ross’ fiscal year-end is December 31 while Nexeo’s fiscal year end is September 30. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 combines WL Ross’ consolidated statement of operations for the year ended December 31, 2015 with Nexeo’s consolidated statement of operations for the year ended September 30, 2015. The unaudited pro forma condensed combined balance sheet at December 31, 2015 combines WL Ross’ consolidated balance sheet at December 31, 2015 with Nexeo’s consolidated balance sheet at September 30, 2015. The unaudited pro forma condensed combined financial information also gives effect to the merger of Blocker, a holding company that holds an investment in Nexeo. Blocker had immaterial assets, liabilities and expenses apart from their investment in Nexeo and therefore no separate financial statements of Blocker are presented.

The acquisition method of accounting is based on Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 805, Business Combination (“ASC 805”), and uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements (“ASC 805”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by the Company, who was determined to be the accounting acquirer.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

2. Basis of Pro Forma Presentation  – (continued)

incurred as part of the Business Combination include estimated fees related to the issuance of long-term debt, as well as advisory, legal and accounting fees.

The unaudited pro forma condensed combined financial information does not reflect the impact of possible revenue or earnings enhancements, cost savings initiatives, or asset dispositions. Also, the unaudited pro forma condensed combined financial information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact.

The historical consolidated statement of operations and balance sheet of Nexeo conform to the Company’s financial statement presentation and accounting policies.

3. Preliminary Allocation of Purchase Consideration

The total purchase consideration for the Business Combination has been allocated to the assets acquired and liabilities assumed for purposes of this unaudited pro forma condensed combined financial information based on their estimated relative fair values. The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration for the Business Combination will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the Business Combination. Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase consideration allocable to goodwill and could impact the operating results of the Company following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities.

The purchase consideration was preliminarily allocated as follows (in millions):

At December 31, 2015
Preliminary Purchase Consideration:
Cash consideration	$409.7
Less: cash acquired (including Blocker cash acquired of $2.8 million)	(130.5)
Repayment of Nexeo long-term debt	891.9
Rollover Equity	298.2
Founder Shares transferred to Selling Equityholders(1)	43.4
Contingent consideration – Deferred Shares	43.1
Contingent consideration – Tax Receivable Agreement	99.4
Total purchase consideration	$1,655.2
Preliminary Allocation of Purchase Consideration:
Tangible assets acquired:
Current assets	$870.6
Property, plant and equipment	315.4
Other non-current assets	3.6
Total tangible assets	$1,189.6
Identified intangible assets	219.0
Current liabilities assumed	(428.7)
Long-term liabilities assumed (less contingent consideration)	(45.5)
Total assets acquired in excess of liabilities assumed	934.4
Goodwill(1)	720.8
Total purchase consideration	$1,655.2

(1)	Represents 4,724,124 Founder Shares to be transferred by Sponsor to Selling Equityholders at the closing of the Business Combination and a resulting equivalent increase in the goodwill of the Company.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

3. Preliminary Allocation of Purchase Consideration  – (continued)

The Aggregate Purchase Price of $1,575.0 million includes an assumed liability of $60.0 million of Nexeo’s debt that will carry forward after the close of the Business Combination, which is not included in the total purchase consideration calculation above, and excludes $99.4 million of contingent consideration associated with the Tax Receivable Agreement and the $43.4 million associated with the Founder Shares to be transferred by the Sponsor to the Selling Equityholders. The total purchase consideration includes approximately $298.2 million of equity consideration in the combined company that will be issued to the Selling Equityholders effectuate the Business Combination.

The purchase consideration also includes contingent consideration of approximately $99.4 million related to a Tax Receivable Agreement that the Company will enter into with the Selling Equityholders, which will generally provide for the payment by the Company to the Selling Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of (i) certain increases in tax basis resulting from the Company Merger, (ii) certain tax attributes of Nexeo existing prior to the Mergers, (iii) net operating losses and certain other tax attributes of Blocker available to the Company as a result of the Blocker Merger, and (iv) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement.

The contingent consideration also includes $43.1 million related to potential future deferred cash payments to the Selling Equityholders. If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, the Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. The Deferred Cash Consideration portion of the purchase price is expected to be $43.1 million based on the current share price, but may vary in the future depending on the applicable prevailing share price. The Deferred Cash Consideration will be equal to the value of the prevailing Common Stock price of the Company at the time that the Company pays the applicable deferred cash payment multiplied by the number of Excess Shares; provided, that if the Company so elects, it may fund the Deferred Cash Consideration earlier through equity sales, in which case the Deferred Cash Consideration would equal the proceeds received in the applicable equity offering from the sale of a number of shares of Common Stock equal to the number of Excess Shares. The contingent consideration is recorded as a long-term liability in the unaudited pro forma condensed combined balance sheet.

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of intangibles derived from customer relationships and certain trade names. Customer relationships were valued through application of the income approach. Under this approach, revenue, operating expenses and other costs associated with existing customers were estimated in order to derive cash flows attributable to the existing customer relationships. The resulting cash flows were then discounted to present value at a rate of 11.0% to arrive at the fair value of existing customer relationships as of the valuation date. The trade names were valued through application of the income approach, involving the estimation of likely future sales and an appropriate royalty rate of 0.25%. The amortization related to these amortizable identifiable intangible assets is reflected as an unaudited pro forma adjustment to the unaudited pro forma condensed combined statement of operations using the straight-line method. Management has determined the estimated remaining useful life of these assets based on its consideration of relevant factors. A 12-year remaining useful life for customer relationships has been estimated based on the projected economic benefits associated with these assets. The 12-year estimated useful life represents the approximate point in the projection period in which a majority of the asset’s cash flows are expected to be realized based on assumed attrition rates. A four-year remaining useful life for the trade name has been estimated based on the period in which the Company expects a market participant would use the name prior to rebranding and the length of time the name is expected to maintain recognition and value in the marketplace. These assumptions have been developed based on discussions with Nexeo’s management and Nexeo’s historical customer data. The amount that will ultimately be allocated to these identified intangible assets, and the related amount of amortization, may differ materially from this preliminary allocation.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

3. Preliminary Allocation of Purchase Consideration  – (continued)

The preliminary allocation of the purchase consideration for property, plant and equipment was based on the fair market value of such assets determined using the cost approach. The cost approach consisted of estimating the fixed assets’ replacement cost new less all forms of depreciation. The assets' reported historical costs in Nexeo's fixed asset ledgers, assuming full asset utilization, were adjusted for inflation using cost inflationary indices obtained from public sources, including the U.S. Bureau of Labor Statistics. Depreciation expense was estimated based on a straight line methodology, using original useful lives ranging from 5 – 30 years and residual/salvage rates for in-use assets ranging from 2 – 15% and taking into consideration of the fixed assets' reported ages and the remaining estimated service lives. Land was presented at its historical carrying value which approximates fair value as it reflects valuations determined in conjunction with recent business combinations using the sales comparison approach.

Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets, largely arising from the workforce and extensive efficient distribution network that has been established by Nexeo.

4. Pro Forma Adjustments

Pro Forma Adjustments to the Statement of Operations:

(a)	Represents the historical consolidated statement of operations of WL Ross for the year ended December 31, 2015.
(b)	Represents the historical consolidated statement of operations of Nexeo for the year ended September 30, 2015.
(c)	Represents the adjustment to record the change in depreciation expense and intangible asset amortization based on the purchase price allocation as follows (in millions):

Year Ended December 31, 2015
Historical depreciation and amortization:
Cost of sales and operating expenses	$17.1
Selling, general and administrative costs	35.4
Total historical depreciation and amortization	$52.5
Pro forma depreciation and amortization:
Cost of sales and operating expenses	$22.7
Selling, general and administrative costs	47.0
Total pro forma depreciation and amortization	$69.7
Net depreciation and amortization adjustment:
Cost of sales and operating expenses	$5.6
Selling, general and administrative costs	11.6
Net adjustments to depreciation and amortization	$17.2

A 10% increase/decrease in the fair value attributable to property, plant and equipment would result in an increase/decrease in annual depreciation expense of approximately $4.8 million. A 10% increase/decrease in the fair value attributable to identified intangible assets would result in an increase/decrease in annual amortization expense of approximately $2.1 million. We believe that using a 10% threshold in our sensitivity analysis is the appropriate magnitude given the relative size of the respective adjustments compared to the pro forma total assets and would demonstrate a meaningful impact on the unaudited pro forma condensed combined statement of operations.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

4. Pro Forma Adjustments  – (continued)

(d)	Represents the adjustment to eliminate historical interest income of WL Ross associated with the funds that were previously held in trust which will be used to fund the purchase consideration to effectuate the Business Combination.
(e)	Represents the adjustment to record imputed interest expense associated with the Tax Receivable Agreement, which is recorded as a long-term liability in the unaudited pro forma condensed combined balance sheet as described above. For pro forma purposes, interest expense was estimated using an estimated weighted average interest rate based on borrowing rates associated with new financing arrangements mentioned below. A change in the weighted average interest rate of 0.125% would change interest expense by $124 thousand.
(f)	Represents the reversal of the tax impacts on the unaudited pro forma adjustments that are being eliminated related to depreciation and amortization, the adjustment to record the additional income tax expense resulting from the unaudited pro forma adjustments related to purchase price allocation adjustments (including additional depreciation and amortization) and financing and an adjustment to record the tax expense associated with the income from operations of Nexeo that were previously taxed as a partnership, all adjustments have be calculated based on an estimated global statutory tax rate of 35%. The effective tax rate of the combined company could be significantly different depending on post-acquisition income and other activities in various foreign tax jurisdictions.
(g)	Represents the net adjustment to interest expense associated with the incurrence of $711.0 million of debt in connection with the Business Combination, the decrease in interest expense related to historical debt of Nexeo that is to be repaid as part of or just prior to the Business Combination. The net adjustment to interest expense is calculated as follows (in millions):

Year Ended December 31, 2015
Interest expense and amortization of debt issuance costs and original issue discount on new debt	$(49.0)
Less: interest expense and amortization of debt issuance costs and original issue discount on Nexeo’s refinanced debt	62.6
Net adjustment to interest expense	$13.6

These debt issuance costs will be amortized on a straight-line basis (which approximates the effective-interest method) over a period of 5 to 7 years. The weighted-average interest rate of new debt incurred is expected to be 5.8%. A change in the weighted average interest rate of 0.125% would change interest expense by $881 thousand.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

4. Pro Forma Adjustments  – (continued)

(h)	The following table represents the total pro forma adjustment to basic and diluted weighted average shares of common stock related to new structure:

	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Max Redemption)
Shares subject to redemption	47,663,155	47,663,155
Issuance of shares to selling shareholders upon consummation of the Business Combination	29,819,329	29,819,329
Issuance of shares pursuant to PIPE Investment to fund redemptions	4,105,000	22,500,000
Private placement warrants	2,240,000	2,240,000
Removal of Founder Shares from common stock outstanding pursuant to Founder Shares Exchange(1)	(12,506,250)	(12,506,250)
Shares redeemed from existing WL Ross shareholders		(18,395,000)
Director shares	30,000	30,000
Net adjustment to pro forma basic shares outstanding	71,351,234	71,351,234
	—	—
Net adjustment to pro forma diluted shares outstanding	71,351,234	71,351,234

(1)	As part of this Business Combination, the Founder Shares (including the Founder Shares transferred to Selling Equityholders) will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones (which are in excess of the current share price) are not met, and as a result the Founder Shares are excluded from the calculation of weighted average common shares outstanding.

The above table presents two redemption scenarios as follows:

•	Assuming No Redemptions: This scenario assumes that no shares of common stock of WL Ross are redeemed; and
•	Assuming Maximum Redemption: This scenario assumes that 18.395 million shares of WL Ross common stock are redeemed, resulting in an aggregate payment of $183.395 million out of the Trust Account. In connection with the Business Combination, WL Ross intends to issue up to 22.5 million shares of Common Stock in a private placement at $10.00 per share (subject to customary terms and conditions, including the closing of the Business Combination) to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, potentially including WL Ross & Co. LLC, for gross proceeds to WL Ross of up to $225 million pursuant to the prospective PIPE Investment. The Company expects that the investors in the PIPE Investment will be entitled to customary registration rights, including the filing of a resale shelf registration statement within 15 business days after the consummation of the Mergers. Under the maximum redemption scenario, the reduction in the Trust Account of $183.950 million is assumed to result in WL Ross issuing an additional 18.395 million shares of common stock as part of the PIPE Investment. This maximum redemption scenario does not result in any pro forma adjustments to the unaudited pro forma condensed combined balance sheet or the respective cash and cash equivalents, common stock, additional paid in capital, pro forma shares outstanding or earnings per share. If the aggregate cash consideration we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus the amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, we will not complete the Business Combination or redeem any shares and all shares of Common Stock submitted for redemption will be returned to the holders thereof. Uncertainties that could impact our financial condition and our ability to raise sufficient funds in the PIPE Investment to cover redemptions and a portion of the cash consideration to be paid to Selling

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

4. Pro Forma Adjustments  – (continued)

Equityholders include the fact that we currently have no commitments from investors to participate in the PIPE Investment and so we may be unable to raise sufficient money to cover redemptions and other risks that effect Nexeo’s operations and outlook such as volatility in raw material prices or the capital markets, economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of governments in North America, EMEA and Asia, specifically China. For more information on the risks, see the section entitled “Risk Factors”.

Pro Forma Adjustments to the Balance Sheet:

(a)	Represents the historical consolidated balance sheet of WL Ross at December 31, 2015.
(b)	Represents the historical consolidated balance sheet of Nexeo at September 30, 2015.
(c)	Represents the net adjustment to cash associated with the Company’s payment of purchase consideration for the Business Combination along with the refinancing of Nexeo’s historical short and long term debt:

Pro forma net adjustment to cash associated with purchase accounting adjustments (in millions):

	At December 31, 2015
WL Ross cash previously held in trust	$500.6	(1)
Payment to Blocker and Nexeo selling shareholders	(409.7	)(2)
Acquired Blocker cash and cash equivalents	2.8	(3)
Proceeds from equity raised via PIPE Investment	41.1	(4)
Payment to redeem March 2015 convertible note	(0.3	)(5)
Payment of transaction costs	(40.9	)(6)
Net adjustment to cash associated with purchase accounting	$93.6

(1)	Represents the adjustment related to the reclassification of the cash equivalents held in the Trust Account in the form of investments to cash and cash equivalents to reflect the fact that these investments are available for use in connection with the Business Combination and the payment of the purchase consideration and repayment of historical Nexeo long-term debt.
(2)	Represents the net cash consideration portion of the total purchase consideration that is expected to be paid to effectuate the Business Combination.
(3)	Represents the cash and cash equivalents of Blocker that were acquired by WL Ross as part of the Business Combination.
(4)	Represents the issuance of 4.105 million shares of common stock at a price of $10.00 per share to raise an aggregate of $41.05 million of additional equity via the PIPE investment to effectuate the Business Combination.
(5)	Represents cash consideration paid to redeem the March 2015 convertible note (current balance of $0.3 million). We have assumed for purposes of the pro forma presentation herein that the March 2015 convertible note will be repaid in cash at closing. However, at the option of our Sponsor, any amounts outstanding under the March 2015 convertible note may be converted into warrants to purchase shares of common stock at a conversion price of $0.60 per warrant. In addition, the unaudited pro forma condensed combined financial information does not include the January 2016 convertible note (current balance of $0.4 million), which we also expect to be redeemed for cash consideration in conjunction with the closing of the Business Combination, although, at the option of our Sponsor, any amounts outstanding under the January 2016 convertible note may be converted into warrants to purchase shares of common stock at a conversion price of $0.50 per warrant. Each warrant will contain other terms identical to the terms contained in the private placement warrants previously issued to our Sponsor. If our Sponsor were to elect to convert the convertible notes to warrants as opposed to being repaid in cash, and exercises the warrants to purchase units in accordance with their terms, the

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

4. Pro Forma Adjustments  – (continued)

number of shares of common stock outstanding would increase by 689,200 shares and our cash would be increased by $0.7 million.
(6)	Represents an adjustment to record estimated acquisition-related transaction costs. In accordance with ASC 805, acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and will be nonrecurring.

Pro forma net adjustments to cash associated with financing adjustments (in millions):

	At December 31, 2015
Repayment of Nexeo long-term debt	$(891.9	)(7)
Payment of debt issuance costs	(30.4	)(8)
Proceeds from issuance of new long-term debt	711.0	(9)
Net adjustment to cash associated with financing	$(211.3)

(7)	Represents the debt repayment portion of the total purchase consideration that is expected to be paid to effectuate the Business Combination, including repayment of historical debt balances of Nexeo.
(8)	Represents the payment of debt issuance costs of $24.1 million and original issue discount of $6.3 million associated with the new asset-backed lending and term loan facility. A portion is capitalized as debt issuance costs and a portion is offset against the long-term debt balance as original issuance discount.
(9)	Represents the issuance of $711.0 million, including a $630.0 million term loan facility and borrowings of $81.0 million under our new $575.0 million asset-backed lending facility. The proposed term loan facility will mature in 7 years and will amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the loan.
(d)	Represents the adjustment to record the change in the carrying value of inventory and property, plant and equipment to fair value based on preliminary purchase price allocations. The inventory consisted primarily of finished products to be distributed to Nexeo’s customers. The fair value of inventory was established through application of the income approach, using estimates of selling prices and costs such as selling and marketing expenses to be incurred in order to dispose of the finished products and arriving at the future profitability that is expected to be generated once the inventory is sold (net realizable value). The fair values of the property, plant and equipment was based on the fair market value of such assets determined using the cost approach. The cost approach consisted of estimating the fixed assets’ replacement cost new less all forms of depreciation. The assets' reported historical costs in Nexeo's fixed asset ledgers, assuming full asset utilization, were adjusted for inflation using cost inflationary indices obtained from public sources, including the U.S. Bureau of Labor Statistics. Depreciation expense was estimated based on a straight line methodology, using original useful lives ranging from 5 – 30 years and residual/salvage rates for in-use assets ranging from 2 – 15% and taking into consideration of the fixed assets' reported ages and the remaining estimated service lives. Land was presented at its historical carrying value which approximates fair value as it reflects valuations determined in conjunction with recent business combinations using the sales comparison approach. Property, plant and equipment will be depreciated on a straight-line basis over their remaining useful lives ranging from 3 to 8 years.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

4. Pro Forma Adjustments  – (continued)

(e)	Represents the net adjustment to goodwill based on the preliminary purchase price allocation and calculated, as follows (in millions):

At December 31, 2015
Elimination of Nexeo’s historical goodwill	$(373.8)
Goodwill from preliminary allocation of purchase consideration	720.8
Net adjustment to goodwill	$347.0
(f)	Represents the net adjustment to intangible assets based on the preliminary purchase price allocation, calculated as follows (in millions):

At December 31, 2015
Elimination of Nexeo’s historical intangible assets	$(111.4)
Intangible assets from preliminary allocation of purchase consideration	219.0
Net adjustment to intangible assets	$107.6
(g)	Represents an adjustment to reflect the reclassification of funds held in trust by WL Ross to cash and cash equivalents to be used to fund a portion of the overall purchase consideration.
(h)	Represents an adjustment to record the cash redemption of the March 2015 convertible note.
(i)	Represents an adjustment of $29.5 million to net deferred tax liabilities comprised of the following: (i) deferred tax assets totaling $21.8 million associated with Blocker tax attributes acquired, (ii) deferred tax asset of $37.4 million associated with the Tax Receivable Agreement, (iii) deferred tax liabilities totaling $72.6 million associated with the change in fair value of the assets acquired and (iv) deferred tax liabilities totaling $16.1 million associated with the change in Nexeo’s tax status as a result of the Business Combination. In addition, includes the impact of a $99.7 million reduction in deferred tax liabilities associated with a difference in the approach between Nexeo and WL Ross to the determination of the recognition of deferred taxes on partnership outside basis differences. Under WL Ross accounting policies, the portion of the outside basis attributable to nondeductible goodwill was excluded from the outside basis difference for which a deferred tax liability is recorded.
(j)	Represents the impact of the $99.4 million contingent consideration liability which is the estimated fair value of cash payments owed to Selling Equityholders pursuant to the Tax Receivable Agreement described above (the estimated undiscounted cash payments to be made by the combined company to Selling Equityholders pursuant to the Tax Receivable Agreement are based on an estimated intangible write-up amortized over 15 years, tax effected at 35%, which are then discounted to present value utilizing an appropriate market discount rate to arrive at the estimated fair value of the cash payments and the associated liability). The contingent consideration also includes $43.1 million related to potential future deferred cash payments to Selling Equityholders. If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. The Deferred Cash Consideration portion of the purchase price is expected to be $43.1 million based on the current share price, but may vary in the future depending on the applicable prevailing share price. The Deferred Cash Consideration will be equal to the value of the prevailing common stock price of the Company at the time that the Company pays the applicable deferred cash payment multiplied by the number of Excess Shares; provided, that if the Company so elects, it may fund the Deferred Cash Consideration earlier through equity sales, in which case the Deferred Cash Consideration would equal the proceeds received in the applicable equity offering from the sale of a number of shares of common stock equal to the number of Excess Shares.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

4. Pro Forma Adjustments  – (continued)

(k)	Represents the payment of certain deferred underwriting costs as well as the reduction in accumulated deficit as a result of additional estimated acquisition-related transaction costs as described above. These transaction related costs are expensed as incurred and are not reflected in the unaudited pro forma condensed combined statement of operations.
(l)	Represents an adjustment to reflect that at the time of issuance, certain of WL Ross’ common stock was subject to a possible redemption and, as such, an amount of $476.6 million was classified outside the equity section in WL Ross’ historical consolidated balance sheet as of December 31, 2015. Under the assumption that none of the shareholders elect to redeem these shares in connection with the Business Combination, the shares are no longer redeemable and have been reclassified from redeemable equity to common stock and additional paid in capital.
(m)	Represents the net adjustment for the par value of the common stock upon conversion of the redeemable equity to common stock totaling approximately $5,000 as described above along with the common stock associated with the equity consideration paid to the Selling Equityholders to effectuate the Business Combination totaling approximately $3,000 and the additional equity that was raised in conjunction with the PIPE Investment which was less than $1,000.
(n)	Represents an adjustment to record the equity consideration in the combined company that will be paid to the Selling Equityholders to effectuate the Business Combination. Also includes an adjustment for the additional paid in capital associated with the issuance of 4.105 million shares at a price of $10.00 per share to raise an aggregate of $41.05 million of additional equity via the PIPE Investment to effectuate the Business Combination.
(o)	Represents an adjustment to eliminate Nexeo’s historical Series A and Series B membership interests, accumulated deficit and accumulated other comprehensive loss as of September 30, 2015 in conjunction with the completion of the Business Combination.
(p)	Represents adjustments to remove Nexeo’s historical unamortized debt issuance costs of $14.5 million, unamortized original issue discount of $3.6 million and liability balances of $0.5 million associated with derivate instruments related to historical Nexeo debt. Also, represents an adjustment to record the capitalizable debt issuance costs of $24.1 million associated with the new asset backed lending and term loan facility as described above. These debt issuance costs will be amortized on a straight-line basis (which approximates the effective interest method) over a 5 to 7 year period.
(q)	Represents an adjustment related to the repayment of Nexeo’s current portion of long-term debt in conjunction with the consummation of the Business Combination.
(r)	Represents the net adjustment to long-term debt balance, as follows (in millions):

At December 31, 2015
Debt incurred in conjunction with the Business Combination	$711.0
Discount on new debt	(6.3)
Historical long-term Nexeo debt repaid (excluding current portion found in adjustment (q) above and to remove unamortized original issuance discount of $3.6 million)	(852.0)
Net adjustment to long-term debt	$(147.3)

In connection with the Business Combination, we plan to obtain approximately $1.2 billion of financing from a syndicate of lenders consisting of (a) a $575.0 million senior secured asset based revolving credit facility, approximately $81.0 million of which we expect to draw at the closing, and (b) a $630.0 million senior secured first lien term loan facility. The revolving credit facility and the

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

4. Pro Forma Adjustments  – (continued)

term loan facility are expected to mature on the fifth and seventh anniversary of the closing of the Business Combination, respectively.

(s)	Assuming Maximum Redemption: This scenario assumes that 18.395 million shares of WL Ross common stock are redeemed, resulting in an aggregate payment of $183.395 million out of the Trust Account. In connection with the Business Combination, WL Ross intends to issue up to 22.5 million shares of Common Stock in a private placement at $10.00 per share (subject to customary terms and conditions, including the closing of the Business Combination) to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, potentially including WL Ross & Co. LLC, for gross proceeds to WL Ross of up to $225 million pursuant to the prospective PIPE Investment. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed. Investors in the PIPE Investment will be entitled to customary registration rights, including the filing of a resale shelf registration statement within 15 business days after the consummation of the Mergers. Under the maximum redemption scenario, the reduction in the Trust Account of $183.950 million is assumed to result in WL Ross issuing an additional 18.395 million shares of common stock as part of the PIPE Investment. This maximum redemption scenario does not result in any pro forma adjustments to the unaudited pro forma condensed combined balance sheet or the respective cash and cash equivalents, common stock, additional paid in capital, pro forma shares outstanding or earnings per share. If the aggregate cash consideration we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus the amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, we will not complete the Business Combination or redeem any shares and all shares of Common Stock submitted for redemption will be returned to the holders thereof. Uncertainties that could impact our financial condition and our ability to raise sufficient funds in the PIPE Investment to cover redemptions and a portion of the cash consideration to be paid to Selling Equityholders include the fact that we currently have no commitments from investors to participate in the PIPE Investment and so we may be unable to raise sufficient money to cover redemptions and other risks that effect Nexeo’s operations and outlook such as volatility in raw material prices or the capital markets, economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of governments in North America, EMEA and Asia, specifically China. For more information on the risks, see the section entitled “Risk Factors”. The PIPE Investment is contingent upon stockholder approval of the Business Combination Proposal and the NASDAQ Proposal.

COMPARATIVE SHARE INFORMATION

The following tables set forth:

•	historical per share information of WL Ross for the year ended December 31, 2015;
•	historical per share information of Nexeo for the year ended September 30, 2015; and
•	unaudited pro forma per share information of the combined company for the fiscal year ended December 31, 2015 after giving effect to the Business Combination, assuming two redemption scenarios as follows:
•	Assuming No Redemptions: This scenario assumes that no shares of common stock of WL Ross are redeemed; and
•	Assuming Maximum Redemption: This scenario assumes that 18.395 million shares of WL Ross common stock are redeemed, resulting in an aggregate payment of $183.395 million out of the Trust Account. In connection with the Business Combination, WL Ross intends to issue up to 22.5 million shares of Common Stock in a private placement at $10.00 per share (subject to customary terms and conditions, including the closing of the Business Combination) to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, potentially including WL Ross & Co. LLC, for gross proceeds to WL Ross of up to $225 million pursuant to the prospective PIPE Investment. The Company expects that the investors in the PIPE Investment will be entitled to customary registration rights, including the filing of a resale shelf registration statement within 15 business days after the consummation of the Mergers. Under the maximum redemption scenario, the reduction in the Trust Account of $183.950 million is assumed to result in WL Ross issuing an additional 18.395 million shares of common stock as part of the PIPE Investment. This maximum redemption scenario does not result in any pro forma adjustments to the unaudited pro forma condensed combined balance sheet or the respective cash and cash equivalents, common stock, additional paid in capital, pro forma shares outstanding or earnings per share. If the aggregate cash consideration we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus the amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, we will not complete the Business Combination or redeem any shares and all shares of Common Stock submitted for redemption will be returned to the holders thereof. Uncertainties that could impact our financial condition and our ability to raise sufficient funds in the PIPE Investment to cover redemptions and a portion of the cash consideration to be paid to Selling Equityholders include the fact that we currently have no commitments from investors to participate in the PIPE Investment and so we may be unable to raise sufficient money to cover redemptions and other risks that effect Nexeo’s operations and outlook such as volatility in raw material prices or the capital markets, economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of governments in North America, EMEA and Asia, specifically China. For more information on the risks, see the section entitled “Risk Factors”.

The pro forma book value, net income (loss) and cash dividends per share information reflects the Business Combination contemplated by the Merger Agreement as if it had occurred on December 31, 2015.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of WL Ross and Nexeo, that has been presented in its filings with the SEC that are included or incorporated herein by reference in this proxy statement. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination.

(in thousands, except per share amounts)	WL Ross	NEXEO(a)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Max Redemptions)
Book value per share(b)	$0.34	n/a	$9.76	$9.76
Basic net income (loss) per common share	$(0.02)	n/a	$0.11	$0.11
Diluted net income (loss) per common share	$(0.02)	n/a	$0.11	$0.11
Cash dividends per share	$—	n/a	n/a	n/a

(a)	Historically as a voluntary filer with the SEC, Nexeo was not required to publicly disclose per share data.
(b)	Book value per share = (Total equity)/shares outstanding.

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination (all numbers in millions).

Sources of Funds(1)		Uses(1)
(in millions)
Existing cash in Trust Account	$500	Aggregate purchase price	$1,575
New term loan facility(2)	630	Transaction fees and expenses(4)	71
New ABL revolving facility(2)	81	Cash to balance sheet	10
Rolled Nexeo Plaschem Debt	35
Rolled Nexeo Capital Leases	25
TPG equity rolled	298
Deferred purchase price(3)	46
Additional PIPE Investment	41
Total Sources	$1,656	Total Uses	$1,656

(1)	Does not include the portion of the Founder Shares that our sponsor has agreed to transfer to the Selling Equity Holders as part of the Business Combination.
(2)	We have obtained a Debt Commitment Letter from a syndicate of lenders to provide debt financing to the post-combination company, consisting of (a) a $630.0 million senior secured term loan facility, and (b) a $575.0 million senior secured asset based revolving credit facility, approximately $81.0 million of which we expect to be drawn in connection with the Business Combination. It is anticipated that a wholly owned subsidiary of the Company will initially be the borrower under the Debt Financing to be provided at the closing of the Business Combination and that Solutions will assume the obligations under the Debt Financing as the borrower following the closing of the Business Combination.
(3)	The Merger Agreement caps the amount of Stock Consideration that may be issued to the Selling Equityholders at not more than 35% of the outstanding Company Common Stock as of closing (when taken together with Founder Shares received by such Selling Equityholders). If that cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, the Selling Equityholders will receive the remaining purchase price through future deferred payments in cash based on the number of shares by which the Stock Consideration shall be reduced to cause the percentage of outstanding capital stock of the Company represented by the Stock Consideration and the Founder Share Consideration to equal 35% of all the outstanding capital stock, which we refer to as the “Excess Shares”. The estimate of the deferred purchase price included in this table multiplies the estimated number of Excess Shares by our current share price. The deferred cash consideration was estimated to be $43.1 million for purposes of the pro forma financial information included herein based on a monte carlo analysis of the potential future cash payments.
(4)	Includes $50.0 million in estimated fees and expenses of the Company, $15.0 million in estimated fees and expenses of Nexeo, and $6.3 million in original issue discount.

SPECIAL MEETING IN LIEU OF 2016 ANNUAL MEETING OF COMPANY STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting in lieu of 2016 annual meeting of stockholders to be held on June 6, 2016, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about May 9, 2016. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place of Special Meeting

The special meeting will be held at 9:00 a.m., Eastern Time, on June 6, 2016, at the offices of the Company, located at 1166 Avenue of the Americas, New York, NY 10036, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our Common Stock at the close of business on May 5, 2016, which is the record date for the special meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 62,531,250 shares of Common Stock outstanding, of which 50,025,000 are public shares and 12,506,250 are Founder Shares held by our Sponsor.

Vote of the Company’s Sponsor, Directors and Officers

In connection with our IPO, we entered into agreements with each of our Sponsor, directors and officers pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. In addition, pursuant to the SHRRA, our Sponsor agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in the accompanying proxy statement. These agreements apply to our Sponsor as it relates to the Founder Shares and the requirement to vote its Founder Shares in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in the accompanying proxy statement.

Our Sponsor, directors and officers have waived any redemption rights, including with respect to shares of Common Stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Sponsor have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by June 11, 2016 (or by August 20, 2016 if we file and send to shareholders a proxy for a separate special meeting on June 8, 2016 to consider a proposal to extend the amount of time we have to complete our business combination until August 20, 2016 in the event that the special meeting described by this proxy has not occurred by June 8, 2016, which we refer to as the “Extension Proxy Vote”, and such Extension Proxy Vote is passed). However, our Sponsor is entitled to redemption rights upon our liquidation with respect to any public shares it may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the Common Stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock that are voted at the special meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal or the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of any vote on these proposals.

The approval of the NASDAQ Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the NASDAQ Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote AGAINST the NASDAQ Proposal or the Adjournment Proposal.

The approval of each of the Charter Amendment Proposals requires the affirmative vote of the holders of a majority of the shares of our Common Stock. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the special meeting or an abstention from voting with regard to any of the Charter Amendment Proposals will have the same effect as a vote “AGAINST” such proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. This means that the nine (9) director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the election of directors.

The Business Combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal and the NASDAQ Proposal is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that in the event either the Business Combination Proposal or the NASDAQ Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by June 11, 2016 (or, in the case that the Extension Proxy Vote is passed, by August 20, 2016), we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Company Stockholders

Our board of directors believes that each of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the NASDAQ Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of, the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor, members of our board of directors and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things:

•	the continued right of our Sponsor to hold our Common Stock and the shares of Common Stock to be issued to our Sponsor pursuant to the Private Placement Warrant Exchange following the Business Combination, subject to certain lock-up periods;
•	the fact that our Sponsor paid an aggregate of $11,200,000 for its private placement warrants at the time of the Company’s IPO and such securities, once exchanged pursuant to the Private Placement Warrant Exchange, will have a significantly higher value of approximately $22,400,000 at the time of the Business Combination;
•	the fact that our Sponsor holds private placement warrants that would expire worthless if a business combination is not consummated;
•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•	the fact that our Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $125 million but given the restrictions on such shares and that such shares are subject to forfeiture pursuant to the Transfer Letter, we believe such shares have less value;
•	the fact that our Sponsor will transfer a significant number of the Founder Shares to Selling Equityholders pursuant to the Founder Shares Transfer;
•	the fact that at the option of our Sponsor, any amounts outstanding under the two convertible notes issued to our Sponsor by the Company in an aggregate amount of $725,000, may be converted into warrants to purchase Common Stock, although our Sponsor does not expect to exercise this option and intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination;
•	the fact that any amount outstanding under the promissory note issued to our Sponsor by the Company on March 31, 2016 in which the Company may draw down up to $750,000 is due and payable in full in cash immediately following the closing of the Business Combination;
•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;
•	the continuation of at least one of our existing directors, Wilbur L. Ross, Jr., as a director of the post-combination company;
•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;
•	that each of our non-management directors will receive 10,000 Founder Shares from our Sponsor as payment of fees for his or her service on our board of directors contingent on the closing of the Business Combination, which if unrestricted and freely tradeable would be valued at approximately $100,000 but given the restrictions on such shares, we believe that they have less value; these shares will be in lieu of cash board fees because we are not permitted to pay board fees to our directors pursuant to the terms of the underwriting agreement that we entered into with the underwriters at the time of our IPO;
•	that we have entered into the SHRRA with our Sponsor which provides for registration rights to our Sponsor and the right to designate two directors and two additional directors that meet the independence criteria set forth in Rule 10A-3 of the Securities and Exchange Act of 1934 to our board of directors, subject to certain conditions; and
•	that, as described in the Charter Amendment Proposals and reflected in Annex C, our charter and, and as reflected in Annex D, our bylaws will be amended to provide our Sponsor with the following additional rights if the Business Combination is completed:
•	carving out our Sponsor and TPG as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;
•	excluding our Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company;
•	enabling stockholders to act by written consent or to call a special meeting of stockholders until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, after which stockholders shall no longer have such rights;

•	only requiring a vote of the majority of outstanding shares of capital stock to remove any or all directors until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and thereafter requiring a vote of holders of at least 75% of the voting power of outstanding shares of capital stock to remove any or all directors; and
•	requiring a majority vote of all outstanding shares of capital stock, which must include at least 65% of all shares held by our Sponsor and TPG, in order to amend our charter until our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and requiring the affirmative vote of at least 75% of all outstanding shares of capital stock thereafter, in order to amend our charter.

Abstentions

Abstentions are considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the NASDAQ Proposal, the Adjournment Proposal or any of the Charter Amendment Proposals, but will have no effect on the Business Combination Proposal, the Incentive Plan Proposal and the Director Election Proposal.

Voting Your Shares

Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own. There are several ways to vote your shares of Common Stock:

•	You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy”, whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposals, “FOR” the Director Election Proposal, “FOR” the NASDAQ Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal.
•	You can attend the special meeting and vote in person even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;
•	you may notify the Company’s Secretary in writing to WL Ross Holding Corp. c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, New York 10036, before the special meeting that you have revoked your proxy; or
•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of the Business Combination Proposal, the NASDAQ Proposal, the Incentive Plan Proposal, the Director Election Proposal, the Charter Amendment Proposals and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Morrow & Co., LLC, our proxy solicitor, at (800) 662-5200 (toll free) or Banks and Brokerage Firms, please call collect: (203) 658-9400.

Redemption Rights

Pursuant to our current certificate, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on funds in the Trust Account of approximately $500,647,797 on December 31, 2015, the estimated per share redemption price would have been approximately $10.01.

In order to exercise your redemption rights, you must:

•	affirmatively vote either for or against the Business Combination Proposal
•	check the box on the enclosed proxy card to elect redemption
•	check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other shareholder with respect to shares of Common Stock
•	prior to 5:00 PM Eastern time on June 2, 2016 (two (2) business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

and

•	deliver your public shares either physically or electronically through DTC to our transfer agent at least two (2) business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

Unless waived by Nexeo and Blocker, it is a condition to closing under the Merger Agreement that the redemptions from the Trust Account, after taking into account the amount of cash we pay to stockholders redeeming their shares, will be fully offset by the proceeds from the PIPE Investment in excess of $41 million. We are permitted under the terms of the Merger Agreement to issue up to $225 million of Common Stock in the PIPE Investment, $185 million of which would be used to offset the amount of cash we pay to stockholders redeeming their shares. If the redemptions exceed this amount, Selling Equityholders have the right, at their sole discretion, to complete the Business Combination by electing to receive, in place of the Shortfall Amount, Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration. Selling Equityholders’ rights with respect to the Shortfall Amount are subject to the terms and conditions set forth in the Merger Agreement and Shareholders’ and Registration Rights Agreement. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed. Each redemption of shares of Common Stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $500,647,797 as of December 31, 2015. In the event that Selling Equityholders do not elect to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration, we may not be able to consummate the Business Combination because we have no ability to require Selling Equityholders to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration. However, in the event Selling Equityholders do elect to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration, in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. The PIPE Investment is contingent upon stockholder approval and closing of the Business Combination. The issuance of 20% or more of our outstanding Common Stock in connection with the Merger Agreement, the PIPE Investment, and the Private Placement Warrant Exchange requires stockholder approval of the NASDAQ Proposal. In addition, a portion of the merger consideration to be paid to Selling Equityholders will consist of a portion of the Founder Shares, which will be transferred from our Sponsor to Selling Equityholders (in lieu of the cancellation and reissuance of such Founder Shares by us) in accordance with the terms described in the Letter Agreement at the closing of the Business Combination. For more details on the Founder Shares Transfer, please see the Letter Agreement, which is attached as Annex G hereto.

Prior to exercising redemption rights, stockholders should verify the market price of our Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by June 11, 2016 (or, in the case that the Extension Proxy Vote is passed, by August 20, 2016), we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. The Company and its directors, officers and employees may also solicit proxies in person. The Company will file with the SEC all scripts and other electronic communications as proxy soliciting materials. The Company will bear the cost of the solicitation.

The Company has hired Morrow & Co., LLC to assist in the proxy solicitation process. The Company will pay that firm a fee of $25,000, plus disbursements.

The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

Extension Proxy

We are planning on filing a separate proxy statement with the SEC in connection with a special meeting of the stockholders, to be held on June 8, 2016 in the case that the special meeting described in this proxy has not occurred by June 8, 2016, for the sole purpose of considering and voting upon proposals to amend our current certificate to extend the date before which we must complete a business combination from June 11, 2016 to August 20, 2016, and provide that the date for cessation of our operations if we have not completed a business combination would similarly be extended to August 20, 2016, which we refer to as the “Extension Proxy Vote”.

The purpose of the Extension Proxy Vote is to allow us more time to complete the Business Combination.

If the Extension Proxy Vote is not approved and our initial business combination is not consummated by June 11, 2016, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the our obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

PROPOSAL NO. 1 — APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement”, below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

Because we are holding a stockholder vote on the Business Combination, we may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of our Common Stock that are voted at the special meeting.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules”, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

General Description of the Merger Agreement

On March 21, 2016, the Company entered into the Merger Agreement with Company Merger Sub, Blocker Merger Sub, Blocker, Nexeo and New Holdco pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, the Company will acquire Nexeo through the Company Merger, and, immediately thereafter, the Blocker Merger.

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the Aggregate Purchase Price for the Business Combination and related transactions is expected to be approximately $1,575.0 million, which amount will be reduced by, among other things, the amount of the repayment of certain debt and the assumption of certain capital lease obligations of Nexeo as set forth in the Merger Agreement. The consideration to be paid to Selling Equityholders will be funded through a combination of the Stock Consideration and an amount of cash equal to the sum of (i) cash held by Nexeo and certain of its subsidiaries at the closing of the Business Combination, (ii) cash available to us from our Trust Account, after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit prior to closing the Business Combination and certain transaction expenses, including the payment of $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination, (iii) the proceeds of our anticipated Debt Financing and (iv) the PIPE Investment, less (v) certain transaction expenses and (vi) the aggregate amount of funds paid to discharge certain debt obligations. To the extent not utilized to consummate the Business Combination or to repay the remainder of certain of Nexeo’s existing debt and capital lease obligations at the closing of the Business Combination, the proceeds from the Trust Account, Debt Financing and PIPE Investment will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions. The PIPE Investment is contingent upon stockholder approval of the Business Combination Proposal and the NASDAQ Proposal.

Under the Merger Agreement, Selling Equityholders will also receive at the closing of the Business Combination as consideration from our Sponsor a portion of the Founder Shares issued to our Sponsor at the time of our IPO through the Founder Shares Transfer. Our Sponsor is providing this consideration in lieu of transferring such Founder Shares back to the Company for cancellation, in exchange for no consideration, and reissuance of such Founder Shares to Selling Equityholders by the Company. The Founder Shares transferred to Selling Equityholders in connection with the Mergers will be subject to the conditions and restrictions set forth in the Transfer Letter, the SHRRA, and the underwriting agreement that the Company entered into with the underwriters at the time of our IPO. The number of Founder Shares to be transferred to the Selling Equityholders by our Sponsor will be a pro rata portion of 12,506,250 Founder Shares (less 30,000 Founder Shares being transferred to our independent directors) equal to the Stock Consideration (including Excess Shares), payable to Selling Equityholders divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares) and will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met. For more information about the Transfer Letter, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter”.

In addition to the transactions contemplated by the Merger Agreement and in connection with the Business Combination, the Company’s private placement warrants issued to our Sponsor at the time of our IPO will be exchanged by our Sponsor for the Company’s Common Stock at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant at the closing of the Business Combination in the Private Placement Warrant Exchange.

If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, the Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. Selling Equityholders’ rights to the payment of such Deferred Cash Consideration are subject to the terms and conditions set forth in the Merger Agreement and SHRRA.

As promptly as practicable after the date of the Merger Agreement described herein, the Company has agreed to provide its stockholders with the opportunity to redeem shares of Common Stock in conjunction with a stockholder vote on the transactions contemplated by the Merger Agreement. The Company has further agreed (i) not to terminate or withdraw such redemption rights other than in connection with a valid termination of the Merger Agreement and (ii) extend such period for public stockholders to exercise their redemption rights for any period required by any rule, regulation, interpretation or position of the SEC or NASDAQ.

Structure of the Business Combination

Prior to the closing of the Business Combination contemplated by the Merger Agreement, Blocker Merger Sub will distribute the equity interests in Company Merger Sub to the Company. Subsequent to that distribution, the Merger Agreement provides for the acquisition of Nexeo by the Company through a series of mergers. First, Company Merger Sub will merge with and into Nexeo, with Nexeo continuing as the surviving entity in the Company Merger with the Company and Blocker as its sole owners. Next, immediately following the effectiveness of the Company Merger, Blocker Merger Sub will merge with and into Blocker, with Blocker continuing as the surviving entity and wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, upon the effectiveness of the Business Combination, all issued and outstanding Selling Equityholder interests will be converted into the right to receive the Merger Consideration.

Merger Consideration

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the Aggregate Purchase Price for the Business Combination and related transactions is expected to be approximately $1,575.0 million, which is the value implied by adding (i) approximately $298 million of equity consideration in the combined company to be issued to the Selling Equityholders, (ii) approximately $420 million of cash consideration payable to the Selling Equityholders at the closing of the Business Combination, (iii) the assumption or refinancing of Nexeo’s net debt of $811 million as of December 31, 2015, and (iv) approximately $46 million in Deferred Cash Consideration paid to Selling Equityholders, which amount will be reduced by, among other things, the aggregate amount of the funds used to repay certain debt obligations of Nexeo and the assumption of certain capital lease obligations of Nexeo as set forth in the Merger Agreement. Pursuant to the Merger Agreement, the aggregate consideration payable to Nexeo and Blocker stockholders with respect to the Business Combination will consist of:

•	an amount in cash equal to (i) the amount of all cash held by Nexeo or any of its subsidiaries (other than Nexeo Plaschem), plus (ii) cash available to us from the Trust Account that holds the proceeds (including interest) of our IPO that closed on June 11, 2014 and after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit prior to closing the Business Combination and the payment of $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination, plus (iii) the gross cash proceeds from the PIPE Investment plus, (iv) the sum of $705,000,000 provided from the Debt Financing, less $10,000,000, minus (v) the transaction expenses of the Company and Nexeo that are accrued and unpaid as of the closing, capped at $50,000,000 and $15,000,000, respectively, and minus (vi) the aggregate amount of funds paid to discharge certain debt obligations. We refer to such aggregate amount, subject to deductions for transaction expenses and indebtedness of the Company as set forth herein, as the “Cash Consideration”; and
•	a number of shares of newly issued Common Stock calculated by dividing (i) the excess of (x) the Aggregate Purchase Price over (y) the Cash Consideration by (ii) a per share issue price of $10.00 as the number of shares of Common Stock may be adjusted in the manner set forth below.

Additionally, Selling Equityholders will receive a number of Founder Shares from our Sponsor pursuant to the Transfer Letter, dated March 21, 2016, and rights under the Tax Receivable Agreement. For additional information please see the sections entitled “Proposal No. 1 — Approve of the Business Combination —  Related Agreements — Transfer Letter” and “Proposal No. 1 — Approve of the Business Combination —  Related Agreements — Tax Receivable Agreement”.

The Merger Agreement provides that if the aggregate number of shares of Common Stock to be (i) issued as Stock Consideration and (ii) transferred to any Selling Equityholder as Founder Share Consideration would exceed 35% of the outstanding Common Stock of the post-combination company, then the number of shares of Common Stock to be issued as Stock Consideration will be reduced by a number of shares necessary to cause the percentage of outstanding capital stock of the Company represented by the Stock Consideration and the Founder Shares Consideration to be 35%. The number of Founder Shares to be transferred to Selling Equityholders by our Sponsor will be a pro rata portion of our Sponsor’s Founder Shares equal to the Stock Consideration payable to Selling Equityholders (including any Excess Shares) divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares). These Founder Shares will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met. For more information about the Transfer Letter, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter”.

Conversion of LLC Interests of Blocker Merger Sub and Company Merger Sub

Prior to the closing of the Business Combination contemplated by the Merger Agreement, Blocker Merger Sub will distribute the equity interests in Company Merger Sub to the Company. Subsequent to that distribution, Company Merger Sub will be merged with and into Nexeo at the time we refer to as the “Company Merger Effective Time”, so that, after the Company Merger Effective Time, Blocker and the Company will be the holder of all of the issued and outstanding limited liability company interests in Nexeo. Immediately following the effectiveness of the Company Merger, Blocker Merger Sub will be merged with and into Blocker at the time we refer to as the “Blocker Merger Effective Time”, so that, after the Blocker Merger Effective Time, the Company will be the holder of all of the issued and outstanding limited liability company interests in Blocker.

Under the Merger Agreement, (i) all equity interests of Nexeo issued and outstanding immediately prior to the Company Merger Effective Time (other than Nexeo equity interests held by Blocker) will be converted into the right to receive the portion of the Merger Consideration the holder of such interests is entitled to receive in accordance with the Amended and Restated Limited Liability Company Agreement of Nexeo, dated as of April 1, 2011 and (ii) all equity interests of Blocker issued and outstanding immediately prior to the Blocker Merger Effective Time will be converted into the right to receive, in the aggregate, the portion of the Merger Consideration Blocker would have been entitled to receive in the Company Merger had the Nexeo units held by Blocker converted into the right to receive Merger Consideration in the Company Merger.

Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of Nexeo are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “Nexeo Material Adverse Effect” means any occurrence, condition, change, event or effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the financial condition, business, assets, liabilities or results of operations of Nexeo and its subsidiaries, taken as a whole, or that prevents or materially delays or impairs, or would reasonably be expected to prevent or materially delay or impair, the ability of Nexeo to consummate the transactions contemplated by the Merger Agreement; provided, however, that in no event will any of the following constitute a Nexeo Material Adverse Effect: (i) any occurrence, condition, change, event or effect resulting from or relating to changes in general economic, regulatory or political conditions or conditions in the United States or worldwide capital markets; (ii) any occurrence, condition, change, event or effect that affects the industries in which Nexeo and its subsidiaries operate generally (including changes in commodity prices, general market prices and regulatory changes) to the extent that such change does not have, or would not reasonably be expected to have, a disproportionate impact on Nexeo and its subsidiaries, taken as a whole, as compared to other industry participants; (iii) any occurrence, condition, change, event or effect resulting from or relating to fluctuations in the value of currencies; (iv) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other similar calamity or crisis, including natural disasters and acts of terrorism; (v) any occurrence, condition, change, event or effect demonstrated by Nexeo as resulting from the announcement or pendency of the transactions contemplated by the Merger Agreement, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of Nexeo and its subsidiaries due to the announcement or pendency of the transactions contemplated by the Merger Agreement (provided that, clause (v) will not apply with respect to certain of Nexeo’s representations and warranties and conditions in the Merger Agreement); (vi) any change in the trading prices or trading volume of Nexeo’s debt instruments or the credit ratings assigned to such instruments (but not any change or effect underlying such change in prices, volume or credit rating to the extent such change or effect would otherwise constitute a Nexeo Material Adverse Effect); (vii) any change in accounting requirements or principles imposed on Nexeo, its subsidiaries or their respective businesses or any change in law, or its interpretation; (viii) any occurrence, condition, change, event or effect resulting from actions taken by the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company; and (ix) compliance by Nexeo with the terms of the Merger Agreement or any action taken with the Company’s written consent.

Under the Merger Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “Parent Material Adverse Effect” means any occurrence, condition, change, event or effect that prevents or materially delays or impairs the ability of the Company, Company Merger Sub or Blocker Merger Sub to consummate the transactions contemplated by the Merger Agreement; provided, however, that in no event will any of the following constitute a Parent Material Adverse Effect: (i) any occurrence, condition, change, event or effect resulting from or relating to changes in general economic, regulatory or political conditions or conditions in the United States or worldwide capital markets; (ii) any occurrence, condition, change, event or effect resulting from or relating to fluctuations in the value of currencies to the extent that such change does not have, or would not reasonably be expected to have, a disproportionate impact on the Company, Company Merger Sub and Blocker Merger Sub as compared to other industry participants; (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism; (iv) any occurrence, condition, change, event or effect demonstrated by the Company as resulting from the announcement or pendency of the transactions contemplated by the Merger Agreement, (provided that, clause

(iv) will not apply with respect to certain of the Company’s representations and warranties and certain conditions in the Merger Agreement); (v) any change in the trading prices or trading volume of the equity securities of the Company (but not any change or effect underlying such change in prices, volume or credit rating to the extent such change or effect would otherwise constitute a Parent Material Adverse Effect); (vi) any change in accounting requirements or principles imposed on the Company, its subsidiaries or their respective businesses or any change in law, or its interpretation; (vii) any occurrence, condition, change, event or effect resulting from actions taken by Nexeo or any of its affiliates; and (viii) compliance by the Company, Blocker Merger Sub or Company Merger Sub with the terms of the Merger Agreement or any action taken with Nexeo’s written consent.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to take place on (a) June 1, 2016 or (b) if later, the second business day following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to the Closing of the Business Combination.” If the marketing period with respect to the Debt Financing, which we refer to as the “Marketing Period”, has not ended at the time that the closing would otherwise have occurred, the closing will instead occur at (i) the earlier to occur of (A) any business day after such date during the Marketing Period to be specified by the Company to Nexeo on no less than two (2) business days’ notice and (B) the first business day following the last day of the Marketing Period, provided that if the Marketing Period would otherwise be completed prior to the date on which the approval of the stockholders of the Company is obtained, then the Marketing Period shall be automatically extended to the date that is five (5) business days following the date of such approval or (ii) such other date as agreed to by the parties to the Merger Agreement in writing, in each case, subject to the satisfaction or waiver of the closing conditions.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The obligations of each party to the Merger Agreement to consummate the transactions contemplated thereby are subject to the satisfaction, or written waiver by both the Company and Nexeo, of each of the following conditions:

•	The required vote of the stockholders of the Company with respect to the Merger Agreement, the Business Combination and the transactions contemplated by the Merger Agreement must have been obtained;
•	The waiting period applicable to the transactions contemplated by the Merger Agreement under applicable antitrust laws must have expired or early termination must have been granted;
•	There must not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Business Combination and no law or regulations has been adopted that makes consummation of the Business Combination illegal or otherwise prohibited;
•	The Company must have provided an opportunity to its stockholders to have their shares redeemed for consideration in accordance with the terms of the Merger Agreement and its governing documents;
•	The Company must have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the closing; and
•	The SHRRA, the Warrant Exchange Agreement and the Transfer Letter must be in full force and effect and shall have not been rescinded by any of the other parties thereto.

Conditions to the Company’s and the Merger Subs’ Obligations

The obligations of the Company, Blocker Merger Sub and Company Merger Sub to effect the Business Combination are subject to the satisfaction, on or prior to the closing date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable law):

•	The representations and warranties of Nexeo and Blocker, in most instances disregarding qualifications contained therein relating to materiality or Nexeo Material Adverse Effect, must be true and correct as of the closing date as if made on and as of the closing date (or, if given as of a specific date, at and as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Nexeo Material Adverse Effect, except for certain specified representations and warranties that must be true and correct in all material respects;
•	Nexeo and Blocker must have performed or complied in all material respects with all obligations required to be performed or complied with by these entities under the Merger Agreement at or prior to closing;
•	The Company must have received a certificate of Nexeo signed by its Chief Executive Officer or Chief Financial Officer, dated the closing date, confirming that each of the representations and warranties of Nexeo and Blocker are true and correct such that the condition set forth in the first bullet point above is satisfied and that each of Nexeo and Blocker have performed or complied with in all material respects all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing date;
•	The pre-closing transactions contemplated in the Merger Agreement must have been completed to the reasonable satisfaction of the Company and with no liability to the Company or any of its subsidiaries in connection therewith or following the closing with respect thereto;
•	Nexeo or Blocker, as applicable, must have delivered a counterpart of the Tax Receivable Agreement duly executed by Selling Equityholders who have elected to be party to such Tax Receivable Agreement, to the Company;
•	The net amount of redemptions by the Company’s stockholders, after giving effect to proceeds from the PIPE Investment in excess of approximately $41 million and Stock Consideration paid to Selling Equityholders in lieu of Cash Consideration, must not exceed $0; and
•	Each of the closing deliverables required to be delivered pursuant to the Merger Agreement by Nexeo and Blocker must have been delivered to the Company.

Conditions to Nexeo’s and Blocker’s Obligations

•	The representations and warranties of the Company, Blocker Merger Sub and Company Merger Sub, in most instances disregarding qualifications contained therein relating to materiality or Parent Material Adverse Effect, must be true and correct as of the closing date as if made on and as of the closing date (or, if given as of a specific date, at and as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, except for certain specified representations and warranties that must be true and correct in all material respects;
•	The Company, Blocker Merger Sub and Company Merger Sub must have performed or complied in all material respects with all obligations required to be performed or complied with by these entities under the Merger Agreement at or prior to closing;
•	Nexeo must have received a certificate of the Company signed by its Chief Executive Officer or Chief Financial Officer, dated the closing date, confirming that (i) each of the representations and warranties of the Company, Blocker Merger Sub and Company Merger Sub are true and correct such that the condition set forth in the first bullet point above is satisfied, (ii) each of Company, Blocker

Merger Sub and Company Merger Sub have performed or complied with in all material respects all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing, and (iii) the amount of Available Cash as of immediately prior to closing is not less than $399 million;
•	The Common Stock to be issued pursuant to the Merger Agreement shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof;
•	The amount of Available Cash as of immediately prior to closing is not less than $399 million;
•	Each of the closing deliverables required to be delivered under the Merger Agreement by the Company must have been delivered to Nexeo;
•	Prior to or at the closing, the Company shall have delivered a counterpart of the Tax Receivable Agreement duly executed by the Company to the other parties thereto;
•	All the funds contained in the Trust Account shall be released from the Trust Account and available to the Company for payment of the Cash Consideration and the payment of permitted transaction expenses of the Company;
•	The conditions to the closing of the transactions contemplated by the Transfer Letter must be satisfied or waived by the parties thereto, and Sponsor shall stand ready, willing and able to consummate the transactions contemplated thereby concurrently with the closing;
•	The net amount of redemptions by the Company’s stockholders, after giving effect to proceeds from the PIPE Investment in excess of approximately $41 million and Stock Consideration paid to Selling Equityholders in lieu of Cash Consideration must not exceed $0.

Representations and Warranties

Under the Merger Agreement, Nexeo made customary representations and warranties relating to: organization, good standing and power; capital structure; authority; no violations; consents and approvals; SEC documents; information supplied; absence of certain changes or events; no undisclosed material liabilities; no default; compliance with applicable laws; international trade matters; anti-corruption matters; litigation; taxes; compensation; benefits; labor matters; intellectual property; properties; environmental matters; insurance; brokers; and certain contracts and arrangements.

Under the Merger Agreement, Blocker made customary representations and warranties relating to: organization, standing and power; capital structure; authority; no violations; consents and approvals; holding company status; taxes; brokers; litigation; and compliance with laws.

Under the Merger Agreement, Nexeo made additional customary representations and warranties with respect to Nexeo Plaschem relating to: organization, standing and power; capital structure; authority; no violations; consents and approvals; financial statements; absence of certain changes or events; no undisclosed material liabilities; no default; compliance with applicable laws; international trade matters; anti-corruption matters; litigation; taxes; compensations; benefits; labor matters; intellectual property; properties; environmental matters; insurance; and brokers.

Under the Merger Agreement, the Company, Company Merger Sub and Blocker Merger Sub made customary representations and warranties relating to: organization, standing and power; capital structure; authority; no violations; consents and approvals; SEC documents; information supplied; absence of certain changes or events; no indebtedness; no undisclosed material liabilities; no default; compliance with applicable laws; litigation; certain contracts and arrangements; financing; warrant exchange; solvency; board approval; vote required; listing; trust account; and no business conduct.

Covenants of the Parties

Covenants of Nexeo

Nexeo made certain covenants under the Merger Agreement, including, among others, the following:

•	Nexeo has agreed that, prior to the Company Merger Effective Time, Nexeo and its subsidiaries will not conduct its businesses other than in the ordinary course and will use reasonable best efforts to preserve intact its present business organization and material permits, retain its current officers and key employees, and preserve its relationships with its key customers and suppliers and others having significant business dealings with it, including to the extent necessary to preserve its goodwill and ensure that Nexeo’s and its subsidiaries’ ongoing business shall not be impaired in any material respect at the Company Merger Effective Time.

Subject to certain exceptions, prior to the Company Merger Effective Time, Nexeo will not, and will not permit its subsidiaries to:

•	(i) Declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, the Company or its subsidiaries; (ii) split, combine or reclassify any capital stock of, or other equity interests in, the Company; or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any equity interests in, Nexeo, except as contemplated by any existing director compensation plan, employee benefit plan or employment agreement of Nexeo, a true and correct copy of which, in each case, has been made available to the Company;
•	Amend or propose to amend Nexeo’s or its subsidiaries’ certificate of incorporation or bylaws or other similar or organizational documents;
•	(i) Merge, consolidate, combine or amalgamate with any person; (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than acquisitions in the ordinary course of business and acquisitions as to which the purchase price is not in excess of $15 million individually or $30 million in the aggregate; or (iii) make any loans, advances or capital contributions to, or investments in, any person other than Nexeo or any wholly owned subsidiary or joint venture investment of Nexeo except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations, in each case (x) existing as of the date of the Merger Agreement or (y) in the ordinary course of business and not in excess of $10 million individually or $25 million in the aggregate;
•	Sell, lease, license, abandon, permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to sell, lease, license, abandon, permit to lapse or expire, dedicate to the public, or otherwise dispose of, any portion of its assets or properties, other than any sale, lease or disposition in the ordinary course of business or pursuant to agreements existing on the date of the Merger Agreement;
•	Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;
•	Change in any material respect their material accounting methods or policies, except as required by GAAP;
•	Use anything other than reasonable best efforts to maintain with financially responsible insurance companies insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with such entities’ past practice;
•	(i) Make or rescind any material express or deemed election or change any annual accounting period or method of accounting relating to taxes (including any such election, period or method for any joint venture, partnership, limited liability company or other investment where Nexeo has the capacity to make such binding election, but excluding any election that must be made periodically and is made consistent with past practice); (ii) amend any tax return or take any position on any tax return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the tax liability or reducing any tax asset of the Company, Nexeo, or Blocker in respect of any post-closing tax period; or (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes;

•	Except as required by applicable law or the terms of any employee benefit plan, collective bargaining agreement or other labor agreement in existence on the date hereof, as applicable, (i) grant any increases in the compensation, incentives or benefits payable or to become payable to any of its directors, officers or employees, consultants, agents or individual independent contractors except for increases in salaries made in the ordinary course of business for any employee whose annual base salary is less than $300,000, and provided that payments of bonuses to directors, officers and key employees in the ordinary course of business or as approved by the Compensation Committee of the board of directors of Nexeo or the board of directors of Nexeo prior to the date of the Merger Agreement; (ii) pay or agree to pay to any director, officer or employee, consultant, agent or individual independent contractor, whether past or present, any pension, retirement allowance or other employee benefit not required by any of Nexeo’s or any of its subsidiaries’ existing employee benefit plans (or any arrangement that would be an employee benefit plan if in effect on the date hereof); (iii) enter into any new, or materially amend any existing, material employment or severance or termination agreement with any director, officer, employee, consultant, agent or individual independent contractor other than with respect to certain new hires specified in the Merger Agreement; (iv) establish or become obligated under any collective bargaining agreement (except for those collective bargaining agreements being negotiated at the time of the Merger Agreement) or employee benefit plan which was not in existence or approved by the board of directors of the Company prior to the date of the Merger Agreement, or amend any such plan or arrangement in existence on the date of the Merger Agreement if such amendment would have the effect of materially enhancing any benefits thereunder; (v) take any action to accelerate the vesting, funding or payment of any compensation or benefits under any employee benefit plan (or any award thereunder); (vi) hire any new employees or engage any new independent contractors, unless such hiring or engagement is in the ordinary course of business and is with respect to employees or individual independent contractors having an annual base salary or fee not reasonably expected to exceed $300,000; (vii) terminate the employment or service of any key employee of Nexeo or any of its subsidiaries other than any such termination for “cause”; or (ix) implement any employee layoffs requiring notice under the WARN Act;
•	Enter into or amend any contract, agreement or commitment with any former or present director or officer of Nexeo or any of its subsidiaries or with any affiliate of any of the foregoing persons (including Nexeo and its subsidiaries) or any other person covered under Item 404 of Regulation S-K under the Securities Act;
•	(i) Subject to limited exceptions, incur, create or assume any indebtedness for borrowed money or guarantee any such indebtedness of another person or issue or sell any debt securities or rights to acquire any debt securities of Nexeo or any of its subsidiaries or guarantee any debt securities of another person or (ii) except in the ordinary course of business, create any material encumbrances on any material property or assets of Nexeo or any of its subsidiaries in connection with any indebtedness thereof other than permitted encumbrances;
•	(i) Enter into certain material contracts specified in the Merger Agreement or (ii) amend or modify in any manner materially adverse to Nexeo any such material contract, except for those collective bargaining agreements currently being negotiated as of the date of the Merger Agreement;
•	Make or enter into any contract to make any capital expenditures in excess of $12 million in each of the second and third quarters of calendar year 2016;
•	Manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in any manner other than the ordinary course of business consistent with past practice;
•	Settle or compromise any material litigation, arbitration or other judicial or administrative dispute or proceeding relating to Nexeo or any of its subsidiaries, other than settlements or compromises of litigation in the ordinary course of business consistent with past practice, which in any event (x) do not exceed, in any individual case, $500,000 and (y) would not prohibit or materially restrict Nexeo or its subsidiaries from operating their respective businesses substantially as currently conducted or anticipated to be conducted;
•	Agree to do, anything prohibited by the foregoing covenants; or
•	Fail to provide to the Company and its officers, directors, employees, accountants, consultants, agents, legal counsel, and other representatives reasonable access, at reasonable times upon reasonable prior notice, to the officers, key employees, properties, offices and other facilities of the Nexeo and its subsidiaries and to their books, records, contracts and documents and shall furnish reasonably promptly to the Company and its representatives such information concerning Nexeo’s and its subsidiaries’ business, properties, contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of the Company.

Covenants of Blocker

Blocker made certain covenants under the Merger Agreement, including, among others, the following:

•	Subject to certain exceptions, prior to the Blocker Merger Effective Time, Blocker will not, and will not permit any of its subsidiaries to:
•	Conduct its businesses other than in the ordinary course;
•	Take any actions that would result in the breach of certain representations relating to Blocker’s holding company status;
•	(i) Split, combine or reclassify any equity interests in Blocker; or (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any equity interests in, Blocker, except as required by the terms of any equity interests in, Blocker outstanding on the date of the Merger Agreement;
•	Offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Blocker or any securities convertible into, or any rights, warrants or options to acquire, any such equity interests;
•	Amend or propose to amend its organizational documents;
•	(i) Merge, consolidate, combine or amalgamate with any person, (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (iii) make any loans, advances or capital contributions to, or investments in, any person;
•	Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;
•	Change in any material respect their material accounting methods or policies, except as required by GAAP;
•	(i) Make or rescind any material express or deemed election or change any annual accounting period or method of accounting relating to taxes (including any election, period or method for any joint venture, partnership, limited liability company or other investment where Blocker has the capacity to make such binding election, but excluding any election that must be made periodically and is made consistent with past practice), (ii) amend any tax return or take any position on any tax return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the tax liability or reducing any tax asset of the Company, Nexeo, or Blocker in respect of any post-closing tax period, or (iv) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes;
•	Enter into or amend or modify in any manner any contract material to Blocker;

•	Settle or compromise any material litigation, arbitration or other judicial or administrative dispute or proceeding relating to Blocker or any of its subsidiaries, other than settlements or compromises of litigation in the ordinary course of business consistent with past practice, which in any event (x) do not exceed, in any individual case, $100,000 and (y) would not prohibit or materially restrict Blocker or its subsidiaries from operating their respective businesses substantially as currently conducted or anticipated to be conducted; or
•	Agree to do anything prohibited by the foregoing covenants.
•	Prior to closing, Nexeo will cause to be put in place and will fully prepay a “tail” directors’ and officers’ liability insurance policy from a creditworthy insurance carrier with a claims period of at least six years from the Company Merger Effective Time.
•	Nexeo agrees to use commercially reasonable efforts to provide, and shall cause its subsidiaries and its and their respective representatives, including legal and accounting representatives, to provide, reasonable cooperation in connection with the preparation of the any debt offer documents prepared by the Company prior to the closing date and will provide reasonable cooperation to ensure the consummation of the debt offers contemplated thereby, including with respect to Nexeo’s execution of supplemental indentures reflecting amendments to the indentures applicable to Nexeo’s 8.375% Senior Subordinated Notes due 2018 subject to any debt offer, to the extent approved by any required consents of holders of such notes.
•	At or before the closing, Nexeo shall cause certain agreements to be terminated on the terms set forth on the Schedules with no liability arising for Nexeo or any of its subsidiaries in connection with such termination or following the closing effective not later than the Blocker Merger Effective Time.

Covenants of the Company

The Company made certain covenants under the Merger Agreement, including, among others, the following:

•	Subject to certain exceptions, prior to the Company Merger Effective Time, the Company will not, and will not permit any of its subsidiaries to:
•	Conduct its businesses other than in the ordinary course;
•	(i) Declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, the Company or its subsidiaries; (ii) split, combine or reclassify any capital stock of, or other equity interests in, the Company; or (iii) other than in connection with the Company’s offer to stockholders consideration in exchange for their shares, any ancillary agreement or as otherwise required by the Company’s organizational documents in order to consummate the transactions contemplated by the Merger Agreement, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company, except as required by the terms of any capital stock of, or other equity interests in, the Company or any of its subsidiaries outstanding on the date of the Merger Agreement or as contemplated by any existing director compensation plan, employee benefit plan or employment agreement of the Company;
•	(i) Offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, subject to certain limited exceptions in accordance with the Merger Agreement;
•	Amend or propose to amend the organizational documents of the Company and will not permit any of its subsidiaries to amend or propose to amend its organizational documents.

•	(i) Merge, consolidate, combine or amalgamate with any person other than another wholly owned subsidiary of the Company, (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (iii) make any loans, advances or capital contributions to, or investments in, any person other than the Company or any wholly owned subsidiary;
•	(i) Merge, consolidate, combine or amalgamate with any person, (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (iii) make any loans, advances or capital contributions to, or investments in, any person;
•	Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;
•	Amend the Investment Management Trust Agreement, dated June 5, 2014, between the Company and Continental Stock Transfer & Trust Company, or any other agreement related to the Trust Account, in any material respect;
•	Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;
•	Change in any material respect their material accounting methods or policies, except as required by GAAP;
•	Use other than commercially reasonable efforts to maintain with financially responsible insurance companies insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with such entities’ past practice;
•	(i) Grant any increases in the compensation payable or to become payable to any of its directors, officers or key employees, except increases to key employees made in the ordinary course of business; (ii) pay or agree to pay to any director, officer or key employee, whether past or present, any material pension, retirement allowance or other employee benefit not required by any of Nexeo’s or any of its subsidiary’s existing employee benefit plans; (iii) enter into any new, or materially amend any existing, material employment or severance or termination agreement with any director, officer or key employee, except for any new employment agreement for a director, officer, or key employee who is hired to replace a director, officer or key employee whose employment is terminated for any reason; or (iv) establish or become obligated under any collective bargaining agreement or employee benefit plan which was not in existence or approved by the board of directors of the Company prior to the date of the Merger Agreement, or amend any such plan or arrangement in existence on the date of the Merger Agreement if such amendment would have the effect of materially enhancing any benefits thereunder;
•	Enter into or amend any contract, agreement or commitment with any former or present director or officer of the Company or any of its subsidiaries or with any affiliate of any of the foregoing persons or any other person covered under Item 404 of Regulation S-K under the Securities Act;
•	Except for any indebtedness incurred in connection with the Debt Financing incurred pursuant to the Merger Agreement: (i) incur, create or assume any indebtedness for borrowed money (except for trade credit incurred in the ordinary course) or guarantee any such indebtedness of another person or issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of another person or (ii) create any material encumbrances on any material property or assets of the Company or any of its subsidiaries in connection with any indebtedness thereof other than permitted encumbrances;

•	Other than in connection with the transactions contemplated by the Merger Agreement, including the Debt Financing and equity financing contemplated thereunder, the Company shall not and shall not permit any of its subsidiaries to enter into or amend or modify in any manner any contract that is material to the Company;
•	(i) Incur or pay any transaction expenses other than permitted the Company’s transaction expenses; provided that the Company may incur such transaction expenses to the extent such transaction expenses are be paid or reimbursed by a person other than the Company or any of its subsidiaries without any liability to the Company or any of its subsidiaries or (ii) incur any obligations to or pay any payments to any affiliates of the Company or our Sponsor; or
•	(i) Initiate, solicit or knowingly encourage any inquiries regarding or the making of offers or proposals that constitute an acquisition proposal, (ii) engage in any discussions or negotiations with respect to an acquisition proposal with, or provide any non-public information or data to, any person that has made, or informs the Company that it is considering making, an acquisition proposal, or (iii) enter into any agreement relating to an acquisition proposal.
•	From the date of the Merger Agreement through the closing, the Company shall take all reasonable efforts which are necessary or reasonably desirable for (i) the Company to remain listed as a public company on, and for shares of Common Stock to be tradable over, the NASDAQ and (ii) the shares of Common Stock to be issued in connection with the Business Combination to be approved for listing on the NASDAQ.
•	At or before the closing, the Company shall cause certain agreements to be terminated on the terms set forth on the Schedules with no liability arising for the Company or any of its subsidiaries in connection with such termination or following the closing effective not later than the Blocker Merger Effective Time.

Mutual Covenants

•	Each of the Company, Blocker Merger Sub and Company Merger Sub shall use its reasonable best efforts to obtain the Debt Financing on the terms (or on terms no less favorable to each of the Company, Blocker Merger Sub, Company Merger Sub and Nexeo and its subsidiaries) and conditions (including the flex provisions) described in the debt commitment letter and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the debt commitment letter if such amendment, modification or waiver, (i) with respect to the debt commitment letter, reduces the aggregate amount of the Debt Financing to be funded on the closing date, or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Debt Financing, or otherwise expands, amends or modifies any other provision of the debt commitment letter, in a manner that would reasonably be expected to (x) materially delay or prevent or materially impair the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on the closing date or (y) adversely impact the ability of the Company, Blocker Merger Sub or Company Merger Sub, as applicable, to enforce its rights against other parties to the debt commitment letter or the definitive agreements with respect thereto or (iii) is otherwise adverse in any material respect to Nexeo and its subsidiaries (provided that, subject to certain conditions, the Company, Blocker Merger Sub and Company Merger Sub may amend the debt commitment letter to add additional arrangers, bookrunners and agents).
•	Each of the Company, Blocker Merger Sub and Company Merger Sub will use its reasonable best efforts to obtain the Equity Financing (as defined in the Merger Agreement) substantially, in all material respects, on the terms and conditions set forth in the Merger Agreement. Each of the Company, Blocker Merger Sub and Merger Sub shall use its reasonable best efforts to (i) negotiate and enter into definitive agreements with respect to the Equity Financing substantially, in all material respects, on the terms and conditions set forth in the Merger Agreement, (ii) to satisfy on a timely basis all conditions to consummation of the Equity Financing set forth in the definitive equity financing agreement.

•	From the date of the Merger Agreement until the closing, the parties to the Merger Agreement will promptly proceed to prepare and file with the appropriate governmental entities all authorizations, consents notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the transactions contemplated by the Merger Agreement.
•	In no event later than ten (10) business days following the date of the Merger Agreement, the parties to the Merger Agreement will make all pre-merger notification filings required under the HSR Act or other premerger notification rules. Each of the Company and Nexeo will cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under any Premerger Notification Rules. Unless otherwise agreed, the Company and Nexeo will each use its reasonable best efforts to ensure the prompt expiration of any applicable waiting period, termination of any suspensory obligation or the clearance or approval under any Premerger Notification Rules. The Company and Nexeo will each use its reasonable best efforts to respond to and comply with any request for information from any governmental entity charged with enforcing, applying, administering, or investigating any statute, law, ordinance, rule or regulation designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, restraining trade or abusing a dominant position or Premerger Notification Rules, including the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, the European Commission or any other competition authority of any jurisdiction. None of the Company, Blocker, Nexeo, Company Merger Sub or Blocker Merger Sub will take any action that could reasonably be expected to hinder or materially delay the obtaining of clearance or the expiration of the required waiting period under the Premerger Notification Rules or any other applicable antitrust law.
•	In the event any claim, action, suit, investigation or other legal or administrative proceeding by any governmental entity or other person is commenced that questions the validity or legality of the transactions contemplated by the Merger Agreement or seeks damages in connection therewith, the parties to the Merger Agreement agree to cooperate and use their reasonable best efforts to defend against and respond thereto.
•	Each party to the Merger Agreement must give the other party the opportunity to participate in the defense, settlement or prosecution of any proceeding commenced following the date hereof related to the Merger Agreement or the transactions contemplated thereby at such party’s sole cost and expense. Prior to the closing date, no party to the Merger Agreement may compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such litigation or consent to the same unless the other party shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

Survival of Representations, Warranties and Covenants; Indemnification

The representations, warranties and covenants of the parties contained in the Merger Agreement will not survive the closing, except that:

•	Blocker’s representations and warranties regarding its holding company status and certain tax matters will survive until the 12-month anniversary of the closing;
•	Nexeo Plaschem’s representations and warranties regarding organization, standing and power; capital structure; authority; no violations; consents and approvals; financial statements; absence of certain changes or events; no undisclosed material liabilities; no default; compliance with applicable laws; international trade matters; anti-corruption matters; litigation; taxes; compensation; benefits; labor matters; intellectual property; properties; environmental; insurance and brokers will survive until the 12-month anniversary of the closing;
•	those covenants that by their terms apply or are to be performed in whole or in part after the closing will survive the closing until the expiration of the statute of limitations for breach of contract with respect to such covenant.

Selling Equityholders and the Company have agreed to customary indemnification obligations with respect to breaches of the representations and warranties described above, which obligations will be subject to certain limitations including a minimum claim threshold of $100,000, a deductible amount of $500,000 and a maximum liability cap of $35 million. The Merger Agreement provides that payments pursuant to the indemnity will be made by surrender of the Company’s Common Stock issued to Selling Equityholders at closing based on the closing issue price.

Termination

The Merger Agreement may be terminated and the Business Combination may be abandoned any time prior to the closing, whether before or after stockholder approval of the Merger Agreement, as follows:

•	by mutual written consent of the Company and Nexeo;
•	by the Company or Nexeo if any governmental entity of competent jurisdiction has issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Business Combination and such order, decree, ruling or injunction or other action shall have become final and nonappealable or if there shall be adopted any law or regulation that makes consummation of the Business Combination illegal or otherwise prohibited, subject to limited exceptions;
•	by the Company or Nexeo if the approval of the Company’s stockholders has not been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of the stockholders of the Company, or at any adjournment thereof;
•	by the Company or Nexeo if the Business Combination has not been consummated by July 29, 2016; provided, however, that the right to terminate the Merger Agreement by this date will not be available to the Company or Nexeo, as applicable, if the principal reason the closing has not occurred by close of business on such date is the breach by such party of any of its obligations under the Merger Agreement;
•	by the Company or Nexeo in the event of a breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement, which (i) would give rise to the failure of certain closing conditions, and (ii) cannot be or has not been cured by the earlier of thirty days after the giving of written notice to the breaching party of such breach and July 29, 2016; or
•	by Nexeo if the board of directors of the Company has publicly withdrawn, modified or changed, in any manner that is adverse to Nexeo, its approval or recommendation to the stockholders of the Company with respect to any of the transaction proposals.

In the event of termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of any party thereto. However, no such termination will relieve any party to the Merger Agreement from liability for damages for a knowing and intentional breach of any representation, warranty or obligation hereunder. In addition, no party to the Merger Agreement will be liability thereunder for any consequential (including lost profits) damages, punitive or special damages, irrespective of whether such damages are available under applicable law. Certain provisions of the Merger Agreement will survive any termination of the Merger Agreement.

Amendments

The Merger Agreement can be amended only by a written instrument signed (including by electronic means) on behalf of each of the parties to the Merger Agreement. No amendment may be made which by law would require the further approval by the Company’s stockholders without first obtaining such approval.

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Merger Agreement, which we refer to as the “Related Agreements”, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. A copy of the Shareholders’ and Registration Rights Agreement is attached hereto as Annex H. The remaining Related Agreements will be filed with the SEC at a future date. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Debt Financing

We expect that the repayment of certain of Nexeo’s existing debt and capital lease obligations at the closing of the Business Combination will be funded from the Debt Financing that the Commitment Parties have committed to fund at the closing of the Business Combination pursuant to a Debt Commitment Letter, dated March 21, 2016, by and among Company Merger Sub and the Commitment Parties. It is anticipated that a wholly owned subsidiary of the Company will be the initial borrower under the Debt Financing to be provided at the closing of the Business Combination and that Solutions will assume the obligations as the borrower under the Debt Financing following the closing of the Business Combination, and that the Debt Financing will be guaranteed by certain of Solutions’ direct parent entities and certain of Solutions’ wholly owned subsidiaries. The Debt Commitment Letter contemplates that the Commitment Parties will provide a senior secured term loan facility in the aggregate principal amount of $630 million and a senior secured asset based revolving credit facility in an aggregate principal amount of $575 million, approximately $81 million of which is expected to be drawn at the closing of the Business Combination. Proceeds from the Debt Financing will be used on the closing date of the Business Combination to refinance the existing indebtedness of Nexeo and its subsidiaries and may be used to pay certain fees and expenses in connection with the Business Combination (collectively, the “acquisition costs”). Availability of the revolving credit facility on the closing date will be limited to $80 million for acquisition costs (plus additional amounts to fund original issue discount and upfront fees) and $30 million for closing date working capital needs. In addition, letters of credit of Nexeo and its subsidiaries outstanding on the closing date may be rolled over or new letters of credit may be issued to replace or backstop existing letters of credit. Following the closing date, the revolving credit facility may be used for working capital and other general corporate purposes. The term loan facility will mature on the seventh anniversary of the closing of the Business Combination, and will amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the term loan facility with the balance payable on the maturity date. The revolving credit facility will mature and terminate on the fifth anniversary of the closing of the Business Combination. The Debt Commitment Letter terminates automatically upon the earliest to occur of August 3, 2016 if the closing of the term loan facility and the revolving credit facility does not occur on or before such date, the termination of the Merger Agreement in accordance with its terms, and the occurrence of the consummation of the Business Combination without the use of the debt facilities contemplated by the Debt Commitment Letter.

The Debt Financing is subject to certain closing conditions, including without limitation:

•	the Business Combination shall have been consummated, or substantially simultaneously with the initial borrowing under the debt facilities, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement, without giving effect to any amendments, consents or waivers by you thereto that are materially adverse to the lenders or the arrangers, without the prior consent of the arrangers;
•	Sponsor and certain other investors will make cash equity contributions to Nexeo, when combined with the amount of contributions from the Trust Account and the fair market value of all capital contributions and investments by management and existing equity holders of the Company rolled over or invested in connection with the Business Combination, equal to at least 40% of the sum of (1) the aggregate amount of the debt facilities funded on the closing date (subject to certain exceptions) plus (2) the equity capitalization of Nexeo and its subsidiaries on the closing date after giving effect to the Business Combination;
•	except as contemplated by the Merger Agreement, since September 30, 2015, there shall not have occurred any “Nexeo Material Adverse Effect”;
•	the delivery to the Commitment Parties of certain historical financial statements of Nexeo and its subsidiaries and certain pro forma financial statements of Nexeo and its subsidiaries;
•	the expiration of a 15 consecutive business day period following the delivery of certain marketing materials in respect of the facilities contemplated by the Debt Commitment Letter;
•	the execution and delivery of definitive debt agreements in respect of the facilities contemplated by the Debt Commitment Letter;

•	the refinancing of Nexeo’s existing indebtedness;
•	the accuracy in all material respects of certain representations and warranties; and
•	the delivery of certain customary closing documents (including, among others, a solvency certificate).

There is a risk that one or more of the conditions to the Debt Financing will not be satisfied and that the debt facilities may not be funded when required.

Shareholders’ and Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, the Company, New Holdco and certain of its affiliates which we refer to as “TPG” in the context of the SHRRA, and Sponsor entered into the SHRRA, which will govern certain rights and obligations of the Company, Sponsor and TPG.

Under the SHRRA, Sponsor has agreed to vote and to cause its affiliates to vote in favor of the transaction proposals to be presented at the special meeting. In the event that the Mergers are approved, but any of the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation are not, upon the request of either TPG or Sponsor, the Company has agreed, to call up to two additional meetings of the stockholders to seek such approval and the parties subject to the SHRRA will vote and cause their affiliates to vote in favor of such proposed amendments.

The parties to the SHRRA have agreed to take all necessary action to cause the board of directors to be composed of 9 directors, consisting of (i) (A) two directors designated by Sponsor for so long as Sponsor holds at least 7.5% of Common Stock (on a fully diluted basis, including equity securities exercisable into Common Stock) or (B) one director so designated, for long as Sponsor holds at least 3%, but less than 7.5%, of Common Stock (on a fully diluted basis, including equity securities exercisable into Common Stock), in each case at least one of such directors designated by Sponsor must be independent for purposes of the NASDAQ rules and one has been designated as Wilbur L. Ross, Jr., who shall serve as Chairman of the board of directors for so long as he remains a director (ii) (A) two directors designated by TPG for so long as TPG holds at least 7.5% of Common Stock (on a fully diluted basis, including equity securities exercisable into Common Stock and the Founder Shares) or (B) one director so designated, for so long as TPG holds at least 3%, but less than 7.5%, of Common Stock (on a fully diluted basis, including equity securities exercisable into Common Stock and the Founder Shares), (iii) the Chief Executive Officer and (iv) four unaffiliated directors. Initially, two of the initial unaffiliated directors will be designated by Sponsor prior to the closing of the transactions contemplated by the Merger Agreement, subject to TPG’s consent, and two of such directors have been designated by TPG as Dan Smith and Kenneth Burke, with the right to nominate the unaffiliated directors at subsequent annual meetings vested in the Nominating and Governance Committee of the board of directors. Each of Sponsor and TPG are entitled to have a representative appointed to serve on each committee of the board of directors, other than the audit committee, for so long as such party has the right to designate at least one director to the board. Each of Sponsor and TPG must vote for the designees of the other party and each of Sponsor and TPG has an exclusive right to remove its designees from the board and to fill vacancies on the board created by death, removal or resignation of its designees.

The SHRRA provides for a customary standstill provision requiring Sponsor and TPG, without the prior written approval of a majority of the members of the board of directors, to refrain from (i) acquiring equity securities of the Company, other than equity securities (A) involving no more than 3% of the fully diluted voting power of the Common Stock or (B) acquired as a result of any stock split, stock dividend or subdivision of such securities, (ii) entering into a voting agreement or similar arrangement with respect to any Common Stock, (iii) entering or proposing or offering to enter into any extraordinary transactions involving the Company or any of its subsidiaries or an acquisition of 10% or more of the assets of the Company and its subsidiaries other than in connection with any matter recommended by the board of directors and (iv) other than as recommended by the board of directors, soliciting proxies to vote any Common Stock. Each of Sponsor and TPG is subject to the standstill provision until three months from the date on which such party loses its right to designate two directors to the board of directors. In the event that the board of directors engages in a formal process to sell the Company or any of its subsidiaries or material assets, the Company is obligated to invite Sponsor and TPG to participate in such process.

Under the SHRRA, no later than 15 days following the Mergers, the Company is required to file a (i) shelf registration statement relating to the primary offer and sale by the Company a number of shares of Common Stock equal to the number of Excess Shares, if any, and (ii) shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the SHRRA) owned by Sponsor, TPG and certain of their permitted transferees. Subject to certain limitations, so long as the aggregate value of the Registrable Securities to be included in such offering is at least $40 million, each of Sponsor and TPG will be entitled to cause the Company to undertake up to four underwritten offerings under a shelf registration statement in any 12-month period. Additionally, the holders of the Registrable Securities are entitled to “piggy-back” registration rights with respect to any underwritten offering proposed by the Company on its own behalf or on behalf of others (other than such offerings under any employee stock plan or other employee benefit plan arrangement); provided that each “piggy-back” request must include at least a number of Registrable Securities equal to the lesser of (i) Registrable Securities, in the aggregate, valued at least at $10 million and (ii) the remainder of the holder’s Registrable Securities, unless such holder is otherwise permitted to sell such Registrable Securities under Rule 144 of the Securities Act without volume limitations or other restrictions on transfer. The registration rights of Sponsor and TPG are subject to customary black-out periods, cutback provisions and other limitations as set forth in the SHRRA.

Upon the first business day on which the volume-weighted average trading price of Common Stock for any period of 20 trading days out of a 30-day period exceeds $15.00 per share, subject to certain adjustments, such price referred to herein as the “Early Payment Target Price”, the Company must elect to either (i) within five business days of such date, pay to Selling Equityholders the Early Payment Target Price multiplied by the number of remaining Excess Shares or (ii) use reasonable best efforts to sell in a primary underwritten offering the remaining Excess Shares and remit the gross proceeds to Selling Equityholders. However, without the consent of New Holdco, on behalf of Selling Equityholders, the Company will not issue shares in such offering at a gross price per share less than $15.00 per share, subject to certain adjustments. If any Excess Shares remain on June 30, 2021, the Company must elect to either (i) within five business days of such date, pay to Selling Equityholders an amount in cash equal to the product of the number of remaining Excess Shares multiplied by the volume weighted-average trading price for the 20 trading day period immediately preceding such date or (ii) use reasonable best efforts to sell to a third party in a primary offering such shares and pay the gross proceeds thereof to Selling Equityholders. The Company expects, and the SHRRA permits, that the investors in the PIPE Investment will be entitled to certain customary registration rights, including the filing of a resale shelf registration statement within 15 business days after the consummation of the Mergers.

The SHRRA also provides for a customary lock-up provision that restricts the Company, in the case of an offering under the shelf registration statement, and the holders of Registrable Securities from selling or distributing same or similar securities as those offered in the underwritten offering during a period commencing seven days before and ending no later than 90 days after the date of the final prospectus relating to such offering.

Further, the SHRRA restricts the holders of Registrable Securities from transferring any of such holders’ Common Stock, until six months following the date of the consummation of the Mergers, which we refer to as the “Lock-Up Period”, without Sponsor’s and TPG’s prior written consent, except for transfer (i) to permitted transferees and (ii) required by law. Additionally, following the Lock-Up Period, such holders are also restricted from transferring any of such holders’ Common Stock during a “Holding Period” (as defined below), without Sponsor’s and TPG’s prior written consent, except for transfers (i) to permitted transferees of such holders, (ii) in connection with the exercise of “tag-along” rights discussed below, (iii) pursuant to underwritten offerings in accordance with procedures set out in the SHRRA and (iv) required by law. The “Holding Period” is the period commencing upon the expiration of the Lock-Up Period and ending upon the earlier to occur of (x) the 12-month anniversary of such date or (y) the date on which Sponsor and TPG, collectively, no longer beneficially own at least 50% of their initial share ownership.

Other than pursuant to the Transfer Letter, Sponsor is restricted from transferring any of its Founder Shares, other than to permitted transferees. Such restriction and the “Holding Period” restriction will cease to apply to (x) 50% of such party’s Founder Shares, if any, upon the first day that the last sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted) for any 20 out of 30 trading days immediately preceding such day, which period commences at least 150 days after the closing of the Merger

Agreement and (y) 50% of such party’s Founder Shares, if any, upon the first day that the last sale price of the Common Stock equals or exceeds $15.00 per share (as adjusted) for any 20 out of 30 trading days immediately preceding such day, which period commences at least 150 days after the closing of the Merger Agreement. The restriction will further cease to apply to all Founder Shares on the date on which the Company completes (i) a transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property or (ii) a transaction involving consolidation, merger, proxy contest, tender offer or similar transaction in which the Company is the surviving entity and that results in a change in the majority of the Company’s board of directors or management team or stockholders immediately prior to such transaction no longer owning a majority of the Company immediately after such transaction. Each of Sponsor and TPG will automatically forfeit any of Sponsor’s or TPG’s Founder Shares that do not become transferable as provided above by the 10th anniversary of the closing date of the Mergers.

The SHRRA provides holders of Registrable Securities owning at least two percent of the then-outstanding shares of Common Stock with “tag-along” rights with respect to any proposed transfer by Sponsor or TPG of any of their respective equity securities during the holding period described above, which transfer would require prior consent, other than (i) a transfer to the Company, in a buyback, exchange or other transaction offered to all of its stockholders on a pro rata basis (ii) a transfer to a permitted transferee or (iii) in a pro rata distribution in kind to all of the transferor’s beneficial owners in accordance with such transferor’s governing documents.

The SHRRA will terminate upon the valid termination of the Merger Agreement in accordance with its terms. In addition, certain rights and obligations of our Sponsor and TPG under the SHRRA will automatically cease if either our Sponsor or TPG no longer has the right to designate an individual for nomination to the board of directors and our Sponsor and TPG no longer hold in aggregate at least 50% of the outstanding shares of Common Stock, and the remainder of the SHRRA will automatically terminate if either Sponsor or TPG (or their respective permitted transferees) no longer holds any equity securities of the Company.

Warrant Exchange Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Warrant Exchange Agreement with our Sponsor and TPG, which provides for the exchange of all 22,400,000 warrants issued in a private placement to our Sponsor at the time of the Company’s IPO in exchange for shares of Common Stock at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant for a total of 2,240,000 shares of Common Stock.

Pursuant to the Warrant Exchange Agreement, the Common Stock issued pursuant to the Private Placement Warrant Exchange will also constitute Registrable Securities under the SHRRA.

For more information on the Warrant Exchange Agreement, please see the full text of the Warrant Exchange Agreement which is attached as Annex E hereto.

Transfer Letter

Concurrently with the execution of the Merger Agreement, our Sponsor also entered into the Founder Share Transfer Letter Agreement, which we refer to as the “Transfer Letter”, which provides for, among other things, the Founder Shares Transfer to Selling Equityholders. The number of Founder Shares to be transferred to Selling Equityholders by our Sponsor will be a pro rata portion of our Sponsor’s Founder Shares equal to the Stock Consideration payable to Selling Equityholders (including any Excess Shares) divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares). The transfer of the Founder Shares pursuant to the Transfer Letter is subject to the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement.

These Founder Shares shall be subject to transfer restrictions and shall be subject to forfeiture on the tenth anniversary of the consummation of the Business Combination unless:

•	with respect to 50% of the Founder Shares, the last sale price of our Common Stock as quoted on NASDAQ equals or exceeds $12.50 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; and

•	with respect to the remaining 50% of the Founder Shares, the last sale price of our Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; or
•	the post-combination company completes a liquidation, merger, stock exchange or other similar transaction that results in all or substantially all of its stockholders having the right to exchange their shares of Common Stock for consideration in cash, securities or other property or any transaction involving a consolidation, merger, proxy contest, tender offer or similar transaction in which the post-combination company is the surviving entity which results in a change in the majority of our board of directors or management team or our post-combination stockholders immediately prior to such transaction ceasing to own a majority of the surviving entity immediately after such transaction.

Additionally, the Founder Shares will not participate in dividends or other distributions with respect to the shares prior to the above targets being met, whereupon the number of Founder Shares shall be entitled to all dividends and distributions paid on the Common Stock after the Business Combination as if they had been holders of record entitled to receive distributions on the applicable record date.

The transfer of the Founder Shares pursuant to the Transfer Letter is subject to the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement.

Pursuant to the Transfer Letter, the Founder Shares will also constitute Registrable Securities under the SHRRA.

For more information on the Transfer Letter, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter” and the full text of the Transfer Letter which is attached as Annex G hereto.

Tax Receivable Agreement

Prior to or at the closing of the Business Combination, the Company will enter into the Tax Receivable Agreement with Selling Equityholders. The Tax Receivable Agreement will generally provide for the payment by the Company to Selling Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of (i) certain increases in tax basis resulting from the Company Merger, (ii) certain tax attributes of Nexeo existing prior to the Business Combination, (iii) net operating losses and certain other tax attributes of Blocker available to the Company as a result of the Blocker Merger, and (iv) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings.

The amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the amount and timing of the taxable income the Company generates in the future and the U.S. federal, state and local income tax rates then applicable. In addition, payments under the Tax Receivable Agreement will give rise to additional tax benefits by the Company and therefore to additional potential payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will commence upon the consummation of the Business Combination and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement early. If the Company elects to terminate the Tax Receivable Agreement early, its obligations under the Tax Receivable Agreement would accelerate and it generally would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the agreement, calculated in accordance with certain valuation assumptions set forth in the Tax Receivable Agreement.

For more information on the Tax Receivable Agreement, please see the full text of the form of Tax Receivable Agreement which is attached as Annex F hereto.

Background of the Business Combination

The Company is a blank check company formed in Delaware on March 24, 2014, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team, board of directors, and external advisors. The terms of the Business Combination were the result of extensive negotiations between our management team, representatives of WL Ross & Co. LLC, which we refer to as “WLR”, an affiliate of Sponsor, TPG and Nexeo. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

Prior to the consummation of our IPO, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

From the date of our IPO through the end of February 2016, the Company considered a number of potential target companies, other than Nexeo, with the objective of consummating an acquisition. Representatives of the Company and WLR, contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

During that period, our management and representatives of WLR:

•	Considered and conducted analysis of over 30 potential acquisition targets; and
•	Entered into non-disclosure agreements with approximately 20 potential acquisition targets (other than Nexeo).

The efforts of the Company to find a business combination transaction progressed to the point that beginning in July 2014 until February 2016, the Company was engaged in detailed discussions, due diligence and negotiations with a small subset of the target businesses, other than Nexeo, that the Company had identified as high priority potential targets. These targets included (i) an oilfield services company (“Company A”), (ii) a transportation company focused on crude and petroleum product tankers (“Company B”), (iii) a privately held oil exploration and production company (“Company C”), (iv) a packaging company for food and beverage applications (“Company D”), (v) a financial institution in Europe (“Company E”), and (vi) a manufacturer of automotive interior components and systems (“Company F”).

The Company did not pursue a transaction with Company A due to the lack of available financing options following the precipitous decline in oil prices in 2015. Following a discussion with certain key shareholders of the Company regarding Company B, by early December 2015 our management determined not to pursue the transaction because the shareholders deemed the proposed valuation as excessive and a lower valuation would not have been acceptable to the seller of Company B. The Company terminated discussions with Company C because the seller of Company C was unwilling to entertain an offer to sell Company C at a valuation determined during the low-price phase of the commodity cycle. The Company submitted a bid for Company D as part of an auction process; however, it was not accepted because the proposed valuation reflected in the bid was not suitable for the seller. The Company terminated discussions with Company E because it was unable to produce adequate financial data to obtain an unqualified auditor’s report. The Company terminated discussions with Company F because of fundamental disagreements with respect to the valuation of Company F and the treatment of the Founder Shares.

On October 6, 2015, Nadim Qureshi, Managing Director of WLR, sent an introductory e-mail to Michael MacDougall, a Partner at TPG, and inquired about the appropriate contact for TPG’s investments in the distribution space. In response to Mr. Qureshi’s e-mail, Mr. MacDougall introduced Mr. Qureshi to Christopher Yip, a Principal at TPG and a member of Nexeo’s board of directors, via e-mail.

On October 12, 2015, Mr. Qureshi called Mr. Yip to express the Company’s interest in a potential business combination with Nexeo, a chemical and plastics distribution business predominantly owned by TPG.

Between early October 2015 and early November 2015, Mr. Qureshi and our management team commenced preliminary diligence efforts based on publicly available information and conducted research on Nexeo, the industry in which Nexeo operates and comparable companies in the same sector as Nexeo.

On October 13, 2015, Mr. Qureshi presented a preliminary analysis of Nexeo to the management team as a potential target for a business combination. Mr. Qureshi described the history of Nexeo, its business profile, industry consolidation potential, and highlighted the valuation multiples of peer companies. Based on this presentation, our management team expressed an interest in exploring a business combination with Nexeo.

On October 15, 2015, Mr. Qureshi e-mailed background information on the Company to Mr. Yip.

On October 27, 2015, Mr. Qureshi and Mr. Yip spoke telephonically regarding the terms and timing of a confidentiality agreement between WLR and Nexeo to facilitate the exchange of confidential information between the parties. Additionally, Mr. Qureshi and Mr. Yip discussed the process of business acquisition conducted by a special purpose acquisition company.

On November 11, 2015, WLR entered into a confidentiality agreement with Nexeo.

Between the signing of the confidentiality agreement and the middle of December 2015, the Company continued its due diligence review based on the information that Jefferies LLC (“Jefferies”), a financial advisor to Nexeo, provided to WLR, including an overview of Nexeo, financial and tax summary information, certain prospective financial information with respect to a fiscal year 2016, and a vendor due diligence report.

On November 20, 2015, representatives of WLR held a telephonic meeting with representatives of TPG and Jefferies to discuss certain business diligence items, namely, Nexeo’s historical management adjusted EBITDA, as well as Nexeo’s growth strategies.

On November 23, 2015, representatives of WLR initiated contact with Lazard Freres & Co. LLC (“Lazard”) regarding the potential business combination with Nexeo and the possibility of engaging Lazard as the Company’s financial advisor.

Based on the Company’s review of the diligence materials and the business diligence call, the Company concluded that Nexeo had the potential for being a highly attractive target given the financial profile of the business, the current industry consolidation climate, the potential acquisition opportunities, the potential use of the Company’s public equity to finance future acquisitions, and an array of cost saving and performance improvement opportunities at Nexeo.

On December 2, 2015, Lazard entered into a joinder to the confidentiality agreement entered into between WLR and Nexeo to facilitate the sharing of confidential information regarding Nexeo. Additionally, on December 2, 2015, representatives of WLR circulated an initial investment memorandum to our management team, which highlighted further work conducted around the business profile, industry structure, peer group benchmarking and potential transaction structure.

On December 7, 2015, the Company delivered a draft non-binding letter of intent (“Initial LOI”) to Jefferies for delivery to TPG. The Initial LOI outlined the basic terms for a potential transaction, the possibility of Selling Equityholders rolling over a portion of their equity, the need for additional potential financing sources and included a proposed Total Enterprise Value (“TEV”) of $1,530 million to $1,620 million on a cash free, debt free basis, excluding Nexeo Plaschem and subject to due diligence and certain other conditions. The Initial LOI also requested an exclusivity period.

From December 7, 2015 to December 10, 2015, Jefferies relayed TPG’s response to the Initial LOI, which included a proposal for a higher valuation supported by improving financial performance in fiscal year 2016 and the inclusion of Nexeo Plaschem.

On December 15, 2015, representatives of WLR held a telephonic meeting with representatives of Lazard, TPG, Jefferies and certain members of Nexeo’s management team to discuss performance during the fourth quarter of fiscal year 2015, projections for first quarter of fiscal year 2016, and Nexeo Plaschem.

Based on incremental information WLR received, on December 18, 2015, the Company delivered a revised non-binding letter of intent (“Second LOI”) to Jefferies for delivery to TPG reflecting an updated purchase price of $1,725 million, on a cash free, debt free basis, representing 100% of Nexeo, inclusive of Nexeo Plaschem, subject to due diligence. The Second LOI also requested an exclusivity period, provided for potential valuation for tax benefits to arise from the transaction to be structured as tax receivable arrangement, subject to further diligence review, and identified Lazard as the Company’s financial advisor.

Between December 23, 2015 and January 13, 2016, WLR and TPG, along with their respective financial advisors, discussed and negotiated the terms of the exclusivity agreement and the high level transaction terms, including the Selling Equityholders rolling over 20% to 25% into new equity and the post-closing leverage target of the combined company.

On December 23, 2015, representatives of WLR met with members of our management team to discuss the status of the Nexeo transaction, highlighting an industry overview, Nexeo’s relative positioning within the industry, reasons for the potential investment, valuation, and the potential value WLR could add as a result of the transaction. Following such discussions, our management recommended moving forward with further due diligence review.

In early January 2016, the Company engaged certain professional advisors to advise on the potential business combination, including Kirkland & Ellis LLP (“K&E”), as legal advisor and to conduct legal diligence, Alvarez & Marsal Private Equity Performance Improvement Group, LLC (“A&M”), to conduct operation and cost diligence, and Ramboll Environ, to conduct environmental diligence.

On January 13, 2016, the Company’s board of directors held a special telephonic meeting at which a representative of Skadden was present. Mr. Ross provided the board of directors with a business update that included an overview of the potential business combination with Nexeo.

On January 15, 2016, the Company and Nexeo entered into an exclusivity agreement, following which the representatives of the Company and its external advisors and representatives of WLR were provided access to a confidential virtual data room containing financial and other information about Nexeo.

Starting on January 15, 2016, representative of the Company and its external advisors and representatives of WLR conducted business, financial, operational, accounting, environmental, tax and legal due diligence review of Nexeo, which continued through the execution of the Merger Agreement on March 21, 2016.

On January 20 and 21, 2016, members of our management team, Mr. Qureshi and other representatives of WLR and the Company’s professional advisors attended two days of in-person due diligence meetings and participated in a management presentation at the Houston office of Nexeo’s legal counsel, Vinson & Elkins L.L.P. (“V&E”). All of the key members of the Nexeo management team were present at this meeting, along with representatives of TPG and Jefferies. Also present at the presentation were representatives of Deutsche Bank Securities Inc., which has acted as an equity capital markets advisor to the Company and which the Company intended to use as a potential source of debt financing for the potential business combination transaction. The due diligence meetings principally consisted of management presentations focused on corporate strategy, business segment overview, operations and financial overview, followed by a question and answer session.

On January 29 and January 30, 2016, representatives of WLR and professional advisors of the Company attended, telephonically and in person, due diligence meetings hosted by Nexeo Plaschem in Beijing, China.

On January 29, 2016, Mr. Qureshi and other representatives of WLR circulated an investment memorandum to our management team and certain representatives of WLR, which provided a business and industry overview. The investment memorandum noted that the chemicals distribution industry had a favorable growth outlook, with Nexeo being well-positioned as a potential platform to use in a rollup strategy in light of the fragmentation and outsourcing sector trends.

Between January 29, 2016 and March 4, 2016, representatives of WLR and Lazard discussed with potential debt financing sources their recommendations regarding debt financing alternatives for the business combination. Throughout this process, the Company delivered preliminary draft commitment and fee letters to the various financing sources.

On February 5, 2016, Lazard communicated to Jefferies the Company’s decision to exclude Nexeo Plaschem from the potential transaction and requested a more timely response to the remaining diligence items. Further, Lazard required a response from Jefferies or TPG to the Company’s revised proposal by February 8, 2016.

On February 8, 2016, the Company terminated the exclusivity agreement with Nexeo due to unresponsiveness to the Company’s diligence requests, and requested expense reimbursement under the exclusivity agreement, but also expressed the Company’s continued interest in a potential transaction at a revised valuation of $1,500 million, on a cash free, debt free basis excluding Nexeo Plaschem. TPG responded via Jefferies that while a transaction at a valuation of $1,500 million was not of interest, an invitation was extended for representatives of WLR and certain of its professional advisors to assemble in Houston, Texas for an additional two days of meetings with the Nexeo management team and TPG representatives to ascertain if a transaction was feasable.

On February 16 and 17, 2016, Mr. Qureshi and other representatives of WLR and certain of the Company’s professional advisors, including Lazard, A&M and other professional advisors of the Company, attended (telephonically or in person) two days of management meetings at the Houston office of V&E. Nexeo’s management team and representatives of Jefferies were in attendance. The meetings principally consisted of discussion of the key outstanding business diligence items, product level information, end-market information, quality of earnings adjustments, warehouse and delivery costs and financial forecasts. TPG also inquired about the status of the Company’s communications with investors, redemption expectations, additional equity raise needs and the Selling Equityholders’ equity rollover percentage.

On February 18, 2016, Mr. Qureshi, other representatives of WLR and a managing director at Lazard attended a meeting in the Dallas, Texas office of V&E to present the Company’s revised proposal, reflecting (i) a revised purchase price and enterprise valuation of $1,500 million, on a cash free, debt free basis excluding Nexeo Plaschem, (ii) an increased amount of the Selling Equityholders’ rollover of equity, (iii) Sponsor’s transfer to the Selling Equityholders of a percentage of the outstanding Founder Shares corresponding to the Selling Equityholders’ pro forma ownership in the combined company, which Founder Shares would be subject to vesting in accordance with a two-tiered earnout structure to mitigate valuation dilution, (iv) the Company’s entry into a tax receivable agreement with the Selling Equityholders, providing for future payments to the extent the Company realized benefits for the value for the expected tax attributes, subject to further diligence review, and (v) alternatives with respect to the Company’s public warrants. The proposal also included information regarding the sources and uses and pro forma capitalization and identified a proposed timeline for completion of the business combination. At the conclusion of the meeting, TPG delivered a revised proposal to Mr. Qureshi reflecting a TEV of $1,550 million and 50% of the Founder Shares to be transferred to the Selling Equityholders, which Mr. Qureshi e-mailed to Stephen J. Toy, President of the Company.

On February 18, 2016, in response to TPG’s proposal, the Company increased the proposed TEV to $1,530 million initially and subsequently to $1,540 million, subject to a cap on the percentage of Founder Shares to be transferred to the Selling Equityholders at the same percentage of the Selling Equityholders’ equity ownership of Nexeo, which we refer to as the “WLRH Counter Proposal”.

On February 23, 2016, TPG accepted the WLRH Counter Proposal. On the same day, V&E delivered to K&E an initial draft of the Merger Agreement. Between February 23, 2016 and March 20, 2016, K&E and V&E negotiated the terms of the Merger Agreement and related documentation both telephonically and through the exchange of drafts.

On February 27, 2016, the Company’s board of directors held a special telephonic meeting, attended by Wilbur L. Ross, Jr., Lord William Astor, Robert C. Dinerstein, Stephen J. Toy and Thomas E. Zacharias, Mr. Qureshi and other representatives of WLR, Invesco, an affiliate of WLR, and Skadden. Mr. Ross and other representatives of WLR provided an overview of the potential business combination with Nexeo, a status update on diligence and related discussions with TPG and Nexeo’s management, progress of negotiations between the parties and the key transaction terms, overview of Nexeo’s business operations, analysis of opportunities and risks related to the potential business combination, commentary regarding growth opportunities at Nexeo stemming from consolidation, and the proposed timeline for completion of negotiations and execution of the definitive agreements. A representative of Skadden discussed with the board of directors the fiduciary duties of the board of directors in approving the related party aspects of the proposed business combination and indicated that the independent members of the board of directors, consisting of Thomas Zacharias, Lord William Astor, and Robert Dinerstein, would need to review and evaluate the related party aspects of the proposed business combination and make a recommendation to the full board of directors on whether or not to proceed with the proposed business combination. The board of directors determined to hold another meeting the following week to receive an update on the progress of negotiations.

On February 29 and March 2, 2016, representatives of A&M conducted site visits of Nexeo’s facilities in Garland, Texas, Carson City, California, and Fontana, California.

On March 1, 2016, representatives of A&M and representatives of WLR and Lazard met with the Nexeo’s management team at Nexeo’s headquarters in The Woodlands, Texas, to discuss cost saving initiatives.

On March 2, 2016, Mr. Ross met with David Bradley, President and Chief Executive Officer of Nexeo, at WLR’s office in New York, New York to discuss various operational and business strategy topics.

On March 3, 2016, Mr. Yip and other representatives of TPG held a telephonic meeting with Mr. Qureshi and other representatives of WLR to discuss the inclusion of Nexeo Plaschem as part of the overall transaction, given its high friction costs, complexities tied to operational separation and absence of a management team at TPG to monitor the business on a standalone basis. Further, TPG proposed a valuation of Nexeo Plaschem at approximately $45 million.

On March 4, 2016, the Company’s board of directors held a special telephonic meeting, attended by Wilbur L. Ross, Jr., Lord William Astor, Robert C. Dinerstein, Stephen J. Toy and Thomas E. Zacharias, Mr. Qureshi and other representatives of WLR and Invesco. Also in attendance were representatives from Credit Suisse Securities (USA) LLC (“Credit Suisse”), which provided equity capital market advisory services to the Company, Skadden, K&E and Lazard. Mr. Ross updated the board of directors on the status of the discussions and diligence process related to the potential business combination with Nexeo, including the inclusion of Nexeo Plaschem in the business combination. Mr. Ross also updated the board of directors on the status of the proposed debt and equity financing discussions relating to the proposed business combination. Following Mr. Ross’ presentation, a representative of Lazard discussed with the board of directors financial aspects of the proposed business combination, which excluded Nexeo Plaschem. A representative of Credit Suisse, presented a capital markets update as well as provided commentary on the transaction structure from an equity capital markets point of view.

Between March 7 and March 13, 2016, representatives of WLR hosted telephonic meetings with various financing sources to discuss Nexeo’s business, its customers and suppliers, industry and competition.

On March 7, 2016, Lazard relayed to Jefferies that the Company would be willing to include Nexeo Plaschem in the potential business combination.

Between March 8 and March 10, 2016, the Company and Nexeo negotiated the valuation of Nexeo Plaschem, post-closing indemnities relating to Nexeo Plaschem, tax receivable agreement terms, founder warrants exchange, and governance matters.

On March 10, 2016, the Company and Nexeo agreed to a TEV of $1,575 million, reflecting the inclusion of Nexeo Plaschem for $35 million.

During the week of March 14, 2016, WLR engaged in negotiations with financing sources with respect to commitment and fee letters.

On March 16, 2016, the Company’s board of directors held a special telephonic meeting, attended by Wilbur L. Ross, Jr., Lord William Astor, Robert C. Dinerstein and Thomas E. Zacharias, Mr. Qureshi and other representatives of WLR and Invesco. Also in attendance were representatives from Skadden, K&E and Lazard. Mr. Qureshi provided an overview of the key deal terms, including the transaction value of $1,575 million and the rollover of equity by the Selling Equityholders representing up to 35% of the equity in the pro forma combined company, and provided an update on the discussions and negotiations between the parties, as well an update on the timeline of events. A representative of Lazard discussed with the board of directors financial aspects of the proposed business combination, which reflected an inclusion of Nexeo

Plaschem. A representative of Skadden provided an overview of the proxy statement and addressed corporate governance matters, while representatives of K&E discussed material terms of the Merger Agreement and related transaction agreements.

The independent members of the board of directors, consisting of Mr. Zacharias, Lord Astor, and Mr. Dinerstein, then met in an executive session, without the participation of the Company’s management team, Sponsor or WLR, and held discussions with representatives of Lazard and Skadden. During this session, the independent directors reviewed the terms of the proposed business combination with the representatives of Lazard and Skadden and considered the interests of Sponsor in the related party transaction matters set forth in the terms of the proposed (i) Merger Agreement; (ii) the SHRRA, including the right of Sponsor and TPG to each designate two directors for appointment to the board of directors and maintain a representative on each committee of the board of directors other than the Audit Committee and two additional unaffiliated directors, the voting agreement between Sponsor and TPG to vote for their respective director designees, and certain registration rights for Sponsor and TPG such as the right to initiate four underwritten offerings in any twelve month period and unlimited piggyback registration rights; (iii) the Transfer Letter providing for Sponsor’s transfer of Founder Shares to Selling Equityholders and which contributed to Sponsor’s and TPG’s agreement on valuation of Nexeo by enabling Selling Equityholders to participate in additional upside in the post-combination company; (iv) the Warrant Exchange Agreement providing for the exchange of Sponsor’s 22,400,000 private placement warrants at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant for a total of 2,240,000 shares of Common Stock in order to reduce the potential market overhang on the trading of our Common Stock created by the significant number of outstanding private placement warrants and potential dilution to our stockholders; and (v) amendments to our current charter and bylaws to take effect upon the completion of the Business Combination, including carving out Sponsor and TPG as interested parties from the list of prohibited business combinations not in compliance with Section 203 of the DGCL, excluding Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company, and requiring 65% of the vote of all shares held by Sponsor and TPG (until they sell down below 30% of their collective holdings) in addition to a majority vote of all outstanding shares in order to amend our charter.

On March 20, 2016, the Company’s board of directors convened to discuss final deal terms and evaluate the Business Combination. The independent members of the board of directors, consisting of Mr. Zacharias, Lord Astor, and Mr. Dinerstein, reviewed the updated terms of the proposed Business Combination with the representatives of Lazard and Skadden and considered the interests of Sponsor in the related party transaction matters set forth in the updated terms of the proposed (i) Merger Agreement; (ii) the SHRRA, including the right of Sponsor and TPG to each designate two directors for appointment to the board of directors and maintain a representative on each committee of the board of directors other than the Audit Committee and two additional unaffiliated directors, the voting agreement between Sponsor and TPG to vote for their respective director designees, and certain registration rights for Sponsor and TPG such as the right to initiate four underwritten offerings in any twelve month period and unlimited piggyback registration rights; (iii) the Transfer Letter providing for Sponsor’s transfer of Founder Shares to Selling Equityholders and which contributed to Sponsor’s and TPG’s agreement on valuation of Nexeo by enabling Selling Equityholders to participate in additional upside in the post-combination company; (iv) the Warrant Exchange Agreement providing for the exchange of Sponsor’s 22,400,000 private placement warrants at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant for a total of 2,240,000 shares of Common Stock in order to reduce the potential market overhang on the trading of our Common Stock created by the significant number of outstanding private placement warrants and potential dilution to our stockholders; and (v) amendments to our current charter and bylaws to take effect upon the completion of the Business Combination, including carving out Sponsor and TPG as interested parties from the list of prohibited business combinations not in compliance with Section 203 of the DGCL, excluding Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company, and requiring 65% of the vote of all shares held by Sponsor and TPG (until they sell down below 30% of their collective holdings) in addition to a majority vote of all outstanding shares in order to amend our charter.

Based on this review, the independent members of the board of directors, consisting of Mr. Zacharias, Lord Astor, and Mr. Dinerstein, recommended that the board of directors approve, adopt and ratify the Merger

Agreement, the SHRRA, the Transfer Letter, the Warrant Exchange Agreement and amendments to our current charter and bylaws to take effect upon the completion of the Business Combination.

The independent members of the board of directors, consisting of Mr. Zacharias, Lord Astor, and Mr. Dinerstein, as members of the Compensation Committee of the board of directors of the Company, also reviewed and considered the terms of the 2016 LTIP presented as part of the proposed Business Combination. Based on its review, the Compensation Committee recommended that the board of directors approve the 2016 LTIP.

After considering the proposed terms of the Merger Agreement and related transaction agreements and documents described above, the various presentations of the representatives of WLR and the Company’s legal and financial advisors, and taking into account the other factors described below under the heading entitled “The Company’s Board of Directors’ Reasons for the Approval of the Business Combination,” and considering the recommendations of the independent directors and the Compensation Committee, the board of directors unanimously approved, adopted and ratified the Merger Agreement and related agreements and documents, including the 2016 LTIP, described above and determined that it was advisable and in the best interests of the Company to consummate the Business Combination and other transactions contemplated by the Merger Agreement and related agreements and documents, including the 2016 LTIP, described above, subject to the negotiation of the final terms of the Merger Agreement and the related agreements.

On March 21, 2016, the parties executed the Merger Agreement. Concurrently with the execution of the Merger Agreement, a syndicate of lenders led by Bank of America, N.A., Jefferies Finance LLC and Deutsche Bank AG New York Branch delivered signed commitment and fee letters to the Company.

On March 21, 2016, a press release was issued announcing the business combination and shortly thereafter the Company furnished to the SEC a Current Report on Form 8-K attaching the press release.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the business combination.

Independent Director Oversight

In order to address potential conflicts of interest with respect to the Business Combination and the terms that were proposed in the Merger Agreement, the SHRRA, the Transfer Letter, the Warrant Exchange Agreement, and amendments to our current charter and bylaws to take effect upon the completion of the Business Combination, the independent members of the board of directors not affiliated with Sponsor or WLR, consisting of Thomas Zacharias, Lord William Astor, and Robert Dinerstein, evaluated the terms of the proposed Business Combination and met with representatives of Lazard and Skadden and considered the interests of Sponsor in the related party transaction matters set forth in the terms of the (i) Merger Agreement; (ii) the SHRRA, including the right of Sponsor and TPG to each designate two directors for appointment to the board of directors and maintain a representative on each committee of the board of directors other than the Audit Committee and two additional unaffiliated directors, the voting agreement between Sponsor and TPG to vote for their respective director designees, and certain registration rights for Sponsor and TPG such as the right to initiate four underwritten offerings in any twelve month period and unlimited piggyback registration rights; (iii) the Transfer Letter providing for Sponsor’s transfer of Founder Shares to Selling Equityholders and which contributed to Sponsor’s and TPG’s agreement on valuation of Nexeo by enabling Selling Equityholders to participate in additional upside in the post-combination company; (iv) the Warrant Exchange Agreement providing for the exchange of Sponsor’s 22,400,000 private placement warrants at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant for a total of 2,240,000 shares of Common Stock in order to reduce the potential market overhang on the trading of our Common Stock created by the significant number of outstanding private placement warrants and potential dilution to our stockholders; and (v) amendments to our current charter and bylaws to take effect upon the completion of the Business Combination, including carving out Sponsor and TPG as interested parties from the list of prohibited business combinations not in compliance with Section 203 of the DGCL, excluding Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company, and requiring 65% of the vote of all shares held by Sponsor and TPG (until they sell down below 30% of their collective holdings) in addition to a majority vote of all outstanding shares in order to amend our charter. Based on this review, the independent members of the board of directors, consisting of Mr. Zacharias, Lord Astor, and

Mr. Dinerstein, recommended that the board of directors approve, adopt and ratify the Merger Agreement, the SHRRA, the Transfer Letter, the Warrant Exchange Agreement and amendments to our current charter and bylaws to take effect upon the completion of the Business Combination.

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

The Company’s board of directors met telephonically on February 27, 2016, March 4, 2016 and March 16, 2016 to discuss Nexeo and the possibility of a Business Combination. On March 20, 2016, Company’s board of directors met telephonically and unanimously (i) approved the Merger Agreement and related transaction agreements and the transactions contemplated thereby, (ii) determined that the Business Combination is in the best interests of the Company and its stockholders, (iii) directed that the Merger Agreement be submitted to our stockholders for approval and adoption, and (iv) recommended that our stockholders approve and adopt the Merger Agreement.

Before reaching its decision, the Company’s board of directors reviewed the results of management’s due diligence, which included:

•	research on comparable companies and transactions within the chemical distribution sector;
•	extensive meetings and calls with Nexeo’s management team regarding operations and projections;
•	call notes from interviews with Nexeo’s competitors in the chemical distribution sector;
•	research on the chemical distribution industry, including historical growth trends, market share information and market size projections;
•	visit to Nexeo’s headquarters in The Woodlands, Texas, as well as site visits of Nexeo’s facilities in Texas and California;
•	review of Nexeo’s material contracts, environmental matters, intellectual property matters, labor matters, and financial, tax, legal, environmental and accounting diligence;
•	financial and valuation analysis;
•	reports relating to Quality of Earnings, tax, legal and cost diligence prepared by external advisors; and
•	financial projections provided by Nexeo’s management team.

The Company’s board of directors considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Company’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Company’s board of directors may have given different weight to different factors. This explanation of the Company’s reasons for the board of directors’ approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The factors considered by the board of directors include, but are not limited to, the following:

•	Leading Global Distributor of Chemicals, Plastics and Environmental Services. The Nexeo management team led the complex carve-out of Nexeo from Ashland and transformed it into one of the leading global distributors of chemicals and plastics: #1 plastics distributor in North America, #3 chemicals distributor in North America and #4 globally (by revenue). Today, Nexeo operates in more than 80 countries employing more than 2,450 people in 170 locations worldwide.
•	Attractive Industry Structure with Favorable Growth Trends. We expect strong growth from continuing penetration of third-party chemicals distribution within the chemicals sector as chemical producers look to distributors as a more effective way to reach smaller customers, expand into new markets and reduce complexity. For example, at 10%, the percentage of sales through third-party distributors for chemicals is roughly one third of that for U.S. steel consumption. According to third-party market research, chemical distribution is expected to grow at a rate higher than overall chemicals consumption for the foreseeable future.
•	Ideal Consolidation Platform. The current chemicals distribution landscape is highly fragmented, with the top three distributors collectively representing a global market share of just 13%. This provides a significant opportunity to drive further consolidation. The consolidation trend is also supported by suppliers’ desire to work with a shorter list of preferred distributor partners. Nexeo has a highly actionable pipeline of near-term acquisition opportunities. Nexeo’s infrastructure utilization and footprint is well aligned to achieve synergies on an immediate basis through route optimization, density of network and better supplier pricing.
•	Diversified Product Offerings to Broad Range of End-Markets. Nexeo offers over 23,000 different products and is entrenched with a diverse base of more than 27,500 customers and a network of over 1,300 suppliers globally. Nexeo maintains long-term relationships with both its customers and suppliers (average length of 20+ years). Other than industrial manufacturing, which by definition is the largest user of chemicals, none of the end-use markets Nexeo serves represents more than 10% of total revenue. Nexeo distributes to a diverse range of end-markets including coatings, adhesives, sealants, medical and pharmaceuticals, personal care and packaging and has relatively limited exposure to oil and gas.
•	Positive Financial Performance. Since fiscal year 2012, adjusted EBITDA grew from $140 million to $177 million in fiscal years 2015, at a compound annual growth rate of 8%, driven by improving pricing and product mix. In addition, Nexeo’s management forecasts adjusted EBITDA of $195 million and $213 million in fiscal years 2016 and 2017, respectively. See “Proposal No. 1 — Approval of the Business Combination — Certain Company Projected Financial Information”.
•	Resilient Business Model with Stable Margin. Nexeo has historically exhibited stable unit gross margin performance across the commodity and economic cycle with price changes from chemical producers largely passed through to the customer. Key performance indicator gross profit margin improved from 8.9% in fiscal year ended September 30, 2014 to 10.3% in fiscal year ended September 30, 2015 despite a challenging commodity price environment in which crude oil saw price declines of close to 50% over the same period.
•	Asset-Light Model Characterized by Robust and Consistent Cash Flow Generation. Since June 30, 2014, Nexeo had reduced its debt by approximately $190 million through the end of December 2015. The service and efficiency oriented distribution business model Nexeo operates requires low levels of capital expenditures. A strong focus on working capital management and low levels of capital expenditures are expected to continue to enable Nexeo to generate strong free cash flow.
•	Cost Improvement Opportunities. Since Nexeo’s acquisition by TPG, Nexeo’s focus has been on successfully carving out the business from Ashland, optimizing the network footprint as well as putting in place the right management team. As Nexeo enters the next phase of its development, we believe additional opportunities exist to streamline operations and optimize the cost structure through a focus on Nexeo’s transportation strategy, warehouse productivity and selling, general and administrative expenses.
•	Experienced and Proven Management Team with Premier Sponsorship. Central to Nexeo’s platform is its management team, which, with an average of 24 years of experience, has successfully grown the business into a global leader in the chemical distribution market. TPG initially will retain an approximate 35% equity ownership in the post-combination company, ensuring continuity and alignment of interest.
•	Attractive Entry Valuation. The implied purchase multiple of Nexeo is at a discount to the peer group.

For more information about our decision-making process, see the section entitled “Proposal No. 1 —  Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination”.

Additionally, our board of directors considered and concluded that the following additional factor was a favorable reason for pursuing the Business Combination:

•	Historical Performance. Historical volumes, revenue and margin performance in context of management’s discussion and analysis. Over time, Nexeo has gradually increased its exposure to specialty products with better margin profile than commodity products.

The board of directors also considered and concluded that the following militating factors were reasons not to pursue the Business Combination, although not weighted or in any order of significance:

•	End Market Exposure. Nexeo sells into certain cyclical end markets such as industrial manufacturing, automotive, chemical manufacturing and energy. Its business performance can be negatively impacted by downturn in these end markets.
•	Commodity Prices. Impact of deflationary commodity prices on Nexeo’s volumes, revenues and margins. A prolonged, sustainable deflationary environment may have a negative impact on profitability because Nexeo maintains significant inventories. In addition, a rapid decline in commodity prices may cause customers to reduce purchases and wait for lower prices, thereby reducing Nexeo’s volume.
•	Product Mix. Nexeo has significant exposure to commodity products in its business mix.
•	Supplier Power. Nexeo has a relatively concentrated supplier base compared to its customer base and this relative concentration of suppliers could affect prices, volumes and rebate programs.
•	The Terms of the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, the Company will pay to Selling Equityholders 85% of the net cash tax savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of (i) certain increases in tax basis resulting from the Company Merger, (ii) certain tax attributes of Nexeo existing prior to the Mergers, (iii) net operating losses and certain other tax attributes of Blocker available to the Company as a result of the Blocker Merger, and (iv) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings.

Based on its review of the forgoing considerations, our board of directors concluded that the militating factors did not diminish or outweigh the benefits of entering into the Business Combination.

Comparable Company Analysis

Our management primarily relied upon a comparable company analysis to assess the value that it believed the public equity markets would likely ascribe to Nexeo following the Business Combination with the Company and this analysis was presented to our board of directors. The comparable companies that our board of directors reviewed were Univar, Inc., which we refer to as “Univar”, and Brenntag AG, which we refer to as “Brenntag”. These companies are publicly traded companies primarily engaged in the chemical distribution business and were, therefore, selected by our management as the publicly traded companies having businesses most similar to Nexeo’s business. Our management noted that Univar is listed in the U.S., as the post-combination company would be following the merger, while Brenntag is listed in Germany.

The enterprise values of Univar and Brenntag were estimated by our management to be approximately $5.2 billion and $10.5 billion, respectively, based on the last publicly available balance sheet and stock price as of March 18, 2016. The enterprise value over consensus CY2016E adjusted EBITDA was 9.1x for Univar and 10.7x for Brenntag. Our management team and board of directors also noted that, if adjusted for its underfunded pension plan, Univar’s enterprise value would be approximately $5.5 billion and its implied enterprise value over CY2016E adjusted EBITDA multiple would increase to 9.7x. Based upon a pro forma enterprise value for Nexeo of $1,669 million (inclusive of fees and expenses and the 2,240,000 shares of

Common Stock issued pursuant to the Private Placement Warrant Exchange), this implied a ratio of the pro forma enterprise value over the Nexeo-management estimated CY2016 adjusted EBITDA of 8.4x (based on estimated CY2016E adjusted EBITDA of $198 million). This comparison allowed our board to conclude that Nexeo’s pro forma implied total enterprise value over estimated adjusted EBITDA was below the similar metrics for the selected comparable companies. This analysis supported our board’s determination that the terms of the Business Combination were fair to and in the best interests of the Company and our stockholders.

Satisfaction of 80% Test

It is a requirement under our current charter and NASDAQ listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for its initial business combination. As of the date of the execution of the Merger Agreement, the balance of the funds in the Trust Account was approximately $482.3 million (excluding approximately $18.3 million of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $386 million. In reaching its conclusion that the Business Combination meets the 80% asset test, our board of directors looked at the enterprise value of Nexeo of approximately $1,575 million implied by adding (i) approximately $298 million of equity consideration in the combined company to be issued to the Selling Equityholders, (ii) approximately $420 million of cash consideration payable to the Selling Equityholders at the closing of the Business Combination, (iii) the assumption or refinancing of Nexeo’s net debt of $811 million as of December 31, 2015, and (iv) approximately $46 million in Deferred Cash Consideration paid to Selling Equityholders. In determining whether the enterprise value described above represents the fair market value of Nexeo, our board of directors considered all of the factors described above in this section and the fact that the purchase price for Nexeo was the result of an arm’s length negotiation with the Selling Equityholders. As a result, our board of directors concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account). In light of the financial background and experience of the members of our management team and the board of directors, our board of directors believes that the members of our management team and the board of directors are qualified to determine whether the Business Combination meets the 80% asset test. Our board of directors did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% asset test has been met.

Certain Company Projected Financial Information

Nexeo provided the Company with its internally prepared projections for the fiscal years ended September 30, 2016 and 2017. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. These projections were prepared solely for internal use, and capital budgeting and other management purposes are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results.

The projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond Nexeo’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors”. The projections reflect the consistent application of the accounting policies of Nexeo and should be read in conjunction with the accounting policies included in Note 2 accompanying the historical audited consolidated financial statement of Nexeo included in this proxy statement.

The financial projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Nexeo’s control. While all projections are necessarily speculative, Nexeo believes that the prospective financial information covering periods beyond twelve months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that Nexeo or its representatives considered or consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.

The projections were requested by, and disclosed to, the Company for use as a component in its overall evaluation of Nexeo, and are included in this proxy statement on that account. Nexeo has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to the Company. Neither Nexeo’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Nexeo compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Nexeo will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

The projections were prepared by, and are the responsibility of, Nexeo’s management. PricewaterhouseCoopers, LLP, which we refer to as “PWC”, Nexeo’s auditor, has neither examined, compiled nor performed any other procedures with respect to the accompanying prospective financial information and, accordingly, PWC does not express an opinion or any other form of assurance with respect thereto. The PWC report included in this proxy statement relates to historical financial information of Nexeo. They do not extend to the projections and should not be read as if they do.

The key elements of the projections provided to the Company are summarized below (in millions of dollars):

	Fiscal Year Ended September 30,
($ in millions)	2016E		2017E
Revenue	$4,024		$4,264
% Growth		1.9%		6.0%
Gross Profit(a)	$445		$475
% Margin		11.1%		11.1%
Adjusted EBITDA(b)	$195		$213
% Margin		4.8%		5.0%
Capital Expenditures(c)	$25		$25

(a)	Calculated in accordance with U.S. GAAP.
(b)	Adjusted EBITDA calculated by adding back to net income net loss from discontinued operations, net of tax; interest, net; taxes; depreciation and amortization; management adjustments associated with integration, restructuring and transformational activities; foreign exchanges (gains) losses, net; management fees; compensation expense related to management equity plan (non-cash); transaction and other nonrecurring items; and adjustments associated with discontinued operations.
(c)	Net of asset disposals. Note, 2013 through 2015 Capital Expenditures inclusive of substantial nonrecurring investments to build-out stand-alone platform; future normalized capex estimated to be approximately $25 million.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our board of directors to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our board of directors and executive officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•	the continued right of our Sponsor to hold our Common Stock and the shares of Common Stock to be issued to our Sponsor pursuant to the Private Placement Warrant Exchange following the Business Combination, subject to certain lock-up periods;
•	the fact that our Sponsor paid an aggregate of $11,200,000 for its private placement warrants at the time of the Company’s IPO and such securities, once exchanged pursuant to the Private Placement Warrant Exchange, will have a significantly higher value of approximately $22,400,000 at the time of the Business Combination;
•	the fact that our Sponsor holds private placement warrants that would expire worthless if a business combination is not consummated;
•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;
•	the fact that our Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $125 million but given the restrictions on such shares and that such shares are subject to forfeiture pursuant to the Transfer Letter, we believe such shares have less value;
•	the fact that our Sponsor will transfer a significant number of the Founder Shares to Selling Equityholders pursuant to the Founder Shares Transfer;
•	the fact that at the option of our Sponsor, any amounts outstanding under the two convertible notes issued to our Sponsor by the Company in an aggregate amount of $725,000, may be converted into warrants to purchase Common Stock, although our Sponsor does not expect to exercise this option and intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination;
•	the fact that any amount outstanding under the promissory note issued to our Sponsor by the Company on March 31, 2016 in which the Company may draw down up to $750,000 is due and payable in full in cash immediately following the closing of the Business Combination.
•	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;
•	the continuation of at least one of our existing directors, Wilbur L. Ross, Jr., as a director of the post-combination company;
•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;
•	that each of our non-management directors will receive 10,000 Founder Shares from our Sponsor as payment of fees for his or her service on our board of directors contingent on the closing of the

Business Combination, which if unrestricted and freely tradeable would be valued at approximately $100,000 but given the restrictions on such shares, we believe that they have less value; these shares will be in lieu of cash board fees because we are not permitted to pay board fees to our directors pursuant to the terms of the underwriting agreement that we entered into with the underwriters at the time of our IPO;
•	that we have entered into the SHRRA with our Sponsor which provides for registration rights to our Sponsor and the right to designate two directors and two additional directors that meet the independence criteria set forth in Rule 10A-3 of the Securities and Exchange Act of 1934 to our board of directors, subject to certain conditions; and
•	that, as described in the Charter Amendment Proposals and reflected in Annex C, our charter and, and as reflected in Annex D, our bylaws will be amended to provide our Sponsor with the following additional rights if the Business Combination is completed:
•	carving out our Sponsor and TPG as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;
•	excluding our Sponsor and TPG from any fiduciary duties not to compete with any business opportunity of the post-combination company;
•	enabling stockholders to act by written consent or to call a special meeting of stockholders until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, after which stockholders shall no longer have such rights;
•	only requiring a vote of the majority of outstanding shares of capital stock to remove any or all directors until such date as our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and thereafter requiring a vote of holders of at least 75% of the voting power of outstanding shares of capital stock to remove any or all directors; and
•	requiring a majority vote of all outstanding shares of capital stock, which must include at least 65% of all shares held by our Sponsor and TPG, in order to amend our charter until our Sponsor and TPG collectively no longer hold more than 30% of the outstanding Common Stock, and requiring the affirmative vote of at least 75% of all outstanding shares of capital stock thereafter, in order to amend our charter.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination or, where the purchases are made by our Sponsor, directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination.

Total Company Shares to be Issued in the Business Combination

It is anticipated that, upon completion of the Business Combination, the Company’s public stockholders (other than investors in the PIPE Investment, which we refer to as the “PIPE investors”) will retain an ownership interest of between approximately 32% and 51% in the post-combination company, the PIPE investors will own between approximately 4% and 23% of the outstanding Common Stock of the post-combination company (such that public stockholders, including PIPE investors, will have own approximately 55% of the post-combination company), our Sponsor will retain an ownership interest of approximately 10% in the post-combination company (following the Founder Shares Transfer and the Private Placement Warrant Exchange and assuming that its remaining Founder Shares will not be forfeited) and Selling Equityholders will own approximately 35% of the outstanding Common Stock of the post-combination company (including Founder Shares, assuming that these Founder Shares will not be forfeited). This ownership interest assumes that no more than 18,395,000 shares are elected to be redeemed, that all redemptions are offset by the PIPE Investment and that neither Selling Equityholders nor our Sponsor participate in the PIPE Investment. Under the terms of the Merger Agreement, the PIPE Investment, in which shares of Common Stock will be sold to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act of 1933, cannot exceed $225 million. In this proxy statement, we assume that approximately $41 million of the PIPE Investment will be used to fund the Aggregate Purchase Price and any additional PIPE Investment proceeds will be used to offset redemptions, if any. We do not intend to raise proceeds from the PIPE Investment significantly in excess of these two uses. To date, up to approximately 4.23 million shares of Common Stock, or $42.3 million, have already been subscribed. If the 35% Cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, the Selling Equityholders will receive the remaining purchase price as Deferred Cash Consideration. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) any shares of Common Stock equal to the number of Excess Shares that may be issued by the Company in the future to fund Deferred Cash Consideration payable to Selling Equityholders, (ii) warrants to purchase Common Stock that may remain outstanding following the Business Combination or (iii) the issuance of any shares upon completion of the Business Combination under the 2016 LTIP, but does include Founder Shares (even though they are subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met) due to the continued voting rights associated with the Founder Shares. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. You should read “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination (all numbers in millions).

Sources of Funds(1)		Uses(1)
(in millions)
Existing cash in Trust Account	$500	Aggregate purchase price	$1,575
New term loan facility(2)	630	Transaction fees and expenses(4)	71
New ABL revolving facility(2)	81	Cash to balance sheet	10
Rolled Nexeo Plaschem Debt	35
Rolled Nexeo Capital Leases	25
TPG equity rolled	298
Deferred purchase price(3)	46
Additional PIPE Investment	41
Total Sources	$1,656	Total Uses	$1,656

(1)	Does not include the portion of the Founder Shares that our sponsor has agreed to transfer to the Selling Equity Holders as part of the Business Combination.

(2)	We have obtained a Debt Commitment Letter from a syndicate of lenders to provide debt financing to the post-combination company, consisting of (a) a $630.0 million senior secured term loan facility, and (b) a $575.0 million senior secured asset based revolving credit facility, approximately $81.0 million of which we expect to be drawn in connection with the Business Combination. It is anticipated that a wholly owned subsidiary of the Company will initially be the borrower under the Debt Financing to be provided at the closing of the Business Combination and that Solutions will assume the obligations under the Debt Financing as the borrower following the closing of the Business Combination.
(3)	The Merger Agreement caps the amount of Stock Consideration that may be issued to the Selling Equityholders at not more than 35% of the outstanding Company Common Stock as of closing (when taken together with Founder Shares received by such Selling Equityholders). If that cap applies and the Company does not otherwise satisfy the remaining purchase price in cash at closing, the Selling Equityholders will receive the remaining purchase price through future deferred payments in cash based on the number of shares by which the Stock Consideration shall be reduced to cause the percentage of outstanding capital stock of the Company represented by the Stock Consideration and the Founder Share Consideration to equal 35% of all the outstanding capital stock, which we refer to as the “Excess Shares”. The estimate of the deferred purchase price included in this table multiplies the estimated number of Excess Shares by our current share price. The deferred cash consideration was estimated to be $42.9 million for purposes of the pro forma financial information included herein based on a monte carlo analysis of the potential future cash payments.
(4)	Includes $50.0 million in estimated fees and expenses of the Company, $15.0 million in estimated fees and expenses of Nexeo, and $6.3 million in original issue discount.

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, our board of directors anticipates increasing its size from five (5) to nine (9) directors, each of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the Business Combination is consummated, our Board will consist of nine (9) directors. See the sections entitled “Proposal No. 11 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

Certificate of Incorporation; Bylaws

Pursuant to the terms of the Merger Agreement, upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended promptly to:

•	classify our board of directors into three separate classes, with each class having a three year term;
•	adopt Delaware as the exclusive forum for certain stockholder litigation;
•	enable stockholders to act by written consent until the Trigger Date and thereafter prohibit it;
•	enable holders of 30% of outstanding shares to call a special meeting of stockholders until the Trigger Date and thereafter preclude such ability;
•	amend the stockholder vote required to remove any or all directors;
•	elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes;
•	change the stockholder vote required to amend the post-combination company’s amended and restated certificate of incorporation and bylaws;
•	amend the charter to authorize additional shares of capital stock
•	change our name to Nexeo Solutions, Inc.;
•	revise our waiver regarding corporate opportunities;
•	remove certain provisions related to our status as a blank check company; and
•	make certain other changes that our board of directors deems appropriate for a public operating company.

Name; Headquarters

The name of the post-combination company after the Business Combination will be Nexeo Solutions, Inc. and our headquarters will be located in The Woodlands, Texas.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. As of December 31, 2015, this would have amounted to approximately $10.01 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Common Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Common Stock included in the units sold in our IPO, which we refer to as the “15% threshold”. The requirement that a holder affirmatively vote for or against the Business Combination in order to redeem its shares does not have any state law precedent. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Unless waived by Nexeo and Blocker, it is a condition to closing under the Merger Agreement that the redemptions from the Trust Account, after taking into account the amount of cash we pay to stockholders redeeming their shares, will be fully offset by the proceeds from the PIPE Investment in excess of $41 million. We are permitted under the terms of the Merger Agreement to issue up to $225 million of Common Stock in the PIPE Investment, $185 million of which would be used to offset the amount of cash we pay to stockholders redeeming their shares. If the redemptions exceed this amount, Selling Equityholders have the right, at their sole discretion, to complete the Business Combination by electing to receive, in place of the Shortfall Amount, Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration. Selling Equityholders’ rights with respect to the Shortfall Amount are subject to the terms and conditions set forth in the Merger Agreement and Shareholders’ and Registration Rights Agreement. Each redemption of shares of Common Stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $500,647,797 as of December 31, 2015. In the event that Selling Equityholders do not elect to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration, we may not be able to consummate the Business Combination because we have no ability to require Selling Equityholders to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration. However, in the event Selling Equityholders do elect to receive the Shortfall Amount as Shortfall Stock Consideration or, if the 35% Cap applies, additional Deferred Cash Consideration, in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

There are no appraisal rights available to our stockholders in connection with the Business Combination.

Accounting Treatment

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, the Company has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	the Company pays cash and equity consideration for all of the equity in Nexeo; and
•	the existing stockholders of the Company retain relatively more voting rights in the post-combination company than the Selling Equityholders.

The evidence discussed above supports the conclusion that the Company is the accounting acquirer in the Business Combination.

Nexeo constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Nexeo by the Company constitutes the acquisition of a business for purposes of ASC 805 that will be accounted for using the acquisition method.

Under the acquisition method, the acquisition-date fair value of the purchase price paid by the Company to affect the Business Combination is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, with any excess purchase price being recorded as goodwill. Management of the Company has made significant estimates and assumptions in determining the preliminary allocation of the gross purchase price transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. In subsequent financial statement disclosures the historical financial statements of Nexeo will be presented for comparative purposes.

Under ASC 805, acquisition-related costs (such as advisory, legal, valuation and other professional fees) that are non-recurring are expensed. The Company expects to incur approximately $50 million of non-recurring acquisition-related costs, including $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination.

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations for holders of our Common Stock that elect to have their Common Stock redeemed for cash if the acquisition is completed. This summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the “IRS”, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, mutual funds, pension plans, S corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, partnerships and their partners, and tax-exempt organizations (including private foundations)) and investors that will hold Common Stock as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for United States federal income tax purposes, investors subject to the alternative minimum tax provisions of the Code, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, U.S. expatriates, investors that actually or constructively own 5 percent or more of Common Stock, and Non-U.S. Holders (as defined below, and except as otherwise discussed below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, alternative minimum tax or the Medicare tax. In addition, this summary is limited to investors that hold our Common Stock as “capital assets” (generally, property held for investment) under the Code.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption.

WE URGE HOLDERS OF OUR COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. Holders

This section is addressed to U.S. holders of our Common Stock that elect to have their Common Stock redeemed for cash as described in the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights”. For purposes of this discussion, a “U.S. Holder” is a beneficial owner that so redeems its Common Stock and is:

•	an individual who is a United States citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or
•	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.
Redemption of Common Stock

In the event that a U.S. Holder’s Common Stock is redeemed pursuant to the redemption provisions described in the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights”, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Common Stock under Section 302 of the Code. Whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares both before and after the redemption. The redemption of Common Stock generally will be treated as a sale of the Common Stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Common Stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Common Stock must, among other requirements, be less than 80% of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption of the Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under “U.S. Federal Income Tax Considerations to U.S. Holders —  Taxation of Distributions.”

U.S. Holders of our Common Stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their Common Stock will be treated as a sale or as a distribution under the Code.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock

If the redemption qualifies as a sale of Common Stock, a U.S. Holder must treat any gain or loss recognized upon a sale, taxable exchange or other taxable disposition of our Common Stock as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. Generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received in such disposition (or, if the Common Stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Common Stock based upon the then fair market values of the Common Stock and the warrant included in the unit) and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Common Stock or, as discussed below, the U.S. Holder’s initial basis for Common Stock received upon exercise of a warrant) less any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Taxation of Distributions

If the redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Federal Income Tax Considerations to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock”. Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be taxable at a reduced rate.

U.S. Federal Income Tax Considerations to Non-U.S. Holders

This section is addressed to non-U.S. holders of our Common Stock that elect to have their Common Stock redeemed for cash as described in the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights”. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner (other than a partnership) that so redeems its Common Stock and is not a U.S. Holder.

Redemption of Common Stock

The characterization for United States federal income tax purposes of the redemption of a Non-U.S. Holder’s the Company’s Common Stock pursuant to the redemption provisions described in the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights” generally will correspond to the United States federal income tax characterization of such a redemption of a U.S. Holder’s the Company’s Common Stock, as described under “U.S. Federal Income Tax Considerations to U.S. Holders”.

Non-U.S. Holders of our Common Stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their Common Stock will be treated as a sale or as a distribution under the Code.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

If the redemption qualifies as a sale of Common Stock, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax in respect of gain recognized on a sale of its Common Stock, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);
•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain for the year; or
•	we are or have been a “U.S. real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock.
Taxation of Distributions

If the redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions we make to a Non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “U.S. Federal Income Tax Considerations to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock”. Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to United States withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Taxation of Common Stock Held Through Foreign Accounts

A 30% withholding tax applies with respect to certain payments on, and, after December 31, 2018, gross proceeds from a sale or disposition of, our Common Stock in each case if paid to a foreign financial institution or a non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country or future Treasury Regulations may modify these requirements.

Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of such withholding tax.

Regulatory Matters

At any time before or after consummation of the Business Combination, notwithstanding the early termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division of the United States Department of Justice, the U.S. Federal Trade Commission, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. On March 31, 2016, the Company and Nexeo filed the required forms under the HSR Act with the Antitrust Division of the United States Department of Justice and the U.S. Federal Trade Commission. Early termination of the HSR waiting period was granted on April 11, 2016. Neither the Company nor Nexeo is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the HSR approval. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

The Business Combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal and the NASDAQ Proposal is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement.

This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if the holders of at least a majority of the outstanding shares of our Common Stock voted at the special meeting vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.

As of the record date, our Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of the date hereof, our Sponsor, directors and officers have not purchased any public shares.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — CLASSIFICATION OF THE BOARD OF DIRECTORS

Overview

Assuming the Business Combination Proposal and NASDAQ Proposal are approved, our stockholders are also being asked to approve the reclassification of the board of directors. Our current certificate provides that our board of directors be divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term.

In connection with the Business Combination, our board of directors will be reconstituted and comprised of nine (9) members. Our board of directors believes it is in the best interests of the Company for the board of directors to be classified into three classes instead of two, each comprising as nearly as possible one-third of the directors to serve three-year terms, provided that if Proposal No. 2 is approved at the special meeting, our first class of directors will serve a one-year term expiring at our 2017 annual meeting of stockholders, our second class of directors will serve a two-year term expiring at our 2018 annual meeting of stockholders, and our newly formed third class of directors will serve a three-year term expiring at our 2019 annual meeting of stockholders.

Furthermore, any vacancies which occur during the year may be filled by the board of directors to serve for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Reasons for the Amendments

The addition of a third class of directors is intended to encourage experience and leadership stability on the board of the directors of the post-combination company. The board of directors believes that providing for a third class of directors will assure desirable continuity in leadership and policy following the Business Combination.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
Article V	The current certificate provides as follows:	Section 5.2(b) shall be revised and restated in its entirety as follows:
	Section 5.2 (b) Subject to Section 5.5 hereof, the Board shall be divided into two classes, as nearly equal in number as possible and designated Class I and Class II. The Board is authorized to assign members of the Board already in office to Class I or Class II. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a two-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.	Section 5.2(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible of one-third of the total number of directors constituting the entire Board and the allocation of directors among the three classes shall be determined by the Board and designated as Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal No. 2. Abstentions or the failure to vote on Proposal No. 2 will have the same effect as a vote “AGAINST” Proposal No. 2.

Proposal No. 2 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, Proposal No. 2 will have no effect, even if approved by our stockholders.

Pursuant to the SHRRA, if Proposal No. 2 is not approved in connection with the Business Combination, the post-combination company and its stockholders will take all necessary action to cause the elected directors to be divided into the two existing classes of directors, each of which directors will serve for staggered two-year terms with (a) the Class I directors consisting of one director designated by TPG, one director designated by Sponsor and two unaffiliated directors (one appointed by TPG and one appointed by Sponsor) and (b) the Class II directors consisting of one director designated by TPG, one director designated by Sponsor, the Chief Executive Officer and two unaffiliated directors (one appointed by TPG and one appointed by Sponsor).

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO ADOPT DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate, which is, in the judgment of our board of directors, necessary to adequately address the needs of the post-combination company.

The proposed amendment provides that a stockholder bringing a claim subject to proposed Article XII will be required to bring that claim in the court of chancery in the State of Delaware, which we refer to as the “Court of Chancery”, subject to the Court of Chancery having personal jurisdiction over the defendants. If the Court of Chancery dismisses such claim because it does not have subject matter jurisdiction for the claim, then the claim must be brought in another state court in the State of Delaware.

The post-combination company may decide that it is in the best interests of the post-combination company and its stockholders to bring an action in a forum other than the Court of Chancery (or a state court in the State of Delaware if the Court of Chancery does not have subject matter jurisdiction), and it may consent in writing to the selection of an alternative forum.

This proposal provides that any person who acquires an interest in the stock of the post-combination company will be deemed to have notice of this provision and consent to personal jurisdiction in the applicable Delaware court.

Article XII would not apply to claims brought against the post-combination company except for those enumerated in Article XII and, potentially, certain other related claims.

Reasons for the Amendments

The amendment is intended to assist the post-combination company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. Our board of directors believes that the Delaware courts are best suited to address disputes involving such matters given that the post-combination company is incorporated in Delaware, Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the post-combination company with more predictability regarding the outcome of intra-corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions.

In addition, this amendment would promote judicial fairness and avoid conflicting results, as well as make the post-combination company’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.

For these reasons, our board of directors believes that providing for Delaware as the exclusive forum for the types of disputes described above is in the best interests of the post-combination company and its stockholders. At the same time, our board of directors believes that the post-combination company should retain the ability to consent to an alternative forum on a case-by-case basis where the post-combination company determines that its interests and those of its stockholders are best served by permitting such a dispute to proceed in a forum other than in Delaware.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
Article XII	There is no applicable language in the current certificate.	Article XII shall be added to the current certificate as follows:
ARTICLE XII
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Second Amended and Restated Certificate or By Laws (as either may be amended and/or restated from time to time), or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of the Common Stock of the Corporation shall be deemed to have notice of and consents to the provisions of this Article XII.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal No. 3. Abstentions or the failure to vote on Proposal No. 3 will have the same effect as a vote “AGAINST” Proposal No. 3.

Proposal No. 3 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, Proposal No. 3 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE
TO ENABLE STOCKHOLDERS TO ACT BY WRITTEN CONSENT

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate, which is, in the judgment of our board of directors, necessary to adequately address the needs of the post-combination company.

The additional amendment enables stockholders to act by written consent until the first date, which we refer to as the “Trigger Date”, on which investment funds affiliated with Sponsor and TPG and their respective successors and certain affiliates cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of Common Stock of the post-combination company, and thereafter prohibit it.

Reasons for the Amendments

We believe continuing to limit stockholders’ ability to act by written consent will reduce the time and effort our Board and management would need to devote to stockholder proposals, which time and effort could distract our directors and management from other important company business. However, we believe that allowing stockholder to act by written consent before the Trigger Date is appropriate because it will allow stockholders with significant ownership interests to participate in the business of the post-combination company.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
Article VII	The current certificate provides as follows:	Section 7.1 shall be revised and restated in its entirety as follows:
	Section 7.3 Action by Written Consent. Subsequent to the consummation of the Corporation’s initial public offering of securities (the “Offering”), any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.	Section 7.1 No Action by Written Consent. Prior to the Trigger Date, any action required or permitted to be taken by the stockholders may be effected without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal No. 4. Abstentions or the failure to vote on Proposal No. 4 will have the same effect as a vote “AGAINST” Proposal No. 4.

Proposal No. 4 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, Proposal No. 4 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO ENABLE STOCKHOLDERS TO CALL A SPECIAL MEETING OF STOCKHOLDERS

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate, which is, in the judgment of our board of directors, necessary to adequately address the needs of the post-combination company.

The additional amendment enables holders of 30% or more of the outstanding shares of Common Stock of the post-combination company to call a special meeting of stockholders until the Trigger Date and thereafter precludes such ability.

Reasons for the Amendments

The amendment is intended to avoid distraction of management caused by holding meetings in addition to the annual meeting unless the board of directors or Chairman of the Board determine such expense and management focus is warranted. However, we believe that allowing holders of 30% or more of the outstanding shares of Common Stock call a special meeting before the Trigger Date is appropriate because it will allow stockholders with significant ownership interests to participate in the business of the post-combination company.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
Article VII	The current certificate provides as follows:	Section 7.2 shall be revised and restated in its entirety as follows:
	Section 7.1 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.	Section 7.2 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by the Chairman of the Board, (ii) by the Board pursuant to a resolution adopted by a majority of the Board, or (iii) prior to the Trigger Date, by the Secretary of the Corporation at the request of the holders of 30% or more of the outstanding shares of Common Stock. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. After the Trigger Date, the ability of the stockholders to call a special meeting is hereby specifically denied.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal No. 5. Abstentions or the failure to vote on Proposal No. 5 will have the same effect as a vote “AGAINST” Proposal No. 5.

Proposal No. 5 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, Proposal No. 5 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO CHANGE THE STOCKHOLDER VOTE REQUIRED TO REMOVE ANY OR ALL DIRECTORS

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate, which is, in the judgment of our board of directors, necessary to adequately address the needs of the post-combination company.

The additional amendment requires a vote of a majority of the outstanding shares of capital stock of the post-combination company to remove any or all of the directors prior to the Trigger Date, and the affirmative vote of the holders of at least 75% of the voting power of outstanding shares of capital stock of the post-combination company to remove any or all of the directors after the Trigger Date. A decrease in the size of the Board will not have the effect of removing any incumbent director before his or her term expires.

Reasons for the Amendments

The amendment is intended to provide continuity on the Board consistent with the concept behind the classified Board proposal.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
Article V	The current certificate provides as follows:	Sections 5.3 and 5.4 shall be revised and restated in its entirety as follows:
	Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.	Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, except that (a) subject to clause (b) below, any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of Common Stock and (b) prior to the Trigger Date (as defined below), any vacancy created by the removal of a director designated or nominated by a Sponsor Holder (as defined below) shall be filled exclusively by such Sponsor Holder. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Current Certificate	Proposed Certificate
Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.	Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause or only by the affirmative vote of holders of 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose; provided, however, that prior to the first date (the “Trigger Date”) on which investment funds affiliated with TPG Capital, L.P. and their respective successors and Affiliates (collectively, the “TPG Entities”) and WL Ross Sponsor LLC and its successors and Affiliates (collectively, the “WLR Entities” and together with the TPG Entities, the “Sponsor Holders”) cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of Common Stock, the directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For the purpose of this Second Amended and Restated Certificate, “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal No. 6. Abstentions or the failure to vote on Proposal No. 6 will have the same effect as a vote “AGAINST” Proposal No. 6.

Proposal No. 6 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, Proposal No. 6 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 6.

PROPOSAL NO. 7 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO ELECT NOT TO BE GOVERNED BY SECTION 203 OF THE DGCL

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate, which is, in the judgment of our board of directors, necessary to adequately address the needs of the post-combination company.

The additional amendment would cause the post-combination company to not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes.

Reasons for the Amendments

The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target’s board of directors approves such transaction.

The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (1) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (3) at the time or after the stockholder became an interested stockholder, the board of directors and at least 66 2/3% of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The post-combination company has elected to opt out of Section 203, but the board of directors believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquiror to negotiate with the board of directors and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the board of directors. The board of directors believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders. Thus, the board of directors has determined that the provisions included in Article IX, as amended, are in the best interests of the post-combination company.

Our certificate of incorporation, as amended, will contain provisions that have the same effect as Section 203, except that they provide that TPG and the Sponsor and their transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The Company has determined to exclude TPG and the Sponsor from the definition of “interested stockholder” because the Sponsor currently holds voting power in excess of and immediately following the Business Combination these parties will hold voting power in excess of the 15% threshold under Section 203 such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to TPG and the Sponsor.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
Article IX	There is no applicable language in the current certificate.	Article IX shall be replaced in the current certificate with the following:
ARTICLE IX BUSINESS COMBINATIONS

Section 9.1 Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.
Section 9.2 Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Current Certificate	Proposed Certificate
Section 9.3 Definitions. For purposes of this Article IX, references to:
(a) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(b) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation paragraph (b) of this Article IX is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

Current Certificate	Proposed Certificate

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

Current Certificate	Proposed Certificate

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) – (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(c) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

Current Certificate	Proposed Certificate
(d) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the Affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (a) the Sponsor Holders or their transferees, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person specified in this clause (b) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(e) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:
(i) beneficially owns such stock, directly or indirectly; or

Current Certificate	Proposed Certificate

(ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(f) “person” means any individual, corporation, partnership, unincorporated association or other entity.
(g) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(h) “voting stock” means stock of any class or series entitled to vote generally in the election of directors

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal No. 7. Abstentions or the failure to vote on Proposal No. 7 will have the same effect as a vote “AGAINST” Proposal No. 7.

Proposal No. 7 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, Proposal No. 7 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 7.

PROPOSAL NO. 8 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO
CHANGE THE STOCKHOLDER VOTE REQUIRED TO AMEND THE
CERTIFICATE AND BYLAWS OF THE COMPANY

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate, which is, in the judgment of our board of directors, necessary to adequately address the needs of the post-combination company.

The additional amendments would require the approval by affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the post-combination company, including at least 65% of the aggregate shares then held by our Sponsor and TPG, to make any amendment to the post-combination company charter or bylaws prior to the Trigger Date, and the affirmative vote of at least 75% of the capital stock of the post-combination company to make any amendment to key provisions of the post-combination company charter or bylaws from and after the Trigger Date.

Reasons for the Amendments

The amendments are intended to protect key provisions of the proposed certificate from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
Article XI	The current certificate provides as follows:	Article XI shall be revised and restated, as summarized as follows:
	ARTICLE XI AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	ARTICLE XI AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Current Certificate	Proposed Certificate
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that Article IX of this Amended and Restated Certificate may be amended only as provided therein.	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate of Incorporation and the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, (i) prior to the Trigger Date, no provision of this Second Amended and Restated Certificate may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, which such majority must include at least 65% of the shares then held by the Sponsor Holders, and (ii) from and after the Trigger Date, no provision of Article III, Article V, Section 7.1, Section 7.2, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

	Current Certificate	Proposed Certificate
Article VI	The current certificate provides as follows:	Article VI shall be revised and restated, as summarized as follows:
	ARTICLE VI	ARTICLE VI
	BYLAWS	BYLAWS
	In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.	In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized to adopt, amend, alter or repeal the By Laws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend, alter or repeal the By Laws; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the By Laws, (i) prior to the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, which such majority must include at least 65% of the shares then held by the Sponsor Holders, shall be required to make, alter, amend or repeal the By Laws of the Corporation and (ii) from and after the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, shall be required to make, alter, amend or repeal the By Laws of the Corporation.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal No. 8. Abstentions or the failure to vote on Proposal No. 8 will have the same effect as a vote “AGAINST” Proposal No. 8.

Proposal No. 8 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, Proposal No. 8 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 8.

PROPOSAL NO. 9 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO AUTHORIZE ADDITIONAL SHARES OF CAPITAL STOCK

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate, which is, in the judgment of our board of directors, necessary to adequately address the needs of the post-combination company.

There currently are 62,531,250 shares of Common Stock issued and outstanding, consisting of 50,025,000 shares originally sold as part of the units issued in our IPO and 12,506,250 Founder Shares that were issued to our Sponsor prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In the Business Combination, we expect to issue up to 22,500,000 shares of Common Stock in the PIPE Investment, 2,240,000 shares of Common Stock in connection with the Private Placement Warrant Exchange and 29,819,329 shares to Selling Equityholders as part of the Stock Consideration. In addition, following the Business Combination, there will be 50,025,000 warrants outstanding originally sold as part of units in our IPO. Simultaneously with the closing of the Business Combination, we also intend to reserve for issuance up to 9,000,000 shares of Common Stock under the 2016 LTIP, subject to adjustment to prevent dilution or enlargement of the rights granted to, or available for, participants under the plan. For more information about shares which may be issued in the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination” and for more information about our Common Stock, warrants and Founder Shares, please see the section entitled “Description of Securities”.

The additional amendment would increase our total number of authorized shares of all classes of capital stock from 201,000,000 to 301,000,000 shares, which would consist of increasing our Common Stock from 200,000,000 to 300,000,000 shares.

Reasons for the Amendments

The amendment is intended to provide adequate authorized share capital to (i) accommodate the issuance of shares of Common Stock as Stock Consideration, the sale of Common Stock in a private placement to be consummated in connection with the Business Combination, the conversion of warrants into shares of Common Stock in connection with the Business Combination, the issuance of shares of Common Stock (or derivative securities thereof) pursuant to the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan and the future conversion of outstanding warrants into shares of Common Stock and (ii) to provide flexibility for future issuances of Common Stock if determined by the board of directors to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Comparison of Current Certificate to Proposal Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

Current Certificate	Proposed Certificate
Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 201,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).	Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 301,000,000 shares, consisting of 300,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal No. 9. Abstentions or the failure to vote on Proposal No. 9 will have the same effect as a vote “AGAINST” Proposal No. 9.

Proposal No. 9 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, Proposal No. 9 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 9.

PROPOSAL NO. 10 — APPROVAL OF ADDITIONAL AMENDMENTS TO CURRENT CERTIFICATE IN CONNECTION WITH THE BUSINESS COMBINATION

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve certain amendments to our current certificate, which are, in the judgment of our board of directors, necessary to adequately address the needs of the post-combination company.

The additional amendments: (i) change the post-combination company’s name to Nexeo Solutions, Inc.; (ii) change the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware”; (iii) change the provisions respecting preferred stock of the post-combination company; (iv) provide that all shares of capital stock will vote together as a single class to increase or decrease the number of shares of preferred stock of the post-combination company; (v) provide that Section 4.4 is not subject to the provisions of Article IX; (vi) provide that there shall be no cumulative voting; (vii) provide that certain transactions will not constitute liquidation, dissolution or winding up; (viii) provide that all directors shall be determined by the plurality of votes cast; (ix) provide that the post-combination company will advance expenses in addition to indemnifying certain persons and that, if the DGCL is amended to further eliminate or limit the personal liability of directors and officers, the post-combination company’s indemnification of the same will extend to the fullest extent permitted by law, as amended; (x) delete the prior provisions under Article IX (Business Combination Requirements; Existence); (xi) provide that certain transactions are not “corporate opportunities” and that certain persons, including each Sponsor Holder and their affiliates, are not subject to the doctrine of corporate opportunity; and (xii) provide that a determination of invalidity, illegality or unenforceability of any provision of the post-combination company’s certificate of incorporation will not affect such provision in another circumstance or any other provision, and each provision shall be interpreted to allow the post-combination company to protect its officers, directors, employees and agents from personal liability when they act in good faith in the service or for the benefit of the post-combination company. In addition, the amendments correct typographical errors and reflect that the certificate of incorporation of the post-combination company will be the Second Amended and Restated Certificate of Incorporation.

Reasons for the Proposed Amendments

These additional amendments to the certificate of incorporation of the post-combination company and the reasons for each of them are:

•	Amending Article I to change the post-combination company’s name to “Nexeo Solutions, Inc.” Previously, the Company’s name was WL Ross Holding Corp. The board of directors believes the name of the post-combination company should more closely align with the name of the existing operating business and therefore have proposed the name change.
•	Amending Article II to provide that the purpose of the post-combination company is “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware”. Previously, Article II also provided that the Company had the power and privileges to take necessary steps to effect a business combination. The board of directors believes this change is appropriate because the post-combination company will have already effected a business combination as initially contemplated and will no longer be a blank check company.
•	Amending Section 4.2 to provide that no vote of the holders of capital stock of the post-combination company will be a prerequisite to the designation or issuance of any shares of preferred stock, that the post-combination company has the authority to reissue any shares of preferred stock that are redeemed by the post-combination company, and that different series of Preferred Stock will vote together unless expressly provided for. The board of directors believes these changes set appropriate parameters for the post-combination company’s ability to take future actions with respect to its capitalization and governance without being overburdened with obtaining excessively complicated approvals from multiple classes voting on an individual basis.
•	Amending Section 4.3 to provide that all shares of capital stock will vote together as a single class to increase or decrease the number of shares of preferred stock of the post-combination company,

irrespective of the provisions of Section 242(b)(2). The board of directors believes this change sets appropriate parameters for the post-combination company’s ability to take future actions with respect to its capitalization and governance without being overburdened with obtaining excessively complicated approvals from multiple classes voting on an individual basis.
•	Amending Section 4.4 to provide that Section 4.4 is not subject to the provisions of Article IX. The board of directors believes that references to Article IX are no longer appropriate because the post-combination company will no longer be a blank check company.
•	Amending Section 4.4(a) to provide that there shall be no cumulative voting. This is consistent with the voting standard of the Company prior to the Business Combination. The board of directors believes that cumulative voting is not appropriate because it would allow a person to be elected that may not be supported by the majority of stockholders voting.
•	Amending Section 4.4(c) to provide that certain transactions will not constitute liquidation, dissolution or winding up under that section. Previously, Section 4.4(c) did not address the treatment of certain transactions. The board of directors believes this change appropriately clarifies which transactions do not constitute liquidation, dissolution or winding up of the post-combination company.
•	Amending Section 5.2(a) to provide that all elections of directors will be determined by a plurality of the votes cast. Previously, Section 5.2(a) had not addressed such situation. The board of directors believes this change appropriately clarifies the voting standards with respect to the election of directors of the post-combination company. Plurality voting is the default standard for the election of directors and could avoid the loss of continuity caused by having a director fail to be reelected if a higher threshold is used and the risk of a failed election if a director or directors who are running unopposed are not elected.
•	Amending Section 8.2(a) and (c) to provide that the post-combination company will advance expenses related to threatened, pending or completed actions, suits or proceedings against directors and officers of the post-combination company and their representatives to the fullest extent permitted by applicable law and that, if the DGCL is amended to further eliminate or limit the personal liability of directors and officers, the post-combination company’s indemnification of the same will extend to the fullest extent permitted by law, as it now exists and as the DGCL may further be amended to permit. The board of directors believes that these are measures which help to ensure that the post-combination company will be able to attract and retain qualified directors, officers, employees and agents.
•	Deleting Article IX to eliminate provisions specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve the Company and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the board of directors believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in Article IX of our current certificate require that proceeds from the Company’s IPO be held in the Trust Account until a business combination or liquidation of the Company has occurred. These provisions would restrict our ability to pursue the Business Combination with Nexeo and the related financings, among other things.
•	Amending Article X to provide that certain transactions are not “corporate opportunities” and that certain persons, including each Sponsor Holder and their affiliates, are not subject to the doctrine of corporate opportunity. Previously, Article X included restrictions on corporate opportunities but did not carve out certain types of opportunities or persons. The board of directors believes this change is appropriate because the post-combination company could not undertake certain opportunities (such as those it is not contractually, financially, or legally able to undertake) in any case and neither TPG Capital, L.P., WL Ross Sponsor LLC nor their respective successors and affiliates, which we refer to as the “Sponsor Holders”, nor their affiliates should be restricted from investing in or operating similar businesses because the Sponsor Holders would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies.
•	Adding Article XIII to provide that, if any provision of the post-combination company’s certificate of incorporation is held invalid, illegal or unenforceable in a particularly circumstance, such determination will not affect such provision in another circumstance or any other provision, and each provision shall be interpreted to allow the post-combination company to protect its officers, directors, employees and agents from personal liability when they act in good faith in the service or for the benefit of the post-combination company. The board of directors believes this amendment is appropriate because it would provide assurance that the provisions of the post-combination company’s certificate of incorporation are enforced to the extent possible and allow the post-combination company to attract and retain qualified directors, officers, employees and agents.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the changes proposed to be made between our current certificate and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
Article I	The current certificate provides as follows:	Article I shall be revised and restated in its entirety as follows:
	ARTICLE I	ARTICLE I
	NAME	NAME
	The name of the corporation is WL Ross Holding Corp. (the “Corporation”).	The name of the corporation is Nexeo Solutions, Inc.
Article II	The current certificate provides as follows:	Article II shall be revised and restated in its entirety as follows:
	ARTICLE II	ARTICLE II
	PURPOSE	PURPOSE
	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

	Current Certificate	Proposed Certificate
Article IV	The current certificate provides as follows:	Sections 4.2 and 4.3 shall be revised and restated in their entirety as follows:
	Section 4.2 Preferred Stock. Subject to Article IX of this Amended and Restated Certificate, the Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.	Section 4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Except as otherwise provided in this Second Amended and Restated Certificate, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Second Amended and Restated Certificate, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Second Amended and Restated Certificate. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board.

Current Certificate	Proposed Certificate
Section 4.3 No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Second Amended and Restated Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

	Current Certificate	Proposed Certificate
Article IV	The current certificate provides as follows:	Sections 4.4 shall be revised and restated in its entirety as follows:
	Section 4.3 Common Stock.	Section 4.4 Common Stock.
	(a) Subject to the provisions in Article IX hereof, the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation).	(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation). There shall be no cumulative voting.
	(b) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.	(b) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

	Current Certificate	Proposed Certificate
	(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.	(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity or a sale or conveyance of all or any part of the assets of the Corporation, in any such case which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders, shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 4.4(c).
Article V	The current certificate provides as follows:	Section 5.2(a) shall be revised and restated in its entirety as follows:
	Section 5.2 Number, Election and Term. (a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.	Section 5.2 Number, Election and Term. (a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board. All elections of directors shall be determined by a plurality of votes cast.

	Current Certificate	Proposed Certificate
Article VIII	The current certificate provides as follows:	Sections 8.2(a) and (c) shall be revised and restated in its entirety as follows:
	Section 8.2 Indemnification and Advancement of Expenses.	Section 8.2 Indemnification and Advancement of Expenses.
	(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this	(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, advance expenses, and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this

Current Certificate	Proposed Certificate
Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.	Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.	(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to indemnitees on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. If the DGCL is amended after the effectiveness of this Second Amended and Restated Certificate to authorize corporate action further eliminating or limiting the personally liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

	Current Certificate	Proposed Certificate
Article X	The current certificate provides as follows:	The proposed certificate will not include provisions similar to Article IX (Business Combination Requirements; Existence) of the current certificate.
ARTICLE IX
BUSINESS COMBINATION REQUIREMENTS; EXISTENCE
Section 9.1 General.
(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

Current Certificate	Proposed Certificate
(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission on May 9, 2014, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earlier of (i) the completion of the initial Business Combination and (ii) the redemption or repurchase of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 24 months from the closing of the Offering. Holders of shares of the Corporation’s Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are affiliates of WL Ross Sponsor LLC, (the “Sponsor”) or officers or directors of the Corporation) are referred to herein as “Public Stockholders.”

Current Certificate	Proposed Certificate
Section 9.2 Redemption and Repurchase Rights.
(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed or repurchased upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed or repurchased pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption or repurchase price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem or repurchase Offering Shares to the extent that such redemption or repurchase would result in the Corporation having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of less than $5,000,001 (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

Current Certificate	Proposed Certificate
(b)

  (i)

Repurchase Rights.  Unless the Corporation offers to redeem the Offering Shares as described in Section 9.2(b)(ii), it shall offer to repurchase the Offering Shares pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the Securities and Exchange Commission that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules. If the Corporation offers to repurchase the Offering Shares (and has not otherwise withdrawn the tender offer), the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to, subject to the Redemption Limitation, the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the date of the commencement of the tender offer, including interest (which interest shall be net of taxes payable), by (ii) the total number of then outstanding Offering Shares.

Current Certificate	Proposed Certificate

  (ii)

Redemption Rights.  If a stockholder vote is required by law to approve the proposed initial Business Combination or the Corporation decides to hold a stockholder vote on the proposed initial Business Combination for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares at a Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights (irrespective of whether they voted in favor or against the Business Combination) equal to, subject to the Redemption Limitation, the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), by (b) the total number of then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than 15% of the Offering Shares.

Current Certificate	Proposed Certificate
(d) In the event that the Corporation has not consummated a Business Combination within 24 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.

Current Certificate	Proposed Certificate
Section 9.3 Distributions from the Trust Account.
(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Corporation’s Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 9.4 Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any Business Combination.

Current Certificate	Proposed Certificate
Section 9.5 Transactions with Affiliates. In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6 No Transactions with Other Blank Check Companies. The Corporation shall not enter into a Business Combination with another blank check company or a similar company with nominal operations.
Section 9.7 Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to Section 9.2(d) that would affect the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated a Business Combination within 24 months from the date of the Closing, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.

Section 9.8 Minimum Value of Target. The Corporation’s Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the Business Combination.

	Current Certificate	Proposed Certificate
Article X	The current certificate provides as follows:	Article X shall be revised and restated in its entirety as follows:
	ARTICLE X	ARTICLE X
	CORPORATE OPPORTUNITY	CORPORATE OPPORTUNITY
	The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.	Section 10.1 Scope. The provisions of this Article X are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means each Sponsor Holder and their respective Affiliates (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation.

Current Certificate	Proposed Certificate
Section 10.2 Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.
Section 10.3 Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

	Current Certificate	Proposed Certificate
Section 10.4 Amendment of this Article. No amendment or repeal of this Article X in accordance with the provisions of paragraph (c) of Section 8.2 shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Corporation’s By Laws or applicable law.
Article XIII	There is no applicable language in the current certificate.	Article XIII shall be revised and restated in its entirety as follows:
ARTICLE XIII
SEVERABILITY
If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal No. 10. Abstentions or the failure to vote on Proposal No. 10 will have the same effect as a vote “AGAINST” Proposal No. 10.

Proposal No. 10 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, Proposal No. 10 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 10.

PROPOSAL NO. 11 — ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

The Company’s board of directors is currently divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. If Proposal No. 2 is approved, the proposed certificate will reclassify our board of directors into three separate classes with each class serving a three-year term. Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, at the special meeting, stockholders are being asked to elect nine (9) directors to our board of directors, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Business Combination and the NASDAQ Proposal. If this Proposal No. 11 is approved but Proposal No. 2 is not, our board of directors will appoint the directors elected at the special meeting to either Class I or Class II as they deem appropriate.

Our board of directors has nominated each of Wilbur L. Ross, Jr., Nadim Z. Qureshi, Lord William Astor, Thomas E. Zacharias, Christopher J. Yip, Nathan H. Wright, Dan F. Smith, Kenneth M. Burke, and David A. Bradley to serve as directors of the post-combination company, with David A. Bradley, Christopher J. Yip and Dan F. Smith to serve as Class I directors, Nathan Wright, Nadim Z. Qureshi and Lord William Astor to serve as Class II directors and Thomas E. Zacharias, Kenneth M. Burke and Wilbur L. Ross, Jr. to serve as Class III directors. The following sets forth information regarding each nominee.

Wilbur L. Ross, Jr. — Chairman.  Mr. Ross has been the Chairman of our board of directors and the Chief Executive Officer since March 2014. Mr. Ross is the Founder, Chairman and Chief Strategy Officer of WL Ross & Co. LLC, a private equity firm. Mr. Ross was the Chief Executive Officer of WL Ross & Co. LLC until becoming its Chief Strategy Officer on April 30, 2014. Mr. Ross is currently a member of the board of directors of Arcelor Mittal, the world’s largest steel and mining company; EXCO Resources, Inc., a natural gas and oil exploration company; DSS Holdings LP, a shipping transportation company; and Sun Bancorp, a bank holding company; he is also a member of the board of directors and Vice Chairman of Bank of Cyprus, a banking and financial institution headquartered in Cyprus. Mr. Ross formerly served as a member of the board of directors of many banks, financial and other companies, including but not limited to, Ohizumi Mfg. Co., Ltd. until April 2015; Navigator Holdings Ltd., a provider of international seaborne transportation services, until November 2014; NBNK Investments PLC, a financial services special purpose acquisition company, until November 2014; Ocwen Financial Corporation, a residential and commercial loan servicing company, until November 2014; Talmer Bancorp, a bank holding company, until November 2014; International Automotive Components Group, Inc., an auto parts supplier company, until November 2014; International Textile Group, Inc., a global, diversified textile provider, until November 2014; Assured Guaranty Ltd., a holding company that provides credit protection products to the United States and international public finance, infrastructure and structured finance markets, until November 2014; The Governor and Company of the Bank of Ireland, a commercial bank operation in Ireland, until June 2014, BankUnited, Inc., a savings and loan holding company, until March 2014; Plascar Participacoes SA, a manufacturer of automotive interiors, until January 2014; Air Lease Corporation, an aircraft leasing company from 2010 to December, 2013; The Greenbrier Companies, a supplier of transportation equipment and services to the railroad industry from June 2009 until January 2013; International Coal Group from April 2005 to June 2011, and Montpelier Re Holdings Ltd., a reinsurance company, from 2006 to March 2010. Mr. Ross was Executive Managing Director of Rothschild Inc. for 24 years before acquiring that firm’s private equity partnerships in 2000. Mr. Ross is a graduate of Yale University and of Harvard Business School. Through the course of Mr. Ross’ career, he has served as a principal financial adviser to, investor in, and director of various companies across the globe operating in diverse industries, and he has assisted in restructuring more than $500 billion of corporate liabilities. Mr. Ross is well qualified to serve as a director due to his over 35 years of experience in private equity, numerous public and private company directorship roles, and globally recognized financial expertise having been elected to both the Private Equity Hall of Fame and the Turnaround Management Association Hall of Fame.

Nadim Z. Qureshi — Director.  Mr. Qureshi is a Managing Director for WL Ross & Co. LLC. In this role, he heads private equity investments in the chemical and the industrial sectors. Mr. Qureshi joined WL Ross & Co. LLC in 2015. Prior to that, he was a Partner at Quinpario Partners, an investment and operating firm focused on the chemical sector. Prior to this he led the corporate development and strategy functions at Solutia Inc. Mr. Qureshi was a member of the executive team that led the restructuring and transformation of Solutia from a bankrupt, commodity producer to a global, highly profitable specialty chemicals business until its sale to Eastman Chemical in 2012. Prior to Solutia, Mr. Qureshi was with Arthur D. Little and Charles River Associates where he advised large multinational chemical, industrial and private equity clients. Mr. Qureshi earned his B.S. in Chemical Engineering and M.S. in Macromolecular Science & Engineering from Case Western Reserve University. He also earned his M.B.A. from Northwestern University’s Kellogg School of Management. Mr. Qureshi’s experience in the chemical and industrial allows him to provide significant insight to our board of directors.

Lord William Astor — Director.  Mr. Astor has been a member of our board of directors since June 2014. Lord William Astor, 4th Viscount Astor, is a British businessman and politician who sits as an elected hereditary peer in the House of Lords since 1973. He served both in the Governments of Lady Thatcher and of John Major from 1989 to 1996, and subsequently as Minister in the Department of National Heritage. He then served as Conservative Opposition spokesman in the House of Lords from 1997 to 2010. He is currently the Chairman of Silvergate Media Limited, which owns, manages, and develops family entertainment brands in the United Kingdom. He is a non-executive director of Canadian Overseas Petroleum Ltd, which is listed on the Calgary Stock Exchange. Viscount Astor is also a director of a number of private companies in the United Kingdom. He also serves as Chairman of Ancroft Tractors Ltd (farm machinery dealer) and director of Cliveden Securities Ltd (corporate financial advice). Previously, he was Deputy Chairman of Chorion Plc, and a director of Urbium Plc and a director of Networkers International Plc, a global recruitment consultancy listed on the Alternative Investment Market, which we refer to as “AIM”, in London since 2007, which specializes in telecommunications, information technology, financial markets. In light of Lord William Astor’s directorship experience, business expertise, financial acumen and business industry contacts, we believe that he is well qualified to serve as a director on our board of directors.

Thomas E. Zacharias — Director.  Thomas E. Zacharias has been a member of our board of directors since June 2014. Mr. Zacharias has served as Chief Operating Officer of W. P. Carey Inc. since March 2005 and as head of the Asset Management Department and Managing Director since April 2002. He has also served as Chief Operating Officer and Managing Director of Corporate Property Associates, 17 — Global since September 2007 (referred hereafter as “CPA®”), as Chief Operating Officer and Managing Director of CPA®:18 — Global since September 2012. He has served as Chief Operating Officer of Carey Watermark Investors since September 2010 having previously served as the sole member of the board of directors from March 2008 through that date. Mr. Zacharias served as Chief Operating Officer of Carey Watermark Investors 2 since May 2014. Mr. Zacharias had also served as Chief Operating Officer and Managing Director of CPA®:16 — Global from May 2011 to January 2014 (when CPA®:16 merged with W.P. Carey), having previously served as President from June 2003 to May 2011. He had also served as Chief Operating Officer of CPA®:14 and CPA®:15 from May 2005 to May 2011 and September 2012 (when CPA®:15 merged with W. P. Carey), respectively, having also served as Managing Director since April 2002, and as an Independent Director of CPA®:14 from 1997 to 2001 and of CPA®:15 in 2001. Prior to joining W. P. Carey, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was one of the largest private equity REITs in the United States. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and an M.B.A. from Yale School of Management in 1979. He is a member of the Urban Land Institute and NAREIT.

In light of Mr. Zacharias’ directorship and management experiences, we believe that he is well qualified to serve as a director on our board of directors.

Christopher J. Yip — Director.  Mr. Yip served on Nexeo’s board of directors since April 29, 2011. Mr. Yip is currently a Principal at TPG where he is involved in the firm’s industrial and chemical sector investing efforts. Prior to joining TPG in 2005, Mr. Yip was employed by McKinsey & Company, Inc., a management consulting firm. Mr. Yip joined the board of directors of FleetPride, Inc. in November 2012. Mr. Yip holds an A.B. degree in Economics (cum laude) and an S.M. degree in Computer Science from Harvard University. Mr. Yip holds an M.B.A. degree from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Yip’s experience investing in the industrial and chemical industries, together with his experience in corporate and private equity finance and business consulting, is of great value to our board of directors.

Nathan H. Wright — Director.  Mr. Wright served on Nexeo’s board of directors since April 29, 2011. Mr. Wright is a TPG Partner and a member of the firm’s Operating Group. Mr. Wright leads TPG’s Field Operations team, a group of professionals who provide functional-area expertise to portfolio companies in such areas as lean manufacturing, low-cost country sourcing, strategic procurement, global supply chain excellence, strategic pricing, etc. While at TPG, Mr. Wright has supported some of TPG’s most complex transformation efforts including ON Semiconductor Corporation and Altivity Packaging, LLC. Prior to joining TPG in 2000, Mr. Wright spent six years as a consultant with Bain & Company Inc. in Dallas, Sydney and Johannesburg. Previously, Mr. Wright worked in the information systems consulting and outsourcing industry for four years and founded an Atlanta-based systems strategy firm. Since January 2013, Mr. Wright has served on the board of directors of FleetPride, Inc. Mr. Wright previously served on the board of directors of Kraton Polymers LLC and Kraton Performance Polymers, Inc. from 2005 through 2011 and was a member of the Compensation Committee. Mr. Wright holds a B.S. degree in Mechanical Engineering from the Rose-Hulman Institute of Technology and an M.B.A. degree from the Tuck School of Business at Dartmouth College. Mr. Wright’s engineering experience and business background in supporting transformational efforts within a broad range of companies and industries, together with his significant board experience, provides invaluable insight to our board of directors.

Dan F. Smith — Director.  Mr. Smith served on Nexeo’s board of directors since April 29, 2011 and is currently Chairman of the Board. Mr. Smith began his career with Atlantic Richfield Company (“ARCO”) in 1968 as an engineer. He was employed by Lyondell Chemical Company from 1975 through 2007, where he was elected President in 1994, Chief Executive Officer in 1996 and served as a director from November 1989 through December 2007, including as Chairman from May 2007 through December 2007. Mr. Smith retired in December 2007 as Chairman, President and Chief Executive Officer of Lyondell Chemical Company following the acquisition of Lyondell Chemical Company by Basell AF. Mr. Smith also served as Chief Executive Officer of Equistar Chemicals, LP from 1997 through 2007 and as Chief Executive Officer of Millennium Chemicals Inc. from 2004 until 2007. Equistar Chemicals, LP and Millennium Chemicals Inc. were wholly owned subsidiaries of Lyondell Chemical Company. Mr. Smith served on the board of directors of Cooper Industries PLC from April 1998 until its sale to Eaton Corp. in November 2012 and served five year terms on its Audit Committee and Management Development and Compensation Committee. Mr. Smith has served as the Chairman of the Board of Kraton Performance Polymers, Inc. and AXIP Energy Services, L.P, (f/k/a Valerus Services, L.P.) since February 2008 and December 2009, respectively. Mr. Smith joined the board of Northern Tier Energy LLC and Northern Tier Energy GP LP in May 2011. Mr. Smith became Chairman of Northern Tier Energy LLC and Northern Tier Energy GP LP in November 2011. In January 2014, Mr. Smith stepped down as Chairman, but remains a Director. Mr. Smith became Chairman of the Board and a Director for Orion Engineered Carbons S.A. in May 2014. Mr. Smith also serves as a member of the College of Engineering Advisory Council at Lamar University. Mr. Smith is a graduate of Lamar University with a B.S. degree in Chemical Engineering. Mr. Smith has had a long and distinguished career in the chemical industry and is widely recognized as an expert in the field. He has extensive experience at the highest levels, including several years as the Chief Executive Officer of a major chemical company. Mr. Smith’s international business experience, together with his background in chemical engineering, is of tremendous value to our board of directors.

Kenneth M. Burke — Director.  Mr. Burke served on Nexeo’s board of directors since November 3, 2011. Mr. Burke retired in 2004 after a 31-year career with Ernst & Young LLP. During his time with Ernst & Young LLP, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast Area and Coordinating Partner for various energy and oilfield service companies. Mr. Burke is a former director, chairman of the Nominating and Governance Committee and member of the Compensation Committee of Pride International, Inc. Mr. Burke is a former director and chairman of the Audit Committee of Trico Marine Services, Inc. Mr. Burke has served as a director and as chairman of the Audit and Conflict Committees of AXIP Energy Services, LP since January 2010 and as a director, Audit Committee member and Public Policy and Corporate Responsibility Committee member of EQT Corp since January 2012. Mr. Burke received his B.S. in Accounting from the University of New Orleans. Mr. Burke has extensive experience in the field of accounting, including more than three decades with a major accounting firm. Mr. Burke’s background in accounting, together with his prior board experience, enables Mr. Burke to provide important counsel to our board of directors.

David A. Bradley — President, Chief Executive Officer and Director.  Mr. Bradley served as Nexeo’s President and Chief Executive Officer since March 15, 2011 and as a Director since April 29, 2011. Mr. Bradley served as Chief Operating Officer of Kraton Performance Polymers, Inc. from December 2009 through January 2011, as Vice President of Global Operations from December 2004 until December 2009 and as Vice President of Business Transformation from April 2004 until December 2004. Mr. Bradley also served as Chief Operating Officer of Kraton Polymers LLC, Elastomers Holdings LLC and Kraton Polymers U.S. LLC from April 2004 through January 2011 and as Chief Operating Officer of K.P. Global Holdings C.V. from December 2006 through January 2011. Prior to joining Kraton Performance Polymers, Inc., Mr. Bradley served as the Lexan Manufacturing Manager at GE Plastics’ Mount Vernon, Indiana, site. Mr. Bradley served in a variety of leadership positions for GE Plastics from 1994 to 2004, which included roles in business process development and Six Sigma. Mr. Bradley holds a B.S. degree in Chemical Engineering from the University of Louisville and serves on the Industrial Board of Advisors for the Speed School of Engineering at the University of Louisville since May 2015.

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the nine (9) director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the special meeting and abstentions will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee. This proposal is conditioned upon the approval of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, this proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NINE (9) DIRECTOR
NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 12 — APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF
THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION
WITH THE BUSINESS COMBINATION, PIPE INVESTMENT AND PRIVATE
PLACEMENT WARRANT EXCHANGE

Overview

Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to Selling Equityholders in connection with the Business Combination will consist of the Stock Consideration, a number of newly issued shares of Common Stock calculated by dividing (i) the excess of (x) the Aggregate Purchase Price over (y) the Cash Consideration, by (ii) a per share issue price of $10.00. Pursuant to the SHRRA, our Sponsor and TPG will be bound by certain transfer restrictions on their Common Stock for the six months following the closing of the Business Combination, and then, subject to any permitted underwritten offerings and other permitted transfers, through the earlier of twelve months following the closing of the Business Combination or such time as our Sponsor and TPG, collectively, no longer hold 50% of their initial ownership of Common Stock. Pursuant to the SHRRA, our Sponsor and TPG will also be entitled to certain registration rights with respect to our Common Stock. For more information on the Shareholders’ and Registration Rights Agreement see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — The Shareholders’ and Registration Rights Agreement”.

Substantially concurrently with the execution of the Merger Agreement, we entered into the Warrant Exchange Agreement with our Sponsor and TPG, which provides for the exchange of all 22,400,000 warrants issued in a private placement to our Sponsor at the time of our IPO in exchange for shares of Common Stock at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant for a total of 2,240,000 shares of Common Stock. The Private Placement Warrant Exchange is contingent upon and will occur substantially concurrently with the consummation of the Business Combination. The purpose of the Private Placement Warrant Exchange is to reduce the potential market overhang on the trading of our Common Stock created by the significant number of outstanding private placement warrants and the potential dilution to the holders of our Common Stock that may result from the exercise of the private placement warrants. Pursuant to the Warrant Exchange Agreement, the Common Stock received by our Sponsor and Selling Equityholders in the Private Placement Warrant Exchange will be subject to certain transfer restrictions set forth in the SHRRA, the Founder Shares will be subject to forfeiture as set forth in the Transfer Letter, and our Sponsor and Selling Equityholders will be entitled to certain registration rights set forth in the SHRRA and the Transfer Letter.

In connection with the Business Combination, the Company also intends to issue up to 22.5 million shares of Common Stock in a private placement at $10.00 per share (subject to customary terms and conditions, including the closing of the Business Combination) to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act of 1933, potentially including WL Ross & Co. LLC, for gross proceeds to the Company of up to $225 million. Investors in the PIPE Investment will be entitled to certain customary registration rights, including the filing of a resale shelf registration statement within 15 business days after the consummation of the Mergers.

The Company entered into a subscription agreement, dated May 9, 2016, with Fidelity Select Portfolios: Chemicals Portfolio, Fidelity Advisor Series I: Fidelity Advisor Value Fund, Fidelity Capital Trust: Fidelity Value Fund, Fidelity Select Portfolios: Materials Portfolio, Fidelity Central Investment Portfolios LLC: Fidelity Materials Central Fund and Variable Insurance Products Fund IV: Materials Portfolio, which funds we collectively refer to as “Fidelity” and which subscription agreement we refer to as the “Fidelity Subscription Agreement”, pursuant to which Fidelity has agreed to purchase up to approximately 3.86 million shares, or $38.6 million, of shares of Common Stock on a private placement basis immediately prior to the closing of the Business Combination.

The Company entered into a subscription agreement, dated May 6, 2016, with MFS Series Trust X on behalf of MFS Global Alternative Strategy Fund, MFS Series Trust I on behalf of MFS New Discovery Fund and MFS Variable Insurance Trust on behalf of MFS New Discovery Series, which funds we collectively refer to as “MFS” and which subscription agreement we refer to as the “MFS Subscription Agreement” and, together with the Fidelity Subscription Agreement, the “Subscription Agreements”, pursuant to which MFS has agreed to purchase up to approximately 0.37 million shares, or $3.7 million, of shares of Common Stock on a private placement basis immediately prior to the closing of the Business Combination.

Pursuant to the Subscription Agreements, the Company has agreed to register the shares sold in the private placement under the Securities Act by filing with the SEC a registration statement registering the resale of such shares by Fidelity and MFS, subject to customary terms and conditions.

The terms of the Stock Consideration, Private Placement Warrant Exchange and PIPE Investment are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto, the Warrant Exchange Agreement, which is attached as Annex E hereto, and the Shareholders’ and Registration Rights Agreement, which is attached as Annex H hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with NASDAQ Listing Rules 5635(a) and (d).

Under NASDAQ Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Common Stock (or securities convertible into or exercisable for Common Stock); or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the private placement of Common Stock in connection with the Business Combination, PIPE Investment and Private Placement Warrant Exchange.

Under NASDAQ Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance. It is also a condition of the Merger Agreement.

Effect of Proposal on Current Stockholders

If the NASDAQ Proposal is adopted, up to an aggregate of 24,740,000 shares of Common Stock of the Company may be issued in connection with the PIPE Investment and the Private Placement Warrant Exchange, in addition to the shares of Company Common Stock issued as Stock Consideration (which we expect to be 29,819,329), representing up to 87.3% of the shares of our Common Stock outstanding on the date hereof. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The approval of the NASDAQ Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal. This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED
AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE STOCK
CONSIDERATION TO BE ISSUED IN THE BUSINESS COMBINATION, PIPE INVESTMENT AND
PRIVATE PLACEMENT WARRANT EXCHANGE.

PROPOSAL NO. 13 — APPROVAL OF THE NEXEO SOLUTIONS, INC. 2016
LONG TERM INCENTIVE PLAN AND MATERIAL TERMS THEREUNDER FOR
PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF
THE INTERNAL REVENUE CODE

Overview

Our board has unanimously approved and adopted the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan, which we refer to as the “2016 LTIP”, and assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our board unanimously recommends that our stockholders approve the 2016 LTIP and the material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as “Section 162(m)”. Set forth below is a description of the 2016 LTIP. Our stockholders should read carefully the entire 2016 LTIP, which is attached as Annex B to this proxy statement, before voting on this proposal.

This proposal is conditioned upon the approval of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or NASDAQ Proposal is not approved, this proposal will have no effect.

Nexeo Solutions, Inc. 2016 Long Term Incentive Plan

Background and Purpose of Proposal

Our board of directors has unanimously adopted the 2016 LTIP, and we are asking our stockholders pursuant to this Proposal No. 13 to approve (i) the 2016 LTIP and (ii) the material terms of the 2016 LTIP for purposes of complying with the requirements of Section 162(m).

Our board has determined that adoption of the 2016 LTIP is necessary and desirable to meet the Company’s compensation objectives and enable the Company to attract and retain employees, directors and consultants. In addition to the general approval of the 2016 LTIP, our stockholders are also being asked to approve the material terms of the 2016 LTIP so that awards granted under the 2016 LTIP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible by the Company and its subsidiaries.

Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the principal financial officer), which we refer to as “Covered Employees”, determined pursuant to the SEC’s executive compensation disclosure rules may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation paid to Covered Employees may be deducted in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for awards under the 2016 LTIP to constitute “performance-based compensation,” the material terms of the 2016 LTIP must be disclosed to and approved by our stockholders.

Under Section 162(m), the material terms of the 2016 LTIP that stockholders are being asked to approve are (i) the employees eligible to receive compensation under the 2016 LTIP, (ii) the maximum amount of compensation that may be paid to a Covered Employee under the 2016 LTIP during a specified period, and (iii) the list of business criteria on which performance goals may be based. Each of these items is discussed below, and stockholder approval of this proposal constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements.

If this proposal is not approved, the Company will not be able to grant stock-based awards under the 2016 LTIP to employees, directors and consultants, including but not limited to awards that qualify as “performance-based compensation” under Section 162(m) (which are fully deductible by the Company and its subsidiaries). This may limit the compensation that the Company otherwise intended to provide its employees, directors and consultants.

Description of the 2016 LTIP

The following is a description of the principal features of the 2016 LTIP. This description does not purport to be a complete description of all of the provisions of the 2016 LTIP and is qualified in its entirety by reference to the full text of the 2016 LTIP, which can be found by reference to Annex B to this Proxy Statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the 2016 LTIP.

General

The purpose of the 2016 LTIP is to provide a means to attract and retain employees, directors and consultants through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company. The 2016 LTIP also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ.

The 2016 LTIP is intended to achieve this purpose by permitting the grant of a number of different types of awards, including the grant of (i) incentive stock options intended to comply with Section 422 of the Code, which we refer to as “Incentive Options”, (ii) stock options that do not constitute Incentive Options, which we refer to as “Nonstatutory Options” and, together with Incentive Options, “Options”, (iii) stock appreciation rights, which we refer to as “SARs”, (iv) restricted stock awards, which we refer to as “Restricted Stock Awards”, (v) restricted stock units, which we refer to as “RSUs”, (vi) dividend equivalents, which we refer to as “Dividend Equivalents”, (vii) awards of unrestricted shares of Common Stock, which we refer to as “Stock Awards”, (viii) other awards related to the Company’s Common Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Common Stock), which we refer to as “Other Stock-Based Awards”, (ix) cash awards, which we refer to as “Cash Awards”, (x) conversion awards, which we refer to as “Conversion Awards”, (xi) awards, the grant, exercise, vesting or settlement of which are subject to one or more performance standards, which we refer to as “Performance Awards”, and (xii) any combination of such awards, which we refer to collectively as “Awards”.

Eligibility

Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the 2016 LTIP and approved by our stockholders. Any officer and employee of the Company or any of its Subsidiaries, and other persons who provide services to the Company or any of its subsidiaries, including non-employee directors of and consultants for the Company (an “Eligible Person”), may be granted Awards under the 2016 LTIP. Any person who is designated by the Committee to receive an Award under the 2016 LTIP will be a “Participant.” An employee on leave of absence may be considered still employed by the Company or a Subsidiary for purposes of determining eligibility for participation under the 2016 LTIP. Any individual granted an Award which remains outstanding under the 2016 LTIP, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2016 LTIP. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described further below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold an Award intended to constitute qualified “performance-based compensation” under Section 162(m).

Limitations on Awards to Covered Employees

Consistent with certain provisions of Section 162(m) and accompanying regulations, the 2016 LTIP contains restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period. In each calendar year during any part of which the 2016 LTIP is in effect, a Covered Employee may not be granted Awards intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code) (a) to the extent such Award is based on a number of shares of Stock (other than such an Award designated to be paid only in cash), relating to more than 1,000,000 shares of Stock, subject to adjustment as provided in the 2016 LTIP, and (b) to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $12,000,000. These limits are not intended to suggest that the amount of compensation received by any Covered Employee or other participant will be the maximum set forth in the 2016 LTIP. Although the 2016 LTIP has been drafted to permit the grant of Awards intended to satisfy the requirements for the “performance-based compensation” exception, the Committee may determine that it is in the Company’s best interests to award compensation that is not intended to satisfy the requirements for the exception.

Limitations on Awards to Non-Employee Directors

In each calendar year during any part of which the 2016 LTIP is in effect, a non-employee member of the Board may not be granted Awards of any type having a total cumulative value (determined, if applicable, pursuant to FASB ASC 718, Compensation — Stock Compensation) greater than $1,000,000; except that, the foregoing limits shall be without regard to grants of Awards made to any non-employee director in any capacity other than in the capacity as a director of the Company.

Administration

It is expected that the Board will appoint a committee, which committee we refer to in this section as the “Committee”, to administer the 2016 LTIP, pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to take action under the 2016 LTIP. Unless otherwise limited by the 2016 LTIP, Rule 16b-3 of the Exchange Act, any provisions of the Code or other applicable laws, the Committee has broad discretion to administer the 2016 LTIP, interpret its provisions, and adopt policies for implementing the 2016 LTIP. This discretion includes the power to determine when and to whom Awards will be granted, determine the type or types of Awards to be granted to each Eligible Person and the amount of such Awards (measured in shares of Common Stock, cash or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the 2016 LTIP, terminate, modify or amend any Award granted under the 2016 LTIP, and execute all other responsibilities permitted or required under the 2016 LTIP. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, stockholders, Participants and permitted transferees claiming rights from or through a Participant.

Number of Shares

The maximum aggregate number of shares of Common Stock reserved and available for issuance with regard to any and all Awards under the 2016 LTIP shall not exceed 9,000,000 (subject to any adjustment due to recapitalization or reorganization permitted under the 2016 LTIP).

Shares of Common Stock subject to any Award that is canceled, forfeited, expires unexercised, is settled in cash in lieu of Common Stock or is otherwise terminated without a delivery of shares to a Participant will again be available for Awards under the 2016 LTIP to the extent allowable by law. Notwithstanding the foregoing, (a) shares tendered or withheld in payment of any exercise or purchase price or related taxes, (b) shares that were subject to an Option or an SAR but were not issued or delivered as a result of net settlement or net exercise, and (c) shares repurchased on the open market with the proceeds of an Option’s exercise price, in each case, will not be available for future Awards under the 2016 LTIP. If an Award may be settled only in cash, such Award need not be counted against the share limits in the 2016 LTIP.

The shares to be delivered under the 2016 LTIP shall be made available from authorized but unissued shares of stock, stock held in the treasury of the Company or previously issued shares of stock reacquired by the Company, including shares purchased on the open market. The fair market value of the Common Stock on a given date will be the closing price of a share of Common Stock as reported by the NASDAQ on the most recent date on which shares of Common Stock were publicly traded preceding the date with respect to which the fair market value determination is made (or if no sales occur on that date, on the last preceding date on which such sales of the Common Stock are so reported). There are no fees, commissions or other charges applicable to a purchase of Common Stock under the 2016 LTIP.

Types of Awards

Stock Options

The Company may grant Options to Eligible Persons, including (i) Incentive Options, which comply with Section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2016 LTIP will be stated in the Option agreement and may vary between individuals and between grants;

provided, however, that the exercise price for an Option must not be less than the greater of (a) 100% of the fair market value per share of the Common Stock as of the date of grant of the Option or (b) the par value per share of Common Stock. With respect to a grant of an Incentive Option which complies with Section 422 of the Code, a Participant must be an employee of the Company (or its parent or Subsidiaries), and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the Common Stock underlying the Incentive Option. Options may be exercised as the Committee determines, but not later than ten years from the date of grant. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in Common Stock, other Awards, or other property) and the methods and forms in which Common Stock (including Common Stock issuable pursuant to the Option) will be delivered to a Participant. The 2016 LTIP prohibits the Company from repricing Options without the approval of the Company’s stockholders.

SARs

An SAR is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR, as determined by the Committee; provided, however, that the grant price of the SAR must not be less than the greater of (a) 100% of the fair market value per share of the Common Stock as of the date of grant of the SAR or (b) the par value per share of Common Stock. SARs may be either free-standing or in tandem with other Awards. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, an SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Committee determines. The term of an SAR will be for a period determined by the Committee but will not exceed ten years. SARs may be paid in cash, stock or a combination of cash and stock, as the Committee provides in the Award agreement governing the SAR. The 2016 LTIP prohibits the Company from repricing SARs without the approval of the Company’s stockholders.

Restricted Stock Awards

A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. Except as otherwise provided under the terms of the 2016 LTIP or an Award agreement, the holder of a Restricted Stock Award will have rights to receive dividends on the Common Stock subject to the Restricted Stock Award (and subject to any mandatory reinvestment or other requirements imposed by the Committee). Unless otherwise determined by the Committee, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property has been distributed. During the restricted period applicable to the Restricted Stock Award, the restricted stock subject to the Restricted Stock Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

Restricted Stock Units

RSUs are rights to receive Common Stock, cash, or a combination of both at the end of a specified period. The Committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement, and those restrictions may lapse at such times determined by the Committee. RSUs may be satisfied by delivery of Common Stock, cash equal to the fair market value of the specified number of shares of Common Stock covered by the RSUs, or any combination thereof determined by the Committee at the date of grant or thereafter.

Dividend Equivalents

Dividend Equivalents may be granted to an Eligible Person, entitling such Eligible Person to receive cash, stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or a Stock Award). Dividend Equivalents may be paid or distributed when accrued or reinvested in additional shares of Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Absent a contrary provision in an applicable Award agreement, Dividend Equivalents will be subject to the same restrictions and risk of forfeiture as any Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

Stock Awards

The Committee is authorized to grant a Stock Award under the 2016 LTIP to any Eligible Person as a bonus, as additional compensation, or in lieu of cash or other compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

Other Stock-Based Awards

Eligible Persons may be granted, subject to applicable legal limitations, other Awards related to Common Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Common Stock). Such Other Stock-Based Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries. The Committee will determine the terms and conditions of all such Other Stock-Based Awards, including without limitation, the method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award.

Cash Awards

The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award, to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals and/or future service requirements) as the Committee in its discretion determines.

Conversion Awards

Awards may be granted under the 2016 LTIP in substitution for similar awards held by individuals who become Eligible Persons as a result of the merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an affiliate of the Company. Such Conversion Awards that are Options or SARs may have an exercise price that is less than the fair market value of a share of stock on the date of the substitution if such substitution complies with the requirements of Section 409A of the Code and other applicable laws and exchange rules.

Performance Awards

The Committee may designate that any Award granted under the 2016 LTIP shall constitute a Performance Award. A Performance Award is any Award, the grant, exercise, vesting or settlement of which is subject to one or more performance conditions. Additionally, a Performance Award may be an Award intended to qualify as “performance-based compensation” under Section 162(m) that is granted to a person designated by the Committee, at the time of grant of the Performance Award, as likely to be a Covered Employee for the fiscal year (a “Section 162(m) Award”). The performance period applicable to any Performance Award will be set by the Committee in its discretion but will not exceed ten years.

If the Committee determines that a Performance Award granted to a Covered Employee is intended to be a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award will be contingent upon achievement of a pre-established performance goal or goals based on one or more of the business criteria described below and other terms as set forth in the 2016 LTIP; provided, however, that nothing in the 2016 LTIP prevents the Committee from granting Awards to Covered Employees that are not intended to constitute “performance-based compensation” under Section 162(m) or from determining that it is no longer necessary or appropriate for an Award to qualify as such.

Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals may be based must be provided for in the 2016 LTIP and approved by our stockholders. With respect to Section 162(m) Awards, performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Section 162(m) Award recipients or among Section 162(m) Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Section 162(m) Awards, or at such other date as may be required or permitted under Section 162(m). All determinations by the Committee as to the establishment, amount and certification of achievement of performance goals will be made in writing.

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria) shall be used by the Committee in establishing performance goals applicable to Section 162(m) Awards: (a) earnings per share; (b) revenues; (c) cash flow; (d) cash flow from operations; (e) cash flow return; (f) return on net assets; (g) return on assets; (h) return on investment; (i) return on capital; (j) return on equity; (k) economic value added; (l) operating margin; (m) contribution margin; (n) net income; (o) net income per share; (p) earnings; (q) earnings before interest, depreciation and amortization; (r) operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (s) total stockholder return; (t) debt reduction or management; (u) market share; (v) change in the fair market value of the Stock; (w) operating income; (x) share price; (y) effective equipment utilization; (z) achievement of savings from business improvement projects; (aa) capital projects deliverables; (bb) performance against environmental targets; (cc) safety performance and/or incident rate; (dd) human resources management targets, including medical cost reductions and time to hire; and (ee) satisfactory internal or external audits.

Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the S&P 500 or a group of comparable companies. The terms are used as applied under generally accepted accounting principles, as applicable.

The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) accruals for reorganization and restructuring programs; (d) any unusual or infrequent items; (e) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (f) goodwill impairment charges; (g) operating results for any business acquired during the calendar year; (h) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (i) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (j) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (k) interest, expenses, taxes, depreciation, amortization and accretion charges; (l) mark-to-market adjustments for financial instruments; (m) the effect of changes in tax law or other such laws or regulations affecting reported results; and (o) any change in accounting principles. The Committee may also adjust Section 162(m) Awards to reflect the occurrence of certain corporate transactions and events as provided in the 2016 LTIP. All of the foregoing adjustments are permitted only to the extent permitted under Section 162(m) and the regulations promulgated thereunder without adversely affecting the treatment of any Section 162(m) Award as “performance-based compensation.”

Other Provisions

Minimum Vesting Requirements

The minimum vesting or forfeiture restriction period with respect to Awards that are settled in stock or other securities of the Company is one year, subject to the Committee’s ability to exercise authority under the 2016 LTIP in the event of a Participant’s termination of employment or service or upon the occurrence of certain other events. However, the Committee, in its sole discretion, may grant Awards settled in up to a maximum of 750,000 shares of stock without such minimum vesting requirements.

Tax Withholding

A Participant’s tax withholding obligations with respect to an Award may be satisfied by such means and subject to such conditions as the Committee may determine, in its sole discretion, including, without limitation, the delivery of cash or cash equivalents, stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate.

Subdivision or Consolidation of Shares

If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, appropriate adjustments will be made by the Committee, in its discretion in certain circumstances, as to the number and price of shares subject to an Award under the 2016 LTIP, the securities covered by such Award, the aggregate number of shares of Common Stock available for the issuance of Awards under the 2016 LTIP and the maximum annual per person compensation limits on share-based Awards.

Change of Control

Except to the extent otherwise provided in any applicable Award agreement, vesting of any Award will not occur solely upon the occurrence of a “Change of Control” (as defined in the 2016 LTIP). In the event a Change of Control should occur at any time when there is any outstanding Award, the Committee may, but shall not be required to, take any one or more of the following actions, which may vary among individual holders and among Awards held by any individual holder: (a) accelerate in whole or in part the expiration of some or all of the restrictions on any Award, (b) cause the surviving entity to assume, substitute, or continue any one or more of the outstanding Awards, (c) redeem in whole or in part any one or more of the outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders for cash consideration, (d) cancel Awards that remain subject to a restricted period as of the date of a change of control without payment of any consideration to the holder of such Awards, or (e) make such other adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control.

Effect of Termination of Employment or Director Service

Except as otherwise provided in the 2016 LTIP, the treatment of an Award upon a termination of employment or any other service relationship of a Participant with the Company will be specified in the Award agreement, the terms of which are subject to the discretion of the Committee.

Term of the 2016 LTIP

No Awards may be granted under the 2016 LTIP on and after the tenth anniversary of its effective date, which is March 20, 2026.

Amendment

Without stockholder or Participant approval, the Board may amend, alter, suspend, discontinue or terminate the 2016 LTIP or the Committee’s authority to grant Awards under the 2016 LTIP, except that any amendment or alteration to the 2016 LTIP, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of the NASDAQ. The Board may otherwise, in its discretion, determine to submit other such changes to the 2016 LTIP to stockholders for approval. The

Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2016 LTIP; provided, that without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

Transferability of Awards

In accordance with any rules it may prescribe, the Committee may permit a person to transfer Awards, in the form of a gift, or may authorize all or a portion of Awards to be granted to an Eligible Person on terms which permit transfer by such Participant to certain immediate family members or related trusts, foundations or entities, or pursuant to a domestic relations order. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution. Notwithstanding any provision to the contrary, Incentive Options will not be transferable other than by will or the laws of descent and distribution.

No Repricing of Options or SARs

Other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the 2016 LTIP, the Committee is prohibited from making any adjustment or approving any amendment that reduces or would have the effect of reducing the exercise price of an Option or SAR previously granted under the 2016 LTIP, whether through amendment, cancellation and exchange for cash or replacement grants, or other means, unless the Company’s stockholders shall have approved such adjustment or amendment.

Clawback

The 2016 LTIP is subject to any written clawback policies that the Company, with the approval of the Board, may adopt, either prior to or following the effective date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to 2016 LTIP. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to such Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

Certain United States Federal Income Tax Aspects

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the 2016 LTIP. This description is based on current laws in effect on March 30, 2016, which are subject to change (possibly retroactively). The tax treatment of Participants may vary depending on each Participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the 2016 LTIP.

Tax Consequences to Participants under the 2016 LTIP

Options and SARs

Participants will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Nonstatutory Option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise or grant price of the Award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonstatutory Option or a SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the Common Stock acquired as a result of the exercise of a Nonstatutory Option or a SAR, any appreciation (or depreciation) in the value of the Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an Option intended to qualify as an Incentive Option under Section 422 of the Code will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option, which we refer to as “ISO Stock”, over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, the number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2016 LTIP allows the Committee to permit the transfer of certain Awards in limited circumstances. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2016, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of Common Stock in settlement of the RSU award, as applicable, in an amount equal to the cash or the fair market value of the Common Stock received. The Dividend Equivalents, if any, received with respect to a RSU or other Award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Stock when it is received, reduced by any amount paid by the recipient; however, if the Common Stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the Common Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Internal Revenue Code Section 409A

Awards under the 2016 LTIP are generally intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that payment of an Award under the 2016 LTIP is subject to additional taxes and interest under Section 409A, receipt of payments or benefits under such Award will, to the extent possible, be modified to comply with such requirements.

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or a Subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

The ability of the Company (or the ability of one of our Subsidiaries) to obtain a deduction for future payments under the 2016 LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation

The ability of the Company (or the ability of one of our Subsidiaries) to obtain a deduction for amounts paid under the 2016 LTIP could be limited by Section 162(m) of the Code. Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt Section 162(m) Awards from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including stockholder approval requirements. To allow Awards to qualify as “performance-based compensation,” we are seeking stockholder approval of the material terms of the 2016 LTIP, including the maximum amount of compensation that may be paid under the 2016 LTIP, pursuant to Proposal No. 13. Performance Awards intended to be Section 162(m) Awards may not be granted in a given period if such Awards relate to a number of shares of Common Stock that exceeds a specified limitation or, alternatively, result in cash compensation that exceeds a specified limitation. Under the terms of the 2016 LTIP, in each calendar year during any part of which the 2016 LTIP is in effect, a “covered employee” may not be granted Section 162(m) Awards (a) to the extent such Award is based on a number of shares of Stock (other than such an Award designated to be paid only in cash), relating to more than 1,000,000 shares of Stock, subject to adjustment as provided in the 2016 LTIP, and (b) to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $12,000,000. Although the 2016 LTIP has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in the Company’s best interests not to satisfy the requirements for the exception in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

New Plan Benefits

The Awards, if any, that will be granted under the 2016 LTIP are at the discretion of the Committee, therefore, it is not possible to determine the benefits or number of shares subject to Awards that may be granted in the future to Eligible Persons. Therefore, the New Plan Benefits Table is not provided.

Vote Required for Approval

The affirmative vote of holders of at least a majority of the outstanding shares of our Common Stock voted at the special meeting vote is required to approve the 2016 LTIP and the material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on this proposal. This proposal is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, this proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL, WHICH INCLUDES APPROVAL OF THE NEXEO SOLUTIONS, INC. 2016 LONG TERM INCENTIVE PLAN AND THE MATERIAL TERMS THEREUNDER FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE. NOTE THAT ALL MEMBERS OF THE BOARD ARE ELIGIBLE FOR AWARDS UNDER THE 2016 LTIP AND THUS HAVE A PERSONAL INTEREST IN THE APPROVAL OF THE 2016 LTIP.

PROPOSAL NO. 14 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NASDAQ Proposal, but no other proposal if the Business Combination Proposal and the NASDAQ Proposal are approved. In no event will our board of directors adjourn the special meeting or consummate the Business Combination beyond June 11, 2016, unless the Extension Proxy Vote is passed and we amend our charter to extend the life of the Company and certain other agreements we have entered into until August 20, 2016.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal or any other proposal.

Vote Required for approval

The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General

We are a blank check development stage company organized under the laws of the State of Delaware on March 24, 2014. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to as a “business combination”. Prior to our entering into the Merger Agreement, our acquisition and value creation strategy was to identify, acquire and, after an initial business combination, to build a company in an industry that complements the experience and expertise of our management team and is undergoing either distress or a certain degree of dislocation. Our acquisition selection process has leveraged our team’s network of industry, private equity sponsor and lending community relationships, as well as relationships with management teams of public and private companies, investment bankers, restructuring advisers, attorneys and accountants. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting solely of cash and/or cash equivalents.

On March 24, 2014, our Sponsor, WL Ross Sponsor LLC, a Delaware limited liability company, purchased an aggregate of 14,375,000 Founder Shares, for an Aggregate Purchase Price of $25,000 or approximately $0.002 per share.

Our registration statement on Form S-1 (File No. 333-195854) was declared effective on June 5, 2014 and on June 11, 2014 we consummated our IPO of 50,025,000 units of the Company, which we refer to as the “public units”, including 6,525,000 units issued pursuant to the full exercise of the underwriters’ over-allotment option. Each such unit consists of one share of our Common Stock of the Company, par value $0.0001 per share, and one warrant of the Company, whereby each warrant entitles the holder thereof to purchase one-half of a share of Common Stock at an exercise price of $5.75 per half share of Common Stock. The public units were sold at a price of $10.00 per share, generating gross proceeds to us of $500,250,000. Immediately prior to the pricing of our IPO, on June 5, 2014, our Sponsor forfeited 1,868,750 Founder Shares so that the remaining Founder Shares represent 20.0% of the outstanding shares upon completion of our IPO.

Simultaneously with the commencement of our IPO on June 5, 2014, we completed the private sale of 22,400,000 warrants at a purchase price of $0.50 per private placement warrant, to our Sponsor, generating gross proceeds to us of $11,200,000. The private placement warrants are identical to the warrants sold as part of the public units issued in our IPO, except that our Sponsor agreed not to transfer, assign or sell any of the private placement warrants (except to certain permitted transferees) until 30 days after the completion of our initial business combination. The private placement warrants are also not redeemable by us so long as they are held by our Sponsor or its permitted transferees. The Warrant Exchange Agreement, which we entered into with our Sponsor and Nexeo, provides for the exchange of all 22,400,000 warrants issued in a private placement to our Sponsor at the time of the Company’s IPO in exchange for shares of Common Stock at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant for a total of 2,240,000 shares of Common Stock.

A total of $500,250,000, comprised of approximately $489,050,000 of the proceeds from our IPO, including approximately $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination, and the proceeds of the sale of the private placement warrants were placed in our Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee. These funds will not be released until the earlier of our completion of our initial business combination or our liquidation, although we may withdraw the interest earned on the funds held in our Trust Account to pay franchise and income taxes.

On August 4, 2014, we announced that the holders of our units may elect to separately trade the Common Stock and warrants included in the units commencing on August 5, 2014 on NASDAQ under the symbols “WLRH” and “WLRHW”, respectively. Each unit consists of one share of our Common Stock, $0.0001 par value per share, and one warrant to purchase one-half of one share of our Common Stock. Those units not separated will continue to trade on NASDAQ under the symbol “WLRHU”.

On March 26, 2015, we issued a convertible promissory note, which we refer to as the “March 2015 convertible note”, to our Sponsor pursuant to which, on April 16, 2015, we borrowed $300,000 from our Sponsor for operating expenses. The March 2015 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the March 2015 convertible note may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.60 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants. As of December 31, 2015, the outstanding balance due under the March 2015 convertible note was $310,644.

On January 5, 2016, we issued another convertible promissory note, which we refer to as the “January 2016 convertible note”, to our Sponsor pursuant to which we borrowed $425,000 from our Sponsor for operating expenses. The January 2016 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the January 2016 convertible note may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.50 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants. However, our Sponsor intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination.

Initial Business Combination

NASDAQ rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. If our board of directors is not able to independently determine the fair market value of Nexeo Solutions Holdings, LLC, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, which we refer to as “FINRA”, with respect to the satisfaction of such criteria.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of December 31, 2015, the amount in the Trust Account, net of taxes payable and any interest that we may withdraw for working capital purposes, is approximately $10.01 per public share. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Submission of Our Initial Business Combination to a Stockholder Vote

The special meeting of our stockholders to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination.

Limitation on Redemption Rights

Notwithstanding the foregoing our current amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the shares of Common Stock included in the units sold in our IPO.

Employees

We currently have four executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the closing of an initial business combination.

Management

Directors and Executive Officers

The directors and executive officers of the Company are as follows as of March 29, 2016:

Name	Age	Position
Wilbur L. Ross, Jr.(a)	78	Chairman and Chief Executive Officer
Lord William Astor(a)(c)(d)	64	Director
Stephen J. Toy(b)	43	Director and President
Thomas E. Zacharias(b)(c)(d)	62	Director
Robert C. Dinerstein(b)(c)(d)	73	Director
Michael J. Gibbons	45	Chief Financial Officer and Secretary
Wendy L. Teramoto	41	Senior Vice President

(a)	Class I director (to serve until the 2017 annual meeting of stockholders)
(b)	Class II director (to serve until the 2016 annual meeting of stockholders)
(c)	Member of Audit Committee
(d)	Member of Compensation Committee

Wilbur L. Ross, Jr. has been the Chairman of our board of directors and the Chief Executive Officer since March 2014. Mr. Ross is the Founder, Chairman and Chief Strategy Officer of WL Ross & Co. LLC, a private equity firm. Mr. Ross was the Chief Executive Officer of WL Ross & Co. LLC until becoming its Chief Strategy Officer on April 30, 2014. Mr. Ross is currently a member of the board of directors of Arcelor Mittal, the world’s largest steel and mining company; EXCO Resources, Inc., a natural gas and oil exploration company; DSS Holdings LP, a shipping transportation company; and Sun Bancorp, a bank holding company; he is also a member of the board of directors and Vice Chairman of Bank of Cyprus, a banking and financial institution headquartered in Cyprus. Mr. Ross formerly served as a member of the board of directors of many banks, financial and other companies, including but not limited to, Ohizumi Mfg. Co., Ltd. until April 2015; Navigator Holdings Ltd., a provider of international seaborne transportation services, until November 2014; NBNK Investments PLC, a financial services special purpose acquisition company, until November 2014; Ocwen Financial Corporation, a residential and commercial loan servicing company, until November 2014; Talmer Bancorp, a bank holding company, until November 2014; International Automotive Components Group, Inc., an auto parts supplier company, until November 2014; International Textile Group, Inc., a global, diversified textile provider, until November 2014; Assured Guaranty Ltd., a holding company that provides credit protection products to the United States and international public finance, infrastructure and structured finance markets, until November 2014; The Governor and Company of the Bank of Ireland, a commercial bank operation in Ireland, until June 2014, BankUnited, Inc., a savings and loan holding company, until March 2014; Plascar Participacoes SA, a manufacturer of automotive interiors, until January 2014; Air Lease Corporation, an aircraft leasing company from 2010 to December, 2013; The Greenbrier Companies, a supplier of transportation equipment and services to the railroad industry from June 2009 until January 2013; International Coal Group from April 2005 to June 2011, and Montpelier Re Holdings Ltd., a reinsurance company, from 2006 to March 2010. Mr. Ross was Executive Managing Director of Rothschild Inc. for 24 years before acquiring that firm’s private equity partnerships in 2000. Mr. Ross is a graduate of Yale University and of Harvard Business School. Through the course of Mr. Ross’ career, he has served as a principal financial adviser to, investor in, and director of various companies across the globe operating in diverse industries, and he has assisted in restructuring more than $500 billion of corporate liabilities. Mr. Ross is well qualified to serve as a director due to his over 35 years of experience in private equity, numerous public and private company directorship roles, and globally recognized financial expertise having been elected to both the Private Equity Hall of Fame and the Turnaround Management Association Hall of Fame.

Lord William Astor has been a member of our board of directors since June 2014. Lord William Astor, 4th Viscount Astor, is a British businessman and politician who sits as an elected hereditary peer in the House of Lords since 1973. He served both in the Governments of Lady Thatcher and of John Major from 1989 to 1996, and subsequently as Minister in the Department of National Heritage. He then served as Conservative Opposition spokesman in the House of Lords from 1997 to 2010. He is currently the Chairman of Silvergate Media Limited, which owns, manages, and develops family entertainment brands in the United Kingdom. He is a non-executive director of Canadian Overseas Petroleum Ltd, which is listed on the Calgary Stock Exchange. Viscount Astor is also a director of a number of private companies in the United Kingdom. He also serves as Chairman of Ancroft Tractors Ltd (farm machinery dealer) and director of Cliveden Securities Ltd (corporate financial advice). Previously, he was Deputy Chairman of Chorion Plc, and a director of Urbium Plc and a director of Networkers International Plc, a global recruitment consultancy listed on the Alternative Investment Market, which we refer to as “AIM”, in London since 2007, which specializes in telecommunications, information technology, financial markets. In light of Lord William Astor’s directorship experience, business expertise, financial acumen and business industry contacts, we believe that he is well qualified to serve as a director on our board of directors.

Stephen J. Toy has been the President since March 2014 and is a Senior Managing Director, Chairman of the Investment Committee and member of the Management Committee of WL Ross & Co. LLC. Mr. Toy, who has worked at WL Ross & Co. LLC since its founding in April 2000, primarily focuses on global distressed private equity investments. He has been the senior team member with primary responsibility for WL Ross & Co. LLC’s investment in several value oriented investment opportunities, including International Automotive Component Group, 360networks Corp., Kansai Sawayaka Bank and Permian Basin Materials LLC. For International Automotive Component Group, Mr. Toy oversaw a total of 15 acquisitions to build a leading global manufacturer of automotive interior components parts. Mr. Toy has also been involved with the acquisition of VTG AG, the largest specialized railcar leasing company in Europe, from TUI AG; the establishment of Kansai Sawayaka Bank in Japan to acquire Kofuku Bank Ltd.; the consolidation of North American telecommunications assets with 360networks Corp.; and the acquisition of Marquis Who’s Who from Reed Elsevier. Mr. Toy was named one of M&A Advisors “40 under 40” award winners in 2012. He has been part of the WL & Co. team since its founding in April 2000. From 1994 to 2000, Mr. Toy was part of the M&A and corporate restructuring advisory group at Rothschild Inc. and public finance advisory group at O’Brien Partners Inc. Mr. Toy holds a B.S. summa cum laude from the State University of New York at Albany. Mr. Toy is well qualified to serve as director due to his over 20 years of experience in private equity, numerous public and private company directorship roles, and his significant turnaround experience.

Thomas E. Zacharias has been a member of our board of directors since June 2014. Mr. Zacharias has served as Chief Operating Officer of W. P. Carey Inc. since March 2005 and as head of the Asset Management Department and Managing Director since April 2002. He has also served as Chief Operating Officer and Managing Director of Corporate Property Associates, 17 — Global since September 2007 (referred hereafter as “CPA®”), as Chief Operating Officer and Managing Director of CPA®:18 — Global since September 2012. He has served as Chief Operating Officer of Carey Watermark Investors since September 2010 having previously served as the sole member of the board of directors from March 2008 through that date. Mr. Zacharias served as Chief Operating Officer of Carey Watermark Investors 2 since May 2014. Mr. Zacharias had also served as Chief Operating Officer and Managing Director of CPA®:16 — Global from May 2011 to January 2014 (when CPA®:16 merged with W.P. Carey), having previously served as President from June 2003 to May 2011. He had also served as Chief Operating Officer of CPA®:14 and CPA®:15 from May 2005 to May 2011 and September 2012 (when CPA®:15 merged with W. P. Carey), respectively, having also served as Managing Director since April 2002, and as an Independent Director of CPA®:14 from 1997 to 2001 and of CPA®:15 in 2001. Prior to joining W. P. Carey, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property

Group in 1998 was one of the largest private equity REITs in the United States. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and an M.B.A. from Yale School of Management in 1979. He is a member of the Urban Land Institute and NAREIT. In light of Mr. Zacharias’ directorship and management experiences, we believe that he is well qualified to serve as a director on our board of directors.

Robert C. Dinerstein has been a member of our board of directors since January 2016. Mr. Dinerstein serves as chairman of the board of directors of Veracity Worldwide LLC, a strategic risk advisory firm that counsels companies doing business in emerging markets, and chairman of the compliance and risk committee and member of the audit committee of Amalgamated Bank. He is a member of the Council on Foreign Relations and of the Advisory Board of the School of International and Public Affairs at Florida International University. Mr. Dinerstein has previously served as the global co-chair of the financial institutions practice at Greenberg Traurig, a senior executive with UBS Investment Bank, Executive Vice President and General Counsel of Shearson Lehman Brothers, Vice President and General Counsel of Citicorp’s Investment Bank, chairman of Crossbow Ventures, and as a member of the executive committee of the Institute of International Bankers. He is a graduate of Harvard University and the University of Michigan Law School. Mr. Dinerstein is well qualified to serve as director due to his vast experience in banking, securities regulation, international capital markets, corporate governance, and risk management.

Michael J. Gibbons, CPA, has been our Chief Financial Officer since March 2014. From 2002 until January 2016, Mr. Gibbons was the Chief Financial Officer of WL Ross & Co. LLC and responsible for financial and tax related structuring of investments, implementation and monitoring of investment guidelines, as well as all aspects of financial reporting including accounting policies and procedures, accounting and information system design, external reporting, audits, financial and organizational structure; review and negotiation of contracts; foreign currency transactions, risk management, cash management and forecasting. Prior to joining WL Ross & Co. LLC, he co-founded and was a Senior Manager of Marcum’s Hedge Fund/Investment Partnership specialty practice group. He graduated from Pace University with a B.A. in Business Administration.

Wendy L. Teramoto has been our Senior Vice President since March 2014. Ms. Teramoto is a Managing Director at WL Ross & Co. LLC and has been with WL Ross & Co. LLC in various capacities since 2000. Ms. Teramoto is also a director of DSS Holdings GP Limited, a global shipping company and Nautical Bulk Holding Limited, a dry bulk shipping company, The Greenbrier Companies, Inc., a supplier of transportation equipment and services to the railroad industry, and Navigator Holdings Ltd, an LNG tanker company. Ms. Teramoto was previously a director of International Coal Group, Inc., a NYSE-listed company, from 2004 to 2011, at which point it was acquired by Arch Coal, Inc. Prior to joining WL Ross & Co. LLC, Ms. Teramoto worked at Rothschild Inc., an investment banking firm. Ms. Teramoto holds a B.S. in Accounting from the University of Colorado at Boulder.

Stockholder Communications

Our board of directors has established a process for stockholders to send communications to our board of directors. Stockholders may communicate with our board of directors generally or a specific director at any time by writing to the Company’s Secretary, WL Ross Holding Corp. c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, New York 10036. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our board of directors. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our board of directors generally, to the Chairman of our board of directors. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our board of directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We currently have three “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules, Lord William Astor, Mr. Zacharias, and Mr. Dinerstein.

Board Leadership Structure and Role in Risk Oversight

Our board of directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our board of directors the flexibility to establish the most appropriate structure for the Company at any given time.

Currently, our Chief Executive Officer is also our Chairman. Our board of directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our company. In making this determination, our board of directors considered, among other matters, Mr. Ross’ experience in leading businesses and believes that his experience and knowledge allow him to serve as both Chairman and Chief Executive Officer. In addition, our board of directors believes that such structure promotes clearer leadership and direction for the Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

Our board of directors is actively involved in overseeing our risk management processes. Our board of directors focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to our board of directors include consideration of the challenges and risks of our businesses, and our board of directors and management actively engage in discussion on these topics. In addition, each of our board of directors’ committees considers risk within its area of responsibility. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. Our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to reward appropriately executives for growth without undue risk taking.

Compensation Committee Interlocks and Insider Participation

Our director and president, Stephen J. Toy, also serves on the board of directors of International Automotive Components Group S.A., which we refer to as “IAC”, a private entity of which Robert S. Miller serves as chief executive officer. Mr. Miller joined IAC on July 13, 2015 and assumed the role of president, chief executive officer and director on Aug. 7, 2015. Mr. Miller had previously served on our board of directors, and he resigned from our board of directors and our Audit and Compensation Committees on August 13, 2015.

None of our other executive officers currently serves, nor served in the past year, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Mr. Ross and Lord William Astor, will expire at our third annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Dinerstein, Toy and Zacharias, will expire at the second annual meeting of stockholders.

Our officers are elected by our board of directors and serve at the discretion of our board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by our board of directors.

Committees of our Board

Our board of directors has two standing committees: an Audit Committee and a Compensation Committee.

Audit Committee

We have established and will maintain an Audit Committee of our board of directors. Lord William Astor, Mr. Dinerstein and Mr. Zacharias serve as members of our Audit Committee. Mr. Zacharias serves as chairman of our Audit Committee. The rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Lord William Astor and Messrs. Zacharias and Dinerstein are all independent. Each member of our Audit Committee is financially literate and our board of directors has determined that Mr. Zacharias qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of our Audit Committee include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
•	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
•	setting clear hiring policies for employees or former employees of the independent auditors;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our Audit Committee charter was filed as an exhibit to our previous proxy statement filed with the SEC on January 14, 2016. A copy of our Audit Committee charter is available, free of charge, from the Company by writing to the Company’s Secretary, WL Ross Holding Corp. c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, New York 10036.

Compensation Committee

We have established and will maintain a Compensation Committee of our board of directors. The members of our Compensation Committee are Lord William Astor, Mr. Dinerstein and Mr. Zacharias. The Compensation Committee’s duties, which are specified in our Compensation Committee charter, include, but are not limited to:

•	reviewing at least annually the goals and objectives of the Company’s executive compensation plans, and amending, or recommending that the board of directors amend, these goals and objectives if deemed appropriate;

•	evaluating annually our Chief Executive Officer’s performance in light of the goals and objectives of the Company’s executive compensation plans and determining and approving the compensation level of our Chief Executive Officer based on such evaluation;
•	reviewing and approving annually the compensation of all of our other executive officers;
•	evaluating at least annually the appropriate level of compensation for the board of directors and Compensation Committee service by non-employee directors;
•	reviewing at least annually our executive compensation policies and plans and the general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	reviewing perquisites or other personal benefits of our executive officers and directors and recommending any changes to the board of directors; and
•	preparing a compensation committee report to be included in our annual proxy statement or annual report on Form 10-K.

The Compensation Committee charter provides that, subject to any law, regulation or listing standard that requires that any power or authority be exercised by the Compensation Committee as a whole, the Compensation Committee may form and delegate to subcommittees, consisting of no less than two members, such power and authority as it deems appropriate. The charter provides that our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, our Compensation Committee will consider the independence of each such adviser, including pursuant to the factors set forth in the charter; provided, however, that nothing in the Compensation Committee charter requires that any such compensation consultant, legal counsel or other compensation adviser be independent.

Our Compensation Committee charter was filed as an exhibit to our previous proxy statement filed with the SEC on January 14, 2016. A copy of our Compensation Committee charter is available, free of charge, from the Company by writing to the Company’s Secretary, WL Ross Holding Corp. c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, New York 10036.

Committee Membership, Meetings and Attendance

Each of the Audit Committee and Compensation Committee of our board of directors is comprised entirely of independent directors.

During the fiscal year ended December 31, 2015, our board of directors held two (2) meetings, our Audit Committee held four (4) meetings, and there were no Compensation Committee meetings.

Each of our incumbent directors attended or participated in at least 75% of the meetings of our board of directors and the respective committees of which he is a member held during the period such incumbent director was a director during fiscal year ended December 31, 2015. We encourage all of our directors to attend our annual meetings of stockholders. This special meeting in lieu of the Company’s 2016 annual meeting of stockholders will be our second annual meeting.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules. Accordingly, pursuant to Rule 5605(e)(1)(A) of the NASDAQ rules, director nominees must be selected, or recommended for our board of directors’ selection, by a majority of the independent directors in which only independent directors participate. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who participate in the consideration and recommendation of director nominees are Mr. Zacharias and Lord William Astor. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

Our board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees. We have previously filed a copy of our form of code of ethics as an exhibit to our registration statement filed on May 30, 2014. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2015.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a business combination opportunity to such entity. Accordingly, if any of the above executive officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers and directors will materially affect our ability to complete an initial business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one which we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our Sponsor, executive officers and directors may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company other than NBNK Investments PLC, a blank check company publicly traded on the AIM in the United Kingdom focusing on the financial services sector in the United Kingdom with an aggregate amount of assets of approximately £20 million, until we have entered into a definitive agreement regarding an initial business combination or we have failed to complete an initial business combination by June 11, 2016. Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our Sponsor has agreed to waive its redemption rights with respect to its Founder Shares and public shares in connection with the consummation of an initial business combination. Additionally, our Sponsor has agreed to waive its redemption rights with respect to its Founder Shares if we fail to consummate an initial business combination by June 11, 2016. If we do not complete an initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the Founder Shares and private placement warrants will not be transferable, assignable or salable by our Sponsor until the earlier of (1) one year after the completion of an initial business combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after an initial business combination that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial business combination, the Founder Shares will be released from the lock-up. With certain limited exceptions, the private placement warrants and the Common Stock underlying such warrants, will not be transferable, assignable or salable by our Sponsor until 30 days after the completion of an initial business combination. Since our Sponsor and officers and directors may directly or indirectly own Common Stock and warrants following our IPO, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate an initial business combination.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to an initial business combination.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity does not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Below is a table summarizing the entities to which our executive officers and directors have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Wilbur L. Ross, Jr.	Bank of Cyprus Public Co Ltd.	Banking	Director, Vice Chairman
	Arcelor Mittal	Steel	Director
	EXCO Resources, Inc.	Oil and Natural Gas	Director
	Sun Bancorp	Banking	Director
	DSS Holdings LP	Shipping	Director, Chairman
Lord William Astor	Canadian Overseas Petroleum Ltd.	Oil & Gas	Director
	Silvergate Media Ltd.	Entertainment	Director, Chairman
	Cliveden Securities Ltd.	Financial Advisory Services	Director
	Ancroft Tractors Ltd.	Tractors and Farm Machinery	Director, Chairman
	Vampire Squid Productions Ltd.	Entertainment	Director
Stephen J. Toy	International Automotive Components Group North America LLC	Manufacturing Holding Company	Director
	Plascar Participacoes SA	Auto Parts	Director
	Amalgamated Bank	Commercial Banking	Director
	Permian Basin Materials LLC	Concrete, Sand and Gravel Production	Director
	Compagnie Europeenne de Wagons	Railcar Ownership	Director
Thomas E. Zacharias	Carey Watermark Investors Inc.	Hotel Investment Company	Officer
	Carey Watermark Investors 2 Inc.	Hotel Investment Company	Officer
	W.P. Carey Inc.	Real Estate Investment Management and REIT Advisory Services	Officer
	Corporate Property Associates 17 — Global Inc.	Real Estate Investment	Officer
	Corporate Property Assets 18 — Global Inc.	Real Estate Investment	Officer
Robert C. Dinerstein	Amalgamated Bank	Commercial Banking	Director
	Veracity Worldwide LLC	Research and Consulting Company	Director, Chairman
Michael J. Gibbons	NT Sunset LLC	Liquidating Company	Director
Wendy L. Teramoto	DSS Holdings GP Limited	Shipping	Director
	Greenbrier Companies, Inc.	Transportation Equipment and Services	Director
	Nautical Bulk Holding Limited	Dry Bulk Shipping Company	Director
	Navigator Holdings Ltd.	Shipping	Director

In addition, each of Messrs. Ross and Toy and Ms. Teramoto are executive officers of WL Ross & Co. LLC, and have fiduciary or contractual obligations to present certain business combination opportunities to WL Ross & Co. LLC, its funds or its portfolio companies. For example, certain of our directors and officers are and may continue to be involved with NBNK Investments PLC, a blank check company publicly traded on the AIM in the United Kingdom focusing on the financial services sector in the United Kingdom with an aggregate amount of assets of approximately £20 million. In addition, WL Ross & Co. LLC and certain of its affiliates, including our Sponsor and us, may be precluded from pursuing a business combination it would otherwise deem attractive as a result of a non-competition agreement, running for a period of approximately one more year, not to own or acquire any equity interest in, manage or operate anywhere in the United States, the origination, underwriting and servicing of mortgage loans for multifamily apartment properties, affordable multifamily housing, seniors housing and other multifamily and healthcare properties pursuant to programs administered by government agencies.

Accordingly, if any of the above executive officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.

We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete an initial business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete an initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit an initial business combination to our public stockholders for a vote, our Sponsor has agreed to vote its Founder Shares and any public shares purchased during or after the offering in favor of an initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of an initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Executive Compensation

Compensation Discussion and Analysis

None of our named executive officers or directors have received any cash (or non-cash) compensation from us for services rendered to us. There are no agreements or understandings, whether written or unwritten, with our named executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our executive officers or directors. Commencing on June 6, 2014 through the earlier of consummation of an initial business combination and our liquidation, the Company has and will continue to pay an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial support, other than during the period beginning on January 1, 2015 and ending December 31, 2016, which payment obligation our Sponsor has agreed to irrevocably and unconditionally waive. Our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates. We note that some named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the Business Combination, see the Section entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination”.

After the completion of the Business Combination, each of our non-management directors will receive 10,000 Founder Shares from our Sponsor as payment of fees for his or her service on our board of directors contingent on the closing of the Business Combination, which if unrestricted and freely tradeable would be valued at approximately $100,000 but given the restrictions on such shares, we believe that they have less value; these shares will be in lieu of cash board fees because we are not permitted to pay board fees to our directors pursuant to the terms of the underwriting agreement that we entered into with the underwriters at the time of our IPO. In addition, directors or members of our management team who remain with us may be paid consulting, management or other fees from the post-combination company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination”.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on that review and discussion, the Company’s board of directors has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Lord William Astor
Thomas E. Zacharias
Robert C. Dinerstein

Audit Committee Report

Our Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board, which we refer to as “PCAOB”, Audit Standard No. 16, “Communications with Audit Committees”, referred to as PCAOB Audit Standard No. 16. Additionally, our Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our Audit Committee recommended to our board of directors that the audited financial statements for the years ended December 31, 2014 and December 31, 2015 be included in our annual report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

Lord William Astor
Thomas E. Zacharias
Robert C. Dinerstein

Fees and Services

KPMG LLP has audited our financial statements for the fiscal year ended December 31, 2015. The following is a summary of fees paid or to be paid to KPMG LLP for services rendered in fiscal year 2015.

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by KPMG LLP in connection with regulatory filings. The fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods, the registration statement, the Form 8-K filed in connection with the closing of our IPO and other required filings with the SEC for the period from March 24, 2014 (inception) through December 31, 2015 totaled $115,000. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”. These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. The fees billed by KPMG LLP for audit-related fees from March 24, 2014 (inception) through December 31, 2015 totaled $91,000.

Tax Fees.  We did not pay KPMG LLP for tax planning and tax advice for the period from March 24, 2014 (inception) through December 31, 2015.

All Other Fees.  We did not pay KPMG LLP for any other services for the period from March 24, 2014 (inception) through December 31, 2015.

Our Audit Committee has determined that the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has approved all of the foregoing services. Our Audit Committee will pre-approve all future auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by our Audit Committee prior to the completion of the audit).

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

References in this “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company”, “us” or “we” refer to WL Ross Holding Corp.

Overview

We are a blank check company incorporated on March 24, 2014 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as “business combination”. We intend to effectuate our business combination using cash from the proceeds of our IPO and the sale of the private placement warrants that occurred simultaneously with the completion of our IPO, which we refer to as the “private placement warrants”, our capital stock, debt or a combination of cash, stock and debt.

As indicated in the accompanying financial statements, at December 31, 2015, we had approximately $10,000 in cash and $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination will be successful.

Results of Operations

For the year ended December 31, 2015, we had a net loss of $332,612. Our entire activity through December 31, 2015 was the identification of a target company for an initial business combination. Subsequent to December 31, 2015, our activities mainly consisted of identifying and evaluating prospective acquisition candidates for a business combination. We believe that we have sufficient funds available to complete our efforts to effect a business combination with an operating business by June 11, 2016.

For the period from March 24, 2014 to December 31, 2014, we had a net loss of $1,037,086. Our entire activity from March 24, 2014 to December 31, 2014 was the identification of a target company for an initial business combination. Subsequent to December 31, 2015, our activities mainly consisted of identifying and evaluating prospective acquisition candidates for a business combination. We believe that we have sufficient funds available to complete our efforts to effect a business combination with an operating business by June 11, 2016.

Liquidity and Capital Resources

Prior to our IPO, on March 24, 2014, our Sponsor purchased an aggregate of 14,375,000 Founder Shares for an Aggregate Purchase Price of $25,000, or approximately $0.002 per share. Immediately prior to the pricing of our IPO, on June 5, 2014, our Sponsor forfeited 1,868,750 Founder Shares so that the remaining Founder Shares represented 20.0% of the outstanding shares upon completion of our IPO. On June 11, 2014, we consummated our IPO of 50,025,000 units (which includes the full exercise of the underwriters’ over-allotment option) at a price of $10.00 per unit generating gross proceeds of $500,250,000 before underwriting discounts and expenses. Simultaneously with the commencement of our IPO, on June 5, 2014, we consummated the private sale of an aggregate of 22,400,000 private placement warrants, each exercisable to purchase one-half of one share of our Common Stock at $5.75 per half share, to our Sponsor, at a price of $0.50 per private placement warrant, generating proceeds, before expenses, of $11,200,000. We received net proceeds from our IPO and the sale of the private placement warrants of approximately $501,345,400, net of the non-deferred portion of the underwriting commissions of $9,204,600 and offering costs and other expenses of approximately $900,000. The amount of proceeds not deposited in the Trust Account was $1,095,400 at closing of our IPO. In addition, interest income on the funds held in the Trust Account may be released to us to pay our franchise and income tax obligations.

As of December 31, 2015, investment securities in our Trust Account consisted of $499,848,764 invested in U.S. government treasury bills with a maturity of 140 days or less and $799,033 in a money market fund. As of December 31, 2014, investment securities in our Trust Account consisted of $500,151,393 invested in U.S. government treasury bills with a maturity of 169 days or less and $164,253 held in cash.

As of December 31, 2015, we had cash held outside of our Trust Account, of $10,000, which is available to fund our working capital requirements. As of December 31, 2014, we had cash held outside of our Trust Account, of $801,415, which is available to fund our working capital requirements.

We intend to use substantially all of the funds held in our Trust Account, including interest (which interest shall be net of taxes payable) to consummate our business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our business combination, the remaining proceeds held in our Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategy.

On March 26, 2015, we issued the March 2015 convertible note to our Sponsor pursuant to which, on April 16, 2015, we borrowed $300,000 from our Sponsor for operating expenses. The March 2015 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the March 2015 convertible note may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.60 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants previously issued to our Sponsor. As of December 31, 2015, the outstanding balance due under the March 2015 convertible note was $310,644.

On January 5, 2016, we issued the January 2016 convertible note to our Sponsor pursuant to which we borrowed $425,000 from our Sponsor for operating expenses. The January 2016 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the January 2016 convertible note may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.50 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants. However, our Sponsor intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or enter into any non-financial agreements involving assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an administrative agreement to pay an affiliate of our Sponsor a monthly fee of $10,000. This amount covers secretarial and administrative services provided to members of our management team by our Sponsor, members of our Sponsor, and our management team or their affiliates. Upon completion of a business combination or our liquidation, we will cease paying this monthly fee.

On March 26, 2015, our Sponsor irrevocably and unconditionally waived the $10,000 per month payment obligations for the period beginning on January 1, 2015 and ending on December 31, 2015. On January 13,

2016, our Sponsor irrevocably and unconditionally waived the $10,000 per month payment obligations for the period beginning on January 1, 2016 and ending on December 31, 2016.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Offering costs

We comply with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to our IPO and were charged to stockholders’ equity upon the completion of our IPO. Accordingly, at December 31, 2015, offering costs totaling approximately $28,473,750 (including $27,513,750 in underwriters’ fees) have been charged to stockholders’ equity.

Redeemable Common Stock

All of the 50,025,000 common shares sold as part of the units issued in our IPO contain a redemption feature which allows for the redemption of common shares in connection with our liquidation or a business combination. In accordance with ASC 480, redemption provisions not solely within our control require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although we did not specify a maximum redemption threshold, our charter provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets (stockholders’ equity) to be less than $5,000,001.

We recognize changes in redemption value immediately as they occur and adjusts the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Common Stock are affected by charges against accumulated deficit.

Accordingly, at December 31, 2015, 47,663,155 of the 50,025,000 public shares were classified outside of permanent equity at its redemption value.

Accordingly, at December 31, 2014, 47,696,416 of the 50,025,000 public shares were classified outside of permanent equity at its redemption value.

Loss per share of Common Stock

Net loss per common share is computed by dividing net loss applicable to Common Stockholders by the weighted average number of shares of Common Stock outstanding during the period, plus to the extent dilutive the incremental number of shares of Common Stock to settle warrants, as calculated using the treasury stock method. At December 31, 2015, the Company had outstanding warrants to purchase 36,212,500 shares of Common Stock and notes that could convert into warrants and potentially be exercised or converted into shares of Common Stock. For all periods presented, the weighted average of these shares was excluded from the calculation of diluted loss per share of Common Stock because their inclusion would have been anti-dilutive. As a result, dilutive loss per share of Common Stock is equal to basic loss per share of Common Stock.

Income taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent accounting pronouncements

The Company adopted the Accounting Standards Update (“ASU”) issued by the Financial Accounting Standards Board, which we refer to as the “FASB”, No. 2014-10, which we refer to as “ASU No. 2014-10”, to Topic 915, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in ASU No. 2014-10 simplify the accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs, by eliminating the requirement for development stage entities to present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity.

The Company adopted FASB Accounting Standards Update No. 2014-15, which provided guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued and to provide related footnote disclosures.

As of December 31, 2015, the Company’s financial statements have been presented to conform with the reporting and disclosure requirements of the above standards.

Quantitative and Qualitative Disclosures About Market Risks

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. To date, our efforts have been limited to organizational activities and activities relating to our IPO and the identification of a target business. As of December 31, 2015, approximately $482,338,647 (excluding approximately $18,309,150 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination) was held in trust for the purposes of consummating a business combination. The proceeds held in trust (including the deferred underwriting discounts) consist of $499,848,764 invested in U.S. government treasury bills with a maturity of 161 days or less and $799,033 held in a money market fund. We have neither engaged in any operations nor generated any revenues. As the proceeds from our IPO held in trust have been invested in short term investments, we are subject to market risk primarily through the effect of changes in interest rates on government securities. However, due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk. As of December 31, 2015, the effective annualized interest rate payable on our investments was approximately 0.12%.

We have not engaged in any hedging activities since our inception on March 24, 2014. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

INFORMATION ABOUT NEXEO

The terms “Nexeo,” “the company,” “Successor,” and similar terms in this section refer to Nexeo Solutions Holdings, LLC, a Delaware limited liability company, and its consolidated subsidiaries. Nexeo owns the majority of the membership interests of Nexeo Solutions, LLC, a Delaware limited liability company, which we refer to in this section as “Solutions”. The remaining membership interests are owned by Nexeo Solutions Sub Holding Corp., which we refer to in this section as “Sub Holding”, a wholly owned subsidiary of Nexeo. Nexeo is a holding company and substantially all of its operations are conducted through its primary operating subsidiary Solutions and its subsidiaries. The operations of Solutions and its consolidated subsidiaries constitute the operations of Nexeo presented under accounting principles generally accepted in the United States.

References to “TPG” in this section refer to certain investment funds controlled by affiliates of TPG Capital, L.P. and certain affiliates of those investment funds.

References to “Notes” in this section refer to our 8.375% Senior Subordinated Notes due 2018. References to the “Term Loan Facility” in this section refer to Nexeo’s six and a half year term loan credit facility, and references to the “Credit Facilities” in this section refer to the ABL Facility and the Term Loan Facility, collectively. In connection with the completion of the Business Combination, all of Nexeo’s outstanding indebtedness and other obligations under the Credit Facilities and the Notes will be fully discharged. Please read “ — Liquidity and Capital Resources” for additional information.

BUSINESS

Company Overview

Nexeo is a global distributor of chemicals products in North America and Asia, and plastics products in North America, Europe, the Middle East and Africa, which we refer to in this section as “EMEA”, and Asia. In connection with the distribution of chemicals products, Nexeo provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. Nexeo also provides environmental services, including waste collection, recovery, recycling and arrangement for disposal in North America, primarily the U.S., through its Environmental Services line of business. Nexeo is organized into three lines of business (or operating segments): Chemicals, Plastics and Environmental Services. While Nexeo continued to occasionally distribute certain composites products in Asia after the sale of its North American composites operations, these sales were minimal and therefore they are no longer identified as a separate line of business. During fiscal year 2015, Nexeo distributed approximately 23,000 products into over 80 countries for approximately 1,300 suppliers to approximately 27,500 customers.

Nexeo has long-standing relationships with major chemicals and plastics producers and suppliers, a strong geographic presence and supply chain network and a relatively stable customer base that benefits from the service and distribution value Nexeo provides. The products Nexeo distributes are used in a broad cross section of manufacturing industries, in various end markets and customer segments within those industries, including the household, industrial and institutional, which we refer to in this section as “HI&I”, lubricants, performance coatings (including architectural coatings, adhesives, sealants and elastomers, which we also refer to as “CASE”), automotive, healthcare, personal care, oil and gas and construction end markets.

Nexeo’s diverse array of product offerings allows it to provide many of its customers with a one-stop-shop resource for their chemicals and plastics needs. For customers with multiple locations, Nexeo’s centralized business model helps ensure consistency of product offerings and a single point of contact. Nexeo’s services and full product offering allow for product customization, cost savings to customers on transaction and transportation costs and reliance on a single supplier to source all of their diverse product requirements.

Nexeo believes it provides a compelling value proposition to suppliers as a single bulk buyer of their products and by acting as an extension of their sales force by representing their brands and providing technical support to customers. Nexeo also provides value to suppliers by distributing to larger customers through dedicated strategic accounts sales and marketing programs designed to solidify key relationships through enhanced customer service, efficient delivery and specialized value-added solutions. In addition to the value-added services mentioned above, Nexeo provides other services including dedicated stocking programs, vendor-managed inventory, quarterly customer demand forecasting, technical support and supply chain services. In addition, Nexeo management’s understanding of key end markets presents additional opportunities with suppliers whose products are in substantial demand by customers situated in these end markets.

Nexeo has an experienced management team with deep knowledge of the industry. Nexeo continues to implement strategies and invest significantly to build upon its strengths by creating industry-leading marketing capabilities, including its focus on specific end markets, sales force effectiveness tools, market-based pricing and geographic expansion.

Nexeo distributes its broad product portfolio through a supply chain consisting of approximately 170 owned, leased or third-party warehouses, rail terminals and tank terminals globally with a private fleet of over 1,000 units, including tractors and trailers, primarily in North America. Nexeo currently employs approximately 2,450 employees globally. At September 30, 2015, Nexeo had approximately 500 sales professionals situated in North America, EMEA and Asia, including technical support, field managers and strategic account managers to assist its customers in the selection and application of commodity and specialty products for their end products and processes.

Company History

Nexeo was formed on November 4, 2010 and on March 31, 2011 Nexeo acquired the Distribution Business from Ashland.

During the fourth quarter of fiscal year 2012, Nexeo formed a joint venture, Nexeo Plaschem, with the shareholders of Beijing Plaschem Trading Co., Ltd, which we refer to in this section as “Beijing Plaschem”. In November 2012, Nexeo Plaschem acquired the operations of Beijing Plaschem. Nexeo Plaschem became a wholly owned subsidiary in October 2014.

In December 2013, Nexeo acquired 100% of the outstanding shares of Chemical Specialists and Development, Inc., which we refer to as “CSD”, and substantially all of the assets of STX Freight Company and ST Laboratories Group, LLC, two related businesses of CSD in the CSD Acquisition.

In April 2014, Nexeo acquired 100% of the outstanding shares of Archway, and substantially all of the assets of JACAAB, LLC, a Missouri limited liability company, a related business of Archway, in the Archway Acquisition.

In July 2014, Nexeo sold its North American Composites operations, including inventory and existing supplier and customer relationships, to Composites One LLC, a Rhode Island limited liability company, which we refer to in this section as “Composites One” or the “Composites Sale”.

See Note 3 to the Nexeo Audited Financial Statements included in this proxy statement.

Industry Overview

According to industry research, the global industrial materials manufacturing market, which includes the products Nexeo’s lines of business sell, is approximately $4.0 trillion. This is typically referred to as the total available market, and includes product sold directly to customers by suppliers as well as product sold through indirect distribution channel partners, such as Nexeo. In addition, industry research indicates the global distribution channel in which Nexeo participates comprises approximately 10% of the total available market, or approximately $400.0 billion. The market served by indirect channel partners such as Nexeo is typically referred to as the distribution total available market, or “DTAM.” Suppliers leverage their distribution partners to handle the complexity of servicing the small and mid-size customer base while providing needed technical product expertise. The growth in DTAM, in which Nexeo competes, is not only driven by macroeconomic factors, it is also affected by suppliers’ decisions to either serve markets or customers directly or use a distribution partner. By creating and executing superior distribution service and related solutions capabilities, Nexeo hopes to influence the decision by suppliers to increase the level of business being served in the DTAM.

The chemicals and plastics materials distribution industry is characterized by high barriers to entry, including an increasingly complex regulatory, environmental and safety landscape, the need for market intelligence that requires time and effort to develop and, in some cases, significant capital investments for transportation and storage infrastructure. Adding to the complexity of this market environment is the increasing demand by end customers for customer-specific solutions. These solutions are generally comprised of three essential components: products, value-added services, such as blending, packaging, and other special handling and special logistics requirements such as 24x7 delivery. Nexeo believes its ability to serve these complex needs will increasingly lead to suppliers choosing to leverage distributors like Nexeo because of its capability and scale.

Company Operations

Segment Overview

Nexeo operates through three lines of business, or operating segments: Chemicals, Plastics and Environmental Services. On July 1, 2014, Nexeo sold its composites operations in North America, which are classified as discontinued operations in its historical consolidated financial statements for all periods presented. While Nexeo continued to occasionally distribute certain composites products in Asia after the sale of its North American composites operations, these sales were minimal and therefore they are no longer identified as a separate line of business.

Nexeo’s lines of business market to different sets of customers operating in an array of industries, with various end markets and customer segments within those industries. For segment presentation and disclosure purposes, Nexeo’s Chemicals and Plastics lines of business constitute separate reportable segments while its Environmental Services line of business, which does not meet the materiality threshold for separate disclosure, and its historical composites products sales in Asia are combined in an “Other” category.

Chemicals.  Nexeo’s Chemicals line of business distributes specialty and industrial chemicals, additives and solvents to industrial users via rail cars, bulk tanker trucks and as packaged goods in trucks. While its chemicals products are distributed in more than 50 countries worldwide, Nexeo primarily distributes its chemicals products in North America and Asia. In connection with the distribution of chemicals products, Nexeo provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. While Nexeo’s Chemicals line of business serves multiple end markets, key end markets within the industrial space are CASE, HI&I, lubricants, personal care and oil and gas.

Plastics.  Nexeo’s Plastics line of business supplies a broad product line consisting of commodity polymer products and prime engineering resins for plastics processors engaged in blow molding, extrusion, injection molding and rotation molding via rail car, bulk truck, truckload boxes and less-than-truckload quantities. While its plastics products are distributed in more than 50 countries worldwide, Nexeo primarily distributes its plastics products in North America, EMEA and Asia. Nexeo’s Plastics line of business serves a broad cross section of industrial segments, with a current focus on the healthcare and automotive end markets.

Environmental Services.  Nexeo’s Environmental Services line of business, in connection with certain waste disposal service companies, provides customers with comprehensive hazardous and non-hazardous waste collection, recovery, recycling and arrangement for disposal services in North America, primarily in the U.S. These environmental services are offered through its network of distribution facilities which are used as transfer facilities.

The table below provides a summary by line of business of the approximate number of customers served and key product offerings as of September 30, 2015.

	Chemicals	Plastics	Environmental Services
	Approximate Customers: 13,000	Approximate Customers: 12,000	Approximate Customers: 2,500
Key Products	• Alcohols	• Engineered Thermoplastics	Integrated Resource Management
	• Blends	• Polyolefins (including Polypropylene)	• Arrangement for Non-Hazardous and Hazardous waste disposal
• Esthers
	• Glycols	• Specialty Thermoplastics
	• Hydrocarbons	• Styrenics	• Arrangement for Non-Hazardous Waste Treatment/Recycling
• Ketones
• Resins
• Silicones
• Surfactants

In each of the past three fiscal years, polypropylene was the only product that accounted for over 10.0% of Nexeo’s consolidated net revenue. Polypropylene accounted for 14.4%, 14.4% and 14.1% of total consolidated net revenue for the fiscal years ended September 30, 2015, 2014 and 2013, respectively.

The table below provides a summary of the proportional revenue contributions from Nexeo’s lines of business and its primary geographic markets over the last three years, based on the jurisdiction of the subsidiary entity receiving revenue credit for the sale. It was not practical to provide a summary of the revenue contributions of Nexeo’s primary geographic markets based on external customer location. The substantial majority of Nexeo’s sales to customers in the geographic markets described below are made by entities located within the applicable geographic market.

	Fiscal Year Ended September 30, 2015	Fiscal Year Ended September 30, 2014	Fiscal Year Ended September 30, 2013
Chemicals	49.5%	50.8%	49.3%
Plastics	47.5%	46.6%	47.8%
Environmental Services	3.0%	2.4%	2.6%
North America	83.1%	80.0%	79.4%
EMEA	12.3%	13.6%	14.1%
Asia	4.6%	6.4%	6.5%

Nexeo’s lines of business generally leverage the same infrastructure, distribution networks, information technology and operational processes, but are differentiated by the products they distribute, their geographic footprints and their distinct customer and supplier relationships. See Note 16 to Nexeo’s historical consolidated financial statements for additional financial information with respect to its reportable segments.

Value-Added Services

In addition to its products, Nexeo provides a range of value-added services, including mixing and blending according to specific customer requirements, lab testing and analysis, formulating, repackaging from large to small quantities, vendor inventory management and formulating and technical support. Nexeo continues to look for ways to profitably expand its value-added services to differentiate its company and create competitive advantages.

Three key services Nexeo offers are repackaging, custom blending and lab services. Nexeo’s hub facilities handle large quantities of materials, usually receiving shipments by railcar or tank truck. Bulk deliveries are often repackaged into smaller containers, such as gaylords, totes, and drums, which are in turn delivered to customers by truck. Nexeo’s custom blending capabilities include buying in bulk from its large base of suppliers, lab testing for product customization and blending of numerous products to meet customer specifications. Nexeo’s lab capabilities provide product testing services to its customers in the form of chemical analysis and product performance analysis. Nexeo employs a team of scientists and experienced formulation experts to help customers with product development, failure analysis and industrial support in a broad range of chemical and product applications.

Nexeo believes these value-added services are important to maintain competitiveness in its highly fragmented market and for achieving scale benefits.

Supplier Relationships

Nexeo sources chemicals and plastics from a wide array of suppliers, including many leading global chemicals and plastics producers. Nexeo generally purchases and takes possession of these products and then resells and delivers them to its customers. While its top ten suppliers fulfill 49.8% of total product procured by value, Nexeo sources products from approximately 1,300 suppliers. During the fiscal years ending September 30, 2015 and 2014, one single supplier accounted for 11.9% and 10.8%, respectively, of Nexeo’s consolidated purchases. Although this supplier serves both its Plastics and Chemicals lines of business, the supplier serves primarily its Plastics line of business. There were no single suppliers representing greater than 10% of total purchases in fiscal year 2013.

Nexeo maintains multiple sourcing options for most of the key products that it distributes to help ensure supply continuity and competitive pricing for its customers. Nexeo believes the depth of its supplier base ensures that it is able to satisfy the needs of all of its customers in all of its key geographic regions.

Nexeo’s Chemicals and Plastics lines of business generally source products from distinct sets of suppliers, as described below.

•	Chemicals. Nexeo sources chemicals from many suppliers, including several of the largest global chemical companies such as BASF, Dow Chemical, Dow Corning, Eastman Chemical, LyondellBasell and Methanex. For the fiscal year ended September 30, 2015, its ten largest suppliers accounted for 50.4% by value of the chemical products it distributed.
•	Plastics. Nexeo’s plastics suppliers include several of the largest global chemical companies and plastics producers, such as BASF, Borealis, ExxonMobil Chemical Co., LyondellBasell and SABIC IP. For the fiscal year ended September 30, 2015, Nexeo’s ten largest suppliers accounted for 80.1% by value of the plastics products it distributed.

In developing its supplier relationships, Nexeo evaluates prospective suppliers to determine the value they can bring to the supply chain. Nexeo focuses on suppliers that manufacture products that fall within the end-markets Nexeo serves and provides opportunities to maintain healthy demand. Nexeo’s key suppliers must also demonstrate a proven track record of reliability and commitment to invest in their businesses, as well as product price leadership.

Nexeo believes it provides value to suppliers in numerous ways, including the following:

•	Nexeo serves as an aggregator of customer demand, enabling the company to act as a single bulk buyer of the suppliers’ products;
•	Nexeo acts as an extension of suppliers’ sales force by representing their brands and providing technical support to customers, particularly those that are small and mid-sized, as well as larger customers through its strategic accounts program;
•	Nexeo develops compelling value propositions in various end markets by providing core commodity products, core specialty products and value-added services to target certain customer segments that Nexeo believes can generate sustainable and profitable revenue growth;
•	Nexeo provides quarterly customer demand forecasting and visibility into the marketing and distribution of the suppliers’ products; and
•	Best-in-class pricing technology to capture maximum value for its suppliers’ brands in the marketplace.

Product Line Management and Purchasing

Nexeo’s supplier relationships are managed by separate product management teams within its Chemicals and Plastics lines of business. These teams are focused on developing and maintaining these supplier relationships, monitoring existing product lines and trends, and analyzing potential new products. These product management teams work in close coordination with its sales and marketing teams, allowing them to quickly and effectively identify customer buying and demand trends.

Nexeo’s purchasing department is generally responsible for executing purchase orders to suppliers through its enterprise resource planning, which we refer to in this section as “ERP”, system. For the majority of Nexeo’s operations, this system provides a centralized control platform throughout the entire supply chain, enabling the purchasing department to optimize procurement decisions. See the section entitled “— Information Technology” below.

Contracts

Nexeo’s supply agreements allow for flexibility, to help ensure product availability and its ability to set the specific terms of any purchase in accordance with prevailing market conditions. The agreements commonly provide general terms and conditions and describe volume expectations, pricing, price change mechanisms and guidelines for conflict resolution. Many of the agreements with key suppliers also provide for rebates upon achievement of specified volume purchase levels. Purchase prices are generally market-based and fluctuate in accordance with the costs of the relevant raw materials. Nexeo does not usually enter into contracts that are non-terminable, are “take or pay” or have other similar requirements.

Global Distribution Channels

Nexeo is organized around the philosophy that key operating processes, such as demand forecasting, purchasing and supplier selection, can be optimized for cost and efficiency when concentrated in a centralized business model. Accordingly, Nexeo operates its distribution network under a “hub-and-spoke” model, by processing large volumes of inventory at its main regional hubs and shipping them to smaller local warehouses on a demand-driven basis, from where they are delivered to customers. Products are often transported to smaller customers in mixed truckloads or less-than-truckload volumes.

Facilities

Nexeo’s facilities are strategically placed to optimize route density in an effort to balance high-quality customer service with execution costs. Nexeo believes the “hub and spoke” model is beneficial to both Nexeo and its customers, as it enables Nexeo to efficiently aggregate customer demand, thereby allowing it to match a large number of suppliers and customers at a lower cost. This system also supports its economies of scale, which is a key driver of Nexeo’s profitability, as the aggregation of inventory at the “hubs” reduces inventory costs in the procurement process, and permits fleet optimization and efficient route planning through shipment consolidation and frequent deliveries to the “spokes.” During fiscal year 2015, these facilities served approximately 20,500 customers.

In EMEA, Nexeo operates through approximately 21 third-party operated warehouses and eight sales offices in connection with its international plastics operations. These warehouses are located across EMEA and during the fiscal year ending September 30, 2015 they served approximately 5,000 customers.

In Asia, Nexeo operates through approximately 22 third-party operated warehouses and eight sales offices in connection with its international chemicals and plastics operations. These warehouses are located in China and during the fiscal year ending September 30, 2015 they served approximately 2,000 customers.

The following table lists each of the active distribution facilities that Nexeo owns (forty two) or leases (eleven) and does not include third-party operated facilities. Nexeo classifies a facility as a “bulk facility” if it is engaged in delivering goods in bulk to its customers.

Distribution Facilities as of September 30, 2015

North American Facilities	Facility Type	Owned/Leased	Line(s) of Business
Birmingham, Alabama	Bulk/Warehouse	Owned	All
Mobile, Alabama	Bulk/Warehouse	Owned	All
Edmonton, Alberta	Bulk/Warehouse	Owned	All
Chandler, Arizona	Bulk/Warehouse	Owned	All
Richmond, British Columbia	Warehouse	Leased	All
Carson, California	Bulk/Warehouse	Leased	All
Fairfield, California	Bulk/Warehouse	Owned	All
Fairfield, California	Warehouse	Leased	All
Fontana, California	Bulk/Warehouse	Leased	Chemicals and Plastics
Denver, Colorado	Bulk/Warehouse	Owned	All
Miami, Florida	Bulk/Warehouse	Owned	All
Tampa, Florida	Bulk/Warehouse	Owned	All
Doraville, Georgia	Bulk/Warehouse	Owned	Chemicals and Plastics
Franklin Park, Illinois	Bulk/Warehouse	Owned	All
Northlake, Illinois	Warehouse	Leased	Chemicals and Plastics
Willow Springs, Illinois	Bulk/Warehouse	Owned	All
Kansas City, Kansas	Bulk/Warehouse	Owned	Chemicals and Environmental Services
Kansas City, Kansas	Bulk/Warehouse	Leased	Plastics
Baton Rouge, Louisiana	Bulk/Warehouse	Owned	All
Baton Rouge, Louisiana	Warehouse	Owned	Chemicals
Winnipeg, Manitoba	Warehouse	Owned	All
Tewksbury, Massachusetts	Bulk/Warehouse	Owned	Chemicals and Plastics
Lansing, Michigan	Bulk/Warehouse	Owned	All
Warren, Michigan	Bulk/Warehouse	Owned	Chemicals and Plastics
Saint Paul, Minnesota	Bulk/Warehouse	Owned	Chemicals and Environmental Services
Shakopee, Minnesota	Bulk/Warehouse	Owned	All
St. Louis, Missouri	Bulk/Warehouse	Owned	All
St. Louis, Missouri	Warehouse	Leased	Chemicals
Carteret, New Jersey	Bulk/Warehouse	Owned	Chemicals
Charlotte, North Carolina	Bulk/Warehouse	Owned	All
Binghamton, New York	Warehouse	Owned	Environmental Services
Tonawanda, New York	Bulk/Warehouse	Owned	Chemicals and Plastics
Columbus, Ohio	Bulk/Warehouse	Owned	Chemicals
Dayton, Ohio	Warehouse	Owned	Environmental Services
Evendale, Ohio	Bulk/Warehouse	Owned	Chemicals and Environmental Services
Grove City, Ohio	Bulk/Warehouse	Owned	Chemicals and Plastics
Twinsburg, Ohio	Bulk/Warehouse	Owned	Chemicals
Twinsburg, Ohio	Warehouse	Leased	Chemicals and Plastics
Tulsa, Oklahoma	Bulk/Warehouse	Owned	Chemicals and Plastics
Mississauga, Ontario	Bulk/Warehouse	Leased	All
Morrisville, Pennsylvania	Bulk/Warehouse	Owned	All
Catano, Puerto Rico	Warehouse	Owned	All
Anderson, South Carolina	Bulk/Warehouse	Owned	Chemicals and Plastics
Columbia, South Carolina	Bulk/Warehouse	Owned	All
Knoxville, Tennessee	Bulk/Warehouse	Owned	Chemicals and Environmental Services
Memphis, Tennessee	Bulk/Warehouse	Owned	All

North American Facilities	Facility Type	Owned/Leased	Line(s) of Business
Memphis, Tennessee	Warehouse	Leased	Chemicals
Nashville, Tennessee	Bulk/Warehouse	Owned	All
Conroe, Texas	Warehouse	Owned	Chemicals
Garland, Texas	Bulk/Warehouse	Owned	All
Houston, Texas	Bulk/Warehouse	Owned	All
Midland, Texas	Bulk/Warehouse	Owned	Chemicals and Environmental Services
Clearfield, Utah	Bulk/Warehouse	Leased	All

Nexeo’s principal executive offices are located in The Woodlands, Texas. Nexeo believes that its facilities are adequate for its current operations.

Private Fleet

Transportation of products to and from customers and suppliers is a fundamental component of Nexeo’s business. During fiscal year 2015, its North American distribution service relied on its private fleet of trucks, tankers and trailers for 62.7% of deliveries from its warehouses to its customers. Nexeo relied on common carriers for the remainder of its deliveries.

In May 2015, Nexeo entered into a lease agreement with Ryder for approximately 200 tractors. These new tractors replaced older tractors in the fleet, significantly enhancing its delivery capabilities and providing cost savings in fuel usage and maintenance. As of December 31, 2015, Nexeo had taken delivery of 192 tractors under the lease agreement with Ryder Truck Rental, Inc., or “Ryder”, for transportation equipment, which we refer to as the “Ryder Lease”. Upon receipt of these tractors Nexeo recorded $24.6 million of initial equipment cost and corresponding capital lease obligations. See Note 5 to Nexeo’s Audited Financial Statements included in this proxy statement.

At September 30, 2015, Nexeo’s private fleet consisted of 373 tractors, including leased units under the above lease with Ryder, and 645 straight trucks, tanks and trailers that carry solid, bulk and liquid materials.

Private Fleet Characteristics as of September 30, 2015

Vehicle Type	Number of vehicles	Average Age (years)	Average Transport Capacity (lbs.)
Tractors	373	5	45,000
Bulk Liquid Tankers	305	18	42,000
Van Trailers	326	9	45,000
Straight Trucks	3	11	9,000
Dry Bulk Trailers	11	11	45,000

In addition, Nexeo currently leases approximately 400 railcars, which are primarily used for supplier shipments to its locations, stock transfers between its locations and occasional shipments to customers.

Nexeo’s private fleet characteristics change constantly based on its market needs. Nexeo believes its private fleet provides it with a competitive advantage over many of its competitors. Nexeo’s fleet permits it to meet its customers’ demand and reduce their inventory risk through “just-in-time” delivery. Moreover, Nexeo’s ability to service its clients’ needs less encumbered by the commercial transportation market provides reliability of service to customers, especially during periods of undersupply.

Direct Supply

In certain circumstances, Nexeo delivers full truckloads or large quantities of commodity products directly from a supplier to a customer, primarily via common carrier, and provide sourcing and supply chain support in connection with the delivery. Although the products move directly from supplier to customer, Nexeo remains the only point of contact for both customers and suppliers and generally takes ownership of the products while in transit, bearing the risk of loss during transportation of the products.

Sales and Marketing

For the fiscal year ended September 30, 2015, Nexeo had approximately 27,500 customers from a broad range of end markets resulting in approximately 480,000 orders for approximately 23,000 products. Nexeo has developed a sales and marketing organization with a broad scope of sales coverage to ensure it can service a diverse customer base.

As of September 30, 2015, 2015, Nexeo’s sales team consisted of approximately 500 sales professionals situated throughout North America, EMEA and Asia, including customer-facing personnel, such as technical support and corporate account managers, located in local markets. There are approximately 370 sales professionals based in North America, while approximately 60 of its sales professionals are based in EMEA and approximately 70 of its sales professionals are based in Asia.

Nexeo’s sales force compensation and incentive structure is designed to ensure alignment between the goals of the sales representatives and those of its overall business. All sales representatives earn a fixed base salary and variable rewards based on performance. Nexeo believes sales force compensation alignment is a key driver of the success of its business.

Customer Relationships

The following is a description of its customers by line of business:

•	Chemicals. Nexeo’s Chemicals customer base ranges from some of the largest global chemical companies to smaller regional, private companies. No single Chemicals customer accounted for more than 3.0% of Chemicals sales for the fiscal year ended September 30, 2015 while the five largest customers by value represented less than 6.0% of Chemicals sales during the same period.
•	Plastics. Nexeo’s Plastics customer base is diverse and serves a variety of end markets. No single Plastics customer accounted for more than 1.0% of Plastics sales for the fiscal year ended September 30, 2015, while the five largest customers by value represented less than 3.0% of Plastics sales during the same period.
•	Environmental Services. The customer base for Nexeo’s Environmental Services line of business includes customers who generate hazardous and non-hazardous waste in North America. No single Environmental Services customer accounted for more than 6.0% of Environmental Services sales for the fiscal year ended September 30, 2015, while the five largest customers accounted for less than 16.0% of Environmental Services sales during the same period.

Contracts

Nexeo’s customer contracts for the sale of chemicals and plastics products are generally framework agreements that do not provide for an obligation to buy or sell. Nexeo uses the agreements to define the general terms and conditions of sale and set volume expectations, pricing and price change mechanisms. The final terms of sale for each purchase are negotiated at the time of sale unless otherwise established by the terms of the contract. Consistent with industry standards, Nexeo may offer volume-based incentives to large customers if the customer purchases a specified volume with it over a specified time period. Nexeo’s customer contracts for the provision of environmental services are generally framework agreements pursuant to which Nexeo provides environmental services from time to time, with fees agreed at the time the service is provided. These contracts are generally terminable by either party with or without cause upon 30 days’ notice.

Customer Pricing Processes

Nexeo uses data-driven pricing strategies, which enable its product managers to determine product pricing through the use of systems and tools that provide a view on relative market pricing across a number of factors including end markets, geography, packaging type and volume. Product managers, whose main responsibility is to develop and build supplier relationships, also develop a broad understanding of suppliers’ product offerings and the market’s needs. Nexeo has empowered these managers with pricing decisions and they work closely with its sales team to structure pricing to provide an optimal balance of price and volume which maximizes profitability.

Information Technology

Information technology is an important component of Nexeo’s business. Highly sophisticated systems are needed to facilitate the volume of customer orders, global sourcing, customer relations, distribution-related logistics, regulatory compliance, risk management control and financial reporting. With the exception of Nexeo’s subsidiary in China, its ERP system is used across the organization. Nexeo believes the advanced data gathering and analysis capabilities of its ERP system and the efficiencies they provide enable it to operate flexibly and create significant advantages across the supply chain. Nexeo’s ERP system also provides advanced volume forecasting, enabling Nexeo to accurately forecast rolling weekly volumes, anticipate demand shift fluctuations and quickly respond to rapidly changing customer needs. This capability helps Nexeo’s suppliers by providing reliable and accurate demand forecasts that result in improved efficiency, flexibility and faster execution. These daily forecasts also translate into better pricing as they allow for optimization of production schedules.

Working Capital

Nexeo Chemicals and Plastics lines of business generally require significant working capital to purchase products from suppliers and sell those materials to its customers. Nexeo believes that distributors of chemicals and plastics products typically manage working capital by focusing on terms of purchase and sale, collection efforts and inventory management.

As discussed above under “— Information Technology,” Nexeo generally manages working capital by utilizing its ERP system, which enables it to forecast rolling weekly volumes, anticipate demand shift fluctuations and quickly respond to rapidly changing customer needs for the majority of its operations. This platform, combined with its product management department as further described in “— Supplier Relationships — Product Line Management and Purchasing,” enables Nexeo to efficiently manage working capital. Nexeo further manages working capital by focusing on terms of purchase and sale, evaluating the creditworthiness of customers when extending trade credit, utilizing systematic collection efforts and managing inventory to closely match demand and meet required customer service levels.

Seasonality

Seasonal changes may affect Nexeo’s business and results of operations. Nexeo serves a large number of customers in a broad range of end markets and its business trends follow the seasonality patterns exhibited by these end markets and customers. For example, the fourth calendar quarter of each year (which is its first fiscal quarter) tends to be the quarter in which Nexeo realizes lower sales across all of its businesses because industrial production tends to be seasonally lower. Nexeo’s business may also be affected by its suppliers’ decisions regarding seasonal capacity and production.

Competition

The primary competitive factors affecting each of Nexeo’s lines of business are the diversity and quality of the product portfolio, service offerings, reliability of supply, technical support, price and delivery capabilities. In addition, in some of the markets in which Nexeo operates, large chemical producers may elect to limit their outsourcing of distribution, partner with other distributors or distribute their products directly to end-user customers, each of which would increase competition. Nexeo believes that its reputation, the broad range of product offerings from its suppliers and its speed and responsiveness, coupled with its valued-added services and the breadth of its distribution network, allow Nexeo to compete effectively.

Chemicals

Nexeo’s principal competitors in North America include Univar Inc., Brenntag AG, ICC Chemicals, Harcros and Hydrite. Additionally, Nexeo competes with many regional and local companies throughout North America who often have strong relationships with customers that may provide them with a competitive advantage in their markets. Nexeo also competes with a number of smaller companies in certain niche markets.

Only a small number of competitors in the chemicals distribution business have substantial international operations. Nexeo’s principal large international competitors are Brenntag AG and Univar Inc.

Plastics

The plastics distribution market is highly fragmented in North America, EMEA and Asia. Nexeo’s primary competitors in the North American plastics distribution market are PolyOne Distribution, Entec Polymers, M. Holland Company and Channel PrimeAlliance. Nexeo’s primary competitors in the plastics distribution business in EMEA are Albis, Biesterfeld, Schulman, Distrupol and Resinex and Ultrapolymers, both of which are distribution divisions of Ravago. Nexeo’s primary competitors in Asia are Nagase and NCM Polymers.

Environmental Services

The primary competitors of Nexeo’s Environmental Services line of business are Clean Harbors and Waste Management.

Executive Officers

David A. Bradley — President, Chief Executive Officer and Director.  Mr. Bradley has served as Nexeo’s President and Chief Executive Officer since March 15, 2011 and as a Director since April 29, 2011. Mr. Bradley served as Chief Operating Officer of Kraton Performance Polymers, Inc. from December 2009 through January 2011, as Vice President of Global Operations from December 2004 until December 2009 and as Vice President of Business Transformation from April 2004 until December 2004. Mr. Bradley also served as Chief Operating Officer of Kraton Polymers LLC, Elastomers Holdings LLC and Kraton Polymers U.S. LLC from April 2004 through January 2011 and as Chief Operating Officer of K.P. Global Holdings C.V. from December 2006 through January 2011. Prior to joining Kraton Performance Polymers, Inc., Mr. Bradley served as the Lexan Manufacturing Manager at GE Plastics’ Mount Vernon, Indiana, site. Mr. Bradley served in a variety of leadership positions for GE Plastics from 1994 to 2004, which included roles in business process development and Six Sigma. Mr. Bradley holds a B.S. degree in Chemical Engineering from the University of Louisville and serves on the Industrial Board of Advisors for the Speed School of Engineering at the University of Louisville since May 2015.

Ross J. Crane — Chief Financial Officer.  Mr. Crane has served as Nexeo’s Executive Vice President and Chief Financial Officer since August 8, 2011, and as our Treasurer from August 8, 2011 through November 14, 2011. Prior to joining Nexeo, Mr. Crane served as Chief Financial Officer for Belkin International, Inc. from September 2008 to August 2011. Prior to joining Belkin International, Inc., Mr. Crane served as Senior Vice President, Strategic Initiatives, Chief Financial Officer, North America, and Interim President, North America at Ingram Micro Inc., the world’s largest distributor of technology goods and services from August 2005 to September 2008. From November 1994 to August 2005, Mr. Crane held various senior financial positions at Avnet Inc., including Senior Vice President, Group Financial Officer of Avnet Electronics Marketing. From 1999 to 2002, Mr. Crane served as Vice President, and subsequently Senior Vice President, Group Financial Officer of Avnet Applied Computing. Prior to joining Avnet Inc., Mr. Crane spent six years with Honeywell Inc. in its Space Systems Group and its Industrial Automation and Control Group. During this six-year period, Mr. Crane held a variety of positions in manufacturing, government relations, working capital management, program accounting and financial planning and reporting. Mr. Crane received his B.S. and M.B.A. in Finance from Arizona State University and graduated Magna Cum Laude. Mr. Crane also served as a member of the Dean’s Board of Excellence for the Barrett Honors College in Arizona State University’s College of Business.

Shawn D. Williams — Senior Vice President — Plastics.  Mr. Williams has served as Nexeo’s Senior Vice President-Plastics since September 10, 2012. Mr. Williams served as President of the Sealants Business for Momentive Performance Materials, Inc. from 2009 to 2012. Prior to joining Momentive, he spent 20 years in a variety of leadership positions with General Electric Company. He served on the board of directors for the YMCA in Albany, New York from 2011 to 2012 and Purdue University’s PBAO from 2008 to 2012. Mr. Williams holds a B.S. degree in Electrical Engineering from Purdue University and a M.B.A. from the Haas School of Business at University of California, Berkeley.

Alberto J. Machado — Senior Vice President — Strategic Growth.  Mr. Machado has served as Nexeo’s Senior Vice President — Environmental Services and Strategic Growth since November 13, 2014. Mr. Machado previously served as our Senior Vice President — Composites and Environmental Services from May 14, 2013 through November 13, 2014 and as our Vice President Commercial Operations from

November 26, 2012 through May 14, 2013. Mr. Machado served as a Sales Director and then as Global Channel Director from 2007 — 2012 with Momentive Performance Materials. Prior to joining Momentive, Mr. Machado spent 10 years in a variety of leadership positions with General Electric Company completing his certification as a Global Master Black Belt in Sales Force Effectiveness. Mr. Machado holds a MoS Mechanical Engineering Degree from University Simon Bolivar in Caracas, Venezuela and a minor in Materials and Industrial Design from Insituto Tecnico Jose A Sucre in Caracas.

Ronald J. LaBuschewsky — Senior Vice President — Supply Chain & Environmental Services.  Mr. LaBuschewsky has served as Nexeo’s Senior Vice President-Supply Chain since November 13, 2014. Mr. LaBuschewsky previously served as Vice President of Operations from August 26, 2013 through November 12, 2014. Mr. LaBuschewsky served as Chief Operating Officer of Intrapac International Group from December 2011 to August 2013. Mr. LaBuschewsky served as Chief Operating Officer of Peninsula Packaging Inc. from January 2011 to December 2011. Prior to joining Peninsula Packaging, Mr. LaBuschewsky spent 6 years with Bway Packaging Inc. in a variety of leadership roles including Director of Quality, Vice President of Nampac Division, and Vice President of Plastics. Prior to Bway, Mr. LaBuschewsky spent 16 years at Graham Packaging where he held various Operations leadership roles. Mr. LaBuschewsky received his BS and MBA degrees in Business Administration and Management from the University of Phoenix.

Michael B. Farnell, Jr. — Chief Legal Officer.  Mr. Farnell has served as Nexeo’s Executive Vice President and Chief Legal Officer since August 15, 2011 and served as our Vice President and Secretary since February 22, 2011. Mr. Farnell served as legal counsel for TPG from 2006 to 2011. Prior to joining TPG, Mr. Farnell was a corporate attorney with the law firm of Weil, Gotshal & Manges, LLP in Dallas, Texas from 1998 through 2006. Mr. Farnell served as a Member of the board of directors for British Vita Group S.a.r.l., a TPG portfolio company, from October 2006 through February 2013. Mr. Farnell received his J.D. and M.B.A degrees from Southern Methodist University, where he was a member of the SMU Law Review, and his B.A. degree from Trinity University.

David L. Chapman — Chief Information Officer.  Mr. Chapman has served as Nexeo’s Executive Vice President since August 15, 2011 and has served as our Chief Information Officer since April 1, 2011. Mr. Chapman served as our Vice President from April 1, 2011 to August 15, 2011, and served as our interim Chief Information Officer from November 2010 to March 2011. Prior to joining Nexeo, Mr. Chapman was self-employed providing consulting services to Accenture plc, SAP AG and TPG from March 2009 to March 2011. Mr. Chapman was with LyondellBasell Industries N.V. and its predecessors from February 1982 to February 2009, where he served in a variety of real estate, transformation and IT roles, including as Vice President, Business Solutions. Mr. Chapman holds a B.S. degree in Environmental Design from the University of Colorado.

Lisa P. Britt — Chief Human Resources Officer.  Ms. Britt has served as Nexeo’s Executive Vice President since August 15, 2011 and has served as our Chief Human Resources Officer since May 23, 2011. From September 1998 to May 2011, Ms. Britt served as Vice President of Global Human Resources at Covidien plc, a developer, manufacturer and supplier of pharmaceuticals and imaging devices based in St. Louis, Missouri. Ms. Britt joined Covidien plc (formerly Tyco Healthcare Group LP) in 1998 and held various roles of increasing responsibility in its corporate headquarters in Mansfield, Massachusetts as well as human resources manufacturing leadership roles in South Carolina. Ms. Britt holds a B.A. degree from Lander University.

Kristina A. Smith — Controller and Chief Accounting Officer.  Ms. Smith has served as Nexeo’s Vice President, Controller since January 2012 and more recently as Chief Accounting Officer since May 2014. She served as the Global Controller of Belkin International, Inc. from April 2009 to November 2011. Ms. Smith served as the Vice President, Global Licensing Controller for The Walt Disney Company from February 2007 to October 2008. Prior to that, she held various accounting and finance roles with The Walt Disney Company of increasing responsibility from 1995 to 2007. Prior to joining The Walt Disney Company, Ms. Smith spent six years with Marriott International, Inc. in roles ranging from internal auditor to Controller Distribution. Ms. Smith holds a Bachelors of Business Administration degree from Loyola College.

Michael L. Everett — Treasurer.  Mr. Everett has served as Nexeo’s Vice President and Treasurer since November 14, 2011. Prior to joining Nexeo, Mr. Everett was the Vice President and Treasurer of Cogentrix Energy, LLC (a wholly owned subsidiary of The Goldman Sachs Group, Inc.) from December 2004 through July 2010, and served as interim Chief Financial Officer from January 2009 through July 2010. Prior to his time at Cogentrix Energy, LLC, Mr. Everett served various treasury functions at Duke Energy Corporation, including Director, Global Capitalization from 2002 to 2004, Regional Treasury Manager, Latin America from 1999 to 2002, Senior Financial Analyst from 1997 to 1999 and Senior Credit Analyst from 1996 to 1997. Mr. Everett also served in various financial analyst and brokerage roles in the financial services industry at Fidelity Investments and Merrill Lynch from 1992 to 1996. Mr. Everett has been a Chartered Financial Analyst (CFA) since 1997 and holds an M.S. degree in Finance and Economics and B.F.A. degree from West Texas A&M University.

Employees

At September 30, 2015, Nexeo had approximately 2,450 employees worldwide, with approximately 2,000 employees in the United States, approximately 100 employees in Canada, approximately 170 employees in EMEA, approximately 160 employees in Asia, and approximately 20 employees in other countries. In the United States, 148 of its employees are represented by unions in six locations representing seven bargaining units, five of which are affiliated with the International Brotherhood of Teamsters and two of which are affiliated with the United Steelworkers.

Regulatory Matters

Nexeo is subject to extensive regulation by federal, state and local governments and similar international agencies relating to the manufacture, sale and distribution of its products. These regulations govern Nexeo’s manufacture, use, labeling, packaging, storage and distribution of chemicals and hazardous substances. Nexeo is also subject to domestic and international import, export and customs regulations, and statutes and regulations relating to government contracting. In addition, Nexeo is subject to extensive environmental laws and other regulations concerning, among other things, emissions to the air, discharges to land, and water and the generation, handling, storage, transportation, treatment and disposal of non-hazardous and hazardous waste in various federal, state, local and foreign jurisdictions, including EMEA and Asia. Nexeo is also subject to other federal, state, local and foreign laws and regulations regarding health and safety matters. Below is a summary of certain of these regulations.

Environmental

Nexeo operates in a number of domestic and foreign jurisdictions and are subject to various types of governmental regulation relating to the protection of the environment. Such regulation comes in the form of federal, state, local and foreign laws and regulations concerning such issues as the handling, storage and transportation of chemicals, release of pollutants into the air, soil and water, disposal of hazardous and non-hazardous wastes, remediation of contaminated sites, protection of workers from exposure to hazardous substances and the public disclosure of information regarding environmental hazards. Some aspects of Nexeo’s businesses also require Nexeo to maintain various environmental permits and licenses. Nexeo believes that it is in substantial compliance with all applicable environmental laws, regulations and permits, however, environmental compliance costs in the form of regulatory compliance, remediation obligations, capital improvements, operating expenses and/or limitations on operations can be substantial.

Many of the environmental laws and regulations affecting Nexeo’s operations are focused on preventing and remediating impacts to air, soil or groundwater resulting from the release of regulated materials. Past operations at some of its facilities have resulted in the contamination of soil and groundwater, some of which require remediation. Under the purchase agreement related to the acquisition of the Distribution Business, Ashland retained liability for known remediation obligations related to Nexeo’s ownership and operation of the transferred assets before the closing date of the Ashland Distribution Acquisition and all other environmental remediation liabilities arising prior to the closing date of the Ashland Distribution Acquisition for which Ashland receives notice prior to the fifth anniversary of such closing date. Ashland agreed to indemnify Nexeo for any losses associated with these liabilities, subject to certain limitations. Ashland will not indemnify us, however, for any environmental conditions arising from its own ownership and operation of the transferred assets after the closing date of the Ashland Distribution Acquisition. Nexeo may also discover new or previously unknown contamination for which it may not be indemnified by Ashland. In those cases, and in situations where Ashland does not fulfill its indemnification obligations to Nexeo, Nexeo may be responsible for substantial remediation costs at or associated with its facilities.

Comprehensive Environmental Response, Compensation, and Liability Act

In the United States, the federal Comprehensive Environmental Response, Compensation, and Liability Act, which we refer to in this section as “CERCLA”, and analogous state laws regulate the remediation of certain contaminated sites and establish liability for the release of hazardous substances and related damages to natural resources from such sites. Under CERCLA, potentially responsible parties (including waste generators, waste transporters, and parties arranging for waste disposal) are subject to strict and, in certain circumstances, joint and several liability, for the cost of remediating contaminated sites. Although Nexeo has not been identified as a potentially responsible party for any sites under CERCLA, Nexeo’s Chemicals and Environmental Services lines of business involve handling products and conducting waste disposal activities, which could subject Nexeo to CERCLA liability in the future.

In addition, Nexeo currently provides indemnification related to waste disposal activities to some of its Environmental Services customers for liabilities that such customers may incur under certain environmental laws, including CERCLA.

Resource Conservation and Recovery Act

The federal Resource Conservation and Recovery Act, which we refer to in this section as “RCRA”, and analogous state laws regulate the generation, transportation, treatment, storage and disposal of hazardous waste. RCRA also establishes the regulatory framework for the management of certain non-hazardous wastes. RCRA requires owners and operators of hazardous waste treatment, storage and disposal facilities to obtain a RCRA permit. These permits may include both remedial action and operational conditions. RCRA requires owners and operators of regulated facilities to investigate and remediate hazardous waste releases and to demonstrate compliance with financial assurance requirements. The financial assurance requirements are designed to ensure that adequate financial resources exist to respond to any releases of hazardous wastes at a permitted site and perform any necessary corrective action and permanent site closure activities. Several of Nexeo’s facilities are subject to RCRA permits and some are undergoing corrective action to address releases of regulated materials as required under their permits. While Nexeo was required to assume responsibility for corrective action at a few sites in connection with the transfer of the business from Ashland to us, Ashland agreed to continue to perform the ongoing corrective actions until they are completed and to indemnify Nexeo for any costs necessary to complete these actions. However, Nexeo retains responsibility for any RCRA violations resulting from of its operations. For example, during fiscal year 2013, its facility in Garland, Texas was inspected by representatives of the United States Environmental Protection Agency, which we refer to in this section as “EPA”, who advised Nexeo that certain operations at the facility not affected by the fire were in violation of hazardous waste labeling, storage and training requirements imposed under the Garland facility RCRA permit. Nexeo entered into negotiations with the EPA which resulted in a Consent Agreement and Final Order, which we refer to in this section as “CAFO”, that included the payment of a $0.4 million fine and certain changes in facility operations. The CAFO constituted final resolution of this matter and did not have a material adverse effect on Nexeo’s results of operations.

Clean Air Act

The federal Clean Air Act, which we refer to in this section as “CAA”, and analogous state laws establish a variety of programs designed to regulate the discharge of pollutants into the air. Under these laws, permits may be required before construction can commence on any new or modified source that has the potential to emit a significant amount of any regulated pollutant, such as nitrogen oxides and volatile organic compounds. Additionally, Nexeo may be required to register with state environmental agencies, monitor and report emissions, and install new or improved emission control equipment in certain situations, including for existing sources of air emissions. Furthermore, the CAA may require that Nexeo obtains federal operating permits for any major sources of air pollution, which incorporate applicable pollution control requirements and require reporting and certification obligations. The CAA also requires owners and operators of facilities that produce, handle, process, distribute, or store threshold quantities of chemicals to implement and update detailed risk management plans, which must be filed with and approved by the EPA. Nexeo could be required to incur additional expenditures to comply with the CAA, including costs to install and operate emissions control equipment at its facilities.

Clean Water Act

The EPA regulates discharges of pollutants into waters of the United States through the federal Clean Water Act, which we refer to in this section as “CWA”. Pursuant to the CWA, the EPA establishes wastewater standards and water quality standards for contaminants discharged into surface waters such as streams, rivers and lakes. The discharge of any regulated pollutant from point sources (such as pipes and manmade ditches) into waters of the United States is prohibited without a state or federally issued discharge permit. Several of Nexeo’s facilities are currently subject to and must comply with CWA permit limitations on the discharge of industrial wastewater and stormwater.

Toxic Substances Control Act

The Toxic Substances Control Act, which we refer to in this section as “TSCA”, authorizes the EPA to require chemical manufacturers, importers, and exporters to comply with reporting, record keeping, testing, and other requirements relating to chemical substances or mixtures. TSCA is primarily designed to ensure that certain chemicals do not pose an unreasonable risk to human health or the environment. The TSCA Chemical Substances Inventory, which is maintained by the EPA, lists approximately 85,000 covered chemical substances. Before a chemical substance can enter interstate commerce (either through manufacture or importation), the EPA must review and approve the substance’s pre-manufacture notice. As part of that review process, the EPA may identify conditions — up to and including a ban on production — limiting the use of a chemical substance before it enters commerce. TSCA also requires the testing of chemicals by manufacturers, importers, and processors, and requires those importing or exporting chemicals to comply with certification reporting and recordkeeping requirements. TSCA also requires that any chemical distributor having information reasonably suggesting a substantial risk of injury to health or the environment must notify the EPA immediately. In addition, when Nexeo imports chemicals into the United States or export chemicals out of the United States, it must comply with TSCA’s import certification and export notice requirements. Nexeo must also comply with TSCA’s various recordkeeping requirements.

Emergency Planning and Community Right-To-Know Act

The Emergency Planning and Community Right-To-Know Act, which we refer to in this section as “EPCRA”, requires facilities manufacturing, processing, or storing designated hazardous chemicals to report certain information about their products to state and local officials and fire departments. These reporting obligations are intended to assist state and local governments in developing emergency response plans in the case of a chemical release, and to provide information to the public regarding the type and amount of toxic or hazardous chemicals stored at a particular facility. In addition, facilities releasing toxic chemicals into the environment above certain thresholds must report such releases to the EPA as part of the facilities’ “Toxics Release Inventory.” Because many of its chemical distribution facilities handle hazardous chemicals, Nexeo is subject to the reporting requirements under EPCRA.

Chemical Facility Anti-Terrorism Standards

The U.S. Department of Homeland Security, which we refer to in this section as “DHS”, regulates the security of certain high-risk chemicals facilities through its Chemical Facility Anti-Terrorism Standards, which we refer to in this section as “CFATS”. The CFATS program utilizes a Chemical Security Assessment Tool, which we refer to in this section as “CSAT”, to identify those chemical facilities potentially deemed “high risk.” The first step of CSAT is user registration, followed by the completion of a top-screen evaluation. The top-screen evaluation analyzes whether a facility stores regulated chemicals above specified thresholds. If it does, the facility must complete a security vulnerability assessment, which examines the likelihood that a threat against a facility will be successful, which we refer to in this section as a “Security Vulnerability Assessment”. From there, the facility must develop a site security plan, which we refer to in this section as the “Site Security Plan”, to respond to any identified security vulnerabilities. The Site Security Plan must address such matters as access control, personnel credentialing, recordkeeping, employee training, emergency response, testing of security equipment, reporting of security incidents and suspicious activity, and deterring, detecting and delaying potential attacks. DHS must review and approve or deny all Security Vulnerability Assessments and Site Security Plans. CFATS also requires regulated facilities to keep detailed security records and allow DHS the right to enter, inspect, and audit the property, equipment, operations and records of such facilities. Nexeo’s facilities handle a number of chemical substances subject to CFATS security requirements, and thus, some of its facilities must comply with its site security requirements. Other legislative and regulatory initiatives designed to minimize the vulnerability of chemical storage and transportation assets could result in increased regulation of Nexeo’s industry, potentially imposing additional limitations on its operations and causing Nexeo to incur higher operating and compliance costs.

Regulation of the Transportation of Hazardous Materials

The transportation of hazardous materials is a significant part of Nexeo’s business and is regulated by the Department of Transportation, which we refer to in this section as “DOT”, under the Federal Hazardous Material Transportation Law, which we refer to in this section as “FHMTL”, and its implementing regulations, the Hazardous Materials Regulations, which we refer to in this section as “HMR”. The HMR regulate the handling of hazardous materials, hazardous wastes, hazardous substances, and marine pollutants, and establish rules applicable to myriad aspects of the transportation process, including employee training, incident notification, labeling and placarding of shipments, shipment preparation, carriage of hazardous materials, emergency response, and the development of safety and security plans. Several DOT agencies, including the Pipeline and Hazardous Materials Safety Administration, which we refer to in this section as “PHMSA”, the Federal Aviation Administration, the Federal Railroad Administration, the Federal Motor Carrier Safety Administration, and the U.S. Coast Guard share responsibility for enforcing the FHMTL.

Certain international standards and regulations also govern the transportation of hazardous materials shipments within, to, and from the United States. Such regulations include the International Civil Aviation Organization’s 132 Technical Instructions for the Safe Transport of Dangerous Goods by Air, the International Maritime Dangerous Goods Code, Transport Canada’s Transportation of Dangerous Goods Regulations, and the International Atomic Energy Agency Regulations for the Safe Transport of Radioactive Materials. These standards and regulations prescribe, among other things, requirements for packaging, maximum weight, and handling of hazardous materials. U.S. agencies have sought to harmonize their rules with international standards and regulations, but when hazardous materials are transported to, from, and within the United States in accordance with one or more of these international standards or regulations, U.S. HMR requirements must still be followed.

The majority of Nexeo’s logistics services, including transport of hazardous materials, involve highway transportation. The Transportation Security Administration requires any driver seeking to obtain, renew, or transfer a hazardous materials endorsement on a state-issued commercial driver’s license to undergo a security threat assessment. Additionally, under the Transportation Worker Identification Credential program, workers, including truckers, requiring unescorted access to maritime facilities must be issued tamper-resistant biometric credentials to access such facilities.

Like environmental regulations, the regulations governing the transportation of hazardous materials are often subject to modification. For example, PHMSA recently issued a notice of proposed rulemaking that would remove the packaging group II designation for certain organic peroxides, self-reactive substances and explosives, and would revise the requirements for the packing of nitric acid and for the testing of pressure relief devices on cargo tanks. Hazardous Materials: Miscellaneous Amendments (RRR), 80 Fed. Reg. 3787 (Jan. 23, 2015). In addition, the Federal Railroad Administration recently issued a notice of proposed rulemaking to strengthen regulations regarding security and control over rail cars that transport certain classes of flammable, combustible, or explosive liquids and gases. Compliance with new regulations on the transportation of hazardous materials could adversely affect Nexeo’s business by raising its compliance and operational costs.

Occupational Safety and Health Regulations

Nexeo is subject to the Occupational Safety and Health Act of 1970, which we refer to in this section as “the OSH Act”, which addresses safety and health in workplace environments. In addition to the OSH Act, Nexeo is subject to applicable state occupational safety and health regulations as well as the safety and health rules of applicable jurisdictions outside of the U.S.

The OSH Act is administered by the Occupational Safety and Health Administration, which we refer to in this section as “OSHA”, which has established maximum workplace chemical exposure levels. Manufacturers and distributors of chemicals must employ a hazard communication program utilizing labels and other forms of warnings, as well as safety data sheets, which we refer to in this section as “SDSs”, setting forth safety and hazardous materials information to employees and customers. OSHA’s Hazard Communication Standard covers both physical hazards (such as flammability or the potential for explosions) and health hazards. Employers are required to provide a certain level of training to ensure that relevant employees are equipped to properly handle chemicals. OSHA has modified Nexeo’s Hazard Communication Standard to make it consistent with the United Nations’ Globally Harmonized System of Classification and Labeling of Chemicals. The new standards include more specific requirements for hazard classification, as well as standardized label components that provide consistent information and definitions for hazardous chemicals and a standard approach to conveying information on SDSs. OSHA requires companies to comply with most provisions of the revised Hazard Communication Standard by June 1, 2015, and a phase-in period is currently underway during which companies can choose to comply with either the existing or the revised Hazard Communication Standard. Nexeo’s Chemicals line of business already completed its transition to the revised Hazard Communication Standard in the U.S. and Nexeo plans to continue a phased transition to the revised Hazard Communication Standard for its Canadian chemicals operations and its Plastics line of business. However, the Hazard Communication Standard remains subject to periodic updates and revisions, and those changes, as well as other regulatory initiatives in occupational health and safety, could result in increased operation and compliance costs.

Product Control

Nexeo operates in a number of domestic and foreign jurisdictions and are subject to various types of governmental regulation relating to manufacture, use, labeling, packaging, storage and distribution of chemicals and hazardous substances. Statutes and regulations governing the import, export, and control of Nexeo’s products are enforced by government agencies such as the U.S. Customs and Border Protection, the Drug Enforcement Administration, the DHS, the Department of Commerce, the DOT, the Food and Drug Administration, the Department of Agriculture, and similar international agencies.

Nexeo believes that it is in compliance in all material respects with federal, state, and local regulations relating to the manufacture, sale, distribution, import and export of its products. Nexeo has automated systems, processes and procedures in place to support compliance with these regulations, and because Nexeo has these automated systems, processes and procedures in place, Nexeo believes it conducts its global business in compliance in all material respects with applicable statutes and regulations as promulgated in the countries into which it sells its products. Although Nexeo believes it is in compliance in all material respects with such laws and regulations, any noncompliance could result in substantial fines or otherwise restrict its ability to conduct its business.

Intellectual Property

Nexeo is not substantially dependent upon patents, trademarks or licenses.

Insurance

Nexeo’s operations are subject to significant hazards and risks inherent in the transportation, storage and disposal of chemicals and other potentially hazardous materials. Nexeo seeks to mitigate these risks with effective industry-specific risk management techniques that include continuing and improving upon current loss prevention, claims management and training programs as well as a comprehensive insurance program. Nexeo has insurance coverage at levels that Nexeo considers adequate for its worldwide facilities and activities. Nexeo’s insurance policies cover, among others, the following categories of risk: property damage and business interruption; marine cargo throughput, product and general liability; environmental liability; directors’ and officers’ liability; fraud and crime/theft.

Legal Proceedings

Nexeo is not currently a party to any legal proceedings that, if determined adversely against it, individually or in the aggregate, would have a material adverse effect on Nexeo’s financial position, results of operations or cash flows.

EXECUTIVE COMPENSATION

WL Ross Holding Corp.

The following disclosure concerns the compensation of the Company’s executive officers and directors for the fiscal year ended December 31, 2015 (i.e., pre-Business Combination).

None of our named executive officers or directors have received any cash (or non-cash) compensation from us for services rendered to us. There are no agreements or understandings, whether written or unwritten, with our named executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our executive officers or directors. Commencing on June 6, 2014 through the earlier of consummation of an initial business combination and our liquidation, the Company has and will continue to pay an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial support, other than during the period beginning on January 1, 2015 and ending December 31, 2016, which payment obligation our Sponsor has agreed to irrevocably and unconditionally waive. Our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates. We note that some named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the Business Combination, see the Section entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination”.

After the completion of the Business Combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the post-combination company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination”.

Nexeo

The following discussion and analysis of compensation arrangements of Nexeo’s named executive officers, which we refer to in this section as “NEOs”, for the fiscal year ended September 30, 2015 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with Nexeo’s financial statements and related notes appearing elsewhere in this proxy statement. Compensation information included in the following discussion is presented in actual dollar amounts.

Compensation Discussion and Analysis

Summary of Nexeo’s Executive Compensation Program

Nexeo has continuously established and reviewed its compensation philosophy and programs. Currently, the main objective of Nexeo’s compensation philosophy is to align the compensation of its NEOs with their individual performance and the performance of Nexeo. Nexeo drives that alignment with a total compensation package comprised of base salary, annual cash bonus awards, equity incentives and a competitive benefits program. Together these elements focus on:

•	the linking of compensation to an executive’s individual performance and Nexeo’s financial performance;
•	a balanced focus on both short-term and long-term financial objectives; and
•	the recruitment and retention of talented individuals for key leadership positions.

Nexeo’s executive compensation program is overseen by the Compensation Committee of the board of directors of Holdings, along with significant input from its senior management team.

Nexeo’s Executives Are Invested

In connection with the formation of Nexeo, Nexeo’s NEOs invested a portion of their personal net worth in the Series A Units of Nexeo. The Compensation Committee considers the NexeoSeries A Units to be investments, rather than compensation, because the NEOs purchased the units at market prices using their own personal cash resources. Consequently, the values attributable to the Nexeo Series A Units and any distributions made with respect to those units are not included in the summary compensation table.

Key Components of Nexeo’s Compensation Program

To meet the objectives of the executive compensation program, Nexeo has created both fixed and variable compensation elements. In order to provide stability and reliability to NEOs, the fixed elements consist of base salary and health and welfare benefits. These fixed compensation elements are important because they allow Nexeo’s NEOs to focus on Nexeo’s business objectives. However, Nexeo believes that variable compensation elements, such as equity incentive awards and annual cash bonuses, create alignment between the goals of NEOs and those of Selling Equityholders. In addition, with respect to annual cash bonuses, Nexeo’s “pay for performance” concept allows Nexeo to incentivize and reward its NEOs in years where they have provided Nexeo with superior services.

In fiscal year 2015, Nexeo benchmarked its compensation elements against its peer group and performed an analysis of its peers’ executive compensation packages to more closely gauge the competitiveness of its compensation. The Compensation Committee used the results of that analysis to help determine the compensation of Nexeo’s NEOs for fiscal year 2016. The Compensation Committee looked to the peer group identified in the table below for comparables, with a determination to generally provide total cash compensation at the 50th percentile and a focus to ensure alignment with the elements identified in the “Summary of Nexeo’s Executive Compensation Program” section above and to consider the value of the executive or the executive’s role in relation to competiveness of the market.

Selected Peer Group

Company	Line of Business
A. Schulman, Inc.	Chemicals & Plastics
Airgas Inc.	Chemicals & Plastics
Applied Industrial Technologies Inc.	Distribution
Ashland Inc.	Chemicals & Plastics
Axiall Corporation	Chemicals & Plastics
Beacon Roofing Supply Inc.	Distribution
Brenntag AG	Distribution
Cabot Corporation	Chemicals & Plastics
Celanese Corporation	Chemicals & Plastics
Chemtura Corp.	Chemicals & Plastics
Core-Mark Holding Company, Inc.	Distribution
Expeditors International of Washington, Inc.	Distribution
HD Supply Holdings, Inc.	Distribution
MRC Global, Inc.	Distribution
Olin Corp.	Chemicals & Plastics
PolyOne Corporation	Chemicals & Plastics
RPM International Inc.	Chemicals & Plastics
Univar, Inc.	Distribution
Valspar Corp (The)	Chemicals & Plastics
WESCO International Inc.	Distribution

Setting Executive Compensation

Through September 30, 2011, Nexeo’s board of directors made all decisions regarding the compensation of its executive officers with input from its CEO, with the exception being his own compensation. After the board of directors established the Compensation Committee in November 2011, the Compensation Committee assumed responsibility for designing, implementing and administering the executive compensation programs going forward, guided by the compensation philosophy stated above. Each year, the CEO makes recommendations to the Compensation Committee, except with respect to his own compensation, regarding such components as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards for the executive officers. In making his recommendations, the CEO considers such components as experience level, individual performance, overall contribution to Nexeo’s performance and market data for similar positions. The Compensation Committee takes the CEO’s recommendations under advisement, but the Compensation Committee makes all final decisions regarding executive officer compensation, except for the CEO whose compensation is finally determined by the board of directors. With the exception of discussions regarding his compensation, Nexeo’s CEO will attend committee meetings as necessary. The Compensation Committee may also consult other employees, including the other NEOs, when making compensation decisions, but the Compensation Committee is under no obligation to involve its NEOs in its decision making process.

Nexeo has historically engaged Pearl Meyer & Partners, which we refer to in this section as “PM&P”, as its executive compensation consultant. In addition to performing a review of peer company executive compensation packages, PM&P has advised the Compensation Committee on matters related to executive compensation to help guide, develop and implement Nexeo’s executive compensation programs. PM&P performs no other services for Nexeo.

Base Salary

Historically, the base salary for each of Nexeo’s NEOs is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on his or her position and responsibility. Although the salary is fixed, Nexeo expects each NEO to achieve his or her performance objectives, contribute to Nexeo’s performance, provide leadership and vision to his or her area of responsibility and exhibit the ethics and integrity delineated in Nexeo’s Global Standards of Business Conduct. For fiscal year 2015, the Compensation Committee determined appropriate levels of base salary compensation for its NEOs, following recommendations from the CEO, except with respect to his own compensation. The Compensation Committee utilized the compensation analysis performed by PM&P regarding salaries at various companies within Nexeo’s industry to help determine the base salary levels for its NEOs.

On an annual basis, Nexeo’s Compensation Committee reviews the base salaries for each NEO, as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review, it considers individual and company performance over the course of that year. The base salary earned by each NEO for the fiscal year 2015 is described in the table set forth below.

Bonuses

The Annual Incentive Plan, which we refer to in this section as the “Bonus Plan”, was adopted to encourage Nexeo’s NEOs to achieve its business objectives and to attract and retain them through the opportunity for substantial performance-related incentive compensation and is administered by its Compensation Committee.

The Bonus Plan sets a target bonus award for each participant based upon a percentage of that individual’s base salary as indicated in the table below.

NEO Base Salary & Target Bonus Opportunity

NEO	Base Salary(1)	Target Bonus Opportunity
David A. Bradley(2)	$800,000	125%
Ross J. Crane(2)	$472,000	70%
Michael B. Farnell, Jr.	$410,000	50%
Henry E. Harrell, III(3)	$380,000	65%
Ronald J. LaBuschewsky(2)	$310,000	50%

(1)	At the beginning of the fiscal year, the base salaries for Messrs. Bradley, Crane, Farnell, Harrell, and LaBuschewsky were $800,000, $472,000, $388,125, $362,250, and $250,000, respectively. Their base salaries were adjusted on November 13, 2014, to the amounts indicated in the above table.
(2)	On December 1, 2015, the Compensation Committee voted to adjust the base salaries for Messrs. Bradley, Crane, and LaBuschewsky to $900,000, $500,000, and $330,000, respectively. The Committee also adjusted the fiscal year 2016 Target Bonus Opportunity for both Messrs. Farnell and LaBuschewsky to 60%. The modifications noted in this footnote 2 did not impact the bonus earned for the 2015 fiscal year.
(3)	Effective March 29, 2016, Mr. Harrell ceased to be employed by Nexeo.

Under the Bonus Plan, Nexeo’s NEOs can earn 0% to 250% of their target bonus amount based on company performance and on the NEO’s individual performance. With respect to fiscal year 2015, the company performance objectives took into account performance goals related to (i) adjusted free cash flow, which is defined for purposes of the Bonus Plan and this Compensation Discussion and Analysis, which we refer to as the “CD&A”, as earnings before interest, taxes, depreciation and amortization for the applicable year, adjusted by cash payments for taxes and interest, working capital requirements and net capital expenditures; and (ii) an adjusted EBITDA metric, which is defined for purposes of the Bonus Plan and this CD&A as earnings before interest, taxes, depreciation and amortization for the applicable year, adjusted as Nexeo’s Compensation Committee deems necessary to reflect extraordinary or non-recurring events such as acquisitions, divestitures and other similar transactions. Once a performance metric for the plan is chosen, the Compensation Committee assigns threshold, target and maximum levels applicable to each performance metric to act as guidelines at the end of the performance period, which is the fiscal year. If applicable performance targets are earned at the threshold level for each metric, the bonus pool is funded.

The general company performance payout at the threshold level is 70% of the target bonus. If performance targets are earned at target, 100% of the target bonus will typically be paid. Finally, if performance targets are earned at maximum levels, up to 250% of the target bonus may be paid as illustrated in the chart below. If more than one performance metric is utilized, the Compensation Committee will determine what percentage of the target bonus calculation will be allocated to each metric. Provided the bonus pool is funded, the percentage of the target bonus paid out with regard to the company performance factor will be calculated using the weighted average of the payout factor for each company performance metric on an incremental basis.

Once the bonus payout related to company performance is determined, that amount may be decreased or increased based on the NEO’s individual performance. The Compensation Committee will apply a multiplier ranging from zero to two, with one representing the baseline for “Valued Contributor.” Regardless of the individual performance factor, the total payout under the Bonus Plan is capped at 250% of the NEO’s target bonus amount.

		FY 2015 Bonus Plan
Company Performance Variables		Threshold	Target	Maximum
70% Metric: adjusted EBITDA (expressed in millions)		$126.0	$180.0	$250.0
30% Metric: free cash flow (expressed in millions)		$25.0	$50.0	$75.0
Payout Percentage: (EBITDA threshold must be met for bonus pool to be funded)	EBITDA	70%	100%	Up to 250%
	Free Cash Flow	50%	100%	Up to 250%

Individual Performance & Retention:	To receive any payout under the Bonus Plan, NEOs must:
• receive a “Valued Contributor” rating or above, and
• remain continuously employed through the date the bonus payout occurs.

In addition to the awards paid under the Bonus Plan, the Compensation Committee may provide additional discretionary bonuses to Nexeo’s NEOs to recognize their significant efforts to drive company performance. These bonuses also require that the recipient be employed with Nexeo through the payout date, which generally occurs at the end of each calendar year, to be eligible for and receive any payout.

The bonus payouts related to fiscal year 2015 indicated in the table below were paid on December 11, 2015.

NEO Bonuses Related to FY 2015

NEO	Bonus Plan Award(1)	Discretionary Bonus(2)	Total Bonuses/ Incentives
David A. Bradley	$825,000	$635,000	$1,460,000
Ross J. Crane	$302,564	$232,882	$535,446
Michael B. Farnell, Jr.	$169,125	$130,175	$299,300
Henry E. Harrell, III	$193,586	$149,003	$342,589
Ronald J. LaBuschewsky	$159,844	$123,031	$282,875

(1)	For purposes of the FY 2015 Bonus Plan, each participant’s target bonus opportunity was applied to his or her base salary. The Compensation Committee approved awards at a company performance factor of 82.5% of target based on the NEO’s personal performance factor and the Compensation Committee’s assessment of management’s influence on Nexeo’s adjusted EBITDA, as determined for the purposes of the fiscal year 2015 Bonus Plan, performance of $162.4 million and its adjusted free cash flow, as determined for the purposes of the fiscal year 2015 Bonus Plan, of $50.0 million.
(2)	The Compensation Committee approved a discretionary bonus for each NEO in an exchange for the NEO’s agreement to remain employed with Nexeo through May 31, 2016.

Long-Term Equity-Based Incentives

While Nexeo has not formally adopted any long-term incentive plans, Nexeo’s Compensation Committee grants newly-hired NEOs certain interests in Nexeo pursuant to Nexeo’s limited liability company agreement, which we refer to as the “Series B Units”. Nexeo believes that overall business success creates meaningful value to both unit holders and, through their equity holdings, Nexeo’s executives. The Series B Units are designed as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43, which is intended to provide an immediate and significant alignment between NEOs and the future success of Nexeo’s business. It is intended that Nexeo’s NEOs receive these profits interests at or near the time of hire and when deemed appropriate to further demonstrate commitment and reinforcement of value creation. The number of

Series B Units granted to each of Nexeo’s NEOs was not determined pursuant to any formulaic equation or benchmarking to any peer groups, rather, the number of Series B Units is determined by Nexeo’s Compensation Committee in its sole discretion, after taking into account discussions with Nexeo’s management team and overall retention goals. The actual number of units and the value associated with a potential payment of the units is described in greater detail in the “Grants of Plan-Based Awards for the 2015 Fiscal Year” table below.

As profits interests, the Nexeo Series B Units have no value for tax purposes on the date of grant, but instead are designed to gain value only after Nexeo has realized a certain level of returns for the holders of its “Series A Units” (as defined in Nexeo’s limited liability company agreement). Distributions will be made first to Nexeo Series A Unit holders until those holders have received a full return on their capital contributions to Nexeo. Once Nexeo Series A Unit holders have received these amounts, the holders of Nexeo Series B Units will become eligible to receive distributions alongside the Nexeo Series A Unit holders in accordance with their sharing percentages after the threshold value for the respective Nexeo Series B Units has been realized.

As described in the table below, the vesting schedule for the Nexeo Series B Units is typically split equally between the time-based units, which vest annually over a five year period, which we refer to in this section as the “Time-Based Units”, and the performance-based units, which vest in accordance with a performance-based schedule that is divided into five twelve month periods, which we refer to in this section as the “Performance-Based Units”.

Nexeo Series B Unit Vesting Schedule

Vesting Components	Vesting Schedule(1)
Time-Based Units (50%)	• 20% vest annually on the 1st through 5th anniversary of the Vesting Beginning Date
• NEO must remain continuously employed through each vesting date
Performance-Based Units (50%)	• 20% vest annually on the 1st through 5th anniversary of the Vesting Beginning Date, if the applicable performance based metric is achieved(2)
• NEO must remain continuously employed through each vesting date

(1)	Mr. Bradley’s 8,100,000 Series B-1 grant, Mr. Crane’s 2,000,000 Series B-1 grant, and Mr. Farnell’s 1,440,000 Series B-1 grant have a March 31, 2011 Vesting Beginning Date. Mr. Bradley’s 1,000,000 Series B-2 grant, Mr. Crane’s 400,000 Series B-2 grant, Mr. Farnell’s 100,000 Series B-2 grant, and Mr. Harrell’s 1,250,000 Series B-2 grant have an April 1, 2012 Vesting Beginning Date. Mr. LaBuschewsky’s 360,000 Series B-4 grant has a Vesting Beginning Date of April 1, 2013. Mr. Harrell’s 250,000 Series B-5 grant, and Mr. LaBuschewsky’s 720,000 Series B-5 grant, have an April 1, 2014 Vesting Beginning Date.
(2)	In fiscal year 2011, Nexeo attained, based on the LIFO method of inventory accounting, an adjusted EBITDA of $75.8 million, rather than its vesting target of $84.9 million. Nonetheless, the Compensation Committee accelerated vesting of the tranche of Performance-Based Units associated with the 2011 fiscal year, effective April 1, 2012, to recognize the efforts of the NEOs and senior management team in launching Solutions as a stand-alone company. In fiscal years 2012, 2013, 2014, and 2015, Nexeo attained for compensation purposes, based on the average cost method of inventory accounting, an adjusted EBITDA, as determined for purposes of the respective Bonus Plans, of $134.9 million, $165.5 million $181.4 million and $162.4 million, respectively, rather than its vesting target of $167.0 million, $202.0 million, $200.0 million and $228.0 million, respectively. Accordingly, each tranche of Performance-Based Units associated with those fiscal years did not vest. Although the Performance-Based Units did not vest, under the terms of the Nexeo Series B Unit Agreements, as amended by the Compensation Committee on December 1, 2015, any unvested Performance-Based Units will subsequently vest upon a liquidity event (as defined in the Series B Unit agreement and described in the “Potential Payments Upon Termination or Change of Control” section below) to recognize the efforts of the NEOs and senior management team.

The Compensation Committee has established the adjusted EBITDA targets that must be achieved for each annual performance-based period through fiscal year 2017 and will set the targets for fiscal years thereafter. In the event that any Performance-Based Units do not vest for any applicable annual performance period due to the failure to achieve that year’s EBITDA-based performance target, the number of Performance-Based Units subject to the failed vesting tranche can roll forward within the applicable vesting schedule and subsequently vest upon the achievement of the adjusted EBITDA performance target amount for the following annual performance period. The vesting schedule may be accelerated at the discretion of the Compensation Committee and in certain other situations, which are described in more detail within the “Potential Payments Upon Termination or a Change in Control” section below. As described above, unvested Performance-Based Units will also vest upon a liquidity event within seven years of the employee’s beginning vesting date, as such event and related terms are described in the “Potential Payments Upon Termination or a Change in Control” section below.

No payments are expected to be made under any of these awards prior to the transactions contemplated in the Business Combination. In connection with these transactions, it is expected that these awards will be replicated into comparable interests in related successor entities holding a portion of the Merger Consideration to be paid to Selling Equityholders.

Executive Agreements

Nexeo entered into a formal employment agreement with Mr. Bradley on March 31, 2011. Mr. Bradley’s employment agreement had an initial term of employment of three years, with automatic one-year renewals, absent notice by Mr. Bradley or Nexeo of the intention not to renew the agreement. Mr. Bradley’s employment agreement provides for a minimum annual base salary of $650,000 that may be adjusted by Nexeo’s board of directors, and for two bonus payments that were made on January 1, 2012, and January 1, 2013, each for $250,000, which we refer to in this section as the “2012 and 2013 January Bonuses”. In addition, the employment agreement provides for an annual bonus with a target bonus opportunity of up to at least 100% of his annual base salary in effect at the time of the payment of the bonus to be governed by the Bonus Plan. Mr. Bradley is eligible to participate in Nexeo’s employee benefit programs, plans and practices in accordance with the terms and conditions of the individual plans. The employment agreement contains standard confidentiality, non-solicitation and non-compete provisions.

None of the other NEOs have a formal employment agreement with Nexeo. Instead, they are covered by offer letters that provide the terms and conditions governing their at-will employment relationship. In addition to providing them with their initial annual base salary and target bonus opportunity, the offer letters describe the number of Nexeo Series B Units that they would be granted from Nexeo’s board of directors or Compensation Committee, although the material terms and conditions of the Nexeo Series B Units are described in their individual award agreements and the Nexeo limited liability company agreement. They are eligible to participate in all applicable employee benefit plans that Nexeo maintains, subject to the terms and conditions of the individual plans.

On December 1, 2015, the Compensation Committee voted to approve a discretionary bonus for each NEO and agreed to remove the 3x MoM threshold for vesting of the NEO’s Performance-Based Units following a Liquidity Event (as defined in the “Potential Payments Upon Termination or a Change of Control” section below), in each case, provided each NEO agreed to remain with Nexeo through May 31, 2016. In such agreements, the discretionary cash bonus is subject to claw back in certain circumstances.

Severance and Change in Control Benefits

As more fully discussed in the “Potential Payments Upon Termination or a Change in Control” section below, Mr. Bradley’s employment agreement contains provisions that provide for severance and change-in-control benefits, including the award of phantom units. Additionally, the individual award agreements with Nexeo’s NEOs that govern the Series B Unit awards contain accelerated vesting provisions that will apply upon a liquidity event. In addition, in December 2011, the Compensation Committee adopted the Nexeo Solutions, LLC Severance Plan for U.S. Officers and Executives, which we refer to in this section as the “Severance Plan”. The Severance Plan covers NEOs who are not covered under any other severance plan or program that provides duplicative benefits or are not a party to an employment agreement with Nexeo that provides severance benefits.

Nexeo believes that the severance protection and change-of-control provisions that cover Nexeo’s NEOs create important retention tools for Nexeo and allow Nexeo’s NEOs to focus their attention and energy on making the business decisions that are in Nexeo’s interests without clouding the decision-making process with personal considerations.

Recoupment Policy

The Compensation Committee administers Nexeo’s policies consistent with the Sarbanes-Oxley Act, which would recover CEO and CFO incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.

Other Benefits

Nexeo provide its employees, including its NEOs, with non-discriminatory health and welfare benefits and retirement benefits. To ensure a minimum guaranteed 7% compensation benefit, Nexeo sponsors the Nexeo Solutions, LLC Excess Benefit Plan, which we refer to in this section as “Excess Benefit Plan”, for the benefit of Nexeo’s NEOs. The Excess Benefit Plan is a deferred compensation plan that provides for notional contributions up to 7% of the NEO’s compensation if such amount was not contributed as a part of the 401(k) matching contributions. For purposes of the Excess Benefit Plan, the value, if any, of Series B Unit awards are not considered. The participant must remain continuously employed with Nexeo through the payout date to be eligible for and receive any payout under the Excess Benefit Plan. Payouts under the Excess Benefit Plan are included for Nexeo’s NEOs in the Summary Compensation Table below and described in further detail in the section entitled “Nonqualified Deferred Compensation,” below.

Perquisites

Perquisites are not a significant portion of Nexeo’s compensation structure. However, Nexeo does offer one-time relocation benefits to many of the company’s new key employees, including new NEOs, as an enticement to join Nexeo. The relocation benefits included temporary living assistance and moving costs that typically occur during the first twenty-four months of his or her employment with Nexeo. Additionally, Nexeo’s board of directors approved the adoption of an executive physical benefit in fiscal year 2011. In 2012, Nexeo retained Deloitte Tax LLP to provide state tax preparation and filing assistance related to Nexeo’s NEOs’ Nexeo membership interests.

Other Compensation Items

Nexeo does not structure its compensation program according to any particular tax or accounting policies, nor does Nexeo has an official equity ownership policy for Nexeo’s NEOs.

Summary Compensation Table

The table below sets forth the annual compensation earned by Nexeo’s NEOs during the 2015, 2014, and 2013 fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
David A. Bradley Chief Executive Officer	2015	$800,000	$635,000	$—	$825,000	$—	$114,805	$2,374,805
	2014	$782,692	$—	$—	$810,000	$—	$75,488	$1,668,180
	2013	$650,000	$349,450	$330,000	$355,550	$—	$109,158	$1,794,158
Ross J. Crane Chief Financial Officer	2015	$472,000	$232,882	$—	$302,564	$—	$53,362	$1,060,808
	2014	$468,308	$376	$—	$267,624	$—	$38,190	$774,498
	2013	$432,308	$47,524	$132,000	$168,476	$—	$47,454	$827,762
Michael B. Farnell, Jr. Chief Legal Officer	2015	$406,635	$130,175	$—	$169,125	$—	$45,095	$751,030
	2014	$386,610	$371	$—	$188,629	$—	$31,151	$606,761
	2013	$375,000	$28,437	$33,000	$102,563	$—	$40,393	$579,393
Henry E. Harrell, III(6) Senior Vice President, Chemicals	2015	$377,269	$149,003	$57,500	$193,586	$—	$39,927	$817,285
	2014	$360,836	$—	$—	$181,000	$—	$31,334	$573,170
	2013	$281,346	$82,224	$412,500	$80,776	$—	$44,117	$900,963
Ronald J. LaBuschewsky Senior Vice President, Supply Chain(7)	2015	$300,769	$123,031	$165,600	$159,844	$—	$40,655	$789,899
	2014	$249,423	$50,000	$90,000	$110,000	$—	$110,368	$609,791

(1)	Amounts in this column reflect the salary earned by each of the executive officers. At the beginning of the 2015 fiscal year, the base salaries for Messrs. Bradley, Crane, Farnell, Harrell, and LaBuschewsky were $800,000, $472,000, $388,125, $365,250, and $250,000, respectively. The base salaries were adjusted on November 13, 2014, to $800,000, $472,000 $409,000, $380,000, and $310,000, respectively.
(2)	Amounts in this column for the 2015 fiscal year reflect discretionary bonuses awarded which were paid concurrent with the fiscal year 2015 Bonus Plan awards on December 11, 2015. The bonuses were paid in an exchange for the NEO’s agreement to remain with Nexeo through May 31, 2016.
(3)	The values in this column represent the grant date fair value of Nexeo Series B Units granted to Nexeo’s NEOs on the respective date of each grant computed in accordance with ASC Topic 718. We believe that, despite the fact that the Series B Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The amount included for Messrs. Harrell and LaBuschewsky for grants during fiscal year 2015, was calculated using a $0.23 weighted average unit price based on the respective date of the grants. The weighted average unit price is a blended average of the fair value of both the time- and performance-based Nexeo Series B Units. The fair values of each unit of profits interest granted in fiscal years 2015, 2014 and 2013 were determined using a discounted cash flow analysis and a Black-Scholes Option Pricing Model with the following valuation assumptions: expected term between 3 and 6 years, expected price volatility of 39.6% to 60.0%, a risk-free interest rate of 0.65% to 1.18% and an expected distribution yield of 0%.
(4)	Bonus Plan awards for fiscal year 2015 were paid on December 11, 2015.

(5)	The amounts in this column for fiscal year 2015 reflect the total dollar value of taxable relocation assistance paid, retirement plan contributions, and other benefits earned by Nexeo’s NEOs as indicated in the following table:

Name	Taxable Relocation Assistance	401(k) Contributions	Excess Benefit Plan Contributions(1)	Other(2)	Total
David A. Bradley	$—	$34,750	$78,150	$1,905	$114,805
Ross J. Crane	$—	$21,700	$30,300	$1,362	$53,362
Michael B. Farnell, Jr.	$—	$19,535	$21,481	$4,079	$45,095
Henry E. Harrell, III	$—	$18,974	$19,591	$1,362	$39,927
Ronald J. LaBuschewsky(3)	$6,378	$16,027	$16,310	$1,940	$40,655

(1)	The amounts in this column represent excess plan contributions made by Nexeo to each NEOs account thereunder during fiscal year 2015.
(2)	The amounts in this column represent the aggregate amounts paid by Nexeo or taxable to the respective NEO for life insurance premiums, executive physicals, executive spousal travel, health incentives or state tax preparation assistance, none of which exceeded $10,000 as a category for any NEO.
(3)	Mr. LaBuschewsky has been employed with Nexeo since August, 2013, and the amount shown for him for fiscal year 2015 includes $4,471 for home purchase and miscellaneous relocation expenses and $1,907 in taxable gross ups related to relocation assistance paid to him during that fiscal year in connection with his relocation from California to the Houston, Texas area.
(6)	Effective March 29, 2016, Mr. Harrell ceased to be employed by Nexeo.
(7)	Fiscal year 2013 compensation information is not included for Mr. LaBuschewsky as he was not a NEO in any previous fiscal year and was hired on August 23, 2013.

Grants of Plan-Based Awards for the 2015 Fiscal Year

Name	Award	Grant Date	Estimated Possible Payouts Under Non-Equity incentive Plan Award(1)			Estimated Possible Payouts Under Equity Incentive Plan Award(2)			All Other Option Awards: Number of Securities Underlying Options(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David A. Bradley	Bonus Plan		$700,000	$1,000,000	$2,500,000
Ross J. Crane	Bonus Plan		$231,280	$330,400	$826,000
Michael B. Farnell, Jr.	Bonus Plan		$143,500	$205,000	$512,500
Henry E. Harrell	Bonus Plan		$172,900	$247,000	$617,500
	Time-Based Units	11/13/2014							125,000	$28,750
	Performance- Based Units	11/13/2014				25,000	125,000	125,000		$28,750
Ronald J. LaBuschewsky	Bonus Plan		$108,500	$155,000	$387,500
	Time-Based Units	11/13/2014							360,000	$82,800
	Performance- Based Units	11/13/2014				72,000	360,000	360,000		$82,800

(1)	These columns show the threshold, target and maximum payouts for company performance under the Bonus Plan. As described in the section “Bonuses” above, bonus payouts range from 0% to 250% of target, with threshold, target and maximum payouts provided at 70%, 100%, and 250%, respectively. Each NEO’s possible bonus payout is calculated by first multiplying Nexeo’s NEO’s target bonus opportunity percentage by his or her base salary and then prorating that amount for actual days of service as an employee during the fiscal year.
(2)	The amount shown in the “Threshold” column above represents one tranche of the Series B Units subject to performance-based vesting, or Performance-Based Units, granted to Messrs. Harrell and LaBuschewsky on November 13, 2014. The amount shown in the “Target” and “Maximum” columns represents the total number of Performance-Based Units granted to Messrs. Harrell and LaBuschewsky on

November 13, 2014. The Performance-Based Units are subject to a five year performance period, with 20% of the Performance-Based Units eligible to vest annually during such performance period, subject to satisfaction of the applicable performance goal. If the applicable performance goal is not achieved in a given year, no Performance-Based Units will vest for that year but may remain eligible to vest in a future year upon achievement of the applicable performance goal for such future year.
(3)	Reflects the number of Series B Units subject to time-based vesting, or Time-Based Units, granted to Messrs. Harrell and LaBuschewsky on November 13, 2014. We believe that, despite the fact that the Series B Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”
(4)	The values in this column represent the grant date fair value of Nexeo Series B Units granted to Nexeo’s NEOs on the respective date of each grant computed in accordance with ASC Topic 718.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

For a more detailed discussion of the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards above, see the section titled “Compensation Discussion and Analysis” above.

Outstanding Stock Awards at 2015 Fiscal Year-End

The following table provides information on the unvested Nexeo Series B Units and phantom units held by Nexeo’s NEOs as of September 30, 2015.

	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)(3)	Option exercise price ($)	Option expiration date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
David A. Bradley
Nexeo Series B Units	4,350,000	1,010,000	3,740,000	N/A	N/A
Phantom Units						2,000,000	$2,000,000
Ross J. Crane
Nexeo Series B Units	1,120,000	280,000	1,000,000	N/A	N/A
Michael B. Farnell, Jr
Nexeo Series B Units	750,000	164,000	626,000	N/A	N/A
Henry E. Harnell, III
Nexeo Series B Units	400,000	350,000	750,000	N/A	N/A
Ronald J. LaBuschewsky
Nexeo Series B Units	144,000	396,000	540,000	N/A	N/A

(1)	The values in these columns represent Series B Units granted to Nexeo’s NEOs. We believe that, despite the fact that the Series B Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”
(2)	Includes awards of Series B Units subject to time-based vesting, or Time-Based Units, that were granted to: (a) Mr. Bradley (4,050,000 Time-Based Units), Mr. Crane (1,000,000 Time-Based Units) and Mr. Farnell (720,000 Time-Based Units), and previously vested or will become vested in annual 20% installments on the first through the fifth anniversary of March 11, 2011, subject to continued employment through each date; (b) Mr. Bradley (500,000 Time-Based Units), Mr. Crane (200,000 Time-Based Units), Mr. Farnell (50,000 Time-Based Units) and Mr. Harrell (625,000 Time-Based Units), and previously vested or will become vested in annual 20% installments on the first through the fifth anniversary of April 1, 2012, subject to continued employment through each date; (c) Mr. LaBuschewsky (180,000 Time-Based Units), and previously vested or will become vested in annual 20% installments on the first through the fifth anniversary of April 1, 2013, subject to continued employment through each date; (d) Mr. Harrell (125,000 Time-Based Units) and Mr. LaBuschewsky (360,000 Time-Based Units), and previously vested or will become vested in annual 20% installments on the first through the fifth anniversary of April 1, 2014, subject to continued employment through each date.
(3)	Includes awards of Series B Units subject to performance-based vesting, or Performance-Based Units, that were granted to: (a) Mr. Bradley (4,050,000 Performance-Based Units), Mr. Crane (1,000,000 Performance-Based Units) and Mr. Farnell (720,000 Performance-Based Units), and previously vested or will become vested in annual 20% installments on the first through the fifth anniversary of March 11, 2011, subject to achievement of the applicable performance goal each year; (b) Mr. Bradley (500,000 Performance-Based Units), Mr. Crane (200,000 Performance-Based Units), Mr. Farnell (50,000 Performance-Based Units) and Mr. Harrell (625,000 Performance-Based Units), and previously vested or will become vested in annual 20% installments on the first through the fifth anniversary of April 1, 2012, subject to achievement of the applicable performance goal each year; (c) Mr. LaBuschewsky (180,000 Performance-Based Units), and previously vested or will become vested in annual 20% installments on the first through the fifth anniversary of April 1, 2013, subject to achievement of the applicable performance goal each year; (d) Mr. Harrell (125,000 Performance-Based Units) and Mr. LaBuschewsky (360,000 Performance-Based Units), and previously vested or will become vested in annual 20% installments on the first through the fifth anniversary of April 1, 2014, subject to achievement of the applicable performance goal each year. The Performance-Based Units are reported in the table above at the target/maximum level.
(4)	2,000,000 phantom units were granted to Mr. Bradley pursuant to the employment agreement entered into between Nexeo and Mr. Bradley in 2011. Contingent upon Mr. Bradley’s continued employment through such date, the phantom units vest upon the occurrence of a “Liquidity Event” (as defined in the employment agreement) with respect to Nexeo. Upon vesting, the phantom units are settled in cash. The amount that may be paid to Mr. Bradley following vesting of the phantom units is described further below under “Potential Payments Upon Termination or a Change in Control — Bradley Employment Agreement.”
(5)	The amount in this column represents the maximum amount payable pursuant to Mr. Bradley’s phantom award.

Option Exercises and Stock Vested During Fiscal Year 2015

The following table shows the vesting of Series B Units during the fiscal year ended September 30, 2015 for each of Nexeo’s NEOs.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
David A. Bradley	910,000	$—
Ross J. Crane	240,000	$—
Michael B. Farnell, Jr.	154,000	$—
Henry E. Harrell, III	150,000	$—
Ronald J. LaBuschewsky	108,000	$—

(1)	As explained in Note 1 to the table above, the Series B Units, which are economically similar to option awards, but are not traditional “option” awards. The numbers shown here reflect only the number of Series B Units that became vested during the 2015 fiscal year. The Series B Units were not designed with exercise features; therefore, there was no settlement associated with vesting of the units.
(2)	Amounts shown in this column reflect our best estimate of the value that each named executive officer actually received upon the vesting of the award.

Pension Benefits

Nexeo does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for its NEOs.

Nonqualified Deferred Compensation

The following table provides information regarding contributions to, and the year-end balances in, the Excess Benefit Plan for each NEO for fiscal year 2015.

Name	Executive Contributions ($)	Registrant Contributions ($)(1)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last Fiscal Year End ($)(1)
David A. Bradley	$—	$78,150	$(5,347)	$—	$278,213
Ross J. Crane	$—	$30,300	$(1,340)	$—	$84,152
Michael B. Farnell, Jr.	$—	$21,481	$(1,004)	$—	$72,698
Henry E. Harrell, III	$—	$19,591	$(1,090)	$—	$42,484
Ronald J. LaBuschewsky	$—	$16,310	$(1,032)	$—	$15,278

(1)	All amounts reported in the Registrant Contributions column above are also reported in the All Other Compensation column of the Summary Compensation Table for the 2015 fiscal year. The Aggregate Balance for each NEO reported above includes contributions to the Excess Benefit Plan by Nexeo, gains and losses. The portion of the Aggregate Balance reported above representing contributions by Nexeo in years during which the executive was an NEO were previously reported as compensation to that executive in Nexeo’s Summary Compensation Table for the year in which the amounts were contributed.
(2)	Amounts in this table reflect aggregate losses in each NEO’s Excess Benefit Plan account during the 2015 fiscal year.

As discussed above under “Compensation Discussion and Analysis,” we maintain a tax-qualified 401(k) plan for our eligible employees, which provides for both matching and nonelective contributions. In conjunction with the 401(k) plan, we also offer a non-qualified excess benefit plan, which is designed to provide benefits with respect to amounts that cannot be contributed to the 401(k) plan due to qualified plan contribution limits established by the Internal Revenue Code. A select group of employees, including our named executive officers, are eligible to participate in the excess benefit plan. Employee deferrals to the excess benefit plan are not allowed; only excess matching and non-elective contributions are deposited into the excess benefit plan. An employee’s vested interest is the same as his vested interest under the 401(k) plan such that if any portion of the employee’s account is forfeited under the 401(k) plan an equal portion will be forfeited from his account under the excess benefit plan. Amounts credited to an employee’s account under the excess benefit plan are deemed to be invested in the same investment funds the employee has designated under the 401(k) plan. If investment changes are made under the 401(k) plan, a corresponding change will be made under the excess benefit plan. The plan administrator ascertains the net income or loss applicable to the investment funds at such times and in such manner as it deems appropriate. An employee is entitled to a lump sum distribution of his account upon termination of employment for any reason including death. Upon death, the account will be distributed to the employee’s beneficiary. Distribution will be delayed pursuant to Code Section 409A of the Internal Revenue Code to the extent that such employee is a specified employee.

Potential Payments Upon Termination or a Change in Control

The various agreements and plans providing potential payments to Nexeo’s NEOs upon termination or a change of control, that were in place during the fiscal year ended September 30, 2015 are described in detail below.

Bradley Employment Agreement

Nexeo entered into an employment agreement with Mr. Bradley in 2011 that provides him with severance benefits upon certain terminations of employment as well as upon a liquidity event.

Mr. Bradley’s employment agreement provides a one-time grant of 2,000,000 performance-based phantom units designed to pay him a performance bonus in the event that Nexeo has a liquidity event. A “Liquidity Event” under Mr. Bradley’s employment agreement shall occur on the date of:

•	a transaction, including any financial restructuring transaction, which when aggregated, with any other prior transaction (whether or not related), results in the cumulative sale, transfer or other disposition of more than 65% of the “initial majority sponsor units”(1); or
•	any other transaction or series of transactions (whether or not related) determined by the Nexeo board of directors, in its sole discretion, to constitute a Liquidity Event.

For purposes of calculating the amount of his potential performance bonus following a Liquidity Event, the value of each phantom unit he received equaled $1.00 on the effective date of his employment agreement. In the event that the MoM(2) of Nexeo’s majority sponsors in connection with a Liquidity Event is equal to or less than 1.249, the value of each phantom unit underlying the performance bonus will increase or decrease, as applicable, in an exact correlation with the value of one unit of Nexeo’s common units. In the event that Nexeo’s majority sponsors achieve a MoM of 1.25 or greater in connection with a Liquidity Event, the value of each phantom unit that comprises Mr. Bradley’s performance bonus shall be equal to $0.

Additionally, Mr. Bradley’s agreement provides for severance benefits upon certain terminations of employment. If Mr. Bradley’s employment terminates due to non-renewal of his employment agreement or for “Cause”(3), he only receives a lump sum payment of any base salary earned through his termination date. However, if he terminates his employment for “Good Reason”(4) or if Nexeo terminate his employment without Cause, he is also entitled to receive an amount paid over a 24-month period equal to his annual bonus and/or performance bonus determined prior to the termination date, two times his annual base salary, a payout of the 2012 and 2013 January Bonuses if unpaid as of the termination date and up to 18 months of reimbursement for premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) related to any continuation of his medical and dental coverage. If Mr. Bradley’s employment terminates before the second anniversary following the effective date of a change of control event, he is entitled to receive an amount paid over a 24-month period equal to his annual bonus and/or performance bonus determined prior to the termination date, two times his annual base salary, up to 18 months of reimbursement for COBRA premiums related to any continuation of his medical and dental coverage, two times his target annual bonus and any payments related to the vesting or settlement of his Nexeo Series B Units. Any installment payments are conditioned upon satisfaction of a two year non-competition agreement. Further, if Mr. Bradley’s employment terminates due to death or disability, he is entitled to a lump sum payment of any base salary earned through his termination date as well as the amount of his annual bonus and/or performance bonus determined prior to the termination date.

(1)	The “initial majority sponsor units” shall generally mean Nexeo common units that were issued to the majority sponsors in connection with the Ashland Distribution Acquisition.
(2)	Under the agreement, “MoM” means a number, determined on each Liquidity Event, equal to the quotient of (a) all cash received directly or indirectly by the majority sponsors in connection with the Liquidity Event, including all cash dividends and other distributions made directly or indirectly to the majority sponsors, in respect of the initial majority sponsor units sold, transferred or otherwise disposed of on or prior to the date on which the Liquidity Event occurs, divided by (b) the Aggregate Purchase Price paid by such majority sponsors for the initial majority sponsor units.
(3)	“Cause” includes: (1) a material breach by Mr. Bradley of his contractual performance obligations, (2) his commission of fraud, embezzlement, misappropriation, willful misconduct or breach of certain fiduciary duties, (3) a material breach of his duties regarding confidentiality, intellectual or real property, non-solicitation or non-competition, (4) his conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or crime involving moral turpitude, (5) any failure to carry out, or comply with, in any material respect, any lawful directive of the board of directors, or (6) his unlawful use of illegal drugs.
(4)	“Good Reason” includes, after a 30-day period of opportunity for Nexeo to cure: (1) a material default of Nexeo’s obligations under the agreement, (2) a significant diminution of Mr. Bradley’s duties or role as Chief Executive Officer, or (3) the change in the primary physical location of Nexeo business of over 100 miles.

Nexeo Series B Units Agreements

The individual award agreements that govern Nexeo’s Nexeo Series B Unit awards provide that, upon a termination of employment within 24 months of a change of control occurring within seven years of the vesting beginning date, all outstanding and unvested Nexeo Series B Units automatically vest, as long as the employee is employed by Nexeo at the time of the event (all relevant terms defined in “Bradley Employment Agreement” section above). Under the award agreements, redemption of any vested Nexeo Series B Units is calculated on a per unit basis as the difference between the fair value at the time of redemption and the threshold value at the time of grant. Additionally, the Performance-Based Units vest in full upon a liquidity event (as defined in the applicable award agreement). The definition of liquidity event in the Series B Unit award agreement is similar to the definition of Liquidity Event included in Mr. Bradley’s employment agreement except that it also includes an initial public offering of Solutions.

Severance and Change in Control Benefits

Under the Severance Plan, Nexeo’s NEOs, other than Mr. Bradley, receive no benefits in connection with a for-Cause termination or resignation. If their employment is terminated without Cause, Nexeo’s NEOs are entitled to

•	30 days’ notice pay (if applicable);
•	12 months of base pay paid over a 12-month period; and
•	12 months of contributions towards their COBRA premium payments in an amount that would ensure their COBRA premium payments do not exceed the equivalent of active employee contributions rates for the medical and dental coverage they had in place on the termination date.

For a termination of employment within 24 months of a change of control, Nexeo’s NEOs, other than Mr. Bradley, would be entitled to a lump sum payment of

•	30 days’ notice pay (if applicable);
•	18 months of base pay;
•	a prorated portion of the bonus they would have received under the Bonus Plan for that fiscal year;
•	the greater of the three-year average of the bonuses they would have received under the Bonus Plan or that fiscal year’s target bonus; and
•	18 months of contributions towards their COBRA premium payments in an amount that would ensure their COBRA premium payments do not exceed the equivalent of active employee contributions rates for the medical and dental coverage they had in place on the termination date.

Participation in the Severance Plan is contingent upon acceptance of a one year non-competition agreement and any installment payments are further contingent upon satisfaction of that agreement.

Assuming a September 30, 2015 termination event, Nexeo’s NEOs could have received the following payments, depending on the termination reason:

Potential Payments Upon Termination or a Change in Control(1)

Name	For-Cause Termination	Termination Without Cause	Termination Without Cause or For Good Reason Within 24 Months of a Change of Control	Death/Disability
David A. Bradley(2)	$—	$2,452,134	$7,992,134	$—
Ross J. Crane(3)	$—	$520,611	$2,314,483	$—
Michael B. Farnell, Jr.(4)	$—	$457,511	$1,649,084	$—
Henry E. Harrell, III(5)	$—	$421,014	$1,431,491	$—
Ronald J. LaBuschewsky(6)	$—	$350,374	$863,666	$—

(1)	Payment of any base salary earned through the termination date was assumed current at the event in question for these fiscal-year end termination scenarios.
(2)	Mr. Bradley would receive the same amount for a Good Reason resignation as he would for a termination Without Cause. For a termination of employment without Cause or Good Reason following a change of control, Mr. Bradley would have received $4,452,134 pursuant to his employment agreement. He would not have been entitled to a performance bonus related to his phantom units, based on a termination date fair value of $1.40 per unit, assuming a transaction involving the complete sale of all Nexeo Series A and B Units. He would receive $3,240,000 to redeem his then-vested 8,100,000 Nexeo Series B-1 Units, and $300,000 to redeem his then-vested 1,000,000 Nexeo Series B-2 Units, assuming Nexeo redeemed his then-vested units, based on a termination date fair value of $1.40 per unit and an original threshold value of $1.00 and $1.10, respectively. Additionally, upon a liquidity event (as defined in the Series B Unit agreement) all unvested Performance-Based Units (representing half of the value of Series B Units included in this note) shall vest.
(3)	For a termination of employment without Cause or Good Reason following a change of control, the amount includes what Mr. Crane would receive under the Severance Plan and an additional $920,000 if Nexeo redeemed his then-vested 2,000,000 Nexeo Series B-1 Units and 400,000 Nexeo Series B-2 Units, based on a termination date fair value of $1.40 per unit and an original threshold value of $1.00 and $1.10, respectively. Additionally, upon a liquidity event (as defined in the Series B Unit agreement) all unvested Performance-Based Units (representing half of the value of Series B Units included in this note) shall vest.
(4)	For a termination of employment without Cause or Good Reason following a change of control, the amount includes what Mr. Farnell would receive under the Severance Plan and an additional $606,000 if Nexeo redeemed his then-vested 1,440,000 Nexeo Series B-1 Units and 100,000 Nexeo Series B-2 Units, based on a termination date fair value of $1.40 per unit and an original threshold value of $1.00 and $1.10, respectively. Additionally, upon a liquidity event (as defined in the Series B Unit agreement) all unvested Performance-Based Units (representing half of the value of Series B Units included in this note) shall vest.
(5)	For a termination of employment without Cause or Good Reason following a change of control, the amount includes what Mr. Harrell would receive under the Severance Plan and an additional $375,000, if Nexeo redeemed his then-vested 1,250,000 Nexeo Series B-2 Units, and 250,000 Nexeo Series B-5 Units, based on a termination date fair value of $1.40 per unit and an original threshold value of $1.10 and $1,40, respectively. Additionally, upon a liquidity event (as defined in the Series B Unit agreement) all unvested Performance-Based Units (representing half of the value of Series B Units included in this note) shall vest. Effective March 29, 2016, Mr. Harrell ceased to be employed by Nexeo. The actual amounts to be paid upon his termination are still being finalized and will be disclosed as required when known.

(6)	For a termination of employment without Cause or Good Reason following a change of control, the amount includes what Mr. LaBuschewsky would receive under the Severance Plan and an additional $36,000, if Nexeo redeemed his then-vested 360,000 Nexeo Series B-4 Units and 720,000 Nexeo Series B-5 Units, based on a termination date fair value of $1.40 per unit and an original threshold value of $1.30 and $1.40, respectively. Additionally, upon a liquidity event (as defined in the Series B Unit agreement) all unvested Performance-Based Units (representing half of the value of Series B Units included in this note) shall vest.

Summary of Potential Business Combination Payments to Named Executive Officers

There are no agreements or understandings, whether written or unwritten, with our executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our executive officers or directors. The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Business Combination that the current Nexeo NEOs could possibly receive in connection with the Business Combination. Information being reported with respect to the current Nexeo NEOs describes the hypothetical payments and benefits that could become payable under the arrangements currently applicable to the Nexeo NEOs in connection with the Business Combination, some of which may or may never be paid. The amounts in the table below were calculated using the following assumptions:

•	the Business Combination will be completed on June 30, 2016;
•	the Business Combination is deemed to constitute a (i) “Liquidity Event” under the Series B Unit Agreements (which results in single trigger acceleration of unvested Performance-Based Units and vesting of the Series B Units granted to Mr. Bradley on December 1, 2015) and Mr. Bradley’s employment agreement (which results in settlement, if any, of the phantom units granted thereunder), (ii) “Change of Control Event” under Mr. Bradley’s employment agreement (which enhances the severance payable in the event of a qualifying termination) and (iii) “Change of Control” under the Severance Plan (which enhances the severance payable in the event of a qualifying termination) and under the Series B Unit Agreements (which would result in double trigger acceleration of unvested Series B Units upon an involuntary termination occurring within 24 months following such Change of Control);
•	the employment of each Nexeo NEO is terminated without “cause” (as defined in each applicable arrangement containing such a definition) or involuntarily immediately following the completion of the Business Combination;
•	each NEO received at least 30 days’ notice of termination (which does not entitle the NEOs to notice pay under the Severance Plan);
•	(i) redemption by Nexeo of all Series B Units held by each NEO at a termination date fair value of $1.50 per Series B Unit and (ii) achievement of a MoM of 1.50 with respect to the phantom units granted to Mr. Bradley under his employment agreement;
•	(i) giving effect to the assumption in the first bullet above, Time-Based Units eligible to vest on March 31, 2016 and April 1, 2016 actually vested on such dates and (ii) notwithstanding the assumption in the first bullet above, Performance-Based Units eligible to vest on March 31, 2016 and April 1, 2016 did not actually vest on such dates (since such Performance-Based Units are subject to achievement of the applicable performance goal for which a determination has not been made as of the date of this proxy statement; however, such Performance-Based Units are accelerated according to their terms in connection with the completion of the Business Combination);
•	each Nexeo NEO has properly executed a release of claims and fully complied with any applicable restrictive covenants to the extent required to receive any payments or benefits; and
•	certain other assumptions as specified in the footnotes to the table below.

Values shown below do not take into account any impact of excise taxes or payment reductions imposed in connection with Sections 280G or 4999 of the Code, or any increase in compensation that may occur following the date of this filing or following the Business Combination. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by Nexeo NEOs may differ from the amounts set forth below.

Golden Parachute Compensation Table

Name	Cash ($)		Equity ($)		Perquisites/ Benefits ($)(5)	Total ($)
David A. Bradley	$4,893,750	(1)	$2,002,857	(3)	$27,134	$6,923,741
Ross J. Crane	$1,362,500	(2)	$496,000	(4)	$14,725	$1,873,225
Michael B. Farnell, Jr.	$1,045,500	(2)	$312,000	(4)	$22,342	$1,379,842
Henry E. Harrell, III(6)	$1,002,250	(2)	$282,500	(4)	$14,672	$1,299,422
Ronald J. LaBuschewsky	$841,500	(2)	$108,000	(4)	$22,342	$971,842

(1)	The amount reflects the cash severance that would become payable to Mr. Bradley under his employment agreement, which consists of (a) payment of an amount equal to two (2) times his base salary in effect on the date of termination, (b) payment of an amount equal to two (2) times his target annual bonus and (c) payment of an amount equal to any annual bonus that was determined prior to the date of termination. With respect to (c) in the preceding sentence, it is not possible to ascertain whether any annual bonus would be determinable as of June 30, 2016 (the hypothetical date of termination), but for purposes of performing this calculation, it has been assumed that Mr. Bradley would receive payment of an amount equal to his pro-rated target annual cash bonus for such year; the actual amount that would be received, if any, by Mr. Bradley could be higher or lower.
(2)	The amount reflects the cash severance that would become payable to the NEO under the Severance Plan, which consists of (a) payment of an amount equal to 18 months of the NEO’s base salary in effect on the date of termination, (b) payment of an amount equal to the NEO’s target annual bonus and (c) payment of an amount equal to the NEO’s pro-rated annual cash bonus for the year in which the date of termination occurs.
(3)	The amount reflects the amount that would be received by Mr. Bradley following the acceleration of all unvested Series B Units (due to the single trigger acceleration of Performance-Based Units upon a Liquidity Event, vesting of the Series B Units granted to Mr. Bradley on December 1, 2015 upon a Liquidity Event and double trigger acceleration of the Time-Based Units due to an involuntary termination within 24 months of a Change of Control) and subsequent redemption of such Series B Units by Nexeo for $1.50 per Series B Unit. Assuming completion of the Business Combination on June 30, 2016, Mr. Bradley would hold (a) 100,000 unvested Time-Based Units with an original threshold value of $1.10, (b) 3,240,000 unvested Performance-Based Units with an original threshold value of $1.00 and 500,000 unvested Performance-Based Units with an original threshold value of $1.10 and (c) 357,143 Series B Units subject to vesting only upon a “Liquidity Event” with an original threshold value of $1.40.
(4)	The amount reflects the amount that would be received by the NEO following the acceleration of all unvested Series B Units (due to the single trigger acceleration of Performance-Based Units upon a Liquidity Event and double trigger acceleration of the Time-Based Units due to an involuntary termination within 24 months of a Change of Control) and subsequent redemption of such Series B Units by Nexeo for $1.50 per Series B Unit.
(a)	Assuming completion of the Business Combination on June 30, 2016, Mr. Crane would hold (i) 40,000 unvested Time-Based Units with an original threshold value of $1.10 and (ii) 800,000 unvested Performance-Based Units with an original threshold value of $1.00 and 200,000 unvested Performance-Based Units with an original threshold value of $1.10.
(b)	Assuming completion of the Business Combination on June 30, 2016, Mr. Farnell would hold (i) 10,000 unvested Time-Based Units with an original threshold value of $1.10 and (ii) 576,000 unvested Performance-Based Units with an original threshold value of $1.00 and 50,000 unvested Performance-Based Units with an original threshold value of $1.10.

(c)	Assuming completion of the Business Combination on June 30, 2016, Mr. Harrell would hold (i) 125,000 unvested Time-Based Units with an original threshold value of $1.10 and 75,000 unvested Time-Based Units with an original threshold value of $1.40 and (ii) 625,000 unvested Performance-Based Units with an original threshold value of $1.10 and 125,000 unvested Performance-Based Units with an original threshold value of $1.40.
(d)	Assuming completion of the Business Combination on June 30, 2016, Mr. LaBuschewsky would hold (i) 72,000 unvested Time-Based Units with an original threshold value of $1.30 and 216,000 unvested Time-Based Units with an original threshold value of $1.40 and (ii) 180,000 unvested Performance-Based Units with an original threshold value of $1.30 and 360,000 unvested Performance-Based Units with an original threshold value of $1.40.
(5)	The amounts in this column reflect the anticipated aggregate amount of COBRA premiums that would be provided to each NEO for an 18 month period as provided under Mr. Bradley’s employment agreement and the Severance Plan for the other NEOs.
(6)	Effective March 29, 2016, Mr. Harrell ceased to be employed by Nexeo. The actual amounts to be paid upon his termination are still being finalized and will be disclosed as required when known.

Directors Fees

Following the completion of the Business Combination, our Compensation Committee will determine the annual compensation to be paid to the members of our board of directors.

Nexeo generally provides an annual service fee of $100,000 to non-employee directors. However, as described further below, Nexeo has entered into agreements with certain non-employee directors pursuant to which such directors receive a greater annual service fee. In addition, Nexeo generally provides an annual award to the chairs of the Audit, Compensation and Nominating & Governance Committees of $25,000, $10,000 and $5,000, respectively. The current chairs of the Compensation and Nominating & Governance Committees are employed by TPG, and have declined additional compensation for chair service.

In January 2012, Nexeo entered into a one-year agreement with Mr. Smith that is renewable for subsequent one-year terms. The agreement provides for service fees of $162,500 per year and for a bonus opportunity each fiscal year, so long as he provides continuous service as Chairman through September 30th of that year and Nexeo’s performance metrics established under the Bonus Plan are attained. It also provides for the grant of Nexeo Series B Units equal in value to approximately $100,000 that vest over a two-year period, assuming continual service as Chairman through the applicable vesting dates. Under the agreement, Mr. Smith is entitled to $162,500 if he is removed from the board of directors during the service period without Cause.

On January 1, 2014, Nexeo entered into a one year consulting agreement with Mr. Schwarzwaelder to provide additional services including identifying, evaluating, recommending and implementing various strategic initiatives for a fee of $175,000 per year. The consulting agreement is renewable but can be terminated at any time and automatically terminates at such time Mr. Schwarzwaelder is no longer a member of the board of directors. Upon termination of the agreement, Mr. Schwarzwaelder is entitled to all accrued, but unpaid fees and expense reimbursements as of the termination date.

In November 2014, General (Retired) Sharp joined the board of directors. He has an agreement with Nexeo covering a three-year term with service fees of $100,000 per year and a yearly grant of $60,000 in Nexeo Series B Units that vest over a three-year period, assuming continual service through the applicable vesting dates.

In April 2015, Steven Schneider joined the board of directors. He currently does not receive any compensation from Nexeo for his services.

The following table shows amounts earned by Nexeo’s directors during fiscal year 2015.

Director Compensation for the 2015 Fiscal Year

Name(1)	Fees earned or paid in cash	Option awards(2)	Bonus(3)	Total
Dan F. Smith	$162,500	$14,286	$237,251	$414,037
Kenneth M. Burke	$125,000	$9,857	$—	$134,857
Steven B. Schwarzwaelder(4)	$289,582	$9,857	$—	$299,439
Walter Sharp	$100,000	$9,857	$—	$109,857
John H. Williford	$100,000	$9,857	$—	$109,857

(1)	Messrs. Bradley, Burns, Schneider, Wright and Yip did not receive any compensation for their services as directors during fiscal year 2015.
(2)	As explained above, the applicable equity awards that are disclosed in these tables are Nexeo Series B Units rather than traditional “option” awards. Amounts in this column reflect the weighted grant date fair value of the Nexeo Series B Units at $0.20 unit price for Mr. Smith, and a $0.23 unit price for Messrs., Burke, Schwarzwaelder, Sharp and Williford, based only on time as a vesting component, in accordance with ASC Topic 718. We believe that, despite the fact that the Series B Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” As of September 30, 2015 each of the Nexeo directors held the following number of Series B Units: Mr. Smith held 1,847,098 (107,142 unvested and 1,739,956 vested); Messrs. Burke and Schwarzwaelder each held 203,556 (91,860 unvested and 111,696 vested); Mr. Sharp held 42,857 (all unvested); and Mr. Williford held 143,557 (44,407 unvested and 99,150 vested).
(3)	Pursuant to his contract, Mr. Smith was paid a $134,063 bonus at a company performance factor of 82.5% of target as described in the “NEO Bonuses Related to FY2015” table above. Mr. Smith was also awarded an additional supplemental bonus of $103,188 for services rendered during fiscal year 2015. Both bonuses are to be paid on December 11, 2015.
(4)	In addition to receiving $100,000 in board of directors fees and $174,999 in consulting fees for services rendered during fiscal year 2015, Mr. Schwarzwaelder also was paid $14,583 on September 24, 2015, for October 2016 consulting services.

NEXEO MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Nexeo’s financial condition and results of operations should be read in conjunction with the Nexeo Audited Financial Statements and the Nexeo Unaudited Financial Statements. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

References in this “Nexeo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to “us” or “we” refer to Nexeo Solutions Holdings, LLC.

Overview

Nexeo is a global distributor of chemicals products in North America and Asia, and plastics products in North America, EMEA and Asia. In connection with the distribution of chemicals products, Nexeo provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. Nexeo also provides environmental services, including waste collection, recovery, recycling and arrangement for disposal in North America, primarily in the U.S., through its Environmental Services line of business. See Note 3 of the Nexeo Audited Financial Statements for additional information on the sale of these operations. Nexeo is organized into three lines of business (or operating segments): Chemicals, Plastics and Environmental Services. While Nexeo continued to occasionally distribute certain composites products in Asia after the sale of its North American composites operations, these sales were minimal and therefore they are no longer identified as a separate line of business. Based on revenue for fiscal year 2014, Nexeo is ranked third in North America and fourth globally among the top 100 distributors, as reported by ICIS, one of the largest petrochemical market information providers. During fiscal year 2015, Nexeo distributed approximately 23,000 products into over 80 countries for approximately 1,300 suppliers to approximately 27,500 customers.

Nexeo has long-standing relationships with major chemicals and plastics producers and suppliers, a strong geographic presence and supply chain network and a relatively stable customer base that benefits from the service and distribution value Nexeo provides. The products Nexeo distributes are used in a broad cross section of manufacturing industries, in various end markets and customer segments within those industries, including the household, industrial and institutional, which is also referred to in this section as “HI&I”, lubricants, performance coatings (including architectural coatings, adhesives, sealants and elastomers, which is also referred to as “CASE”), automotive, healthcare, personal care, oil and gas and construction end markets.

Nexeo’s diverse array of product offerings allows it to provide many of its customers with a one-stop-shop resource for their chemicals and plastics needs. For customers with multiple locations, Nexeo’s centralized business model helps ensure consistency of product offerings and a single point of contact. Nexeo’s services and full product offering allow for product customization, cost savings to customers on transaction and transportation costs and reliance on a single supplier to source all of their diverse product requirements.

Nexeo believes it provides a compelling value proposition to suppliers as a single bulk buyer of their products and by acting as an extension of their sales force by representing their brands and providing technical support to customers. Nexeo also provides value to suppliers by distributing to larger customers through dedicated strategic accounts sales and marketing programs designed to solidify key relationships through enhanced customer service, efficient delivery and specialized value-added solutions. In addition to the value-added services mentioned above, Nexeo provides other services including dedicated stocking programs, vendor-managed inventory, quarterly customer demand forecasting, technical support and supply chain services. In addition, Nexeo management’s understanding of key end markets presents additional opportunities with suppliers whose products are in substantial demand by customers situated in these end markets.

Nexeo has an experienced management team with deep knowledge of the industry. Nexeo continues to implement strategies and invest significantly to build upon its strengths by creating industry-leading marketing capabilities, including its focus on specific end markets, sales force effectiveness tools, market-based pricing and geographic expansion.

Nexeo distributes its broad product portfolio through a supply chain consisting of approximately 170 owned, leased or third-party warehouses, rail terminals and tank terminals globally with a private fleet of over 1,000 units, including tractors and trailers, primarily in North America. Nexeo currently employs approximately 2,450 employees globally. At September 30, 2015, Nexeo had approximately 500 sales professionals situated in North America, EMEA and Asia, including technical support, field managers and strategic account managers to assist its customers in the selection and application of commodity and specialty products for their end products and processes.

Segment Overview

Nexeo operates through three lines of business, or operating segments: Chemicals, Plastics and Environmental Services. On July 1, 2014, Nexeo sold its composites operations in North America, which are classified as discontinued operations in its historical consolidated financial statements for all periods presented. While Nexeo continued to occasionally distribute certain composites products in Asia after the sale of its North American composites operations, these sales were minimal and therefore they are no longer identified as a separate line of business.

Nexeo’s lines of business market to different sets of customers operating in an array of industries, with various end markets and customer segments within those industries. For segment presentation and disclosure purposes, Nexeo’s Chemicals and Plastics lines of business constitute separate reportable segments while its Environmental Services line of business, which does not meet the materiality threshold for separate disclosure, and its historical composites products sales in Asia are combined in an “Other” category.

Each line of business represents unique products and suppliers, and each line of business focuses on specific end markets within its industry based on a variety of factors including supplier or customer opportunities, expected growth and prevailing economic conditions. Across Nexeo’s Chemicals and Plastics lines of business there are numerous industry segments, end markets, and sub markets that Nexeo may choose to focus on. These end markets may change from year to year depending on the underlying market economics, supplier focus, expected profitability and its strategic agenda.

Nexeo’s Chemicals, Plastics and Environmental Services lines of business compete with national, regional and local companies throughout North America. Nexeo’s Chemicals and Plastics lines of business compete with other distribution companies in Asia. Nexeo’s Plastics line of business also competes with other distribution companies in EMEA. In addition, in some of the markets in which Nexeo operates, large chemical producers may elect to distribute their products directly to end-user customers. Competition within Nexeo’s lines of business is based primarily on the diversity and quality of the product portfolio, service offerings, reliability of supply, technical support, price and delivery capabilities. The accounting policies used to account for transactions in each of the lines of business are the same as those used to account for transactions at the corporate level.

A brief description of each of Nexeo’s lines of business follows:

Chemicals.  Nexeo’s Chemicals line of business distributes specialty and industrial chemicals, additives and solvents to industrial users via rail cars, bulk tanker trucks and as packaged goods in trucks. While its chemicals products are distributed in more than 50 countries worldwide, Nexeo primarily distributes its chemicals products in North America and Asia. In connection with the distribution of its chemicals products, Nexeo provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. While Nexeo’s Chemicals line of business serves multiple end markets, key end markets within the industrial space are CASE, HI&I, lubricants, personal care and oil and gas. Sales in Nexeo’s Chemicals line of business represented 49.5% of its total sales for the fiscal year ended September 30, 2015 and 50.8% of its total sales for the fiscal year ended September 30, 2014.

Plastics.  Nexeo’s Plastics line of business supplies a broad product line consisting of commodity polymer products and prime engineering resins for plastics processors engaged in blow molding, extrusion, injection molding and rotation molding via rail car, bulk truck, truckload boxes and less-than-truckload quantities. While its plastics products are distributed in more than 50 countries worldwide, Nexeo primarily distributes its plastics products in North America, EMEA and Asia. Nexeo’s Plastics line of business serves a broad cross section of industrial segments, with a current focus on the healthcare and automotive end markets. Sales in Nexeo’s Plastics line of business represented 47.5% of its total sales for the fiscal year ended September 30, 2015 and 46.6% of its total sales for the fiscal year ended September 30, 2014.

Environmental Services.  Nexeo’s Environmental Services line of business, in connection with certain waste disposal service companies, provides customers with comprehensive hazardous and non-hazardous waste collection, recovery, recycling and arrangement for disposal services in North America, primarily in the U.S. These environmental services are offered through its network of distribution facilities which are used as transfer facilities. Sales in Nexeo’s Environmental Services line of business represented 3.0% of its total sales for the fiscal year ended September 30, 2015 and 2.4% of its total sales for the fiscal year ended September 30, 2014.

Key Factors Affecting Nexeo’s Results of Operations and Financial Condition

General and regional economic conditions.  The consumption of chemicals and plastics in the broad industry segments and end markets that Nexeo serves generally corresponds to the level of production of goods and services in the global economy, amplified by the regional economies where Nexeo has commercial operations. As a result, when general economic conditions improve or deteriorate, Nexeo’s volumes tend to fluctuate accordingly. Nexeo manages its cost structure in line with general economic conditions, but its volumes and profitability are ultimately correlated with the underlying demand for the end-products of the industries Nexeo serves.

Price fluctuations.  The prices at which Nexeo resells the products Nexeo distributes in its Chemicals and Plastics lines of business generally fluctuate in accordance with the prices that it pays for these products. Product prices Nexeo pays are largely driven by the underlying global and regional economic conditions that drive the prices of two primary raw materials of production: crude oil (primarily naphtha) and natural gas (primarily ethane). These two raw material sources are used in the production of propylene and ethylene which are key feedstocks used in over 90% of organic-based commodity and specialty chemicals, as well as in the subsequent production of the intermediate plastics products Nexeo distributes. The prices of these feedstocks are also affected by other factors including choices made by feedstock producers for uses of these feedstocks (e.g., as an ingredient in gasoline versus a feedstock to the chemical industry), the capacity devoted to production of these feedstocks and other macroeconomic factors that impact the producers. As a distributor, the prices of these feedstocks are not in Nexeo’s control. However, Nexeo is generally able to pass on finished good price increases and decreases to its customers in accordance with the fluctuations in its product costs and transportation-related costs (e.g., fuel costs). As a result, movements in Nexeo’s sales revenue and cost of sales tend to correspond with changes in its product prices.

Volume-based pricing.  Nexeo generally procures chemicals and plastics raw materials through purchase orders rather than under long-term contracts with firm commitments. Nexeo’s arrangements with key producers and suppliers are typically embodied in agreements that Nexeo refers to as framework supply agreements. Nexeo works to develop strong relationships with a select group of producers and suppliers that complement its strategy based on a number of factors, including price, breadth of product offering, quality, market recognition, delivery terms and schedules, continuity of supply and each producer’s strategic positioning. Nexeo’s framework supply agreements with producers and suppliers typically renew annually and, while they generally do not provide for specific product pricing, some, primarily those related to Nexeo’s Chemicals line of business, include volume-based financial incentives through supplier rebates, which Nexeo earns by meeting or exceeding target purchase volumes.

Inflation.  Nexeo’s average selling prices rise in inflationary environments as producers and suppliers raise the market prices of the products that Nexeo distributes. During inflationary periods Nexeo’s customers maximize the amount of inventory they carry in anticipation of even higher prices and consequently, this environment of excess demand favorably impacts Nexeo’s volumes sold, revenues and gross profit due to the lag between rising prices and Nexeo’s cost of goods sold. The reverse is true in deflationary price environments. Deflationary forces create an environment of overcapacity, driving market prices of products downward, and Nexeo must quickly adjust inventories and buying patterns to respond to price declines. Nexeo’s primary objective is to replace inventories at lower costs while maintaining or enhancing unit profitability.

Some of Nexeo’s assets and liabilities, primarily cash, receivables, inventories and accounts payable, are impacted by inflation because they are indirectly affected by market prices of raw materials for Nexeo’s products. To the extent that Nexeo is able to manage its working capital in periods of changing prices, the overall impact of inflation on its net working capital is generally not significant.

Outlook

General.  Nexeo has operations in North America, EMEA and Asia. As a result, its business is subject to broad, global and regional macroeconomic factors. These factors include:

•	the general state of the economy, specifically inflationary or deflationary trends, gross domestic product, which is referred to in this section as “GDP”, growth rates and commodities/feedstocks price movements;
•	unemployment levels;
•	government regulation and changes in governments;
•	fiscal and monetary policies of governments, including import and export tariffs, duties and other taxes;
•	general income growth and the consumption rates of products; and
•	rates of technological change in the industries Nexeo serves.

Nexeo monitors these factors routinely for both strategic and operational impacts.

Nexeo’s operations are most impacted by regional market price fluctuations of the primary feedstock materials, including crude oil and natural gas, and the downstream derivatives of these primary raw materials. Market price fluctuations of these primary raw materials directly impact the decisions of its product suppliers, specifically the manufacturing capacity made available for production of the products Nexeo distributes. As capacity or demand patterns change, Nexeo may experience a corresponding change in the average selling prices of the products Nexeo distributes. Nexeo’s gross profit margins generally decrease in deflationary price environments because Nexeo is selling inventory that was previously purchased at higher prices. Alternatively, its gross profit margins generally increase during inflationary pricing environments as Nexeo is able to sell inventory that was previously purchased at lower prices. The extent to which profitability increases or decreases, however, also depends on the relative speed at which selling prices adjust in relation to inventory costs. During the fiscal year ended September 30, 2015, through the use of Nexeo’s pricing tools and discipline, Nexeo was able to offset some of the deflationary effect. Additionally, as a logistics provider, oil price movements can also impact its transportation and delivery costs.

Regional.  The global economic environment is mixed across the key regions where Nexeo competes and Nexeo implements and executes different market and operational strategies in these regions.

The following is a summary of GDP and oil price fluctuations in Nexeo’s various regions of operations during fiscal years 2015 and 2014.

	Year over Year Change
	Q1 16 v Q1 15	Q4 15 v Q4 14	Q3 15 v Q3 14	Q2 15 v Q2 14	Q1 15 v Q1 14
North America
U.S. GDP Growth	1.8%	2.2%	2.7%	2.9%	2.5%
West Texas Intermediate Crude Oil Price Decrease	(30.5)%	(50.6)%	(43.9)%	(53.0)%	(45.6)%
EMEA
Euro Area GDP Growth	1.5%	1.6%	1.5%	1.2%	0.9%
Brent Crude Oil Price Decrease	(33.8)%	(50.0)%	(45.7)%	(49.3)%	(49.7)%
Asia
China GDP Growth	6.8%	6.9%	7.0%	7.0%	7.2%

North America

The North American recovery that began in fiscal year 2013 continued through fiscal year 2015. The North American economic environment was relatively stable through the first quarter of fiscal year 2016.

In terms of currency, the CAD declined slightly against the U.S. dollar in the first fiscal quarter of fiscal year 2016 following significant declines during fiscal year 2015, which affected, among other items, the reported dollar revenues and gross profit from Nexeo’s Canadian operations.

Compared to fiscal year 2015, during the first quarter of fiscal year 2016 Nexeo continued to see declining selling prices for the products it distributed.

Europe

In Europe, Nexeo conducts business primarily in the Western European countries. The outlook for economic growth in Europe has recently improved, however, overall GDP growth remains relatively slow with many Western European nations experiencing growth at under 2.0%.

In terms of currency, the Euro and other European currencies significantly declined against the U.S. dollar during fiscal year 2015 and when compared to fiscal year 2014, which affected, among other items, the reported dollar revenues and gross profit from Nexeo’s European operations.

The market prices for the products Nexeo sells in Europe are closely correlated to the cost of Brent crude oil as these operations are primarily based on the distribution of commodity plastics products and most products are sourced in Europe. Consistent with the continuous decline in oil prices during fiscal year 2015 and into fiscal year 2016, Nexeo’s operations in Europe experienced a decline in average selling prices.

Asia

Nexeo’s operations in Asia are concentrated mainly in China. Recent GDP growth has been slower than the GDP growth reported for China over the past five years, primarily due to a weaker property sector, lower credit growth and weakened industrial production.

In terms of currency, the RMB declined against the U.S. dollar during fiscal year 2015 and when compared to fiscal year 2014, which affected, among other items, the reported dollar revenues and gross profit from Nexeo’s China operations.

Consistent with these macroeconomic conditions, Nexeo experienced decreases in product volumes and sales revenue for fiscal year 2015 compared to fiscal year 2014.

The Asia-Pacific region is an important market for Nexeo, and it continues to monitor the exposure of Nexeo Plaschem to country-related macroeconomic risks.

Strategic Initiatives.  Nexeo is focused on initiatives to enhance growth and profitability, including:

•	leveraging its centralized business model by more closely aligning its customer service functions with its lines of business to significantly enhance customer service;
•	improving its pricing methodologies to reflect market conditions and optimize profitability;
•	enhancing the processes and tools used by its sales force to increase productivity and motivating its sales force through various incentive programs;
•	continuing to refine its go-to-market model to drive more growth through greater customer intimacy;
•	expanding its footprint globally by focusing on key end markets within each line of business that Nexeo believes will grow faster than the overall market and that will differentiate the company from its competitors;
•	realizing synergies from its acquisitions;
•	enhancing its supply chain agility; and
•	improving business processes to increase efficiency and reduce costs while attracting and retaining the talent Nexeo needs to create new capabilities within its company.

Certain Factors Affecting Comparability to Prior Period Financial Results

The following items impact the comparability of Nexeo’s prior period financial results:

•	The CSD Acquisition closed on December 1, 2013. Accordingly, Nexeo’s consolidated results of operations for the fiscal year ended September 30, 2014 include the results of the acquired operations since the closing date. The acquired operations are included in Nexeo’s Chemicals line of business.
•	The Archway Acquisition closed April 1, 2014. Accordingly, Nexeo’s consolidated results of operations for the fiscal year ended September 30, 2014 include the results of the acquired operations since the closing date. The acquired operations are included in Nexeo’s Chemicals line of business.
•	In September 2012, Nexeo formed Nexeo Plaschem as a joint venture and initially owned 60% of the entity. In March 2014, Nexeo completed the purchase of an additional 20% equity interest in Nexeo Plaschem, and in July 2014, Nexeo completed the purchase of an additional 10% equity interest in Nexeo Plaschem, increasing its ownership percentage to 90% as of September 30, 2014. In October 2014, Nexeo acquired the remaining 10% equity interest.

As a result of the factors listed above, historical results of operations and other financial data, as well as period-to-period comparisons of these results, may not be comparable or indicative of future operating results or future financial condition.

Results of Operations

Three Months Ended December 31, 2015 Compared with Three Months Ended December 31, 2014

	Three Months Ended December 31,		Period Over Period Favorable (Unfavorable)		Percentage of Sales and Operating Revenues for the Three Months Ended December 31,
(in millions)	2015	2014	$ Change	% Change	2015	2014
Sales and operating revenues	$827.7	$1,017.7	$(190.0)	(18.7)%	100%	100%
Cost of sales and operating expenses	732.5	925.7	193.2	20.9%	88.5%	91.0%
Gross profit	95.2	92.0	3.2	3.5%	11.5%	9.0%
Selling, general and administrative expenses	74.7	83.6	8.9	10.6%	9.0%	8.2%
Transaction related costs	1.0	0.1	(0.9)	(900.0)%	0.1%	*
Operating income	19.5	8.3	11.2	134.9%	2.4%	0.8%
Other income	1.7	0.5	1.2	240.0%	0.2%	*
Interest expense	(15.6)	(16.4)	0.8	4.9%	(1.9)%	(1.6)%
Income (loss) from continuing operations before income taxes	5.6	(7.6)	13.2	173.7%	0.7%	(0.7)%
Income tax expense (benefit)	1.3	(0.9)	(2.2)	(244.4)%	0.2%	(0.1)%
Net income (loss) from continuing operations	4.3	(6.7)	11.0	164.2%	0.5%	(0.7)%
Loss from discontinued operations, net of tax	—	(0.8)	0.8	100.0%	—%	(0.1)%
Net income (loss)	$4.3	$(7.5)	$11.8	157.3%	0.5%	(0.7)%

*	Not meaningful

Sales and operating revenues, Cost of sales and operating expenses and Gross profit

Sales and operating revenues for the three months ended December 31, 2015 decreased $190.0 million, or 18.7%, compared to the same period in the prior fiscal year. The decrease in revenues was primarily attributable to lower sales volumes in Nexeo’s Chemicals business and lower average selling prices in both Nexeo’s Chemicals and Plastics businesses as a result of the decline in oil prices during the current period. Additionally, revenue decreased as a result of the decision to stop servicing certain business that is not meeting profitability thresholds or is not consistent with long-term strategy. Furthermore, revenue decreased $23.4 million, or approximately 230 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Cost of sales and operating expenses for the three months ended December 31, 2015 decreased $193.2 million, or 20.9%, compared to the same period in the prior fiscal year. This decrease was primarily due to (i) lower volumes, as mentioned above, (ii) a decrease in certain operating expenses, driven by the execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements and (iii) lower costs for certain products, particularly commodities. Cost of sales and operating expenses during the three months ended December 31, 2014 included $1.4 million from the favorable settlement of a claim with a supplier, offset by the impact of a non-cash inventory impairment charge of $1.6 million, both associated with Nexeo’s Chemicals operations.

Gross profit for the three months ended December 31, 2015 increased $3.2 million, or 3.5%, compared to the same period in the prior fiscal year. This increase in gross profit was primarily attributable to the positive impact in the current period of certain profitability initiatives and the decrease in cost of sales and operating expenses described above. The increase in gross profit was partially offset by a decrease of $1.9 million, or approximately 210 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Selling, general and administrative expenses

Selling, general and administrative expenses for the three months ended December 31, 2015 decreased $8.9 million, or 10.6%, compared to the same period in the prior fiscal year. This decrease was primarily driven by (i) decreased consulting costs of $5.3 million, (ii) lower employee costs of $1.6 million, (iii) a favorable foreign exchange variance over the prior period of $0.7 million primarily associated with fluctuations in various currencies’ exchange rates versus the U.S. dollar and Euro and (iv) lower telecommunications costs of $0.2 million. Lower expenses are the result of Nexeo’s execution on key productivity and cost management initiatives.

Transaction related costs

Nexeo incurred $1.0 million and $0.1 million in transaction related costs for the three months ended December 31, 2015 and 2014, respectively. The costs incurred during these periods were related to legal and consulting costs incurred in the evaluation of potential transactions.

Other income

Other income for the three months ended December 31, 2015 increased $1.2 million, or 240.0%, compared to the same period in the prior fiscal year. While other income in both periods was primarily related to gains on asset sales, the increase during the current period was driven primarily by a gain of $1.7 million on the sale of old private fleet tractors that were replaced with tractors under the Ryder Lease. See Note 6 to Nexeo’s unaudited condensed consolidated financial statements for the three months ended December 31, 2015.

Interest expense

Interest expense for the three months ended December 31, 2015 decreased $0.8 million, or 4.9%, compared to the same period in the prior fiscal year. Interest expense is primarily related to the Term Loan Facility, the Notes and the ABL Facility, along with the amortization of the costs associated with issuing the debt. The decrease was primarily due to (i) lower ABL Facility and short term borrowings outstanding during the current period, (ii) a lower outstanding balance on the Notes as a result of the $15.8 million repurchase of aggregate principal amount made in the fourth quarter of fiscal year 2015 and (iii) a lower outstanding balance on the Term Loan Facility as a result of the $29.6 million Excess Cash Flow (as defined in the Term Loan Facility) payment made in the current period. See Note 9 to Nexeo’s unaudited condensed consolidated financial statements for the three months ended December 31, 2015.

Income tax expense

Income tax expense for the three months ended December 31, 2015 increased $2.2 million, or 244.4%, compared to the same period in the prior fiscal year. Nexeo’s income tax expense is primarily determined by its taxable income in foreign jurisdictions and certain U.S., federal, state and local jurisdictions. The increase in income tax expense compared to the same period in the prior fiscal year is largely attributed to valuation allowance increases related to Nexeo Plaschem’s operations as well as a decrease in the income tax benefit for Sub Holding.

Loss from discontinued operations, net of tax

Loss from discontinued operations, net of tax, was $0.8 million for the three months ended December 31, 2014, related to the termination of activity and relationships associated with these operations.

Segment Analysis

Three Months Ended December 31, 2015 Compared with Three Months Ended December 31, 2014

	Three Months Ended December 31,		Period Over Period Favorable (Unfavorable)		Percentage of Consolidated Sales/Gross Profit for the Three Months Ended December 31,
(in millions)	2015	2014	$ Change	% Change	2015	2014
Chemicals
Sales and operating revenues	$378.7	$513.5	$(134.8)	(26.3)%	45.8%	50.5%
Gross profit	$47.3	$50.7	$(3.4)	(6.7)%	49.7%	55.1%
Gross profit %	12.5%	9.9%
Plastics
Sales and operating revenues	$418.5	$475.2	$(56.7)	(11.9)%	50.6%	46.7%
Gross profit	$40.6	$33.8	$6.8	20.1%	42.6%	36.7%
Gross profit %	9.7%	7.1%
Other
Sales and operating revenues	$30.5	$29.0	$1.5	5.2%	3.6%	2.8%
Gross profit	$7.3	$7.5	$(0.2)	(2.7)%	7.7%	8.2%
Gross profit %	23.9%	25.9%
Consolidated
Sales and operating revenues	$827.7	$1,017.7	$(190.0)	(18.7)%	100.0%	100.0%
Gross profit	$95.2	$92.0	$3.2	3.5%	100.0%	100.0%
Gross profit %	11.5%	9.0%

Chemicals

Sales and operating revenues for the Chemicals line of business for the three months ended December 31, 2015 decreased $134.8 million, or 26.3%, compared to the same period in the prior fiscal year. The revenue decrease was primarily attributable to an overall decline in volumes in North America and Asia in commodity products, resulting in part from the decision to stop servicing certain business that is not meeting Nexeo’s profitability thresholds or is not consistent with Nexeo’s long-term strategy. Additionally, across the multiple product categories sold, average selling prices declined in Nexeo’s North America operations, driven by the continual decline in oil prices during the current fiscal year. While average selling prices declined as compared to the same period in the prior fiscal year due to the deflationary environment, these price declines were partially offset in North America by the positive significant impact of certain profitability initiatives.

Gross profit for the Chemicals line of business decreased $3.4 million, or 6.7%, for the three months ended December 31, 2015 compared to the same period in the prior fiscal year. The decrease in gross profit was primarily attributable to the decline in volumes and average selling prices described above. These declines were significantly offset by the positive impact during the current period of Nexeo’s profitability initiatives, favorable changes in product mix and the execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements. Gross profit during the three months ended December 31, 2014 included $1.4 million from the favorable settlement of a claim with a supplier, offset by the impact of a non-cash inventory impairment charge of $1.6 million associated with Nexeo’s operations in Asia.

Plastics

Sales and operating revenues for the Plastics line of business for the three months ended December 31, 2015 decreased $56.7 million, or 11.9%, compared to the same period in the prior fiscal year. The revenue decrease was primarily attributable to price declines across all of Nexeo’s operating regions, as well as a volume decline in Nexeo’s North America operations, which was the result of softer demand related to lower commodity prices. Additionally, revenue decreased $19.0 million, or approximately 400 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year. The revenue decrease was partially offset by the impact of certain profitability initiatives that are helping to reduce the impact of the price and volume compression Nexeo is experiencing, as well as volume increases in its operations in Asia, driven primarily by specialty products.

Gross profit for the Plastics line of business increased $6.8 million, or 20.1%, for the three months ended December 31, 2015. The increase in gross profit was primarily the result of the continued impact of certain profitability initiatives that are helping to reduce the impact of the price and volume compression Nexeo is experiencing, as well as the decrease in operating expenses that resulted from the execution of cost saving efforts including better utilization of its private fleet, better management of certain warehouse costs and other operating improvements. The increase in gross profit was partially offset by $1.7 million, or approximately 500 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Other

Sales and operating revenues for the Other segment for the three months ended December 31, 2015 increased $1.5 million, or 5.2%, compared to the same period in the prior fiscal year. The increase in revenues was primarily due to new customer acquisitions as well as expanded operations with existing customers in Nexeo’s Environmental Services line of business.

Gross profit for the Other segment decreased $0.2 million, or 2.7%, compared to the same period in the prior fiscal year due to higher costs related to the new and expanded operations described above coupled with lower margins on recycled materials as the result of a decline in market value of the materials.

Fiscal Year Ended September 30, 2015 Compared with Fiscal Year Ended September 30, 2014

	Fiscal Year Ended September 30,		Percentage of Sales and Operating Revenues for the Fiscal Year Ended September 30,		Period over Period Favorable (Unfavorable)
(in millions)	2015	2014	$ Change	% Change	2015	2014
Sales and operating revenues	$3,949.1	$4,514.5	$(565.4)	(12.5)%	100.0%	100.0%
Cost of sales and operating expenses	3,541.1	4,112.8	571.7	13.9%	89.7%	91.1%
Gross profit	408.0	401.7	6.3	1.6%	10.3%	8.9%
Selling, general and administrative expenses	329.5	335.8	6.3	1.9%	8.3%	7.4%
Transaction related costs	0.1	12.6	12.5	99.2%	*	0.3%
Operating income	78.4	53.3	25.1	47.1%	2.0%	1.2%
Other income	11.4	5.4	6.0	111.1%	0.3%	0.1%
Interest expense, net	(64.7)	(63.6)	(1.1)	(1.7)%	(1.6)%	(1.4)%
Income (loss) from continuing operations before income taxes	25.1	(4.9)	30.0	612.2%	0.6%	(0.1)%
Income tax expense	3.9	7.3	3.4	46.6%	0.1%	0.2%
Net income (loss) from continuing operations	21.2	(12.2)	33.4	273.8%	0.5%	(0.3)%
Income (loss) from discontinued operations, net of tax	(0.8)	18.4	(19.2)	(104.3)%	*	0.4%
Net income	$20.4	$6.2	$14.2	229.0%	0.5%	0.1%

*	Not meaningful

Sales and operating revenues

Sales and operating revenues for the fiscal year ended September 30, 2015 decreased $565.4 million, or 12.5%, compared to the same period in the prior fiscal year. The decrease in revenues was attributable to lower average selling prices and lower sales volumes in both Nexeo’s Chemicals and Plastics businesses primarily as a result of the decline in oil prices during the current period. Additionally, revenue decreased as a result of the decision to stop certain transactions in North America and China that are not meeting Nexeo’s profitability thresholds or are not consistent with Nexeo’s long-term strategy, including a decision made late in fiscal year 2014 to stop serving certain trader business in China. Furthermore, revenue decreased by $121.4 million, or approximately 270 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year. The decrease in revenue was partially offset by the impact to Nexeo’s Chemicals line of business of an additional six months of operations in the current period from the Archway Acquisition, and an additional two months of operations in the current period from the CSD Acquisition, which collectively contributed $93.9 million.

Cost of sales and operating expenses

Cost of sales and operating expenses for the fiscal year ended September 30, 2015 decreased $571.7 million, or 13.9%, compared to the same period in the prior fiscal year. The decrease in cost of sales and operating expenses was primarily due to (i) lower costs for products, (ii) lower sales volumes in Nexeo’s Plastics and Chemicals lines of business and (iii) a decrease in certain operating expenses, driven by the execution of cost saving efforts, including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements. Cost of sales and operating expenses during the fiscal year ended September 30, 2015 included $1.4 million from the favorable settlement of claims with suppliers, offset by the impact of a non-cash inventory impairment charge of $1.6 million, both of which occurred in the first fiscal quarter and were associated with Nexeo’s Chemicals operations. The decrease in cost of sales and operating expenses was partially offset by the impact of six additional months of operations from the Archway Acquisition and two additional months of operations from the CSD Acquisition in the current period in Nexeo’s Chemicals business. Cost of sales and operating expenses during the fiscal year ended September 30, 2014 included non-cash impairment charges of $1.8 million associated with the closure of two facilities and an inventory step-up charge of $1.2 million resulting from the CSD Acquisition, offset by the favorable impact of $5.9 million of insurance proceeds received in connection with the fire at Nexeo’s Garland facility.

Gross Profit

Gross profit for the fiscal year ended September 30, 2015 increased $6.3 million, or 1.6%, compared to the same period in the prior fiscal year. Overall, this increase in gross profit was primarily attributable to the impact of the Archway Acquisition and the CSD Acquisition on Nexeo’s Chemicals line of business, improved profitability resulting from the positive impact in the current period of certain pricing initiatives and the decrease in certain operating expenses described above. The increases in gross profit were partially offset by a decrease of $8.4 million, or approximately 210 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Selling, general and administrative expenses

Selling, general and administrative expenses for the fiscal year ended September 30, 2015 decreased $6.3 million, or 1.9%, compared to the same period in the prior fiscal year. Included in selling, general and administrative expenses is approximately $12.7 million, including $3.3 million of depreciation and amortization expense, attributable to the estimated impact of two months of additional operations from the CSD Acquisition and six additional months of operations from the Archway Acquisition during the current period. Beginning on July 1, 2015, Nexeo fully integrated Archway into its own operations. Excluding the impact of this $12.7 million, selling, general and administrative expenses decreased $19.0 million compared to last year primarily due to (i) a decrease of $5.6 million in consulting costs, (ii) lower travel costs of $4.1 million, (iii) lower employee costs of $3.3 million, (iv) lower bad debt expense of $2.8 million, primarily related to specific customer write-offs in the prior fiscal year, (v) other costs decrease of $2.4 million, primarily related to telecommunications expense and (vi) lower insurance costs of $1.9 million. Lower expenses are the result of Nexeo’s execution on key productivity and cost management initiatives. These decreases were partially offset by an increase in depreciation and amortization expense of $1.2 million associated with facility, equipment and vehicle investments made in fiscal year 2015, and an unfavorable foreign exchange variance over the prior fiscal year of $1.0 million primarily associated with fluctuations in the RMB exchange rate versus the U.S. dollar.

Transaction related costs

Nexeo incurred $0.1 million in transaction related costs for the fiscal year ended September 30, 2015 compared to $12.6 million for the fiscal year ended September 30, 2014, a decrease of $12.5 million, or 99.2%. Transaction related costs incurred during the fiscal year ended September 30, 2014 related primarily to legal and consulting costs incurred in connection with the CSD Acquisition and the Archway Acquisition, which closed on December 1, 2013 and April 1, 2014, respectively.

Other income

Other income for the fiscal year ended September 30, 2015 increased $6.0 million, or 111.1%, compared to the same period in the prior fiscal year. Other income for the fiscal year ended September 30, 2015 included (i) a gain of $8.0 million recorded in connection with the release of escrow funds from the CSD Acquisition in the second quarter of fiscal year 2015, (ii) a gain of $1.7 million on the sale of old private fleet trucks and (iii) a gain of $0.6 million on the repurchase of Nexeo’s Notes. Other income for the fiscal year ended September 30, 2014 was primarily related to a gain of $4.0 million recorded in connection with insurance proceeds related to the fire at Nexeo’s Garland facility.

Interest expense, net

Net interest expense for the fiscal year ended September 30, 2015 increased $1.1 million, or 1.7%, compared to the same period in the prior fiscal year. Interest expense is primarily related to the Term Loan Facility, the senior subordinated notes and the ABL Facility, along with the amortization of the costs associated with issuing the debt. The increase in interest expense was primarily due to additional borrowings under the Term Loan Facility as a result of the amendment entered into in the second quarter of fiscal year 2014. This increase was partially offset by a decrease in interest expense related to lower short-term and ABL Facility borrowings outstanding during the current period.

Income tax expense

Income tax expense for the fiscal year ended September 30, 2015 decreased $3.4 million, or 46.6%, compared to the same period in the prior fiscal year. Nexeo’s income tax expense is primarily determined by Nexeo’s taxable income in foreign jurisdictions and certain U.S., federal, state and local jurisdictions. The decrease in income tax expense compared to the same period in the prior fiscal year is largely attributed to the reduced profitability of Nexeo’s China operations.

Income (loss) from discontinued operations, net of tax

Loss from discontinued operations, net of tax, for the fiscal year ended September 30, 2015 decreased $19.2 million, or 104.3%, compared to the same period in the prior fiscal year. The loss from discontinued operations during the current period was the result of certain expenses incurred to terminate activity and relationships associated with these operations. Income from discontinued operations for the fiscal year ended September 30, 2014 was primarily related to the gain recorded on the Composites Sale of $14.3 million.

Segment Analysis

Fiscal Year Ended September 30, 2015 Compared with Fiscal Year Ended September 30, 2014

	Fiscal Year Ended September 30,		Percentage of Sales and Operating Revenues for the Fiscal Year Ended September 30,		Period over Period Favorable (Unfavorable)
(in millions)	2015	2014	$ Change	% Change	2015	2014
Chemicals
Sales and operating revenues	$1,956.1	$2,293.3	$(337.2)	(14.7)%	49.5%	50.8%
Gross profit	$224.4	$212.7	$11.7	5.5%	55.0%	52.9%
Gross profit %	11.5%	9.3%
Plastics
Sales and operating revenues	$1,876.1	$2,101.6	$(225.5)	(10.7)%	47.5%	46.6%
Gross profit	$155.1	$159.4	$(4.3)	(2.7)%	38.0%	39.7%
Gross profit %	8.3%	7.6%
Other
Sales and operating revenues	$116.9	$119.6	$(2.7)	(2.3)%	3.0%	2.6%
Gross profit	$28.5	$29.6	$(1.1)	(3.7)%	7.0%	7.4%
Gross profit %	24.4%	24.7%
Consolidated
Sales and operating revenues	$3,949.1	$4,514.5	$(565.4)	(12.5)%	100.0%	100.0%
Gross profit	$408.0	$401.7	$6.3	1.6%	100.0%	100.0%
Gross profit %	10.3%	8.9%

Chemicals

Sales and operating revenues for the Chemicals line of business for the fiscal year ended September 30, 2015 decreased $337.2 million, or 14.7%, compared to the same period in the prior fiscal year. The revenue decrease was primarily attributable to a decline in sales volumes of Nexeo’s commodity products in Nexeo’s operations in North America and Asia, which resulted in part from the decision to stop certain transactions that are not meeting Nexeo’s profitability thresholds or are not consistent with Nexeo’s long-term strategy, including a decision made late in fiscal year 2014 to stop serving certain trader business in China. Additionally, across the multiple product categories sold, average selling prices declined in Nexeo’s Asia and North America operations, driven by the decline in oil prices during the current fiscal year. While average selling prices declined compared to the same period in the prior fiscal year due to the deflationary environment, these price declines were partially offset in North America by the positive significant impact of certain pricing initiatives, as well as favorable changes in product mix. The decrease in revenue was also partially offset by the impact of an additional six months of operations in the current period from the Archway Acquisition, as well as the estimated impact of an additional two months of operations in the current period from the CSD Acquisition, which collectively contributed $93.9 million.

Gross profit for the Chemicals line of business increased $11.7 million, or 5.5%, for the fiscal year ended September 30, 2015 compared to the same period in the prior fiscal year. This increase in gross profit was primarily attributable to the impact of the Archway Acquisition and the CSD Acquisition, coupled with the positive impact during the current period from Nexeo’s profitability initiatives, favorable changes in product mix and efforts to reduce operating costs, which offset the declines in volume and average selling prices described above. Additionally, gross profit during the fiscal year ended September 30, 2015 included $1.4 million from the favorable settlement of claims with suppliers, offset by the impact of a non-cash inventory impairment charge of $1.6 million associated with Nexeo’s operations in Asia, both of which occurred during the first quarter of fiscal year 2015. The inventory impairment was driven primarily by the impact of the significant decline in oil prices. Gross profit during the fiscal year ended September 30, 2014 included the effect of an inventory step-up charge of $1.2 million resulting from the CSD Acquisition and non-cash impairment charges of $1.4 million allocated to the Chemicals line of business associated with the closure of two facilities, offset by the favorable impact of $5.9 million of insurance proceeds received during that period in connection with the fire at Nexeo’s Garland facility.

Plastics

Sales and operating revenues for the Plastics line of business for the fiscal year ended September 30, 2015 decreased $225.5 million, or 10.7%. Revenue decreased $105.9 million, or approximately 500 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year. The revenue decrease was also attributable to volume declines in Nexeo’s operations in EMEA and China, which were the result of softer demand driven by lower oil prices in the current period compared to the same period in the prior fiscal year, as well as pricing pressure in Nexeo’s operations in North America and EMEA. Furthermore, revenue decreased as a result of the decision to stop certain transactions that are not meeting Nexeo’s profitability thresholds or are not consistent with Nexeo’s long-term strategy, including a decision made late in fiscal year 2014 to stop serving certain trader business in China. The overall revenue decrease was partially offset by the impact of certain profitability initiatives that are helping to reduce the impact of the price compression Nexeo is experiencing, as well as slight volume increases in Nexeo’s operations in North America in both commodity and specialty products.

Gross profit for the Plastics line of business decreased $4.3 million, or 2.7%, for the fiscal year ended September 30, 2015. Gross profit decreased $7.6 million, or 480 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year. Gross profit also decreased as the result of the overall deflationary price environment which caused us to sell inventory that was previously purchased at higher prices, primarily in the first and second quarters of the current fiscal year. The decrease in gross profit was partially offset by the impact of certain profitability initiatives that are helping to reduce the impact of the price compression Nexeo experiencing, and the decrease in operating expenses that resulted from the execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements.

Other

Sales and operating revenues for the Other segment for the fiscal year ended September 30, 2015 decreased $2.7 million, or 2.3%, compared to the same period in the prior year. The decrease in revenues was primarily due to decreased sales volumes of composite products in Nexeo’s Asia operations compared to the same period in the prior fiscal year. This decrease in revenues was partially offset by an increase in revenue in Nexeo’s Environmental Services line of business driven by new customer acquisitions as well as expanded operations with existing customers.

Gross profit for the Other segment decreased $1.1 million, or 3.7%, compared to the same period in the prior year, primarily due to the factors discussed above.

Fiscal Year Ended September 30, 2014 Compared with Fiscal Year Ended September 30, 2013

	Fiscal Year Ended September 30,		Percentage of Sales and Operating Revenues for the Fiscal Year Ended September 30,		Period over Period Favorable (Unfavorable)
(in millions)	2014	2013	$ Change	% Change	2014	2013
Sales and operating revenues	$4,514.5	$4,101.4	$413.1	10.1%	100.0%	100.0%
Cost of sales and operating expenses	4,112.8	3,743.3	(369.5)	(9.9)%	91.1%	91.3%
Gross profit	401.7	358.1	43.6	12.2%	8.9%	8.7%
Selling, general and administrative expenses	335.8	294.6	(41.2)	(14.0)%	7.4%	7.2%
Transaction related costs	12.6	7.4	(5.2)	(70.3)%	0.3%	0.2%
Operating income	53.3	56.1	(2.8)	(5.0)%	1.2%	1.4%
Other income	5.4	1.7	3.7	217.6%	0.1%	*
Interest expense, net	(63.6)	(57.7)	(5.9)	(10.2)%	(1.4)%	(1.4)%
Income (loss) from continuing operations before income taxes	(4.9)	0.1	(5.0)	*	(0.1)%	*
Income tax expense	7.3	4.7	(2.6)	(55.3)%	0.2%	0.1%
Net loss from continuing operations	(12.2)	(4.6)	(7.6)	(165.2)%	(0.3)%	(0.1)%
Income from discontinued operations, net of tax	18.4	13.7	4.7	34.3%	0.4%	0.3%
Net income	$6.2	$9.1	$(2.9)	(31.9)%	0.1%	0.2%

*	Not meaningful

Sales and operating revenues

Sales and operating revenues for the fiscal year ended September 30, 2014 increased $413.1 million, or 10.1%, compared to the same period in the prior fiscal year. The increase in revenues was partially attributable to the impact of the CSD Acquisition completed on December 1, 2013, and the Archway Acquisition completed on April 1, 2014, which collectively provided an estimated 5.4 percentage points of Nexeo’s revenue growth. This amount reflected the impact of (i) CSD’s estimated results for the ten-month period since the acquisition date of December 1, 2013, and (ii) Archway’s results for the six-month period since the acquisition date of April 1, 2014. CSD shared certain customers with us and sold similar products. Beginning on July 1, 2014, Nexeo fully integrated the operations, sales force and other personnel of CSD into Nexeo’s own operations and ERP systems, which expanded the product offerings, efficiencies and synergies of the former CSD operations and Nexeo’s own operations. Nexeo believes this also contributed to the increase in revenues and gross profit. The increase in revenue was also attributed to increases in volume in Nexeo’s Chemicals and Plastics lines of business, as well as an additional month of operating results for Nexeo Plaschem, which acquired Beijing Plaschem on November 1, 2012. The increase in revenue was partially offset by the negative impact of poor weather conditions in certain regions in North America during Nexeo’s second fiscal quarter that resulted in lower customer demand across Nexeo’s lines of business at certain facilities.

While the pricing environment is different for each line of business, products and geography, at the enterprise level, for the fiscal year ended September 30, 2014, average selling prices of the products Nexeo distributes improved in each line of business compared to the same period in the prior year.

The Chemicals line of business experienced slightly higher average selling prices during the fiscal year ended September 30, 2014 compared to the same period last year, due to improved pricing in certain commodity products compared to prior year, and due to the impact of the CSD Acquisition and the Archway Acquisition which average higher selling prices due to higher-priced packaging services and higher-priced specialty products. The Plastics line of business also experienced higher average selling prices in North America and EMEA during the fiscal year ended September 30, 2014 in comparison to the same period last year, driven by increases in certain commodity products in North America during the fourth fiscal quarter and an overall more favorable pricing environment in EMEA.

Cost of sales and operating expenses

Cost of sales and operating expenses for the fiscal year ended September 30, 2014 increased $369.5 million, or 9.9%, compared to the same period in the prior fiscal year primarily as a result of the CSD Acquisition and the Archway Acquisition, and increased volumes in Nexeo’s Chemicals and Plastics lines of business. Cost of sales and operating expenses during the fiscal year ended September 30, 2014 included the impact of the inventory adjustment to fair value of $1.2 million resulting from the CSD Acquisition and non-cash impairment charges of $1.8 million associated with the closure of two facilities. Additionally, Nexeo experienced higher operating expenses during fiscal year 2013 related to increased transportation costs resulting from logistics inflation driven by increased demand for drivers and transportation services associated with the growth in the energy industry. The increase in costs of sales and operating expenses was partially offset by the recognition during fiscal year 2014 of insurance recoveries of $5.9 million associated with the fire at Nexeo’s Garland facility in November 2012. The recoveries offset the other operating costs incurred from the date of the fire until September 30, 2014 in connection with this incident. The year-over-year impact associated with the Garland facility fire, including the effect of the recognized recoveries in the current period and the costs incurred in the prior fiscal year, is a decrease in operating expenses of approximately $9.6 million.

Selling, general and administrative expenses

Selling, general and administrative expenses for the fiscal year ended September 30, 2014 increased $41.2 million, or 14.0%, compared to the same period in the prior fiscal year. Approximately $24.7 million of that increase in selling, general and administrative expenses, including $6.8 million of depreciation and amortization expense, was attributable to (i) the impact of CSD’s estimated results for the ten-month period since the acquisition date of December 1, 2013, (ii) the impact of the Archway Acquisition for the six-month period since the acquisition date, and (iii) the additional month of operations for Nexeo Plaschem during the current period. Beginning on July 1, 2014, Nexeo fully integrated the sales force and other personnel of CSD into Nexeo’s own operations. The remaining increase of approximately $16.5 million of selling, general and administrative expenses compared to last year was driven primarily by an increase of approximately $7.5 million in depreciation and amortization expense as a result of information technology assets placed in service and vehicles purchased towards the end of fiscal year 2013, increased employee-related costs of approximately $10.3 million, an increase in allowance for bad debt of approximately $3.8 million, primarily associated with specific customer write-offs, and integration costs of approximately $1.6 million associated with the CSD Acquisition. The increase in selling, general and administrative expenses was partially offset primarily by a decrease in consulting costs of approximately $7.7 million.

Transaction related costs

Nexeo incurred $12.6 million in transaction related costs for the fiscal year ended September 30, 2014 compared to $7.4 million for the fiscal year ended September 30, 2013, an increase of $5.2 million, or 70.3%. Transaction related costs incurred during the fiscal year ended September 30, 2014 related primarily to legal and consulting costs incurred in connection with the closing and early assimilation of the CSD Acquisition and the Archway Acquisition as well as the evaluation of other potential transactions.

Other income

Other income for the fiscal year ended September 30, 2014 was $5.4 million compared to $1.7 million for the fiscal year ended September 30, 2013. During the fiscal year ended September 30, 2014, Nexeo concluded the negotiations with Nexeo’s insurance carriers related to the November 2012 fire at Nexeo’s Garland facility and reached an agreement on the total insurance recoveries. The total insurance recoveries were in excess of the operating costs recorded from the date of the fire until September 30, 2014 in connection with this incident, resulting in a gain of $4.0 million.

Interest expense, net

Net interest expense for the fiscal year ended September 30, 2014 increased $5.9 million, or 10.2%, compared to the same period in the prior fiscal year. Interest expense for both periods is primarily related to the Term Loan Facility, the senior subordinated notes and the ABL Facility, along with the amortization of the costs associated with issuing the debt. The increase in interest expense compared to the same period in the prior year was primarily due to additional borrowings under the credit facilities available to Nexeo Plaschem as well as new borrowings under the Term Loan Facility as a result of the amendment entered into in the second quarter of fiscal year 2014.

Income tax expense

Income tax expense for the fiscal year ended September 30, 2014 increased $2.6 million, or 55.3%, compared to the same period in the prior fiscal year. Because Nexeo is organized as a limited liability company, it is generally not subject to U.S. income taxes, except for a limited number of state and local jurisdictions. However, Nexeo’s sole U.S. corporate subsidiary, Sub Holding, is subject to tax at the entity level in the U.S. Nexeo’s income tax expense is primarily determined by its taxable income in foreign jurisdictions and certain U.S., federal, state and local jurisdictions. The increase in income tax expense compared to the same period in the prior year was largely attributed to foreign income tax expense on profitable foreign operations across the world. To a lesser extent, income tax expense was also impacted by an increase in income tax expense for the U.S. corporate subsidiary. The increase in income tax expense was partially offset by decreased valuation allowances on certain foreign and domestic operations.

Income from discontinued operations, net of tax

Income from discontinued operations, net of tax, for the fiscal year ended September 30, 2014 increased $4.7 million, or 34.3%, compared to the same period in the prior fiscal year. The increase in income from discontinued operations compared to the same period in the prior year was largely attributed to the after-tax impact of the gain on the sale of Nexeo’s North American composites business of approximately $14.3 million, partially offset by lower sales volumes during the current period as well as increased costs incurred during the current period in connection with the Composites Sale. As a result of the sale on July 1, 2014, volumes were also lower compared to the prior fiscal year due to a partial year of operations in the current period.

Segment Analysis

Fiscal Year Ended September 30, 2014 Compared with Fiscal Year Ended September 30, 2013

	Fiscal Year Ended September 30,		Percentage of Sales and Operating Revenues for the Fiscal Year Ended September 30,		Period over Period Favorable (Unfavorable)
(in millions)	2014	2013	$ Change	% Change	2014	2013
Chemicals
Sales and operating revenues	$2,293.3	$2,022.8	$270.5	13.4%	50.8%	49.3%
Gross Profit	$212.7	$168.8	$43.9	26.0%	52.9%	47.1%
Gross Profit %	9.3%	8.3%
Plastics
Sales and operating revenues	$2,101.6	$1,962.4	$139.2	7.1%	46.6%	47.8%
Gross Profit	$159.4	$161.1	$(1.7)	(1.1)%	39.7%	45.0%
Gross Profit %	7.6%	8.2%
Other
Sales and operating revenues	$119.6	$116.2	$3.4	2.9%	2.6%	2.9%
Gross Profit	$29.6	$28.2	$1.4	5.0%	7.4%	7.9%
Gross Profit %	24.7%	24.3%
Consolidated
Sales and operating revenues	$4,514.5	$4,101.4	$413.1	10.1%	100.0%	100.0%
Gross Profit	$401.7	$358.1	$43.6	12.2%	100.0%	100.0%
Gross Profit %	8.9%	8.7%

Chemicals

Sales and operating revenues for the Chemicals line of business for the fiscal year ended September 30, 2014 increased $270.5 million, or 13.4%, compared to the same period in the prior fiscal year. The revenue increase was primarily attributable to the estimated impact of the CSD Acquisition and the Archway Acquisition, which collectively contributed 11.0 percentage points of the Chemicals line of business revenue growth. This contribution includes CSD’s estimated results for the ten-month period since the acquisition date of December 1, 2013, and Archway’s results for the period since the acquisition date of April 1, 2014. CSD shared certain of the same customers with us and sold similar products. Beginning on July 1, 2014, Nexeo fully integrated the operations, sales force and other personnel of CSD into Nexeo’s own operations and ERP systems, which expanded the product offerings, efficiencies and synergies of the former CSD operations and Nexeo’s own operations. Management believes this also contributed to the increase in revenues and gross profit. Nexeo also experienced organic revenue growth in Nexeo’s chemicals business primarily due to improved volumes and pricing on certain commodity products in the oil and gas end market. The increase in revenue was partially offset by a decline in volumes in Asia.

Gross profit increased $43.9 million, or 26.0%, for the fiscal year ended September 30, 2014 compared to the same period in the prior year. This increase in gross profit was primarily due to the elements driving the increased revenues as described above. Additionally, during the fiscal year ended September 30, 2014, Nexeo recorded $5.9 million of insurance proceeds related to the Garland facility fire which offset the operating costs incurred from the date of the fire until September 30, 2014 in connection with this incident. The year-over-year impact associated with the Garland facility fire, including the effect of the recognized recoveries in the current period and the costs incurred in the prior fiscal year, was a decrease in operating expenses of $9.6 million. Partially offsetting the increase in gross profit were increased transportation costs resulting from logistics inflation driven by increased demand for drivers and transportation services associated with the growth in the energy industry, and the negative impact of poor weather conditions in certain regions in North America during Nexeo’s second fiscal quarter that resulted in lower customer demand and higher costs. Additionally, gross profit was negatively impacted by non-cash impairment charges of $1.4 million related to the closure of two facilities and the effect of the inventory adjustment to fair value of $1.2 million resulting from the CSD Acquisition.

Performance in the Chemicals line of business was primarily driven by the CSD Acquisition and the Archway Acquisition during the fiscal year ended September 30, 2014. Excluding the acquisitions, volumes increased in the first and fourth fiscal quarters in North America. In Asia, while Nexeo saw strong volume increases in the first half of the year, volumes declined throughout the second half of the year resulting in an overall volume decline in Asia for the fiscal year ended September 30, 2014 when compared to the prior fiscal year. Overall pricing for the Chemicals line of business, excluding the impact of the CSD Acquisition and the Archway Acquisition, was generally flat throughout fiscal year 2014, with the third and fourth fiscal quarters improving.

Plastics

Sales and operating revenues for the Plastics line of business for the fiscal year ended September 30, 2014 increased $139.2 million, or 7.1%, compared to the same period in the prior year. The revenue increase was primarily attributable to volume growth in Nexeo’s operations in North America and Asia, despite lower average selling prices in Asia. Gross profit decreased $1.7 million, or 1.1%, for the fiscal year ended September 30, 2014. The decline in Nexeo’s gross profit was driven primarily by its Plastics North America business due to increased transportation costs from logistics services inflation, partially offset by gross profit increases from increased sales volumes and a slightly higher commodity product mix with lower margins as compared to the prior year. The decline in North America gross profit also reflected a $0.3 million non-cash impairment charge related to a facility closure. This overall decline in gross profit was slightly offset by more favorable pricing in Nexeo’s operations in EMEA and slight volume growth, which provided a positive gross profit impact compared to the same period last year in the region.

During the fiscal year ended September 30, 2014, Nexeo saw improved pricing throughout the year in Nexeo’s Plastics line of business in EMEA while volume increases in Asia during the first three fiscal quarters were able to offset slightly weaker pricing in that region. The automotive and healthcare end markets continued to perform well throughout the year. Profitability was up in the first quarter of fiscal year 2014 driven by favorable pricing in EMEA and strong volumes in Asia, while North American gross profit was slightly down in the first fiscal quarter as a result of higher commodity mix. The second fiscal quarter saw continued favorable price increases in EMEA and growth in North America, though gross profit in North America was negatively impacted by higher transportation costs and poor weather conditions in certain areas of the U.S. Favorable pricing continued in EMEA and North America in the third quarter of fiscal year 2014, though these increases tapered slightly into the fourth fiscal quarter.

Other

Sales and operating revenues for the Other segment for the fiscal year ended September 30, 2014 increased $3.4 million, or 2.9%, compared to the same period in the prior year. The increase in revenues was primarily driven by new customer acquisitions coupled with a stable pricing environment in Nexeo’s Environmental Services line of business, particularly in the energy market. Gross profit for the Other segment increased $1.4 million, or 5.0%, compared to the same period in the prior year, primarily due to the new customer acquisitions and higher margins on those new customer contracts.

Throughout the year, the Environmental Services business was able to expand its customer base and maintain market-based pricing initiatives, leading to higher gross profit throughout the year.

Liquidity and Capital Resources

Overview

Nexeo’s primary sources of liquidity are cash flows generated from its operations and borrowing availability under its ABL Facility. Cash flows generated from Nexeo’s operations are influenced by seasonal patterns of its business and other timing circumstances that can result in increases or decreases in working capital requirements for any given period during the course of Nexeo’s fiscal year. Nexeo’s ability to generate sufficient cash flows from its operating activities will continue to be primarily dependent on purchasing and distributing chemical and plastic materials. Additionally, its ability to generate cash flows in the normal course of business can be significantly influenced by changing global and regional macroeconomic conditions. Borrowing availability under Nexeo’s ABL Facility is subject to a borrowing base, generally comprised of eligible inventory and accounts receivable held in certain subsidiaries. Nexeo’s availability under the ABL Facility is, therefore, potentially subject to fluctuations, depending on the value of the eligible assets in the borrowing base on a given valuation date. An inability to borrow under the ABL Facility may adversely affect Nexeo’s liquidity, results of operations and financial condition.

Nexeo’s operating cash requirements consist principally of inventory purchases, trade credit extended to customers, labor, occupancy costs and delivery and transportation costs. Non-operating cash requirements include debt service requirements, acquisition-related costs, capital expenditures and investor tax payments.

Nexeo is a limited liability company, and its members are taxed on the income generated in certain states and in certain foreign countries. Nexeo is required to make quarterly distributions to its members to provide them with the funds to make estimated tax payments, if any, attributable to its U.S. taxable income. Any quarterly distributions to members to make estimated tax payments are subject to the availability of funds, as determined by Nexeo’s board of directors, at its sole discretion. In some jurisdictions, Nexeo makes such distributions in the form of tax payments paid directly to the taxing authority on behalf of its members. There were no material tax distributions made in the three months ended December 31, 2015 and 2014 and there were no material tax distributions made in the fiscal years ended September 30, 2015 and 2014. Nexeo’s sole active U.S. corporate subsidiary, Sub Holding, is subject to tax at the entity level in the U.S.

Significant Expenditures

Cash capital expenditures for the three months ended December 31, 2015 were $3.9 million and related primarily to facility improvements and information technology investments. Cash capital expenditures for the fiscal year ended September 30, 2015 were $35.6 million and related primarily to facility improvements, information technology investments and vehicle additions and replacements.

In May 2015, Nexeo entered into the Ryder Lease, which is accounted for as a capital lease and requires minimum annual payments of approximately $5.5 million per year, including amounts for certain ancillary services under the Ryder Lease. During the three months ended December 31, 2015, Nexeo took delivery of 97 tractors under the Ryder Lease and made lease payments of $0.9 million. In connection with the delivery of these tractors, $12.8 million of equipment cost and corresponding capital lease obligations were reflected in the financial statements. Accordingly, from inception of the Ryder Lease through December 31, 2015, Nexeo received 192 tractors and recorded $24.6 million of initial total equipment cost and capital lease obligations. The remaining tractors under this agreement are expected to be delivered in the second quarter of fiscal year 2016. The initial total equipment cost and corresponding capital lease obligations associated with the Ryder Lease are expected to be $25.9 million. Nexeo is permitted to terminate the lease of an individual tractor on the anniversary of its delivery date, provided that certain conditions are met. In the event Nexeo terminates the lease of an individual tractor in accordance with the terms of the Ryder Lease, it may elect to purchase the individual tractor at a predetermined residual value or return the tractor to Ryder, subject to an adjustment based on the then-current market value of the individual tractor. See Note 6 to Nexeo’s condensed consolidated financial statements.

Credit Facilities

Nexeo’s ABL Facility matures on July 11, 2017, and its Term Loan Facility matures on September 9, 2017. At December 31, 2015, Nexeo was in compliance with the covenants of the Credit Facilities. In connection with the completion of the Business Combination, all of Nexeo’s outstanding indebtedness and other obligations under the Credit Facilities will be fully discharged.

ABL Facility

At December 31, 2015, Nexeo had $29.2 million in borrowings outstanding under the ABL Facility. Interest expense related to the ABL Facility, excluding amortization of debt issuance costs, was $1.0 million and $1.4 million for the three months ended December 31, 2015 and 2014, respectively.

In December 2015, Nexeo increased the borrowing limit of one of its short-term lines of credit available to Nexeo Plaschem by $5.0 million to $28.8 million. Under the line of credit, the borrowing limit must be secured by a standby letter of credit drawn on the ABL Facility covering 110% of the borrowing limit amount. The line of credit is secured by the $30.0 million permitted foreign facility and a $1.7 million letter of credit under the U.S. tranche of the ABL Facility.

Term Loan Facility

At December 31, 2015, Nexeo had $617.6 million in borrowings outstanding under the Term Loan Facility. In December 2015, an Excess Cash Flow payment of $29.6 million was applied to the outstanding principal under the Term Loan Facility. As a result of this payment, under the agreement, the quarterly principal payment of $1.7 million is no longer required for the remaining term of the facility. Nexeo is still required to make periodic interest payments based on the principal amount outstanding. Interest expense related to the Term Loan Facility, excluding original issue discount amortization and amortization of debt issuance costs, was $8.3 million and $8.5 million for the three months ended December 31, 2015 and 2014, respectively.

The Notes

At December 31, 2015, Nexeo had $159.2 million in borrowings outstanding under Nexeo’s 8.375% Senior Subordinated Notes due 2018, which we refer to in this section as the “Notes”. During the fourth quarter of fiscal year 2015, Nexeo acquired $15.8 million in aggregate principal amount of the Notes for $14.8 million in cash. Nexeo recorded a net gain of $0.6 million, inclusive of the write off of related debt issuance costs and original issue discount. See Note 8 to the Nexeo Audited Financial Statements included elsewhere in this proxy statement.

Based on the current outstanding borrowings, Nexeo is required to make semi-annual interest payments on the Notes of $6.7 million. Interest expense related to the Notes, excluding original issue discount amortization and amortization of debt issuance costs, was $3.3 million and $3.7 million for the three months ended December 31, 2015 and 2014, respectively. Interest expense related to the Notes, excluding original issue discount amortization and amortization of debt issuance costs, was $14.5 million, $14.7 million and $14.7 million for the fiscal years ended September 30, 2015, 2014 and 2013, respectively.

Nexeo’s Notes mature on March 1, 2018. At December 31, 2015, Nexeo was in compliance with the covenants of the indenture governing the Notes. In connection with the completion of the Business Combination, all of Nexeo’s outstanding indebtedness and other obligations under the Notes will be fully discharged.

Liquidity

At December 31, 2015, Nexeo had $324.3 million of borrowing capacity available under Nexeo’s ABL Facility, net of borrowings and letters of credit. Under the ABL Facility, if as of any date of determination when Trigger Event Excess Availability (as defined in the ABL Facility agreement) is below certain thresholds or upon certain defaults, the ABL Borrowers (as defined in the ABL Facility agreement) will be required to deposit cash on a daily basis from certain depository accounts in a collection account maintained with the administrative agent under the ABL Facility, which will be used to repay outstanding loans and cash collateralized letters of credit. At December 31, 2015, Trigger Event Excess Availability under Nexeo’s ABL Facility was $308.6 million, which was $269.0 million in excess of the $39.6 million threshold that would trigger the foregoing requirements.

The Term Loan Facility requires Nexeo to prepay outstanding term loans, subject to certain exceptions, with a portion of Nexeo’s annual Excess Cash Flow (as defined in the agreement), calculated as of the end of the applicable fiscal year. For the fiscal year ended September 30, 2015, Nexeo had Excess Cash Flow of $59.2 million, of which $29.6 million will be required to be used as an early principal payment of the term loans in the first quarter of fiscal year 2016 as discussed under the Term Loan Facility above.

Based on current and anticipated levels of operations, capital spending projections and conditions in Nexeo’s markets, Nexeo believes that cash on hand, together with cash flows from operations and borrowings available under the ABL Facility, are adequate to meet Nexeo’s working capital and capital expenditure needs as well as any debt service and other cash requirements for at least twelve months.

Cash and Cash Equivalents

At December 31, 2015, Nexeo had $57.8 million in cash and cash equivalents. Of this amount, $55.4 million was held by foreign subsidiaries. Of the $55.4 million, $43.9 million was denominated in currencies other than the U.S. dollar, primarily in Euros, Canadian dollars, which is referred to in this section as “CAD”, British pounds and Chinese Renminbi, which is referred to in this section as “RMB”. At December 31, 2015, Nexeo had $4.9 million in China denominated in RMB. While the RMB is convertible into U.S. dollars, foreign exchange transactions are subject to approvals from the State Approvals of Foreign Exchange. Nexeo does not anticipate any significant adverse impact to overall liquidity from restrictions on cash and cash equivalents. Although Nexeo currently anticipates that the majority of the cash and cash equivalents held by foreign affiliates will be retained by the affiliates for working capital purposes, management believes such cash and cash equivalents could be repatriated to the U.S. in the form of debt repayments with limited tax consequences.

Cash Flows

Three Months Ended December 31, 2015 Compared with Three Months Ended December 31, 2014

The following table sets forth the major categories of Nexeo’s cash flows for the three months ended December 31, 2015 and 2014.

	Three Months Ended December 31,
(in millions)	2015	2014
Net cash provided by (used in) operating activities from continuing operations	$16.6	$(53.4)
Net cash used in operating activities from discontinued operations	—	(0.5)
Net cash provided by (used in) operating activities	16.6	(53.9)
Net cash used in investing activities	(2.2)	(9.7)
Net cash provided by (used in) financing activities	(83.4)	17.0
Effect of exchange rate changes on cash and cash equivalents	(0.9)	(0.1)
Decrease in cash and cash equivalents	(69.9)	(46.7)
Cash and cash equivalents at the beginning of period	127.7	88.2
Cash and cash equivalents at the end of period	$57.8	$41.5

Cash flows from operating activities

Continuing operations

Net cash provided by operating activities from continuing operations for the three months ended December 31, 2015 was $16.6 million. Net income from continuing operations of $4.3 million, adjusted for gains on sales of assets and significant non-cash items such as depreciation and amortization expenses, debt issuance costs, provision for bad debt, deferred income taxes and equity-based compensation charges, collectively totaling $15.2 million, resulted in $19.5 million of cash inflow from continuing operations during the three months ended December 31, 2015. Additionally, cash flow from continuing operations was positively impacted by a decrease in accounts and notes receivable of $56.2 million, partially offset by a $44.8 million decrease in accounts payable. The decrease in accounts payable was driven by lower purchases due to lower sales volumes and pricing during the current period. The decrease in accounts and notes receivable was driven primarily by lower sales volumes and falling selling prices experienced during the current period as well as timing of collections at period end. There have been no significant changes in billing terms or collection processes during the current period. There was a decrease in inventory of $7.5 million during the three months ended December 31, 2015, which reflected the impact of lower prices for inventory purchases as well as improved inventory management. Additionally, there was a decrease in accrued expenses and other liabilities of $19.2 million which included the payment of employee incentive compensation.

Net cash used in operating activities from continuing operations for the three months ended December 31, 2014 was $53.4 million. Net loss from continuing operations of $6.7 million adjusted for gains on sales of assets and significant non-cash items such as depreciation and amortization expenses, debt issuance costs, provision for bad debt, inventory impairment, deferred income taxes and equity-based compensation charges, collectively totaling $18.5 million, provided $11.8 million of cash inflow from continuing operations during the three months ended December 31, 2014. Additionally, cash flow from continuing operations was positively impacted by a decrease in accounts and notes receivable of approximately $92.3 million during the current period. Nexeo experienced a significant negative impact on cash flow from continuing operations during the period resulting from a decrease in accounts payable of approximately $102.6 million and an increase in inventories of approximately $32.8 million. The decrease in accounts and notes receivable was driven primarily by timing of collections at period end as well as lower sales volumes and pricing pressure experienced during the current period. The increase in inventories during the period reflected the impact of replenishing inventory levels for certain products at the beginning of the quarter coupled with lower than anticipated demand, relative to expectations, in the last month of the quarter. The decrease in accounts payable during the period reflected the impact of lower inventory purchases at the end of the quarter as well as lower prices for these purchases. Cash outflow during the period was also attributable to a reduction in other accrued expenses of $16.2 million, which included the payment of employee incentive compensation.

Discontinued operations

Net cash used in operating activities from discontinued operations for the three months ended December 31, 2014 was $0.5 million, related to costs incurred to terminate activity and relationships associated with these operations. There was no cash activity related to operating activities from discontinued operations for the three months ended December 31, 2015.

Cash flows from investing activities

Continuing operations

Investing activities used $2.2 million of cash during the three months ended December 31, 2015, primarily due to capital expenditures of $3.9 million primarily related to facility improvements and additional information technology investments, partially offset by net proceeds from the sale of assets of $1.7 million.

Investing activities used $9.7 million of cash during the three months ended December 31, 2014, primarily due to capital expenditures of $9.9 million primarily related to facility improvements and additional information technology investments.

Cash flows from financing activities

Financing activities used $83.4 million of cash for the three months ended December 31, 2015, primarily as a result of the $29.6 million Excess Cash Flow payment on the Term Loan Facility and net payments on the ABL Facility of $56.3 million, partially offset by net borrowings of $3.0 million on short-term lines of credit available to Nexeo Plaschem.

Financing activities provided $17.0 million of cash for the three months ended December 31, 2014, primarily as a result of net borrowings on the ABL Facility of $57.0 million. Proceeds from borrowings were partially offset by the purchase of the remaining equity interest in Nexeo Plaschem for $34.3 million and net payments of $4.1 million on short-term lines of credit available to Nexeo Plaschem.

Fiscal Year Ended September 30, 2015 Compared with Fiscal Year Ended September 30, 2014 and Fiscal Year Ended September 30, 2013

The following table sets forth the major categories of Nexeo’s cash flows for the fiscal years ended September 30, 2015, 2014 and 2013.

	Twelve Months Ended September 30,
(in millions)	2015	2014	2013
Net cash provided by (used in) operating activities from continuing operations	$154.7	$50.8	$(51.7)
Net cash provided by (used in) operating activities from discontinued operations	(0.6)	6.7	15.8
Net cash provided by (used in) operating activities	154.1	57.5	(35.9)
Net cash used in investing activities from continuing operations	(31.5)	(270.0)	(93.4)
Net cash provided by (used in) investing activities from discontinued operations	—	60.1	(0.5)
Net cash used in investing activities	(31.5)	(209.9)	(93.9)
Net cash provided by (used in) financing activities	(81.8)	166.5	71.2
Effect of exchange rate changes on cash and cash equivalents	(1.3)	(0.5)	(2.1)
Increase (decrease) in cash and cash equivalents	39.5	13.6	(60.7)
Cash and cash equivalents at beginning of period	88.2	74.6	135.3
Cash and cash equivalents at end of period	$127.7	$88.2	$74.6

Cash Flows from Operating Activities

Continuing operations

Net cash provided by operating activities from continuing operations for the fiscal year ended September 30, 2015 was $154.7 million. Net income from continuing operations of $21.2 million, adjusted for gains on sale of assets, gain from debt extinguishment and significant non-cash items such as depreciation and amortization expenses, debt issuance costs amortization, provision for bad debt, inventory impairment, deferred income taxes and equity-based compensation charges, collectively totaling $64.4 million, provided $85.6 million of cash inflow from continuing operations during the fiscal year ended September 30, 2015. Additionally, cash flow from continuing operations was positively impacted by a decrease in accounts and notes receivable of $109.7 million, driven by lower sales volumes experienced during the current period, falling average selling prices and timing of collections at year end. There have been no significant changes in billing terms or collection processes during the current period. The decrease in accounts and notes receivable was partially offset by a net decrease of $98.9 million in accounts payable and accrued expenses, primarily driven by lower inventory purchases due to lower volumes. There was a decrease in inventory of $50.5 million during the fiscal year ended September 30, 2015, which reflects the impact of lower prices for inventory purchases as well as improved inventory management. Additionally, there was a decrease in other current assets of $8.2 million partially due to a reduction in inventory prepayments.

Net cash provided by operating activities from continuing operations for the fiscal year ended September 30, 2014 was $50.8 million. The net loss from continuing operations of $12.2 million, adjusted for gains on sale of assets, gain from proceeds of insurance claims, foreign currency gain and significant non-cash items such as depreciation and amortization expenses, debt issuance costs amortization, provision for bad debt, deferred income taxes and equity-based compensation charges, collectively totaling $60.2 million, provided $48.0 million of cash inflow from continuing operations during the fiscal year ended September 30, 2014. Additionally, cash flow from continuing operations was positively impacted by an increase in accounts payable and other accrued expenses of $44.7 million during the current period. However, Nexeo experienced a significant negative impact on cash flow from continuing operations during the period resulting from a net increase in accounts and notes receivable of $31.2 million and a net increase in inventories of $9.9 million. The increase in accounts and notes receivable was driven primarily by timing of collections at period end. Additionally, the increase in accounts and notes receivable reflects the impact of activity related to CSD’s and Archway’s operations. There were no significant changes in billing terms or collection processes during the period. As described above, certain customers of Nexeo Plaschem are allowed to remit payment during a period of time ranging from 30 days up to nine months and these receivables, which are supported by banknotes issued by large banks in China on behalf of these customers, totaled $19.7 million at September 30, 2014. The increase in inventories during fiscal year 2014 reflected the impact of inventory purchases related to CSD’s and Archway’s operations.

Net cash used in operating activities for continuing operations for the fiscal year ended September 30, 2013 was $51.7 million. Net loss from continuing operations of $4.6 million adjusted for gains on sale of assets and significant non-cash items such as depreciation and amortization expenses, debt issuance costs amortization, provision for bad debt, deferred income taxes and equity-based compensation charges, collectively totaling $49.7 million, provided $45.1 million of cash inflow from continuing operations during the fiscal year ended September 30, 2013. However, cash used in operating activities for continuing operations was primarily attributable to changes in working capital items. Nexeo increased its investment in inventory by $19.4 million primarily driven by inventory purchases for Nexeo Plaschem. Additionally, accounts and notes receivable increased by $52.8 million partially driven by the timing of collections at period end. There were no significant changes in Nexeo’s billing terms or collection processes during this period, although, as described above, Nexeo Plaschem has billing terms that allow certain customers to remit payment during a broad range of time. These receivables, totaling $22.0 million at September 30, 2013, were supported by banknotes issued by large banks in China on behalf of these customers. Cash outflow during the period was also attributable to an increase in other current assets of $10.9 million, a reduction in accrued expenses and other liabilities totaling $3.1 million and the payment to TPG of a one-time aggregate transaction fee of $10.0 million in connection with the purchase of Beijing Plaschem’s operations by Nexeo Plaschem.

Discontinued operations

Net cash used in operating activities from discontinued operations for the fiscal year ended September 30, 2015 was $0.6 million, related to costs incurred to terminate activity and relationships associated with these operations.

Net cash provided by operating activities from discontinued operations for the fiscal year ended September 30, 2014 was $6.7 million. Net income of $18.4 million, adjusted for significant non-cash items such as depreciation and amortization expenses and provision for bad debt, collectively totaling $1.4 million, and the gain on the sale of Nexeo’s North American composites operations of $14.3 million, resulted in $5.5 million of cash flows from discontinued operations during the period.

The remainder of the cash provided by these activities was primarily attributable to changes in working capital items, including a decrease in accounts receivable of $28.4 million and a decrease in accounts payable and other accrued expenses which collectively totaled $26.4 million.

Net cash provided by operating activities from discontinued operations for the fiscal year ended September 30, 2013 was $15.8 million. Net income of $13.7 million, adjusted for significant non-cash items such as depreciation and amortization expenses and provision for bad debt, collectively totaling $0.9 million, resulted in $14.6 million of cash flows from discontinued operations during the period. The remainder of the cash provided by these activities was primarily attributable to changes in working capital items, including a decrease in accounts receivable of $9.7 million, a decrease in accounts payable of $8.6 million and a decrease in inventory of $0.6 million.

Cash Flows from Investing Activities

Continuing operations

Investing activities used $31.5 million of cash during the fiscal year ended September 30, 2015, primarily due to capital expenditures of $35.6 million throughout the period, primarily related to facility improvements, information technology investments and vehicle additions and replacements. These expenditures were partially offset by net proceeds from the sale of assets of $4.1 million.

Investing activities used $270.0 million of cash during the fiscal year ended September 30, 2014, primarily due to the closing of the Archway Acquisition for $128.7 million in April 2014, the closing of the CSD Acquisition for $96.4 million in December 2013 and capital expenditures of $49.9 million throughout the period, primarily related to additions to Nexeo’s private delivery fleet, facility improvements, and information technology investments.

Investing activities used $93.4 million of cash during the fiscal year ended September 30, 2013, primarily due to the acquisition of Beijing Plaschem’s operations by Nexeo Plaschem totaling $57.9 million and capital expenditures of $38.1 million, partially offset by proceeds from the disposal of assets of $2.6 million.

Discontinued operations

There was no significant cash impact stemming from investing activities from discontinued operations for the fiscal years ended September 30, 2015 and 2013.

Net cash provided by investing activities from discontinued operations for the fiscal year ended September 30, 2014 was $60.1 million primarily due to proceeds received from Composites One in connection with the sale of Nexeo’s North American composites operations for $60.6 million.

Cash Flows from Financing Activities

Financing activities used $81.8 million of cash for the fiscal year ended September 30, 2015, primarily as a result of net payments on the ABL Facility and the Notes of $13.8 million and $14.8 million, respectively, net payments of $12.1 million on short-term lines of credit available to Nexeo Plaschem and payments under the Term Loan Facility of $6.7 million. In addition, financing activities included the purchase of the remaining equity interest in Nexeo Plaschem for $34.3 million.

Financing activities provided $166.5 million of cash for the fiscal year ended September 30, 2014, primarily as a result of the new term loan proceeds of $169.2 million and net borrowings under the ABL Facility of $102.1 million. Proceeds from borrowings were partially offset by the purchases of additional equity interests in Nexeo Plaschem for $92.2 million, quarterly installments on the Term Loan Facility of $6.3 million and net payments of $4.0 million on short-term lines of credit available to Nexeo Plaschem.

Financing activities provided $71.2 million of cash for the fiscal year ended September 30, 2013, primarily as a result of net borrowings of $171.5 million on the Term Loan Facility and net borrowings of $51.4 million on short-term lines of credit available to Nexeo Plaschem. Proceeds from borrowings were partially offset by net debt repayments on the ABL Facility of $111.6 million, payments on the inventory payable associated with the acquisition of Beijing Plaschem’s operations of $26.9 million, payment of debt issuance costs of $8.0 million and the quarterly installments on the Term Loan Facility of $5.0 million.

Contractual Obligations and Commitments

As of December 31, 2015, amounts due under Nexeo’s contractual commitments were as follows:

	Payments Due by Period
Contractual Obligations	Less than 1 Year	1 – 3 Years	4 – 5 Years	More than 5 Years	Total
Short-term and long-term debt obligations(1)	$37.5	$806.0	$—	$—	$843.5
Estimated interest payments on long-term debt obligations(2)	48.7	46.7	—	—	95.4
Capital lease obligations(3)	5.8	11.6	11.1	18.2	46.7
Operating lease obligations(4)	16.2	22.2	12.5	10.6	61.5
Purchase obligations(5)	2.3	0.9	—	—	3.2
Management and consulting services obligations(6)	3.0	6.0	6.0	—	15.0
Other long-term liabilities reflected on the balance sheet(7)	—	—	—	2.5	2.5
Total	$113.5	$893.4	$29.6	$31.3	$1,067.8

(1)	Short-term obligations primarily include the payment of $37.5 million outstanding under credit facilities available to Nexeo Plaschem. Long-term debt obligations include: (i) the payment of $159.2 million in outstanding principal on the Notes, (ii) the payment of $29.2 million in outstanding principal (as of December 31, 2015) under the ABL Facility and (iii) the payment of $617.6 million in outstanding principal under the Term Loan Facility. See Note 8 to the Nexeo Audited Financial Statements included elsewhere in this proxy statement.
(2)	Estimated interest payments include cash interest payments and estimated commitment fees on long-term debt obligations. Variable rate interest payments were estimated using interest rates as of December 31, 2015 held constant to maturity.
(3)	Capital lease obligations represent future payments on capital lease agreements, including lease payments on all tractors under the agreement entered into with Ryder in May 2015. The amounts above include executory costs of $2.1 million per year, for aggregate executory costs totaling $14.3 million. Additionally, the amounts include decreasing annual interest payments ranging from $1.3 million to $0.5 million, for aggregate interest payments totaling $6.1 million. Nexeo is permitted to terminate the lease of an individual vehicle on the anniversary of its delivery date, provided that certain conditions are met. In the event it terminates the lease of an individual vehicle in accordance with the terms of the Ryder Lease, Nexeo may elect to purchase the individual vehicle at a predetermined residual value or return the vehicle to Ryder, subject to an adjustment based on the then-current market value of the individual vehicle. See Notes 6 and 9 to the Nexeo Audited Financial Statements included elsewhere in this proxy statement.
(4)	Operating lease obligations represent payments for a variety of facilities and equipment under non-cancellable operating lease agreements, including office buildings, transportation equipment, warehouses and storage facilities and other equipment.
(5)	Purchase obligations are related to (i) certain IT-related contracts, (ii) non-cancellable equipment orders and (iii) estimated obligation costs to relocate employees or new hires in various U.S. locations, primarily in The Woodlands, Texas. The relocations are assumed to be completed within one year, although it is not practicable to establish definite completion dates for each employee’s relocation.
(6)	Management and consulting services obligations represent recurring minimum fees paid for services under management and consulting services agreements with certain related parties, including TPG. These related parties are paid management and consulting fees in connection with providing management, specialized operational and strategic consulting services. The amounts in the table above reflect minimum annual fees totaling $3.0 million per year for the next five years. See Note 14 to the Nexeo Audited Financial Statements included elsewhere in this proxy statement.
(7)	Includes long-term liabilities under certain employee benefit obligations.

At September 30, 2015, amounts due under Nexeo’s contractual commitments were as follows:

	Payments Due by Period (in millions)
Contractual Obligations	Less than 1 Year	1 – 3 Years	4 – 5 Years	More than 5 Years	Total
Short-term and long-term debt obligations(1)	$71.2	$855.6	$—	$—	$926.8
Estimated interest payments on long-term debt obligations(2)	49.1	55.0	—	—	104.1
Capital lease obligations(3)	5.7	11.6	11.1	19.4	47.8
Operating lease obligations(4)	16.3	22.8	13.4	11.6	64.1
Purchase obligations(5)	2.2	1.8	—	—	4.0
Management and consulting services obligations(6)	3.0	6.0	6.0	—	15.0
Other long-term liabilities reflected on the balance sheet(7)	—	—	—	1.1	1.1
Total	$147.5	$952.8	$30.5	$32.1	$1,162.9

(1)	Short-term obligations primarily include (i) the payment of $34.9 million outstanding under credit facilities available to Nexeo Plaschem, (ii) $6.7 million in principal installment payments under Nexeo’s Term Loan Facility and (iii) the Excess Cash Flow payment of $29.6 million under its Term Loan Facility. Long-term debt obligations include: (i) the payment of Nexeo’s $159.2 million in outstanding principal on the Notes, (ii) the payment of $85.5 million in outstanding principal (at September 30, 2015) under Nexeo’s ABL Facility and (iii) the payment of $610.9 million in remaining outstanding principal under Nexeo’s Term Loan Facility. See Note 8 to the Nexeo Audited Financial Statements included elsewhere in this proxy statement.
(2)	Estimated interest payments include cash interest payments and estimated commitment fees on long-term debt obligations. Variable rate interest payments were estimated using interest rates at September 30, 2015 held constant to maturity.
(3)	Represents future payments on capital lease obligations. Includes payments on the lease entered into with Ryder in May 2015. Delivery of the tractors began at the end of the fourth fiscal quarter and the vast majority of the remaining tractors are anticipated to be delivered during the first quarter of fiscal year 2016. Nexeo is permitted to terminate the lease of an individual tractor on the anniversary of its delivery date, provided that certain conditions are met. In the event Nexeo terminates the lease of an individual tractor in accordance with the terms of the Ryder Lease, it may elect to purchase the individual tractor at a predetermined residual value or return the tractor to Ryder, subject to an adjustment based on the then-current market value of the individual tractor. See Note 5 to Nexeo’s consolidated financial statements.
(4)	Operating lease obligations represent payments for a variety of facilities and equipment under non-cancellable operating lease agreements, including office buildings, transportation equipment, warehouses and storage facilities and other equipment.
(5)	Purchase obligations are related to certain IT-related contracts and estimated obligation costs to relocate employees or new hires in various U.S. locations, primarily in The Woodlands, Texas. The relocations are assumed to be completed within one year, although it is not practicable to establish definite completion dates for each employee’s relocation.
(6)	Management and consulting services obligations represent recurring minimum fees paid for services under management and consulting services agreements with certain related parties, including TPG. These related parties are paid management and consulting fees in connection with providing management and strategic consulting services. The amounts in the table above reflect the minimum annual fees totaling $3.0 million per year for the next five years. See Note 15 to the Nexeo Audited Financial Statements included elsewhere in this proxy statement.
(7)	Includes long-term liabilities under certain employee benefit obligations.

Off Balance Sheet Arrangements

At December 31 2015, Nexeo had no off balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies and Estimates

The financial statements reflect a number of significant estimates that impact the carrying values of assets and liabilities and reported amounts of revenue and expenses. Nexeo makes these estimates based on historical experience and on other judgments and assumptions that Nexeo believes are reasonable under the circumstances. The results of these estimates, judgments and assumptions form the basis for its determinations as to the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Nexeo considers an accounting policy to be critical when it requires the most difficult, subjective and/or complex judgments by management regarding estimates about matters that are highly uncertain. Nexeo believes that the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of its consolidated financial statements.

Revenue Recognition

Revenues are recognized when persuasive evidence of an arrangement exists, products are shipped and title is transferred or services are provided to customers, the sales price is fixed or determinable and collectability is reasonably assured. Revenue for product sales is recognized at the time title and risk of loss transfer to the customer, based on the terms of the sale. For products delivered under Nexeo’s standard shipping terms, title and risk of loss transfer when the product is delivered to the customer’s delivery site. For sales transactions designated “Freight on Board” or “FOB”, shipping point, the customer assumes risk of loss and title transfers at the time of shipment. Deferred revenues may result from (i) delivery delays for products delivered under Nexeo’s standard shipping terms or (ii) from other arrangements with its customers. Sales are reported net of tax assessed by qualifying governmental authorities.

Nexeo is generally the primary obligor in sales transactions with its customers, retain inventory risk during transit and assume credit risk for amounts billed to its customers. Accordingly, Nexeo recognizes revenue primarily based on the gross amount billed to its customers. In sales transactions where Nexeo is not the primary obligor and does not retain inventory risk, Nexeo recognizes revenue on a net basis by recognizing only the commission Nexeo retains from such sales and including that commission in sales and operating revenues in the consolidated statements of operations.

Consistent with industry standards, Nexeo may offer volume-based rebates to large customers if the customer purchases a specified volume with Nexeo over a specified time period. Nexeo recognizes the rebate obligation as a reduction of revenue based on its estimate of the total volume of purchases from a given customer over the specified period of time. The determination of these rebates at an interim date involves management judgment. As a result, Nexeo’s revenues may be affected if a customer earns a rebate toward the end of a year that Nexeo had not expected or if its estimate of customer purchases are less than expected. Nexeo has the experience and access to relevant information that Nexeo believes are necessary to reasonably estimate the amounts of such deductions from gross revenues. Nexeo regularly reviews the information related to these estimates and adjusts its reserves accordingly if and when actual experience differs from previous estimates.

Impairment of Long-lived Assets

Goodwill.  Goodwill is tested for impairment annually as of March 31 and whenever events or circumstances indicate that it is more likely than not that an impairment may have occurred. Goodwill is reviewed for impairment at the reporting unit level, which is defined as operating segments or groupings of businesses one level below the operating segment level. Nexeo’s operating segments are the same as the reporting units used in its goodwill impairment test. Relevant accounting guidance allows the consideration of qualitative factors to determine if it is more likely than not that an impairment of goodwill has occurred. In the absence of sufficient qualitative factors, goodwill impairment is determined utilizing a two-step process. Under step one, if the fair value of a reporting unit (determined using a market approach if market prices are available, or alternatively, a discounted cash flow model) exceeds its carrying value, goodwill of the reporting unit is not considered impaired. The determination of the fair value of a reporting unit requires the use of key estimates about its future operating results, valuation multiples, discount rates and terminal growth rates. These key assumptions can change due to many factors and these changes can materially affect the fair value estimate and cause Nexeo to re-evaluate the carrying value of its goodwill. Once an impairment of goodwill has been recorded, it cannot be reversed.

As of March 31, 2015, the date of the most recent annual impairment test, the estimated fair value of Nexeo’s Plastics, Chemicals and Environmental Services lines of business exceeded book value by a significant margin. There were no events or circumstances from the date of the last assessment through September 30, 2015 that would impact this conclusion.

Other Long-Lived Assets.  Property, plant and equipment and other intangibles with definite lives are tested for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. When an impairment test is performed and the undiscounted expected future cash flow is less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors.

Contingencies and Environmental Costs

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Gain contingencies are not recorded until management determines it is certain that the future event will become or does become a reality.

Liabilities for environmental remediation costs are recognized when environmental assessments or remediation are probable and the associated costs can be reasonably estimated. Generally, the timing of these provisions coincides with the commitment to a formal plan of action or, if earlier, the divestment or closure of the relevant sites. Environmental reserves are subject to numerous uncertainties that affect Nexeo’s ability to accurately estimate costs, or Nexeo’s share of costs if multiple parties are responsible. These uncertainties involve the legal, regulatory and enforcement parameters governing environmental assessment and remediation, the nature and extent of contamination at these sites, the extent of required remediation efforts, the choice of remediation methodology, availability of insurance coverage and, in the case of sites with multiple responsible parties, the number and financial strength of other potentially responsible parties.

Under the purchase agreement related to the acquisition of the Distribution Business, Ashland has agreed to retain all known environmental remediation liabilities listed on the schedules to the purchase agreement, which we refer to in this section as “Retained Specified Remediation Liabilities”, and other environmental remediation liabilities arising prior to the closing date for which Ashland receives written notice prior to the fifth anniversary of the closing date, which we refer to in this section as “Other Retained Remediation Liabilities” and, collectively, as “Retained Remediation Liabilities”. Ashland’s liability for Retained Remediation Liabilities is not subject to any claim thresholds or deductibles. However, in the event Nexeo was to incur expenses arising out of the Other Retained Remediation Liabilities, Ashland’s indemnification obligation is subject to an individual claim threshold of $0.2 million and an aggregate claim deductible of $5.0 million. Ashland’s indemnification obligation for the Retained Remediation Liabilities is subject to an aggregate ceiling of $75.0 million. Ashland’s indemnification obligations resulting from its breach of any representation, warranty or covenant, related to environmental matters (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty), are generally limited by an individual claim threshold of $0.2 million, an aggregate claim deductible of $18.6 million and a ceiling of $93.0 million. Collectively, Ashland’s indemnification obligation resulting from or relating to the Retained Remediation Liabilities, Retained Litigation Liabilities, and the breach of Ashland’s representations, warranties and covenants contained in the purchase agreement (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty) is subject to an aggregate ceiling of $139.5 million, and Ashland’s total indemnification obligation under the purchase agreement (other than for liabilities relating to taxes or any retained indebtedness) is subject to an aggregate ceiling in the amount of the purchase price for the Distribution Business net assets.

As a result, Nexeo does not currently have any environmental or remediation reserves for matters covered by the Ashland Distribution Acquisition agreement. However, if Nexeo was to incur expenses related to the Other Retained Remediation Liabilities, Nexeo would be responsible for the first $5.0 million in aggregate expenses relating thereto prior to the receipt of any indemnification from Ashland. In addition, if any Retained Specified Remediation Liability ultimately exceeds the liability ceilings described above, Nexeo would be responsible for such excess amounts. In either of these scenarios, Nexeo would be required to take an appropriate environmental or remediation reserve.

See Note 12 to Nexeo’s historical consolidated financial statements.

Business Combinations

In accounting for business combinations, the purchase price paid to acquire a business is allocated to its assets and liabilities based on the estimated fair values of the assets acquired and liabilities assumed as of the date of acquisition. These fair values are often estimated through the application of the income approach which requires Nexeo to estimate future cash inflows and outflows and apply an appropriate discount rate. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired is recorded as goodwill. A significant amount of judgment is involved in estimating the individual fair values of property, plant and equipment and identifiable intangible assets. The estimated fair values assigned to the net assets acquired could have a significant effect on Nexeo’s results of operations in the future. The estimates used in determining fair values are based on assumptions believed to be reasonable but which are inherently uncertain. Accordingly, while Nexeo uses all available information to make these fair value determinations and generally engage third-party consultants for assistance, actual results may differ from the projected results used to determine fair value. During fiscal year 2014, Nexeo acquired two separate businesses. See Note 3 to Nexeo’s historical consolidated financial statements. During fiscal year 2013, Nexeo Plaschem completed the acquisition of Beijing Plaschem’s operations.

Supplier Rebates

Certain of Nexeo’s vendor arrangements provide for purchase incentives based on Nexeo achieving a specified volume of purchases. Nexeo records the volume-based purchase incentives as a reduction of inventory costs (and related cost of sales) based on its purchases to date and its estimates of purchases for the remainder of the calendar year. Nexeo receives these incentives in the form of rebates that are payable only when its purchases equal or exceed the relevant calendar year target. The determination of these rebates at an interim date involves management judgment. As a result, Nexeo’s cost of sales may be affected if it earns an incentive toward the end of a year that Nexeo had not expected to earn in earlier periods or if Nexeo fails to earn an incentive that Nexeo had expected to earn and had recorded the incentive based on its prior estimates.

Deferred Taxes

Nexeo recognizes deferred tax assets and liabilities for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using enacted tax rates in effect for the year differences are expected to reverse.

The recoverability of deferred tax assets and the recognition and measurement of uncertain tax positions are subject to various assumptions and judgment by Nexeo. If actual results differ from the estimates made by Nexeo in establishing or maintaining valuation allowances against deferred tax assets, the resulting change in the valuation allowance would generally impact earnings or other comprehensive income depending on the nature of the respective deferred tax asset. Additionally, the positions taken with regard to tax contingencies may be subject to audit and review by tax authorities, which may result in future taxes, interest and penalties.

In determining the recoverability of deferred tax assets, Nexeo gives consideration to all available evidence on a jurisdiction by jurisdiction basis, and then increase or decrease its valuation allowance as appropriate.

Recent Accounting Pronouncements

Recent Accounting Pronouncements Adopted

In April 2014, the FASB issued ASU 2014-8, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-8”). This ASU changes the criteria for reporting discontinued operations while requiring expanded disclosures surrounding the assets, liabilities, income, and expenses of discontinued operations. Nexeo adopted this standard during the first quarter of fiscal year 2016 and its adoption did not have an effect on Nexeo’s financial position or results of operations.

In November 2015 the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). This ASU requires an entity to classify all deferred tax assets and liabilities as noncurrent. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016 and interim periods within those years and early adoption is permitted. Nexeo adopted this standard during the first quarter of fiscal year 2016 on a prospective basis and its adoption did not have a material impact on Nexeo’s financial position or results of operations.

New Accounting Pronouncements Not Yet Adopted

In January 2016, the FASB issued ASU 2016-01, Financial Instruments (Topic 825): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). This ASU (i) requires all equity investments in unconsolidated entities other than those measured using the equity method of accounting, to be measured at fair value through earnings; (ii) when the fair value option has been elected for financial liabilities, requires that changes in fair value due to instrument specific credit risk be recognized separately in other comprehensive income and accumulated gains and losses due to these changes and will be reclassified from accumulated other comprehensive income to earnings if the liability is settled before maturity; and (iii) amends certain fair value disclosure provisions related to financial instruments carried at amortized cost. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and early adoption is permitted. Prior to the Business Combination, Nexeo was in the process of evaluating the provisions of the ASU and assessing the potential effect on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

Commodity and Product Price Risk

Nexeo’s business model is to buy and sell products at current market prices in quantities approximately equal to estimated customer demand. Energy costs are a significant component of raw materials that are included in Nexeo’s product costs. Rising or volatile raw material prices for Nexeo’s suppliers, especially those of hydrocarbon derivatives, may cause its costs to increase or may result in volatility in its profitability. Although Nexeo does not speculate on changes in the prices of the products it sells, because it maintains inventories in order to serve the needs of Nexeo’s customers, it is subject to the risk of reductions in market prices for products it holds in inventory. Nexeo does not use derivatives to manage its commodity price risk because of the large number of products it sells and the large variety of raw materials used in the production of those products. Inventory management practices are focused on managing product price risk by generally purchasing its inventories via its ERP system which helps forecast customer demand based on historical practices. Global inventory balances can fluctuate based on variations in regional customer demand forecasts. Nexeo collaborates directly with customers in all regions to enhance the ongoing accuracy of these forecasts in order to reduce the number of days sales held in inventories, as well as lower the amount of any slow moving and older inventories. In addition, Nexeo is generally able to pass on price increases to its customers, subject to market conditions, such as declining or otherwise volatile market prices for feedstocks, the presence of competitors in particular geographic and product markets and prevailing pricing mechanisms in customer contracts. Nexeo believes that these risk management practices reduce exposure to changes in product selling prices or costs; however, significant unanticipated changes in market conditions or commodity prices could adversely affect results of operations, financial condition and cash flows, as the prices of the products Nexeo purchases and sales are volatile.

Credit Risk

Nexeo is subject to the risk of loss arising from the credit risk related to the possible inability of its customers to pay for the products it resells and distributes to them. Nexeo attempts to limit its credit risk by monitoring the creditworthiness of its customers to whom it extend credit and establishes credit limits in accordance with its credit policy. Nexeo performs credit evaluations on substantially all customers requesting credit. With the exception of Nexeo Plaschem’s operations, Nexeo generally does not require collateral with respect to credit extended to customers; however, it will not extend credit to customers for whom it has substantial concerns and will deal with those customers on a cash basis. Nexeo Plaschem offers billing terms that allow certain customers to remit payment during a period of time ranging from 30 days to nine months. These notes receivables ($4.8 million at December 31, 2015) are supported by banknotes issued by large banks in China on behalf of these customers.

Nexeo typically has limited risk from a concentration of credit risk as no individual customer represents greater than 5.0% of the outstanding accounts receivable balance.

Nexeo is generally exposed to the default risk of the counterparties with which it transacts its interest rate swaps. Nexeo attempts to manage this exposure by entering into these agreements with investment-grade counterparties or based on the specific credit standing of the counterparty. At December 31, 2015, Nexeo’s interest rates swaps were in a liability position; accordingly, there is no default risk associated with these counterparties and no consideration of a credit valuation adjustment has been necessary.

Interest Rate Risk

Interest rate risks can occur due to changes in market interest rates. This risk results from changes in the fair values of fixed-interest rate financial instruments or from changes in the cash flows of variable-interest rate financial instruments. The optimal structure of variable and fixed interest rates is determined as part of interest rate risk management. It is not possible to simultaneously minimize both kinds of interest rate risk. Nexeo takes steps to manage its exposure to interest rate risk in part by entering into interest rate swap agreements as described under “Fair Value Measurements” below. Also see Note 10 to Nexeo’s condensed consolidated financial statements.

Borrowings under Nexeo’s ABL Facility bear interest at a variable rate, which was a weighted average rate of 2.3% for the three months ended December 31, 2015. For each $100.0 million drawn on the ABL Facility, a 100 basis point increase in the interest rate would result in a $1.0 million increase in annual interest expense.

Borrowings under Nexeo’s Term Loan Facility bear interest at a variable rate, which was an average of 5.0% for the three months ended December 31, 2015. The current LIBOR interest rate index is below the floor value of 1.5% established in the agreement. Changes in market interest rates will have no effect on interest expense until such time as the interest rate index increases above the floor value, which would currently require an increase of approximately 89 basis points. Were that to occur, an additional 100 basis point increase in the interest rate would result in an increase of $6.2 million in annual interest expense based on the Term Loan Facility balance at December 31, 2015.

Fair Value Measurements

Nexeo is a party to interest rate swap agreements of varying expiration dates to help manage its exposure to interest rate risk related to Nexeo’s variable interest rate Term Loan Facility (the variable interest rate is subject to a floor of 1.5%). As of December 31, 2015, the notional amount of outstanding interest rate swap agreements was $200.0 million. The interest rate swaps are accounted for as cash flow hedges. Accordingly, gains or losses resulting from changes in the fair value of the swaps are recorded in other comprehensive income to the extent that the swaps are effective as hedges. Gains or losses resulting from changes in the fair value applicable to the ineffective portion, if any, are reflected in income. Gains or losses recorded in other comprehensive income are generally reclassified into and recognized in income when the related interest expense on the Term Loan Facility is recognized. During the three months ended December 31, 2015, Nexeo reclassified into income and recognized a realized loss on the interest rate swaps of $0.2 million, which was recorded in interest expense. During the three months ended December 31, 2015, Nexeo recorded an unrealized gain on the interest rate swaps (net of reclassifications into income) of $0.1 million, which was recorded in other comprehensive income. As of December 31, 2015, $0.3 million in unrealized losses were expected to be realized and recognized in income within the next twelve months.

At December 31, 2015, the estimated fair value of Nexeo’s derivative liabilities was:

Sources of Fair Value	2016	2017	2018	2019	2020	2021 and Thereafter	Total Fair Value
Interest Rate:
Prices actively quoted (Level 1)	$—	$—	$—	$—	$—	$—	$—
Prices provided by other external sources (Level 2)	0.3	—	—	—	—	—	0.3
Prices based on models and other valuation methods (Level 3)	—	—	—	—	—	—	—
Total interest rate	$0.3	$—	$—	$—	$—	$—	$0.3

For further discussion of how Nexeo determines these fair values, see Note 11 to Nexeo’s condensed consolidated financial statements.

Foreign Currency Risk

Nexeo may be adversely affected by foreign exchange rate fluctuations since it conducts its business on an international basis in multiple currencies. A portion of Nexeo’s sales and costs of sales are denominated in currencies other than the functional currency of its subsidiaries exposing it to currency transaction risk. Additionally, because Nexeo reports its consolidated results in U.S. dollars, the results of operations and the financial position of its local international operations, which are generally reported in the relevant local currencies, are then translated into U.S. dollars at the applicable exchange rates for inclusion in the condensed consolidated financial statements, exposing Nexeo to currency translation risk. Nexeo currently does not utilize financial derivatives to manage its foreign currency risk, but will continue to monitor its exposure to foreign currency risk, employ operational strategies where practical and may consider utilizing financial derivatives in the future to mitigate losses associated with these risks.

Included in its condensed consolidated results of operations for the three months ended December 31, 2015 is a $0.5 million net loss related to foreign exchange rate fluctuations. During the three months ended December 31, 2015, the most significant currency exposures were to the RMB, the CAD and the Mexican peso versus the U.S. dollar, and the Russian ruble versus the Euro. These currencies experienced positive and negative fluctuations throughout the period, with the U.S. dollar strengthening towards the end of the period compared to the RMB, the CAD and Mexican peso. In addition, the Russian ruble continued to weaken against the Euro during the current period. These fluctuations generated foreign exchange gains in Nexeo’s Canadian subsidiary and foreign exchange losses in Nexeo’s Chinese, Mexican and Russian subsidiaries. Assuming the same directional variations as occurred during the three months ended December 31, 2015, a hypothetical 10.0% weakening/strengthening in the value of the Mexican peso, RMB and the CAD relative to the value of the U.S. dollar and the value of the Russian ruble relative to the Euro from September 30, 2015 levels could have generated a net loss/gain of $1.7 million in Nexeo’s condensed consolidated statement of operations for the three months ended December 31, 2015.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The Company anticipates that the current executive officers of Nexeo will become executive officers of the post-combination company following the Business Combination. For biographical information concerning the current executive officers of Nexeo, who the Company anticipates will become the executive officers of the post-combination company, see the section entitled “Information About Nexeo — Executive Officers”. The following persons are anticipated to be the directors and executive officers of the post-combination company, which will be renamed “Nexeo Solutions, Inc.” following the Business Combination:

Name	Age	Position
Wilbur L. Ross, Jr	78	Chairman
Nadim Z. Qureshi	41	Director
Lord William Astor	64	Director
Thomas E. Zacharias	62	Director
Christopher Yip	33	Director
Nathan Wright	50	Director
Dan Smith	69	Director
Kenneth Burke	66	Director
David Bradley	45	President, Chief Executive Officer and Director
Ross Crane	53	Chief Financial Officer
Shawn Williams	52	Senior Vice President, Plastics
Alberto Machado	51	Senior Vice President, Strategic Growth
Ron LaBuschewsky	48	Senior Vice President, Supply Chain & Environmental Services
Michael Farnell	45	Chief Legal Officer
David Chapman	56	Chief Information Officer
Lisa Britt	47	Chief Human Resources Officer
Michael Everett	49	Treasurer
Kristina Smith	51	Controller and Chief Accounting Officer

Before we mail definitive proxy materials to our stockholders, we will identify and provide biographical information and consents for each of the post-combination company’s directors.

Information about the Anticipated Executive Officers and Directors Upon the Closing of the Business Combination

Upon the closing of the Business Combination, we anticipate increasing the size of our board of directors from five (5) to nine (9) directors, each of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the Business Combination is consummated, our board of directors will consist of nine (9) directors.

Wilbur L. Ross, Jr. — Chairman.  Mr. Ross has been the Chairman of our board of directors and the Chief Executive Officer since March 2014. Mr. Ross is the Founder, Chairman and Chief Strategy Officer of WL Ross & Co. LLC, a private equity firm. Mr. Ross was the Chief Executive Officer of WL Ross & Co. LLC until becoming its Chief Strategy Officer on April 30, 2014. Mr. Ross is currently a member of the board of directors of Arcelor Mittal, the world’s largest steel and mining company; EXCO Resources, Inc., a natural gas and oil exploration company; DSS Holdings LP, a shipping transportation company; and Sun Bancorp, a bank holding company; he is also a member of the board of directors and Vice Chairman of Bank of Cyprus, a banking and financial institution headquartered in Cyprus. Mr. Ross formerly served as a member of the board of directors of many banks, financial and other companies, including but not limited to, Ohizumi Mfg. Co., Ltd. until April 2015; Navigator Holdings Ltd., a provider of international seaborne transportation services, until November 2014; NBNK Investments PLC, a financial services special purpose acquisition company, until November 2014; Ocwen Financial Corporation, a residential and commercial loan servicing company, until November 2014; Talmer Bancorp, a bank holding company, until November 2014; International Automotive Components Group, Inc., an auto parts supplier company, until November 2014; International Textile Group, Inc., a global, diversified textile provider, until November 2014; Assured Guaranty Ltd., a holding company that provides credit protection products to the United States and international public finance, infrastructure and structured finance markets, until November 2014; The Governor and Company of the Bank of Ireland, a commercial bank operation in Ireland, until June 2014, BankUnited, Inc., a savings and loan holding company, until March 2014; Plascar Participacoes SA, a manufacturer of automotive interiors, until January 2014; Air Lease Corporation, an aircraft leasing company from 2010 to December, 2013; The Greenbrier Companies, a supplier of transportation equipment and services to the railroad industry from June 2009 until January 2013; International Coal Group from April 2005 to June 2011, and Montpelier Re Holdings Ltd., a reinsurance company, from 2006 to March 2010. Mr. Ross was Executive Managing Director of Rothschild Inc. for 24 years before acquiring that firm’s private equity partnerships in 2000. Mr. Ross is a graduate of Yale University and of Harvard Business School. Through the course of Mr. Ross’ career, he has served as a principal financial adviser to, investor in, and director of various companies across the globe operating in diverse industries, and he has assisted in restructuring more than $500 billion of corporate liabilities. Mr. Ross is well qualified to serve as a director due to his over 35 years of experience in private equity, numerous public and private company directorship roles, and globally recognized financial expertise having been elected to both the Private Equity Hall of Fame and the Turnaround Management Association Hall of Fame.

Nadim Z. Qureshi — Director.  Mr. Qureshi is a Managing Director for WL Ross & Co. LLC. In this role, he heads private equity investments in the chemical and the industrial sectors. Mr. Qureshi joined WL Ross & Co. LLC in 2015. Prior to that, he was a Partner at Quinpario Partners, an investment and operating firm focused on the chemical and industrial sectors. Prior to this he led the corporate development and strategy functions at Solutia Inc. Mr. Qureshi was a member of the executive team that led the restructuring and transformation of Solutia from a bankrupt, commodity producer to a global, highly profitable specialty chemicals business until its sale to Eastman Chemical in 2012. Prior to Solutia, Mr. Qureshi was with Arthur D. Little and Charles River Associates where he advised large multinational chemical, industrial and private equity clients. Mr. Qureshi earned his B.S. in Chemical Engineering and M.S. in Macromolecular Science & Engineering from Case Western Reserve University. He also earned his M.B.A. from Northwestern University’s Kellogg School of Management. Mr. Qureshi’s experience in the chemical and industrial allows him to provide significant insight to our board of directors.

Lord William Astor — Director.  Mr. Astor has been a member of our board of directors since June 2014. Lord William Astor, 4th Viscount Astor, is a British businessman and politician who sits as an elected hereditary peer in the House of Lords since 1973. He served both in the Governments of Lady Thatcher and of John Major from 1989 to 1996, and subsequently as Minister in the Department of National Heritage. He then served as Conservative Opposition spokesman in the House of Lords from 1997 to 2010. He is currently the Chairman of Silvergate Media Limited, which owns, manages, and develops family entertainment brands in the United Kingdom. He is a non-executive director of Canadian Overseas Petroleum Ltd, which is listed on the Calgary Stock Exchange. Viscount Astor is also a director of a number of private companies in the United Kingdom. He also serves as Chairman of Ancroft Tractors Ltd (farm machinery dealer) and director of Cliveden Securities Ltd (corporate financial advice). Previously, he was Deputy Chairman of Chorion Plc, and a director of Urbium Plc and a director of Networkers International Plc, a global recruitment consultancy listed on the Alternative Investment Market, which we refer to as “AIM”, in London since 2007, which specializes in telecommunications, information technology, financial markets. In light of Lord William Astor’s directorship experience, business expertise, financial acumen and business industry contacts, we believe that he is well qualified to serve as a director on our board of directors.

Thomas E. Zacharias — Director.  Thomas E. Zacharias has been a member of our board of directors since June 2014. Mr. Zacharias has served as Chief Operating Officer of W. P. Carey Inc. since March 2005 and as head of the Asset Management Department and Managing Director since April 2002. He has also served as Chief Operating Officer and Managing Director of Corporate Property Associates, 17 — Global since September 2007 (referred hereafter as “CPA®”), as Chief Operating Officer and Managing Director of CPA®:18 — Global since September 2012. He has served as Chief Operating Officer of Carey Watermark Investors since September 2010 having previously served as the sole member of the board of directors from March 2008 through that date. Mr. Zacharias served as Chief Operating Officer of Carey Watermark Investors 2 since May 2014. Mr. Zacharias had also served as Chief Operating Officer and Managing Director of CPA®:16 — Global from May 2011 to January 2014 (when CPA®:16 merged with W.P. Carey), having previously served as President from June 2003 to May 2011. He had also served as Chief Operating Officer of CPA®:14 and CPA®:15 from May 2005 to May 2011 and September 2012 (when CPA®:15 merged with W. P. Carey), respectively, having also served as Managing Director since April 2002, and as an Independent Director of CPA®:14 from 1997 to 2001 and of CPA®:15 in 2001. Prior to joining W. P. Carey, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was one of the largest private equity REITs in the United States. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and an M.B.A. from Yale School of Management in 1979. He is a member of the Urban Land Institute and NAREIT. In light of Mr. Zacharias’ directorship and management experiences, we believe that he is well qualified to serve as a director on our board of directors.

Christopher J. Yip — Director.  Mr. Yip served on Nexeo’s board of directors since April 29, 2011. Mr. Yip is currently a Principal at TPG where he is involved in the firm’s industrial and chemical sector investing efforts. Prior to joining TPG in 2005, Mr. Yip was employed by McKinsey & Company, Inc., a management consulting firm. Mr. Yip joined the board of directors of FleetPride, Inc. in November 2012. Mr. Yip holds an A.B. degree in Economics (cum laude) and an S.M. degree in Computer Science from Harvard University. Mr. Yip holds an M.B.A. degree from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Yip’s experience investing in the industrial and chemical industries, together with his experience in corporate and private equity finance and business consulting, is of great value to our board of directors.

Nathan H. Wright — Director.  Mr. Wright served on Nexeo’s board of directors since April 29, 2011. Mr. Wright is a TPG Partner and a member of the firm’s Operating Group. Mr. Wright leads TPG’s Field Operations team, a group of professionals who provide functional-area expertise to portfolio companies in such areas as lean manufacturing, low-cost country sourcing, strategic procurement, global supply chain excellence, strategic pricing, etc. While at TPG, Mr. Wright has supported some of TPG’s most complex transformation efforts including ON Semiconductor Corporation and Altivity Packaging, LLC. Prior to joining TPG in 2000, Mr. Wright spent six years as a consultant with Bain & Company Inc. in Dallas, Sydney and Johannesburg. Previously, Mr. Wright worked in the information systems consulting and outsourcing industry for four years and founded an Atlanta-based systems strategy firm. Since January 2013, Mr. Wright has served on the board of directors of FleetPride, Inc. Mr. Wright previously served on the board of directors of Kraton Polymers LLC and Kraton Performance Polymers, Inc. from 2005 through 2011 and was a member of the Compensation Committee. Mr. Wright holds a B.S. degree in Mechanical Engineering from the Rose-Hulman Institute of Technology and an M.B.A. degree from the Tuck School of Business at Dartmouth College. Mr. Wright’s engineering experience and business background in supporting transformational efforts within a broad range of companies and industries, together with his significant board experience, provides invaluable insight to our board of directors.

Dan F. Smith — Director.  Mr. Smith served on Nexeo’s board of directors since April 29, 2011 and is currently Chairman of the Board. Mr. Smith began his career with ARCO in 1968 as an engineer. He was employed by Lyondell Chemical Company from 1975 through 2007, where he was elected President in 1994, Chief Executive Officer in 1996 and served as a director from November 1989 through December 2007, including as Chairman from May 2007 through December 2007. Mr. Smith retired in December 2007 as Chairman, President and Chief Executive Officer of Lyondell Chemical Company following the acquisition of Lyondell Chemical Company by Basell AF. Mr. Smith also served as Chief Executive Officer of Equistar Chemicals, LP from 1997 through 2007 and as Chief Executive Officer of Millennium Chemicals Inc. from 2004 until 2007. Equistar Chemicals, LP and Millennium Chemicals Inc. were wholly owned subsidiaries of Lyondell Chemical Company. Mr. Smith served on the board of directors of Cooper Industries PLC from April 1998 until its sale to Eaton Corp. in November 2012 and served five year terms on its Audit Committee and Management Development and Compensation Committee. Mr. Smith has served as the Chairman of the Board of Kraton Performance Polymers, Inc. and AXIP Energy Services, L.P, (f/k/a Valerus Services, L.P.) since February 2008 and December 2009, respectively. Mr. Smith joined the board of Northern Tier Energy

LLC and Northern Tier Energy GP LP in May 2011. Mr. Smith became Chairman of Northern Tier Energy LLC and Northern Tier Energy GP LP in November 2011. In January 2014, Mr. Smith stepped down as Chairman, but remains a Director. Mr. Smith became Chairman of the Board and a Director for Orion Engineered Carbons S.A. in May 2014. Mr. Smith also serves as a member of the College of Engineering Advisory Council at Lamar University. Mr. Smith is a graduate of Lamar University with a B.S. degree in Chemical Engineering. Mr. Smith has had a long and distinguished career in the chemical industry and is widely recognized as an expert in the field. He has extensive experience at the highest levels, including several years as the Chief Executive Officer of a major chemical company. Mr. Smith’s international business experience, together with his background in chemical engineering, is of tremendous value to our board of directors.

Kenneth M. Burke — Director.  Mr. Burke served on Nexeo’s board of directors since November 3, 2011. Mr. Burke retired in 2004 after a 31-year career with Ernst & Young LLP. During his time with Ernst & Young LLP, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast Area and Coordinating Partner for various energy and oilfield service companies. Mr. Burke is a former director, chairman of the Nominating and Governance Committee and member of the Compensation Committee of Pride International, Inc. Mr. Burke is a former director and chairman of the Audit Committee of Trico Marine Services, Inc. Mr. Burke has served as a director and as chairman of the Audit and Conflict Committees of AXIP Energy Services, LP since January 2010 and as a director, Audit Committee member and Public Policy and Corporate Responsibility Committee member of EQT Corp since January 2012. Mr. Burke received his B.S. in Accounting from the University of New Orleans. Mr. Burke has extensive experience in the field of accounting, including more than three decades with a major accounting firm. Mr. Burke’s background in accounting, together with his prior board experience, enables Mr. Burke to provide important counsel to our board of directors.

Classified Board of Directors

In accordance with our current certificate, our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term.

As discussed above, in connection with the Business Combination, our board of directors will be reconstituted and comprised of nine (9) members. Our board of directors believes it is in the best interests of the Company for the board of directors to be classified into three classes instead of two, each comprising as nearly as possible one-third of the directors to serve three-year terms, provided that if Proposal No. 2 is approved at the special meeting, each of our Class I directors will have a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director will have a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director will have a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Committees of the Board of Directors

The standing committees of our board of directors currently consists of an Audit Committee and a Compensation Committee, and after the Business Combination will also consist of a Nominating and Governance Committee. Each of the committees will report to the board of directors as they deem appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below. Before we mail definitive proxy materials to our stockholders, we will identify the directors that will constitute each committee of the board of directors of the post-combination company.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K; (2) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (3) discussing with management major risk assessment and risk management policies; (4) monitoring the independence of the independent auditor; (5) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (6) reviewing and approving all related-party transactions; (7) inquiring and discussing with management our compliance with applicable laws and regulations; (8) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (9) appointing or replacing the independent auditor; (10) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and (11) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Upon consummation of the Business Combination, we anticipate our Audit Committee will consist of Messrs. Burke and Zacharias and an additional member to be appointed by our newly appointed board of directors, with Mr. Burke serving as the chair of the committee. We anticipate that Messrs. Burke and Zacharias and the additional Audit Committee member will qualify as independent directors according to the rules and regulations of the SEC and NASDAQ with respect to audit committee membership. We also believe that Mr. Burke will qualify as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee, which will be available on our corporate website at www.nexeosolutions.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans.

Upon consummation of the Business Combination, we anticipate our Compensation Committee will consist of Messrs. Qureshi and Wright and an additional member to be appointed by our newly appointed board of directors, with Mr. Qureshi serving as the chair of the committee. We anticipate that Messrs. Qureshi and Wright and the additional Compensation Committee member will qualify as independent directors according to the rules and regulations of the SEC and NASDAQ with respect to compensation committee membership. Our board of directors has adopted a written charter for the Compensation Committee, which will be available on our corporate website at www.nexeosolutions.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Nominating and Governance Committee

Our Nominating and Governance Committee will be responsible for, among other matters: (1) identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; (2) overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Upon consummation of the Business Combination, our newly appointed board of directors will create and appoint the members of the Nominating and Governance Committee. We expect that our board of directors will adopt a written charter for the Nominating and Governance Committee, which will be available on our corporate website at www.nexeosolutions.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees. We have previously filed a copy of our form of code of ethics and our Audit Committee charter as exhibits to our registration statement filed on May 30, 2014. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Post-Combination Company Executive Compensation

The following disclosure concerns the compensation of the individuals who will serve as the Company’s named executive officers and directors following the completion of the Business Combination.

Compensation Philosophy and Objectives Following the Business Combination

Following the closing of the Business Combination, the post-combination company intends to develop an executive compensation program that is consistent with Nexeo’s existing compensation policies and philosophies, which are designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company.

Decisions on the executive compensation program will be made by a compensation committee of the board of directors, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation in the form of certain profits interests.

Base Salary

It is expected that our named executive officers’ base salaries will continue as described under “Executive Compensation — Nexeo — Setting Executive Compensation — Base Salary” subject to the terms of any employment agreements or severance agreement and will be reviewed annually by the compensation committee based upon advice and counsel of its advisors.

Annual Bonuses

The post-combination company intends to use annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The post-combination company expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers, subject to the terms of any employment agreements or severance agreement. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2016, the post-combination company plans to establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

Equity-Based Awards

The post-combination company intends to use equity-based awards to reward long-term performance of the named executive officers. The post-combination company believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers.

Executive Agreements

We anticipate that the employment or severance and change in control agreements for the named executive officers will remain in place following the consummation of the Business Combination. Any new executive agreements for the named executive officers following the Business Combination will be subject to compensation committee approval.

Other Compensation

The post-combination company expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. the post-combination company also expects to continue to provide certain perquisites to its named executive officers, subject to the compensation committee’s ongoing review.

Recoupment Policy

The compensation committee will administer the post-combination company’s policies consistent with the Sarbanes-Oxley Act, which would recover CEO and CFO incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly paid executive officers (other than a company’s chief executive officer and chief financial officer) of a publicly traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We expect our policy will be to consider the tax impact of our compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to our executive officers. However, to retain highly skilled executives and remain competitive with other employers, the compensation committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the post-combination company and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests.

Director Compensation following this Business Combination

Following the completion of the Business Combination, our Compensation Committee will determine the annual compensation to be paid to the members of our board of directors.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-combination company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed certificate is attached as Annex C to this proxy statement. We urge you to read our proposed certificate in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.

Authorized and Outstanding Stock

The proposed certificate authorizes the issuance of 301,000,000 shares, consisting of 300,000,000 shares of Common Stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable pursuant to the Merger Agreement will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were 62,531,250 shares of Common Stock outstanding, held of record by approximately 2 holders of Common Stock, 1 holder of units and 2 holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

The proposed certificate provides that the Common Stock will have identical rights, powers, preferences and privileges to current Common Stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the post-combination company, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our board of directors is currently divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. If Proposal No. 2 is approved, the proposed certificate will reclassify our board of directors into three separate classes with each class serving a three-year term; provided that, Class I directors will serve until the 2017 annual meeting, Class II directors will serve until the 2018 annual meeting and Class III directors will serve until the 2019 annual meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Common Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination.

We will consummate the Business Combination only if a majority of the outstanding shares of Common Stock voted at the special meeting are voted in favor of the Business Combination Proposal at the special meeting. However, the participation of our Sponsor, officers, directors, advisors or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

Our Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. In addition, pursuant to the SHRRA, our Sponsor agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in the accompanying proxy statement. As of the date of filing this proxy statement, our Sponsor, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination by June 11, 2016 (or, in the case that the Extension Proxy Vote is passed, by August 20, 2016), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the our obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Our Sponsor, and each of our directors and officers, has agreed to waive their redemption rights with respect to the Founder Shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination by June 11, 2016 (or, in the case that the Extension Proxy Vote is passed, by August 20, 2016), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to the expiration of the 24 month period. However, if our Sponsor or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Common Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our Common Stock for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes).

Founder Shares

The Founder Shares are identical to the shares of Common Stock, and holders of Founder Shares have the same stockholder rights as public stockholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our Sponsor, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their Founder Shares and public shares in connection with the completion of our business combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete our business combination by June 11, 2016 (or, in the case that the Extension Proxy Vote is passed, by August 20, 2016), although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our business combination within such time period. If we submit our business combination to our public stockholders for a vote, our Sponsor, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of our initial business combination. In addition, pursuant to the SHRRA, our Sponsor agreed to vote any Founder Shares owned by them in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in the accompanying proxy statement.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of our initial business combination or earlier if, (x) subsequent to our business combination, the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Concurrently with the execution of the Merger Agreement, Sponsor entered into the Transfer Letter, which provides for, among other things, the agreement by our Sponsor to transfer a portion of the Founder Shares to Selling Equityholders (in lieu of the cancellation and reissuance of such Founder Shares by us) as part of the consideration in the Mergers. The number of Founder Shares to be transferred to Selling Equityholders by our Sponsor will be a pro rata portion of our Sponsor’s Founder Shares equal to the Stock Consideration payable to Selling Equityholders (including any Excess Shares) divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares). These Founder Shares will also be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met. The transfer of the Founder Shares pursuant to the Transfer Letter is subject to the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement. For more information about the Founder Shares Transfer, see the section entitled “Proposal No. 1 — Approval of the Business Combination”.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one-half of one share of our Common Stock at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our IPO or 30 days after the completion of our initial business combination. For example, if a warrant holder holds two warrants, such warrants are exercisable for one share of the company’s Common Stock. Warrants must be exercised for a whole share. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant is exercisable for cash or on a cashless basis, and we are not obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant is not entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for a unit solely for the share of Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the Business Combination or any initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption; and
•	if, and only if, the last reported sale price of the Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three (3) business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $24.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with the Business Combination or any initial business combination, (d) as a result of the repurchase of shares of Common Stock by the company if the Business Combination or any initial business combination is presented to the stockholders of the company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete the Business Combination or any initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Common Stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.

Private Placement Warrants

Our Sponsor purchased 22,400,000 private placement warrants at a price of $0.50 per private placement warrant for an Aggregate Purchase Price of $11,200,000 in a private placement that occurred simultaneously with the consummation of our IPO. The private placement warrants (including the Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Substantially concurrently with the execution of the Merger Agreement, we entered into a Warrant Exchange Agreement with our Sponsor and Nexeo, which provides for the exchange of all 22,400,000 warrants issued in a private placement to our Sponsor at the time of our IPO in exchange for shares of Common Stock at an exchange ratio of 0.10 shares for each private placement warrant for a total of 2,240,000 shares of Common Stock. The Private Placement Warrant Exchange is contingent upon and will occur substantially concurrently with the consummation of the Business Combination. The purpose of the Private Placement Warrant Exchange is to reduce the potential market overhang on the trading of our Common Stock created by the significant number of outstanding private placement warrants and the potential dilution to the holders of our Common Stock that may result from the exercise of the private placement warrants. For more information, see the section entitled “Proposal No. 12 — Approval of the Issuance of more than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, PIPE Investment and Private Placement Warrant Exchange”.

On March 26, 2015, we issued a convertible promissory note, which we refer to as the “March 2015 convertible note”, to our Sponsor pursuant to which, on April 16, 2015, we borrowed $300,000 from our Sponsor for operating expenses. The March 2015 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the March 2015 convertible note may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.60 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants. As of December 31, 2015, the outstanding balance due under the March 2015 convertible note was $310,644.

On January 5, 2016, we issued the January 2016 convertible note to our Sponsor pursuant to which we borrowed $425,000 from our Sponsor for operating expenses. The January 2016 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the January 2016 convertible note may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.50 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants. However, our Sponsor intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination.

Private Placement Shares

Pursuant to that certain Amended and Restated Securities Subscription Agreement, dated as of April 4, 2014, we granted our Sponsor the option to purchase, simultaneously with the consummation of an initial business combination, up to an additional 10,000,000 shares of Common Stock at a price of $10.00 per share. The proceeds of the sale of such shares will not be deposited into the Trust Account, the shares will not be eligible for redemption from the Trust Account nor will they be eligible to vote upon the initial business combination. Our sponsor may assign this option to one or more of its affiliated investment funds to satisfy their co-investment rights in our initial business combination.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation, and our Bylaws

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203”, regulating corporate takeovers. Assuming the approval of Proposal No. 7 at the special meeting of stockholders, we will no longer be subject to Section 203 following such meeting. Instead, we would “opt out” Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
•	A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•	our board of directors approves the transaction that made the stockholder an “interested stockholder”, prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or
•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our amended and restated certificate of incorporation provides that our board of directors is classified into two classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. Assuming the approval of Proposal No. 2, then our second amended and restated certificate of incorporation will provide that our board of directors is classified into three classes of directors.

Assuming the approval of Proposal No. 4, our amended and restated certificate of incorporation will only allow stockholders to act by written consent until the first date, which we refer to as the “Trigger Date”, on which investment funds affiliated with Sponsor and TPG and their respective successors and certain affiliates cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of Common Stock of the post-combination company.

Assuming the approval of Proposal No. 5, our amended and restated certificate of incorporation will only allow stockholders to call a special meeting until the Trigger Date.

Assuming the approval of Proposal No. 6, our amended and restated certificate of incorporation will provide that after the Trigger Date directors may be removed prior to the expiration of their terms by stockholders only for cause or upon the affirmative vote of 75% of the voting power of all outstanding shares of the combined company.

Assuming the approval of Proposal No. 8, our amended and restated certificate of incorporation will require that changes or amendments to the certificate of incorporation or the bylaws must be approved (i) before the Trigger Date, by a majority of the voting power of outstanding Common Stock of the combined company, which such majority shall include at least 65% of the shares then held by Sponsor and TPG, and (ii) thereafter, certain changes or amendments must be approved by at least 75% of the voting power of outstanding Common Stock of the combined company.

In addition, our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors; our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice procedures require that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 of the Securities Act, which we refer to as “Rule 144”, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or
•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 62,531,250 shares of Common Stock outstanding. Of these shares, the 50,025,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 12,506,250 Founder Shares owned by our Sponsor currently owned by our Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of our Common Stock we issue to Selling Equityholders as Stock Consideration pursuant to the Merger Agreement, the Founder Shares transferred to Selling Equityholders pursuant to the Transfer Letter, the 2,240,000 shares of Common Stock exchanged for our Sponsor’s 22,400,000 private placement warrants pursuant to the Private Placement Warrant Exchange Letter Agreement, and any shares of Common Stock issued pursuant to the PIPE Investment will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 72,425,000 warrants of the Company outstanding, consisting of 50,025,000 public warrants originally sold as part of the units issued in the Company’s IPO and 22,400,000 private placement warrants that were sold by the Company to our Sponsor in a private sale simultaneously with the consummation of the Company’s IPO. Each warrant is exercisable for one-half of one share of our Common Stock, in accordance with the terms of the warrant agreement governing the warrants. 50,025,000 of these warrants are public warrants and are freely tradable. In addition, we will be obligated to file no later than fifteen (15) business days after the closing of the Business Combination a registration statement under the Securities Act covering the 25,012,500 shares of our Common Stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants. If the Business Combination is approved, all 22,400,000 private placement warrants will be exchanged for 2,240,000 shares of Common Stock pursuant to the Private Placement Warrant Exchange Letter Agreement.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

The holders of the Founder Shares, privately placed shares, if any, and private placement warrants (and any shares of Common Stock issuable upon the exercise of the private placement warrants) are entitled to registration rights pursuant to a registration rights agreement to signed prior to or on the effective date of our IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, on the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sale price of the Common Stock (x) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the respective Common

Stock underlying such warrants, 30 days after the completion of our initial business combination. Pursuant to the terms of the SHRRA, this registration rights agreement will be terminated and cancelled as of the closing of the Business Combination.

Pursuant to the terms of the SHRRA, our Sponsor, TPG and their permitted transferees will be bound by restrictions on the transfer of their shares of Common Stock for six months following the closing of the Business Combination, and then, subject to any permitted underwritten offerings and other permitted transfers, through the earlier of twelve months following the closing of the Business Combination or such time as our Sponsor and TPG, collectively, no longer hold 50% of their initial ownership of Common Stock. Additionally, upon the consummation of the Business Combination, our Sponsor, TPG and their permitted transferees will be entitled to certain registration rights. As promptly as practicable and in no event later than 15 business days following the consummation of the Business Combination, the Company has agreed to (i) file with the SEC a shelf registration statement relating to the primary offer and sale by the Company of shares of Common Stock equal to the number of the Excess Shares, which, at the Company’s election, may be sold upon certain events to fund the deferred purchase price, if any and (ii) file with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the SHRRA) owned by our Sponsor and TPG (and any permitted transferees), and in each case to keep such shelf registration statements effective on a continuous basis until the date as of which all such Registrable Securities have been sold or another registration statement is filed under the Securities Act. Our Sponsor and TPG will also be entitled to initiate four underwritten offerings in any twelve-month period and unlimited piggyback registration rights. In certain circumstances described in greater detail under the SHRRA, the Company is obligated to make a primary offer and sale of a number of shares equal to the Excess Shares and remit the proceeds of such offering to the Selling Equityholders in accordance with the deferred cash payment requirements under the Merger Agreement. The registration rights of Sponsor and TPG are subject to customary black-out periods, cutback provisions and other limitations as set forth in the SHRRA. Additionally, pursuant to the SHRRA, each of our Sponsor and TPG will be subject to a customary standstill with respect to the issued and outstanding equity securities of the Company through the date that is three months following the date on which our Sponsor and TPG, collectively, no longer maintains the right to designate two directors to the board of directors.

The Company expects that the investors in the PIPE Investment will be entitled to certain customary registration rights, including the filing of a resale shelf registration statement within 15 business days after the consummation of the Mergers.

Listing of Securities

We intend to apply to continue the listing of our Common Stock, units and warrants on NASDAQ under the symbols “NXEO,” “NXEOU” and “NXEOW”, respectively, upon the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•	each of our current executive officers and directors;
•	each person who will become a named executive officer or director of the post-combination company; and
•	all executive officers and directors of the Company, as a group, and of the post-combination company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Common Stock pre-Business Combination is based on 62,531,250 shares of Common Stock (including Founder Shares) issued and outstanding as of January 12, 2016.

The expected beneficial ownership of shares of our Common Stock post-Business Combination assuming none of our public shares are redeemed has been determined based upon the following: (i) no Company stockholder has exercised its redemption rights to receive cash from the trust account in exchange for their shares of Common Stock and we have not issued any additional shares of our Common Stock, (ii) there will be an aggregate of 98,695,579 shares of our Common Stock (including Founder Shares) issued and outstanding at closing, (iii) 4,105,000 shares have been issued in connection with the PIPE Investment and neither our Sponsor nor any of Selling Equityholders is an investor in the PIPE Investment, (iv) 29,819,329 shares have been issued to Selling Equityholders as part of the Stock Consideration, (v) pursuant to the Private Placement Warrant Exchange, our Sponsor has exchanged all of its 22,400,000 private placement warrants for 2,240,000 shares of the Company’s Common Stock; and (vi) our Sponsor has transferred 4,724,124 of its Founder Shares to Selling Equityholders pursuant to the Transfer Letter.

The expected beneficial ownership of shares of our Common Stock post-Business Combination assuming 18,395,000 public shares have been redeemed has been determined based on the following: (i) Company stockholders (other than the stockholders listed in the table below) have exercised their redemption rights with respect to 18,395,000 shares of our Common Stock, (ii) there will be an aggregate of 98,695,579 shares of our Common Stock (including Founder Shares) issued and outstanding at closing, (iii) 22,500,000 shares have been issued in connection with the PIPE Investment and neither our Sponsor nor any of Selling Equityholders is an investor in the PIPE Investment,(iv) 29,819,329 shares have been issued to Selling Equityholders as part of the Stock Consideration, (v) pursuant to the Private Placement Warrant Exchange, our Sponsor has exchanged all of its 22,400,000 private placement warrants for 2,240,000 shares of the Company’s Common Stock; and (vi) our Sponsor has transferred 4,724,124 of its Founder Shares to Selling Equityholders pursuant to the Transfer Letter.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Common Stock beneficially owned by them.

	Before the Business Combination		After the Business Combination
			Assuming No Redemption		Assuming Redemption of 18,395,000 Shares
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%	Number of Shares	%
WL Ross Sponsor LLC (our Sponsor)(2)(3)	12,506,250	20.00%	9,992,126	10.12%	9,992,126	10.12%
Fir Tree Inc.(4)	4,949,144	7.91%	4,949,144	5.01%	4,949,144	5.01%
Canyon Capital Advisors LLC(5) Mitchell R. Julis(5) Joshua S. Friedman(5)	3,900,000	6.24%	3,900,000	3.95%	3,900,000	3.95%
Amici Capital, LLC(6) Paul E. Orlin(6)	3,620,000	5.79%	3,620,000	3.67%	3,620,000	3.67%
TD Asset Management Inc.(7)	3,246,000	5.19%	3,246,000	3.29%	3,246,000	3.29%
Davidson Kempner Capital Management LP(8) Thomas L. Kempner, Jr.(8) Robert J. Brivio, Jr.(8)	3,182,536	5.09%	3,182,536	3.22%	3,182,536	3.22%
Selling Equityholders(9)	—	—	34,559,606	35.00%	34,559,606	35.00%
Wilbur L. Ross, Jr.(10)	12,506,250	20.00%	9,992,126	10.12%	9,992,126	10.12%
Lord William Astor	0	*	10,000	*	10,000	*
Stephen J. Toy	0	*	0	*	0	*
Thomas E. Zacharias	0	*	10,000	*	10,000	*
Robert C. Dinerstein	0	*	10,000	*	10,000	*
Michael J. Gibbons	0	*	0	*	0	*
Wendy L. Teramoto	0	*	0	*	0	*
Robert S. Miller	0	*	0	*	0	*
Nadim Z. Qureshi	0	*	0	*	0	*
Christopher Yip(11)	0	*	0	*	0	*
Nathan Wright(11)	0	*	0	*	0	*
Dan Smith(11)	0	*	0	*	0	*
Kenneth Burke(11)	0	*	0	*	0	*
David Bradley(11)	0	*	0	*	0	*
PIPE Investors	—	—	4,105,000	4.16%	22,500,000	22.79%
All directors and executive officers as a group (pre-combination) (7 individuals)	12,506,250	20.00%	10,022,126	10.15%	10,022,126	10.15%
All directors and executive officers as a group (post-combination) (19 individuals)	12,506,250	20.00%	10,012,126	10.14%	10,012,126	10.14%

*	Less than one percent.
(1)	This table is based on 62,531,250 shares of Common Stock outstanding as of May 6, 2016. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the directors and executive officers in this table is 1166 Avenue of the Americas, New York, New York 10036.

(2)	Pre-combination and post-combination holdings according to Schedule 13G filed on February 11, 2016. WL Ross Sponsor LLC’s address is 1166 Avenue of the Americas, New York, New York 10036. Mr. Ross may be deemed to beneficially own shares held by our Sponsor by virtue of his control, through two holding companies, of our Sponsor.
(3)	Founder shares are included in this calculation because they have voting rights, despite the fact that they are subject to forfeiture and vesting restrictions. For more information on restrictions on the founder shares, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Shareholders’ and Registration Rights Agreement”.
(4)	Pre-combination and post-combination holdings according to Schedule 13G/A filed on February 16, 2016. Fir Tree Inc.’s address is 505 Fifth Avenue, 23rd Floor, New York, New York 10017. Fir Tree Inc. may be deemed to beneficially own the 4,949,144 shares of our common stock purchased by certain private investment funds for which Fir Tree Inc. serves as the investment manager. Fir Tree Inc. has been granted investment discretion over the shares of our common stock held by certain private investment funds for which Fir Tree Inc. serves as the investment manager, and thus has the power to direct the vote and disposition of 4,949,144 shares of our common stock. According to a representative of Fir Tree Inc., no single natural person has voting or dispositive power of the shares of our common stock beneficially owned by Fir Tree Inc. Additional information regarding investment discretion and voting power over shares of stock beneficially owned by Fir Tree Inc. may be found in its Form ADV Part 2A: Firm Brochure dated March 30, 2016 which is available on the SEC’s website at www.adviserinfo.sec.gov.
(5)	Pre-combination and post-combination holdings according to Schedule 13G/A filed on February 12, 2016. This group’s address is 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067. Canyon Capital Advisors LLC has voting and dispositive power for all 3,900,000 shares of our common stock. Messrs. Julius and Friedman control entities which own 100% of Canyon Capital Advisors LLC, and therefore have shared voting and dispositive power for all 3,900,000 shares of our common stock.
(6)	Pre-combination and post-combination holdings according to Schedule 13G/A filed on February 16, 2016. Amici Capital, LLC’s and Paul E. Orlin’s address is 666 Fifth Avenue, Suite 3403, New York, New York 10103. Amici Capital, LLC and Mr. Orlin have shared voting and dispositive power over all 3,620,000 shares of our common stock. Paul E. Orlin has voting and dispositive power over the investments held by Amici Capital, LLC.
(7)	Pre-combination and post-combination holdings according to Schedule 13G/A filed on February 12, 2016. TD Asset Management Inc.’s address is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2. TD Asset Management Inc. individually beneficially owns and has sole voting and dispositive power over all 3,246,000 shares of our common stock. TD Asset Management Inc. is a wholly-owned subsidiary of TD Bank Financial Group. According to a representative of TD Asset Management Inc., Jonathan Shui, Vice President & Director, TD Asset Management Inc., has voting and dispositive power over the shares of our common stock controlled by TD Asset Management Inc.
(8)	Pre-combination and post-combination holdings according to Schedule 13G/A filed on February 11, 2016. Davidson Kempner Capital Management LP’s address is 520 Madison Avenue, New York, New York 10022. Messrs. Thomas L. Kempner, Jr. and Robert J. Brivio, Jr. through Davidson Kempner Capital Management LP, are responsible for the voting and investment decisions relating to the securities held by Davidson Kempner Partners, Davidson Kempner Institutional Partners, L.P. and Davidson Kempner International, Ltd. Information.
(9)	The Selling Equityholders, as a group, are expected to hold common stock representing 35% of the Company’s outstanding common stock after giving effect to the Mergers. The exact share ownership, as well as the allocation thereof amongst the Selling Equityholders, will not be determinable until closing, but such shares of common stock will be held by TPG Accolade Delaware, L.P., a Delaware limited partnership (“TPG Accolade”), TPG VI Neon II, L.P., a Delaware limited partnership (“TPG VI Neon”), TPG VI FOF Neon, L.P., a Delaware limited partnership (“TPG FOF Neon”), and Nexeo Holdco, LLC, a Delaware limited liability company (“Nexeo Holdco”). The general partner of each of TPG Accolade, TPG VI Neon and TPG FOF Neon and the managing member of Nexeo Holdco is TPG VI AIV SLP SD, L.P., a Delaware limited partnership, whose general partner is TPG VI AIV SLP SD Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“TPG Group Advisors”). David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Advisors and may therefore be deemed to be beneficial owners of such shares of common stock. Messrs. Bonderman and Coulter disclaim beneficial ownership of such shares of common stock except to the extent of their pecuniary interest therein. The address of each of the abovementioned entities and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(10)	Mr. Ross may be deemed to beneficially own shares held by our Sponsor by virtue of his control, through two holding companies, of our Sponsor.
(11)	The address of Messrs. Yip, Wright, Smith, Burke, and Bradley is 3 Waterway Square Place Suite 1100, The Woodland, Texas 77380.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Person Transactions

Founder Shares

In March 2014, pursuant to that certain Amended and Restated Securities Subscription Agreement, dated as of April 4, 2014, our Sponsor purchased 14,375,000 shares of Common Stock, which we refer to as the “Founder Shares”, for $25,000, or approximately $0.002 per share. The Founder Shares are identical to the Common Stock included in the units sold in the IPO except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. Immediately prior to the IPO, our Sponsor forfeited 1,868,750 Founder Shares so that the remaining 12,506,250 Founder Shares represented 20.0% of the outstanding shares upon the completion of the IPO. Pursuant to the Transfer Letter, Sponsor will transfer a portion of the Founder Shares to Selling Equityholders (in lieu of the cancellation and reissuance of such Founder Shares by us) as part of the consideration in the Mergers.

Our Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, the last sale price of the Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (B) the date on which the Company completes complete a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, which we refer to as the “Lock-Up Period”.

Rights — The Founder Shares are identical to the public shares except that (i) the Founder Shares are subject to certain transfer restrictions, as described above, and (ii) our Sponsor has agreed to waive redemption rights in connection with the Business Combination with respect to the Founder Shares and any public shares they may purchase, and to waive their redemption rights with respect to the Founder Shares if the Company fails to complete a Business Combination by June 11, 2016 (or, in the case that the Extension Proxy Vote is passed, by August 20, 2016).

Voting — If the Company seeks stockholder approval of a Business Combination, our Sponsor has agreed to vote its Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination.

Redemption — Although our Sponsor and its permitted transferees will waive their redemption rights with respect to the Founder Shares the Company fails to complete a Business Combination within the prescribed time frame, they will be entitled to redemption rights with respect to any public shares they may own.

Pursuant to the Amended and Restated Securities Subscription Agreement, the Company granted our Sponsor the option to purchase, simultaneously with the consummation of an initial business combination, up to an additional 10,000,000 shares of Common Stock at a price of $10.00 per share. The proceeds of the sale of such shares, if such option is exercised, will not be deposited into the Trust Account and will not be eligible to vote upon the Business Combination.

A portion of the merger consideration to be paid to Selling Equityholders will consist of a portion of the Founder Shares, which will be transferred to Selling Equityholders pursuant to the Transfer Letter. The Founder Shares transferred to Selling Equityholders in connection with the Business Combination will be subject to the conditions and restrictions set forth in the Transfer Letter and the SHRRA. The number of Founder Shares to be transferred to Selling Equityholders by our Sponsor will be a pro rata portion of our Sponsor’s Founder Shares equal to the Stock Consideration payable to Selling Equityholders (including any Excess Shares) divided by the total shares of Common Stock of the post-combination company (including any shares issued in the PIPE Investment and Excess Shares). These Founder Shares will be subject to forfeiture, transfer restrictions and restrictions on dividend distributions in the event that certain stock price milestones are not met. For more information about the Founder Shares Transfer, see the section entitled

“Proposal No. 1 — Approval of the Business Combination — Related Agreements — Transfer Letter” and the full text of the Transfer Letter and the SHRRA, which are attached as Annex G and Annex H hereto, respectively.

Private Placement Warrants

Our Sponsor has purchased from the Company an aggregate of 22,400,000 warrants at a price of $0.50 per warrant (a purchase price of $11,200,000) in a private placement that occurred simultaneously with the completion of the IPO, which we refer to as the “private placement warrants”. Each private placement warrant entitles the holder to purchase one-half of one share of our Common Stock at $5.75 per share. The purchase price of the private placement warrants was added to the proceeds from the IPO to be held in the Trust Account pending completion of the Business Combination. Pursuant to the Private Placement Warrant Exchange, our Sponsor is exchanging 22,400,000 warrants issued in a private placement for a total of 2,240,000 shares of Common Stock. For more information about the Private Placement Warrant Exchange, see the section entitled “Proposal No. 12 — Approval of the Issuance of more than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, PIPE Investment and Private Placement Warrant Exchange”.

The private placement warrants (including the Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will be non-redeemable so long as they are held by our Sponsor or its permitted transferees. If the private placement warrants are held by someone other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants included in the units being sold in the IPO. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants sold as part of the units issued in the IPO and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the private placement warrants proceeds will be part of the liquidation distribution to the public stockholders and the private placement warrants will expire worthless.

Substantially concurrently with the execution of the Merger Agreement, we entered into a Warrant Exchange Agreement with our Sponsor and Nexeo, which provides for the exchange of all 22,400,000 warrants issued in a private placement to our Sponsor at the time of our IPO in exchange for shares of Common Stock at an exchange ratio of 0.10 shares for each private placement warrant for a total of 2,240,000 shares of Common Stock. The Private Placement Warrant Exchange is contingent upon and will occur substantially concurrently with the consummation of the Business Combination. The purpose of the Private Placement Warrant Exchange is to reduce the potential market overhang on the trading of our Common Stock created by the significant number of outstanding private placement warrants and the potential dilution to the holders of our Common Stock that may result from the exercise of the private placement warrants. For more information, see the section entitled “Proposal No. 12 — Approval of the Issuance of more than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, PIPE Investment and Private Placement Warrant Exchange”.

Shareholders’ and Registration Rights Agreement

The holders of the Founder Shares and private placement warrants hold registration rights to require the Company to register the sale of any of the securities held by them pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock-Up Period. The Company will bear the costs and expenses of filing any such registration statements. The SHRRA will govern the rights and obligations of our Sponsors (as defined therein) with respect to the Company following the closing of the Mergers. For more information about the Shareholders’ and Registration Rights Agreement, see the section entitled “Proposal No. 1 — Approval of the Business Combination”.

Related Party

Our Sponsor loaned the Company $350,000 in the aggregate by the issuance of unsecured promissory notes, which we refer to as the “Notes”, for $350,000 to cover expenses related to the IPO. These Notes were non-interest bearing and payable on the earlier of March 31, 2015 or the completion of the IPO. The Notes were repaid in full on June 12, 2014.

On March 26, 2015, the Company issued a convertible promissory note, which we refer to as the “March 2015 convertible note”, to our Sponsor pursuant to which, on April 16, 2015, we borrowed $300,000 from our Sponsor for operating expenses. The March 2015 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the March 2015 convertible note may be converted into warrants to purchase shares of our Common Stock at a conversion price of $0.60 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants previously issued to our Sponsor. For the year ended December 31, 2015, the Company incurred $10,644 of interest expense which under the terms of the March 2015 convertible note has been added to the principal amount. As of December 31, 2015, the outstanding balance due under the March 2015 convertible note was $310,644.

On January 5, 2016, we issued the January 2016 convertible note to our Sponsor pursuant to which we borrowed $425,000 from our Sponsor for operating expenses. The January 2016 convertible note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of our Sponsor, any amounts outstanding under the January 2016 convertible note may be converted into warrants to purchase shares of Common Stock at a conversion price of $0.50 per warrant. Each warrant will entitle our Sponsor to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the private placement warrants. However, our Sponsor intends to have any amounts outstanding under the convertible notes paid in full in cash immediately following the closing of the Business Combination.

The directors of the Company will be paid board fees for serving on the Company’s board by Sponsor 10,000 Founder Shares from our Sponsor as payment of fees for his or her service on the Company’s board of directors from our Sponsor contingent on the closing of the Business Combination. These shares will be in lieu of cash board fees because the Company is not permitted to pay board fees directly to our directors pursuant to the underwriting agreement the Company entered into with the underwriters at the time of our IPO.

Administrative Service Agreement

The Company has agreed to pay $10,000 a month for office space, administrative services and secretarial support to WL Ross & Co. LLC, an affiliate of our Sponsor. Upon the completion of the Business Combination or the liquidation of the Company, the Company will cease paying these monthly fees. On March 26, 2015, Our Sponsor irrevocably and unconditionally waived the $10,000 per month payment obligations of the Company for office space, administrative services and secretarial support for the year beginning on January 1, 2015 to December 31, 2015. On January 13, 2016, our Sponsor irrevocably and unconditionally waived the $10,000 per month payment obligations for the period beginning on January 1, 2016 and ending on December 31, 2016. This agreement will be terminated prior to the completion of the Business Combination.

Nexeo Related Person Transactions

From time to time, Nexeo may enter into related party transactions in the ordinary course of business. Certain related party transactions included in Nexeo’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, are described below.

Transactions with TPG

Equity Contributions

At September 30, 2015, TPG and its co-investors, including certain members of Nexeo’s management, own 100% of Nexeo’s Series A Units representing membership interests.

Management Services Agreement and other fees

In March 2011, Nexeo entered into a management services agreement with TPG pursuant to which it provides Nexeo with ongoing management, advisory, specialized operational and consulting services. As part of this agreement, TPG receives quarterly monitoring fees equal to 2% of our “Adjusted EBITDA” (as defined in the agreement) for the previous quarter (subject to a minimum annual fee of $3.0 million), as well as reimbursements for consulting services and out-of-pocket expenses incurred by them in connection with providing such management services. Effective January 1, 2014, the quarterly management fee to TPG is equal to 2% of the Company’s “Adjusted EBITDA” (as defined in the agreement) less $0.175 million, subject to a revised minimum annual amount of $2.825 million. For the fiscal year ended September 30, 2015, Nexeo recorded monitoring fees of $3.3 million, paid to Selling Equityholders under the management services agreement. For the fiscal year ended September 30, 2015, Nexeo recorded consulting fees to TPG of $0.8 million. There were no consulting fees to TPG recorded for the period from October 1, 2015 through October 31, 2015.

Effective January 1, 2014, under the terms of a consulting services agreement, Nexeo agreed to pay an annual fee of $0.175 million to Steven B. Schwarzwaelder, a member of the board of directors, for strategic consulting services. Nexeo recorded fees of $0.2 million for the fiscal year ended September 30, 2015 related to this agreement.

Pursuant to the Management Services Agreement Nexeo pays TPG specified success fees in connection with services it provides in relation to certain corporate transactions. In connection with the purchase of Beijing Plaschem’s operations by Nexeo Plaschem, TPG received a one-time aggregate transaction fee of $10.0 million during the first quarter of fiscal year 2013. In connection with the CSD Acquisition and the Archway Acquisition, Nexeo paid TPG one-time aggregate transaction fees of $2.0 million and $2.5 million, respectively during fiscal year 2014. TPG received reimbursement of out-of-pocket expenses incurred by TPG in connection with these transactions. The agreement also contains customary exculpation and indemnification provisions in favor of TPG and its affiliates.

In addition, Nexeo elects to participate in TPG’s leveraged procurement program. While Nexeo is no longer subject to a fee for its continued participation in this program, it paid TPG a fee of $0.1 million to participate in this program during fiscal year 2013. This fee was calculated in relation to TPG’s portfolio companies for various categories of services and products for the benefit of portfolio companies. Nexeo’s participation in TPG’s leveraged procurement program has renewed on an annual basis and currently is anticipated through March 31, 2016.

Transactions with TPG Portfolio Companies

TPG is a global private investment firm that has investments in companies that do business with Nexeo. For the fiscal year ended September 30, 2015, Nexeo recorded $8.8 million associated with sales of its products and services to companies in which TPG has an investment. At September 30, 2015, TPG entities owed Nexeo $0.3 million related to these sales, included in accounts and notes receivable in the consolidated balance sheets. Additionally, from October 1, 2015 through October 31, 2015, Nexeo recorded $0.4 million in sales of its products and services to companies in which TPG has an investment. Nexeo did not make any significant purchases from TPG related entities for the fiscal year ended September 30, 2015, or for the period from October 1, 2015 through October 31, 2015.

Transactions with Other Related Parties

In connection with the CSD Acquisition, Nexeo assumed the Ryder Truck Lease with Ryder. The Ryder Truck Lease covers the rental of 11 trucks and 5 trailers. Nexeo also briefly engaged a company affiliated with Ryder for logistics advisory services. In addition, in May 2015, Nexeo entered into the Ryder Lease. See Note 5 to Nexeo’s consolidated financial statements. The Ryder Lease covers approximately 200 tractors, which will replace a significant portion of the Company’s older tractors. John Williford, a member of the board of directors, was the President, Global Supply Chain Solutions for Ryder System, Inc., a company affiliated with Ryder, from June 2008 until March 31, 2015. Nexeo recorded fees from Ryder and affiliated companies, inclusive of advisory services fees, reimbursements for licensing fees, fuel charges, mileage and certain maintenance and other obligations, of $0.7 million for the fiscal year ended September 30, 2015, and $0.4 million during the period from October 1, 2015 through October 31, 2015.

Certain former shareholders of Archway continue to be employed by Archway and are involved in the operations of the business acquired in the Archway Acquisition. In connection with the Archway Acquisition, Nexeo recorded, as of the acquisition date, a payable to former shareholders of Archway totaling $3.4 million related to certain tax refund receivables. Of this amount, $1.6 million was paid during the fiscal year ended September 30, 2015. At September 30, 2015, the payable balance to the former shareholders was $0.3 million.

Quarterly Tax Distributions

Pursuant to the Amended and Restated Limited Liability Company Agreement of Nexeo, Nexeo is required to make quarterly distributions to its members to provide them with the funds to make estimated tax payments, if any, attributable to its taxable income. Nexeo has made tax distributions to, or on behalf of, its members of $0.1 million relating to the fiscal year ended September 30, 2015, of which less than $0.1 million were to TPG. There were no tax distributions made during the period from October 1, 2015 through October 31, 2015.

Indemnification Agreements

Nexeo has entered into indemnification agreements with the current directors of Nexeo. Nexeo believes that these indemnification agreements are necessary to attract and retain qualified persons as our directors. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Nexeo also maintains directors’ and officers’ liability insurance coverage.

Policies and Procedures for Related Person Transactions

Effective upon the consummation of the Business Combination, our board of directors will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the post-combination company’s executive officers or one of the post-combination company’s directors;
•	any person who is known by the post-combination company to be the beneficial owner of more than 5% of our voting stock;
•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and
•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The post-combination company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee Charter, the Audit Committee will have the responsibility to review related party transactions. In addition, Nexeo’s Global Standards of Business Conduct, which applies to all of its employees, includes limitations on related party transactions.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

Price Range of the Company’s Securities

Our units, each of which consist of one share of our Common Stock, par value $0.0001 per share, and one warrant to purchase one-half of one share of our Common Stock, began trading on NASDAQ under the symbol “WLRHU” on June 6, 2014. On August 4, 2014, we announced that holders of our units could elect to separately trade the Common Stock and the warrants included in the units, or to continue to trade the units without separating them. On August 5, 2014, the Common Stock and warrants began trading on NASDAQ under the symbols “WLRH” and “WLRHW”, respectively. Each warrant entitles the holder to purchase one-half of one share of our Common Stock at a price of $5.75 per half share, subject to adjustments as described in our final prospectus filed with the SEC on June 5, 2014. Warrants may only be exercised for a whole number of shares of Common Stock and will become exercisable 30 days after the completion of an initial business combination. Our warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation as described in our prospectus.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, Common Stock and warrants as reported on NASDAQ for the periods presented.

	Units (WLRHU)		Common Stock (WLRH)		Warrants (WLRHW)
	High	Low	High	Low	High	Low
Fiscal 2016:
Quarter ended 3/31/2016(1)	$11.00	$10.05	$10.26	$9.80	$0.78	$0.25
Fiscal 2015:
Quarter ended 3/31/2015	$11.60	$10.28	$10.45	$9.83	$1.35	$0.48
Quarter ended 6/30/2015	$12.17	$10.40	$10.89	$9.99	$2.50	$0.63
Quarter ended 9/30/2015	$11.48	$10.44	$10.58	$10.06	$1.09	$0.61
Quarter ended 12/31/2015	$11.47	$8.64	$10.49	$9.80	$0.92	$0.21
Fiscal 2014:
Quarter ended 6/30/2014(2)	$10.50	$10.06	N/A	N/A	N/A	N/A
Quarter ended 9/30/2014(3)	$10.99	$10.20	$11.65	$9.60	$7.00	$0.56
Quarter ended 12/31/2014	$12.13	$10.40	$11.02	$9.17	$1.40	$0.62

(1)	Through March 29, 2016.
(2)	Beginning on June 6, 2014 with respect to WLRHU.
(3)	Beginning on August 5, 2014 with respect to WLRH and WLRHW.

On March 18, 2016, the trading date before the public announcement of the Business Combination, the Company’s units, Common Stock and warrants closed at $10.31, $9.99 and $0.37, respectively.

Dividend Policy of the Company

The Company has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. Following completion of the Business Combination, the post-combination company’s board of directors will consider whether or not to institute a dividend policy. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the board of directors declaring any dividends in the foreseeable future.

Nexeo

Price Range of Nexeo Securities

Historical market price information regarding Nexeo is not provided because there is no public market for Nexeo’s units. Nexeo has not made any cash distributions on its units (other than the quarterly tax distributions made pursuant to the Amended and Restated Limited Liability Company Agreement of Nexeo) to

date and does not intend to make any cash distributions (other than any quarterly tax distributions it is required to make pursuant to the Amended and Restated Limited Liability Company Agreement of Nexeo) prior to the completion of the Business Combination. Please see “Certain Relationships and Related Party Transactions — Quarterly Tax Distributions” for additional information.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Representatives of our independent registered public accounting firm, KPMG LLP, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Our stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions

•	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at WL Ross Holding Corp. c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, NY 10036 or (212) 826-1100, to inform us of his or her request; or
•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2017 annual meeting of stockholders will be held no later than June 30, 2017. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2017 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the meeting is held on or about June 6, 2017, such proposals must be received by the Company at its offices at WL Ross Holding Corp. c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, NY 10036 no later than March 8, 2017 and no earlier than February 6, 2017.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation. Accordingly, for our 2017 Annual Meeting, assuming the meeting is held on June 6, 2017, notice of a nomination or proposal must be delivered to us no later than March 8, 2017 and no earlier than February 6, 2017. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of our board of directors may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact the Company’s proxy solicitation agent at the following address and telephone number:

Tony Reina (Legal Department)
WL Ross Holding Corp.
c/o WL Ross & Co. LLC
1166 Avenue of the Americas,
New York, New York 10036
(212) 826-1100
WLRHolding@wlross.com

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow & Co., LLC
470 West Avenue, 3rd Floor
Stamford, CT 06902
Stockholders, please call toll free: (800) 662-5200
Banks and Brokerage Firms, please call collect: (203) 658-9400
Email: WLRoss.info@morrowco.com

If you are a stockholder of the Company and would like to request documents, please do so by May 30, 2016, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to Nexeo has been supplied by Nexeo. Information provided by either the Company or Nexeo does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the special meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Nexeo that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

WL Ross Holding Corp. Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
WL Ross Holding Corp.:

We have audited the accompanying balance sheets of WL Ross Holding Corp. (the “Company”) as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2015 and for the period from March 24, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WL Ross Holding Corp. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for year ended December 31, 2015 and for the period from March 24, 2014 (inception) to December 31, 2014, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company will cease all operations, except for the purpose of winding up, redeem all public shares outstanding and dissolve and liquidate in the event that the Company does not consummate an initial business combination by June 11, 2016. Additionally, the Company has suffered recurring losses from operations and has negative working capital. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

New York, New York
January 14, 2016

WL ROSS HOLDING CORP.

BALANCE SHEETS

December 31, 2015

	December 31, 2015	December 31, 2014
ASSETS:
Current assets:
Cash	$10,000	$801,415
Prepaid expenses	48,654	152,628
Total current assets	58,654	954,043
Noncurrent assets:
Investments and cash held in Trust Account	500,647,797	500,315,646
Total assets	$500,706,451	$501,269,689
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$386,811	$856,821
Sponsor convertible note	310,644	—
State franchise tax accrual	68,294	139,554
Total current liabilities	765,749	996,375
Other liabilities:
Deferred underwriting compensation	18,309,150	18,309,150
Total liabilities	19,074,899	19,305,525
Common stock subject to possible redemption; 47,663,155 and 47,696,416 shares at December 31, 2015 and December 31, 2014, respectively (at redemption value of $10.00 per share)	476,631,550	476,964,160
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized, 14,868,095 and 14,834,834 shares issued and outstanding (excluding 47,663,155 and 47,696,416 subject to possible redemption) at December 31, 2015 and December 31, 2014, respectively	1,486	1,483
Additional paid-in-capital	6,368,214	6,035,607
Accumulated deficit	(1,369,698)	(1,037,086)
Total stockholders’ equity	5,000,002	5,000,004
Total liabilities and stockholders’ equity	$500,706,451	$501,269,689

See accompanying notes to financial statements.

WL ROSS HOLDING CORP.

STATEMENT OF OPERATIONS

	Year ended December 31, 2015	For the Period from March 24, 2014 (inception) to December 31, 2014
Revenue	$—	$—
Professional fees and other expenses	(585,768)	(963,178)
State franchise taxes, other than income tax	(180,000)	(139,554)
Interest on Sponsor convertible note	(10,644)	—
Loss from operations	(776,412)	(1,102,732)
Other income – Interest income	443,800	65,646
Net loss attributable to common shares	$(332,612)	$(1,037,086)
Weighted average common shares outstanding, basic and diluted (excluding shares subject to possible redemption)	14,846,923	14,619,097
Net loss per common share:
Basic and diluted	$(0.02)	$(0.07)

See accompanying notes to financial statements.

WL ROSS HOLDING CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the year ended December 31, 2015 and for the period from
March 24, 2014 (inception) to December 31, 2014

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Balances, January 1, 2015	14,834,834	$1,483	$6,035,607	$(1,037,086)	$5,000,004
Change in shares subject to possible redemption	33,261	3	332,607	—	332,610
Net loss for the year ended December 31, 2015	—	—	—	(332,612)	(332,612)
Balances, December 31, 2015	14,868,095	$1,486	$6,368,214	$(1,369,698)	$5,000,002

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Sale of common stock to Sponsor on March 24, 2014 at $0.002 per share	14,375,000	$1,437	$23,563	$—	$25,000
Forfeiture of common stock by Sponsor on June 5, 2014	(1,868,750)	(187)	187	—	—
Sale of common stock on June 5, 2014 at $10.00 per share	50,025,000	5,003	500,244,997	—	500,250,000
Sale of 22,400,000 of Private Placement Warrants on June 5, 2014 at $0.50 per warrant	—	—	11,200,000	—	11,200,000
Underwriters compensation and offering expenses	—	—	(28,473,750)	—	(28,473,750)
Common stock subject to possible redemption; 47,800,124 (at redemption value of $10.00 per share)	(47,800,124)	(4,780)	(477,996,460)	—	(478,001,240)
Change in proceeds subject to possible redemption to 47,696,416 shares at redemption value	103,708	10	1,037,070	—	1,037,080
Net loss attributable to common shares	—	—	—	(1,037,086)	(1,037,086)
Balances, December 31, 2014	14,834,834	$1,483	$6,035,607	$(1,037,086)	$5,000,004

See accompanying notes to financial statements.

WL ROSS HOLDING CORP.

STATEMENT OF CASH FLOWS

	Year ended December 31, 2015	For the Period from March 24, 2014 (inception) to December 31, 2014
Cash flows from operating activities:
Net loss	$(332,612)	$(1,037,086)
Adjustments to reconcile net loss to net cash used in operations:
Decrease/(Increase) in prepaid expenses	103,974	(152,628)
Increase/(Decrease) in accrued state franchise tax	(71,260)	139,554
Increase/(Decrease) in accrued expenses	(470,010)	856,821
Accrued interest on Sponsor convertible note	10,644	—
Amortization of original issue discount	(108,098)	(14,376)
Interest on investments	(335,702)	(51,270)
Net cash used by operating activities	(1,203,064)	(258,985)
Cash flows from investing activities:
Withdrawal of trust account funds for payment of Delaware franchise tax	111,649	—
Proceeds deposited into trust account for investments	—	(500,250,000)
Net cash provided by/(used in) investing activities	111,649	(500,250,000)
Cash flows from financing activities:
Proceeds from sale of common stock to Sponsor	—	25,000
Proceeds from sale of common stock through public offering	—	500,250,000
Proceeds from Sponsor to purchase private placement warrants	—	11,200,000
Proceeds from note payable – related party	—	350,000
Payment of underwriting discounts	—	(9,204,600)
Payment of accrued formation and offering costs	—	(960,000)
Payment of note payable – related party	—	(350,000)
Proceeds from Sponsor convertible note	300,000
Net cash provided by financing activities	300,000	501,310,400
Increase (decrease) in cash	(791,415)	801,415
Cash at beginning the period	801,415	—
Cash at end of the period	$10,000	$801,415
Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$—	$18,309,150
Supplemental disclosure of cash flow information
Cash paid for state franchise taxes	$(251,260)	$—

See accompanying notes to financial statements.

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Organization and General

WL Ross Holding Corp. (the “Company”) was incorporated in Delaware on March 24, 2014. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company’s management has broad discretion with respect to the Business Combination. The Company’s sponsor is WL Ross Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31 as its fiscal year-end.

At December 31, 2015, the Company had not commenced any operations. All activity for the period from March 24, 2014 (inception) through December 31, 2015 relates to the Company’s formation, initial public offering (“Public Offering”) described below and efforts directed toward locating a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering.

Financing

The Company intends to finance a Business Combination with the proceeds from a $500,250,000 Public Offering (Note 3) and an $11,200,000 private placement (Note 4).

Upon the closing of the Public Offering and the private placement, $500,250,000 was placed in a trust account with the Continental Stock Transfer & Trust Company (the “Trust Account”) acting as Trustee.

Trust Account

The Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. As of December 31, 2015 and December 31, 2014 the Trust Account consisted of U.S. government treasury bills and cash.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the shares of common stock included in the units being sold in the Public Offering if the Company is unable to complete a Business Combination within 24 months from the closing of the Public Offering (June 11, 2016), subject to the requirements of law and stock exchange rules.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations  – (continued)

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem or repurchase its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption or repurchase of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, public stockholders will have the opportunity to have public shares redeemed or repurchased for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination or commencement of the tender offer, respectively, including interest but less taxes payable. As a result, such shares have been classified as common stock subject to possible redemption, in accordance with ASC 480, “Distinguishing Liabilities from Equity.”

The Company will only have 24 months from the closing date of the Public Offering (June 11, 2016) to complete its Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor has entered into letter agreements with the Company, pursuant to which it has waived its rights to participate in any redemption with respect to its initial shares; however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering.

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations  – (continued)

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of December 31, 2015 and 2014 and the results of operations and cash flows for the periods presented.

Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At December 31, 2015, the Company had outstanding warrants to purchase 36,212,500 shares of common stock and notes that could convert into warrants and potentially be exercised or converted into common shares. For all periods presented, the weighted average of these shares was excluded from the calculation of diluted loss per share of common stock because their inclusion would have been anti-dilutive. As a result, dilutive loss per share of common stock is equal to basic loss per share of common stock.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and were charged to stockholders’ equity upon the completion of the Public Offering. Accordingly, at December 31, 2015 and December 31, 2014, offering costs totaling approximately $28,473,750 (including $27,513,750 in underwriters’ fees) have been charged to stockholders’ equity.

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies  – (continued)

Redeemable Common Stock

As discussed in Note 3, all of the 50,025,000 common shares sold as part of the units in the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against accumulated deficit.

Accordingly, at December 31, 2015 and December 31, 2014, 47,663,155 and 47,696,416, respectively, of the 50,025,000 public shares were classified outside of permanent equity at its redemption value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those liabilities or benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax liabilities as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2015 and December 31, 2014. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amount various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies  – (continued)

Recent Accounting Pronouncements

The Company adopted FASB Accounting Standards Update No. 2014-10 (ASU No. 2014-10) to Topic 915, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in ASU No. 2014-10 simplify the accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs, by eliminating the requirement for development stage entities to present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity.

The Company adopted FASB Accounting Standards Update No. 2014-15, which provided guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued and to provide related footnote disclosures.

As of December 31, 2015, the Company’s financial statements have been presented to conform with the reporting and disclosure requirements of the above standards.

Going Concern Consideration

If the Company does not complete an initial Business Combination by June 11, 2016, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $50,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. This mandatory liquidation and subsequent dissolution requirement raises substantial doubt about the Company’s ability to continue as a going concern.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering. In addition if the Company fails to complete its Business Combination by June 11, 2016, there will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless.

In addition, at December 31, 2015, the Company had current liabilities of $765,749 and negative working capital of $707,095 largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a Business Combination described in Note 1. Such work is continuing after December 31, 2015 and amounts are continuing to accrue. The Company expects to pay many of these costs upon consummation of the Business Combination. The uncertainty regarding the lack of resources to pay the above noted liabilities raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be unable to continue operations.

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

3. Public Offering

Public Units

On June 11, 2014, the Company sold 50,025,000 at a price of $10.00 per unit (the “Public Units”) in the Public Offering. Each Unit consists of the Company’s share of our common stock, $0.0001 par value per share and one redeemable common stock purchase warrant (the “Warrants”).

Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act following the completion of the Business Combination. Each Warrant entitles the holder to purchase one-half of one share of common stock at a price of $5.75. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants issued in connection with the 50,025,000 Public Units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $24.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

The Company paid an upfront underwriting discount of approximately 1.84% ($9,204,600) of the per unit offering price to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.66% ($18,309,150) of the gross offering proceeds payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount.

4. Related Party Transactions

Founder Shares

In March 2014, the Sponsor purchased 14,375,000 shares of common stock (the “Founder Shares”) for $25,000, or approximately $0.002 per share. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. Immediately prior to the Public Offering, the Sponsor forfeited 1,868,750 Founder Shares so that the remaining founder shares represent 20.0% of the outstanding shares upon the completion of the Public Offering.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (B) the date on which the Company completes complete a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions  – (continued)

Rights — The Founder Shares are identical to the public shares except that (i) the Founder Shares are subject to certain transfer restrictions, as described above, and (ii) the Sponsor has agreed to waive redemption rights in connection with the Business Combination with respect to the Founders Shares and any public shares they may purchase, and to waive their redemption rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 24 months from the closing of the Public Offering (June 11, 2016).

Voting — If the Company seeks stockholder approval of a Business Combination, the Sponsor has agreed to vote its Founder Shares and any public shares purchased during or after the Public Offering in favor of the Business Combination.

Redemption — Although the Sponsor and its permitted transferees will waive their redemption rights with respect to the Founder Shares the Company faila to complete a Business Combination within the prescribed time frame, they will be entitled to redemption rights with respect to any public shares they may own.

Prior to the Public Offering, we had granted the Sponsor the option to purchase, simultaneously with the consummation of an initial Business Combination, up to an additional 10,000,000 shares of common stock at a price of $10.00 per share.

Private Placement Warrants

The Sponsor has purchased from the Company an aggregate of 22,400,000 warrants at a price of $0.50 per warrant (a purchase price of $11,200,000) in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of common stock at $5.75 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination.

The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants included in the units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of the Founder Shares and Private Placement Warrants hold registration rights to require the Company to register the sale of any of the securities held by them pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the costs and expenses of filing any such registration statements.

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions  – (continued)

Related Party

The Sponsor loaned the Company $350,000 in the aggregate by the issuance of unsecured promissory notes (the “Notes”) for $350,000 to cover expenses related to the Public Offering. These Notes were non-interest bearing and payable on the earlier of March 31, 2015 or the completion of the Public Offering. The Notes were repaid in full on June 12, 2014.

On March 26, 2015, the Company issued a convertible promissory note (the “Convertible Note”) to the Sponsor that provides for the Sponsor to loan us up to $300,000 for ongoing expenses. The Convertible Note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of the Sponsor, any amounts outstanding under the Convertible Note may be converted into warrants to purchase shares of our common stock at a conversion price of $0.60 per warrant. Each warrant will entitle the Sponsor to purchase one-half of one share of our common stock at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the Private Placement Warrants previously issued to the Sponsor. On April 16, 2015, the Company borrowed the total proceeds of $300,000 from the Convertible Note entered with the Sponsor. For the year ended December 31, 2015, the Company incurred $10,644 of interest expense which under the terms of the Convertible Note has been added to the principal amount. As of December 31, 2015, the outstanding balance of the Convertible Note is $310,644.

Administrative Service Agreement

The Company has agreed to pay $10,000 a month for office space, administrative services and secretarial support to WL Ross & Co. LLC, an affiliate of the Sponsor. Upon the completion of the Business Combination or the liquidation of the Company, the Company will cease paying these monthly fees. On March 26, 2015, The Sponsor irrevocably and unconditionally waived the $10,000 per month payment obligations of the Company for office space, administrative services and secretarial support for the year beginning on January 1, 2015 to December 31, 2015.

5. Deferred Underwriting Compensation

The Company is committed to pay the Deferred Discount totaling $18,309,150 or 3.66% of the gross offering proceeds of the Public Offering, to the underwriters upon the Company’s consummation of a Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriters if there is no Business Combination.

6. Income Taxes

Components of the Company’s deferred tax asset at December 31, 2015 are as follows:

Net operating loss	415,233
Valuation allowance	(415,233)
—

Components of the Company’s deferred tax asset at December 31, 2014 are as follows:

Net operating loss	319,041
Valuation allowance	(319,041)
—

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

6. Income Taxes  – (continued)

The Company established a valuation allowance of approximately $415,000 as of December 31, 2015 and $319,000 as of December 31, 2014, which fully offsets the deferred tax asset as of December 31, 2015 and December 31, 2014 of approximately $415,000 and $319,000 respectively. The deferred tax asset results from applying an effective combined federal and state tax rate of 35% to net operating loss of approximately $1,186,000 as of December 31, 2015 and $912,000 as of December 31, 2014, respectively. The Company’s net operating losses will expire beginning 2034.

7. Investments and cash held in Trust

As of December 31, 2015 investment securities in the Company’s Trust Account consist of $499,848,764 in United States Treasury Bills and $799,033 in a money market fund. As of December 31, 2014 investment securities in the Company’s Trust Account consist of $500,151,393 in United States Treasury Bills and $164,253 in cash. The Company classifies its United States Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

The carrying amount, excluding accrued interest income, gross unrealized holding gains and fair value of held to maturity securities at December 31, 2015 and December 31, 2014 are as follows:

	Carrying Amount December 31, 2015	Gross Unrealized Holding Gains	Fair Value
Held-to-maturity:
U.S. Treasury Securities (Maturity dates range from 3/31/16 to 5/19/16)	$499,848,764	$41,283	$499,890,047

	Carrying Amount December 31, 2014	Gross Unrealized Holding Gains	Fair Value
Held-to-maturity:
U.S. Treasury Securities (Maturity dates range from 4/16/15 to 6/18/15)	$500,151,393	$20,622	$500,172,015

8. Fair Value Measurement

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

8. Fair Value Measurement  – (continued)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2015 and December 31, 2014, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	December 31, 2015	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments in treasury bills held in trust account	$499,890,047	$499,890,047	$—	$—
Investments in money market fund held in trust account	799,033	799,033	—	—
Total	$500,689,080	$500,689,080	$—	$—

Description	December 31, 2014	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments and cash held in trust account	$500,336,268	$500,336,268	$—	$—

9. Stockholders’ Equity

Common Stock

The Company is authorized to issue 200,000,000 shares of common stock. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At December 31, 2015, there were 62,531,250 shares of common stock outstanding, including 47,663,155 shares subject to possible redemption.

At December 31, 2014, there were 62,531,250 shares of common stock outstanding, including 47,696,416 shares subject to possible redemption.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2015 and December 31, 2014, there were no shares of preferred stock issued and outstanding.

10. Board of Directors

On August 13, 2015, Robert S. Miller resigned from the Board of directors of the Company and any committees thereof. Two of the Company’s four directors are independent and the Company’s audit committee is currently comprised of two independent directors due to the vacancy caused by this resignation.

Also on August 13, 2015, the Company notified NASDAQ that it was no longer in compliance with Rule 5605(b)(1) of NASDAQ’s listing requirements requiring that a majority of the board of directors of a NASDAQ-listed company be comprised of independent directors or Rule 5605(c)(2) of NASDAQ’s listing requirements requiring an audit committee to be comprised of at least three members. The Company is relying on the cure period set forth in Rule 5605(b)(1)(A) and Rule 5605(c)(4) that provides that if an issuer fails to comply with the requirement that a majority of the board of directors must be comprised of independent directors or that an audit committee be comprised of three independent directors due to one vacancy, the

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

10. Board of Directors  – (continued)

issuer shall regain compliance by the earlier of its next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to comply with the requirement.

On January 13, 2016, the Board of directors of the Company appointed Robert C. Dinerstein to serve as an independent director on the Company’s Board of Directors, Audit Committee, and Compensation Committee, with such appointment to be effective as of January 15, 2016. Because Mr. Dinerstein’s appointment will take effect before the annual meeting of shareholders and before the anniversary of Mr. Miller’s resignation, the Company will thereby regain compliance on January 15, 2016 with NASDAQ’s Rule 5605(b)(1) and Rule 5605(c)(2).

Mr. Dinerstein will participate in the director compensation arrangements generally applicable to all of the Company’s directors. Under the terms of those arrangements as currently in effect, Mr. Dinerstein will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as attending board meetings, identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this report, additional director compensation arrangements for Mr. Dinerstein have not been determined.

11. Annual Meeting

The Company did not hold an annual meeting of the stockholders by December 31, 2015 as required by NASDAQ Marketplace Rule 5620(a). To regain compliance so that the Company can continue to list our securities on the NASDAQ Stock Market, the Company has scheduled the 2015 annual meeting of the stockholders for February 11, 2016, within the cure period as communicated to us by NASDAQ.

12. Subsequent Events

Second Convertible Note

Subsequent to the annual period covered by this report, on January 5, 2016, the Company issued an additional convertible promissory note (the “Second Convertible Note”) to the Sponsor that provides for the Sponsor to loan the Company up to $425,000 for ongoing expenses. The Second Convertible Note is interest bearing at 5% per annum and is due and payable on June 11, 2016. At the option of the Sponsor, any amounts outstanding under the Second Convertible Note may be converted into warrants to purchase shares of common stock of the Company at a conversion price of $0.50 per warrant. Each warrant will entitle the Sponsor to purchase one-half of one share of common stock of the Company at an exercise price of $5.75 per half share ($11.50 per whole share). Each warrant will contain other terms identical to the terms contained in the Private Placement Warrants previously issued to the Sponsor. On January 5, 2016, the Company borrowed the total proceeds of $425,000 from the Second Convertible Note entered with the Sponsor.

Second Waiver

On January 13, 2016, the Sponsor irrevocably and unconditionally waived the $10,000 per month payment obligations of the Company for office space, administrative services and secretarial support to WL Ross & Co. LLC, for the year beginning on January 1, 2016 to December 31, 2016.

NASDAQ Delisting Notice

On January 4, 2016, the Company received written notice from NASDAQ Stock Market LLC notifying it that the Company is not in compliance with requirements of Nasdaq Marketplace Rule 5620(a) and (b) for continued listing on The NASDAQ Global Market because the Company did not hold an annual meeting or solicit proxies for such meeting prior to December 31, 2015. The Company has requested an oral appeal hearing before the Nasdaq Listing Qualifications Panel.

WL ROSS HOLDING CORP.

NOTES TO FINANCIAL STATEMENTS

12. Subsequent Events  – (continued)

NASDAQ has informed the Company that as a result of holding its 2015 annual meeting of stockholders on February 11, 2016, the Company has regained compliance with NASDAQ’s listing requirements.

The Company entered into a subscription agreement, dated May 9, 2016, with Fidelity Select Portfolios: Chemicals Portfolio, Fidelity Advisor Series I: Fidelity Advisor Value Fund, Fidelity Capital Trust: Fidelity Value Fund, Fidelity Select Portfolios: Materials Portfolio, Fidelity Central Investment Portfolios LLC: Fidelity Materials Central Fund and Variable Insurance Products Fund IV: Materials Portfolio, which funds we collectively refer to as “Fidelity” and which subscription agreement we refer to as the “Fidelity Subscription Agreement”, pursuant to which Fidelity has agreed to purchase up to approximately 3.86 million shares, or $38.6 million, of shares of Common Stock on a private placement basis immediately prior to the closing of the Business Combination.

The Company entered into a subscription agreement, dated May 6, 2016, with MFS Series Trust X on behalf of MFS Global Alternative Strategy Fund, MFS Series Trust I on behalf of MFS New Discovery Fund and MFS Variable Insurance Trust on behalf of MFS New Discovery Series, which funds we collectively refer to as “MFS” and which subscription agreement we refer to as the “MFS Subscription Agreement” and, together with the Fidelity Subscription Agreement, the “Subscription Agreements”, pursuant to which MFS has agreed to purchase up to approximately 0.37 million shares, or $3.7 million, of shares of Common Stock on a private placement basis immediately prior to the closing of the Business Combination.

Pursuant to the Subscription Agreements, the Company has agreed to register the shares sold in the private placement under the Securities Act by filing with the SEC a registration statement registering the resale of such shares by Fidelity and MFS, subject to customary terms and conditions.

Other than the foregoing, management has performed an evaluation of subsequent events through the date of issuance of the financial statements, noting no items which require adjustments or disclosure.

Nexeo Solutions Holdings, LLC and Subsidiaries

Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	December 31, 2015	September 30, 2015
Current Assets
Cash and cash equivalents	$57.8	$127.7
Accounts and notes receivable (net of allowance for doubtful accounts of $3.4 million and $3.8 million, respectively)	448.7	508.7
Inventories	315.0	325.1
Other current assets	20.8	22.0
Total current assets	842.3	983.5
Non-Current Assets
Property, plant and equipment, net	237.2	231.2
Goodwill	371.3	373.7
Other intangible assets, net of amortization	107.4	111.4
Other non-current assets	16.6	18.2
Total non-current assets	732.5	734.5
Total Assets	$1,574.8	$1,718.0
Current Liabilities
Short-term borrowings and current portion of long-term debt and capital lease obligations	$39.8	$72.4
Accounts payable	277.9	326.6
Accrued expenses and other liabilities	44.0	63.9
Income taxes payable	0.8	2.5
Total current liabilities	362.5	465.4
Non-Current Liabilities
Long-term debt and capital lease obligations, less current portion, net	825.5	863.5
Deferred income taxes	92.1	91.5
Other non-current liabilities	11.8	12.6
Total non-current liabilities	929.4	967.6
Total Liabilities	1,291.9	1,433.0
Commitments and contingencies (see Note 12)
Members’ Equity
Series A membership interest	490.4	490.4
Series B membership interest	5.3	5.1
Accumulated deficit	(158.6)	(162.9)
Accumulated other comprehensive loss	(54.2)	(47.6)
Total members’ equity	282.9	285.0
Total Liabilities and Members’ Equity	$1,574.8	$1,718.0

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Nexeo Solutions Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Operations
(Unaudited, in millions)

	Three Months Ended December 31,
	2015	2014
Sales and operating revenues	$827.7	$1,017.7
Cost of sales and operating expenses	732.5	925.7
Gross profit	95.2	92.0
Selling, general and administrative expenses	74.7	83.6
Transaction related costs	1.0	0.1
Operating income	19.5	8.3
Other income	1.7	0.5
Interest expense	(15.6)	(16.4)
Income (loss) from continuing operations before income taxes	5.6	(7.6)
Income tax expense (benefit)	1.3	(0.9)
Net income (loss) from continuing operations	4.3	(6.7)
Net loss from discontinued operations, net of tax	—	(0.8)
Net Income (Loss) Attributable to Nexeo Solutions Holdings, LLC and Subsidiaries	$4.3	$(7.5)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Nexeo Solutions Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited, in millions)

	Three Months Ended December 31,
	2015	2014
Net Income (Loss)	$4.3	$(7.5)
Unrealized foreign currency translation loss, net of tax	(6.7)	(9.3)
Unrealized gain on interest rate hedges, net of tax	0.1	0.1
Other comprehensive loss, net of tax	(6.6)	(9.2)
Total comprehensive loss, net of tax	(2.3)	(16.7)
Comprehensive loss attributable to noncontrolling interest, net of tax	—	0.1
Total Comprehensive Loss Attributable to Nexeo Solutions Holdings, LLC and Subsidiaries, Net of Tax(1)	$(2.3)	$(16.6)

(1)	The tax effects for each component presented are not material.

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Nexeo Solutions Holdings, LLC and Subsidiaries

Condensed Consolidated Statement of Members’ Equity
(Unaudited, in millions)

	Series A Membership Interest	Series B Membership Interest	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance at September 30, 2015	$490.4	$5.1	$(162.9)	$(47.6)	$285.0
Repurchases of membership units	—	(0.1)	—	—	(0.1)
Equity-based compensation	—	0.3	—	—	0.3
Comprehensive income (loss):
Net income	—	—	4.3	—	4.3
Other comprehensive loss	—	—	—	(6.6)	(6.6)
Balance at December 31, 2015	$490.4	$5.3	$(158.6)	$(54.2)	$282.9

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Nexeo Solutions Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three Months Ended December 31,
	2015	2014
Cash flows from operating activities
Net income (loss) from continuing operations	$4.3	$(6.7)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13.6	12.9
Debt issuance costs amortization and original issue discount amortization	2.2	2.2
Provision for bad debt	(0.1)	0.1
Inventory impairment	—	1.6
Deferred income taxes	0.9	1.6
Equity-based compensation charges	0.3	0.3
Gain on sales of property and equipment	(1.7)	(0.2)
Changes in operating assets and liabilities:
Accounts and notes receivable	56.2	92.3
Inventories	7.5	(32.8)
Other current assets	(0.2)	(2.6)
Accounts payable	(44.8)	(102.6)
Related party payable	—	(1.5)
Accrued expenses and other liabilities	(19.2)	(16.2)
Changes in other operating assets and liabilities, net	(2.4)	(1.8)
Net cash provided by (used in) operating activities from continuing operations	16.6	(53.4)
Net cash used in operating activities from discontinued operations	—	(0.5)
Net cash provided by (used in) operating activities	16.6	(53.9)
Cash flows from investing activities
Additions to property and equipment	(3.9)	(9.9)
Proceeds from the disposal of property and equipment	1.7	0.2
Net cash used in investing activities	(2.2)	(9.7)
Cash flows from financing activities
Repurchases of membership units	(0.1)	—
Purchase of additional equity interest in Nexeo Plaschem	—	(34.3)
Proceeds from short-term debt	15.4	23.4
Repayment of short-term debt	(12.4)	(27.5)
Proceeds from issuance of long-term debt	50.2	275.8
Repayment of long-term debt and capital lease obligations	(136.5)	(220.4)
Net cash provided by (used in) financing activities	(83.4)	17.0
Effect of exchange rate changes on cash and cash equivalents	(0.9)	(0.1)
Decrease in cash and cash equivalents	(69.9)	(46.7)
Cash and cash equivalents at the beginning of the period	127.7	88.2
Cash and cash equivalents at the end of the period	$57.8	$41.5
Supplemental disclosure of non-cash investing activities:
Non-cash capital expenditures, including capital leases	$14.1	$1.3

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

1. Organization and Nature of Operations

Nexeo Solutions Holdings, LLC (“Holdings”) was formed on November 4, 2010 as a Delaware limited liability company. On March 31, 2011, Holdings purchased certain assets of the global distribution business (the “Distribution Business”) from Ashland Inc. (“Ashland”), which is referred to as the “Ashland Distribution Acquisition.” Holdings is a holding company and substantially all of its operations are conducted through its primary operating subsidiary Nexeo Solutions, LLC (“Solutions”) and its subsidiaries. Holdings owns the majority of the membership interests of Solutions while the remaining membership interests are owned by Nexeo Solutions Sub Holding Corp. (“Sub Holding”), a wholly-owned subsidiary of Holdings. Holdings and its subsidiaries are collectively referred to as the “Company.”

During the fourth quarter of fiscal year 2012, the Company formed a joint venture, Nexeo Plaschem (Shanghai) Co., Ltd (“Nexeo Plaschem”), with the shareholders of Beijing Plaschem Trading Co., Ltd (“Beijing Plaschem”) and in November 2012 Nexeo Plaschem acquired the operations of Beijing Plaschem (“the Beijing Plaschem Acquisition”). Nexeo Plaschem became a wholly-owned subsidiary in October 2014. In December 2013, the Company acquired 100% of the outstanding shares of Chemical Specialists and Development, Inc. (“CSD”) and substantially all of the assets of two related businesses of CSD (collectively, the “CSD Acquisition”). In April 2014, the Company acquired 100% of the outstanding shares of Archway Sales, Inc. and substantially all the assets of a related business (collectively, the “Archway Acquisition”).

The Company is a global distributor of chemicals products in North America and Asia and plastics products in North America, Europe, the Middle East and Africa (“EMEA”) and Asia. In connection with the distribution of chemicals products, the company provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. The Company also provides environmental services, including waste collection, recovery and arrangement for disposal services or recycling in North America, primarily in the United States (“U.S.”) through its Environmental Services line of business. The Company was a distributor of composites products in North America until July 1, 2014, when these operations were sold. Activity associated with these operations is reflected as discontinued operations for all periods presented.

The Company connects a network of approximately 1,300 suppliers with a diverse base of approximately 27,500 customers. The Company offers its customers products used in a broad cross section of end markets including household, industrial and institutional (“HI&I”), lubricants, performance coatings (including architectural coatings, adhesives, sealants and elastomers, or “CASE”), automotive, healthcare, personal care, oil and gas and construction. The Company distributes approximately 23,000 products into over 80 countries through a supply chain consisting of approximately 170 owned, leased or third-party warehouses, rail terminals and tank terminals globally. The Company has a private fleet of over 1,000 units, including tractors and trailers, primarily located in North America.

The Company currently employs approximately 2,450 employees globally.

2. Basis of Presentation and Recent Accounting Pronouncements

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information. As such, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments, except as disclosed herein) considered necessary for a fair statement have been included. Results of operations for the three months ended December 31, 2015 are not necessarily indicative of results to be expected for the fiscal year ending September 30, 2016. Quarterly financial data should be read in conjunction with the consolidated financial statements and accompanying notes for the fiscal year ended September 30, 2015 included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on December 7, 2015.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

2. Basis of Presentation and Recent Accounting Pronouncements  – (continued)

The condensed consolidated financial data as of September 30, 2015 presented in these unaudited condensed consolidated financial statements were derived from the Company’s audited consolidated financial statements, but do not include all disclosures required by U.S. GAAP.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation.

During the third quarter of fiscal year 2015, the Company determined that Proceeds from short-term debt and Repayment of short-term debt within the financing activities portion of the Company’s condensed consolidated statements of cash flows were not reported in accordance with actual cash movements for prior periods presented during fiscal year 2015. Accordingly, the Company has revised the condensed consolidated statement of cash flows for the three months ended December 31, 2014 to reflect a decrease of $41.9 million in both Proceeds from short-term debt and Repayment of short-term debt within financing activities. The correction had no impact on the Company’s total cash flows, total cash flows from financing activities, financial condition or results of operations.

The Company does not believe this revision has a material effect on the Company’s previously reported condensed consolidated financial statements.

Recent Accounting Pronouncements Adopted

In April 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-8, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-8”). This ASU changes the criteria for reporting discontinued operations while requiring expanded disclosures surrounding the assets, liabilities, income, and expenses of discontinued operations. The Company adopted this standard during the first quarter of fiscal year 2016 and its adoption did not have an effect on the Company’s financial position or results of operations.

In November 2015 the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). This ASU requires an entity to classify all deferred tax assets and liabilities as noncurrent. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016 and interim periods within those years and early adoption is permitted. The Company adopted this standard during the first quarter of fiscal year 2016 on a prospective basis and its adoption did not have a material impact on the Company’s financial position or results of operations.

New Accounting Pronouncements Not Yet Adopted

In January 2016, the FASB issued ASU 2016-01, Financial Instruments (Topic 825): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). This ASU (i) requires all equity investments in unconsolidated entities other than those measured using the equity method of accounting, to be measured at fair value through earnings; (ii) when the fair value option has been elected for financial liabilities, requires that changes in fair value due to instrument specific credit risk be recognized separately in other comprehensive income and accumulated gains and losses due to these changes and will be reclassified from accumulated other comprehensive income to earnings if the liability is settled before maturity; and (iii) amends certain fair value disclosure provisions related to financial instruments carried at amortized cost. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU and assessing the potential effect on the Company’s financial position or results of operations.

The Company continues the evaluation process of the potential effects on its financial position or results of operations of the accounting pronouncements disclosed in the filing of its consolidated financial statements and accompanying notes for the fiscal year ended September 30, 2015 on Form 10-K, including ASU 2014-9, Revenue from Contracts with Customers.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

3. Cash and Cash Equivalents — Risks and Uncertainties

At December 31, 2015, the Company had $57.8 million in cash and cash equivalents. Of this amount, $55.4 million was held by foreign subsidiaries. Of the $55.4 million, $43.9 million was denominated in currencies other than the U.S. dollar, primarily in Euros, Canadian dollars (“CAD”), British pounds and Chinese renminbi (“RMB”). At December 31, 2015, the Company had $4.9 million in China denominated in RMB. While the RMB is convertible into U.S. dollars, foreign exchange transactions are subject to approvals from the State Approvals of Foreign Exchange. The Company does not anticipate any significant adverse impact to overall liquidity from restrictions on cash and cash equivalents. Although the Company currently anticipates that the majority of the cash and cash equivalents held by foreign affiliates will be retained by the affiliates for working capital purposes, the Company believes such cash and cash equivalents could be repatriated to the U.S. in the form of debt repayments with limited tax consequences.

4. Inventories

Inventories at December 31, 2015 and September 30, 2015 consisted of the following:

	December 31, 2015	September 30, 2015
Finished products	$310.6	$320.9
Supplies	4.4	4.2
Total	$315.0	$325.1

The Company’s inventories in the U.S. and Canada are collateral under its asset based loan facility (“ABL Facility”) and senior secured term loan facility (“Term Loan Facility” and collectively, the “Credit Facilities”).

5. Certain Assets Used as Collateral

The Company’s accounts receivable in the U.S. and Canada are collateral under the Credit Facilities. These accounts receivable totaled $343.4 million and $396.7 million in the aggregate as of December 31, 2015 and September 30, 2015, respectively.

The Company’s inventories in the U.S. and Canada are collateral under the Credit Facilities. These inventories totaled $236.2 million and $247.1 million in the aggregate as of December 31, 2015 and September 30, 2015, respectively.

Certain customers of Nexeo Plaschem are allowed to remit payment during a period of time ranging from 30 days up to nine months. These notes receivables, which are supported by banknotes issued by large banks in China on behalf of these customers, are included in Accounts and notes receivable on the Company’s condensed consolidated balance sheets and totaled $4.8 million and $4.5 million at December 31, 2015 and September 30, 2015, respectively. Additionally, under certain credit arrangements Nexeo Plaschem is a party thereto, these notes receivable may also be pledged as collateral. See Note 9.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

6. Property, Plant and Equipment

Property, plant and equipment at December 31, 2015 and September 30, 2015 consisted of the following:

	December 31, 2015	September 30, 2015
Land	$41.1	$41.2
Plants and buildings	79.6	78.3
Machinery and equipment(1)	181.8	167.8
Software and computer equipment	69.3	68.8
Construction in progress	10.0	12.9
Total	381.8	369.0
Less accumulated depreciation	(144.6)	(137.8)
Property, plant and equipment, net	$237.2	$231.2

(1)	Includes $25.8 million and $13.1 million, respectively, related to equipment acquired under capital leases.

Included in the carrying value of property, plant and equipment are certain closed facilities located in the U.S., which collectively have a carrying value of $1.6 million. The facilities do not currently meet the criteria for held-for-sale classification; accordingly, they remain classified as held and used.

Total depreciation expense on property, plant and equipment was $9.7 million and $8.9 million for the three months ended December 31, 2015 and December 31, 2014, respectively.

In May 2015, the Company entered into a lease agreement with Ryder Truck Rental, Inc. (“Ryder”) for transportation equipment (“Ryder Lease”). The Ryder Lease covers the rental of approximately 200 tractors, which will replace a significant portion of the Company’s current private fleet of tractors, and has a term of seven years. The Ryder Lease is accounted for as a capital lease and requires minimum annual payments of approximately $5.5 million per year. As of December 31, 2015, the Company had taken delivery of 192 tractors under the Ryder Lease. Upon receipt of these tractors the Company recorded $24.6 million of initial equipment cost and corresponding capital lease obligations. The remaining tractors are expected to be delivered in the second quarter of fiscal year 2016. The Company is permitted to terminate the lease of an individual tractor on the anniversary of its delivery date, provided that certain conditions are met. In the event the Company terminates the lease of an individual tractor in accordance with the terms of the Ryder Lease, the Company may elect to purchase the individual tractor at a predetermined residual value or return the tractor to Ryder, subject to an adjustment based on the then-current market value of the individual tractor.

In connection with the receipt of new tractors under the Ryder Lease during the three months ended December 31, 2015, the Company sold 82 of its old tractors for proceeds of $1.7 million and recognized a gain of $1.7 million, which is included in Other Income in the condensed consolidated statements of operations.

7. Goodwill and Other Intangibles

Goodwill

The following is a progression of goodwill for the three months ended December 31, 2015 by reportable segment:

	Chemicals	Plastics	Other	Total
Balance at September 30, 2015	$269.7	$91.5	$12.5	$373.7
Foreign currency translation	(0.3)	(2.1)	—	(2.4)
Balance at December 31, 2015	$269.4	$89.4	$12.5	$371.3

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

7. Goodwill and Other Intangibles  – (continued)

Goodwill Impairment Test

Goodwill is tested for impairment annually as of March 31 and whenever events or circumstances make it more likely than not that an impairment may have occurred. Goodwill is reviewed for impairment at the reporting unit level, or operating segment, for the Company. As of March 31, 2015, the Company tested goodwill recorded at each of its operating segments and concluded that goodwill was not impaired. The Company evaluated and concluded no events or changes in circumstances have occurred since the performance of the March 31, 2015 test through December 31, 2015 which would have required an impairment test.

Significant management judgment is required in the estimates and assumptions made for purposes of the Company’s goodwill impairment testing. If actual results differ from these estimates and assumptions or market conditions materially change, the analysis could be negatively impacted and could result in an impairment charge in future periods.

Other Intangible Assets

Definite-lived intangible assets at December 31, 2015 and September 30, 2015 consisted of the following:

	Estimated Useful Life (years)	December 31, 2015			September 30, 2015
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer-related intangibles(1)	5 – 14	$121.2	$(36.2)	$85.0	$121.3	$(33.6)	$87.7
Supplier-related intangible	10	17.0	(3.0)	14.0	17.0	(2.6)	14.4
Leasehold interest intangible	1 – 20	2.0	(1.3)	0.7	2.1	(1.3)	0.8
Non-compete agreements(2)	3 – 5	10.0	(4.9)	5.1	10.0	(4.5)	5.5
Other(3)	2 – 6	6.2	(3.6)	2.6	6.2	(3.2)	3.0
Total		$156.4	$(49.0)	$107.4	$156.6	$(45.2)	$111.4

(1)	Included net carrying amounts of $45.5 million, $1.9 million, $28.5 million and $9.1 million at December 31, 2015 associated with the Ashland Distribution Acquisition, the Beijing Plaschem Acquisition, the CSD Acquisition and the Archway Acquisition, respectively. Included net carrying amounts of $46.8 million, $2.2 million, $29.4 million and $9.3 million at September 30, 2015 associated with the Ashland Distribution Acquisition, the Beijing Plaschem Acquisition, the CSD Acquisition and the Archway Acquisition, respectively.
(2)	In connection with the Ashland Distribution Acquisition, Ashland agreed to a three-year non-compete agreement, which has since been fully amortized. In connection with the CSD Acquisition and the Archway Acquisition, former officers agreed to five-year non-compete agreements.
(3)	Represents trademarks and trade names associated with the CSD Acquisition and the Archway Acquisition. As of December 31, 2015, net carrying amounts included $2.3 million and $0.3 million related to the CSD Acquisition and the Archway Acquisition, respectively. As of September 30, 2015, net carrying amounts included $2.4 million and $0.6 million related to the CSD Acquisition and the Archway Acquisition, respectively.

Amortization expense recognized on intangible assets was $3.9 million for the three months ended December 31, 2015 and $4.0 million for the three months ended December 31, 2014.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

8. Other Non-Current Assets

Other non-current assets at December 31, 2015 and September 30, 2015 consisted of the following:

	December 31, 2015	September 30, 2015
Debt issuance cost, net	$12.7	$14.5
Other	3.9	3.7
Total	$16.6	$18.2

9. Short-Term Borrowings and Long-Term Debt

Short-term borrowings outstanding and the current portion of long-term debt and capital lease obligations at December 31, 2015 and September 30, 2015 are summarized below:

	December 31, 2015	September 30, 2015
Short-term borrowings	$37.5	$34.9
Current portion of long-term debt and capital lease obligations	2.3	37.5
Total short-term borrowings and current portion of long-term debt and capital lease obligations, net	$39.8	$72.4

Long-term debt outstanding at December 31, 2015 and September 30, 2015 is summarized below:

	December 31, 2015	September 30, 2015
ABL Facility	$29.2	$85.5
Term Loan Facility	617.6	647.2
8.375% Senior Subordinated Notes	159.2	159.2
Capital lease obligations(1)	25.0	12.7
Total long-term debt	831.0	904.6
Less: unamortized debt discount(2)	(3.2)	(3.6)
Less: current portion of long-term debt and capital lease obligations	(2.3)	(37.5)
Long-term debt and capital lease obligations, less current portion, net	$825.5	$863.5

(1)	During the three months ended December 31, 2015, the Company received 97 tractors under the Ryder Lease and recorded $12.8 million of initial capital lease obligations. See Note 6. Capital lease obligations exclude executory costs and interest payments associated with the underlying leases. See “Capital Lease Obligations” below.
(2)	At December 31, 2015 and September 30, 2015, respectively, included $1.7 million and $1.9 million of unamortized debt discount related to the Term Loan Facility. The remainder of the unamortized debt discount related to the 8.375% Senior Subordinated Notes (“Notes”). Debt discount is amortized to interest expense over the life of the respective instruments using the effective interest rate method.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

9. Short-Term Borrowings and Long-Term Debt  – (continued)

Short-Term Borrowings

The Company’s short-term borrowings are associated with the Company’s operations in China and are summarized below:

	Facility Limit	Outstanding Borrowings Balance	Weighted Average Interest Rate on Borrowings	Outstanding LOC and Bankers’ Acceptance Bills	Remaining Availability
December 31, 2015
October 2012 Line of Credit(1)	$28.8	$24.4	3.6%	$—	$4.4
November 2012 Line of Credit(2)	23.1	13.1	5.4%	8.1	1.9
Total	$51.9	$37.5		$8.1	$6.3
September 30, 2015
October 2012 Line of Credit(1)	$23.8	$23.0	3.5%	$—	$0.8
November 2012 Line of Credit(2)	23.6	11.9	6.1%	7.1	4.6
Total	$47.4	$34.9		$7.1	$5.4

(1)	The borrowing limit of this facility is denominated in U.S. dollars and was increased by $5.0 million in December 2015. This line of credit is secured by a standby letter of credit drawn on the ABL Facility covering 110% of the facility’s borrowing limit amount. Borrowings under the line of credit are payable in full within 12 months of the date of the advance.
(2)	The borrowing limit of this facility is denominated in RMB. This line of credit is secured by a standby letter of credit drawn on the ABL Facility covering 100% of the facility’s borrowing limit amount. Borrowings under the line of credit are payable in full within 12 months of the date of the advance.

In addition to the above lines of credit, Nexeo Plaschem has an arrangement through which it makes borrowings on a short-term basis, usually six months, by using its line of credit with the bank or by pledging the proceeds of its notes receivable. The borrowings under this arrangement are used to fund Nexeo Plaschem’s working capital requirements. At December 31, 2015 and September 30, 2015, there were no outstanding borrowings, no notes receivable pledged and no outstanding bankers’ acceptance bills issued to suppliers under this arrangement.

Nexeo Plaschem has another similar arrangement whereby it is able to pledge proceeds from its notes receivable in exchange for bankers’ acceptance bills issued to suppliers. No notes receivable were pledged under this arrangement at December 31, 2015 and September 30, 2015.

Long-Term Debt

The weighted average interest rate on borrowings under the ABL Facility was 2.3% and 1.8% at December 31, 2015 and September 30, 2015, respectively. At December 31, 2015 and September 30, 2015, the Company had $73.1 million and $67.4 million, respectively, in outstanding letters of credit under the U.S., Canadian and permitted foreign facility tranches of the ABL Facility. Collective credit availability under the U.S. and Canadian tranches of the ABL Facility was $324.3 million and $321.4 million at December 31, 2015 and September 30, 2015, respectively. The ABL Facility matures on July 11, 2017.

The interest rate for the Term Loan Facility was 5.0% at December 31, 2015 and September 30, 2015. The Term Loan Facility matures on September 9, 2017. The Notes mature on March 1, 2018.

The Company’s accounts receivable and inventory in the U.S. and Canada are collateral under the Credit Facilities. The Company’s accounts receivable and inventory in the U.S. and Canada totaled $579.6 million at December 31, 2015.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

9. Short-Term Borrowings and Long-Term Debt  – (continued)

As of December 31, 2015, the Company was in compliance with all debt covenants under the Credit Facilities and the Notes.

Term Loan Facility — Excess Cash Flow Payment

The Term Loan Facility agreement requires the Company to make early principal payments on an annual basis if cash flows for the year exceed certain levels specified in the agreement. For the fiscal year ended September 30, 2015, the Company had Excess Cash Flow (as defined in the agreement) of $59.2 million, of which $29.6 million was used in December 2015 as an early principal payment of the outstanding balance under the Term Loan Facility. As a result of this payment, under the agreement terms, the quarterly principal payment of $1.7 million is no longer required for the remaining term of the facility. The Company is still required to make periodic interest payments based on the principal amount outstanding.

Capital Lease Obligations

The capital lease obligation balance of $25.0 million as of December 31, 2015 is primarily associated with tractors delivered under the Ryder Lease through December 31, 2015. This obligation excludes future executory costs payments of $2.0 million per year, for aggregate executory costs of $13.6 million, as well as decreasing annual interest payments ranging from $1.2 million to $0.5 million, for aggregate interest payments totaling $5.7 million.

10. Derivatives

The Company is a party to interest rate swap agreements of varying expiration dates through March 2017, to help manage the Company’s exposure to interest rate risk related to its variable-rate Term Loan Facility. The swaps have a quarterly settlement frequency. As of December 31, 2015, the notional amount of outstanding interest rate swap agreements was $200.0 million. The interest rate swaps are accounted for as cash flow hedges. Accordingly, gains or losses resulting from changes in the fair value of the swaps are recorded in other comprehensive income to the extent that the swaps are effective as hedges. Gains or losses resulting from changes in the fair value applicable to the ineffective portion, if any, are reflected in income. Gains or losses recorded in other comprehensive income are reclassified into and recognized in income when the interest expense on the Term Loan Facility is recognized.

During the three months ended December 31, 2015 and 2014, the Company reclassified into and recognized in income realized losses on the interest rate swaps of $0.2 million each period, which were recorded in interest expense. During the three months ended December 31, 2015 and 2014, the Company recorded unrealized gains on the interest rate swaps (net of reclassifications into income) of $0.1 million each period, which were recorded in other comprehensive income. At December 31, 2015, $0.3 million in unrealized losses were expected to be realized and recognized in income within the next twelve months.

11. Fair Value Measurements

The accounting standard for fair value measurements establishes a framework for measuring fair value that is based on the inputs market participants use to determine the fair value of an asset or liability and establishes a fair value hierarchy to prioritize those inputs. The fair value hierarchy is as follows:

•	Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities.
•	Level 2 — Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.
•	Level 3 — Prices or valuation models that require inputs that are both significant to the fair value measurement and less observable for objective sources (i.e., supported by little or no market activity).

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

11. Fair Value Measurements  – (continued)

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are obtained from independent sources and can be validated by a third party, whereas unobservable inputs reflect assumptions a third party would use in pricing an asset or liability based on the best information available under the circumstances. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, which may affect the valuation of the assets and liabilities and their placement within the fair value hierarchy levels. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

The Company’s financial instruments recorded at fair value on a recurring basis relate solely to its interest rate swaps. The Company’s interest rate swaps are valued using quoted market prices and significant other observable and unobservable inputs. These financial instruments’ fair values are based upon trades in liquid markets, and the valuation model inputs can generally be verified through over-the-counter markets and valuation techniques that do not involve significant management judgment. The fair values of these financial instruments are classified within Level 2 of the fair value hierarchy.

At December 31, 2015, the Company recorded $0.3 million in Accrued expenses and other liabilities and less than $0.1 million in Other non-current liabilities in the condensed consolidated balance sheets related to these instruments. At September 30, 2015, the Company recorded $0.4 million in Accrued expenses and other liabilities and $0.1 million in Other non-current liabilities in the condensed consolidated balance sheets related to these instruments.

During the three months ended December 31, 2015 and 2014, the Company did not have any transfers between Level 1, Level 2 or Level 3 fair value measurements.

Fair value of financial instruments

The carrying values of cash and cash equivalents, accounts and notes receivable, accounts payable and short-term borrowings approximate fair value due to the short-term maturity of those instruments.

The carrying values of borrowings outstanding under the ABL Facility and the Term Loan Facility approximate fair value at December 31, 2015 and September 30, 2015, primarily due to their variable interest rate. The estimated fair value of these instruments is classified by the Company as a Level 3 measurement within the fair value hierarchy.

The estimated fair value of the Notes was $154.1 million and $149.2 million at December 31, 2015 and September 30, 2015, respectively, including accrued interest of $4.4 million and $1.1 million, respectively. The estimated fair value of the Notes is classified by the Company as a Level 3 measurement within the fair value hierarchy. The estimated fair value of these instruments is calculated based upon a pricing model using the estimated yield calculated from interpolated treasury and implied yields to quoted price as inputs. The Company’s relative credit standing is one of the inputs to the valuation.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

In addition to the financial instruments that are recorded at fair value on a recurring basis, the Company records assets and liabilities at fair value on a nonrecurring basis as required by U.S. GAAP. Generally, assets and liabilities are recorded at fair value on a nonrecurring basis as a result of impairment charges or as part of a business combination. During the three months ended December 31, 2015, there were no assets or liabilities recorded at fair value on a nonrecurring basis.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

12. Commitments, Contingencies and Litigation

Environmental Remediation

Due to the nature of its business, the Company is subject to various laws and regulations pertaining to the environment and to the sale, transportation and disposal of chemicals and hazardous materials. These laws pertain to, among other things, air and water, the management of solid and hazardous wastes, transportation and human health and safety.

In the Ashland Distribution Acquisition purchase agreement (the “ADA Purchase Agreement”), Ashland agreed to retain all known environmental remediation liabilities (“Retained Specified Remediation Liabilities”) and other environmental remediation liabilities unknown at the closing of the Ashland Distribution Acquisition related to the Distribution Business for which Ashland receives notice prior to the fifth anniversary of the closing (“Other Retained Remediation Liabilities”) (collectively “Retained Remediation Liabilities”). Ashland’s liability for Retained Remediation Liabilities is not subject to any claim thresholds or deductibles. However, in the event the Company was to incur expenses arising out of the Other Retained Remediation Liabilities, Ashland’s indemnification obligation is subject to an individual claim threshold of $0.2 million and an aggregate claim deductible of $5.0 million. Ashland’s indemnification obligation for the Retained Remediation Liabilities is subject to an aggregate ceiling of $75.0 million. Ashland’s indemnification obligations resulting from its breach of any representation, warranty or covenant related to environmental matters (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty) are generally limited by an individual claim threshold of $0.2 million, an aggregate claim deductible of $18.6 million and a ceiling of $93.0 million. Collectively, Ashland’s indemnification obligations resulting from or relating to the Retained Remediation Liabilities, retained litigation liabilities, and the breach of Ashland’s representations, warranties and covenants contained in the ADA Purchase Agreement (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty) is subject to an aggregate ceiling of $139.5 million, and Ashland’s total indemnification obligation under the ADA Purchase Agreement (other than for liabilities relating to taxes or any retained indebtedness) is subject to an aggregate ceiling in the amount of the purchase price for the Distribution Business net assets.

In July 2014, Ashland filed a lawsuit styled and numbered Ashland Inc. v. Nexeo Solutions, LLC, Case No. N14C-07-243 JTV CCLD, in the Superior Court for the State of Delaware in and for New Castle County. In the suit, Ashland seeks a declaration that the Company is obligated to indemnify Ashland for losses Ashland incurs pertaining to Other Retained Remediation Liabilities, up to the amount of a $5.0 million deductible, which Ashland contends applies pursuant to the ADA Purchase Agreement. Ashland further alleges that the Company has breached duties related to that agreement by not having so indemnified Ashland for amounts Ashland has incurred for Other Retained Remediation Liabilities at sites where Ashland disposed of wastes prior to the Ashland Distribution Acquisition, and on that basis seeks unspecified compensatory damages, costs and attorney’s fees. The Company disagrees with Ashland’s construction of the ADA Purchase Agreement and is vigorously defending the lawsuit.

The Company does not currently have any environmental or remediation reserves for matters covered by the ADA Purchase Agreement. However, if the Company was to incur expenses related to Other Retained Remediation Liabilities, the Company would be responsible for the first $5.0 million in aggregate expenses relating thereto prior to the receipt of any indemnification from Ashland. In addition, if any Retained Remediation Liability ultimately exceeds the liability ceilings described above, the Company would be responsible for such excess amounts. In either of these scenarios, the Company would be required to take an appropriate environmental or remediation reserve. The Company’s reserves will be subject to numerous uncertainties that affect its ability to accurately estimate its costs, or its share of costs if multiple parties are responsible. These uncertainties involve the legal, regulatory and enforcement parameters governing environmental assessment and remediation, the nature and extent of contamination, the extent of required remediation efforts, the choice of remediation methodology, availability of insurance coverage and, in the case of sites with multiple responsible parties, the number and financial strength of other potentially responsible parties.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

12. Commitments, Contingencies and Litigation  – (continued)

Other Legal Proceedings

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities, including product liability claims. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

Other Contingencies

In June 2014, the Company self-disclosed to the California Department of Toxic Substance Control (“DTSC”) that a recent inventory of its Fairfield facility had revealed potential violations of the Resource Conservation and Recovery Act and the California Health and Safety Code. Although no formal proceeding has been initiated, the Company expects the DTSC to seek payment of fines or other penalties for non-compliance. The Company does not expect the amount of any such fine or other penalty to have a material adverse effect on its business, financial position or results of operations.

13. Employee Benefit Plans

Defined Contribution Plans

Qualifying employees of the Company are eligible to participate in the Nexeo Solutions, LLC Employee Savings Plan (“401(k) Plan”). The 401(k) Plan is a defined contribution plan designed to allow employees to make tax deferred contributions as well as Company contributions, designed to assist employees of the Company and its affiliates in providing for their retirement. The Company matches 100% of employee contributions up to 4.0%. The Company will make an additional contribution to the 401(k) Plan of 1.5%, 3.0%, or 4.5%, based upon years of service of one to ten years, eleven to twenty years and twenty-one years or more, respectively. Employees meeting certain age requirements may also receive an additional transition contribution from the Company. A version of the 401(k) Plan is also available for qualifying employees of the Company in its foreign subsidiaries. The Company contributed a total of $2.5 million and $2.9 million to the defined contribution plans in the three months ended December 31, 2015 and 2014, respectively. Of the above contributions to the plans, $1.5 million and $1.8 million in the three months ended December 31, 2015 and 2014 were recorded as a component of selling, general and administrative expenses. The remainder was recorded as a component of cost of sales and operating expenses.

Restricted Equity Plan

Holdings may issue unregistered Series B units to directors, certain officers and employees eligible to participate in the Company’s restricted equity plan (“Equity Plan”). The units issued under the Equity Plan are subject to certain transfer restrictions and are initially deemed to be unvested. With respect to units issued to certain officers and employees, 50% of the Series B units vest 20% annually over a five year period (“Time-Based Units”) and 50% of the Series B units become vested in accordance with a performance-based schedule that is divided into five separate and equal twelve month periods (“Performance-Based Units”). The vesting of both the Time-Based Units and the Performance-Based Units is subject to the employee’s continued employment with the Company. The Board of Directors of the Company (the “Board of Directors”) establishes each annual performance-based period based upon an earnings before interest, tax, depreciation and amortization (“EBITDA”) target for the Company during that period. In the event that any Performance-Based Units do not vest for any applicable annual performance period due to the failure to achieve that year’s EBITDA-based performance target, the Performance-Based Units assigned to that annual performance period shall subsequently vest upon the achievement of the EBITDA-based performance target for the fiscal year following such fiscal year.

Prior to December 1, 2015, upon the occurrence of a liquidity event within seven years of the employee’s beginning vesting date in which TPG Accolade, L.P. (“TPG Accolade”) realized a return based upon cash received (including dividends) divided by aggregate purchase price that was equal to or greater than 3.0x, all Performance-Based Units would automatically vest, as long as the employee remained employed by the Company through the completion of the liquidity event. On December 1, 2015, the Board of Directors

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

13. Employee Benefit Plans  – (continued)

removed the requirement that TPG Accolade realize a return equal to or greater than 3.0x in a liquidity event. Accordingly, all Performance-Based Units automatically vest upon the occurrence of a liquidity event within seven years of the employee’s beginning vesting date, regardless of the return realized by TPG Accolade, as long as the employee remains employed by the Company through the completion of the liquidity event. This revision represents a modification of all the unvested Performance-Based Units outstanding as of the modification date. The modification does not change the Company’s current expectations of whether the Performance-Based Units will ultimately vest and therefore does not result in the recognition of compensation cost in the current period. If, at a future date, the Company determines it is probable the employees will vest in the modified awards, it will recognize compensation cost equal to the new fair value of these awards at the modification date of $0.12 per unit.

Upon a termination of employment within 24 months of a change of control, all outstanding and unvested Series B units automatically vest, provided the employee remains employed by the Company at the time of the event. Upon termination of employment, the Company may, in its sole discretion, elect to redeem unregistered Series B units previously granted to officers and employees eligible to participate in the Company’s Equity Plan. The repurchase price per unit is the difference between the established threshold value at the time of redemption and the threshold value at the time of the grant.

The fair value of the Series B units granted during the three months ended December 31, 2015 was determined using a discounted cash flow analysis and a Black-Scholes Option Pricing Model with the valuation assumptions of (1) expected term of one year, (2) expected price volatility of 47.1%, (3) a risk-free interest rate of 0.6% and (4) an expected distribution yield of 0.0%. Volatility was estimated using historical stock prices of comparable public companies.

The Company recognized compensation expense associated with Time-Based Units of $0.3 million during the three months ended December 31, 2015 and 2014. There was no compensation expense recognized during the three months ended December 31, 2015 and 2014 related to Performance-Based Units, as the Company did not meet the pre-established EBITDA target. Expenses related to the Equity Plan are recorded as a component of Selling, general and administrative expenses in the condensed consolidated statements of operations.

The following table summarizes Equity Plan activity during the three months ended December 31, 2015:

	Units	Average Grant Date Fair Value Per Unit
Outstanding at September 30, 2015	38,466,624	$0.28
Granted	1,028,571	0.12
Forfeited/Canceled	(900,000)	0.29
Outstanding at December 31, 2015	38,595,195	$0.22

The following table summarizes the non-vested Equity Plan units during the three months ended December 31, 2015:

	Units	Average Grant Date Fair Value Per Unit
Nonvested at September 30, 2015	23,116,625	$0.26
Granted	1,028,571	0.12
Vested	(109,990)	0.27
Forfeited	(648,000)	0.27
Nonvested units at December 31, 2015	23,387,206	$0.17

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

13. Employee Benefit Plans  – (continued)

During the three months ended December 31, 2015 and 2014, Series B Units vesting totaled 109,990 and 107,146, respectively, which had a total fair value of less than $0.1 million for each period. Total unrecognized compensation cost related to the Series B units was $1.1 million at December 31, 2015, expected to be recognized over the next five years.

14. Related Party Transactions

At the closing of the Ashland Distribution Acquisition, the Company entered into a management services agreement with TPG Capital, L.P. (together with its affiliates, including TPG Accolade, “TPG”) pursuant to which it provides the Company with ongoing management, advisory and consulting services. Under the current terms of the agreement, the quarterly management fee to TPG is equal to 2% of the Company’s “Adjusted EBITDA” (as defined in the agreement) less $0.175 million, subject to a revised minimum annual amount of $2.825 million. During the three months ended December 31, 2015 and 2014, the Company recorded management fees of $0.9 million and $0.7 million, respectively. These fees are recorded in Selling, general and administrative expenses in the Company’s condensed consolidated statements of operations.

The Company also pays TPG fees for consulting services in relation to the affairs of the Company, as well as reimbursements for out-of-pocket expenses incurred by it in connection with these consulting services. During the three months ended December 31, 2015 and 2014, the Company recorded consulting fees to TPG of $0.1 million and $0.4 million, respectively. These fees are recorded in Selling, general and administrative expenses in the Company’s condensed consolidated statements of operations.

The Company currently participates in TPG’s leveraged procurement program, but since the first quarter of fiscal year 2014, it is no longer subject to a fee for participation in this program. The fees for periods prior to that date were recorded in Selling, general and administrative expenses in the Company’s condensed consolidated statements of operations and were calculated in relation to TPG’s portfolio companies for various categories of services and products for the benefit of portfolio companies.

The Company’s sales to TPG related entities for the three months ended December 31, 2015 and 2014 were $1.0 million and $3.7 million, respectively. There were no purchases from TPG related entities for the three months ended December 31, 2015 and 2014. At December 31, 2015 and September 30, 2015, TPG related entities owed the Company $0.4 million and $0.3 million, respectively, which were included in Accounts and notes receivable in the Company’s condensed consolidated balance sheets.

The Company has a strategic consulting services agreement with Steven B. Schwarzwaelder, a member of the Board of Directors, under which it pays an annual fee of $0.175 million. The Company recorded less than $0.1 million for the three months ended December 31, 2015 and 2014 related to this agreement. This fee is recorded in Selling, general and administrative expenses in the Company’s condensed consolidated statements of operations.

The Company has a truck and lease service agreement (“Ryder Truck Lease”) with Ryder that covers the rental of 11 trucks and 5 trailers. The Company also briefly engaged a company affiliated with Ryder for logistics advisory services. In addition, in May 2015 the Company entered into the Ryder Lease (see Note 6) which covers the rental of approximately 200 tractors. John Williford, a member of the Board of Directors, was the President, Global Supply Chain Solutions for Ryder System, Inc., a company affiliated with Ryder, from June 2008 until March 31, 2015. Payments to Ryder and affiliated companies for advisory services fees and the Ryder Truck Lease, including reimbursements for licensing fees, fuel charges, mileage and certain maintenance and other obligations, were $1.5 million and $0.1 million for the three months ended December 31, 2015 and 2014, respectively. These costs were recorded in Cost of sales and operating expenses in the Company’s condensed consolidated statements of operations.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

14. Related Party Transactions  – (continued)

Certain former shareholders of Archway continue to be employed by the Company and are involved in the operations of the business acquired in the Archway Acquisition. In connection with the Archway Acquisition, the Company recorded a payable to former shareholders of Archway totaling $3.4 million related to certain tax refund receivables. During the fiscal years 2015 and 2014, the Company paid $1.6 million and $1.4 million, respectively, of this amount. Accordingly, at December 31, 2015, the Company owed approximately $0.3 million to the former shareholders, which was included in Accrued expenses and other liabilities in the Company’s condensed consolidated balance sheet.

15. Income Taxes

As discussed in Note 1, Holdings is organized as a limited liability company and is taxed as a partnership for U.S. income tax purposes. As such, with the exception of a limited number of state and local jurisdictions, Holdings is not subject to U.S. income taxes. Accordingly, the members will report their share of Holdings’ taxable income on their respective U.S. federal tax returns. Holdings pays distributions to members to fund their tax obligations. Holdings and its subsidiaries made no material distributions to, or on behalf of, their members during the three months ended December 31, 2015 and 2014. The Company’s sole active U.S. corporate subsidiary, Sub Holding, is subject to tax at the entity level in the U.S. The Company’s controlled foreign corporations are subject to tax at the entity level in their respective jurisdictions.

Income tax expense was $1.3 million for the three months ended December 31, 2015 compared to a benefit of $0.9 million for the three months ended December 31, 2014. The current period tax expense was attributable to income tax expense on profitable foreign operations, primarily Canada and EMEA. The prior period benefit was largely attributed to losses from the U.S. and China operations. The tax expense for the three months ended December 31, 2015 reflects an effective tax rate of 23.2%.

For the periods ended December 31, 2015 and 2014, the Company computed the provision for income taxes based on the actual year-to-date effective tax rate by applying the discrete method. Due to on-going changes in the Company’s international operations, the annual effective tax rate, which relies on accurate projections by legal entity of income earned and taxed in foreign jurisdictions, as well as accurate projections by legal entity of permanent and temporary differences, was not considered a reliable estimate for purposes of calculating year-to-date income tax expense.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As a result of the adoption of ASU 2015-17, deferred tax assets and liabilities and any related valuation allowances are classified as noncurrent on a prospective basis. See Note 2.

At December 31, 2015 and September 30, 2015, the valuation allowance was $3.9 million and $3.6 million, respectively, primarily relating to Nexeo Plaschem operations. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon management’s expectations at December 31, 2015, management believes it is not more likely than not that it will realize the majority of its deferred tax assets.

Uncertain Tax Positions

U.S. GAAP prescribes a recognition threshold and measurement attribute for the accounting and financial statement disclosure of tax positions taken or expected to be taken in a tax return. The evaluation of a tax position is a two-step process. The first step requires the Company to determine whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. The second step requires the Company to recognize in the financial statements each tax position that meets the more likely than not criteria, measured as the amount of benefit that has a greater than 50% likelihood of being realized. Differences between the amount of tax benefits taken or expected to be taken in the income tax

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

15. Income Taxes  – (continued)

returns and the amount of tax benefits recognized in the financial statements represent the Company’s unrecognized income tax benefits, which are recorded as a liability.

The Company recognizes interest and penalties related to uncertain tax positions, if any, as a component of income tax expense in the condensed consolidated statements of operations. There was an insignificant amount of interest and penalties recognized during the three months ended December 31, 2015 and 2014. As of December 31, 2015 and September 30, 2015, the Company had $1.1 million, respectively, related to uncertain tax positions, including related accrued interest and penalties.

The Company believes it is reasonably possible that within the next 12 months unrecognized tax benefits may decrease by up to $0.5 million as a result of the expiration of certain statute of limitations periods.

The Company or one of its subsidiaries files income tax returns in various state and foreign jurisdictions. Within the U.S., the Company is subject to federal and state income tax examination by tax authorities for periods after March 2011. With respect to countries outside of the U.S., with certain exceptions, the Company’s foreign subsidiaries are subject to income tax audits for years after 2010.

16. Segment and Geographic Data

The Company operates through three lines of business, or operating segments: Chemicals, Plastics and Environmental Services. On July 1, 2014, the Company sold its composites operations in North America. Activity associated with these operations is classified as discontinued operations in the Company’s condensed consolidated financial statements for all periods presented. While the Company continued to occasionally distribute certain composites products in Asia post-sale of the Company’s North American composites operations, these sales were minimal and they are no longer identified as a separate line of business. The lines of business market to different sets of customers operating in an array of industries, with various end markets and customer segments within those industries. For segment presentation and disclosure purposes, the Chemicals and Plastics lines of business constitute separate reportable segments while the Environmental Services line of business, which does not meet the materiality threshold for separate disclosure and the historical composites products sales in Asia are combined in an “Other” segment.

Each line of business represents unique products and suppliers, and each line of business focuses on specific end markets within its industry based on a variety of factors, including supplier or customer opportunities, expected growth and prevailing economic conditions. Across the Chemicals and Plastics lines of business there are numerous industry segments, end markets and sub markets that the Company may choose to focus on. These end markets may change from year to year depending on the underlying market economics, supplier focus, expected profitability and the Company’s strategic agenda.

The Chemicals, Plastics and Environmental Services lines of business compete with national, regional and local companies throughout North America. Additionally, the Chemicals and Plastics lines of business compete with other distribution companies in Asia. The Plastics line of business also competes with other distribution companies in EMEA. Competition within each line of business is based primarily on the diversity of the product portfolio, service offerings, reliability of supply, technical support and price. The accounting policies used to account for transactions in each of the lines of business are the same as those used to account for transactions at the corporate level.

The Chemicals and Plastics lines of business are distribution businesses, while the Environmental Services line of business provides hazardous and non-hazardous waste collection, recovery, recycling and arrangement for disposal services.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

16. Segment and Geographic Data  – (continued)

A brief description of each line of business follows:

Chemicals.  The Chemicals line of business distributes specialty and industrial chemicals, additives and solvents to industrial users via rail cars, bulk tanker trucks and as packaged goods in trucks. The Company’s chemical products are distributed in more than 50 countries worldwide, primarily in North America and Asia. In connection with the distribution of chemicals products, the Company provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. While the Chemicals line of business serves multiple end markets, key end markets within the industrial space are CASE, HI&I, lubricants, personal care and oil and gas.

Plastics.  The Plastics line of business distributes a broad product line consisting of commodity polymer products and prime engineering resins to plastics processors engaged in blow molding, extrusion, injection molding and rotation molding via rail car, bulk truck, truckload boxes and less-than truckload quantities. The Company’s plastics products are distributed in more than 50 countries worldwide, primarily in North America, EMEA and Asia. The Plastics line of business serves a broad cross section of industrial segments, with a current focus on the healthcare and automotive end markets.

Other.  The Environmental Services line of business, in connection with certain waste disposal service companies, provides customers with comprehensive hazardous and non-hazardous waste collection, recovery and arrangement for disposal services or recycling in North America, primarily in the U.S. These environmental services are offered through the Company’s network of distribution facilities which are used as transfer facilities. The Other segment also includes historical composites products sales in Asia.

The Chief Executive Officer is the Chief Operating Decision Maker (“CODM”). The CODM reviews net sales to unaffiliated customers and gross profit in order to make decisions, assess performance and allocate resources to each line of business. In order to maintain the focus on line of business performance, certain expenses are excluded from the line of business results utilized by the Company’s CODM in evaluating line of business performance. These expenses include depreciation and amortization, selling, general and administrative expense, corporate items such as transaction related costs, interest and income tax expense. These items are separately delineated to reconcile to reported net income. No single customer accounted for more than 10.0% of revenues for any line of business for each of the periods reported. Intersegment revenues were insignificant.

The Company aggregates total assets at the line of business level. The assets attributable to the Company’s lines of business, that are reviewed by the CODM, consist of trade accounts receivable, inventories, goodwill and any specific assets that are otherwise directly associated with a line of business. The Company’s inventory of packaging materials and containers are generally not allocated to a line of business and are included in unallocated assets.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

16. Segment and Geographic Data  – (continued)

Summarized financial information relating to the Company’s lines of business is as follows:

	Three Months Ended December 31,
	2015	2014
Sales and operating revenues
Chemicals	$378.7	$513.5
Plastics	418.5	475.2
Other	30.5	29.0
Total sales and operating revenues	$827.7	$1,017.7
Gross profit
Chemicals	$47.3	$50.7
Plastics	40.6	33.8
Other	7.3	7.5
Total gross profit	95.2	92.0
Selling, general & administrative expenses	74.7	83.6
Transaction related costs	1.0	0.1
Total operating income	19.5	8.3
Other income	1.7	0.5
Interest expense	(15.6)	(16.4)
Income (loss) from continuing operations before income taxes	$5.6	$(7.6)

	December 31, 2015	September 30, 2015
IDENTIFIABLE ASSETS
Chemicals	$649.0	$696.9
Plastics	505.5	530.2
Other	34.3	35.1
Total identifiable assets by segment	1,188.8	1,262.2
Unallocated assets	386.0	455.8
Total assets	$1,574.8	$1,718.0

Revenues by geographic location, based on the jurisdiction of the subsidiary entity receiving revenue credit for the sale, are presented below:

	Three Months Ended December 31,
	2015	2014
North America	$673.8	$847.8
EMEA	104.7	124.7
Asia	49.2	45.2
Total	$827.7	$1,017.7

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities

The following condensed consolidating financial statements are presented pursuant to Rule 3 – 10 of Regulation S-X issued by the SEC. The condensed consolidating financial statements reflect the Company’s financial position as of December 31, 2015 and September 30, 2015, and the results of operations, items of comprehensive income (loss) and cash flows for the three months ended December 31, 2015 and 2014.

As a result of the Ashland Distribution Acquisition, on March 31, 2011, Solutions and Nexeo Solutions Finance Corporation (the “Co-Issuer,” and together with Solutions, the “Issuers”) issued the Notes in an aggregate principal amount of $175.0 million. The Notes are fully and unconditionally guaranteed, jointly and severally, by Holdings and its wholly owned subsidiary, Sub Holding. The guarantees are subject to release under certain customary defeasance provisions. Solutions is also the primary borrower under the Credit Facilities, which are guaranteed by Holdings and Sub Holding. Holdings and Sub Holding are also co-borrowers on a joint and several basis with Solutions under the Credit Facilities. The Co-issuer also is a guarantor under the Term Loan Facility. The Co-issuer (labeled “Finance” in the tables below) has no independent operations and no assets or liabilities for any of the periods presented herein.

There are no restrictions on the ability of Holdings’ subsidiaries, including the Issuers, to make investments in, or loans directly to, Holdings. The ability of Holdings’ subsidiaries, including the Issuers, to pay dividends to Holdings is restricted under the Company’s Credit Facilities, subject to certain customary exceptions. As an example, the restrictions under the Company’s Term Loan Facility include that dividends may be made to Holdings (i) in an aggregate amount not to exceed the greater of $40.0 million and 3.25% of total assets, as defined, plus the amount of excluded contributions, as defined, received by Holdings prior to such payment; (ii) if the consolidated net leverage ratio, as defined, would be less than or equal to 3.0 to 1.0 after giving effect to such payment; and (iii) out of the available amount, as defined, if the consolidated net leverage ratio, as defined, would be less than or equal to 4.5 to 1.0 after giving effect to such payment. Payment of dividends described in the foregoing clauses (i), (ii) and (iii) (other than with excluded contributions, as defined) are prohibited if at the time of, or after giving effect to, the dividend, a default, as defined, would exist under the credit agreement for the Term Loan Facility.

The Co-Issuer is a wholly owned finance subsidiary of Solutions, which jointly and severally issued the securities. Sub Holding holds participating preferred interests in Solutions that totaled $146.0 million at the time of their issuance. The preferred interests participate with common interests as the equivalent of a 2% common interest, and also have a preference with respect to income and distributions from Solutions that provides an annual return equal to 8% on the value of the preferred interests at the time of their issuance.

The remaining subsidiaries (“Non-Guarantor Subsidiaries”) as of December 31, 2015 are not guarantors of the Notes.

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

The condensed consolidating financial statements for the Company are as follows:

Condensed Consolidating Balance Sheets at December 31, 2015

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$0.3	$—	$—	$2.1	$55.4	$—	$57.8
Accounts and notes receivable, net	—	—	—	324.1	124.6	—	448.7
Inventories	—	—	—	218.0	97.0	—	315.0
Intercompany advances	—	—	—	0.6	—	(0.6)	—
Other current assets	—	—	0.2	8.7	11.9	—	20.8
Total current assets	0.3	—	0.2	553.5	288.9	(0.6)	842.3
Property, plant and equipment, net	—	—	—	226.5	10.7	—	237.2
Goodwill and other intangibles, net	—	—	—	382.1	96.6	—	478.7
Other non-current assets	—	—	0.1	15.2	1.3	—	16.6
Intercompany advances	—	—	—	184.5	—	(184.5)	—
Investment in subsidiaries	410.4	—	240.2	157.9	—	(808.5)	—
Total assets	$410.7	$—	$240.5	$1,519.7	$397.5	$(993.6)	$1,574.8
Liabilities & Members’ Equity
Current Liabilities
Short-term borrowings and current portion of long-term debt	$—	$—	$—	$2.3	$37.5	$—	$39.8
Intercompany advances	0.4	—	0.2	—	—	(0.6)	—
Accounts payable, accrued expenses and other liabilities	—	—	0.1	223.3	99.3	—	322.7
Total current liabilities	0.4	—	0.3	225.6	136.8	(0.6)	362.5
Long-term debt and capital lease obligations, less current portion, net	40.3	—	25.5	759.7	—	—	825.5
Deferred income taxes	—	—	87.7	0.3	4.1	—	92.1
Other non-current liabilities	—	—	—	10.5	1.3	—	11.8
Intercompany advances	87.1	—	—	—	97.4	(184.5)	—
Total liabilities	127.8	—	113.5	996.1	239.6	(185.1)	1,291.9
Members’ Equity
Total members’ equity	282.9	—	127.0	523.6	157.9	(808.5)	282.9
Total liabilities and members’ equity	$410.7	$—	$240.5	$1,519.7	$397.5	$(993.6)	$1,574.8

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Balance Sheets at September 30, 2015

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$0.2	$—	$0.3	$73.1	$54.1	$—	$127.7
Accounts and notes receivable, net	—	—	—	373.1	135.6	—	508.7
Inventories	—	—	—	229.7	95.4	—	325.1
Intercompany advances	—	—	—	0.6	—	(0.6)	—
Other current assets	—	—	—	10.3	11.7	—	22.0
Total current assets	0.2	—	0.3	686.8	296.8	(0.6)	983.5
Property, plant and equipment, net	—	—	—	219.9	11.3	—	231.2
Goodwill and other intangibles, net	—	—	—	385.7	99.4	—	485.1
Other non-current assets	—	—	0.1	17.5	0.6	—	18.2
Intercompany advances	—	—	—	101.3	—	(101.3)	—
Investment in subsidiaries	404.5	—	241.0	161.5	—	(807.0)	—
Total assets	$404.7	$—	$241.4	$1,572.7	$408.1	$(908.9)	$1,718.0
Liabilities & Members’ Equity
Current Liabilities
Short-term borrowings and current portion of long-term debt	$0.4	$—	$0.3	$36.8	$34.9	$—	$72.4
Intercompany advances	0.4	—	0.2	—	—	(0.6)	—
Accounts payable, accrued expenses and other liabilities	0.1	—	0.9	286.9	105.1	—	393.0
Total current liabilities	0.9	—	1.4	323.7	140.0	(0.6)	465.4
Long-term debt and capital lease obligations, less current portion, net	118.8	—	31.9	712.8	—	—	863.5
Deferred income taxes	—	—	87.1	0.3	4.1	—	91.5
Other non-current liabilities	—	—	—	11.4	1.2	—	12.6
Intercompany advances	—	—	—	—	101.3	(101.3)	—
Total liabilities	119.7	—	120.4	1,048.2	246.6	(101.9)	1,433.0
Members’ Equity
Total members’ equity	285.0	—	121.0	524.5	161.5	(807.0)	285.0
Total liabilities and members’ equity	$404.7	$—	$241.4	$1,572.7	$408.1	$(908.9)	$1,718.0

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Operations
For the Three Months Ended December 31, 2015

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Sales and operating revenues	$—	$—	$—	$625.4	$202.3	$—	$827.7
Cost of sales and operating expenses	—	—	—	547.9	184.6	—	732.5
Gross profit	—	—	—	77.5	17.7	—	95.2
Selling, general and administrative expenses and transaction related costs	—	—	—	63.6	12.1	—	75.7
Operating income	—	—	—	13.9	5.6	—	19.5
Other income (expense):
Interest expense, net	(1.2)	—	(0.3)	(12.6)	(1.5)	—	(15.6)
Equity in earnings of subsidiaries	5.5	—	(0.4)	2.9	—	(8.0)	—
Other income	—	—	—	1.6	0.1	—	1.7
Income (loss) from continuing operations before income taxes	4.3	—	(0.7)	5.8	4.2	(8.0)	5.6
Income tax expense	—	—	—	—	1.3	—	1.3
Net Income (Loss) attributable to Nexeo Solutions Holdings, LLC and subsidiaries	$4.3	$—	$(0.7)	$5.8	$2.9	$(8.0)	$4.3

Condensed Consolidating Statements of Comprehensive Income (Loss)
For the Three Months Ended December 31, 2015

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net income (loss)	$4.3	$—	$(0.7)	$5.8	$2.9	$(8.0)	$4.3
Unrealized foreign currency translation loss, net of tax	(6.7)	—	—	(6.7)	(6.4)	13.1	(6.7)
Unrealized gain on interest rate hedges, net of tax	0.1	—	—	0.1	—	(0.1)	0.1
Other comprehensive loss, net of tax	(6.6)	—	—	(6.6)	(6.4)	13.0	(6.6)
Total comprehensive loss attributable to Nexeo Solutions Holdings, LLC and subsidiaries, net of tax	$(2.3)	$—	$(0.7)	$(0.8)	$(3.5)	$5.0	$(2.3)

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Operations
For the Three Months Ended December 31, 2014

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Sales and operating revenues	$—	$—	$—	$776.8	$240.9	$—	$1,017.7
Cost of sales and operating expenses	—	—	—	698.8	226.9	—	925.7
Gross profit	—	—	—	78.0	14.0	—	92.0
Selling, general and administrative expenses and transaction related costs	—	—	—	68.9	14.8	—	83.7
Operating income (loss)	—	—	—	9.1	(0.8)	—	8.3
Other income (expense):
Interest expense, net	(0.9)	—	(0.4)	(13.4)	(1.7)	—	(16.4)
Equity in earnings of subsidiaries	(6.6)	—	(2.1)	(2.6)	—	11.3	—
Other income	—	—	—	0.3	0.2	—	0.5
Loss from continuing operations before income taxes	(7.5)	—	(2.5)	(6.6)	(2.3)	11.3	(7.6)
Income tax expense (benefit)	—	—	(1.1)	0.3	(0.1)	—	(0.9)
Net loss from continuing operations	(7.5)	—	(1.4)	(6.9)	(2.2)	11.3	(6.7)
Net loss from discontinued operations, net of tax	—	—	—	(0.4)	(0.4)	—	(0.8)
Net loss attributable to Nexeo Solutions Holdings, LLC and subsidiaries	$(7.5)	$—	$(1.4)	$(7.3)	$(2.6)	$11.3	$(7.5)

Condensed Consolidating Statements of Comprehensive Income (Loss)
For the Three Months Ended December 31, 2014

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net loss	$(7.5)	$—	$(1.4)	$(7.3)	$(2.6)	$11.3	$(7.5)
Unrealized foreign currency translation loss, net of tax	(9.3)	—	—	(9.3)	(8.8)	18.1	(9.3)
Unrealized gain on interest rate hedges, net of tax	0.1	—	—	0.1	—	(0.1)	0.1
Other comprehensive loss, net of tax	(9.2)	—	—	(9.2)	(8.8)	18.0	(9.2)
Total comprehensive loss, net of tax	(16.7)	—	(1.4)	(16.5)	(11.4)	29.3	(16.7)
Comprehensive loss attributable to noncontrolling interest, net of tax	0.1	—	—	0.1	0.1	(0.2)	0.1
Total comprehensive loss attributable to Nexeo Solutions Holdings, LLC and subsidiaries, net of tax	$(16.6)	$—	$(1.4)	$(16.4)	$(11.3)	$29.1	$(16.6)

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Cash Flows
For the Three Months Ended December 31, 2015

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operations
Net cash provided by (used in) operating activities	$(0.8)	$—	$(0.3)	$18.9	$(0.8)	$(0.4)	$16.6
Cash Flows From Investing Activities
Additions to property and equipment	—	—	—	(3.9)	—	—	(3.9)
Proceeds from the disposal of property and equipment	—	—	—	1.7	—	—	1.7
Investment in subsidiaries	(6.6)	—	—	—	—	6.6	—
Net cash used in investing activities	(6.6)	—	—	(2.2)	—	6.6	(2.2)
Cash Flows From Financing Activities
Repurchases of membership units	(0.1)	—	—	—	—	—	(0.1)
Proceeds from short-term debt	—	—	—	—	15.4	—	15.4
Repayments of short-term debt	—	—	—	—	(12.4)	—	(12.4)
Investment from parent	—	—	6.6	—	—	(6.6)	—
Preferred interest payment	—	—	—	(0.4)	—	0.4	—
Transfers to/from affiliates	86.5	—	—	(86.5)	—	—	—
Proceeds from issuance of long-term debt	—	—	—	50.2	—	—	50.2
Repayment of long-term debt and capital lease obligations	(78.9)	—	(6.6)	(51.0)	—	—	(136.5)
Net cash provided by (used in) financing activities	7.5	—	—	(87.7)	3.0	(6.2)	(83.4)
Effect of exchange rate changes on cash	—	—	—	—	(0.9)	—	(0.9)
Increase (Decrease) in Cash	0.1	—	(0.3)	(71.0)	1.3	—	(69.9)
Beginning Cash Balance	0.2	—	0.3	73.1	54.1	—	127.7
Ending Cash Balance	$0.3	$—	$—	$2.1	$55.4	$—	$57.8

Notes to Condensed Consolidated Financial Statements
(Unaudited, currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Cash Flows
For the Three Months Ended December 31, 2014

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operations
Net cash used in operating activities from continuing operations	$(0.9)	$—	$(0.5)	$(32.2)	$(19.8)	$—	$(53.4)
Net cash used in operating activities from discontinued operations	—	—	—	(0.4)	(0.1)	—	(0.5)
Net cash used in operating activities	(0.9)	—	(0.5)	(32.6)	(19.9)	—	(53.9)
Cash Flows From Investing Activities
Additions to property and equipment	—	—	—	(9.6)	(0.3)	—	(9.9)
Proceeds from the disposal of property and equipment	—	—	—	0.2	—	—	0.2
Investment in subsidiaries	—	—	—	(34.3)	—	34.3	—
Net cash used in investing activities	—	—	—	(43.7)	(0.3)	34.3	(9.7)
Cash Flows From Financing Activities
Purchase of additional equity interest in Nexeo Plaschem	—	—	—	—	(34.3)	—	(34.3)
Proceeds from short-term debt	—	—	—	—	23.4	—	23.4
Repayments of short-term debt	—	—	—	—	(27.5)	—	(27.5)
Investment from parent	—	—	—	—	34.3	(34.3)	—
Transfer to/from affiliates	0.1	—	1.6	(1.7)	—	—	—
Proceeds from the issuance of long-term debt	—	—	—	208.5	67.3	—	275.8
Repayment of long-term debt and capital lease obligations	(0.1)	—	—	(166.0)	(54.3)	—	(220.4)
Net cash provided by financing activities	—	—	1.6	40.8	8.9	(34.3)	17.0
Effect of exchange rate changes on cash	—	—	—	—	(0.1)	—	(0.1)
Increase (Decrease) in Cash	(0.9)	—	1.1	(35.5)	(11.4)	—	(46.7)
Beginning Cash Balance	0.9	—	—	40.1	47.2	—	88.2
Ending Cash Balance	$—	$—	$1.1	$4.6	$35.8	$—	$41.5

During the third quarter of fiscal year 2015, the Company revised the condensed consolidated statement of cash flows for the three months ended December 31, 2014, which impacts information in the above condensed consolidating statement of cash flows for non-guarantor subsidiaries. See Note 2.

*****

Nexeo Solutions Holdings, LLC and Subsidiaries
Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Members of Nexeo Solutions Holdings, LLC:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income (loss), equity and cash flows present fairly, in all material respects, the financial position of Nexeo Solutions Holdings, LLC and its subsidiaries (the “Company”) at September 30, 2015 and 2014, and the results of their operations and their cash flows for each of the three years ended September 30, 2015 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule, Schedule II-Valuation and Qualifying Accounts, presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 7, 2015

Nexeo Solutions Holdings, LLC and Subsidiaries

Consolidated Balance Sheets
(in millions)

	September 30, 2015	September 30, 2014
Current Assets
Cash and cash equivalents	$127.7	$88.2
Accounts and notes receivable (net of allowance for doubtful accounts of $3.8 million and $6.3 million respectively)	508.7	636.6
Inventories	325.1	389.9
Deferred income taxes	1.0	1.6
Other current assets	21.0	31.9
Total current assets	983.5	1,148.2
Non-Current Assets
Property, plant and equipment, net	231.2	224.0
Goodwill	373.7	379.5
Other intangible assets, net of amortization	111.4	127.4
Deferred income taxes	0.3	0.4
Other assets	17.9	26.6
Total non-current assets	734.5	757.9
Total Assets	$1,718.0	$1,906.1
Current Liabilities
Short-term borrowings, current portion of long-term debt and capital lease obligations	$72.4	$54.4
Accounts payable	326.6	443.6
Accrued expenses and other liabilities	63.5	59.8
Related party payable	0.3	2.0
Deferred income taxes	0.1	4.1
Income taxes payable	2.5	3.6
Total current liabilities	465.4	567.5
Non-Current Liabilities
Long-term debt and capital lease obligations, less current portion, net	863.5	918.4
Deferred income taxes	91.5	84.9
Employee benefit obligations	2.5	2.1
Other liabilities	10.1	8.4
Total non-current liabilities	967.6	1,013.8
Total Liabilities	1,433.0	1,581.3
Commitments and Contingencies (see Note 12)
Redeemable noncontrolling interest	—	3.3
Members’ Equity
Series A membership interest	490.4	490.5
Series B membership interest	5.1	3.9
Accumulated deficit	(162.9)	(152.2)
Accumulated other comprehensive loss	(47.6)	(20.7)
Total members’ equity	285.0	321.5
Total Liabilities and Members’ Equity	$1,718.0	$1,906.1

The accompanying notes are an integral part of these Consolidated Financial Statements.

Nexeo Solutions Holdings, LLC and Subsidiaries

Consolidated Statements of Operations
(in millions)

	Year Ended September 30, 2015	Year Ended September 30, 2014	Year Ended September 30, 2013
Sales and operating revenues	$3,949.1	$4,514.5	$4,101.4
Cost of sales and operating expenses	3,541.1	4,112.8	3,743.3
Gross profit	408.0	401.7	358.1
Selling, general and administrative expenses	329.5	335.8	294.6
Transaction related costs	0.1	12.6	7.4
Operating income	78.4	53.3	56.1
Other income	11.4	5.4	1.7
Interest income (expense):
Interest income	0.1	0.4	0.5
Interest expense	(64.8)	(64.0)	(58.2)
Income (loss) from continuing operations before income taxes	25.1	(4.9)	0.1
Income tax expense	3.9	7.3	4.7
Net income (loss) from continuing operations	21.2	(12.2)	(4.6)
Net income (loss) from discontinued operations, net of tax	(0.8)	18.4	13.7
Net income	20.4	6.2	9.1
Net income attributable to noncontrolling interest	—	(1.3)	(1.7)
Net Income Attributable to Nexeo Solutions Holdings, LLC and Subsidiaries	$20.4	$4.9	$7.4

The accompanying notes are an integral part of these Consolidated Financial Statements.

Nexeo Solutions Holdings, LLC and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)
(in millions)

	Year Ended September 30, 2015	Year Ended September 30, 2014	Year Ended September 30, 2013
Net income	$20.4	$6.2	$9.1
Unrealized foreign currency translation gain (loss), net of tax	(27.2)	(11.1)	1.7
Unrealized gain on interest rate hedges, net of tax	0.2	0.4	0.8
Other comprehensive income (loss), net of tax	(27.0)	(10.7)	2.5
Total comprehensive income (loss), net of tax	(6.6)	(4.5)	11.6
Comprehensive (income) loss attributable to noncontrolling interest, net of tax	0.1	(1.0)	(2.0)
Total Comprehensive Income (Loss) Attributable to Nexeo Solutions Holdings, LLC and Subsidiaries, Net of Tax(1)	$(6.5)	$(5.5)	$9.6

(1)	The tax effects for each component presented are not material.

The accompanying notes are an integral part of these Consolidated Financial Statements.

Nexeo Solutions Holdings, LLC and Subsidiaries

Consolidated Statements of Members’ Equity
(in millions)

	Series A Membership Interest	Series B Membership Interest	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance at September 30, 2012	$490.7	$1.7	$(81.7)	$(12.5)	$398.2
Sales of membership units to management	0.4	—	—	—	0.4
Member tax distributions	(0.1)	—	—	—	(0.1)
Repurchases of membership units	(0.2)	(0.1)	—	—	(0.3)
Adjustment to contingently redeemable noncontrolling interest	—	—	(48.2)	—	(48.2)
Equity based compensation	—	1.4	—	—	1.4
Comprehensive income:
Net income	—	—	9.1	—	9.1
Other comprehensive income	—	—	—	2.5	2.5
Comprehensive income attributable to noncontrolling interest	—	—	(1.7)	(0.3)	(2.0)
Balance at September 30, 2013	490.8	3.0	(122.5)	(10.3)	361.0
Member tax distributions	(0.1)	—	—	—	(0.1)
Repurchases of membership units	(0.2)	(0.1)	—	—	(0.3)
Adjustment to contingently redeemable noncontrolling interest	—	—	(34.6)	—	(34.6)
Equity-based compensation	—	1.0	—	—	1.0
Comprehensive loss:
Net income	—	—	6.2	—	6.2
Other comprehensive loss	—	—	—	(10.7)	(10.7)
Comprehensive (income) loss attributable to noncontrolling interest	—	—	(1.3)	0.3	(1.0)
Balance at September 30, 2014	490.5	3.9	(152.2)	(20.7)	321.5
Member tax distributions	(0.1)	—	—	—	(0.1)
Adjustment to contingently redeemable noncontrolling interest	—	—	(31.1)	—	(31.1)
Equity-based compensation	—	1.2	—	—	1.2
Comprehensive loss:
Net income	—	—	20.4	—	20.4
Other comprehensive loss	—	—	—	(27.0)	(27.0)
Comprehensive loss attributable to noncontrolling interest	—	—	—	0.1	0.1
Balance at September 30, 2015	$490.4	$5.1	$(162.9)	$(47.6)	$285.0

The accompanying notes are an integral part of these Consolidated Financial Statements.

Nexeo Solutions Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows
(in millions)

	Year Ended September 30, 2015	Year Ended September 30, 2014	Year Ended September 30, 2013
Cash flows from operations
Net income (loss) from continuing operations	$21.2	$(12.2)	$(4.6)
Adjustments to reconcile to cash flows from operations:
Depreciation and amortization	52.6	53.4	38.7
Debt issuance costs amortization, debt issuance costs write-offs and original issue discount amortization	8.7	8.2	10.1
Provision for bad debt	0.6	4.2	1.7
Inventory impairment	1.6	—	—
Deferred income taxes	2.8	(1.7)	(1.5)
Equity-based compensation charges	1.2	1.0	1.4
Gain from sales of property and equipment	(2.5)	(0.4)	(0.7)
Gain from proceeds of insurance claim	—	(4.0)	—
Gain from debt extinguishment, net	(0.6)	—	—
Foreign currency gain on purchase of additional equity interest in Nexeo Plaschem	—	(0.5)	—
Changes in assets and liabilities:
Accounts and notes receivable	109.7	(31.2)	(52.8)
Inventories	50.5	(9.9)	(19.4)
Other current assets	8.2	1.3	(10.9)
Accounts payable	(104.8)	32.6	(2.4)
Related party payable	(1.6)	(1.4)	(10.0)
Accrued expenses and other liabilities	5.9	12.1	(3.1)
Changes in other operating assets and liabilities, net	1.2	(0.7)	1.8
Net cash provided by (used in) operating activities from continuing operations	154.7	50.8	(51.7)
Net cash provided by (used in) operating activities from discontinued operations	(0.6)	6.7	15.8
Net cash provided by (used in) operating activities	154.1	57.5	(35.9)
Cash flows from investing activities
Additions to property and equipment	(35.6)	(49.9)	(38.1)
Proceeds from the disposal of property and equipment	4.1	1.0	2.6
Insurance proceeds related to property and equipment	—	4.0	—
Acquisitions	—	(225.1)	(57.9)
Net cash used in investing activities from continuing operations	(31.5)	(270.0)	(93.4)
Net cash provided by (used in) investing activities from discontinued operations	—	60.1	(0.5)
Net cash used in investing activities	(31.5)	(209.9)	(93.9)

The accompanying notes are an integral part of these Consolidated Financial Statements.

Nexeo Solutions Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows – (continued)
(in millions)

	Year Ended September 30, 2015	Year Ended September 30, 2014	Year Ended September 30, 2013
Cash flows from financing activities
Proceeds from sale of membership units	$—	$—	$0.4
Repurchases of membership units	—	(0.3)	(0.3)
Tax distributions associated with membership interests	(0.1)	(0.1)	(0.1)
Payments on short-term obligations associated with the Beijing Plaschem Acquisition	—	—	(26.9)
Purchase of additional noncontrolling equity interest in Nexeo Plaschem	(34.3)	(92.2)	—
Proceeds from short-term debt	39.6	98.1	65.6
Repayments of short-term debt	(51.7)	(102.1)	(14.2)
Proceeds from issuance of long-term debt	495.8	1,317.3	903.1
Repayments of long-term debt	(531.1)	(1,052.4)	(848.4)
Payments of debt issuance costs	—	(1.8)	(8.0)
Net cash provided by (used in) financing activities	(81.8)	166.5	71.2
Effect of exchange rate changes on cash and cash equivalents	(1.3)	(0.5)	(2.1)
Increase (decrease) in cash and cash equivalents	39.5	13.6	(60.7)
Cash and cash equivalents at the beginning of the period	88.2	74.6	135.3
Cash and cash equivalents at end of the period	$127.7	$88.2	$74.6
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$56.3	$54.0	$46.8
Cash paid during the period for taxes	$4.4	$7.8	$2.9
Supplemental disclosure of non-cash investing activities:
Non-cash capital expenditures	$15.3	$3.6	$2.9
Supplemental disclosure of non-cash financing activities:
Non-cash capital lease obligations	$12.7	$0.2	$0.2

The accompanying notes are an integral part of these Consolidated Financial Statements.

Notes to Consolidated Financial Statements
(currencies in millions)

1. Organization and Nature of Operations

Nexeo Solutions Holdings, LLC (“Holdings”) was formed on November 4, 2010 as a Delaware limited liability company. On March 31, 2011, Holdings purchased the global distribution business (the “Distribution Business”) from Ashland Inc. (“Ashland”), which is referred to as the “Ashland Distribution Acquisition.” Holdings is a holding company and substantially all of its operations are conducted through its primary operating subsidiary Nexeo Solutions, LLC (“Solutions”) and its subsidiaries. Holdings owns the majority of the membership interests of Solutions while the remaining membership interests are owned by Nexeo Solutions Sub Holding Corp. (“Sub Holding”), a wholly-owned subsidiary of Holdings. Holdings and its subsidiaries are collectively referred to as the “Company.”

The Company is a global distributor of chemicals products in North America and Asia and plastics products in North America, Europe, the Middle East and Africa (“EMEA”) and Asia. In connection with the distribution of chemicals products, the company provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. The Company also provides environmental services, including waste collection, recovery, recycling and arrangement for disposal services in North America, primarily in the United States (“U.S.”) through its Environmental Services line of business. The Company was a distributor of composites products in North America until July 1, 2014, when these operations were sold. In accordance with applicable accounting guidance, these North American composites operations are reflected as discontinued operations for all periods presented. See Note 3.

During fiscal year 2015, the Company distributed approximately 23,000 products through a supply chain consisting of approximately 170 owned, leased or third-party warehouses, rail terminals and tank terminals globally with a private fleet of over 1,000 units, including tractors and trailers, primarily located in North America. The Company connects a network of approximately 1,300 suppliers with a diverse base of approximately 27,500 customers. The Company offers its customers products used in a broad cross section of industrial end markets, including the household, industrial and institutional (“HI&I”), lubricants, performance coatings (including architectural coatings, adhesives, sealants and elastomers, or “CASE”), automotive, healthcare, personal care, oil and gas and construction end markets.

The Company currently employs approximately 2,450 employees globally.

2. Basis of Presentation and Recent Accounting Pronouncements

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Certain reclassifications were made to prior period amounts to conform to current year presentation.

Principles of Consolidation

The accompanying consolidated financial statements of the Company include the accounts of Holdings and its subsidiaries in which it maintains control. Intercompany transactions and balances have been eliminated in consolidation.

Certain Factors Affecting Comparability to Prior Period Financial Results

On April 1, 2014, the Company acquired 100% of the outstanding shares of Archway Sales, Inc., a St. Louis, Missouri based chemicals blending and distribution business and a provider of specialty chemicals (“Archway”), and substantially all of the assets of JACAAB, a related business of Archway (“JACAAB”, collectively, the “Archway Acquisition”). Accordingly, the consolidated results of operations for fiscal year 2014 include the results of the acquired operations since that date. See Note 3.

Effective December 1, 2013, the Company acquired 100% of the outstanding shares of Chemical Specialists and Development, Inc. (“CSD”), a chemical distribution company and provider of packaged

Notes to Consolidated Financial Statements
(currencies in millions)

2. Basis of Presentation and Recent Accounting Pronouncements  – (continued)

chemicals headquartered in Conroe, Texas, and substantially all of the assets of STX Freight Company (“STX”) and ST Laboratories Group, LLC (“ST Laboratories”), two related businesses of CSD (collectively, the “CSD Acquisition”). Accordingly, the consolidated results of operations for fiscal year 2014 include the results of the acquired operations since that date. See Note 3.

In September 2012, the Company formed a joint venture, Nexeo Plaschem (Shanghai) Co., Ltd (“Nexeo Plaschem”), with the shareholders of Beijing Plaschem Trading Co., Ltd (“Beijing Plaschem”) and on November 1, 2012, Nexeo Plaschem acquired Beijing Plaschem’s operations. Accordingly, the consolidated results of operations for fiscal year 2013 include the results of the acquired operations since that date. See Note 3.

Use of Estimates, Risks, and Uncertainties

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and the disclosures of contingent assets and liabilities. Significant items that are subject to such estimates and assumptions include the purchase price allocations of recent acquisitions, estimated useful life of long-lived assets, impairments of intangible assets, income taxes, reserves and environmental remediation. Although management bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, actual results could differ significantly from the estimates under different assumptions or conditions.

Cash and Cash Equivalents

All highly liquid temporary investments with original maturities of three months or less are considered to be cash equivalents.

At September 30, 2015, the Company had $127.7 million in cash and cash equivalents. Of this amount, $54.1 million was held by foreign subsidiaries. Of the $54.1 million, $45.0 million was denominated in currencies other than the U.S. dollar, primarily in Euros, Canadian dollars (“CAD”), British pounds, and Chinese Renminbi (“RMB”). At September 30, 2015, the Company had $4.7 million in China denominated in RMB. While the RMB is convertible into U.S. dollars, foreign exchange transactions are subject to approvals from the State Approvals of Foreign Exchange. The Company does not anticipate any significant adverse impact to overall liquidity from restrictions on cash and cash equivalents. Although the Company currently anticipates that the majority of the cash and cash equivalents held by foreign affiliates will be retained by the affiliates for working capital purposes, the Company believes such cash and cash equivalents could be repatriated to the U.S. in the form of debt repayments with limited tax consequences.

Accounts and Notes Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of discounts and allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers and generally does not require collateral from its customers. The Company’s accounts receivable in the U.S. and Canada are collateral under its asset based loan facility (“ABL Facility”) and the senior secured term loan facility (“Term Loan Facility” and collectively, the “Credit Facilities”).

Certain customers of Nexeo Plaschem, are allowed to remit payment during a period of time ranging from 30 days up to nine months. These notes receivables, which are supported by banknotes issued by large banks in China on behalf of these customers, are included in Accounts and Notes Receivable on the Company’s consolidated balance sheets and totaled $4.5 million and $19.7 million at September 30, 2015 and 2014, respectively. Additionally, under certain credit arrangements Nexeo Plaschem is a party thereto, these notes receivable may also be pledged as collateral. See Note 8.

The Company records an allowance for doubtful accounts as a best estimate of the amount of probable credit losses for accounts receivable. Each month the Company reviews this allowance and considers factors such as customer credit, past transaction history with the customer and changes in customer payment terms

Notes to Consolidated Financial Statements
(currencies in millions)

2. Basis of Presentation and Recent Accounting Pronouncements  – (continued)

when determining whether the collection of a receivable is reasonably assured. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Receivables are charged off against the allowance for doubtful accounts when it is probable a receivable will not be recovered. The allowance for doubtful accounts was $3.8 million and $6.3 million at September 30, 2015 and 2014, respectively. Bad debt expense, a component of selling, general and administrative expenses, totaled $0.6 million, $4.2 million and $1.7 million for the years ended September 30, 2015, 2014 and 2013, respectively.

Inventories

Inventories are carried at the lower of cost or market and are stated at cost using the weighted average cost method. The Company’s inventories in the U.S. and Canada are collateral under the ABL Facility and the Term Loan Facility.

Goodwill and Intangibles

The Company had goodwill of $373.7 million and $379.5 million at September 30, 2015 and 2014, respectively, resulting from the Ashland Distribution Acquisition, the Nexeo Plaschem Acquisition, the CSD Acquisition and the Archway Acquisition. The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. The estimated fair values were determined after review and consideration of relevant information including discounted cash flows, quoted market prices and estimates made by management. To the extent that the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess is allocated to goodwill.

The Company had other intangible assets (net of amortization) of $111.4 million and $127.4 million at September 30, 2015 and 2014, respectively. The Company’s other intangible assets at September 30, 2015 and 2014 consisted of leasehold improvements intangibles, customer-related intangibles, supplier-related intangibles, non-compete agreements and trademarks and trade names. Leasehold improvements are amortized over the shorter of their economic useful life or their lease term, the non-compete agreements are amortized over 3 to 5 years, the customer and supplier intangibles are amortized over 5 to 14 years, and the trademarks and trade names are amortized over 2 to 6 years.

Property, Plant and Equipment

Property, plant and equipment are depreciated by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their economic useful life or their lease term. The range of useful lives used to depreciate property, plant and equipment is as follows:

Estimated Useful Lives (years)
Plants and buildings	5 – 35
Machinery and equipment	2 – 30
Software and computer equipment	3 – 10

Repairs and maintenance expenditures that do not extend the useful life of the asset are charged to expense as incurred. Major expenditures for replacements and significant improvements that increase asset values or extend useful lives are capitalized. The carrying amounts of assets that are sold or retired and the related accumulated depreciation are removed from the accounts in the year of disposal, and any resulting gain or loss is reflected in the consolidated statements of operations.

Leases

The Company leases certain property, plant and equipment in the ordinary course of business. The leases are classified as either capital leases or operating leases. Assets under capital leases are included in Property, plant and equipment, net in the consolidated balance sheets and are depreciated over the lesser of the lease term or the useful life of the assets. Capital lease obligations are included in Short-term borrowings, current

Notes to Consolidated Financial Statements
(currencies in millions)

2. Basis of Presentation and Recent Accounting Pronouncements  – (continued)

portion of long-term debt and capital lease obligations and Long-term debt and capital lease obligations, less current portion, net in the consolidated balance sheets. Generally, lease payments under capital leases are recognized as interest expense and a reduction of the capital lease obligations. Lease payments under operating leases are recognized as an expense in the consolidated statements of operations on a straight-line basis over the lease term.

Impairment of Long-lived Assets

Goodwill.  Goodwill is tested for impairment annually as of March 31 and whenever events or circumstances make it more likely than not that an impairment may have occurred. Goodwill is reviewed for impairment at the reporting unit level, which is defined as operating segments or groupings of businesses one level below the operating segment level. Goodwill is tested for impairment by comparing the estimated fair value of a reporting unit, determined using a market approach, if market prices are available, or alternatively, a discounted cash flow model, with its carrying value. The annual evaluation of goodwill requires the use of estimates about future operating results, valuation multiples and discount rates of each reporting unit to determine their estimated fair value. Changes in these assumptions can materially affect these estimates. Once an impairment of goodwill has been recorded, it cannot be reversed. No goodwill impairment was recognized during any of the periods presented.

Other Long-Lived Assets.  Property, plant and equipment and other intangible assets with definite lives are tested for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. When an impairment test is performed and the undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors. Included in depreciation expense for the year ended September 30, 2014 is an impairment loss of $1.8 million related to the closure of two facilities in the U.S. One of these facilities was sold in February 2015 for net proceeds of $1.3 million resulting in a $0.2 million gain on sale.

Debt Issuance Costs

Costs associated with debt financing activities are recorded as debt issuance costs, which are included in other non-current assets and are being amortized as interest expense over the contractual lives of the related credit facilities.

The unamortized balance of debt issuance costs was $14.5 million and $21.9 million at September 30, 2015 and 2014, respectively. During fiscal year 2015, the Company repurchased a portion of the 8.375% Senior Subordinated Notes (the “Notes”). In connection with the repurchase, the Company wrote off $0.2 million of unamortized deferred issuance costs, which is included in the net gain on extinguishment of debt recorded in Other income in the Company’s consolidated statements of operations. In 2014, the Company’s debt agreements were amended on several occasions. In connection with these amendments, the Company incurred debt issuance costs of $1.8 million and $8.0 million in fiscal years 2014 and 2013, and wrote off $1.8 million of unamortized deferred issuance costs in fiscal year 2013. Amortization of debt issuance costs recorded in interest expense, including the above write-off in 2013, was $7.2 million, $6.8 million and $8.4 million for the years ended September 30, 2015, 2014 and 2013, respectively.

Commitments, Contingencies and Environmental Costs

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Gain contingencies are not recorded until management determines it is certain that the future event will become or does become a reality.

Liabilities for environmental remediation costs are recognized when environmental assessments or remediation are probable and the associated costs can be reasonably estimated. Generally, the timing of these

Notes to Consolidated Financial Statements
(currencies in millions)

2. Basis of Presentation and Recent Accounting Pronouncements  – (continued)

provisions coincides with the commitment to a formal plan of action or, if earlier, the divestment or closure of the relevant sites. The amount recognized reflects management’s best estimate of the expenditures expected to be required. Actual environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Actual expenditures that relate to an existing condition caused by past operations and that do not impact future earnings are expensed.

Ashland has agreed to retain known environmental remediation liabilities and other environmental remediation liabilities arising prior to March 31, 2011 of which Ashland receives notice prior to March 31, 2016. See Note 12.

Derivative Instruments

The Company uses interest rate swaps to manage its exposure to interest rate risk related to its variable rate debt instruments and designates them as cash flow hedges. These instruments are recorded at fair value and the associated cash flows are classified in operating activities with the underlying transactions. The effective portion of changes in fair value in the Company’s interest rate swaps is recognized in other comprehensive income (“OCI”) and is reclassified to net income when the underlying interest expense is recognized in net income. Any ineffective portion is recognized in interest income (expense) as it occurs. For a discontinued cash flow hedge, prospective changes in the fair value of the derivative are recognized in net income. The accumulated gain or loss recognized in OCI at the time a hedge is discontinued remains in OCI until the original hedged transaction occurs. However, if it is determined that the likelihood of the original hedged transaction occurring is no longer probable, the entire accumulated gain or loss recognized in OCI is immediately reclassified into net income.

Fair Value of Financial Instruments

Carrying value approximates fair value as it relates to cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings under line of credit agreements of Nexeo Plaschem due to the short-term maturity of those instruments. The carrying values of the Company’s ABL Facility and Term Loan Facility approximate fair value due to the variable rate of interest paid. The estimated fair value of the Company’s Notes is based upon a pricing model using the estimated yield calculated from interpolated treasury and implied yields to quoted price as inputs.

The fair values of the Company’s derivative instruments are based upon current quoted market prices. These financial instruments’ fair values are based upon trades in liquid markets and the valuation model inputs can generally be verified through over-the-counter markets and valuation techniques that do not involve significant management judgment.

Concentrations of Credit Risk

All of the Company’s financial instruments, including derivatives, involve elements of credit and market risk. The most significant portion of this credit risk relates to nonperformance by counterparties. The counterparties to the Company’s derivatives consist of major financial institutions. To manage counterparty risk associated with financial instruments, the Company selects and monitors counterparties based on its assessment of their financial strength and on credit ratings, if available.

Foreign Currency

The reporting currency of the Company is the U.S. dollar. With few exceptions, the local currency is the functional currency for the Company’s foreign subsidiaries. In consolidating the results of operations, income and expense accounts are translated into U.S. dollars at average exchange rates in effect during the period and asset and liability accounts are translated at period-end exchange rates. Translation gains or losses are recorded in the foreign currency translation component in Accumulated other comprehensive loss in shareholders’ equity and are included in net earnings only upon sale or liquidation of the underlying foreign subsidiary or affiliated company.

Notes to Consolidated Financial Statements
(currencies in millions)

2. Basis of Presentation and Recent Accounting Pronouncements  – (continued)

Transactions undertaken in currencies other than the functional currency of the subsidiary are translated using the exchange rate in effect as of the transaction date and give rise to foreign currency transaction gains and losses. Foreign currency transaction gains and losses are recorded as a component of Selling, general and administrative expenses. Net foreign currency transaction losses were $2.2 million, $1.2 million, and $1.3 million for the fiscal years ended September 30, 2015, 2014 and 2013, respectively.

Revenue Recognition

Revenues are recognized when persuasive evidence of an arrangement exists, products are shipped and title is transferred or services are provided to customers, the sales price is fixed or determinable and collectability is reasonably assured. Revenue for product sales is recognized at the time title and risk of loss transfer to the customer, based on the terms of the sale. For products delivered under the Company’s standard shipping terms, title and risk of loss transfer when the product is delivered to the customer’s delivery site. For sales transactions designated Freight on Board (“FOB”) shipping point, the customer assumes risk of loss and title transfers at the time of shipment. Sales are reported net of tax assessed by qualifying governmental authorities.

The Company is generally the primary obligor in sales transactions with its customers, retains inventory risk during transit and assumes credit risk for amounts billed to its customers. Accordingly, the Company recognizes revenue primarily based on the gross amount billed to its customers. In sales transactions where the Company is not the primary obligor and does not retain inventory risk, the Company recognizes revenue on a net basis by recognizing only the commission it retains from such sales and including that commission in sales and operating revenues in the consolidated statements of operations.

Consistent with industry standards, the Company may offer volume-based incentives to large customers if the customer purchases a specified volume with the Company over a specified time period. The Company recognizes the rebate obligation as a reduction of revenue based on its estimate of the total volume of purchases from a given customer over the specified period of time.

Supplier Rebates

Certain of the Company’s vendor arrangements provide for purchase incentives based on the Company achieving a specified volume of purchases. The Company receives these incentives in the form of rebates that are payable only when the Company’s purchases equal or exceed the relevant calendar year target. Supplier rebates are recorded as a reduction of inventory costs and accrued as part of cost of sales for products sold based on progress towards earning the supplier rebates, taking into consideration cumulative purchases of inventory to date and projected purchases through the end of the applicable calendar year. Supplier rebates totaled $13.9 million, $11.1 million and $12.7 million for the years ended September 30, 2015, 2014 and 2013, respectively. At September 30, 2015 and 2014, supplier rebates due to the Company were $3.4 million and $3.7 million, respectively. These receivables are included in accounts and notes receivable.

Shipping and Handling

All shipping and handling amounts billed to customers are included in revenues. Costs incurred related to the shipping and handling of products are included in cost of sales.

Expense Recognition

Cost of sales include material and production costs, as well as the costs of inbound and outbound freight, purchasing and receiving, inspection, warehousing, internal transfers and all other distribution network costs. Selling, general and administrative expenses include sales and marketing costs, advertising, research and development, customer support, environmental remediation and administrative costs. Because products and services are generally sold without any extended warranties, liabilities for product warranties are not significant. Advertising costs and research and development costs are expensed as incurred, and are reported as a component of selling, general and administrative expenses. Advertising expenses were $2.2 million, $2.4 million and $2.4 million for the years ended September 30, 2015, 2014 and 2013, respectively. There were no material research and development expenses incurred during any of the periods presented.

Notes to Consolidated Financial Statements
(currencies in millions)

2. Basis of Presentation and Recent Accounting Pronouncements  – (continued)

Income Taxes

The provision for income taxes includes income taxes paid, currently payable or receivable, and those deferred. Under U.S. GAAP, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse. Deferred tax assets are also recognized for the estimated future effects of tax loss carryforwards. The effect of changes in tax rates on deferred taxes is recognized in the period in which a tax law change is enacted. Valuation allowances are established when necessary on a jurisdictional basis to reduce deferred tax assets to the amounts that are more likely than not to be realized.

The Company is organized as a limited liability company and is taxed as a partnership for U.S. income tax purposes. As such, with the exception of a limited number of state and local jurisdictions, the Company is not subject to U.S. income taxes. Accordingly, the members report their share of the Company’s taxable income on their respective U.S. federal tax returns. The Company’s sole U.S. corporate subsidiary, Sub Holding, is subject to tax at the entity level in the U.S. Net earnings for financial statement purposes may differ significantly from taxable income reportable to the Company’s unitholders as a result of differences between the tax basis and financial reporting basis of certain assets and liabilities and other factors. The Company is required to make quarterly distributions to members to fund their tax obligations, if any, attributable to the Company’s taxable income. In some jurisdictions, the Company makes such distributions in the form of tax payments paid directly to the taxing authority on behalf of its members. The Company’s controlled foreign corporations are subject to tax at the entity level in their respective jurisdictions.

Revisions to prior period presentation

During the third quarter of fiscal year 2015, the Company determined that Proceeds from short-term debt and Repayments of short-term debt within the financing activities portion of the Company’s consolidated statements of cash flows were not reported in accordance with actual cash movements during fiscal year 2014. Accordingly, the Company has revised the consolidated statement of cash flows for the fiscal year ended September 30, 2014 to reflect an increase of $29.7 million in both Proceeds from short-term debt and Repayments of short-term debt within financing activities. The correction had no impact on the Company’s total cash flows, total cash flows from financing activities, financial condition or results of operations.

The Company does not believe that this revision has a material effect on the Company’s previously reported consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In April 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-8, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-8”). This ASU changes the criteria for reporting discontinued operations while requiring expanded disclosures surrounding the assets, liabilities, income, and expenses of discontinued operations. The amendments in this ASU are effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2014. Early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU but currently does not expect it to have a material effect on the Company’s financial position or results of operations.

In May 2014, the FASB issued ASU 2014-9, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-9”). The amendments in this ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition and require that revenue be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-9 for all entities by one year. ASU 2014-09 will be effective in annual reporting periods beginning after December 15, 2017, including interim reporting periods within that

Notes to Consolidated Financial Statements
(currencies in millions)

2. Basis of Presentation and Recent Accounting Pronouncements  – (continued)

reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is in the process of evaluating the provisions of the ASU and assessing the potential effect on the Company’s financial position or results of operations.

In June 2014, the FASB issued ASU 2014-12, Compensation-Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). This ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition and an entity should apply existing guidance in Topic 718, Compensation-Stock Compensation, as it relates to awards with performance conditions that affect vesting to account for such awards. The amendments in this ASU are effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2015. Early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU, but does not expect it to have a material effect on the Company’s financial position or results of operations.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). This ASU defines management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU but currently does not expect it to have a material effect on the Company’s financial position or results of operations.

In January 2015, the FASB issued ASU 2015-01, Income Statement — Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (“ASU 2015-01”). This ASU eliminates the concept of an extraordinary item from U.S. GAAP, but does not change the requirement to disclose material items that are unusual or infrequent in nature. Eliminating the concept of extraordinary items will allow the entity to no longer have to assess whether a particular event or transaction is both unusual in nature and infrequent in occurrence. The ASU is effective for the annual period beginning after December 15, 2015, and for annual periods and interim periods thereafter. Early adoption is permitted as of the beginning of the fiscal year of adoption. The adoption of ASU 2015-01 is not expected to have a material effect on the Company’s financial position or results of operations.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). This ASU changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. The ASU is effective for fiscal years beginning after December 15, 2015 and interim periods within those years and early adoption is permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s financial position or results of operations.

In April and August 2015, the FASB issued ASU No. 2015-03 and ASU No. 2015-15, “Interest —  Imputation of Interest,” respectively, to simplify the presentation of debt issuance costs. These amendments require debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the debt liability. The FASB clarified that debt issuance costs related to line-of-credit arrangements can be presented as an asset and amortized over the term of the arrangement. The guidance is effective for annual fiscal periods beginning after December 15, 2015 and interim periods within those years; however, early adoption is permitted. The Company does not expect the adoption of this guidance to have a material impact on the Company’s financial position or results of operations. Upon adoption of these amendments, the Company expects to reclassify the unamortized balance of debt issuance costs as a reduction of the carrying amount of long-term debt.

Notes to Consolidated Financial Statements
(currencies in millions)

2. Basis of Presentation and Recent Accounting Pronouncements  – (continued)

In April 2015, the FASB issued ASU 2015-05, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting For Fees Paid in a Cloud Computing Arrangement (“ASU 2015-05”). This ASU provides guidance to customers with cloud computing arrangements that include a software license. If a cloud computing arrangement includes a software license, the customer is required to account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The ASU does not change the accounting for a customer’s accounting for service contracts. ASU 2015-05 is effective for fiscal years beginning after December 15, 2015 and interim periods within those years and early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU and assessing the potential effect on the Company’s financial position or results of operations.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”). The amendments in this ASU require an entity to measure inventory at the lower of cost or net realizable value, whereas guidance previously required an assessment of market value of inventory, with different possibilities as to determining market value. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016 and interim periods within those years and early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU, but does not expect it to have a material effect on the Company’s financial position or results of operations.

In September 2015 the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments (“ASU 2015-16”). The amendments in ASU 2015-16 change the reporting requirement for retrospective adjustments to provisional amounts in the measurement period. The amendments in this update require an entity to present separately on the face of the income statement or disclose in the notes, the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years and early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU and assessing the potential effect on the Company’s financial position or results of operations.

In November 2015 the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). The amendments in ASU 2015-17 require an entity to classify all deferred tax assets and liabilities as noncurrent. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016 and interim periods within those years and early adoption is permitted. The Company does not expect the adoption of ASU 2015-17 to have a material effect on the Company’s financial position or results of operations.

3. Acquisitions and Divestitures

Sale of Composites Operations in North America

On July 1, 2014, the Company sold its North American Composites operations to Composites One LLC, a Rhode Island limited liability company (“Composites One” or the “Composites Sale”), including inventory and existing supplier and customer relationships. The Company received net proceeds of $60.6 million, which were used for general corporate purposes including repayment of debt under the ABL Facility and reinvestment in the assets of the business. In connection with the completion of the Composites Sale, the Company’s dedicated North American composites commercial employees joined Composites One. The Company retained any liabilities from claims alleging product liability for dates prior to the close of the transaction. As part of the Composites sale, the Company and Composites One entered into a transition services agreement pursuant to which the Company provided, for a fee, certain operating and administrative services to Composites One for a period of 90 days following the closing of the transaction. The transition

Notes to Consolidated Financial Statements
(currencies in millions)

3. Acquisitions and Divestitures  – (continued)

services agreement ended September 30, 2014. Fees received related to this agreement totaled $4.2 million and represented reimbursements of the Company’s expenses incurred in order to provide the agreed-upon services to Composites One.

Under the terms of the ABL Facility, the Company may be required to repay debt with the proceeds received upon a sale of assets if the sale causes excess availability, as defined for both the U.S. and Canadian borrowers, to fall below certain thresholds. As the excess availability after the Composites Sale was significantly above the required thresholds, this requirement was not applicable. Under the terms of the Term Loan Facility, the Company may repay debt with the proceeds received upon a sale of assets or it may elect to reinvest such proceeds in assets useful for its business within 12 months following the sale transaction. The Company elected to reinvest the proceeds from the Composites Sale in assets useful for its business. Although the Company was not required to repay debt as a result of the Composites Sale, the Company used a portion of the net proceeds received to repay $48.0 million of borrowings outstanding under the ABL Facility.

The Composites Sale allowed the Company to focus on key strategic priorities within the Plastics, Chemicals and Environmental Services lines of business.

Gain on Sale

The Composites Sale closed on July 1, 2014. The Company recorded a net gain on the Composites Sale of $14.3 million, including a tax effect of $1.2 million. The net gain was included in the Company’s operating results related to discontinued operations in the fourth quarter of fiscal year 2014.

Discontinued Operations

The North American composites operations met the criteria for discontinued operation in accordance with U.S. GAAP. As a result, the assets and liabilities of the Company’s North American composites operations have been reflected as assets and liabilities related to discontinued operations in the Company’s consolidated balance sheets as follows:

	September 30, 2015	September 30, 2014
Accounts receivable	$—	$0.5
Other current assets	—	0.2
Assets – discontinued operations(1)	$—	$0.7
Trade payables(2)	$—	$0.5
Accrued expenses and other liabilities(2)	—	0.3
Non-current deferred tax liability(3)	—	1.3
Other non-current liabilities(3)	0.1	0.1
Liabilities – discontinued operations	$0.1	$2.2

(1)	Included in Other current assets in the consolidated balance sheets.
(2)	Included in Accrued expenses and other liabilities in the consolidated balance sheets.
(3)	Included in Other non-current liabilities in the consolidated balance sheets.

Additionally, the operating results and cash flows related to the North American composites operations have been reflected as discontinued operations in the Company’s consolidated statements of operations, consolidated statements of cash flows and consolidated statements of other comprehensive income (loss) for all periods presented.

Notes to Consolidated Financial Statements
(currencies in millions)

3. Acquisitions and Divestitures  – (continued)

Components of amounts reflected in the Company’s consolidated statements of operations related to discontinued operations are presented in the following table for the fiscal years ended September 30, 2015, 2014 and 2013.

	Year Ended September 30,
	2015	2014	2013
Sales and operating revenues	$—	$195.8	$298.7
Pretax income (loss) from discontinued operations	(1.1)	19.8	14.6
Income tax expense (benefit)	(0.3)	1.4	0.9
Net income (loss) from discontinued operations, net of tax	(0.8)	18.4	13.7

Archway Sales, Inc.

On April 1, 2014, Sub Holding completed the Archway Acquisition. After consideration of the final working capital adjustment, the final purchase price for the Archway Acquisition was $128.7 million. Pursuant to the purchase agreement, $12.5 million of the purchase price may remain in escrow for a period of up to two years and relates to certain indemnification obligations under the purchase agreement. The escrow will be released in accordance with the terms of the purchase agreement. The Archway Acquisition was funded with $10.0 million of cash on hand and $119.0 million of borrowings under the ABL Facility. Following the Archway Acquisition, Archway was converted to a limited liability company. There is no contingent consideration related to the Archway Acquisition.

The Archway Acquisition was accounted for under the acquisition method, which required the Company to perform an allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair values was recorded as goodwill. The following table summarizes the Company’s final allocation of the net purchase price to assets acquired and liabilities assumed at the acquisition date:

Purchase Price Allocation
Accounts receivable	$21.5
Inventory	16.4
Other current assets	2.3
Deferred tax asset – current	1.9
Property and equipment	1.2
Customer-related intangible	11.0
Vendor-related intangible	17.0
Trade name	1.9
Non-compete agreements	3.3
Goodwill	118.6
Total assets acquired	195.1
Accounts payable	9.3
Other current liabilities	4.1
Deferred tax liability – current	1.3
Other non-current liabilities	1.7
Deferred tax liability – non-current	50.0
Total liabilities assumed	66.4
Net assets acquired	$128.7

Notes to Consolidated Financial Statements
(currencies in millions)

3. Acquisitions and Divestitures  – (continued)

During the three months ended March 31, 2015, the Company completed its fair value assessment for certain contingent liabilities assumed and recorded adjustments to reflect the estimated fair value of obligations assumed as part of the transaction, and to record a minor adjustment to the fair value of property and equipment acquired. In connection with these adjustments, the Company recognized a liability for assumed contingent obligations, inclusive of income tax-related uncertainties, included in Other Non-Current Liabilities on the Company’s consolidated balance sheets. The contingent liabilities were valued using an expected value (probability-weighted) approach. The net impact to goodwill associated with these adjustments was a decrease of $1.8 million.

Transaction costs associated with the Archway Acquisition were included in Transaction related costs in the Company’s consolidated statements of operations. There were no acquisition costs during the fiscal year ended September 30, 2015 and acquisition costs totaled $4.3 million and $0.1 million during the fiscal years ended, September 30, 2014 and 2013 respectively. Transaction costs incurred in 2014 include a success fee of $2.5 million paid to TPG (see Note 15).

A summary and description of the assets and liabilities fair valued in conjunction with applying the acquisition method of accounting follows:

Accounts Receivable

Accounts receivable consisted of receivables related to the customers of the acquired business, as well as various other miscellaneous receivables. The accounts receivable and other miscellaneous receivables did not have a fair value adjustment as part of acquisition accounting because their carrying value approximated fair value.

Inventory

Inventory consisted primarily of finished products to be distributed to the Company’s customers. The value of the inventory acquired did not have a fair value adjustment as part of acquisition accounting because its carrying value approximated fair value.

Other Current Assets

Other current assets consisted primarily of prepaid expenses, which did not have a fair value adjustment as part of acquisition accounting since their carrying value approximated fair value.

Property and Equipment

Property and equipment consisted primarily of office equipment and other similar assets used in Archway’s and JACAAB’s operations. The value of the property and equipment acquired did not have a fair value adjustment as part of acquisition accounting since their carrying value approximated fair value.

Customer-Related Intangible

Customer relationships were valued through application of the income approach. Under this approach, revenue, operating expenses and other costs associated with existing customers were estimated in order to derive cash flows attributable to the Company’s existing customer relationships. The resulting cash flows were then discounted to present value to arrive at the fair value of existing customer relationships as of the valuation date. Customer relationships will be amortized on a straight-line basis over a ten-year period.

Vendor-Related Intangible

Vendor relationships were valued through application of the income approach. Under this approach, revenue, operating expenses and other costs associated with existing vendors were estimated in order to derive cash flows attributable to the Company’s existing vendor relationships. The resulting cash flows were then discounted to present value to arrive at the fair value of existing vendor relationships as of the valuation date. Vendor relationships will be amortized on a straight-line basis over a ten-year period.

Notes to Consolidated Financial Statements
(currencies in millions)

3. Acquisitions and Divestitures  – (continued)

Non-Compete Agreements

In connection with the Archway Acquisition, former shareholders of Archway agreed to non-compete agreements. The terms of the non-compete agreements prohibit the shareholders from competing in the chemical distribution space for five years after the Archway Acquisition. The income approach was used to value the non-compete agreements through a comparative discounted cash flow analysis. This intangible is amortized on a straight-line basis over a five-year period.

Trade name

Archway’s trade name was valued through application of the income approach, involving the estimation of likely future sales and an appropriate royalty rate. The fair value of this asset is amortized on a straight-line basis over a period of two years, estimated based on the period in which the Company expects a market participant would use the name prior to rebranding and the length of time the name is expected to maintain recognition and value in the marketplace.

Goodwill

Goodwill represents the excess of purchase price over the fair value of acquired net assets, arising from synergies expected as a result of the Archway Acquisition and the deferred tax impact of the difference between the financial statement amount of the investment in Solutions by Sub Holding and its tax basis that was generated as a result of the Archway Acquisition. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Of the total amount of goodwill recognized as part of the purchase price allocation above, the Company expects $17.9 million to be deductible for tax purposes.

Accounts Payable

Accounts payable represented short-term obligations owed to the vendors of the acquired business, which were assumed in the Archway Acquisition. These obligations did not have a fair value adjustment as part of acquisition accounting since their carrying value approximated fair value.

Other Current Liabilities, Including Related Party Payable

Other current liabilities represented primarily accrued expenses, including a $3.4 million payable to the sellers of Archway related to certain tax refund receivables. Certain former shareholders of Archway continue to be employed by Archway and are involved in the operations of the business acquired in the Archway Acquisition. Accrued expenses did not have a fair value adjustment as part of acquisition accounting since their carrying value approximated fair value.

Deferred Taxes — Current and Non-Current

Subsequent to the Archway Acquisition, Sub Holding contributed its ownership interest in Archway to Solutions in exchange for a participating preferred interest in Solutions. The deferred tax liabilities are primarily attributable to the difference between the financial statement amount of the investment in Solutions by Sub Holding and its tax basis. The deferred tax assets and liabilities are also attributable to the pre-acquisition value of Archway’s inventory under Archway’s historical inventory accounting methodology and to the fair values allocated to the identified intangibles acquired which are different for financial reporting purposes than for tax reporting purposes and give rise to temporary differences.

The deferred tax assets and liabilities will reverse in future periods or have reversed as the related tangible and intangible assets are amortized, acquired inventory is sold, goodwill is impaired or the investment in Solutions is sold.

Impact of the Archway Acquisition on the Company’s Consolidated Financial Information

For the fiscal year ended September 30, 2014, the Company’s consolidated sales and operating revenues and net income include $88.2 million and $3.1 million, respectively, related to the operations of the acquired business since the closing date of the Archway Acquisition. Beginning on July 1, 2015, the operations, sales force and other personnel of Archway were fully integrated into the Company’s operations and ERP systems.

Notes to Consolidated Financial Statements
(currencies in millions)

3. Acquisitions and Divestitures  – (continued)

Chemical Specialists and Development, Inc.

Effective December 1, 2013, Sub Holding completed the CSD Acquisition. The Company paid an aggregate purchase price of $96.4 million for the CSD Acquisition. Of the purchase price, $10.0 million was placed in escrow for a period of up to three years and relates to certain indemnification obligations under the purchase agreement. In May 2015, an agreement was reached to release the funds placed in escrow. Pursuant to that agreement, the Company received $8.0 million from the escrow fund and the former shareholders of CSD received the remaining funds of $2.0 million. The Company recorded a pre-tax gain of $8.0 million related to the release. The acquisition was financed with $10.0 million of cash on hand and $87.0 million of borrowings under the ABL Facility. Following the CSD Acquisition, CSD and each of its subsidiaries were converted to limited liability companies. There is no contingent consideration related to the CSD Acquisition.

The CSD Acquisition was accounted for under the acquisition method which required the Company to perform an allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair values was recorded as goodwill.

The following table summarizes the Company’s final allocation of the purchase price to assets acquired and liabilities assumed at the acquisition date:

Purchase Price Allocation
Accounts receivable	$24.7
Inventory	9.2
Other current assets	1.1
Property, plant and equipment	14.7
Customer-related intangible	36.0
Trademarks and trade names	3.5
Non-compete agreements	5.1
Other non-current assets	0.4
Goodwill	59.1
Total assets acquired	153.8
Accounts payable	16.8
Other current liabilities	2.3
Deferred tax liability – current	0.5
Other non-current liabilities	0.5
Deferred tax liability – non-current	37.3
Total liabilities assumed	57.4
Net assets acquired	$96.4

There were no changes to the purchase price allocation during the fiscal year ended September 30, 2015.

Transaction costs associated with the CSD Acquisition were included in Transaction related costs in the consolidated statements of operations. There were no acquisition costs during the year ended September 30, 2015 and acquisition costs totaled $6.4 million and $1.9 million during the fiscal years ended September 30, 2014 and 2013, respectively. Transaction costs incurred in 2014 include a success fee of $2.0 million paid to TPG (see Note 15).

Notes to Consolidated Financial Statements
(currencies in millions)

3. Acquisitions and Divestitures  – (continued)

A summary and description of the assets and liabilities fair valued in conjunction with applying the acquisition method of accounting follows:

Accounts Receivable

Accounts receivable consisted of receivables related to the customers of the acquired businesses, as well as various other miscellaneous receivables. The accounts receivable and other miscellaneous receivables did not have a fair value adjustment as part of acquisition accounting because their carrying value approximated fair value.

Inventory

Inventory consisted primarily of finished products to be distributed to the Company’s customers. The fair value of inventory was established through application of the income approach, using estimates based upon the future profitability that is expected to be generated once the inventory is sold (net realizable value).

Other Current Assets

Other current assets consisted primarily of prepaid expenses which did not have a fair value adjustment as part of acquisition accounting since their carrying value approximated fair value. Other current assets also included indemnification assets recorded in connection with the recognition of current contingent obligations assumed. The indemnification assets represented the reimbursement the Company reasonably expected to receive from funds initially held in escrow pursuant to the purchase agreement.

Property, Plant and Equipment

Property, plant and equipment consisted of owned locations in the U.S., in Texas and Louisiana, including operating facilities, warehouse facilities and office buildings. The fair value of buildings and land improvements was determined using the cost approach, and the fair value of land was determined using the sales comparison approach.

Customer-Related Intangible

Customer relationships were valued through application of the income approach. Under this approach, revenue, operating expenses and other costs associated with existing customers were estimated in order to derive cash flows attributable to the Company’s existing customer relationships. The resulting cash flows were then discounted to present value to arrive at the fair value of existing customer relationships as of the valuation date. Customer relationships will be amortized on a straight-line basis over a ten-year period.

Non-Compete Agreements

In connection with the CSD Acquisition, former shareholders of CSD agreed to non-compete agreements. The terms of the non-compete agreements prohibit the shareholders from competing in the chemical distribution space for five years after the CSD Acquisition. The income approach was used to value the non-compete agreements through a comparative discounted cash flow analysis. This intangible will be amortized on a straight-line basis over a five-year period.

Trademarks and Trade names

Trademarks and trade names were valued through application of the income approach, involving the estimation of likely future sales and an appropriate royalty rate. The fair value of these assets will be amortized on a straight-line basis over a period of five to six years, estimated based on the period in which the Company expects a market participant would use the name prior to rebranding and the length of time the name is expected to maintain recognition and value in the marketplace.

Other Non-Current Assets

Other non-current assets represented indemnification assets recorded in connection with the recognition of certain non-current contingent obligations. The indemnification assets represented the reimbursement the Company reasonably expected to receive from funds initially held in escrow pursuant to the purchase agreement.

Notes to Consolidated Financial Statements
(currencies in millions)

3. Acquisitions and Divestitures  – (continued)

Goodwill

Goodwill represents the excess of purchase price over the fair value of acquired net assets, arising from synergies expected as a result of the CSD Acquisition and the deferred tax impact of the difference between the financial statement amount of the investment in Solutions by Sub Holding and its tax basis that was generated as a result of the CSD Acquisition. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Of the total amount of goodwill recognized as part of the purchase price allocation above, the Company expects $10.0 million to be deductible for tax purposes.

Accounts Payable

Accounts payable represent short-term obligations owed to the vendors of the acquired businesses, which were assumed in the CSD Acquisition. These accounts payable and short-term obligations did not have a fair value adjustment as part of acquisition accounting since their carrying value approximated fair value.

Other Current Liabilities

Other current liabilities represented primarily accrued expenses and include assumed contingent obligations including income tax-related uncertainties. Accrued expenses did not have a fair value adjustment as part of acquisition accounting since their carrying value approximated fair value. Contingent obligations were valued using an expected value (probability-weighted) approach.

Other Non-Current Liabilities

Other non-current liabilities represented assumed contingent obligations, including income tax-related uncertainties, and were valued using an expected value (probability-weighted) approach.

Deferred Tax Liabilities — Current and Non-Current

Subsequent to the CSD Acquisition, Sub Holding contributed its ownership interest in CSD to Solutions in exchange for a participating preferred interest in Solutions. The deferred tax liabilities are primarily attributable to the difference between the financial statement amount of the investment in Solutions by Sub Holding and its tax basis. The deferred tax liabilities are also attributable to the fair values allocated to inventory, property, plant and equipment and identified intangibles acquired which are different for financial reporting purposes than for tax reporting purposes and give rise to temporary differences.

The deferred tax liabilities will reverse in future periods or have reversed as the related tangible and intangible assets are amortized, inventory acquired is sold, goodwill is impaired or the investment in Solutions is sold.

Impact of the CSD Acquisition on the Company’s Consolidated Financial Information

For the year ended September 30, 2014, the Company’s consolidated sales and operating revenues and net income includes $134.0 million and $4.7 million, respectively, related to the estimated results of operations of the acquired business for the ten-month period since the closing date of the CSD Acquisition. The Company and CSD shared certain customers and sold similar products. The fiscal year ended September 30, 2014 includes a $1.2 million charge related to the inventory adjustment to fair value recorded during the first quarter of fiscal year 2014. The charge related to the inventory fair value adjustment is recorded in Cost of sales and operating expenses in the consolidated statements of operations. Beginning on July 1, 2014, the operations, sales force and other personnel of CSD were fully integrated into the Company’s operations and ERP systems.

Notes to Consolidated Financial Statements
(currencies in millions)

3. Acquisitions and Divestitures  – (continued)

China Operations

In September 2012, the Company formed a joint venture, Nexeo Plaschem, with the shareholders of Beijing Plaschem and initially owned 60% of the joint venture. On November 1, 2012, Nexeo Plaschem acquired Beijing Plaschem’s operations, including inventory and existing supplier and customer arrangements related to those operations (the “Beijing Plaschem Acquisition”).

During fiscal year 2014, the Company acquired additional equity interests totaling 30% for approximately $92.2 million in cash. In October 2014, the Company acquired the remaining 10% equity interest in Nexeo Plaschem for $34.3 million in cash, which made Nexeo Plaschem a wholly-owned subsidiary beginning in October 2014. The Company funded this payment with cash on hand and $18.0 million of borrowings under the ABL Facility. As part of the acquisition of the last 10% of the equity interest, the noncontrolling shareholders agreed to immediately terminate their employment with Nexeo Plaschem and to effect the successful transfer of the business to the Company. The Company also entered into consulting agreements with the noncontrolling shareholders for the provision of certain transition services.

Since the formation of Nexeo Plaschem, the Company has consolidated 100% of the operations of Nexeo Plaschem and reflected the percentage it did not own as of the applicable reporting date as a contingently redeemable noncontrolling interest, classified as mezzanine equity (temporary equity) in the consolidated balance sheets. Additionally, the income generated or loss incurred by Nexeo Plaschem during all periods was allocated to the Company and to the noncontrolling interest based on each party’s applicable ownership percentage during each respective period.

Contingently Redeemable Noncontrolling Interest

The following table summarizes the changes in the contingently redeemable noncontrolling interest for the years ended September 30, 2015 and 2014:

	Year Ended September 30, 2015	Year Ended September 30, 2014
Beginning balance	$3.3	$60.4
Total comprehensive income (loss) attributable to noncontrolling interest	(0.1)	1.0
Adjustment to noncontrolling interest/redemption value adjustment(1)	31.1	34.6
Exercise of selling rights by noncontrolling shareholders	(34.3)	(92.7)
Ending balance	$—	$3.3

(1)	Includes the adjustment to reflect the noncontrolling interest at the higher of (a) historical value, decreased by the Company’s purchases of additional equity interest in Nexeo Plaschem, or (b) the estimated redemption value at period end.

Unaudited Consolidated Pro Forma Financial Information

The unaudited consolidated pro forma results presented below include the effects of the Archway Acquisition and the CSD Acquisition as if they had occurred as of October 1, 2012. In addition, the unaudited consolidated pro forma results presented below for the fiscal year ended September 30, 2013 include the effects of the Beijing Plaschem Acquisition as if it had occurred as of October 1, 2011. The unaudited consolidated pro forma results reflect certain adjustments related to these acquisitions, primarily the amortization expense associated with estimates for the acquired intangible assets and any inventory adjustments to fair value.

Notes to Consolidated Financial Statements
(currencies in millions)

3. Acquisitions and Divestitures  – (continued)

The unaudited consolidated pro forma results do not include any anticipated synergies or other expected benefits of the acquisitions. Accordingly, the unaudited consolidated pro forma financial information below is not necessarily indicative of either future results of operations or results that might have been achieved had the acquisitions been completed on the date indicated.

	Year Ended September 30,
	2015	2014	2013
Sales and operating revenues	$3,949.1	$4,634.4	$4,519.0
Operating income	78.4	68.0	79.1
Net income from continuing operations	21.2	1.0	13.6
Net income	20.4	19.4	27.3
Net income attributable to Nexeo Solutions LLC and subsidiaries	20.4	18.1	24.2

4. Inventories

Inventories at September 30, 2015 and 2014 consisted of the following:

	September 30, 2015	September 30, 2014
Finished products	$320.9	$385.9
Supplies	4.2	4.0
Total	$325.1	$389.9

During the fiscal year ended September 30, 2015, the Company recorded a $1.6 million non-cash impairment charge related to inventory on hand for certain chemical products in Asia. The decline in the value of these products was associated with the recent decline of oil prices as the prices for these products are closely correlated to this feedstock price.

The Company’s inventory in the U.S. and Canada is collateral under the Credit Facilities. See Note 8.

5. Property, Plant and Equipment

Property, plant and equipment at September 30, 2015 and 2014 consisted of the following:

	September 30, 2015	September 30, 2014
Land	$41.2	$42.8
Plants and buildings	78.3	74.1
Machinery and equipment(1)	167.8	137.5
Software and computer equipment	68.8	62.3
Construction in progress	12.9	16.3
Total	369.0	333.0
Less accumulated depreciation	(137.8)	(109.0)
Property, plant and equipment, net	$231.2	$224.0

(1)	Includes $13.1 million and $0.4 million, respectively, related to equipment acquired under capital leases.

Included in the carrying value of property, plant and equipment in the Company’s consolidated balance sheets are certain closed facilities located in the U.S., which collectively have a carrying value of $1.6 million. The facilities do not currently meet the criteria for held-for-sale classification; accordingly, they remain classified as held and used.

Notes to Consolidated Financial Statements
(currencies in millions)

5. Property, Plant and Equipment  – (continued)

Total depreciation expense on property, plant and equipment was $36.8 million, $40.1 million and $31.8 million for the fiscal years ended September 30, 2015, 2014 and 2013, respectively. Included in depreciation expense for the fiscal year ended September 30, 2014 is an impairment loss of $1.8 million related to the closure of two facilities in the U.S. One of these facilities was sold in February 2015 for net proceeds of $1.3 million resulting in a $0.2 million gain on sale.

In May 2015, the Company entered into a lease agreement with Ryder Truck Rental, Inc. (“Ryder”) for transportation equipment (“Ryder Lease”). The Ryder Lease covers the rental of approximately 200 tractors, which will replace a significant portion of the Company’s current private fleet of tractors, and has a term of seven years. The Ryder Lease is accounted for as a capital lease, and requires minimum annual payments of approximately $5.5 million per year. At September 30, 2015, the Company had taken delivery of 95 tractors under the Ryder Lease. Upon receipt of these tractors the Company recorded $11.8 million of equipment cost and corresponding capital lease obligations. The vast majority of the remaining tractors are expected to be delivered in the first quarter of fiscal year 2016. The Company is permitted to terminate the lease of an individual tractor on the anniversary of its delivery date, provided that certain conditions are met. In the event the Company terminates the lease of an individual tractor in accordance with the terms of the Ryder Lease, the Company may elect to purchase the individual tractor at a predetermined residual value or return the tractor to Ryder, subject to an adjustment based on the then-current market value of the individual tractor.

In connection with the receipt of new tractors under the Ryder Lease, the Company sold 80 of its old tractors for proceeds of $1.7 million and recognized a gain of $1.7 million which is included in Other Income in the consolidated statements of operations.

6. Goodwill and Other Intangibles

Goodwill

The following is a progression of goodwill for the years ended September 30, 2015 and 2014 by reportable segment:

	Chemicals	Plastics	Other	Total
Balance at September 30, 2013	$93.0	$101.1	$12.5	$206.6
CSD Acquisition	59.1	—	—	59.1
Archway Acquisition	116.8	—	—	116.8
Foreign currency translation	(0.1)	(2.9)	—	(3.0)
Balance at September 30, 2014	268.8	98.2	12.5	379.5
Archway Acquisition adjustment	1.8	—	—	1.8
Foreign currency translation	(0.9)	(6.7)	—	(7.6)
Balance at September 30, 2015	$269.7	$91.5	$12.5	$373.7

The purchase price allocation for the CSD Acquisition was finalized in the first quarter of fiscal year 2015. The purchase price allocation for the Archway Acquisition was finalized during the second quarter of fiscal year 2015. See Note 3.

Goodwill Impairment Test

Goodwill is tested for impairment annually as of March 31 and whenever events or circumstances make it more likely than not that an impairment may have occurred. Goodwill is reviewed for impairment at the reporting unit level, or operating segment for the Company. As of March 31, 2015, the Company tested goodwill recorded at each of its operating segments and concluded that goodwill was not impaired. The Company evaluated and concluded no events or changes in circumstances have occurred since the performance of the March 31, 2015 test through September 30, 2015, which would have required an impairment test.

Notes to Consolidated Financial Statements
(currencies in millions)

6. Goodwill and Other Intangibles  – (continued)

Significant management judgment is required in the estimates and assumptions made for purposes of the Company’s goodwill impairment testing. If actual results differ from these estimates and assumptions or market conditions materially change, the analysis could be negatively impacted and could result in an impairment charge in future periods.

Other Intangible Assets

Definite-lived intangible assets at September 30, 2015 and 2014 consisted of the following:

		September 30, 2015			September 30, 2014
	Estimated Useful Life (years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer-related intangibles(1)	5 – 14	$121.3	$(33.6)	$87.7	$121.5	$(22.9)	$98.6
Supplier-related intangible	10	17.0	(2.6)	14.4	17.0	(0.8)	16.2
Leasehold interest intangible	1 – 20	2.1	(1.3)	0.8	2.3	(1.4)	0.9
Non-compete agreements(2)	3 – 5	10.0	(4.5)	5.5	10.0	(2.8)	7.2
Other(3)	2 – 6	6.2	(3.2)	3.0	6.2	(1.7)	4.5
Total		$156.6	$(45.2)	$111.4	$157.0	$(29.6)	$127.4

(1)	Includes net carrying amounts of $46.8 million, $2.2 million, $29.4 million and $9.3 million at September 30, 2015 associated with the Ashland Distribution Acquisition, the Beijing Plaschem Acquisition, the CSD Acquisition and the Archway Acquisition, respectively. Includes net carrying amounts of $51.8 million, $3.4 million, $33.0 million and $10.4 million at September 30, 2014 associated with the Ashland Distribution Acquisition, Beijing Plaschem Acquisition, the CSD Acquisition and the Archway Acquisition, respectively.
(2)	In connection with the Ashland Distribution Acquisition, Ashland agreed to a three year non-compete agreement, which has since been fully amortized. In connection with CSD and Archway acquisitions, former officers agreed to five year non-compete agreements.
(3)	Represents trademarks and trade names associated with the Beijing Plaschem Acquisition, the CSD Acquisition and the Archway Acquisition. At September 30, 2015, net carrying amounts include $2.4 million and $0.6 million related to the CSD Acquisition and the Archway Acquisition, respectively. At September 30, 2014 net carrying amounts include $0.1 million, $3.0 million and $1.4 million related to the Beijing Plaschem Acquisition, the CSD Acquisition and the Archway Acquisition, respectively.

Amortization expense recognized on intangible assets was $15.8 million, $13.3 million and $6.9 million for the years ended September 30, 2015, 2014 and 2013, respectively.

Expected amortization expense for the years ending September 30, 2016 through 2020 is $15.2 million, $14.7 million, $13.8 million, $12.4 million, and $11.5 million, respectively.

7. Other Non-Current Assets

Other non-current assets at September 30, 2015 and 2014 consisted of the following:

	September 30, 2015	September 30, 2014
Debt issuance cost, net	$14.5	$21.9
Other	3.4	4.7
Total	$17.9	$26.6

Notes to Consolidated Financial Statements
(currencies in millions)

8. Debt

Short-term borrowings outstanding and the current portion of long-term debt and capital lease obligations at September 30, 2015 and 2014 are summarized below:

	September 30, 2015	September 30, 2014
Short-term borrowings	$34.9	$47.6
Current portion of long-term debt and capital lease obligations	37.5	6.8
Total short-term borrowings and current portion of long term debt and capital lease obligations, net	$72.4	$54.4

Long-term debt outstanding at September 30, 2015 and 2014 is summarized below:

	September 30, 2015	September 30, 2014
ABL Facility	$85.5	$101.5
Term Loan Facility	647.2	653.9
8.375% Senior Subordinated Notes	159.2	175.0
Capital lease obligations(1)	12.7	0.3
Total long-term debt	904.6	930.7
Less: unamortized debt discount(2)	(3.6)	(5.5)
Less: current portion of long-term debt and capital lease obligations	(37.5)	(6.8)
Long-term debt and capital lease obligations, less current portion, net	$863.5	$918.4

(1)	Upon receipt of 95 tractors delivered to the Company under the Ryder Lease, the Company recorded $11.8 million of capital lease obligations during the fourth quarter of the fiscal year ended September 30, 2015. See Note 5.
(2)	At September 30, 2015 and 2014, respectively, included $1.9 million and $2.9 million of unamortized debt discount related to the Term Loan Facility. The remainder of the unamortized debt discount related to the Notes. Debt discount is amortized to interest expense over the life of the respective instruments using the effective interest rate method.

Short-term Borrowings

The Company’s short-term borrowings are associated with the Company’s operations in China and are summarized below:

	Facility Limit	Outstanding Borrowings Balance	Weighted Average Interest Rate on Borrowings	Outstanding LOC and Bankers’ Acceptance Bills	Remaining Availability
September 30, 2015
October 2012 Line of Credit(1)	$23.8	$23.0	3.5%	$—	$0.8
November 2012 Line of Credit(2)	23.6	11.9	6.1%	7.1	4.6
Total	$47.4	$34.9		$7.1	$5.4
September 30, 2014
October 2012 Line of Credit(1)	$23.8	$21.5	3.6%	$—	$2.3
November 2012 Line of Credit(2)	24.4	23.4	6.2%	0.7	0.3
Total	$48.2	$44.9		$0.7	$2.6

(1)	The borrowing limit of this facility is denominated in U.S. dollars.
(2)	The borrowing limit of this facility is denominated in RMB.

Notes to Consolidated Financial Statements
(currencies in millions)

8. Debt  – (continued)

During the first quarter of fiscal year 2013, Nexeo Plaschem entered into a line of credit agreement which is used to fund its working capital requirements. The line of credit is secured by a standby letter of credit drawn on the ABL Facility covering 110% of the facility’s borrowing limit amount and bears interest at either LIBOR plus 2.8% or 105% of the People’s Bank of China’s (“PBOC”) base rate. The line of credit contains certain customary representations and warranties, affirmative covenants and events of default, including among other things payment defaults, breach of representation of warranties, cross-defaults to certain indebtedness, certain events of bankruptcy, and change in legal status. If such an event of default occurs, the lenders under the line of credit would be entitled to take various actions, including acceleration of amounts due under the line of credit and all actions permitted to be taken by a secured creditor. Borrowings under the line of credit are payable in full within 12 months of the advance.

Also during the first quarter of fiscal year 2013, Nexeo Plaschem entered into a second line of credit agreement which is used to fund its working capital requirements. The line of credit agreement is secured by a standby letter of credit drawn on the ABL Facility covering 100% of the facility’s borrowing limit amount, and bears interest at the applicable PBOC base rate, depending on the length of time for which a specific amount is borrowed. The line of credit contains certain customary representations and warranties, affirmative covenants and events of default including, among other things, payment defaults, breach of representation of warranties and change in legal status. Borrowings under the line of credit are payable in full within 12 months of the advance.

During the third quarter of fiscal year 2014, Nexeo Plaschem entered into an arrangement through which it makes borrowings on a short-term basis, usually six months, by using its line of credit with the bank or by pledging the proceeds of its notes receivable. The borrowings under this arrangement are used to fund Nexeo Plaschem’s working capital requirements. At September 30, 2015, there were no outstanding borrowings, no notes receivable pledged, and no outstanding bankers’ acceptance bills issued to suppliers under this arrangement. At September 30, 2014, the weighted average interest rate was 3.6%, outstanding borrowings totaled $2.7 million, which were secured in full by pledged proceeds from certain of its notes receivable, and $2.5 million of notes receivable were pledged under this arrangement in exchange for bankers acceptance bills issued to suppliers.

During the fourth quarter of fiscal year 2014, Nexeo Plaschem entered into an arrangement whereby it is able to pledge proceeds from its notes receivable in exchange for bankers acceptance bills issued to suppliers. No notes receivable were pledged under this arrangement at September 30, 2015. At September 30, 2014, the Company had pledged $2.9 million of notes receivable under this arrangement.

Long-term Debt

Asset Based Loan Facility

The ABL Facility provides for revolving credit financing including a U.S. tranche of up to $500.0 million (the “U.S. Tranche”) and a Canadian tranche of up to U.S. dollar equivalent $40.0 million (the “Canadian Tranche”). The ABL Facility is unconditionally guaranteed, jointly and severally, by Holdings and its wholly owned subsidiary, Sub Holding. Additionally, Solutions, Holdings, Sub Holding, Archway and CSD (including its subsidiaries) are also co-borrowers under the U.S. Tranche on a joint and several basis, and Nexeo Solutions Canada Corporation is the borrower under the Canadian Tranche. The ABL Facility will mature on the earlier of May 8, 2018 or the date that is 60 days prior to the earliest stated maturity date of the Term Loans; in the current case, that is July 11, 2017.

The ABL Facility includes a letter of credit sub-facility, which permits up to $200.0 million of letters of credit under the U.S. Tranche and up to the U.S. dollar equivalent $10.0 million of letters of credit under the Canadian Tranche. An agreed-upon amount of letters of credit under the U.S. Tranche may also be denominated in Euros or other currencies. Provided no default or event of default then exists or would arise therefrom, the Company has the option to request that the ABL Facility be increased by an amount not to exceed $200.0 million (less the U.S. dollar equivalent of any increase in CDN commitments) with respect to

Notes to Consolidated Financial Statements
(currencies in millions)

8. Debt  – (continued)

the U.S. Tranche and U.S. dollar equivalent $10.0 million with respect to the Canadian Tranche (and in the aggregate not to exceed U.S. dollar equivalent $700.0 million) subject to certain rights of the administrative agent with respect to the lenders providing commitments for such increases. In addition, the Company may also establish one or more foreign facilities under the agreement in an aggregate principal amount not to exceed U.S. dollar equivalent $60.0 million. At September 30, 2015 and 2014, the Company had U.S. dollar equivalent of $67.4 million and $79.6 million, respectively, in outstanding letters of credit under the ABL Facility.

Obligations under the ABL Facility are secured by a first-priority lien on inventory and accounts receivable held by Solutions, Holdings, Sub Holding, Archway and CSD (including its subsidiaries) for the U.S. Tranche and Nexeo Solutions Canada Corporation for the Canadian Tranche ($643.8 million in aggregate at September 30, 2015).

The amount of available credit changes every month, depending on the amount of eligible accounts receivable and inventory the Company has available to serve as collateral. In general, the facility is limited to the lesser of (i) the aggregate commitment and (ii) the sum of (a) 85% of the eligible accounts receivable and (b) 85% of the orderly liquidation of the eligible inventory. Available credit for each tranche is calculated separately, and the borrowing base components are subject to customary reserves and eligibility criteria. At September 30, 2015 and 2014, availability under the U.S. and Canadian Tranches was $321.4 million and $353.1 million, respectively.

Borrowings under the ABL Facility bear interest, at Holdings, Sub Holding, Solutions and Nexeo Solutions Canada Corporation’s option, at either an alternate base rate or Canadian prime rate, as applicable, plus an applicable margin (ranging from 0.50% and 1.00% pursuant to a grid based on average excess availability) or a London interbank offered rate or Canadian Bank of America rate (as defined therein), as applicable, plus an applicable margin (ranging from 1.50% and 2.00% pursuant to a grid based on average excess availability). In addition to paying interest on outstanding principal under the ABL Facility, Solutions and Nexeo Solutions Canada Corporation are required to pay a commitment fee with respect to the unutilized commitment under the ABL Facility, with the commitment fee ranging from 0.25% to 0.50% per annum based on the average utilization of the ABL Facility. Solutions and Nexeo Solutions Canada Corporation are also required to pay customary letter of credit fees. The weighted average interest rate on borrowings under the ABL Facility was 1.8% and 3.3% at September 30, 2015 and 2014, respectively.

The ABL Facility requires that if the excess availability as defined for both the U.S. and Canadian borrowers is less than the greater of the U.S. dollar equivalent of (i) $35.0 million and (ii) 10.0% of the lesser of (x) the aggregate commitments under the ABL and (y) the then-applicable combined borrowing base, Solutions shall comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00. In addition, the ABL Facility contains negative covenants that restrict the ability of Holdings, Sub Holding and certain of Solutions’ subsidiaries from, among other things, incurring additional debt, granting liens, entering into guarantees, entering into certain mergers, making certain loans and investments, disposing of assets, prepaying certain debt, declaring dividends, accounting changes, transactions with affiliates, modifying certain material agreements or organizational documents relating to, or changing the business it conducts. In addition, the Company is subject to limitations on its ability to engage in actions other than those of a holding company.

The ABL Facility contains certain customary representations and warranties, affirmative covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974 as amended from time to time, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Facility to be in full force and effect, and change of control. If such an event of default occurs, the lenders under the ABL Facility would be entitled to take various actions, including the acceleration of amounts due under the ABL Facility and all actions permitted to be taken by a secured creditor.

Notes to Consolidated Financial Statements
(currencies in millions)

8. Debt  – (continued)

At September 30, 2015, the Company was in compliance with the covenants of the ABL Facility.

The lenders and the agents (and each of their respective subsidiaries or affiliates) under the ABL Facility have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its affiliates for such services.

Amendment No. 4 to the ABL Facility

On January 30, 2015, the Company established an incremental permitted foreign facility in an aggregate principal amount of $30.0 million. The new facility will be used solely to issue one or more letters of credit, on behalf of the Company’s foreign subsidiaries, which will reduce the reliance on the letter of credit capacity under the U.S. tranche of the ABL Facility. Concurrent with the closing of the permitted foreign facility, the Company replaced an existing letter of credit in the amount of $26.2 million under the ABL Facility with a letter of credit in the same amount under the new permitted foreign facility. At September 30, 2015, the outstanding balance under this facility was $26.2 million, which was included in the $67.4 million of total letters of credit outstanding mentioned above.

Term Loan Facility

In March 2011, Solutions closed on the Term Loan Facility that provided debt financing in an aggregate principal amount of $325.0 million. In October 2012 and February 2014, the Company amended certain terms of the Term Loan Facility and borrowed an additional $175.0 million and $170.0 million, respectively. The Company refers to these three borrowings, collectively, as the “Term Loans”.

The Term Loan Facility is fully and unconditionally guaranteed, jointly and severally, by Holdings and its wholly owned subsidiary, Sub Holding. Additionally, Holdings and Sub Holding are co-borrowers under the Term Loan Facility. In addition to the $670.0 million, the Company has the right to request additional tranches of term loans in an aggregate principal amount of up to $150.0 million plus an additional amount that could be incurred without causing the Secured Net Leverage Ratio (as defined in the agreement), calculated on a pro forma basis, to be greater than 3.5 to 1.0. Availability of such additional tranches of term loans will be subject to the absence of any default and, among other things, the receipt of commitments by existing or additional financial institutions. Borrowings under the Term Loan Facility bear interest at the borrowers option at either (a) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which shall be no less than 1.5%, plus an applicable margin of 3.5% or (b) a base rate determined by reference to the highest of (1) the prime commercial lending rate published by Bank of America, N.A. as its “prime rate,” (2) the federal funds effective rate plus 0.50% and (3) a one-month LIBOR rate plus 1.0%, plus an applicable margin of 2.5%. The interest rate for the Term Loan Facility was 5.0% at September 30, 2015 and 2014.

The Term Loan Facility will mature on September 9, 2017 and will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the Term Loans, with the balance payable on the final maturity date, subject to the amend and extend provisions applicable under the agreement. The Company is required to make quarterly principal payments under the Term Loan Facility of $1.7 million, which may be reduced by certain optional or mandatory prepayments pursuant to the loan agreement to the extent that such payments are actually made. The Company may voluntarily prepay outstanding Term Loans, in whole or in part, without premium or penalty, other than the customary breakage costs with respect to the Eurodollar loans. Additionally, the agreement requires the Company to make early principal payments on an annual basis if cash flows for the year, as defined in the agreement, exceed certain levels specified in the agreement. For the fiscal year ended September 30, 2015, the Company had Excess Cash Flow of $59.2 million, of which $29.6 million will be required to be used as an early principal payment of the Term Loans in the first quarter of fiscal year 2016.

Notes to Consolidated Financial Statements
(currencies in millions)

8. Debt  – (continued)

The Term Loan Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries to incur additional indebtedness, pay dividends on its capital stock or redeem, repurchase or retire its capital stock or other indebtedness, make investments, loans and acquisitions, create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries, engage in transactions with its affiliates, sell assets, including capital stock of its subsidiaries, alter the business it conducts, consolidate or merge, incur liens and engage in sale-leaseback transactions. The credit agreement governing the Term Loan Facility does not require Solutions to comply with any financial maintenance covenants and contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default. At September 30, 2015, the Company was in compliance with the covenants of the Term Loan Facility.

8.375% Senior Subordinated Notes

In March 2011, Solutions (the “Issuer”) and Nexeo Solutions Finance Corporation (the “Co-Issuer,” and together with Solutions, the “Issuers”) closed a placement of $175.0 million in aggregate principal amount of the Notes. The Notes are fully and unconditionally guaranteed, jointly and severally, by Holdings and its wholly-owned subsidiary, Sub Holding, Archway and CSD and its subsidiaries. The Notes are general unsecured, subordinated obligations of the Issuers and mature on March 1, 2018. Interest on the Notes is paid semi-annually in arrears and accrues at the rate of 8.375% per annum. On or after March 1, 2014, the Issuers may redeem all, or from time-to-time, a part of the Notes at redemption prices ranging from 104.2% to 100.0% of principal amount plus accrued and unpaid interest.

In June 2012, the Issuers completed the exchange of the outstanding principal amount of the senior subordinated notes with new notes registered under the Securities Act with 100% of the outstanding principal amount being tendered for exchange. The terms of the new notes are identical to the terms of the old notes that were issued in March 2011, except that the new notes are now registered under the Securities Act and do not contain restrictions on transfer, registration rights or provisions for additional interest.

The Notes restrict the Company’s ability to incur indebtedness outside of the ABL Facility and Term Loan Facility unless the consolidated fixed charge coverage ratio is at least 2:1 or other financial and operational requirements are met. Additionally, the terms of the Notes restrict the Company’s ability to make certain payments to affiliated entities. At September 30, 2015, the Company was in compliance with the covenants of the Notes.

The Company received net proceeds on the Notes of $170.6 million, net of discount of $4.4 million. The discount is being amortized to interest expense over the life of the Notes using the effective interest rate method.

Notes Repurchase

During the fourth quarter of fiscal year 2015, the Company acquired $15.8 million in aggregate principal amount of the Notes for $14.8 million in cash. The Company recorded a net gain of $0.6 million, inclusive of the write-off of related debt issuance costs and original issue discount.

Notes to Consolidated Financial Statements
(currencies in millions)

8. Debt  – (continued)

Debt obligations

The following table sets forth future principal payment obligations at September 30, 2015:

Debt maturities, including capital lease obligations
2016	$72.4
2017	697.6
2018	160.6
2019	1.3
2020	1.2
Thereafter	6.4
Total	$939.5

9. Derivatives

The Company is a party to interest rate swap agreements of varying expiration dates through March 2017, to help manage the Company’s exposure to interest rate risk related to its variable-rate Term Loan Facility. The swaps have a quarterly settlement frequency. At September 30, 2015, the notional amount of outstanding interest rate swap agreements was $200.0 million. The interest rate swaps are accounted for as cash flow hedges. Accordingly, gains or losses resulting from changes in the fair value of the swaps are recorded in other comprehensive income to the extent that the swaps are effective as hedges. Gains or losses resulting from changes in the fair value applicable to the ineffective portion, if any, are reflected in income. Gains or losses recorded in other comprehensive income are reclassified into and recognized in income when the interest expense on the Term Loan Facility is recognized.

During the fiscal years ended September 30, 2015, 2014 and 2013, the Company reclassified into and recognized in income realized losses on interest rate swaps of $0.6 million, $0.7 million and $0.8 million, respectively, which were recorded in interest expense. During the fiscal years ended September 30, 2015, 2014 and 2013, the Company recorded unrealized gains on the interest rate swaps (net of reclassifications into income) of $0.2 million, $0.4 million and $0.8 million, respectively, which were recorded in other comprehensive income. At September 30, 2015, $0.4 million in unrealized losses were expected to be realized and recognized in income within the next twelve months.

10. Fair Value Measurements

The accounting standard for fair value measurements establishes a framework for measuring fair value that is based on the inputs market participants use to determine the fair value of an asset or liability and establishes a fair value hierarchy to prioritize those inputs. The fair value hierarchy is as follows:

•	Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 — Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.
•	Level 3 — Prices or valuation models that require inputs that are both significant to the fair value measurement and less observable for objective sources (i.e., supported by little or no market activity).

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are obtained from independent sources and can be validated by a third party, whereas unobservable inputs reflect assumptions a third party would use in pricing an asset or liability based on the best information available under the circumstances. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input

Notes to Consolidated Financial Statements
(currencies in millions)

10. Fair Value Measurements  – (continued)

that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, which may affect the valuation of the assets and liabilities and their placement within the fair value hierarchy levels. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

The Company’s financial instruments recorded at fair value on a recurring basis relate solely to its interest rate swaps. The Company’s interest rate swaps are valued using quoted market prices and significant other observable and unobservable inputs. These financial instruments’ fair values are based upon trades in liquid markets and the valuation model inputs can generally be verified through over-the-counter markets and valuation techniques that do not involve significant management judgment. The fair values of these financial instruments are classified within Level 2 of the fair value hierarchy.

At September 30, 2015, the Company recorded $0.4 million in Accrued expenses and other liabilities and $0.1 million in Other non-current liabilities in the consolidated balance sheets related to these instruments. At September 30, 2014, the Company recorded $0.5 million in Accrued expenses and other liabilities and $0.2 million in Other non-current liabilities in the consolidated balance sheets related to these instruments.

During the years ended September 30, 2015 and 2014, the Company did not have any transfers between Level 1, Level 2 or Level 3 fair value measurements.

Fair value of financial instruments

The carrying values of cash and cash equivalents, accounts and notes receivable, accounts payable and short-term borrowings approximate fair value due to the short-term maturity of those instruments.

The carrying values of borrowings outstanding under the ABL Facility and the Term Loan Facility approximate fair value at September 30, 2015 and 2014, primarily due to their variable interest rate. The estimated fair value of these instruments is classified by the Company as a Level 3 measurement within the fair value hierarchy.

The estimated fair value of the Notes was $149.2 million and $174.4 million at September 30, 2015 and 2014, respectively, including accrued interest of $1.1 million and $1.2 million, respectively. The estimated fair value of the Notes is classified by the Company as a Level 3 measurement within the fair value hierarchy. The estimated fair values of these instruments are calculated based upon a pricing model using the estimated yield calculated from interpolated treasury and implied yields to quoted price as inputs. The Company’s relative credit standing is one of the inputs to the valuation.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

In addition to the financial instruments that are recorded at fair value on a recurring basis, the Company records assets and liabilities at fair value on a nonrecurring basis as required by U.S. GAAP. Generally, assets are recorded at fair value on a nonrecurring basis as a result of impairment charges or as part of a business combination. During the fiscal year ended September 30, 2015, the Company recorded nonrecurring fair value measurements related to the Archway Acquisition and during the fiscal year ended September 30, 2014, the Company recorded nonrecurring fair value measurements related to the Archway Acquisition and the CSD Acquisition. See Note 3. These fair value measurements were classified as Level 3 within the fair value hierarchy.

11. Employee Benefit Plans

Defined Contribution Plans

Qualifying employees of the Company are eligible to participate in the Nexeo Solutions, LLC Employee Savings Plan (“401(k) Plan”). The 401(k) Plan is a defined contribution plan designed to allow employees to make tax deferred contributions as well as Company contributions, designed to assist employees of the Company and its affiliates in providing for their retirement. The Company matches 100% of employee

Notes to Consolidated Financial Statements
(currencies in millions)

11. Employee Benefit Plans  – (continued)

contributions up to 4.0%. The Company will make an additional contribution to the 401(k) Plan of 1.5%, 3.0%, or 4.5%, based upon years of service of one to ten years, eleven to twenty years, and over twenty-one years of service, respectively. Employees meeting certain age requirements may also receive an additional transition contribution from the Company. A version of the 401(k) Plan is also available for qualifying employees of the Company in its foreign subsidiaries. The Company contributed a total of $10.7 million, $12.1 million and $11.7 million to the defined contribution plans in the fiscal years ended September 30, 2015, 2014 and 2013, respectively. Of the above contributions to the plans, $6.8 million, $7.9 million and $7.6 million, respectively, were recorded as a component of selling, general and administrative expenses. The remainder was recorded as a component of cost of sales and operating expenses.

Restricted Equity Plan

Holdings may issue unregistered Series B units to directors, certain officers and employees eligible to participate in the Company’s restricted equity plan (“Equity Plan”). The units issued under the Equity Plan are subject to certain transfer restrictions and are initially deemed to be unvested. With respect to units issued to certain officers and employees, 50% of the Series B units vest 20% annually over a five year period (“Time-Based Units”), and 50% of the Series B units become vested in accordance with a performance-based schedule that is divided into five separate and equal twelve month periods (“Performance-Based Units”). The vesting of both the Time-Based Units and the Performance-Based Units is subject to the employee’s continued employment with the Company. The Board of Directors of the Company (the “Board of Directors”) establishes each annual performance-based period based upon an earnings before interest, tax, depreciation, and amortization (“EBITDA”) target for the Company during that period. In the event that any Performance-Based Units do not vest for any applicable annual performance period due to the failure to achieve that year’s EBITDA-based performance target, the Performance-Based Units assigned to that annual performance period shall subsequently vest upon the achievement of the EBITDA-based performance target for the fiscal year following such fiscal year. Prior to December 1, 2015 (see below), upon the occurrence of a liquidity event within seven years of the employee’s beginning vesting date in which TPG Accolade, L.P. (“TPG Accolade”) realized a return based upon cash received (including dividends) divided by aggregate purchase price that was equal to or greater than 3.0x, all Performance-Based Units would automatically vest, as long as the employee remained employed by the Company through the completion of the liquidity event. Furthermore, upon a termination of employment within 24 months of a change of control, all outstanding and unvested Series B units automatically vest, provided the employee remains employed by the Company at the time of the event. Upon termination of employment, the Company may, in its sole discretion, elect to redeem unregistered Series B units previously granted to officers and employees eligible to participate in the Company’s Equity Plan. The repurchase price per unit is the difference between the established threshold value at the time of redemption and the threshold value at the time of the grant.

On December 1, 2015, the Board of Directors removed the requirement for equal to or greater than 3.0x return related to a liquidity event. Accordingly, all Performance-Based Units automatically vest upon the occurrence of a liquidity event within seven years of the employee’s beginning vesting date, regardless of the return realized by TPG Accolade, as long as the employee remains employed by the Company through the completion of the liquidity event. This revision represents a modification of all the unvested Performance-Based Units outstanding as of the modification date. The modification does not change the Company’s current expectations of whether the Performance-Based Units will ultimately vest and therefore does not result in the recognition of compensation cost. If, at a future date, the Company determines it is probable the employees will vest in the modified award, it will recognize compensation cost equal to the fair value of the award at the modification date. The Company is currently in the process of determining the new fair value per unit as of the modification date.

The fair value of the Series B units granted during the fiscal years 2015, 2014 and 2013 was determined using a discounted cash flow analysis and a Black-Scholes Option Pricing Model with the valuation assumptions of (1) expected term of two and a half to four years, (2) expected price volatility of 39.6% to

Notes to Consolidated Financial Statements
(currencies in millions)

11. Employee Benefit Plans  – (continued)

45.5%, (3) a risk-free interest rate of 0.9% to 1.2% and (4) an expected distribution yield of 0.0%. Volatility was estimated using historical stock prices of comparable public companies.

The Company recognized compensation expense associated with Time-Based Units of $1.2 million, $1.0 million and $1.4 million during the fiscal years ended September 30, 2015, 2014 and 2013, respectively. There was no compensation expense recognized during the fiscal years ended September 30, 2015, 2014 and 2013 related to Performance-Based Units, as the Company did not meet the pre-established EBITDA target. Expenses related to the Equity Plan are recorded as a component of selling, general and administrative expenses.

The following table summarizes Equity Plan activity during the years ended September 30, 2015, and 2014:

	Units	Average Grant Date Fair Value Per Unit
Outstanding at September 30, 2013	35,227,878	$0.32
Granted	3,449,890	$0.27
Forfeited/Canceled	(5,579,000)	$0.29
Outstanding at September 30, 2014	33,098,768	$0.29
Granted	5,747,856	$0.23
Forfeited/Canceled	(380,000)	$0.29
Outstanding at September 30, 2015	38,466,624	$0.28

During the fiscal year ended September 30, 2015, the Company repurchased 20,000 unregistered Series B units in connection with the termination of employment for certain employees eligible to participate in the Company’s Equity Plan, for less than $0.1 million. During the fiscal year ended September 30, 2014, the Company repurchased 378,000 unregistered Series B units in connection with the termination of employment for certain officers and employees eligible to participate in the Company’s Equity Plan, for $0.1 million. During the fiscal year ended September 30, 2013, the Company repurchased 816,000 unregistered Series B units in connection with the termination of employment for certain officers and employees eligible to participate in the Company’s Equity Plan, for $0.1 million, of which approximately half was paid in the fiscal year ending September 30, 2014. Repurchases are reflected as canceled units in the table above.

The following table summarizes the non-vested Equity Plan units during the years ended September 30, 2015 and 2014:

	Units	Average Grant Date Fair Value Per Unit
Nonvested at September 30, 2013	26,678,241	$0.32
Granted	3,449,890	$0.27
Vested	(3,406,416)	$0.32
Forfeited	(5,201,000)	$0.28
Nonvested units at September 30, 2014	21,520,715	$0.28
Granted	5,747,856	$0.23
Vested	(3,809,946)	$0.31
Forfeited	(342,000)	$0.24
Nonvested units at September 30, 2015	23,116,625	$0.26

During the fiscal year ended September 30, 2015, a total of 3,809,946 Series B Units vested, which had a total fair value of $1.2 million. During the fiscal year ended September 30, 2014, Series B units vested totaled 3,406,416, which had a total fair value of $1.1 million. During the fiscal year ended September 30, 2013, a

Notes to Consolidated Financial Statements
(currencies in millions)

11. Employee Benefit Plans  – (continued)

total of 3,303,637 Series B units vested, which had a total fair value of $1.1 million. Total unrecognized compensation cost related to the Series B units was $1.4 million at September 30, 2015, to be recognized over the next five years.

In November 2013, the Board of Directors approved revisions to the pre-established EBITDA targets for certain future fiscal years primarily to account for the impact of the CSD Acquisition and revised market expectations. The Company accounted for the revisions as a modification of all the unvested Performance-Based Units outstanding as of the modification date. The modification did not change the Company’s expectations of whether the Performance-Based Units will ultimately vest and did not result in the recognition of compensation cost during the current period. The Company will recognize compensation cost for the unvested Performance-Based Units at the time it deems the achievement of the performance criteria is probable, based on the new fair value per unit as of the modification date, which remained at $0.25 per unit and was based on the same assumptions as described above.

12. Commitments, Contingencies and Litigation

Operating Leases

The Company is a lessee of office buildings, retail outlets, transportation equipment, warehouses and storage facilities, other equipment, facilities and properties under operating lease agreements that expire at various dates. Rent expense (including rentals under short-term leases) was $26.1 million, $23.6 million and $20.9 million for the years ended September 30, 2015, 2014, and 2013 respectively.

Future minimum non-cancellable rental payments at September 30, 2015 are as follows:

2016	$16.3
2017	12.7
2018	10.1
2019	8.0
2020	5.4
Thereafter	11.6
Total	$64.1

Environmental Remediation

Due to the nature of its business, the Company is subject to various laws and regulations pertaining to the environment and to the manufacture, sale, transportation and disposal of chemicals and hazardous materials. These laws pertain to, among other things, air and water, the management of solid and hazardous wastes, transportation, and human health and safety.

Ashland has agreed to retain all known environmental remediation liabilities (“Retained Specified Remediation Liabilities”) and other environmental remediation liabilities arising prior to the closing date of the Ashland Distribution Acquisition for which Ashland receives notice prior to the fifth anniversary of the closing date of the Ashland Distribution Acquisition (“Other Retained Remediation Liabilities”) (collectively “Retained Remediation Liabilities”). Ashland’s liability for Retained Remediation Liabilities is not subject to any claim thresholds or deductibles. However, in the event the Company were to incur expenses arising out of the Other Retained Remediation Liabilities, Ashland’s indemnification obligation is subject to an individual claim threshold of $0.2 million and an aggregate claim deductible of $5.0 million. Ashland’s indemnification obligation for the Retained Remediation Liabilities is subject to an aggregate ceiling of $75.0 million. Ashland’s indemnification obligations resulting from its breach of any representation, warranty or covenant, related to environmental matters (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty), are generally limited by an individual claim threshold of $0.2 million, an aggregate claim deductible of $18.6 million and a ceiling of $93.0 million. Collectively, Ashland’s indemnification obligation resulting from or relating to the Retained Remediation Liabilities, retained litigation

Notes to Consolidated Financial Statements
(currencies in millions)

12. Commitments, Contingencies and Litigation  – (continued)

liabilities, and the breach of Ashland’s representations, warranties and covenants contained in the purchase agreement (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty) is subject to an aggregate ceiling of $139.5 million, and Ashland’s total indemnification obligation under the purchase agreement (other than for liabilities relating to taxes or any retained indebtedness) is subject to an aggregate ceiling in the amount of the purchase price for the Distribution Business net assets.

In July 2014, Ashland filed a lawsuit styled and numbered Ashland Inc. v. Nexeo Solutions, LLC, Case No. N14C-07-243 JTV CCLD, in the Superior Court for the State of Delaware in and for New Castle County. In the suit, Ashland seeks a declaration that the Company is obligated to indemnify Ashland for losses Ashland incurs pertaining to Other Retained Remediation Liabilities, up to the amount of a $5.0 million deductible, which Ashland contends applies pursuant to the purchase agreement for the Ashland Distribution Acquisition. Ashland further alleges that the Company has breached duties related to that purchase agreement by not having so indemnified Ashland to date with respect to environmental remediation costs Ashland incurred pertaining to sites at which Ashland disposed of chemicals prior to the Ashland Distribution Acquisition, and on that basis seeks unspecified compensatory damages, costs, and attorney’s fees. The Company disagrees with Ashland’s construction of the purchase agreement and is vigorously defending the lawsuit.

As a result, the Company does not currently have any environmental or remediation reserves for matters covered by the Ashland Distribution Acquisition agreement. However, if the Company was to incur expenses related to the Other Retained Remediation Liabilities, the Company would be responsible for the first $5.0 million in aggregate expenses relating thereto prior to the receipt of any indemnification from Ashland. In addition, if any Retained Remediation Liability ultimately exceeds the liability ceilings described above, the Company would be responsible for such excess amounts. In either of these scenarios, the Company would be required to take an appropriate environmental or remediation reserve. The Company’s reserves will be subject to numerous uncertainties that affect its ability to accurately estimate its costs, or its share of costs if multiple parties are responsible. These uncertainties involve the legal, regulatory and enforcement parameters governing environmental assessment and remediation, the nature and extent of contamination, the extent of required remediation efforts, the choice of remediation methodology, availability of insurance coverage and, in the case of sites with multiple responsible parties, the number and financial strength of other potentially responsible parties.

Other Legal Proceedings

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities, including product liability claims. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

Other Contingencies

In June 2014, the Company self-disclosed to the California Department of Toxic Substance Control (“DTSC”) that a recent inventory of its Fairfield facility had revealed potential violations of RCRA and the California Health and Safety Code. Although no formal proceeding has been initiated, the Company expects the DTSC to seek payment of fines or other penalties for non-compliance. The Company does not expect the amount of any such fine or other penalty to have a material adverse effect on its business, financial position or results of operations.

Notes to Consolidated Financial Statements
(currencies in millions)

13. Members’ Equity

Immediately after the Ashland Distribution Acquisition, TPG Accolade owned 99.8% of Holdings, and the remaining 0.2% was owned by management. Unregistered Series A units are sold to management of the Company under a subscription agreement, subject to certain transfer restrictions. Upon termination of employment, the Company may, in its sole discretion, elect to redeem unregistered Series A units previously sold to management. The repurchase price per unit is the fair market value of each unit, as determined by the established threshold value at the time of the redemption. Additionally, the Company may issue unregistered Series B units, which are also subject to certain restrictions, to certain officers and employees eligible to participate in the Company’s Equity Plan. See Note 11. The Series B units are profit interests designed to gain value only after Holdings has realized a certain level of returns for the holders of its Series A units and they are assigned a threshold value which is the fair value of the equity on a per-unit basis on the date of grant. Distributions will be made first to Series A unit holders until those holders have received a full return on their capital contributions to Holdings. Once Series A unit holders have received these amounts, the holders of Series B units will become eligible to receive distributions alongside the Series A unit holders in accordance with their sharing percentages after the threshold value for the respective Series B units has been realized. The Series A and B units not classified as Sponsor Units are subject to customary tag-along and drag-along rights, as well as a Company call right in the event of termination of employment.

Profits and losses are allocated among the members based upon the capital account balance of each member at the end of such taxable period equal to a hypothetical distribution that such member would receive assuming a hypothetical liquidation of the Company. Holders of Series A and B member units are not individually responsible for any liabilities of the Company and share equally in losses of the Company only to the extent of their investment.

The following table summarizes the Series A activity from September 30, 2012 through September 30, 2015:

Series A Membership Units
Balance September 30, 2012	498,140,455
Unregistered units sold to management	190,908
Repurchase of membership units	(170,000)
Balance September 30, 2013	498,161,363
Unregistered units sold to management	19,231
Repurchase of membership units	(102,728)
Balance September 30, 2014	498,077,866
Unregistered units sold to management	—
Repurchase of membership units	—
Balance September 30, 2015	498,077,866

During the fiscal year ended September 30, 2014, pursuant to a subscription agreement dated November 14, 2013, between the Company and a member of management, this person subscribed to purchase a total of 19,231 Series A units. The Company received a cash payment of less than $0.1 million in connection with this subscribed purchase.

During the fiscal year ended September 30, 2013 and pursuant to various Subscription Agreements with Holdings and certain members of management, those persons subscribed to purchase 190,908 Series A Units. The Company received cash payments of $0.2 million in connection with these subscribed purchases.

Notes to Consolidated Financial Statements
(currencies in millions)

13. Members’ Equity  – (continued)

There were no repurchases of unregistered Series A units during the fiscal year ended September 30, 2015. During the fiscal years ended September 30, 2014, and 2013, the Company repurchased 102,728 and 170,000 unregistered Series A units, respectively, in connection with the termination of employment for certain members of management, for $0.2 million and $0.2 million, respectively.

In accordance with the terms of Holdings’ amended and restated limited liability company agreement, the Company is required to make quarterly distributions to its members (or directly to a taxing authority on behalf of its members) in amounts equal to the estimated tax liability attributable to each member’s proportionate share of the Company’s taxable income. Such distributions are subject to the availability of funds, as determined by the Board of Directors. Holdings made tax distributions totaling $0.1 million during each of the fiscal years ended September 30, 2015, 2014 and 2013.

14. Income Taxes

Income taxes are recorded utilizing an asset and liability approach. This method gives consideration to the future tax consequences associated with the differences between the financial accounting basis and tax basis of the assets and liabilities, and the ultimate realization of any deferred tax asset resulting from such differences. The Company has not recorded deferred income taxes on the undistributed earnings of certain foreign subsidiaries. As of September 30, 2015, management intends to indefinitely reinvest such earnings, which amount to $16.6 million. Management estimates a net tax impact of $1.0 million if these earnings were repatriated.

As discussed in Note 1, Holdings is organized as a limited liability company and is taxed as a partnership for U.S. income tax purposes. As such, with the exception of a limited number of state and local jurisdictions, Holdings is not subject to U.S. income taxes. Accordingly, the members will report their share of Holdings’ taxable income on their respective U.S. federal tax returns. Holdings pays distributions to members to fund their tax obligations. The Company’s sole U.S. corporate subsidiary, Sub Holding, is subject to tax at the entity level in the U.S. The Company’s controlled foreign corporations are subject to tax at the entity level in their respective jurisdictions.

The details for provision for income taxes are as follows:

	Year Ended September 30, 2015	Year Ended September 30, 2014	Year Ended September 30, 2013
Current tax expense:
United States	$(1.7)	$3.3	$0.2
International	2.8	5.7	6.0
Total current tax expense	1.1	9.0	6.2
Deferred tax expense (benefit):
United States	2.2	(1.7)	0.1
International	0.6	—	(1.6)
Total deferred tax expense (benefit)	2.8	(1.7)	(1.5)
Total income tax expense	$3.9	$7.3	$4.7

Notes to Consolidated Financial Statements
(currencies in millions)

14. Income Taxes  – (continued)

Temporary differences that result in significant deferred tax assets and liabilities are as follows:

	September 30, 2015	September 30, 2014
Deferred Tax Assets
Foreign and state operating losses	$5.3	$2.2
Unrealized gains/losses	—	—
Fixed assets and intangibles	(0.1)	1.0
Compensation and other accruals	1.1	0.8
Other items	0.7	1.5
Valuation allowance	(3.6)	(2.5)
Total deferred tax assets	$3.4	$3.0
Deferred Tax Liabilities
Intangibles	$6.2	$4.6
Investment in Partnerships	87.1	83.5
Other items	0.4	1.9
Total deferred tax liabilities	$93.7	$90.0

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The U.S. and international components of income from operations before income taxes and a reconciliation of the statutory federal income tax with the provision for income taxes follows:

	Year Ended September 30, 2015	Year Ended September 30, 2014	Year Ended September 30, 2013
Income (loss) before income taxes
United States	$22.0	$(25.2)	$(13.0)
International	3.1	20.3	13.1
	$25.1	$(4.9)	$0.1
U.S. statutory rate	0.0%	0.0%	0.0%
Income taxes computed at U.S. statutory rate	$—	$—	$—
Income tax expense computed resulting from:
Federal income taxes	3.7	—	—
State income taxes	0.6	0.2	0.3
Net impact of foreign results	1.0	4.7	2.9
FIN 48 expense (benefit)	(0.7)	—	—
Non-U.S. withholding taxes	0.3	0.4	0.6
Stock basis adjustment	(3.0)	—	—
Permanent differences and other items	0.5	1.3	0.4
Impact of change in effective tax rate on deferred taxes	(0.2)	—	—
True-up to prior year taxes	0.6	1.0	0.6
Other	—	0.1	—
Valuation allowance	1.1	(0.4)	(0.1)
Income tax expense	$3.9	$7.3	$4.7

Notes to Consolidated Financial Statements
(currencies in millions)

14. Income Taxes  – (continued)

At September 30, 2015, the Company had foreign loss carryforwards of $24.7 million. In those countries in which net operating losses are subject to an expiration period, the Company’s loss carryforwards, if not utilized, will expire at various dates from 2016 through 2025. Based on historical performance, the Company believes that it is more likely than not that taxable income in future years will allow the Company to utilize the carryforwards that have not had a valuation allowance placed against them.

At September 30, 2015 and 2014, the valuation allowance was $3.6 million and $2.5 million, respectively. In assessing realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon management’s expectations at September 30, 2015, management believes it is not more likely than not that it will realize the majority of its deferred tax assets.

Uncertain Tax Positions

U.S. GAAP prescribes a recognition threshold and measurement attribute for the accounting and financial statement disclosure of tax positions taken or expected to be taken in a tax return. The evaluation of a tax position is a two-step process. The first step requires the Company to determine whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. The second step requires the Company to recognize in the financial statements each tax position that meets the more likely than not criteria, measured as the amount of benefit that has a greater than 50% likelihood of being realized. Differences between the amount of tax benefits taken or expected to be taken in the income tax returns and the amount of tax benefits recognized in the financial statements represent the Company’s unrecognized income tax benefits, which are recorded as a liability.

During fiscal year 2014, the Company completed its evaluation of income tax-related uncertainties associated with the CSD Acquisition, determined that the recognition threshold was met and recorded an initial reserve of $0.5 million associated with these uncertainties. The ultimate outcome of certain of these uncertainties was covered by indemnification provisions under the purchase agreement. Accordingly, the Company also recognized indemnification assets related to certain of these income tax-related uncertainties. The indemnification assets were initially included in Other current assets and Other noncurrent assets in the consolidated balance sheets, representing the reimbursement the Company reasonably expected to receive from funds held in escrow pursuant to the purchase agreement. In connection with the release of the funds placed in escrow in May 2015 (see Note 3), the Company wrote off the aggregate outstanding balance in these indemnification assets.

During fiscal year 2015, the Company completed its evaluation of income tax-related uncertainties associated with the Archway Acquisition, determined that the recognition threshold was met and recorded an initial reserve of $1.4 million associated with these uncertainties.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is shown below:

Balance at September 30, 2014	$0.4
Increases related to positions taken on items from prior years	1.2
Decreases related to positions taken on items from prior years	—
Increases related to positions taken in the current year	—
Lapse of statute of limitations	(0.7)
Settlement of uncertain tax positions with tax authorities	—
Balance at September 30, 2015	$0.9

Notes to Consolidated Financial Statements
(currencies in millions)

14. Income Taxes  – (continued)

The Company recognizes interest and penalties related to uncertain tax positions, if any, as a component of income tax expense in the consolidated statements of operations. There was an insignificant amount of interest and penalties recognized during the year ended September 30, 2015 and 2014. As of September 30, 2015 and 2014, the Company had $0.2 million and less than $0.1 million, respectively, of accrued interest and penalties associated with these uncertain tax positions.

The Company or one of its subsidiaries files income tax returns in various state and foreign jurisdictions. Within the U.S., the Company is subject to federal and state income tax examination by tax authorities for periods after March 2011. With respect to countries outside of the U.S., with certain exceptions, the Company’s foreign subsidiaries are subject to income tax audits for years after 2010.

15. Related Party Transactions

At the closing of the Ashland Distribution Acquisition, the Company entered into a management services agreement with TPG Capital, L.P. (together with its affiliates, including TPG Accolade, “TPG”) pursuant to which it provides the Company with ongoing management, advisory and consulting services. From inception of this agreement through December 31, 2013, TPG received a quarterly management fee equal to 2% of the Company’s “Adjusted EBITDA” (as defined in the agreement) for the previous quarter, subject to a minimum annual fee of $3.0 million. Effective January 1, 2014, the quarterly management fee to TPG is equal to 2% of the Company’s “Adjusted EBITDA” (as defined in the agreement) less $0.175 million, subject to a revised minimum annual amount of $2.825 million. During the fiscal years ended September 30, 2015, 2014 and 2013, the Company recorded management fees of $3.3 million, $3.3 million and $3.4 million, respectively. These fees are recorded in Selling, general and administrative expenses in the Company’s consolidated statements of operations.

The Company also pays TPG fees for consulting services in relation to the affairs of the Company, as well as reimbursements for out-of-pocket expenses incurred by it in connection with the consulting services. During the fiscal years ended September 30, 2015, 2014 and 2013, the Company recorded consulting fees (excluding reimbursements for out-of-pocket expenses) to TPG of $0.8 million, $1.4 million, and $1.5 million, respectively. These fees are recorded in Selling, general and administrative expenses in the Company’s consolidated statements of operations.

The Company currently participates in TPG’s leveraged procurement program. While the Company is no longer subject to a fee for participation in this program, the Company paid TPG a fee of $0.1 million, to participate in this program during fiscal year 2013. The fee was calculated in relation to TPG’s portfolio companies for various categories of services and products for the benefit of portfolio companies. Fees associated with this program were recorded in Selling, general and administrative expenses.

The Company may also pay TPG specified success fees in connection with advice it provides in relation to certain corporate transactions. During the first quarter of fiscal year 2013, the Company paid TPG a one-time aggregate transaction fee of $10.0 million in connection with the closing of the Beijing Plaschem Acquisition, which was recorded in Transaction related costs in the consolidated statements of operations during the period from November 4, 2010 (inception) to September 30, 2011. During fiscal year 2014 and in connection with the closing of the CSD Acquisition and the Archway Acquisition, the Company recorded and paid TPG one-time aggregate transaction fees of $2.0 million, and $2.5 million, respectively, which are included in Transaction related costs in the Company’s consolidated statements of operations for that period.

The Company’s sales to TPG related entities for the fiscal years ended September 30, 2015, 2014 and 2013 were $8.8 million, $17.5 million and $18.7 million respectively. There were no purchases from TPG related entities for those fiscal years. At September 30, 2015 and 2014, TPG entities owed the Company $0.3 million and $3.7 million, respectively, included in Accounts and notes receivable in the Company’s consolidated balance sheets.

Notes to Consolidated Financial Statements
(currencies in millions)

15. Related Party Transactions  – (continued)

Effective January 1, 2014, under the terms of a consulting services agreement, the Company agreed to pay an annual fee of $0.175 million to Steven B. Schwarzwaelder, a member of the Company’s Board of Directors, for strategic consulting services. The Company recorded fees of approximately $0.2 million and $0.1 million for the fiscal years ended September 30, 2015 and 2014, respectively, related to this agreement. These fees are recorded in Selling, general and administrative expenses in the Company’s consolidated statements of operations.

In connection with the CSD Acquisition, the Company assumed a truck and lease service agreement (“Ryder Truck Lease”) with Ryder. The Ryder Truck Lease covers the rental of 11 trucks and 5 trailers. The Company also briefly engaged a company affiliated with Ryder for logistics advisory services. In addition, in May 2015, the Company entered into the Ryder Lease, which covers approximately 200 tractors and will replace a significant portion of the Company’s older tractors. See Note 5. John Williford, a member of the Board of Directors, was the President, Global Supply Chain Solutions for Ryder System, Inc., a company affiliated with Ryder, from June 2008 until March 31, 2015. The Company recorded fees from Ryder and affiliated companies, inclusive of advisory services fees, reimbursements for licensing fees, fuel charges, mileage and certain maintenance and other obligations, of $0.7 million and $0.4 million for the fiscal years ended September 30, 2015 and 2014, respectively. These costs are recorded in Cost of sales and operating expenses in the Company’s consolidated statements of operations.

Certain former shareholders of Archway continue to be employed by Archway and are involved in the operations of the business acquired in the Archway Acquisition. In connection with the Archway Acquisition, the Company recorded a payable to former shareholders of Archway totaling $3.4 million related to certain tax refund receivables. Of this amount, $1.6 million and $1.4 million was paid during the fiscal years ended September 30, 2015 and 2014, respectively. Additionally, during the fourth quarter of fiscal year 2014, the Company paid $1.7 million to the former shareholders of Archway in connection with the completion of the final working capital adjustment for the Archway Acquisition. At September 30, 2015, the Company owed $0.3 million to the former shareholders, which is included in Related party payable in the Company’s consolidated balance sheets.

16. Segment and Geographic Data

The Company operates through three lines of business, or operating segments: Chemicals, Plastics and Environmental Services. On July 1, 2014, the Company sold its composites operations in North America, which are classified as discontinued operations in the Company’s consolidated financial statements for all periods presented. While the Company continued to occasionally distribute certain composites products in Asia post-sales of the Company’s North American composites operations, these sales were minimal and therefore they are no longer identified as a separate line of business. The lines of business market to different sets of customers operating in an array of industries, with various end markets and customer segments within those industries. For segment presentation and disclosure purposes, the Chemicals and Plastics lines of business constitute separate reportable segments while the Environmental Services line of business, which does not meet the materiality threshold for separate disclosure, and the historical composites products sales in Asia are combined in an “Other” segment.

Each line of business represents unique products and suppliers, focusing on specific end markets within its industry based on a variety of factors, including supplier or customer opportunities, expected growth and prevailing economic conditions. Across the Chemicals and Plastics lines of business there are numerous industry segments, end markets, and sub markets that the Company may choose to focus on. These end markets may change from year to year depending on the underlying market economics, supplier focus, expected profitability, and the Company’s strategic agenda.

The Chemicals, Plastics and Environmental Services lines of business compete with national, regional and local companies throughout North America. Additionally, the Chemicals and Plastics lines of business compete with other distribution companies in Asia. The Plastics line of business also competes with other

Notes to Consolidated Financial Statements
(currencies in millions)

16. Segment and Geographic Data  – (continued)

distribution companies in EMEA. Competition within each line of business is based primarily on the diversity of the product portfolio, service offerings, reliability of supply, technical support and price. The accounting policies used to account for transactions in each of the lines of business are the same as those used to account for transactions at the corporate level.

The Chemicals and Plastics lines of business are distribution businesses, while the Environmental Services line of business provides hazardous and non-hazardous waste collection, recovery, recycling and arrangement for disposal services. The operations acquired in the CSD Acquisition and the Archway Acquisition are included in the Company’s Chemicals line of business.

A brief description of each segment follows:

Chemicals.  The Chemicals line of business distributes specialty and industrial chemicals, additives and solvents to industrial users via rail cars, bulk tanker trucks and as packaged goods in trucks. The Company’s chemical products are distributed in more than 50 countries worldwide, primarily in North America and Asia. In connection with the distribution of chemicals products, the Company provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. While the Chemicals line of business serves multiple end markets, key end markets within the industrial space are CASE, HI&I, lubricants, personal care and oil and gas. Sales in the Chemicals line of business represented 49.5% of total sales for the fiscal year ended September 30, 2015 and 50.8% of total sales for the fiscal year ended September 30, 2014.

Plastics.  The Plastics line of business distributes a broad product line consisting of commodity polymer products and prime engineering resins to plastics processors engaged in blow molding, extrusion, injection molding and rotation molding via rail car, bulk truck, truckload boxes and less-than truckload quantities. The Company’s plastics products are distributed in more than 50 countries worldwide, primarily in North America, EMEA and Asia. The Plastics line of business serves a broad cross section of industrial segments with a current focus on the healthcare and automotive end markets. Sales in the Plastics line of business represented 47.5% of the total sales for the fiscal year ended September 30, 2015 and 46.6% of total sales for the fiscal year ended September 30, 2014.

Other.  The Environmental Services line of business, in connection with certain waste disposal service companies, provides customers with comprehensive hazardous and non-hazardous waste collection, recovery, recycling and arrangement for disposal services in North America, primarily in the U.S. These environmental services are offered through the Company’s network of distribution facilities which are used as transfer facilities. The Other segment also includes historical composites products sales in Asia. Sales in the Other segment represented 3.0% of total sales for the fiscal year ended September 30, 2015 and 2.6% of total sales for the fiscal year ended September 30, 2014.

The Chief Executive Officer is the Chief Operating Decision Maker (“CODM”). The CODM reviews net sales to unaffiliated customers and gross profit in order to make decisions, assess performance and allocate resources to each line of business. In order to maintain the focus on line of business performance, certain expenses are excluded from the line of business results utilized by the Company’s CODM in evaluating line of business performance. These expenses include depreciation and amortization, selling, general and administrative expense, corporate items such as transaction related costs, interest and income tax expense. These items are separately delineated to reconcile to reported net income. No single customer accounted for more than 10.0% of revenues for any line of business for each of the periods reported. Intersegment revenues were insignificant. In each of the past three fiscal years, polypropylene, a product offering in the Company’s Plastics line of business, was the only product that accounted for over 10.0% of the Company’s consolidated net revenue. Polypropylene accounted for 14.4%, 14.4% and 14.1% of total consolidated net revenue for the fiscal years ended September 30, 2015, 2014 and 2013, respectively. During the fiscal years ending September 30, 2015 and 2014, one single supplier accounted for 11.9% and 10.8%, respectively of the Company’s consolidated purchases. Although this supplier serves both the Plastics and Chemicals lines of

Notes to Consolidated Financial Statements
(currencies in millions)

16. Segment and Geographic Data  – (continued)

business, the supplier serves primarily the Plastics line of business. There was no single supplier representing greater than 10% of total purchases in 2013.

The Company aggregates total assets at the line of business level. The assets attributable to the Company’s lines of business, that are reviewed by the CODM, consist of trade accounts receivable, inventories, goodwill and any specific assets that are otherwise directly associated with a line of business. The Company’s inventory of packaging materials and containers are generally not allocated to a line of business and are included in unallocated assets.

Summarized financial information relating to the Company’s lines of business is as follows:

	Year Ended September 30, 2015	Year Ended September 30, 2014	Year Ended September 30, 2013
Sales and operating revenues
Chemicals	$1,956.1	$2,293.3	$2,022.8
Plastics	1,876.1	2,101.6	1,962.4
Other	116.9	119.6	116.2
Total sales and operating revenues	$3,949.1	$4,514.5	$4,101.4
Gross profit
Chemicals	$224.4	$212.7	$168.8
Plastics	155.1	159.4	161.1
Other	28.5	29.6	28.2
Total gross profit	408.0	401.7	358.1
Selling, general & administrative	329.5	335.8	294.6
Transaction related costs	0.1	12.6	7.4
Total operating income	78.4	53.3	56.1
Other income	11.4	5.4	1.7
Interest income (expense):
Interest income	0.1	0.4	0.5
Interest expense	(64.8)	(64.0)	(58.2)
Income (Loss) from continuing operations before income taxes	$25.1	$(4.9)	$0.1

	Balance at September 30, 2015	Balance at September 30, 2014
IDENTIFIABLE ASSETS
Chemicals	$696.9	$812.5
Plastics	530.2	616.4
Other	35.1	34.5
Total identifiable assets by segment	1,262.2	1,463.4
Unallocated assets(1)	455.8	442.7
Total assets	$1,718.0	$1,906.1

(1)	Includes minimal assets from discontinued operations for both periods ending September 30, 2015 and 2014. See Note 3.

Notes to Consolidated Financial Statements
(currencies in millions)

16. Segment and Geographic Data  – (continued)

Revenues by geographic location, based on the jurisdiction of the subsidiary entity receiving revenue credit for the sale, are presented below:

	Year Ended September 30, 2015	Year Ended September 30, 2014	Year Ended September 30, 2013
North America	$3,281.5	$3,610.3	$3,258.2
EMEA	486.3	616.3	577.1
Asia	181.3	287.9	266.1
Total	$3,949.1	$4,514.5	$4,101.4

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities

The following consolidating financial statements are presented pursuant to Rule 3 – 10 of Regulation S-X issued by the SEC. The consolidating financial statements reflect the Company’s financial position at September 30, 2015 and 2014; the results of operations, items of comprehensive income/loss and cash flows for the fiscal years ended September 30, 2015, 2014 and 2013.

As a result of the Ashland Distribution Acquisition, on March 31, 2011, the Issuers issued the Notes in an aggregate principal amount of $175.0 million. The Notes are fully and unconditionally guaranteed, jointly and severally, by Holdings and its wholly owned subsidiary, Sub Holding. The guarantees are subject to release under certain customary defeasance provisions. Solutions is also the primary borrower under the Credit Facilities, which are guaranteed by Holdings and Sub Holding. Holdings and Sub Holding are also co-borrowers on a joint and several basis with Solutions under the Credit Facilities. The Co-Issuer is a wholly owned finance subsidiary of Solutions, which jointly and severally issued the securities. The Co-issuer also is a guarantor under the Term Loan Facility. The Co-issuer (labeled “Finance” in the tables below) has no independent operations and no assets or liabilities for any of the periods presented herein.

There are no restrictions on the ability of Holdings’ subsidiaries, including the Issuers, to make investments in, or loans directly to, Holdings. The ability of Holdings’ subsidiaries, including the Issuers, to pay dividends to Holdings is restricted under the Company’s Credit Facilities, subject to certain customary exceptions. As an example, the restrictions under the Company’s Term Loan Facility include that dividends may be made to Holdings (i) in an aggregate amount not to exceed the greater of $40.0 million and 3.25% of total assets, as defined, plus the amount of excluded contributions, as defined, received by Holdings prior to such payment; (ii) if the consolidated net leverage ratio, as defined, would be less than or equal to 3.0 to 1.0 after giving effect to such payment; and (iii) out of the available amount, as defined, if the consolidated net leverage ratio, as defined, would be less than or equal to 4.5 to 1.0 after giving effect to such payment. Payment of dividends described in the foregoing clauses (i), (ii) and (iii) (other than with excluded contributions, as defined) are prohibited if at the time of, or after giving effect to, the dividend, a default, as defined, would exist under the credit agreement for the Term Loan Facility.

Prior to December 1, 2013, Sub Holding had no independent operations and minimal assets. Consequently, separate financial information of Sub Holding was not previously presented. Effective December 1, 2013, Sub Holding acquired 100% of CSD’s outstanding shares. Following the CSD Acquisition, CSD and each of its subsidiaries were converted to limited liability companies (the “CSD Conversion”). Following the CSD Conversion, Sub Holding assigned $23.0 million of its long-term debt to Solutions and contributed its ownership interest in CSD to Solutions in exchange for a participating preferred interest in Solutions (the “CSD Contribution”). The preferred interest participates with common interests as the equivalent of a 2% common interest, and also has a preference with respect to income and distributions from Solutions that provides an annual return equal to 8% on the value of the preferred interest at the time of the CSD Contribution. Following the CSD Contribution, CSD and its subsidiaries became wholly owned subsidiaries of Solutions and guarantors of the Notes.

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Following the Archway Acquisition, Archway was converted to a limited liability company (the “Archway Conversion”). Following the Archway Conversion, Sub Holding assigned $36.0 million of its long-term debt to Solutions and contributed its ownership interest in Archway to Solutions in exchange for a participating preferred interest in Solutions (the “Archway Contribution”). The preferred interest participates with common interests as the equivalent of a 2% common interest, and also has a preference with respect to income and distributions from Solutions that provides an annual return equal to 8% on the value of the preferred interest at the time of the Archway Contribution. Following the Archway Contribution, Archway became a wholly owned subsidiary of Solutions and guarantor of the Notes.

The remaining subsidiaries (“Non-Guarantor Subsidiaries”) at September 30, 2015 are not guarantors of the Notes.

The consolidating financial statements for the Company are as follows:

Condensed Consolidating Balance Sheets at September 30, 2015

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$0.2	$—	$0.3	$73.1	$54.1	$—	$127.7
Accounts and notes receivable, net	—	—	—	373.1	135.6	—	508.7
Inventories	—	—	—	229.7	95.4	—	325.1
Intercompany advances	—	—	—	0.6	—	(0.6)	—
Deferred income taxes	—	—	—	0.1	0.9	—	1.0
Other current assets	—	—	—	10.2	10.8	—	21.0
Total current assets	0.2	—	0.3	686.8	296.8	(0.6)	983.5
Property, plant and equipment, net	—	—	—	219.9	11.3	—	231.2
Goodwill and other intangibles, net	—	—	—	385.7	99.4	—	485.1
Deferred income taxes	—	—	—	—	0.3	—	0.3
Other non-current assets	—	—	0.1	17.5	0.3	—	17.9
Intercompany advances	—	—	—	101.3	—	(101.3)	—
Investment in subsidiaries	404.5	—	241.0	161.5	—	(807.0)	—
Total assets	$404.7	$—	$241.4	$1,572.7	$408.1	$(908.9)	$1,718.0
Liabilities & Members’ Equity
Current Liabilities
Short-term borrowings and current portion of long-term debt and capital lease obligations	$0.4	$—	$0.3	$36.8	$34.9	$—	$72.4
Intercompany advances	0.4	—	0.2	—	—	(0.6)	—
Accounts payable, accrued expenses and other liabilities	0.1	—	0.9	286.9	105.0	—	392.9
Deferred income taxes	—	—	—	—	0.1	—	0.1
Total current liabilities	0.9	—	1.4	323.7	140.0	(0.6)	465.4
Long-term debt and capital lease obligations, less current portion, net	118.8	—	31.9	712.8	—	—	863.5
Deferred income taxes	—	—	87.1	0.3	4.1	—	91.5
Other non-current liabilities	—	—	—	11.4	1.2	—	12.6
Intercompany advances	—	—	—	—	101.3	(101.3)	—
Total liabilities	119.7	—	120.4	1,048.2	246.6	(101.9)	1,433.0
Members’ Equity
Total members’ equity	285.0	—	121.0	524.5	161.5	(807.0)	285.0
Total liabilities and members’ equity	$404.7	$—	$241.4	$1,572.7	$408.1	$(908.9)	$1,718.0

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Balance Sheets at September 30, 2014

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$0.9	$—	$—	$40.1	$47.2	$—	$88.2
Accounts and notes receivable, net	—	—	—	458.8	177.8	—	636.6
Inventories	—	—	—	266.6	123.3	—	389.9
Intercompany advances	—	—	1.6	0.6	—	(2.2)	—
Deferred income taxes	—	—	—	—	1.6	—	1.6
Other current assets	—	—	0.1	14.0	17.8	—	31.9
Total current assets	0.9	—	1.7	780.1	367.7	(2.2)	1,148.2
Property, plant and equipment, net	—	—	—	211.1	12.9	—	224.0
Goodwill and other intangibles, net	—	—	—	398.5	108.4	—	506.9
Deferred income taxes	—	—	—	—	0.4	—	0.4
Other non-current assets	—	—	0.4	25.9	0.3	—	26.6
Intercompany advances	—	—	—	97.9	—	(97.9)	—
Investment in subsidiaries	437.3	—	242.0	183.8	—	(863.1)	—
Total assets	$438.2	$—	$244.1	$1,697.3	$489.7	$(963.2)	$1,906.1
Liabilities & Members’ Equity
Current Liabilities
Short-term borrowings and current portion of long-term debt and capital lease obligations	$0.4	$—	$0.3	$6.1	$47.6	$—	$54.4
Intercompany advances	0.4	—	0.1	1.7	—	(2.2)	—
Accounts payable, accrued expenses and other liabilities	0.1	—	4.6	362.5	141.8	—	509.0
Deferred income taxes	—	—	4.1	—	—	—	4.1
Total current liabilities	0.9	—	9.1	370.3	189.4	(2.2)	567.5
Long-term debt and capital lease obligations, less current portion, net	115.8	—	42.5	751.1	9.0	—	918.4
Deferred income taxes	—	—	80.9	0.2	3.8	—	84.9
Other non-current liabilities	—	—	—	7.7	2.8	—	10.5
Intercompany advances	—	—	0.3	—	97.6	(97.9)	—
Total liabilities	116.7	—	132.8	1,129.3	302.6	(100.1)	1,581.3
Redeemable noncontrolling interest	—	—	—	—	3.3	—	3.3
Members’ Equity
Total members’ equity	321.5	—	111.3	568.0	183.8	(863.1)	321.5
Total liabilities and members’ equity	$438.2	$—	$244.1	$1,697.3	$489.7	$(963.2)	$1,906.1

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Operations
For the Year Ended September 30, 2015

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Sales and operating revenues	$—	$—	$—	$3,029.0	$920.1	$—	$3,949.1
Cost of sales and operating expenses	—	—	—	2,690.6	850.5	—	3,541.1
Gross profit	—	—	—	338.4	69.6	—	408.0
Selling, general and administrative expenses and transaction related costs	—	—	0.3	268.5	60.8	—	329.6
Operating income (loss)	—	—	(0.3)	69.9	8.8	—	78.4
Other income (expense):
Interest expense, net	(3.6)	—	(1.5)	(53.2)	(6.4)	—	(64.7)
Equity in earnings of subsidiaries	24.0	—	3.9	(0.5)	—	(27.4)	—
Other income	—	—	8.2	2.4	0.8	—	11.4
Income from continuing operations before income taxes	20.4	—	10.3	18.6	3.2	(27.4)	25.1
Income tax expense (benefit)	—	—	0.8	(0.4)	3.5	—	3.9
Net income (loss) from continuing operations	20.4	—	9.5	19.0	(0.3)	(27.4)	21.2
Net loss from discontinued operations, net of tax	—	—	—	(0.6)	(0.2)	—	(0.8)
Net income (loss)	20.4	—	9.5	18.4	(0.5)	(27.4)	20.4
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
Net income (loss) attributable to Nexeo Solutions Holdings, LLC and subsidiaries	$20.4	$—	$9.5	$18.4	$(0.5)	$(27.4)	$20.4

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Operations
For the Year Ended September 30, 2014

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Sales and operating revenues	$—	$—	$—	$3,313.7	$1,200.8	$—	$4,514.5
Cost of sales and operating expenses	—	—	—	2,999.4	1,113.4	—	4,112.8
Gross profit	—	—	—	314.3	87.4	—	401.7
Selling, general and administrative expenses and transaction related costs	—	—	6.7	282.1	59.6	—	348.4
Operating income	—	—	(6.7)	32.2	27.8	—	53.3
Other income (expense):
Interest expense, net	(2.5)	—	(1.2)	(51.4)	(8.5)	—	(63.6)
Equity in earnings of subsidiaries	8.7	—	7.7	17.8	—	(34.2)	—
Other income	—	—	—	4.4	1.0	—	5.4
Income (loss) from continuing operations before income taxes	6.2	—	(0.2)	3.0	20.3	(34.2)	(4.9)
Income tax expense	—	—	1.3	0.4	5.6	—	7.3
Net income (loss) from continuing operations	6.2	—	(1.5)	2.6	14.7	(34.2)	(12.2)
Net income from discontinued operations, net of tax	—	—	—	15.3	3.1	—	18.4
Net income (loss)	6.2	—	(1.5)	17.9	17.8	(34.2)	6.2
Net income attributable to noncontrolling interest	(1.3)	—	—	(1.3)	(1.3)	2.6	(1.3)
Net income (loss) attributable to Nexeo Solutions Holdings, LLC and subsidiaries	$4.9	$—	$(1.5)	$16.6	$16.5	$(31.6)	$4.9

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Operations
for the Year Ended September 30, 2013

	Holdings	Finance	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Sales and operating revenues	$—	$—	$2,976.6	$1,124.8	$—	$4,101.4
Cost of sales and operating expenses	—	—	2,696.9	1,046.4	—	3,743.3
Gross profit	—	—	279.7	78.4	—	358.1
Selling, general and administrative expenses and transaction related costs	—	—	245.0	57.0	—	302.0
Operating income	—	—	34.7	21.4	—	56.1
Other income (expense):
Interest expense, net	—	—	(48.5)	(9.2)	—	(57.7)
Equity in earnings of subsidiaries	9.1	—	10.9	—	(20.0)	—
Other income	—	—	1.0	0.7	—	1.7
Income (loss) from continuing operations before income taxes	9.1	—	(1.9)	12.9	(20.0)	0.1
Income tax expense	—	—	0.5	4.2	—	4.7
Net income (loss) from continuing operations	9.1	—	(2.4)	8.7	(20.0)	(4.6)
Net income from discontinued operations, net of tax	—	—	11.5	2.2	—	13.7
Net income	9.1	—	9.1	10.9	(20.0)	9.1
Net income attributable to noncontrolling interest	(1.7)	—	(1.7)	(1.7)	3.4	(1.7)
Net income (loss) attributable to Nexeo Solutions Holdings, LLC and subsidiaries	$7.4	$—	$7.4	$9.2	$(16.6)	$7.4

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Comprehensive Income (Loss)
For the Year Ended September 30, 2015

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net income (loss)	$20.4	$—	$9.5	$18.4	$(0.5)	$(27.4)	$20.4
Unrealized foreign currency translation loss, net of tax	(27.2)	—	—	(27.2)	(25.2)	52.4	(27.2)
Unrealized gain on interest rate hedges, net of tax	0.2	—	—	0.2	—	(0.2)	0.2
Other comprehensive loss, net of tax	(27.0)	—	—	(27.0)	(25.2)	52.2	(27.0)
Total comprehensive income (loss), net of tax	(6.6)	—	9.5	(8.6)	(25.7)	24.8	(6.6)
Comprehensive loss attributable to noncontrolling interest, net of tax	0.1	—	—	0.1	0.1	(0.2)	0.1
Total comprehensive income (loss) attributable to Nexeo Solutions Holdings, LLC and subsidiaries, net of tax	$(6.5)	$—	$9.5	$(8.5)	$(25.6)	$24.6	$(6.5)

Condensed Consolidating Statements of Comprehensive Income (Loss)
For the Year Ended September 30, 2014

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net income (loss)	$6.2	$—	$(1.5)	$17.9	$17.8	$(34.2)	$6.2
Unrealized foreign currency translation loss, net of tax	(11.1)	—	—	(10.8)	(10.1)	20.9	(11.1)
Unrealized gain on interest rate hedges, net of tax	0.4	—	—	0.4	—	(0.4)	0.4
Other comprehensive loss, net of tax	(10.7)	—	—	(10.4)	(10.1)	20.5	(10.7)
Total comprehensive income (loss), net of tax	(4.5)	—	(1.5)	7.5	7.7	(13.7)	(4.5)
Comprehensive income attributable to noncontrolling interest, net of tax	(1.0)	—	—	(1.0)	(1.0)	2.0	(1.0)
Total comprehensive income (loss) attributable to Nexeo Solutions Holdings, LLC and subsidiaries, net of tax	$(5.5)	$—	$(1.5)	$6.5	$6.7	$(11.7)	$(5.5)

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Comprehensive Income (Loss)
For the Year Ended September 30, 2013

	Holdings	Finance	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net income	$9.1	$—	$9.1	$10.9	$(20.0)	$9.1
Unrealized foreign currency translation gain, net of tax	1.7	—	1.6	3.8	(5.4)	1.7
Unrealized gain on interest rate hedges, net of tax	0.8	—	0.8	—	(0.8)	0.8
Other comprehensive income, net of tax	2.5	—	2.4	3.8	(6.2)	2.5
Total comprehensive income, net of tax	11.6	—	11.5	14.7	(26.2)	11.6
Comprehensive income attributable to noncontrolling interest, net of tax	(2.0)	—	(2.0)	(2.0)	4.0	(2.0)
Total comprehensive income attributable to Nexeo Solutions Holdings, LLC and subsidiaries, net of tax	$9.6	$—	$9.5	$12.7	$(22.2)	$9.6

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Cash Flows
For the Year Ended September 30, 2015

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operations
Net cash provided by (used in) operating activities from continuing operations	$(3.6)	$—	$9.2	$124.1	$30.0	$(5.0)	$154.7
Net cash provided by (used in) operating activities from discontinued operations	—	—	—	(0.4)	(0.2)	—	(0.6)
Net cash provided by (used in) operating activities	(3.6)	—	9.2	123.7	29.8	(5.0)	154.1
Cash Flows From Investing Activities
Additions to property and equipment	—	—	—	(33.9)	(1.7)	—	(35.6)
Proceeds from the disposal of property and equipment	—	—	—	4.0	0.1	—	4.1
Investment in subsidiaries	(0.1)	—	—	(34.3)	—	34.4	—
Net cash used in investing activities from continuing operations	(0.1)	—	—	(64.2)	(1.6)	34.4	(31.5)
Net cash provided by investing activities from discontinued operations	—	—	—	—	—	—	—
Net cash provided by (used in) investing activities	(0.1)	—	—	(64.2)	(1.6)	34.4	(31.5)
Cash Flows From Financing Activities
Tax distributions associated with membership interests	—	—	—	(0.1)	—	—	(0.1)
Purchase of additional noncontrolling equity interest in Nexeo Plaschem	—	—	—	—	(34.3)	—	(34.3)
Proceeds from short-term debt	—	—	—	—	39.6	—	39.6
Repayments of short-term debt	—	—	—	—	(51.7)	—	(51.7)
Investment from parent	—	—	0.1	—	34.3	(34.4)	—
Preferred interest payment	—	—	—	(5.0)	—	5.0	—
Transfers to/from affiliates	—	—	1.7	(0.5)	(1.2)	—	—
Proceeds from issuance of long-term debt	3.5	—	2.1	401.7	88.5	—	495.8
Repayment of long-term debt	(0.5)	—	(12.8)	(422.6)	(95.2)	—	(531.1)
Net cash provided by (used in) financing activities	3.0	—	(8.9)	(26.5)	(20.0)	(29.4)	(81.8)
Effect of exchange rate changes on cash	—	—	—	—	(1.3)	—	(1.3)
Increase (Decrease) in Cash	(0.7)	—	0.3	33.0	6.9	—	39.5
Beginning Cash Balance	0.9	—	—	40.1	47.2	—	88.2
Ending Cash Balance	$0.2	$—	$0.3	$73.1	$54.1	$—	$127.7

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Cash Flows
For the Year Ended September 30, 2014

	Holdings	Finance	Sub Holding	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operations
Net cash provided by (used in) operating activities from continuing operations	$(2.3)	$—	$(7.7)	$51.4	$9.4	$—	$50.8
Net cash provided by (used in) operating activities from discontinued operations	—	—	—	7.3	(0.6)	—	6.7
Net cash provided by (used in) operating activities	(2.3)	—	(7.7)	58.7	8.8	—	57.5
Cash Flows From Investing Activities
Additions to property and equipment	—	—	—	(49.2)	(0.7)	—	(49.9)
Proceeds from the disposal of property and equipment	—	—	—	0.9	0.1	—	1.0
Insurance proceeds related to property and equipment	—	—	—	4.0	—	—	4.0
Acquisitions	—	—	(205.1)	(20.0)	—	—	(225.1)
Investment in subsidiaries	(112.7)	—	—	(100.4)	—	213.1	—
Net cash used in investing activities from continuing operations	(112.7)	—	(205.1)	(164.7)	(0.6)	213.1	(270.0)
Net cash provided by investing activities from discontinued operations	—	—	—	51.7	8.4	—	60.1
Net cash provided by (used in) investing activities	(112.7)	—	(205.1)	(113.0)	7.8	213.1	(209.9)
Cash Flows From Financing Activities
Repurchases of membership units	(0.3)	—	—	—	—	—	(0.3)
Tax distributions associated with membership interests	(0.1)	—	—	—	—	—	(0.1)
Purchase of additional noncontrolling equity interest in Nexeo Plaschem	—	—	—	—	(92.2)	—	(92.2)
Proceeds from short-term debt	—	—	—	—	98.1	—	98.1
Repayments of short-term debt	—	—	—	—	(102.1)	—	(102.1)
Investment from parent	—	—	112.7	—	100.4	(213.1)	—
Transfers to/from affiliates	0.1	—	(1.7)	31.3	(29.7)	—	—
Proceeds from issuance of long-term debt	167.5	—	129.5	813.9	206.4	—	1,317.3
Repayment of long-term debt	(51.3)	—	(27.7)	(776.6)	(196.8)	—	(1,052.4)
Payments of debt issuance costs	—	—	—	(1.8)	—	—	(1.8)
Net cash provided by (used in) financing activities	115.9	—	212.8	66.8	(15.9)	(213.1)	166.5
Effect of exchange rate changes on cash	—	—	—	—	(0.5)	—	(0.5)
Increase (Decrease) in Cash	0.9	—	—	12.5	0.2	—	13.6
Beginning Cash Balance	—	—	—	27.6	47.0	—	74.6
Ending Cash Balance	$0.9	$—	$—	$40.1	$47.2	$—	$88.2

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Supplemental disclosure of non-cash activities:

During the first quarter of fiscal year 2014, Sub Holding assigned $23.0 million of its long-term debt to Solutions and contributed its ownership interest in CSD to Solutions in exchange for a participating preferred interest. Accordingly, CSD and its subsidiaries became wholly owned subsidiaries of Solutions.

During the third quarter of fiscal year 2014, Sub Holding assigned $36.0 million of its long-term debt to Solutions and contributed its ownership interest in Archway to Solutions in exchange for a participating preferred interest. Accordingly, Archway became a wholly owned subsidiary of Solutions.

There was no impact to the non-guarantor subsidiaries from the above non-cash transactions.

Notes to Consolidated Financial Statements
(currencies in millions)

17. Financial Statements of Guarantors and Issuers of Guaranteed Securities  – (continued)

Condensed Consolidating Statements of Cash Flows
For the Year Ended September 30, 2013

	Holdings	Finance	Solutions	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operations
Net cash provided by (used in) operating activities from continuing operations	$0.1	$—	$(23.0)	$(28.8)	$—	$(51.7)
Net cash provided by operating activities from discontinued operations	—	—	13.7	2.1	—	15.8
Net cash provided by (used in) operating activities	0.1	—	(9.3)	(26.7)	—	(35.9)
Cash Flows From Investing Activities
Additions to property and equipment	—	—	(36.4)	(1.7)	—	(38.1)
Proceeds from the disposal of property and equipment	—	—	1.0	1.6	—	2.6
Acquisitions	—	—	—	(57.9)	—	(57.9)
Investment in subsidiaries	—	—	(3.0)	—	3.0	—
Net cash used in investing activities from continuing operations	—	—	(38.4)	(58.0)	3.0	(93.4)
Net cash used in investing activities from discontinued operations	—	—	(0.5)	—	—	(0.5)
Net cash used in investing activities	—	—	(38.9)	(58.0)	3.0	(93.9)
Cash Flows From Financing Activities
Proceeds from sale of membership units	0.4	—	—	—	—	0.4
Repurchase of membership units	(0.3)	—	—	—	—	(0.3)
Tax distributions associated with membership units	(0.1)	—	—	—	—	(0.1)
Payments on short-term obligations associated with the Beijing Plaschem Acquisition	—	—	—	(26.9)	—	(26.9)
Proceeds from short-term debt	—	—	—	65.6	—	65.6
Repayments of short-term debt	—	—	—	(14.2)	—	(14.2)
Investment from parent	—	—	—	3.0	(3.0)	—
Transfer to/from affiliates	(0.2)	—	(7.6)	7.8	—	—
Proceeds from the issuance of long-term debt	—	—	731.6	171.5	—	903.1
Repayment of long-term debt	—	—	(655.3)	(193.1)	—	(848.4)
Payments of debt issuance costs	—	—	(8.0)	—	—	(8.0)
Net cash provided by (used in) financing activities	(0.2)	—	60.7	13.7	(3.0)	71.2
Effect of exchange rate changes on cash	—	—	—	(2.1)	—	(2.1)
Increase (Decrease) in Cash	(0.1)	—	12.5	(73.1)	—	(60.7)
Beginning Cash Balance	0.1	—	15.1	120.1	—	135.3
Ending Cash Balance	$—	$—	$27.6	$47.0	$—	$74.6

18. Subsequent Events

Ryder Lease

As of November 20, 2015, the Company had taken delivery of 54 additional tractors under the Ryder Lease. Upon receipt of these tractors, $7.1 million of equipment cost and corresponding capital lease obligations were recorded in the consolidated financial statements. Additionally, as of the same date, the Company had sold 43 of its old tractors for proceeds of $0.9 million and had recognized a gain of $0.9 million.

Notes to Consolidated Financial Statements
(currencies in millions)

18. Subsequent Events  – (continued)

ABL Facility

At September 30, 2015, the Company had $85.5 million in borrowings outstanding under the ABL Facility. As of November 30, 2015, the Company had repaid this balance in full.

Restricted Equity Plan

On December 1, 2015, the Board of Directors approved a modification of certain vesting provisions related to the Series B Performance-Based Units. See Note 11.

Nexeo Solutions Holdings, LLC and Subsidiaries

Schedule II — Valuation and Qualifying Accounts

(in millions)	Balance Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts		Deductions		Balance End of Period
Year Ended September 30, 2015
Allowance for doubtful accounts	$6.3	$0.6	$—		$(3.1	)(1)	$3.8
Reserve for sales returns and allowances	2.0	—	(0.4	)(2)	—		1.6
Year Ended September 30, 2014
Allowance for doubtful accounts	$3.7	$4.2	$—		$(1.6	)(1)	$6.3
Reserve for sales returns and allowances	1.9	—	0.1	(2)	—		2.0
Year Ended September 30, 2013
Allowance for doubtful accounts	$3.3	$1.7	—		(1.3	)(1)	$3.7
Reserve for sales returns and allowances	1.9	—	—		—		1.9

(1)	Accounts written off during the year, net of recoveries and foreign exchange impact.
(2)	Amounts represent estimates for expected sales returns.

Annex A

AGREEMENT AND PLAN OF MERGER

among

WL ROSS HOLDING CORP.,

NEON HOLDING COMPANY LLC,

NEON ACQUISITION COMPANY LLC,

NEXEO SOLUTIONS HOLDINGS, LLC,

TPG ACCOLADE DELAWARE, L.P.

and

NEXEO HOLDCO, LLC

Dated as of March 21, 2016

EXHIBITS:

Exhibit A	Form of Tax Receivable Agreement
Exhibit B	Form of Amended and Restated Parent Certificate of Incorporation
Exhibit C	Form of Amended and Restated Parent Bylaws

COMPANY DISCLOSURE SCHEDULE:

Schedule A	Knowledge Group
Schedule B	Pre-Closing Transactions
Schedule C	Illustrative Working Capital
Schedule 1.5(a)	Officers and Directors of Parent
Schedule 2.7(a)(ii)	Resignations of Officer and Directors
Schedule 2.7(a)(iv)	Encumbrances
Schedule 3.1(a)	Organization, Standing and Power
Schedule 3.1(b)	Capital Structure
Schedule 3.1(c)	Authority; No Violations; Consent and Approvals
Schedule 3.1(d)	SEC Documents
Schedule 3.1(e)	Information Supplied
Schedule 3.1(f)	Absence of Certain Changes or Events
Schedule 3.1(g)	No Undisclosed Material Liabilities
Schedule 3.1(h)	No Default
Schedule 3.1(i)	Compliance with Applicable Laws
Schedule 3.1(j)	International Trade Matters
Schedule 3.1(k)	Anti-Corruption Matters
Schedule 3.1(l)	Litigation
Schedule 3.1(m)	Taxes
Schedule 3.1(n)	Compensation; Benefits
Schedule 3.1(o)	Labor Matters
Schedule 3.1(p)	Intellectual Property
Schedule 3.1(q)	Properties
Schedule 3.1(r)	Environmental Matters
Schedule 3.1(s)	Insurance
Schedule 3.1(t)	Brokers
Schedule 3.1(u)	Certain Contracts and Arrangements
Schedule 3.2(a)	Organization, Standing and Power (Blocker)
Schedule 3.2(b)	Capital Structure (Blocker)
Schedule 3.2(c)	Authority; No Violations; Consent and Approvals (Blocker)
Schedule 3.2(d)	Holding Company Status (Blocker)
Schedule 3.2(e)	Taxes (Blocker)
Schedule 3.2(f)	Brokers (Blocker)
Schedule 3.2(g)	Litigation (Blocker)
Schedule 3.2(h)	Compliance with Laws (Blocker)
Schedule 3.3(a)	Organization, Standing and Power (Plaschem)
Schedule 3.3(b)	Capital Structure (Plaschem)
Schedule 3.3(c)	Authority; No Violations; Consent and Approvals (Plaschem)
Schedule 3.3(d)	Financial Statements (Plaschem)
Schedule 3.3(e)	Absence of Certain Changes or Events (Plaschem)
Schedule 3.3(f)	No Undisclosed Material Liabilities (Plaschem)
Schedule 3.3(g)	No Default (Plaschem)
Schedule 3.3(h)	Compliance with Applicable Laws (Plaschem)
Schedule 3.3(i)	International Trade Matters (Plaschem)
Schedule 3.3(j)	Anti-Corruption Matters (Plaschem)
Schedule 3.3(k)	Litigation (Plaschem)
Schedule 3.3(l)	Taxes (Plaschem)

Schedule 3.3(m)	Compensation; Benefits (Plaschem)
Schedule 3.3(n)	Labor Matters (Plaschem)
Schedule 3.3(o)	Intellectual Property (Plaschem)
Schedule 3.3(p)	Properties (Plaschem)
Schedule 3.3(q)	Environmental Matters (Plaschem)
Schedule 3.3(r)	Insurance (Plaschem)
Schedule 3.3(s)	Brokers (Plaschem)
Schedule 4.1	Conduct of Business by Company Pending the Mergers
Schedule 4.2	Conduct of Business by Blocker Pending the Mergers
Schedule 5.13	Termination of Certain Agreements
Schedule 9.1(a)	Accounting Procedure Schedule

PARENT DISCLOSURE SCHEDULE:

Schedule A	Knowledge Group
Schedule 3.4(a)	Organization, Standing and Power
Schedule 3.4(b)	Capital Structure
Schedule 3.4(c)	Authority; No Violations; Consent and Approvals
Schedule 3.4(d)	SEC Documents
Schedule 3.4(e)	Information Supplied
Schedule 3.4(f)	Absence of Certain Changes or Events
Schedule 3.4(g)	No Indebtedness
Schedule 3.4(h)	No Default
Schedule 3.4(i)	Compliance with Applicable Laws
Schedule 3.4(j)	Litigation
Schedule 3.4(k)	Certain Contracts and Arrangements
Schedule 3.4(l)	Financing
Schedule 3.4(m)	Warrant Exchange
Schedule 3.4(n)	Solvency
Schedule 3.4(o)	Board Approval; Vote Required
Schedule 3.4(p)	Listing
Schedule 3.4(q)	Trust Account
Schedule 4.3	Conduct of Business by Parent Pending the Merger
Schedule 5.10(c)	Equity Financing
Schedule 5.13	Termination of Certain Agreements

INDEX OF DEFINED TERMS

Definition	Section
280G Waiver	5.16(a)
Acquisition Proposal	4.4(a)
Adjustment Schedule	2.6(a)
Affiliate	3.1(a)
Agreement	Preamble
Aggregate Purchase Price	9.1
Ancillary Agreements	9.1
Anti-Corruption Laws	9.1
Antitrust Approvals	5.4(b)
Antitrust Authority	5.4(b)
Antitrust Laws	5.4(b)
Asserted Liability	7.5
Available Cash	9.1
Available Financing Proceeds	9.1
Blocker	Preamble
Blocker Certificate of Formation	3.2(a)
Blocker Certificate of Merger	1.1
Blocker GP	Recitals
Blocker Merger	Recitals
Blocker Merger Consideration Portion	2.2(b)
Blocker Merger Effective Time	1.1
Blocker Merger Sub	Preamble
Blocker Owned Company Units	3.2(b)
Blocker Parent	Recitals
Blocker Partnership Agreement	3.2(a)
Blocker Partnership Interests	3.2(b)
Business Combination	4.4(b)
Business Day	1.2(b)
Cash	9.1
Cash Consideration	2.3(a)
Certificates of Merger	1.1
Charter Amendment Proposals	5.1(a)
Claim Notice	9.1
Closing	1.2
Closing Aggregate Purchase Price	2.4(a)(i)
Closing Cash Balance	9.1
Closing Date	1.2
Closing Indebtedness Amount	9.1
COBRA	3.1(n)(vii)
Code	9.1
Company	Preamble
Company Certificate of Formation	3.1(a)
Company Certificate of Merger	1.1
Company Contracts	3.1(u)
Company Disclosure Schedule	3.1
Company Intellectual Property	3.1(p)
Company LLC Agreement	3.1(a)
Company Material Adverse Effect	3.1(a)
Company Membership Interests	3.1(b)
Company Merger	Recitals

Definition	Section
Company Merger Consideration Portion	2.1(b)(i)
Company Merger Effective Time	1.1
Company Merger Sub	Preamble
Company Notes	9.1
Company Permits	3.1(i)
Company SEC Documents	3.1(d)(i)
Company Selling Equityholder	9.1
Company Series A Unit	9.1
Company Series B Unit	9.1
Company Sponsor	3.1(c)(i)
Company Systems	9.1
Company Transaction Expenses	9.1
Company Units	9.1
Confidentiality Agreement	5.2
Consideration Schedule	2.4(a)(i)
Credit Agreements	9.1
Current Income Tax Liabilities	9.1
Debt Commitment Letter	3.4(l)
Debt Financing	3.4(l)
Debt Offer	5.14(a)
Debt Offer Documents	5.14(a)
Debt Payoff Amount	2.5(a)
Deferred Underwriting Fees	9.1
Divestiture Action	5.4(b)
DLLCA	1.1
DRULPA	1.1
Early Payment Target Price	2.9(c)
Early Trigger Date	2.9(c)
Early Trigger Offering	2.9(c)(ii)
Early Trigger Offering Proceeds	2.9(c)(ii)
Election Notice	2.8(b)
Employee Benefit Plan	3.1(n)(i)
Encumbrances	3.1(b)
Environmental Laws	3.1(r)(i)(A)
Equity Financing	5.10(c)
Equity Financing Documents	5.10(c)
ERISA	3.1(n)(i)
Exchange Act	3.1(c)(iii)
Ex-Im Laws	9.1
Excess Amount	2.6(c)
Excess Equity Funding	9.1
Excess Shares	2.3(b)
Excess Working Capital	9.1
Extension Proposal	5.1(a)
Federal Securities Laws	5.1(a)
Final Aggregate Purchase Price	2.6(a)
Financing	5.10(d)
Financing Sources	9.1
Fixed Payment Amount	2.9(c)(i)
Founder Share Consideration	2.3(a)
Founder Shares	9.1
GAAP	3.1(d)(ii)

Definition	Section
Governmental Entity	3.1(c)(ii)
Hazardous Materials	3.1(r)(i)(B)
HSR Act	9.1
Improvements	3.1(q)(i)
Indebtedness	9.1
Indemnified Liabilities	5.5(a)
Indemnified Persons	5.5(a)
Indenture	9.1
Independent Accountant	2.6(a)
Intellectual Property	9.1
IP Agreement	9.1
Key Employees	9.1
knowledge	3.1(h)(i)
Leased Real Property	3.1(q)(i)
Leases	9.1
Losses	9.1
LTIP Proposal	5.1(a)
Marketing Period	9.1
Maximum Working Capital Target	9.1
Merger Consideration	2.3(a)
Merger Proposal	5.1(a)
Mergers	Recitals
Minimum Working Capital Target	9.1
Nasdaq	5.11
Nasdaq Proposal	5.1(a)
Net Parent Stockholder Redemptions	9.1
New Holdco	Preamble
Non-Recourse Party	9.12
Notice Period	7.5(b)
Objection Statement	2.6(a)
Obligations	9.1
OFAC	9.1
Offer	Recitals
Offer Documents	5.1(a)
Offering Shares	5.1(a)
Organizational Documents	9.1
Owned Real Property	3.1(q)
Parent	Preamble
Parent Common Stock	3.4(b)(i)
Parent Contracts	3.4(k)
Parent Disclosure Schedule	3.4
Parent Equity Interests	3.4(b)(i)
Parent Indemnification Claim	7.2
Parent Indemnified Party	7.2
Parent Material Adverse Effect	3.4(a)
Parent Preferred Stock	3.4(b)(i)
Parent SEC Documents	3.4(d)(i)
Parent Sponsor	9.1
Parent Stockholder Approval	3.4(o)
Parent Stockholder Redemption	9.1
Parent Warrants	3.4(b)(i)
Payoff Documents	9.1

Definition	Section
Pending Claim	7.2
Permitted Company Transaction Expenses	9.1
Permitted Encumbrances	3.1(q)
Permitted Parent Transaction Expenses	9.1
Person	9.1
PlasChem	9.1
PlasChem Benefit Plan	3.3(m)(i)
PlasChem Intellectual Property	3.3(o)(i)
PlasChem Net Indebtedness	9.1
Pre-Closing Transactions	9.1
Premerger Notification Rules	9.1
Parent Primary Excess Shares	2.9(b)(i)
Private Placement Warrants	9.1
Prospectus	9.17
Proxy Statement	5.1(a)
Purchaser Group	9.1
Real Property	3.1(q)
Repatriation Costs	9.1
Representatives	5.2
Required Information	9.1
Requisite Section 280G Approval	5.16(b)
Reserved Deferred Payment Shares	7.7
Reserved Shares	7.2
Sanctioned Country	9.1
Sanctioned Person	9.1
Sanctions Laws	9.1
SEC	3.1(d)(i)
Securities Act	3.1(d)(i)
Seller Group	9.1
Selling Equityholder	9.1
Selling Parties	9.13
Shortfall	2.6(b)
Side-by-Side Offering	2.9(b)(i)
Side-by-Side Offering Proceeds	2.9(b)(i)
Stock Consideration	2.3(a)
Stockholders Agreement	Recitals
Subsidiary	3.1(a)
Support Agreement	Recitals
Survival Period	7.1
Surviving Blocker	1.3(a)
Surviving Company	1.3(a)
Tax	9.1
Tax Receivable Agreement	9.1
Tax Returns	9.1
Terminable Breach	8.1(b)(iii)
Termination Date	8.1(b)(ii)
Total Enterprise Value	9.1
Transfer Letter	Recitals
Transfer Taxes	5.15
Transaction Expenses	9.1
Transaction Proposals	5.1(a)
Treasury Regulations	9.1

Definition	Section
Trust Account	9.1
Trust Agreement	9.1
Trustee	9.1
Un-Audited PlasChem Financial Statements	3.3(d)
Voting Debt	3.1(b)
Warrant Exchange	Recitals
Warrant Exchange Agreement	Recitals
WARN Act	3.1(o)(v)
Working Capital	9.1
Working Capital Shortfall	9.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of March 21, 2016 (this “Agreement”), is made by and among WL Ross Holding Corp., a Delaware corporation (“Parent”), Neon Acquisition Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Blocker Merger Sub”), Neon Holding Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of Blocker Merger Sub (“Company Merger Sub”), Nexeo Solutions Holdings, LLC, a Delaware limited liability company (the “Company”), TPG Accolade Delaware, L.P., a Delaware limited partnership (“Blocker”) and Nexeo Holdco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“New Holdco”).

WHEREAS, TPG Advisors VI, Inc., a Delaware corporation and the general partner of Blocker (“Blocker GP”), and the respective Boards of Directors of Parent and Blocker Merger Sub have approved and declared advisable, this Agreement and the merger of Blocker Merger Sub with and into Blocker (the “Blocker Merger”);

WHEREAS, the respective Boards of Directors of the Company and Parent have approved and declared advisable, this Agreement and the merger of Company Merger Sub with and into the Company (the “Company Merger”), on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, Parent, Company Merger Sub, Blocker Merger Sub, the Company, Blocker and New Holdco desire to make certain representations, warranties, covenants and agreements in connection with the Company Merger and the Blocker Merger (collectively, the “Mergers”) and also to prescribe various conditions to the Mergers;

WHEREAS, Parent, as the sole member of Blocker Merger Sub, and Blocker Merger Sub, as the sole member of Company Merger Sub, have approved this Agreement and the Mergers, on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, as a condition to the consummation of the Mergers and in accordance with the terms hereof, Parent shall provide an opportunity to its stockholders to have their Offering Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement and Parent’s Organizational Documents in conjunction with obtaining approval from the stockholders of Parent for the Mergers (collectively with the other transactions, authorization and approvals set forth in the Proxy Statement, the “Offer”);

WHEREAS, concurrently with the execution of this Agreement, Parent Sponsor, Parent and the Company have entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreement”), providing for the exchange of Private Placement Warrants for 2,240,000 shares of Parent Common Stock on the terms and conditions set forth therein (the “Warrant Exchange”);

WHEREAS, concurrently with the execution of this Agreement, Parent Sponsor, Parent and New Holdco have entered into a letter agreement, providing for, among other things, the agreement by Parent Sponsor to transfer to the Selling Equityholders a certain amount of the Founder Shares immediately prior to the Company Merger Effective Time, subject to the conditions set forth therein (the “Transfer Letter”), in lieu of the transfer by Parent Sponsor of such Founder Shares to Parent for cancellation in exchange for no consideration and the reissuance of such Founder Shares by Parent to the Selling Equityholders pursuant to the Mergers; and

WHEREAS, concurrently with the execution of this Agreement, Parent, Parent Sponsor and New Holdco have entered into a Shareholders’ and Registration Rights Agreement (the “Stockholders Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

THE MERGERS

1.1 The Mergers; Effective Time of the Mergers.  Upon the terms and subject to the conditions of this Agreement, (a) at the Company Merger Effective Time, Company Merger Sub shall be merged with and into the Company in accordance with the provisions of the Delaware Limited Liability Company Act then in effect (the “DLLCA”), and (b) immediately thereafter, at the Blocker Merger Effective Time, Blocker Merger Sub shall be merged with and into Blocker in accordance with provisions of the Delaware Revised Uniform Limited Partnership Act then in effect (the “DRULPA”) and the DLLCA. The parties hereto shall cause the Mergers to be consummated by causing, (i) a certificate of merger with respect to the Blocker Merger to be prepared and executed in accordance with the relevant provisions of the DRULPA and the DLLCA (the “Blocker Certificate of Merger”) and filed with the Office of the Secretary of State of the State of Delaware and (ii) a certificate of merger with respect to the Company Merger to be prepared and executed in accordance with the relevant provisions of the DLLCA (the “Company Certificate of Merger” and together with the Blocker Certificate of Merger, the “Certificates of Merger”) and filed with the Office of the Secretary of State of the State of Delaware. The Company Merger shall become effective upon the filing of the Company Certificate of Merger with the Office of the Secretary of State of the State of Delaware (the “Company Merger Effective Time”), or at such later time as shall be agreed upon by Parent and the Company and specified therein. The Blocker Merger shall become effective upon the filing of the Blocker Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as shall be agreed upon by Parent and the Company and specified therein and shall occur immediately following the Company Merger Effective Time (the “Blocker Merger Effective Time”).

1.2 Closing.  Upon the terms and subject to the conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place at 8:30 a.m., Houston, Texas time, on (a) June 1, 2016 or (b) if later, the second day, other than a day on which banks in the State of New York or the State of Delaware are authorized or obligated to be closed (“Business Day”), after satisfaction (or waiver in accordance with this Agreement) of the last to occur of the conditions set forth in Article VI (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable law and this Agreement) waived on the Closing Date), at the offices of Kirkland & Ellis L.L.P. in Houston, Texas, unless another date or place is agreed to in writing by the parties; provided that, if the Marketing Period has not ended at the time that the Closing would otherwise have occurred pursuant to this Section 1.2, the Closing shall occur instead on (i) the earlier to occur of (A) any Business Day after such date during the Marketing Period to be specified by Parent to the Company on no less than two (2) Business Days’ written notice to the Company and (B) the first Business Day following the last day of the Marketing Period; provided that if the Marketing Period would otherwise be completed prior to the date on which the Parent Stockholder Approval is obtained, then the Marketing Period shall be automatically extended to the date that is five (5) Business Days following the date of the Parent Stockholder Approval or (ii) such other date, time or place as agreed to in writing by the Parties, in each case subject to the satisfaction (or waiver in accordance with applicable law and this Agreement) of the conditions set forth in Article VI (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable law and this Agreement) waived on the Closing Date) (such date on which the Closing occurs, the “Closing Date”).

1.3 Effect of the Mergers.

(a) At the Company Merger Effective Time, Company Merger Sub shall be merged with and into the Company, and the separate existence of Company Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware as the surviving limited liability company (in such capacity, the Company is sometimes referred to herein as the “Surviving Company”). The Company Merger shall have the effects set forth in this Agreement and the applicable provisions of the DLLCA.

(b) At the Blocker Merger Effective Time, Blocker Merger Sub shall be merged with and into Blocker and the separate existence of Blocker Merger Sub shall cease and Blocker shall continue its existence under the laws of the State of Delaware as the surviving limited liability company (in such capacity, Blocker is sometimes referred to herein as the “Surviving Blocker”). The Blocker Merger shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and the DLLCA.

1.4 Organizational Documents.

(a) At the Company Merger Effective Time, the certificate of formation of Company Merger Sub in effect immediately prior to the Company Merger Effective Time shall be the certificate of formation of the Surviving Company, and the limited liability company agreement of Company Merger Sub in effect immediately prior to the Company Merger Effective Time shall be the limited liability company agreement of the Surviving Company, in each case until thereafter amended, subject to Section 5.5(b), in accordance with their respective terms and applicable law.

(b) At the Blocker Merger Effective Time, the certificate of formation of Blocker Merger Sub in effect immediately prior to the Blocker Merger Effective Time shall be the certificate of formation of the Surviving Blocker, and the limited liability company agreement of Blocker Merger Sub in effect immediately prior to the Blocker Merger Effective Time shall be the limited liability company agreement of the Surviving Blocker, in each case until thereafter amended in accordance with their respective terms and applicable law.

(c) At the Closing, Parent shall cause the Organizational Documents of Parent to be amended and restated in the forms attached to this Agreement as Exhibit B and Exhibit C, subject, with respect to any applicable provision therein, to the approval of any Charter Amendment Proposal required by applicable law.

1.5 Directors and Officers; General Partner.

(a) Subject to the approval of any Transaction Proposals required by applicable law, as of the Company Merger Effective Time, unless otherwise agreed by the Company and Parent, Parent shall cause the persons set forth on Schedule 1.5(a) of the Company Disclosure Schedule to be appointed to the applicable roles of officers and directors of Parent set forth thereon.

(b) From and after the Company Merger Effective Time, the officers of Company Merger Sub shall be officers of the Surviving Company, and officers shall serve until their successors have been duly and qualified or until their death, resignation or removal in accordance with the certificate of formation or limited liability company agreement of the Surviving Company. The Surviving Company shall be member-managed and shall have no directors.

(c) From and after the Blocker Merger Effective Time, officers of Blocker Merger Sub shall be officers of the Surviving Blocker, and officers shall serve until their successors have been duly appointed and qualified or until their death, resignation or removal in accordance with the certificate of formation or limited liability company agreement of the Surviving Blocker. The Surviving Blocker shall be member-managed and shall have no directors.

1.6 Tax Treatment of the Mergers.

(a) For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the parties agree (i) to treat (A) the Company Merger as a taxable sale of Company Units to Parent by the Company Selling Equityholders in exchange for the receipt of the Company Merger Consideration Portion from Parent and (B) the Blocker Merger as a taxable sale of the general partner interest in Blocker to Parent by Blocker GP in exchange for no consideration and a taxable sale of the limited partner interests in Blocker to Parent by Blocker Parent in exchange for the receipt of the Blocker Merger Consideration Portion from Parent and (ii) that Parent has directed Parent Sponsor to transfer to the Selling Equityholders the Founder Share Consideration on behalf of Parent in lieu of the transfer by Parent Sponsor of a portion of its Founder Shares to Parent for cancellation in exchange for no consideration and the reissuance of such Founder Shares by Parent to the Selling Equityholders pursuant to the Mergers.

(b) The parties will prepare and file all Tax Returns consistent with the foregoing provisions of this Section 1.6 and will not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable law following a final determination by a court of competent jurisdiction or other administrative settlement with (or final administrative decision by) the relevant Governmental Entity.

1.7 Section 754 Election.  The Company and each of its Subsidiaries treated as a partnership for U.S. federal income tax purposes shall each make a valid election under Section 754 of the Code and in accordance with Treasury Regulation §1.754-1(b) for the taxable year of the Company that ends on or includes the Closing Date, and no party to this Agreement or its Affiliates shall revoke or cause to be revoked such elections.

ARTICLE II

EFFECTS OF THE MERGERS

2.1 Effect of the Company Merger on Membership Interests.  At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any party or the holder of any of their securities:

(a) Membership Interests of Company Merger Sub.  All of the limited liability company interests in Company Merger Sub issued and outstanding immediately prior to the Company Merger Effective Time shall remain outstanding and shall be converted into and shall represent a number and series of Company Units of the Surviving Company corresponding to the number and series of Company Units (other than any Blocker Owned Company Units) outstanding immediately prior to the Company Merger Effective Time, so that, after the Company Merger Effective Time, Blocker and Parent shall be the holders of all of the issued and outstanding Company Units of the Surviving Company.

(b) Merger Consideration; Membership Interests of the Company.

(i) Subject to the other provisions of this Article II and without duplication of any amounts payable pursuant to Section 2.1(a), all Company Units (other than any Blocker Owned Company Units) issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into, in the aggregate, the right to receive the portion of the Merger Consideration the holder of such Company Units would have been entitled to receive in accordance with the Company LLC Agreement in the event that all Company Units (including Blocker Owned Company Units) were converted into the right to receive the Merger Consideration (the “Company Merger Consideration Portion”). All Company Units, when so converted, shall cease to be outstanding, shall automatically be canceled and cease to exist and no holder thereof shall have any further rights with respect thereto.

(ii) All other membership interests or other equity securities of the Company (other than the Blocker Owned Company Units) existing immediately prior to the Company Merger Effective Time shall automatically be canceled and cease to exist as of the Company Merger Effective Time and no consideration shall be delivered or deliverable therefor.

2.2 Effect of the Blocker Merger on Partnership Interests.  At the Blocker Merger Effective Time, by virtue of the Blocker Merger and without any action on the part of any party or the holder of any of their securities:

(a) Membership Interests of Blocker Merger Sub All of the limited liability company interests in Blocker Merger Sub issued and outstanding immediately prior to the Blocker Merger Effective Time shall remain outstanding and shall be converted into and shall represent limited liability company interests of the Surviving Blocker, so that, after the Blocker Merger Effective Time, Parent shall be the holder of all of the issued and outstanding limited liability company interests in the Surviving Blocker.

(b) Merger Consideration; Partnership Interests of Blocker.  Subject to the other provisions of this Article II, the limited partner interests in Blocker issued and outstanding immediately prior to the Blocker Merger Effective Time shall be converted into the right to receive, in the aggregate, a portion of the Merger Consideration equal to the portion that Blocker, as the holder of the Blocker Owned Company Units, would have been entitled to receive with respect to the Blocker Owned Company Units pursuant to the terms of the Company LLC Agreement in the event the Blocker Owned Company Units converted into the right to receive Merger Consideration in the Company Merger (the “Blocker Merger Consideration Portion”), as determined in accordance with Section 2.1(b)(i). For the avoidance of doubt, the Blocker Merger Consideration Portion shall equal the Merger Consideration, less the Company Merger Consideration Portion. All such Blocker limited partner interests, when so converted, shall cease to be outstanding and shall automatically be canceled and cease to exist. The general partner interest in Blocker issued and outstanding immediately prior to the Blocker Merger Effective Time shall be automatically canceled with no consideration paid therefore.

2.3 Merger Consideration; Determination of Merger Consideration.

(a) The aggregate consideration payable with respect to both Mergers taken together, shall consist of (i) an amount in Cash equal to the amount of Available Cash (the “Cash Consideration”), (ii) a number of shares of newly-issued Parent Common Stock calculated by dividing (A) the excess of (x) the Aggregate Purchase Price over (y) the Cash Consideration, by (B) a per share issue price of $10.00 (the “Stock Consideration”) and (iii) such a number of Founder Shares transferred to the Selling Equityholders pursuant to the Transfer Letter, as adjusted pursuant to the terms thereof (the “ Founder Share Consideration”) (together with the Cash Consideration, the Stock Consideration and the Founder Share Consideration, the “Merger Consideration”).

(b) Notwithstanding Section 2.3(a), if the aggregate number of shares of Parent Common Stock to be (i) issued as Stock Consideration in accordance with Section 2.3(a) and (ii) transferred to the Selling Equityholders as Founder Share Consideration in accordance with the Transfer Letter would exceed 35% of all outstanding capital stock of Parent at the time of the Closing, then the number of shares of Parent Common Stock to be issued as Stock Consideration in accordance with Section 2.3(a) shall be reduced by a number of shares (the “Excess Shares”) necessary to cause the percentage of outstanding capital stock of Parent represented by the Stock Consideration and the Founder Shares Consideration to equal 35%, rounded up to the nearest whole share. If any adjustment to the Stock Consideration is required pursuant to this Section 2.3(b), then the Selling Equityholders shall be entitled to receive, in lieu of such Excess Shares, future payments subject to the terms and conditions of Section 2.9.

(c) In the event of any change in the Parent Common Stock between the date of this Agreement and the Company Merger Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, or exchange of shares, the Merger Consideration to be paid as provided in this Agreement shall be appropriately adjusted.

2.4 Payment of Merger Consideration.

(a) Payment Procedures for Merger Consideration.

(i) At least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent a schedule setting forth the calculations of (x) the estimated Aggregate Purchase Price and the components thereof (along with reasonable supporting information with respect thereto) and (y) the resulting Blocker Merger Consideration Portion and the Company Merger Consideration Portion (the “Consideration Schedule”). The Company shall consider in good faith Parent’s comments to the Consideration Schedule, which comments Parent shall deliver to the Company no less than two (2) Business Days prior to the Closing Date, and revise such Consideration Schedule to incorporate any changes the Company determines in good faith are necessary or appropriate given such comments, and such revised Consideration Schedule, including the estimated Aggregate Purchase Price (the “Closing Aggregate Purchase Price”), shall become final and binding on the parties hereto, subject to any adjustments contemplated by Section 2.6. In connection with the preparation of the Consideration Schedule or Parent’s review thereof, Parent and the Company shall provide to each other all information reasonably requested by Parent or the Company, as applicable, (including reasonable and good faith estimates of any component reasonably necessary for the Company to calculate the Cash Consideration, the Stock Consideration, the Excess Shares, if any, and customary supporting documentation with respect thereto) in connection with the Company’s preparation of, and Parent’s review of, the Consideration Schedule. Subject to Sections 2.6 and 2.9, upon payment of the Merger Consideration (including the issuance of the Stock Consideration) in accordance with the Consideration Schedule pursuant to this Section 2.4, Parent’s obligations with respect thereto shall terminate, and no Person shall have any claim for, and Parent shall have no liability for, any additional amount, Parent Common Stock, or other payment or consideration to be paid or delivered by Parent.

(ii) With respect to the Company Merger Consideration Portion, Parent shall, at the Company Merger Effective Time (A) pay or cause to be paid to the Company Selling Equityholders, via wire transfer of immediately available funds in accordance with instructions provided by New Holdco to Parent not less than two (2) Business Days prior to the Closing, the portion of the Company Merger Consideration Portion consisting of the Cash Consideration, other than any portion of the Closing Cash Balance included therein, which shall be delivered by the Company at the Company Merger Effective Time pursuant to such instructions in immediately available funds and (B) cause to be issued to the Company Selling Equityholders, the portion of the Company Merger Consideration Portion consisting of the Stock Consideration, via book entry issuance. Without the prior written consent of the Seller Representative, no Cash Consideration paid pursuant to this Section 2.4(a)(ii) shall be paid from the proceeds of the Debt Financing.

(iii) With respect to the Blocker Merger Consideration Portion, Parent shall, at the Blocker Merger Effective Time (A) pay or cause to be paid to Blocker Parent, via wire transfer of immediately available funds in accordance with such instructions provided by Blocker, the portion of the Blocker Merger Consideration Portion consisting of the Cash Consideration, other than any portion of the Closing Cash Balance included therein, which shall be delivered by the Company at the Blocker Merger Effective Time pursuant to such instructions in immediately available funds, and (B) cause to be issued to the holders of Blocker Partnership Interests specified in writing by Blocker not less than two (2) Business Days prior to the Closing, the portion of the Blocker Merger Consideration Portion consisting of the Stock Consideration, via book entry issuance. Without the prior written consent of the Seller Representative, no Cash Consideration paid pursuant to this Section 2.4(a)(iii) shall be paid from the proceeds of the Debt Financing.

(iv) All shares of Parent Common Stock to be issued pursuant to the Blocker Merger or the Company Merger shall be deemed issued and outstanding as of the Blocker Merger Effective Time or the Company Merger Effective Time, as applicable, and if ever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Blocker Merger Effective Time or the Company Merger Effective Time, as applicable, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement in connection with the Blocker Merger or the Company Merger, as applicable.

(v) Legend.  Any certificate representing Parent Common Stock issued to any Person pursuant to this Article II shall be imprinted with the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, OTHER THAN PURSUANT TO REGISTRATION UNDER SAID ACT OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 OR OTHER EXEMPTION AS THEN IN EFFECT, WITHOUT FIRST OBTAINING IF REASONABLY REQUIRED BY THE COMPANY, (I) A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, WHICH MAY BE COUNSEL TO THE COMPANY, TO THE EFFECT THAT THE CONTEMPLATED SALE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF SAID ACT, OR (II) A ‘NO-ACTION’ OR INTERPRETIVE

LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH STAFF WILL TAKE NO ACTION IN RESPECT OF THE CONTEMPLATED SALE OR OTHER DISPOSITION.”

(vi) Fractional Shares.  Notwithstanding any other provision hereof, no fractional shares of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Mergers. In lieu thereof, Parent shall pay or cause to be paid to each Person who otherwise would receive a fractional share of Parent Common Stock, rounded to the nearest one-hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in Parent Common Stock to which such holder would otherwise be entitled by the volume weighted average trading price of the Parent Common Stock on the Nasdaq for the ten trading day period ending on the trading day two trading days prior to Closing.

(vii) Certain Acknowledgements; Seller Representative.  As a condition to receiving payment of any Merger Consideration in connection with this Agreement, each Selling Equityholder (other than New Holdco) shall be required to deliver to Parent a written acknowledgment of, and consent to, the provisions of Section 2.6, Section 2.9, Article VII and Section 9.16 hereof.

(b) Termination of Rights.  All Merger Consideration paid upon the surrender of Company Units or Blocker Partnership Interests in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Units or Blocker Partnership Interests.

(c) Withholding Taxes.  Notwithstanding anything in this Agreement to the contrary, Parent, the Surviving Blocker and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Units or Blocker Partnership Interests pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Tax laws. To the extent that amounts are so properly withheld by the Surviving Blocker, the Surviving Company or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Units or Blocker Partnership Interests, as applicable, in respect of which such deduction and withholding was made by the Surviving Blocker, the Surviving Company or Parent, as the case may be.

2.5 Other Payments at Closing.

(a) Debt Payoff.  At the Company Merger Effective Time, Parent shall (on behalf of the Surviving Company) pay, or, subject to Section 2.7, to the extent the Surviving Company has sufficient immediately available funds at such time, instruct the Surviving Company to pay, all amounts necessary in order to (i) fully discharge all outstanding Indebtedness under the Credit Agreements and all other obligations under the Credit Agreements (and all other obligations, including Encumbrances, secured on the same collateral securing the Credit Agreements), (ii) backstop any letters of credit issued under the Credit Agreements that are not cash-collateralized pursuant to clause (i) above or cause such letters of credit to be deemed issued under the Debt Financing, (iii) fully discharge all outstanding Indebtedness and other obligations with respect to the Company Notes and (iv) fully discharge any other Indebtedness that Parent and the Company have agreed in their reasonable judgment (exercised in good faith) should be repaid in connection with the Debt Financing, in each case, in accordance with the Payoff Documents (to the extent applicable) in order to terminate all applicable obligations and liabilities of the Company and any of its Subsidiaries and Affiliates related to the Credit Agreements, Company Notes and other such Indebtedness identified in clause (iv) (such amounts in clauses (i) through (iv), in the aggregate, the “Debt Payoff Amount”).

(b) Company Transaction Expenses.  At the Company Merger Effective Time, Parent shall (on behalf of the Company) pay, or, to the extent the Surviving Company has sufficient immediately available funds at such time, instruct the Surviving Company to pay, all Company Transaction Expenses set forth on the statement to be delivered by the Company to Parent prior to the Closing, that are unpaid as of such time by wire transfer of immediately available funds as directed by the Company.

2.6 Adjustment Amount.

(a) As soon as reasonably practicable following the Closing Date, and in any event within seventy-five (75) calendar days following the date thereof, Parent shall prepare and deliver to Seller Representative a schedule (the “Adjustment Schedule”) setting forth a calculation of the final Aggregate Purchase Price and each of the components thereof (including the PlasChem Net Indebtedness) and attach reasonable documentation supporting Parent’s calculations. In the event Parent does not deliver the Adjustment Schedule within the seventy-five (75) day period specified in the immediately preceding sentence, at Seller Representative’s election, either (i) the Closing Aggregate Purchase Price shall become final and binding upon the parties hereto or (ii) Parent shall continue to be obligated to deliver the Adjustment Schedule. Parent shall afford, and cause the Surviving Company and its Subsidiaries to afford, Seller Representative and its Representatives reasonable access to the work papers and other books and records (including Tax records) of Parent, the Surviving Blocker, the Surviving Company and their respective Subsidiaries for purposes of assisting Seller Representative and its Representatives in their review of the Adjustment Schedule. The Adjustment Schedule and the resulting calculation of the Aggregate Purchase Price shall become final and binding upon the parties hereto thirty (30) days following Seller Representative’s receipt of the Adjustment Schedule unless Seller Representative provides written notice of its objection (an “Objection Statement”) to Parent prior to the expiration of such thirty (30) day period. Any Objection Statement shall specify in reasonable detail the nature and amount of any disagreement so asserted, a reasonably detailed explanation of the basis thereof, and attach documentation supporting Seller Representative’s calculations. If Seller Representative shall have timely delivered an Objection Statement to Parent, Parent and Seller Representative may negotiate to resolve any objections set forth therein for a period of no more than thirty (30) days, and, if Parent and Seller Representative resolve each of Seller Representative’s objections as set forth on the Objection Statement, the Adjustment Schedule, as revised pursuant to such negotiations, shall become final and binding upon the parties hereto. If, following such thirty (30) day period, any of the objections set forth on the Objection Statement shall remain outstanding, Parent or Seller Representative may refer such disputed items for resolution by an internationally recognized independent accounting firm mutually agreeable to Parent and Seller Representative; provided that in the event that Parent and Seller Representative fail to agree thereon, the accounting firm shall be Ernst & Young LLP (such firm, the “Independent Accountant”); provided that if Ernst & Young LLP is unwilling or unable to serve as the Independent Accountant and Seller Representative and Parent are unable to select an alternative firm within thirty (30) days after delivery of the Objection Statement, either Parent or Seller Representative may request the American Arbitration Association appoint, within twenty (20) days from the date of such request, an internationally recognized independent accounting firm. Each of Parent and Seller Representative shall promptly provide their assertions regarding the Aggregate Purchase Price in writing to the Independent Accountant and to each other. The Independent Accountant shall be instructed to render its determination with respect to such disagreements as soon as reasonably practicable (which shall be no later than forty-five (45) days following the date on which the remaining objections are referred to the Independent Accountant). The Independent Accountant shall act as an expert and not an arbitrator and shall base its determination solely upon the written submissions of Parent and Seller Representative, any oral advocacy by each of Parent and Seller Representative in front of the Independent Accountant and the applicable provisions of this Agreement (and shall not conduct an independent investigation). Without limiting the foregoing, the Independent Accountant will resolve the dispute with respect to each disputed component of the Aggregate Purchase Price by assigning a value, as determined by the Independent Accountant, to each component thereof, that is no higher than the highest amount, or lowest than the lowest amount, claimed with respect to such item in Seller Representative’s final calculation thereof (as modified following discussions with Parent and as submitted to the Independent Accountant at the outset of the dispute resolution process with a copy to Parent) or Parent’s final calculation thereof (as modified following discussions with Seller Representative and as submitted to the Independent Accountant at the outset of the dispute resolution process with a copy to Seller Representative), as applicable. The determination of the Independent Accountant shall be final, conclusive and binding on the parties hereto, and no such Person shall seek further recourse from any other Person or Governmental Entity other than to enforce the determination of the Independent Accountant. All fees and expenses of the Independent Accountant relating to the work, if any, to be performed by the Independent Accountant hereunder shall be borne by the Selling Equityholders on the one hand, and Parent on the other hand, based on the percentage that the portion of the contested amount not awarded to each party bears to the amount actually contested by such party and such allocation of fees and expenses shall be calculated by the Independent Accountant and shall be final and binding on the parties. As used herein, the “Final Aggregate Purchase Price” means the amount of the Aggregate Purchase Price, as finally determined by this Section 2.6(a).

(b) If the Final Aggregate Purchase Price is less than the Closing Aggregate Purchase Price (the absolute amount of such shortfall the “Shortfall”), then the Selling Equityholders shall surrender, for no consideration:

(i) first, if any, the right to receive any deferred payment in accordance with Section 2.9 with respect to an amount of Excess Shares with a value equal to the Shortfall; and

(ii) second, if the value of any right surrendered in clause (i) is less than the Shortfall, an amount of Parent Common Stock held by the Selling Equityholders with a value equal to the Shortfall (less the value of any right to deferred payment surrendered in accordance with clause (i)), in each case by no later than five (5) Business Days following such final determination. For purposes of the calculation of value required by this Section 2.6(b), each share of Parent Common Stock and the deferred payment right with respect to each Excess Share will be deemed to have a value of $10.00, notwithstanding the then trading price of Parent Common Stock.

(c) If the Final Aggregate Purchase Price is greater than the Closing Aggregate Purchase Price (the absolute amount of such excess, the “Excess Amount”), then Parent shall issue to the Selling Equityholders such aggregate amount of Parent Common Stock equal in value to the aggregate of the Excess Amount by no later than five (5) Business Days following such final determination, subject to adjustment in accordance with Section 2.3(b). For purposes of the calculation of value required by this Section 2.6(c), each share of Parent Common Stock will be deemed to have a value of $10.00 notwithstanding the then trading price of the stock. Such Parent Common Stock shall be allocated amongst the Selling Equityholders in the same proportion as such shares of Parent Common Stock that would have been allocated among the Selling Equityholders had the Final Aggregate Purchase Price been determinable at the Closing, and Seller Representative shall provide Parent with written instructions with respect thereto upon determination of the Excess Amount.

2.7 Closing Deliverables.

(a) At the Closing, the Company shall deliver to Parent:

(i) the Payoff Documents;

(ii) the resignations of each officer, director or manager, as the case may be, of the Company and its Subsidiaries and Blocker set forth on Schedule 2.7(a)(ii) of the Company Disclosure Schedule;

(iii) a duly executed counterpart of each Ancillary Agreement to be executed at the Closing;

(iv) releases of all Encumbrances set forth on Schedule 2.7(a)(iv) of the Company Disclosure Schedule;

(v) evidence reasonably satisfactory to Parent that the agreements to be terminated pursuant to Section 5.13 have been duly terminated with no liability (of any nature) to Parent, the Company, its Subsidiaries or Blocker or their successor entities; and

(vi) a certificate from each of the Company and Blocker reasonably acceptable to Parent, certifying under penalties of perjury in accordance with Section 1445 of the Code that each is not, and has not been within any applicable period, (i) with respect to Blocker a U.S. real property holding corporation and (ii) with respect to the Company, a Partnership in which fifty percent or more of the value of the gross assets consist of U.S. real property interests, and ninety percent or more of the value of the gross assets consists of U.S. real property interests plus any cash or cash equivalents, each together with a duly executed notice of such certification to be mailed to the Internal Revenue Service by Parent following the Closing.

(b) At the Closing, Parent shall deliver to the Company:

(i) a duly executed counterpart of each Ancillary Agreement to be executed at the Closing;

(ii) evidence reasonably satisfactory to the Company that the Warrant Exchange has been completed or will be completed substantially contemporaneously with the Closing;

(iii) a resignation letter for each director of Parent other than any director of Parent designated to continue serving on the Board of Directors pursuant to the Stockholders Agreement; and

(iv) evidence reasonably satisfactory to the Company that the agreements to be terminated pursuant to Section 5.13 have been duly terminated with no liability (of any nature) to Parent.

2.8 Selling Equityholders Election Notice.

(a) If, upon the satisfaction (or waiver in accordance with this Agreement) of the last to occur of the conditions set forth in Article VI other than (i) any such conditions which by their nature cannot be satisfied until the Closing Date, but are expected to be so satisfied and (ii) the conditions set forth in Section 6.2(f) and Section 6.3(j), which Parent believes in good faith will not be satisfied on the day on which the Closing would otherwise occur in accordance with this Agreement, then Parent shall provide the Company written notice thereof, specifying Parent’s good faith estimate of the amount of Net Parent Stockholder Redemptions as of the day on which the Closing would otherwise occur in accordance with this Agreement, together with reasonable supporting documentation with respect thereto (an “Over-Redemption Notice”).

(b) Following the Company’s receipt of the Over-Redemption Notice, and until 5:00 p.m. Houston, Texas, time on the fifth (5th) Business Day following the date of receipt of the Over-Redemption Notice, the Company may deliver a notice to Parent (an “Election Notice”), on behalf of any of the Selling Equityholders, that such Selling Equityholders have determined to elect to receive an additional portion, in excess of the amount to which such Selling Equityholders would have otherwise been entitled to pursuant to this Article II, of the Merger Consideration in Parent Common Stock (subject to adjustment in accordance with Section 2.3(b)) in lieu of the Cash Consideration.

(c) Each Election Notice shall specify the election of such Selling Equityholders to receive a portion of the Merger Consideration in Parent Common Stock (subject to adjustment in accordance with Section 2.3(b)) in lieu of the Cash Consideration and the aggregate amount of the Cash Consideration to be retained by Parent in connection therewith. Any election pursuant to an Election Notice shall be final and binding on Parent and (i) each Selling Equityholder that shall have caused the Company to deliver such an Election Notice to Parent and (ii) each such Selling Equityholder shall only be entitled to receive such amount of the Cash Consideration and Parent Common Stock (subject to adjustment in accordance with Section 2.3(b)) as set forth in such Election Notice (and subject to any adjustments to the aggregate Merger Consideration); provided, however, if the Closing does not occur within five (5) Business Days after the delivery of an Election Notice, other than as a result of a breach by the Company of this Agreement, the Company may, in its discretion, revoke such Election Notice, in which case it shall be null and void.

2.9 Deferred Payment of Future Proceeds.

(a) General.  To the extent there is a downward adjustment in the Stock Consideration by a number of Excess Shares in accordance with Section 2.3(b), Parent shall be obligated to make future payments to the Selling Equityholders, in such proportions as provided on the Consideration Schedule and in accordance with instructions of Seller Representative as set forth in this Section 2.9 with respect to such Excess Shares.

(b) Participation in Future Side-by-Side Offerings.

(i) If at any time and from time to time (A) any Sponsor (as such term is defined in the Stockholders Agreement) issues a Shelf Takedown Request (as defined in the Stockholders Agreement) to effect an offering of such Sponsor’s Registrable Securities (as defined in the Stockholders Agreement) pursuant to such Sponsor’s rights under the Stockholders Agreement or (B) Parent at any time proposes to conduct an Issuer Public Sale (as defined in the Stockholders Agreement) and any Sponsor elects to participate in such Issuer Public Sale by delivering a Piggyback Request (as defined in the Stockholders Agreement) in accordance with the terms of the Stockholder Agreement, then Parent shall use reasonable best efforts to include in such Issuer Public Sale, a number of newly issued shares of Parent Common Stock equal to the number of Excess Shares that have not yet been issued by Parent in accordance with this Section 2.9, which shall be issued on a side-by-side basis with all other equity securities included in the proposed Issuer Public Sale in accordance with the provisions of the Stockholders Agreement, and subject to any applicable restrictions and cutbacks applicable to the Sponsors (any such Issuer Public Sale, a “Side-by-Side Offering”), and remit the gross proceeds thereof (less any underwriting discounts and commissions) relating to the Excess Shares actually sold by Parent (the “Parent Primary Excess Shares”) in the Side-by-Side Offering (the “Side-by-Side Offering Proceeds”) to the Selling Equityholders. Payment of any Side-by-Side Offering Proceeds shall be made by Parent to the Selling Equityholders promptly, and in any event within two (2) Business Days, of receipt thereof by Parent, by wire transfer of immediately available funds in accordance with instructions provided in writing by Seller Representative at least one Business Day prior to the date on which payment would be due.

(ii) Parent shall comply with the procedures set forth in Article IV of the Stockholders Agreement with respect to the execution of any Side by Side Offering required by this Section 2.9(b), including with respect to registration of the Excess Shares, notice, cooperation, priority, payment of fees and expenses and other matters.

(iii) Notwithstanding the obligations set forth in Section 2.9(c), upon the payment to the Selling Equityholders of the Side-by-Side Offering Proceeds with respect to any Parent Primary Excess Shares, Parent’s obligations to make payments to the Selling Equityholders with respect to an equivalent amount of Excess Shares shall cease and will be deemed fully satisfied, regardless of the price at which such Parent Primary Excess Shares are issued in the Side-by-Side Offering, so long as (i) Parent complies with its obligations in Section 2.9(b)(ii) and (ii) the price at which Parent offers the Parent Primary Excess Shares in the Side-by-Side Offering is the same price at which the Sponsor initiating or participating in such Side-by-Side Offering offers its shares of Parent Common Stock in the Side-by-Side Offering. In the event that Parent is unable to issue in the Side-by-Side Offering the full amount of Excess Shares remaining at the time of Side-by-Side Offering, as determined by Parent in its reasonable discretion, then the number of Excess Shares shall be automatically reduced by the number of Parent Primary Excess Shares issued in the Side-by-Side Offering, and Parent’s payment obligations with respect to any remaining Excess Shares, including the obligation to participate in future Side-by-Side Offerings in accordance with this Section 2.9(b), shall continue hereunder.

(c) Early Trigger Offerings.  In addition to the obligations set forth in Section 2.9(b), upon the first Business Day (the “Early Trigger Date”) on which the volume-weighted average trading price of the Parent Common Stock for any period of twenty (20) trading days in any thirty (30) day period exceeds $15.00 per share, subject to adjustment in accordance with Section 2.9(e) (the “Early Payment Target Price”), Parent shall, either:

(i) within five (5) Business Days of the Early Trigger Date, pay to the Selling Equityholders an amount in cash equal to the product of (A) the Early Payment Target Price, multiplied by (B) the number of Excess Shares (the “Fixed Payment Amount”), by wire transfer of immediately available funds in accordance with instructions provided by Seller Representative at least one Business Day prior to the date on which such payment would be due, and upon payment thereof, Parent’s obligations with respect to the Excess Shares shall cease and Parent shall have no further obligation to make any payments in accordance with this Section 2.9; or

(ii) use reasonable best efforts to promptly sell to third parties in a primary underwritten offering (an “Early Trigger Offering”) a number of shares of Parent Common Stock at least equal to the number of any remaining Excess Shares, and remit the gross proceeds thereof (less any underwriting discounts and commissions) relating to the issued Excess Shares to the Selling Equityholders (the “Early Trigger Offering Proceeds”); provided, however, that without the written consent of Seller Representative, on behalf of the Selling Equityholders, Parent shall not issue shares in any Early Trigger Offering at a gross price per share less than the Early Payment Target Price. Payment of any Early Trigger Offering Proceeds shall be made by Parent to the Selling Equityholders promptly, and in any event within two (2) Business Days of receipt thereof by Parent, by wire transfer of immediately available funds, in accordance with instructions provided in writing by Seller Representative at least one (1) Business Day prior to the date on which payment would be due.

Parent may elect, in its sole discretion, whether to take the actions set forth in clause (i) or (ii) of the immediately preceding sentence; provided, however, that if Parent elects to take the actions set forth in clause (ii), Parent shall comply with the procedures set forth in Article IV of the Stockholders Agreement with respect to the execution of any Early Trigger Offering undertaken in accordance this Section 2.9(c), including with respect to registration of the Excess Shares, notice, cooperation, priority of securities sold in connection with any Early Trigger Offering, payments of fees and expenses, in each case as set forth therein. In the event that Parent is unable to issue in the Early Trigger Offering the full amount of Excess Shares remaining at the time of the Early Trigger Offering, as determined in Parent’s reasonable discretion, then the number of Excess Shares shall be automatically reduced by the number of issued Excess Shares in the Early Trigger Offering, and Parent’s payment obligations with respect to any remaining Excess Shares, including the obligation to participate in future Early Trigger Offerings in accordance with this Section 2.9(c), shall continue hereunder.

(d) Outside Date.  If, on June 30, 2021 (the “Outside Date”), the number of Excess Shares is greater than zero, then Parent shall, either:

(i) within five (5) Business Days of the Outside Date, pay to the Selling Equityholders an amount in cash equal to the product of (A) the number of Excess Shares, multiplied by (B) the volume weighted-average trading price for the 20 trading day period immediately preceding the Outside Date, by wire transfer of immediately available funds in accordance with instructions provided by Seller Representative at least one Business Day prior to the date on which payment would be due, and upon payment thereof, Parent shall have no further obligation to make any payments in accordance with this Section 2.9; or

(ii) use reasonable best efforts to promptly sell to third parties in a primary offering (an “Outside Date Offering”) a number of shares of Parent Common Stock at least equal to the number of Excess Shares, and remit the gross proceeds thereof (less any underwriting discounts and commissions) relating to the Excess Shares actually issued in such Outside Date Offering to the Selling Equityholders (the “Outside Date Offering Proceeds”). Payment of any Outside Date Offering Proceeds shall be made by Parent to the Selling Equityholders promptly, and in any event within two (2) Business Days of receipt thereof by Parent, by wire transfer of immediately available funds, in accordance with instructions provided in writing by Seller Representative at least one (1) Business Day prior to the date on which payment would be due.

Parent may elect, in its sole discretion, whether to take the actions set forth in clause (i) or (ii) of the immediately preceding sentence; provided, however, that if Parent elects to take the actions set forth in clause (ii), Parent shall comply with the procedures set forth in Article IV of the Stockholders Agreement with respect to the execution of any Outside Date Offering undertaken in accordance this Section 2.9(d), including with respect to registration of the Excess Shares, notice, cooperation, priority, payments of fees and expenses, in each case as set forth therein. In the event that Parent is unable to issue in the initial Outside Date Offering the full amount of Excess Shares remaining at the time of the initial Outside Date

Offering, as determined by Parent in its reasonable discretion, then the number of Excess Shares shall be automatically reduced by the number of Excess Shares issued in such Outside Date Offering, and Parent’s obligations with respect to any remaining Excess Shares, including the obligation to continue to complete any necessary additional Outside Date Offerings in accordance with this Section 2.9(d), shall continue hereunder.

(e) Adjustments on Certain Events.  In the event Parent shall at any time after the date hereof declare or pay any dividend on Parent Common Stock payable in shares of Parent Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Parent Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Parent Common Stock, then in each such case, the number of Excess Shares and the Early Payment Target Price shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Parent Common Stock (together with any other shares so reclassified) outstanding immediately after such event and the denominator of which is the number of shares of Parent Common Stock that were outstanding immediately prior to such event.

(f) Reservation of Parent Common Stock.  Parent shall at all times reserve and keep available for issuance such number of shares of Parent Common Stock as shall from time to time be sufficient to permit the issuance of all Excess Shares and shall take all action required to increase the authorized number of shares of Parent Common Stock if at any time there shall be insufficient unissued shares of Parent Common Stock to permit such reservation.

(g) Consolidation, Merger, Etc.  In the event Parent shall enter into any consolidation, merger, combination or other transaction in which the shares of Parent Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, the Selling Equityholders shall be entitled, at the same time, to receive a cash payment equal in value to the product of (i) the remaining number of Excess Shares, multiplied by (ii) the aggregate amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of Parent Common Stock is changed or exchanged.

(h) Adverse Action.  Prior to the payment in full of all amounts in respect of the Excess Shares as provided in this Section 2.9, except as expressly contemplated herein or in the Stockholders Agreement, Parent shall take no action (whether through reorganization, consolidation, merger, dissolution or otherwise), a primary purpose of which is to hinder, avoid, seek to avoid or prevent the issuance of, or payment with respect to, the Excess Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  Except as set forth on the disclosure schedule dated as of the date of this Agreement and delivered by the Company to Parent, Blocker Merger Sub and Company Merger Sub on or prior to the date of this Agreement (the “Company Disclosure Schedule”) and except as disclosed in the Company SEC Documents (as defined herein) filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Company SEC Documents) and excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are related to forward-looking statements, the Company represents and warrants to Parent, Blocker Merger Sub and Company Merger Sub, as of the date hereof and as of the Closing Date, as follows:

(a) Organization, Standing and Power.  Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of its certificate of formation (the “Company Certificate of Formation”), and its Amended and Restated Limited Liability Company Agreement, dated as of April 1, 2011 (the “Company LLC Agreement”) as well as the similar Organizational Documents of each Subsidiary of the Company, and each such document is (x) in full force and effect and (y) other than in connection with the Pre-Closing Transactions, has not been amended in any respect from the copy made available to Parent. The respective jurisdictions of incorporation or organization of each Subsidiary of the Company are identified on Schedule 3.1(a) of the Company Disclosure Schedule. As used in this Agreement: (i) a “Company Material Adverse Effect” means any occurrence, condition, change, event or effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or that prevents or materially delays or impairs, or would reasonably be expected to prevent or materially delay or impair, the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following constitute a Company Material Adverse Effect: (A) any occurrence, condition, change, event or effect resulting from or relating to changes in general economic, regulatory or political conditions or conditions in the United States or worldwide capital markets; (B) any occurrence, condition, change, event or effect that affects the industries in which the Company and its Subsidiaries operate generally (including changes in commodity prices, general market prices and regulatory changes) to the extent that such change does not have, or would not reasonably be expected to have, a disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other industry participants; (C) any occurrence, condition, change, event or effect resulting from or relating to fluctuations in the value of currencies; (D) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other similar calamity or crisis, including natural disasters and acts of terrorism; (E) any occurrence, condition, change, event or effect resulting from the announcement or pendency of the transactions contemplated by this Agreement, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries due to the announcement or pendency of the transactions contemplated by this Agreement (provided that, this clause (E) shall not be applicable with respect to the Company’s representations and warranties in Section 3.1(c)(ii) and to the extent related thereto, the condition in Section 6.2(a)); (F) any change in the trading prices or trading volume of the Company’s debt instruments or the credit ratings assigned thereto (but not any change or effect underlying such change in prices, volume or credit rating to the extent such change or effect would otherwise constitute a Company Material Adverse Effect); (G) any change in accounting requirements or principles imposed upon the Company, its Subsidiaries or their respective businesses or any change in law, or the interpretation thereof; (H) any occurrence, condition, change, event or effect resulting from actions taken by Parent or any Affiliate (as such term is defined in Rule 405 under the Securities Act, an “Affiliate”) of Parent; and (I) compliance by the Company with the terms of this Agreement or any written request of Parent; and (ii) “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (1) such party or any other Subsidiary of such party is a general partner; or (2) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries.

(b) Capital Structure.  As of the date hereof: (A) 498,032,412 Company Series A Units were issued and outstanding; (B) 38,098,195 Company Series B Units were issued and outstanding, including 22,890,207 Company Series B Units which were unvested and subject to restrictions under a Company equity plan (collectively, “Company Membership Interests”); (C) no Company Units were subject to issuance upon exercise of outstanding options to acquire Company Units; and (D) no Voting Debt of the Company was issued and outstanding or authorized for issuance. The term “Voting Debt” means, with respect to any Person, Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which the equityholders of such Person may vote. All outstanding Company Units are validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA) and are not subject to preemptive rights or any other Encumbrances. As of the date hereof, there are no outstanding Company Units other than the Company Units described in the first sentence of this Section 3.1(b).  There are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company or any of its Subsidiaries any Company Units or other equity interests in the Company or securities convertible into or exchangeable or exercisable for Company Membership Interests All outstanding shares of capital stock of the Subsidiaries of the Company are owned by the Company, or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all liens, pledges, charges, encumbrances, claims, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, licenses, covenants not to sue or assert, defects in title, or other burdens, options or encumbrances of any kind (“Encumbrances”). Except as set forth in this Section 3.1(b), and prior to giving effect to the Pre-Closing Transactions, there are no: (1) securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for Company Membership Interests, Company Voting Debt or other voting securities of the Company or any Subsidiary of the Company, or (2) options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Company Membership Interests.

(c) Authority; No Violations; Consents and Approvals.

(i) Each of the Company and New Holdco has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party by each of the Company and New Holdco and the consummation by the Company and New Holdco of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of the Company, including the written consent of TPG Accolade, L.P., a Delaware limited partnership (“Company Sponsor”) in its capacity as a member of the Company, and New Holdco. This Agreement and, when executed, each applicable Ancillary Agreement, has been, or shall have been, as applicable, duly executed and delivered by the Company and New Holdco and, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of each of the Company and New Holdco enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of New Holdco or the Company or any of its Subsidiaries under, any provision of (A) the Company Certificate of Formation or Company LLC Agreement, (B) any provision of the comparable Organizational Documents of New Holdco or any of the Company’s Subsidiaries, (C) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, contract, lease or other agreement, permit, franchise or license to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets are bound, or (D) assuming the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 3.1(c)(iii) are duly and timely obtained or made, any judgment, permit, order, decree, statute, law, ordinance, rule or regulation of any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other body having governmental or quasi-governmental or adjudicatory powers or any (public or private) arbitrator or arbitral body (a “Governmental Entity”) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (B), (C) and (D), any such violations, defaults, acceleration, losses, or Encumbrances that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (A) the filing of a premerger notification report by the Company under the HSR Act and any other applicable Premerger Notification Rules, and the expiration or termination of the applicable waiting period, any required approvals or clearances or compliance with any suspensory obligation with respect thereto; (B) the filing with the SEC of such reports under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificates of Merger with the Office of the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities or “blue sky” or takeover laws; (E) such filings and approvals as may be required by any securities, corporate or other law, rule or regulation set forth on Schedule 3.1(c) of the Company Disclosure Schedule and (F) any such consent, approval, order, authorization, registration, filing, or permit that the failure to obtain or make would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) SEC Documents.

(i) The Company has made available to Parent a true and complete copy of each form, report, statement, schedule, prospectus, registration statement and each other document filed by the Company with the Securities and Exchange Commission (the “SEC”) since September 30, 2013, including all amendments or exhibits thereto and documents incorporated by reference thereto (the “Company SEC Documents”) and prior to the date of this Agreement. Each of the Company SEC Documents has been timely filed, to the extent required by law, and, as of their respective dates, each of the Company SEC Documents, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933 (the “Securities Act”), or the Exchange Act or any other applicable law, as the case may be, and the rules and regulations of the SEC thereunder, in each case, to the extent applicable to such Company SEC Documents, and none of the Company SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available (including via the EDGAR system) to Parent all material correspondence between the SEC on the one hand, and the Company or any of its Subsidiaries, on the other hand, since September 30, 2013. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the knowledge of the Company, as of the date hereof, (A) none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment and (B) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any Company SEC Document.

(ii) The financial statements of the Company included in the Company SEC Documents complied, and in the case of financial statements filed following the date hereof will comply, as to form in all material respects with Regulation S-X of the SEC, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, and in the case of financial statements filed following the date hereof will fairly present, in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of the Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.

(e) Information Supplied.  None of the information supplied or to be supplied by the Company related to the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the meeting of such stockholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to information supplied by the Company related to the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(f) Absence of Certain Changes or Events.  Since September 30, 2015, (i) there has not been any Company Material Adverse Effect and (ii) except as contemplated by or permitted by this Agreement, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice.

(g) No Undisclosed Material Liabilities.  As of the date of this Agreement, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required to be presented on the face of (or in the notes thereto) an audited balance sheet prepared in accordance with GAAP, other than: (i) liabilities adequately provided for on the balance sheet of the Company dated as of September 30, 2015 (including the notes thereto) contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015; (ii) liabilities incurred in the ordinary course of business subsequent to September 30, 2015; (iii) liabilities for fees and expenses incurred in connection with the transactions contemplated by this Agreement and (iv) liabilities which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(h) No Default.  Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company Certificate of Formation or Company LLC Agreement or the comparable charter or organizational documents of any of the Company’s Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease or other agreement, contract, permit, franchise or license to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries, except, with respect to clauses (ii) and (iii) of this Section 3.1(h), for defaults or violations which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(i) Compliance with Applicable Laws.  The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the “Company Permits”), except where the failure to so hold would not be reasonably likely to result in, individually or in the aggregate, a liability (of any nature) that would be reasonably likely to be material to the Company and its Subsidiaries, taken as whole. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not be reasonably likely to result in liability (of any nature) material to the Company and its Subsidiaries, taken as a whole. The businesses of the Company and its Subsidiaries are not being, and for the past three (3) years have not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which would not have consequences that would, individually or in the aggregate, be material to the Company or its Subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of the Company, no material investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, and no such investigations have been conducted, either internally or by any Governmental Entity, in the past three (3) years. For purposes of this Agreement, “knowledge,” of the Company or Parent, as applicable, means the knowledge of the individuals set forth on Schedule A of the Company Disclosure Schedule or Schedule A of the Parent Disclosure Schedule, as applicable.

(j) International Trade Matters.  The Company and each of its Subsidiaries, and their respective officers, directors, and employees, and, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of the Company or any of its Subsidiaries, are currently, and have for the past three (3) years been, in compliance in all material respects with all applicable Sanctions Laws, Ex-Im Laws, and the U.S. anti-boycott laws and regulations administered by the U.S. Department of Commerce and the U.S. Department of Treasury Internal Revenue Service. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, or employees, nor, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of the Company or any of its Subsidiaries, are currently, or have been in the last three (3) years: (i) a Sanctioned Person; (ii) organized, resident, or located in a Sanctioned Country; or (iii) operating, conducting business, participating in any transaction, or otherwise engaging in dealings with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate applicable Sanctions Laws or Ex-Im Laws.

(k) Anti-Corruption Matters.  The Company and each of its Subsidiaries, and their respective officers, directors, and employees, and, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of the Company or any of its Subsidiaries, are currently, and have for the past three (3) years been, in compliance in all material respects with all applicable Anti-Corruption Laws. Within the past three (3) years, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, or employees nor, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, offered, paid, given, promised to pay or give, or authorized the payment or giving of any money or anything of value to any officer or employee of any government, or any department, agency or instrumentality thereof, any public international organization (such as the World Bank or the United Nations) or foreign political party, or to any Person acting on behalf of such government, department, agency, instrumentality, public international organization, or foreign political party

(“Government Official”), or to any political official or candidate for political office, in order to influence decisions of such Government Official or political official or candidate, or to induce such Government Official or political official or candidate to take or omit to take any action, to secure any improper advantage, or for any other prohibited purpose (within the meaning of applicable Anti-Corruption Laws), or to any other Person for a prohibited purpose (within the meaning of applicable Anti-Corruption Laws).

(l) Litigation.  Except for such matters as would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, there is no (A) suit, action, charge, complaint, arbitration or similar proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and no such suit, action, charge, complaint, arbitration or similar proceeding has been filed against the Company or any of its Subsidiaries, or any of its or their assets or properties, in the past three (3) years, or (B) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries or any of its or their assets or properties.

(m) Taxes.  Except as would not be material to the Company and its Subsidiaries, taken as a whole:

(i) All Tax Returns which are required to be filed by the Company or any of its Subsidiaries on or before the Closing Date have been or will be timely filed;

(ii) such Tax Returns are, or will be, complete and correct in all material respects and prepared in substantial compliance with all applicable laws and regulations;

(iii) all Taxes which are due (whether or not shown on any Tax Return) on or before the Closing Date have been or will be timely paid in full;

(iv) no outstanding claim, assessment or deficiency against the Company or any of its Subsidiaries for any Taxes has been asserted in writing by any Governmental Entity;

(v) no Tax audits or administrative or judicial proceedings are being conducted or have been threatened in writing with respect to the Company or any of its Subsidiaries;

(vi) no extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company or any of its Subsidiaries;

(vii) there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries;

(viii) the Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party;

(ix) except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement;

(x) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of;

(A) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax laws), or use of any improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(B) an installment sale or open transaction occurring on or prior to the Closing Date;

(C) a prepaid amount received on or before the Closing Date;

(D) any closing agreement under Section 7121 of the Code, or any similar provision of state, local or foreign law; or

(E) any election under Section 108(i) of the Code;

(xi) neither interests in the Company nor in any of its Subsidiaries is or has ever been described in Section 897(c) of the Code; and

(xii) neither the Company nor any of its Subsidiaries has ever entered into a “listed transaction” within the meaning of Section 6707A of the Code.

(xiii) The Company is classified as a partnership for U.S. federal income Tax purposes and all applicable state and local Tax purposes.

(n) Compensation; Benefits.

(i) Set forth on Schedule 3.1(n) of the Company Disclosure Schedule is a list of all Employee Benefit Plans. “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and any pension, retirement, profit sharing, savings, bonus, commission, deferred compensation, incentive compensation, equity ownership, equity purchase, equity option, phantom equity, vacation, paid time off, employment or severance, change of control, separation, retention, disability, death benefit, hospitalization or insurance, health or other welfare plan, or other material benefit or compensation plan, program, policy, contract, arrangement or agreement, (A) providing benefits to any present or former employee or contractor of the Company or any of its Subsidiaries maintained by such entity, (B) maintained, sponsored, contributed or required to be contributed to by the Company or any of its Subsidiaries or (C) with respect to which the Company or any of its Subsidiaries has any current or contingent liability or obligation. True, correct and complete copies of each of the Employee Benefit Plans and related trust documents and favorable determination letters, if applicable, have been furnished to Parent or its representatives, along with the most recent report filed on Form 5500 and summary plan description (and any summaries of material modifications thereto) with respect to each Employee Benefit Plan required to file or complete such report and description.

(ii) Each Employee Benefit Plan has been established, sponsored, maintained, funded and administered in compliance with its terms, the terms of any applicable collective bargaining agreement and with all applicable laws, except where the failure to so comply would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and either has received a current favorable determination letter or is a pre-approved plan that is the subject of an advisory letter, from the Internal Revenue Service, and there are no circumstances which would adversely affect the qualification of such Employee Benefit Plan or the ability to rely on such determination letter.

(iii) There are no material actions, suits, proceedings, audits, investigations, litigation or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Employee Benefit Plans, and, to the knowledge of the Company, there are no facts or circumstances that would give rise to any such actions, suits, proceedings, audits, investigations, litigation or claims. There has been no breach of fiduciary duty (as determined under ERISA) or “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Benefit Plan that would result in material liability to the Company or any of its Subsidiaries.

(iv) With respect to each Employee Benefit Plan, except where the failure to take such action would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (A) all contributions, distributions, reimbursements and premium payments that are due have been timely made and (B) all contributions, distributions, reimbursements and premium payments for any period ending on or before the Closing Date that are not yet due have been timely made or properly accrued.

(v) There are no material unfunded benefit obligations under any Employee Benefit Plan that have not been properly accrued for in the Company’s financial statements or disclosed in the notes thereto in accordance with GAAP.

(vi) No Employee Benefit Plan is, and neither the Company nor any of its Subsidiaries has any material current or contingent liability or obligation under or with respect to, (A) any plan that is or was subject to Title IV of ERISA or Section 412 of the Code, (B) any “multiple employer plan” (as defined in Section 210 of ERISA or Section 413(c) of the Code), or (C) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). Neither the Company nor any of its Subsidiaries has any material current or contingent liability or obligation on account of at any time being considered a single employer with any other Person under Section 414 of the Code.

(vii) No Employee Benefit Plan is, and neither the Company nor any of its Subsidiaries has any material current or contingent liability or obligation under or with respect to, a multiemployer plan within the meaning of Section 3(37) of ERISA. No Employee Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, any material post-termination or post-employment medical, health, life insurance or other welfare benefits to any employees, former employees, directors, service providers or any other Person, other than in accordance with Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or comparable state law (“COBRA”) and for which the covered Person pays the entire premium cost. The Company and its Subsidiaries have complied and are in compliance in all material respects with the requirements of COBRA.

(viii) No Employee Benefit Plan that is maintained or contributed to with respect to current or former service providers of the Company or any of its Subsidiaries located outside the United States is a defined benefit-type plan or, if maintained by the Company or any of its Subsidiaries and is not fully insured or required under applicable law to be funded, has any material unfunded or underfunded liabilities. Except where the failure to take such action would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have timely made all contributions required to have been made by any of them with respect to any plan established and maintained by a Governmental Entity.

(ix) Neither the execution of this Agreement, the shareholder approval of this Agreement, nor the consummation of the transactions contemplated hereby (either alone or in combination with any other event) will (A) give rise to any liability under any Employee Benefit Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, (B) accelerate the time of payment, funding or vesting or increase the amount of compensation or benefits due to any employee, officer, director, stockholder or other service provider of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries or (C) be the direct or indirect cause of any amount paid or payable to any employee, officer, director, stockholder or other service provider of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries being classified as a “parachute payment” as defined in Section 280G(b)(2) of the Code.

(x) Except to the extent as would not result in material liability to the Company, (i) each Employee Benefit Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code), is and has been maintained in all material respects in form and operation in compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder, (ii) each such Employee Benefit Plan is in documentary compliance with Section 409A of the Code and the Treasury Regulations and other official guidance promulgated thereunder, and (iii) no amounts under any such plan, agreement or arrangement are or have been subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code. Neither the Company nor any of its Subsidiaries have any obligation to gross-up or indemnify any individual with respect to any tax imposed under Sections 4999 or 409A of the Code.

(o) Labor Matters.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, collective bargaining relationship or any other material agreement with any trade union or other labor organization, and, as of the date of this Agreement, there is no pending union representation petition involving employees of the Company or any of its Subsidiaries. To the

Company’s knowledge, no union organizing activities are underway or threatened with respect to the Company or any of its Subsidiaries and no such activities have occurred within the past three (3) years.

(ii) As of the date of this Agreement, there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other labor grievance proceeding against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company, threatened before any Governmental Entity, other than such matters which do not and are not reasonably likely to have a Company Material Adverse Effect.

(iii) There is no strike, material slowdown, work stoppage, lockout or other material labor dispute involving employees of the Company or any of its Subsidiaries that is pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries, and no such dispute has occurred within the past two (2) years.

(iv) With respect to this transaction, any collective bargaining by the Company or any of its Subsidiaries required under any Law or collective bargaining agreement has been or will be initiated prior to Closing.

(v) Within the past three (3) years, neither the Company nor any of its Subsidiaries has implemented any employee layoffs implicating the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable law (collectively, the “WARN Act”). The Company has provided to Parent a true and complete list of employee layoffs, by date and location, implemented by the Company and each of its Subsidiaries in the 90 day period preceding the date hereof.

(p) Intellectual Property.

(i) Except as would not be reasonably likely to have a Company Material Adverse Effect, (A) the Company and its Subsidiaries own or have the valid and enforceable right to use all Intellectual Property used in or necessary for the operation of the businesses of each of the Company and its Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”), free and clear of any and all Encumbrances, except for Permitted Encumbrances and (B) the Company Intellectual Property owned by the Company or any of its Subsidiaries is subsisting and in full force and effect and valid and, to the knowledge of the Company, enforceable.

(ii) To the knowledge of the Company and except as would not be reasonably likely to have a Company Material Adverse Effect, (A) the use of the Company Intellectual Property by the Company and its Subsidiaries and the operation of the business of each of the Company and its Subsidiaries does not conflict with, infringe upon, violate, interfere with or otherwise misappropriate, and has not in the last three (3) years infringed upon, violated, interfered with or otherwise misappropriated, any intellectual property right of any other Person, and (B) no Person is infringing upon, violating, interfering with or otherwise misappropriating, or has in the last three (3) years infringed upon, violated, interfered with or otherwise misappropriated, any Company Intellectual Property owned by the Company or any of its Subsidiaries.

(iii) Except as would not be reasonably likely to have a Company Material Adverse Effect, the Company Systems (A) operate in accordance with their documentation and functional specifications and as otherwise required by the Company and its Subsidiaries and have not materially malfunctioned or failed within the last two (2) years and (B) are sufficient for the immediate and reasonably foreseeable needs of the Company and its Subsidiaries, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner. Except as would not be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries have implemented commercially reasonable measures to protect the confidentiality, integrity and security of the Company Systems and all information and data stored therein or transmitted thereby (including any sensitive or protected information, including personally identifiable information and payment card information) against any unauthorized use, access, interruption, modification or corruption. Except as would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole, to the knowledge of the Company as of the date hereof, neither the Company nor any of its Subsidiaries have suffered any actual or alleged unauthorized access to, theft of, breaches of security with respect to or corruption, loss, or destruction of any of the Company Systems or the information and data stored therein or transmitted thereby.

(q) Properties.

(i) Set forth on Schedule 3.1(q) of the Company Disclosure Schedule is a list of all real property (x) owned by the Company or its Subsidiaries (“Owned Real Property”) and (y) leased, subleased, or occupied by the Company or its Subsidiaries (“Leased Real Property,” and collectively with the Owned Real Property, the “Real Property”). The Company or its Subsidiaries, as applicable, have good and defensible fee simple title to all of the Owned Real Property that it or they own, including the properties reflected in the Company’s most recent consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015 filed with the SEC, but excluding any property that is no longer used for the conduct of the business of the Company and its Subsidiaries as presently conducted or that have been disposed of in the ordinary course of business. The Company or its Subsidiaries, as applicable, have a valid and enforceable leasehold interest in all Leased Real Property that it or they lease, and each such lease constitutes a valid and binding obligation of the Company or its Subsidiaries, as applicable, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company’s or Subsidiaries’ possession and quiet enjoyment of the Leased Real Property under the Leases has not been disturbed, and to the Company’s knowledge, there are no disputes under any of the Leases. All such Real Property is free and clear of all Encumbrances, except for (A) liens for Taxes not yet delinquent, (B) Encumbrances that would be disclosed by an accurate survey or inspection of the Real Property in question (including any Encumbrances or other matters disclosed in any surveys, title commitments, title insurance policies or other title searches provided to or obtained by or on behalf of Parent or the Financing Sources pursuant to this Agreement) that do not, individually or in the aggregate, materially interfere with and are not violated by the current use of such Real Property, (C) statutory or other inchoate liens securing liabilities incurred in the ordinary course of business for amounts not yet delinquent, (D) Encumbrances in the nature of zoning or land use restrictions applicable to the specific Real Property as of the Closing Date not violated by the current use of the specific Real Property, (E) covenants, conditions or restrictions of record affecting title to the specific Real Property, (F) all other rights of any Governmental Entity to regulate the use, development or occupancy of any Real Property as of the date hereof which rights are not violated by the current use or occupancy of such Real Property, (G) minor Encumbrances that do not materially detract from the value of the specific Real Property affected or the present use of such Real Property, (H) non-perpetual, non-exclusive licenses to Real Property granted in the ordinary course of business, (I) Encumbrances that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect and (J) Encumbrances existing or expressly permitted pursuant to credit facilities of the Company and its Subsidiaries existing as of the date of this Agreement (items (A) through (J), collectively, “Permitted Encumbrances”). The Real Property comprises all of the material real property used or intended to be used in connection with the business of the Company and its Subsidiaries, and such Real Property, including all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof that are located on the Owned Real Property (the “Improvements”) are in good condition and repair (subject to ordinary wear and tear, casualty and condemnation). Except as would not reasonably be likely to have a Company Material Adverse Effect, (i) neither the Company nor its Subsidiaries have leased, subleased or otherwise granted to any Person the right to use or occupy any Real Property or any portion thereof, and (ii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein.

(ii) The Company or its Subsidiaries, as applicable, own or have good and valid title to, free and clear of any and all Encumbrances, except for Permitted Encumbrances, all personal property assets, both tangible and intangible, that it or they own, including the personal property assets reflected in the Company’s most recent consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015 filed with the SEC, but excluding any personal property assets that are no longer used for the conduct of the businesses of the Company and its Subsidiaries as presently conducted or that have been disposed of in the ordinary course of business.

(r) Environmental Matters.

(i) As used in this Agreement:

(A) “Environmental Laws” means any and all applicable laws, common law, statutes, regulations, rules, orders, ordinances, and legally enforceable directives of any Governmental Entity pertaining to human or worker health or safety (relating to Hazardous Materials), pollution or protection of the environment (including natural resources), including any release of Hazardous Materials into the environment, in effect as of or prior to the date hereof;

(B) “Hazardous Materials” means any (1) chemical, product, substance, waste, or other material that is defined or listed as hazardous or toxic, that is otherwise regulated as a pollutant or contaminant, or for which standards of conduct or liability may be imposed, under any Environmental Law; (2) asbestos containing materials, polychlorinated biphenyls, radioactive materials or radon; and (3) any petroleum hydrocarbons, petroleum products, petroleum substances, crude oil, and any components, fractions, or derivatives thereof; and

(ii) Except for those matters that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect:

(A) The Company and its Subsidiaries and their respective operations and Real Property are and for the past three (3) years have been in compliance with all applicable Environmental Laws, which compliance includes and has included obtaining, maintaining and complying with all material Company Permits required under applicable Environmental Laws for the operation of their respective businesses or the occupancy of their real property;

(B) The Company and its Subsidiaries are not subject to any unresolved or pending or, to the Company’s knowledge, threatened claims, actions, suits, investigations, inquiries, judgments, decrees, injunctions, orders or proceedings arising under or related to Environmental Laws including with respect to exposure of any Person to Hazardous Materials;

(C) Neither the Company nor its Subsidiaries have received any written notice asserting an alleged material violation of or material liability or obligation under any Environmental Laws;

(D) Neither the Company nor its Subsidiaries is subject to or knows of any basis for any obligations to remediate, or liability with respect to, Hazardous Materials contamination at any site, property or facility (including the Real Property) pursuant to Environmental Laws;

(E) Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Entities pursuant to the New Jersey Industrial Site Recovery Act or the requirements of Ohio Revised Code §3734.42;

(F) Except with respect to the master services agreements entered into by the environmental services business in the ordinary course of business, neither the Company nor its Subsidiaries have assumed, provided an indemnity with respect to or otherwise become subject to, any material liability of any other Person relating to Environmental Laws; and

(G) Neither the Company nor its Subsidiaries have designed, manufactured, sold, marketed, installed, repaired or distributed products or other items containing asbestos so as to give rise to any current liabilities pursuant to any Environmental Law.

(iii) The Company has made available to Parent copies of all material environmental, occupational health and safety audits, reports and assessments, and other documents materially bearing on environmental, occupational health or safety liabilities, relating to the businesses or properties of the Company and its Subsidiaries that are in their possession or under their reasonable control.

(iv) Except with respect to Sections 3.1(d), 3.1(f), 3.1(g) and this Section 3.1(r), neither the Company nor its Subsidiaries make any representation or warranty regarding the compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law.

(s) Insurance.  Set forth on Schedule 3.1(s) of the Company Disclosure Schedule, as of the date of this Agreement, is a true, correct and complete list of all material insurance policies held by the Company and each of its Subsidiaries. Except for policies that have been, or are scheduled to be, terminated in the ordinary course of business and consistent with past practices of the Company and in accordance with the terms thereof, each of the insurance policies set forth on Schedule 3.1(s) of the Company Disclosure Schedule is in full force and effect.

(t) Brokers.  Except for the fees and expenses payable to Jefferies LLC, no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(u) Certain Contracts and Arrangements.  Schedule 3.1(u) of the Company Disclosure Schedule, together with the lists of exhibits contained in the Company SEC Documents, sets forth a true and complete list, as of the date of this Agreement, of (i) each agreement to which the Company or any of its Subsidiaries is a party (other than this Agreement) that is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the SEC if such a registration statement was filed by the Company on the date of this Agreement; (ii) any agreement that purports to limit the manner in which, or the localities in which, the Company’s or its Subsidiaries’ businesses are conducted in any manner that is material to the Company and its Subsidiaries, taken as a whole, including any non-compete agreements, agreements limiting the ability of the Company or any of its Subsidiaries from soliciting customers or employees; (iii) any material agreement that contains any “most favored nation,” “take or pay,” minimum requirements, right of first refusal or other similar provisions with respect to any transaction engaged in by the Company or its Subsidiaries; (iv) any agreement providing for exclusive rights of marketing or distributing any of the products of the Company or its Subsidiaries in any manner that is material to the Company and its Subsidiaries, taken as a whole; (v) any supply contract of one year or greater remaining duration that involves required payments by or to the Company or any of its Subsidiaries of more than $20 million with respect to the Company’s plastics segment, and $40 million with respect to the Company’s chemicals business segment, in each case on an annual basis; (vi) any sales contract of one year or greater remaining duration that involves required payments by or to the Company or any of its Subsidiaries of more than $7 million with respect to the Company’s plastics segment, and $15 million with respect to the Company’s chemicals business segment, in each case on an annual basis; (vii) any contract which contemplates consideration in excess of $10 million with respect to the acquisition or disposition of any Person or line of business, whether by way of merger, acquisition of equity securities or acquisition of assets; (viii) any contract with respect to the settlement of any litigation, proceeding or claim involving non-monetary relief or monetary relief in excess of $15 million; (ix) any contract or agreement relating to the borrowing of money or extension of credit pursuant to which the Company or any of its Subsidiaries has a borrowing capacity of more than $30 million or outstanding Indebtedness of more than $15 million; (x) any contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of the Company and its Subsidiaries; (xi) any IP Agreement that is material to the Company and its Subsidiaries, taken as a whole; (xii) any material contract that is a currency or interest hedging arrangement; (xiii) any material contract containing a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase securities of another Person; (xiv) any contract that includes any Affiliate of the Company (other than a Subsidiary of the Company) as a counterparty; and (xv) any collective bargaining agreement or other material agreement with any labor organization (collectively, the “Company Contracts”). Except as would not be reasonably likely to result in, individually or in the aggregate, a liability (of any nature) to the Company or any of its Subsidiaries, in excess of $5,000,000, neither the Company nor any of its Subsidiaries is in breach or default under any Company Contract nor, to the knowledge of the Company as of the date of this Agreement, is any other party to any such Company Contract in breach or default thereunder. Except as would not be reasonably likely to result in, individually or in the aggregate, a liability (of any nature) to the Company or any of its Subsidiaries, in excess of $5,000,000, as of the date hereof, (A) neither the Company nor any of its Subsidiaries has received any claim or notice of material breach of or material default under any such Company Contract or any notice of intent to cancel or terminate any Company Contract, and, (B) to the knowledge of the Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any Company Contract by the Company or any of its Subsidiaries party thereto (in each case, with or without notice or lapse of time or both).

3.2 Representations and Warranties of Blocker.  Except as set forth on the Company Disclosure Schedule, Blocker represents and warrants to Parent, Blocker Merger Sub and Company Merger Sub, as of the date hereof and as of the Closing Date, as follows:

(a) Organization, Standing and Power.  Blocker is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not be reasonably likely to, individually or in the aggregate, prevent or materially delay or impair the ability of Blocker to consummate the transactions contemplated by this Agreement. Blocker has heretofore made available to Parent complete and correct copies of its certificate of formation (the “Blocker Certificate of Formation”), and its Second Amended and Restated Agreement of Limited Partnership, dated as of July 19, 2012 (the “Blocker Partnership Agreement”), and each such document is (x) in full force and effect and (y) other than in connection with the Pre-Closing Transactions, has not been amended in any material respect from the copy made available to Parent.

(b) Capital Structure.  As of the date hereof, the outstanding equity interests of Blocker consist of a non-economic general partner interest and a 100% limited partner interest, and no Voting Debt of Blocker is issued and outstanding. Schedule 3.2(b) of the Company Disclosure Schedule sets forth the record owners of all partnership interests in Blocker as of the close of business on the date hereof (collectively, “Blocker Partnership Interests”). All outstanding partnership interests are validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA) and are not subject to preemptive rights or any other Encumbrances. Other than Blocker Partnership Interests, there are no options, warrants or other rights to subscribe for, purchase or acquire from Blocker any equity interests in Blocker or securities convertible into or exchangeable or exercisable for Blocker Partnership Interests. After giving effect to the Pre-Closing Transactions, each of the Company Series A Units owned beneficially and of record by Blocker (the “Blocker Owned Company Units”) will be owned free and clear of all Encumbrances. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Blocker is a party or by which it is bound relating to the voting of any Blocker Partnership Interests.

(c) Authority; No Violations; Consents and Approvals.

(i) Blocker has all requisite partnership power and authority to execute and deliver this Agreement and each Ancillary Agreement to which Blocker is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Blocker and the consummation by Blocker of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership action on the part of Blocker. This Agreement and, when executed, each Ancillary Agreement, has been, or shall have been, as applicable, duly executed and delivered by Blocker, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of Blocker enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Blocker under, any provision of (A) the Blocker Certificate of Formation or the Blocker Partnership Agreement, (B) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease or other agreement, permit, franchise or license to which Blocker is a party or by which any of its properties or assets are bound, or (C) assuming the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 3.2(c)(iii) are duly and timely obtained or made, any judgment, permit, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to Blocker or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (B) and (C), any such violations, defaults, acceleration, losses, or Encumbrances that would not be reasonably likely to, individually or in the aggregate, prevent or materially delay or impair the ability of Blocker to consummate the transactions contemplated by this Agreement.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by Blocker in connection with the execution and delivery of this Agreement by Blocker or the consummation by Blocker of the transactions contemplated hereby, except for: (A) the filing of a premerger notification report by the Company under the HSR Act and any other applicable Premerger Notification Rules, and the expiration or termination of the applicable waiting period, any required approvals or clearances or compliance with any suspensory obligation with respect thereto; (B) the filing of the Certificate of Blocker Merger with the Office of the Secretary of State of the State of Delaware; (C) such filings and approvals as may be required by any applicable state securities or “blue sky” or takeover laws and (D) such filings and approvals as may be required by any securities, corporate or other law, rule or regulation set forth on Schedule 3.2(c) of the Company Disclosure Schedule.

(d) Holding Company Status.  Prior to the Pre-Closing Transactions, Blocker’s only asset is its equity interest in Company Sponsor. After giving effect to the Pre-Closing Transactions, Blocker’s only asset will be the Blocker Owned Company Units. Since its formation, Blocker has had no operations, Indebtedness or liabilities, whether accrued, contingent, absolute or otherwise, other than liabilities solely arising from required capital contributions in respect of its equity interest in Company Sponsor and ordinary course entity-level liabilities solely relating to its maintenance as a Delaware limited partnership (such as state franchise or minimum taxes). After giving effect to the Pre-Closing Transactions, Blocker will have no Indebtedness or any other liability, whether accrued, contingent, absolute or otherwise, other than ordinary course entity-level liabilities solely relating to its maintenance as a Delaware limited partnership (such as state franchise or minimum taxes). Blocker has not entered into any Contract other than pursuant to the Pre-Closing Transactions, this Agreement and the Ancillary Agreements.

(e) Taxes.

(i) all Tax Returns which are required to be filed by Blocker on or before the Closing Date have been or will be timely filed;

(ii) such Tax Returns are, or will be, complete and correct in all material respects and prepared in substantial compliance with applicable laws and regulations;

(iii) all material Taxes which are due (whether or not shown on any Tax Return) on or before the Closing Date (other than Taxes being contested in good faith by appropriate proceedings) have been or will be timely paid in full;

(iv) no outstanding claim, assessment or deficiency against Blocker for any Taxes has been asserted in writing by any Governmental Entity;

(v) no Tax audits or administrative or judicial proceedings are being conducted or have been threatened in writing with respect to Blocker;

(vi) no extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Blocker;

(vii) there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Blocker;

(viii) Blocker has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party;

(ix) except as contemplated by this Agreement, Blocker is not party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement;

(x) Blocker will not be required to include any material item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

(A) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(B) an installment sale or open transaction occurring on or prior to the Closing Date;

(C) a prepaid amount received on or before the Closing Date;

(D) any closing agreement under Section 7121 of the Code, or any similar provision of state, local or foreign law; or

(E) any election under Section 108(i) of the Code;

(xi) Partnership Interests in Blocker are not and have never been described in Section 897(c) of the Code;

(xii) Blocker has never entered a “listed transaction” within the meaning of Section 6707A of the Code; and

(xiii) Blocker has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treas. Reg. § 301.7701-3(c) and has not revoked or changed such election.

(f) Brokers.  Except for the fees and expenses payable to Jefferies LLC, no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Blocker.

(g) Litigation.  There is no and there has never been (A) any suit, action, charge, complaint, arbitration or similar proceeding pending, or, to the knowledge of the Company, threatened against Blocker and no such suit, action, charge, complaint, arbitration or similar proceeding has been filed against the Blocker, or any of its assets or properties, or (B) any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Blocker or any of its assets or properties.

(h) Compliance with Laws.  Blocker is, and since its formation has been, in compliance in all material respects with all applicable laws and regulations. Since its formation through the date hereof, Blocker has not received any notice from a Governmental Entity of a violation of any applicable law or regulation and no such allegation has been threatened.

3.3 Representations and Warranties Regarding PlasChem.  Except as set forth on the Company Disclosure Schedule and except as disclosed in the Company SEC Documents (as defined herein) filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Company SEC Documents) and excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are related to forward-looking statements, the Company represents and warrants to Parent, Blocker Merger Sub and Company Merger Sub, as of the date hereof and as of the Closing Date, as follows:

(a) Organization, Standing and Power.  PlasChem is a limited liability company duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of PlasChem’s Organizational Documents in effect as of the date of this Agreement, and each such document is (x) in full force and effect and (y) other than in connection with the Pre-Closing Transactions, has not been amended in any material respect from the copy made available to Parent.

(b) Capital Structure.  Schedule 3.3(b) of the Company Disclosure Schedule lists, as of the date hereof, all outstanding equity securities of PlasChem. There are no equity securities of PlasChem subject to issuance upon exercise of outstanding options to acquire any equity securities of PlasChem, and no Voting Debt of PlasChem was issued and outstanding or authorized for issuance. All outstanding equity securities of PlasChem are validly issued, fully paid and non-assessable and are not subject to preemptive rights or any other Encumbrances. PlasChem has no Subsidiaries. Except as set forth in this Section 3.3(b), there are no: (1) securities of the PlasChem convertible into or exchangeable or exercisable for any equity securities, Voting Debt or other voting securities thereof, or (2) options, warrants, calls, rights (including preemptive rights), commitments or agreements to which PlasChem is a party or by which it is bound in any case obligating PlasChem to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of PlasChem, or obligating PlasChem to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not any stockholder agreements, voting trusts or other agreements or understandings to which PlasChem is a party or by which it is bound relating to the voting of any equity securities of PlasChem.

(c) Authority; No Violations; Consents and Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by PlasChem in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such filings and approvals as may be required by any securities, corporate or other law, rule or regulation set forth on Schedule 3.1(c) of the Company Disclosure Schedule.

(d) Financial Statements.  The un-audited internal financial statements of PlasChem, dated as of September 30, 2015 (the “Un-Audited PlasChem Financial Statements”) are attached to Schedule 3.3(d) of the Company Disclosure Schedule. The Un-Audited PlasChem Financial Statements were prepared in accordance with GAAP, as applied consistently by the Company and having regard for the purpose for which the Un-Audited PlasChem Financial Statements were prepared, subject to normal year-end audit adjustments, reasonably present, in all material respects the financial position of PlasChem as of September 30, 2015, and its financial performance for the year then ended.

(e) Absence of Certain Changes or Events.  Since September 30, 2015, except as contemplated by or permitted by this Agreement, the business of PlasChem has been conducted in all material respects in the ordinary course of business consistent with past practice.

(f) No Undisclosed Material Liabilities.  There are no liabilities of PlasChem of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required to be presented on the face of (or in the notes thereto) an audited balance sheet prepared in accordance with GAAP, other than: (i) liabilities adequately provided for on the balance sheet of PlasChem dated as of September 30, 2015 (including the notes thereto); (ii) liabilities incurred in the ordinary course of business subsequent to September 30, 2015; (iii) liabilities for fees and expenses incurred in connection with the transactions contemplated by this Agreement and (iv) liabilities which would not be material to PlasChem, taken as a whole.

(g) No Default.  PlasChem is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its Organizational Documents, (ii) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease or other agreement, contract, permit, franchise or license to which PlasChem is now a party or by which PlasChem or any of its properties or assets is bound or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to PlasChem, in the case of clauses (ii) and (iii), other than for such default or violation as would not be material to PlasChem, taken as a whole.

(h) Compliance with Applicable Laws.  PlasChem holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, in each case to the extent material to PlasChem, necessary for the lawful conduct of its business and is in compliance therewith in all material respects. Except as would not be material to PlasChem, the business of PlasChem is not being, and since November 1, 2012, has not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity. As of the date of this Agreement, to the knowledge of the Company, no material investigation or review by any Governmental Entity with respect to PlasChem is pending or threatened, and no such investigations have been conducted, either internally or by any Governmental Entity, since November 1, 2012.

(i) International Trade Matters.  PlasChem and its officers, directors, and employees, and, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of PlasChem, are currently, and have since November 1, 2012 been, in compliance in all material respects with all applicable Sanctions Laws, Ex-Im Laws, and applicable anti-boycott laws and regulations administered by any Governmental Entity. Neither PlasChem nor any of its officers, directors, or employees, nor, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of PlasChem, are currently, or have been since November 1, 2012: (i) a Sanctioned Person; (ii) organized, resident, or located in a Sanctioned Country; or (iii) operating, conducting business, participating in any transaction, or otherwise engaging in dealings with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate applicable Sanctions Laws or Ex-Im Laws.

(j) Anti-Corruption Matters.  PlasChem and each of its officers, directors, and employees, and, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of PlasChem, are currently, and have since November 1, 2012 been, in compliance in all material respects with all applicable Anti-Corruption Laws. Since November 1, 2012, neither PlasChem nor any of its officers, directors, or employees nor, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of PlasChem, has, directly or indirectly, offered, paid, given, promised to pay or give, or authorized the payment or giving of any money or anything of value to any, officer or employee of any government, or any department, agency or instrumentality thereof, any public international organization (such as the World Bank or the United Nations), any foreign political party, or to any Government Official, or to any political official or candidate for foreign political office, in order to influence decisions of such Government Official or political candidate, or to induce such a Government Official or political official or candidate to take or omit to take any action, to secure any improper advantage, or for any other prohibited purpose (within the meaning of applicable Anti-Corruption Laws), or to any other Person for a prohibited purpose (within the meaning of applicable Anti-Corruption Laws).

(k) Litigation.  Except as would not be material to PlasChem, there is no (A) suit, action, charge, complaint, arbitration or similar proceeding pending, or, to the knowledge of the Company, threatened against PlasChem, and no such suit, action, charge, complaint, arbitration or similar proceeding has been filed against PlasChem, or any of its assets or properties, since November 1, 2012 or (B) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against PlasChem or any of its assets or properties.

(l) Taxes.  Except as would not be material to PlasChem:

(i) All Tax Returns which are required to be filed by PlasChem on or before the Closing Date have been or will be timely filed;

(ii) such Tax Returns are, or will be, complete and correct in all material respects and prepared in substantial compliance with all applicable laws and regulations;

(iii) all Taxes which are due (whether or not shown on any Tax Return) on or before the Closing Date have been or will be timely paid in full;

(iv) no outstanding claim, assessment or deficiency against PlasChem for any Taxes has been asserted in writing by any Governmental Entity;

(v) no Tax audits or administrative or judicial proceedings are being conducted or have been threatened in writing with respect to PlasChem;

(vi) no extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of PlasChem;

(vii) there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of PlasChem;

(viii) PlasChem has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party;

(ix) except as contemplated by this Agreement, PlasChem is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement; and

(x) PlasChem will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of;

(A) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax laws), or use of any improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(B) an installment sale or open transaction occurring on or prior to the Closing Date;

(C) a prepaid amount received on or before the Closing Date;

(D) any closing agreement under Section 7121 of the Code, or any similar provision of state, local or foreign law; or

(E) any election under Section 108(i) of the Code, or any similar provision of state, local or foreign law.

(m) Compensation; Benefits.

(i) Each benefit or compensation plan, program, agreement, policy, contract or arrangement with respect to which PlasChem has any material liability or obligation (each, a “PlasChem Benefit Plan”) has been established, sponsored, maintained, funded and administered in compliance with its terms, the terms of any applicable collective bargaining agreement, and with all applicable laws, except where the failure to so comply would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) There are no material actions, suits, proceedings, audits, investigations, litigation or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the PlasChem Benefit Plans, and, to the knowledge of the Company, there are no facts or circumstances that would give rise to any such actions, suits, proceedings, audits, investigations, litigation or claims.

(iii) With respect to each PlasChem Benefit Plan, except where the failure to take such action would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all contributions, distributions, reimbursements and premium payments that are due have been timely made, and (ii) all contributions, distributions, reimbursements and premium payments for any period ending on or before the Closing Date that are not yet due have been timely made or properly accrued.

(iv) There are no material unfunded benefit obligations under any PlasChem Benefit Plan that have not been properly accrued for in PlasChem’s financial statements or disclosed in the notes thereto in accordance with applicable law.

(v) No PlasChem Benefit Plan provides, and PlasChem does not have any obligation to provide, any material post-termination or post-employment medical, health, life insurance or other welfare benefits to any employees, former employees, directors, service providers or any other Person.

(vi) No PlasChem Benefit Plan is a defined benefit-type plan or, if maintained by PlasChem or any of its Subsidiaries and is not fully insured or required under applicable law to be funded, has any material unfunded or underfunded liabilities in accordance with applicable law. Except where the failure to take such action would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, PlasChem has timely made all contributions required to have been made by it with respect to any plan established and maintained by a Governmental Entity, except for any failure to make such contributions that would not result in a material liability to PlasChem.

(vii) Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby (either alone or in combination with any other event) will (i) give rise to any liability under any PlasChem Benefit Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability or (ii) accelerate the time of payment, funding or vesting or increase the amount of compensation or benefits due to any employee, officer, director, stockholder or other service provider of PlasChem (whether current, former or retired) or its beneficiaries.

(n) Labor Matters.

(i) PlasChem is not a party to any collective bargaining agreement, collective bargaining relationship or any other material agreement with any trade union or other labor organization, and, as of the date of this Agreement, there is no pending union representation petition involving employees of PlasChem. No union organizing activities are underway or, to the Company’s knowledge, threatened with respect to PlasChem and no such activities have occurred since November 1, 2012.

(ii) As of the date of this Agreement, there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other labor grievance proceeding against PlasChem pending, or, to the knowledge of the Company, threatened before any Governmental Entity.

(iii) There is no material strike, slowdown, work stoppage, lockout or other material labor dispute involving employees of PlasChem that is pending, or, to the knowledge of the Company, threatened, against or involving PlasChem, and no such disputes have occurred since November 1, 2012.

(iv) With respect to this transaction, any notice required to be given by PlasChem under any law or collective bargaining agreement has been, or prior to Closing will be, given, and all bargaining or consultation obligations of PlasChem with any employee representative have been, or prior to Closing will be, satisfied.

(o) Intellectual Property.

(i) PlasChem owns or has the valid and enforceable right to use all material Intellectual Property used in or necessary for the operation of the business of PlasChem as presently conducted, free and clear of any and all Encumbrances, except for Permitted Encumbrances (the “PlasChem Intellectual Property”). The PlasChem Intellectual Property owned by PlasChem in full force and effect and valid and, to the knowledge of the Company, enforceable.

(ii) To the knowledge of the Company, the use of the PlasChem Intellectual Property by the Company and its Subsidiaries and the operation of the business of each of the Company, PlasChem and the Company’s Subsidiaries does not conflict with, infringe upon, violate, interfere with or otherwise misappropriate, and has not since November 1, 2012 infringed upon, violated, interfered with, or otherwise misappropriated, any intellectual property right of any other Person. To the knowledge of the Company, no Person is infringing upon, violating, interfering with, or otherwise misappropriating, or has since November 1, 2012 infringed upon, violated, interfered with, or otherwise misappropriated, any PlasChem Intellectual Property.

(iii) PlasChem has taken steps reasonable under the circumstances to protect its rights in the PlasChem Intellectual Property, including the secrecy, confidentiality and value of its confidential information and trade secrets.

(p) Properties.  There are no Encumbrances, other than Permitted Encumbrances, affecting the real property leased by PlasChem (the “PlasChem Real Property”). PlasChem’s possession of any such leased PlasChem Real Property has not been disturbed, and to the Company’s knowledge, there are no disputes with respect thereto. All personal property assets, both tangible and intangible, owned by PlasChem are free and clear of all Encumbrances, except for Permitted Encumbrances. The PlasChem Real Property comprises all of the material real property used or intended to be used in connection with the business of PlasChem, and such PlasChem Real Property, including all Improvements located thereon, are in good condition and repair (subject to ordinary wear and tear, casualty and condemnation). To the Company’s knowledge, there are no facts or conditions affecting any such Improvements which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

(q) Environmental Matters.

(i) Except for those matters set forth on Schedule 3.3(q) of the Company Disclosure Schedule:

(A) PlasChem and its operations and the PlasChem Real Property are, and since November 1, 2012 have been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes and has included obtaining, maintaining and complying in all material respects with all permits required under applicable Environmental Laws for the operation of its business or the occupancy of its real property;

(B) PlasChem is not subject to any unresolved or pending or, to the Company’s knowledge, threatened claims, actions, suits, investigations, inquiries, judgments, decrees, injunctions, orders or proceedings arising under or related to Environmental Laws including with respect to exposure of any Person to Hazardous Materials;

(C) PlasChem has not received any written notice asserting an alleged material violation of or material liability or obligation under any Environmental Laws;

(D) PlasChem is not subject to and knows of no basis for any obligation to remediate, or liabilities with respect to, Hazardous Materials contamination at any site, property or facility (including the PlasChem Real Property) pursuant to Environmental Laws;

(E) Except with respect to the master services agreements entered into by the environmental services business in the ordinary course of business, PlasChem has not assumed, provided an indemnity with respect to or otherwise become subject to, any material liability of any other Person relating to Environmental Laws; and

(F) PlasChem has not designed, manufactured, sold, marketed, installed, repaired or distributed products or other items containing asbestos so as to give rise to any liabilities pursuant to Environmental Laws.

(ii) The Company has made available to Parent copies of all material environmental, occupational health and safety audits, reports and assessments, and other documents materially bearing on environmental, occupational health or safety liabilities, relating to the business or properties of PlasChem that are in its possession or under its reasonable control.

(iii) Except with respect to Sections 3.3(d), 3.3(e), 3.3(f) and this Section 3.3(q), neither the Company nor its Subsidiaries make any representation or warranty regarding the compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law.

(r) Insurance.  Set forth on Schedule 3.3(r) of the Company Disclosure Schedule, as of the date of this Agreement, is a true, correct and complete list of all material insurance policies held by PlasChem. Except for policies that have been, or are scheduled to be, terminated in the ordinary course of business and consistent with past practices of PlasChem and in accordance with the terms thereof, each of the insurance policies set forth on Schedule 3.3(r) of the Company Disclosure Schedule is in full force and effect.

(s) Brokers.  No broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PlasChem.

Solely for purposes of this Section 3.3, references to matters that are “material”, “material to PlasChem” or that “materially” impact PlasChem, or words of similar import, refer to matters that would reasonably be expected to have a financial impact on PlasChem in excess of $1,000,000.

3.4 Representations and Warranties of Parent and Merger Subs.  Except as set forth on the disclosure schedule dated as of the date of this Agreement and delivered by Parent, Company Merger Sub and Blocker Merger Sub to the Company and Blocker on or prior to the date of this Agreement (the “Parent Disclosure Schedule”) and except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Company SEC Documents) and excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are related to forward-looking statements, Parent, Company Merger Sub and Blocker Merger Sub jointly and severally represent and warrant to the Company and Blocker, as of the date hereof and as of the Closing Date, as follows:

(a) Organization, Standing and Power.  Each of Parent, Company Merger Sub and Blocker Merger Sub is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, as applicable, has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent, Company Merger Sub and Blocker Merger Sub each has heretofore made available to the Company complete and correct copies of its certificate of incorporation or certificate of formation, as applicable, and bylaws or limited liability company agreement, as applicable, each as amended to date, and each such document is (x) in full force and effect and (y) has not been amended in any respect from the copy made available to Parent. “Parent Material Adverse Effect” means any occurrence, condition, change, event or effect that prevents or materially delays or impairs the ability of Parent, Company Merger Sub or Blocker Merger Sub to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following constitute a Parent Material Adverse Effect: (A) any occurrence, condition, change, event or effect resulting from or relating to changes in general economic, regulatory or political conditions or conditions in the United States or worldwide capital markets; (B) any occurrence, condition, change, event or effect resulting from or relating to fluctuations in the value of currencies to the extent that such change does not have, or would not reasonably be expected to have, a disproportionate impact on Parent, Company Merger Sub and Blocker Merger Sub as compared to other industry participants; (C) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism; (D) any occurrence, condition, change, event or effect resulting from the announcement or pendency of the transactions contemplated by this Agreement, (provided that, this clause (D) shall not be applicable with respect to Parent’s representations and warranties in Section 3.4(c)(ii) and to the extent related thereto, the condition in Section 6.3(a)); (E) any change in the trading prices or trading volume of the equity securities of Parent (but not any change or effect underlying such change in prices, volume or credit rating to the extent such change or effect would otherwise constitute a Parent Material Adverse Effect); (F) any change in accounting requirements or principles imposed upon Parent, its Subsidiaries or their respective businesses or any change in law, or the interpretation thereof; (G) any occurrence, condition, change, event or effect resulting from actions taken by the Company or any of its Affiliates; and (H) compliance by Parent, Blocker Merger Sub or Company Merger Sub with the terms of this Agreement or any written request of the Company.

(b) Capital Structure.

(i) The authorized capital stock of Parent consists of 200,000,000 shares of common stock of Parent, par value $0.0001 per share (“Parent Common Stock”) and 1,000,000 shares of preferred stock of Parent, par value $0.0001 per share (“Parent Preferred Stock”). As of the date hereof: (A) 62,531,250 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding; (B) 50,025,000 warrants entitling the holder thereof to purchase one-half of a share of Parent Common Stock at an exercise price of $5.75 per half share of Parent Common Stock (“Parent Warrants”) were issued and outstanding, including 22,400,000 Private Placement Warrants; (C) no shares of Parent Common Stock were subject to issuance upon exercise of outstanding options; and (D) no Voting Debt of Parent was issued and outstanding. No Parent Warrants are exercisable until the Closing. All outstanding shares of Parent Common Stock and Parent Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights. Schedule 3.4(b) of the Parent Disclosure Schedule lists, as of the date hereof, all outstanding options, warrants or other rights to subscribe for, purchase or acquire from Parent or any of its Subsidiaries any Parent Common Stock or other equity interests in Parent (collectively, “Parent Equity Interests”) or securities convertible into or exchangeable or exercisable for Parent Equity Interests (and (i) the exercise, conversion, purchase, exchange or other similar price thereof and (ii) whether such options, warrants or other rights are vested or unvested and the vesting schedule thereof) and, in each case (other than the Parent Warrants), the record holder thereof. All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Encumbrances. Except as set forth in this Section 3.4(b), there are outstanding: (2) no Parent Equity Interests, Voting Debt or other voting securities of Parent; (3) no securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for Parent Equity Interests, Voting Debt or other voting securities of Parent or any Subsidiary of Parent, and (4) no options, warrants (other than the Parent Warrants), calls, rights (including preemptive rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting

Debt or other voting securities of Parent or of any Subsidiary of Parent, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any Parent Equity Interests.

(ii) Parent owns all of the outstanding limited liability company interests in Blocker Merger Sub, free and clear of all Encumbrances. Blocker Merger Sub owns all of the outstanding limited liability company interests in Company Merger Sub, free and clear of all Encumbrances. Except as set forth in the immediately preceding sentence, Parent has no Subsidiaries and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person.

(iii) Subject to approval of the Transaction Proposals, the Stock Consideration and Founder Share Consideration, when delivered to the holders of Company Units pursuant to this Agreement and the Transfer Letter, as applicable, shall be duly authorized and validly issued, fully paid and non-assessable, and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any options, warrants, calls, rights (including preemptive rights), Organizational Documents, commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound.

(c) Authority; No Violations, Consents and Approvals.

(i) Each of Parent, Company Merger Sub and Blocker Merger Sub has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and each Ancillary Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Parent, Company Merger Sub and Blocker Merger Sub and the consummation by Parent, Company Merger Sub and Blocker Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action on the part of each of Parent, Company Merger Sub and Blocker Merger Sub, other than with respect to Parent the receipt of the Parent Stockholder Approval. This Agreement and, when executed, each Ancillary Agreement, has been duly executed and delivered by each of Parent, Company Merger Sub and Blocker Merger Sub, and, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of each of Parent, Company Merger Sub and Blocker Merger Sub enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any provision of (A) the Organizational Documents of Parent, Company Merger Sub or Blocker Merger Sub or any of their respective Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease or other agreement, permit, franchise or license to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or their respective properties or assets are bound or (C) assuming the consents, approvals, orders, authorizations, registrations, filings, or permits referred to in Section 3.4(c)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (B) and (C), any such violations, defaults, acceleration, losses or Encumbrances that would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

(iii) No consent, approval, order or authorization of, or registration, or filing with, or permit from, any Governmental Entity is required to be obtained or made by Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent, Company Merger Sub and Blocker Merger Sub or the consummation by Parent, Company Merger Sub and Blocker Merger Sub of the transactions contemplated hereby except for: (A) the filing of a premerger notification report by Parent under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of such reports under the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificates of Merger with the Office of the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any foreign premerger notification or competition, securities, corporate or other law, rule or regulation of any Governmental Entity set forth on Schedule 3.4(c) of the Parent Disclosure Schedule; and (E) any such consent, approval, order, authorization, registration, filing, or permit that the failure to obtain or would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) SEC Documents.

(i) Parent has made available to the Company a true and complete copy of each form, report, statement, schedule, prospectus, proxies, registration statement and other documents filed by Parent with the SEC since its initial registration of the Parent Common Stock (the “Parent SEC Documents”) and prior to the date of this Agreement. Each of the Parent SEC Documents has been timely filed and, as of their respective dates, each of the Parent SEC Documents, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act, or the Exchange Act or any other applicable law, as the case may be, and the rules and regulations of the SEC thereunder, in each case, to the extent applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has timely filed each report, statement, schedule, prospectus, and registration statement that Parent was required to file with the SEC since its inception. Parent has made available (including via the EDGAR system) to the Company all material correspondence between the SEC on the one hand, and the Company or any of its Subsidiaries, on the other hand, since the initial registration of the Parent Common Stock. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Parent SEC Documents. To the knowledge of Parent, as of the date hereof, (A) none of the Parent SEC Documents is the subject of ongoing SEC review or outstanding SEC comment and (B) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any Parent SEC Document.

(ii) The financial statements of Parent included in the Parent SEC Documents complied, and in the case of financial statements filed following the date hereof will comply, as to form in all material respects with Regulation S-X of the SEC, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, and in the case of financial statements filed following the date hereof will fairly present, in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Parent and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Parent and its consolidated Subsidiaries for the periods presented therein.

(iii) Parent makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case as required pursuant to Section 13(b)(2) under the Exchange Act. Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of

Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the Nasdaq. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder the Sarbanes-Oxley Act.

(e) Information Supplied.  None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the meeting of such stockholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, (other than with respect to information supplied by Company or Blocker for inclusion therein), will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(f) Absence of Certain Changes or Events.  Since December 31, 2015, there has not (i) been any Parent Material Adverse Effect and (ii) Parent has conducted itself only in the ordinary course of business consistent with past practice.

(g) No Indebtedness.  Neither Parent nor any of its Subsidiaries has any Indebtedness.

(h) No Default.  Neither Parent nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Parent Certificate of Incorporation or Parent Bylaws or the comparable charter or organizational documents of any of Parent’s Subsidiaries or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to Parent or any of its Subsidiaries, except for defaults or violations which would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

(i) Compliance with Applicable Laws.  Since the date of its incorporation or formation, as applicable, the businesses of Parent and its Subsidiaries, as applicable, have not been conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, to the knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has been pending or threatened, other than those the outcome of which would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

(j) Litigation.  As of the date of this Agreement, except for such matters as would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (A) suit, action or proceeding pending, or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or (B) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries.

(k) Certain Contracts and Arrangements.  Schedule 3.4(k) of the Parent Disclosure Schedule, together with the lists of exhibits contained in the Parent SEC Documents, sets forth a true and complete list, as of the date of this Agreement, of (i) each agreement to which Parent or any of its Subsidiaries is a party (other than this Agreement) that is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the SEC if such a registration statement was filed by Parent on the date of this Agreement; (ii) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any material portion of Parent’s business on a consolidated basis is conducted; (iii) any contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of Parent and its Subsidiaries and (iv) any contract that includes any Affiliate of Parent or Parent Sponsor (other than a Subsidiary of Parent) as a counterparty (collectively, the “Parent Contracts”). Except as would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is in breach or default under any Parent Contract nor, to the knowledge of Parent as of the date of this Agreement, is any other party to any such Parent Contract in breach or default thereunder.

(l) Financing.  Parent has delivered to the Company true, correct and complete copies of an executed commitment letter and fee letters from the financial institutions identified therein (the “Debt Commitment Letter”) to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing”). As of the date hereof, the Debt Commitment Letter has not been amended or modified, no such amendment or modification is contemplated (other than amendments or modifications that are permitted by Section 5.10), and, as of the date hereof, the respective obligations and commitments contained in such letters have not been withdrawn or rescinded in any respect. Parent has fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letter that are payable on or prior to the date hereof. The Debt Commitment Letter is in full force and effect as of the date hereof. The Debt Commitment Letter constitutes the legal, valid and binding obligations of the parties thereto (other than the Financing Sources) and, to the knowledge of Parent, the Financing Sources, in each case, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Debt Commitment Letter on the part of Parent or its Subsidiaries or, to the knowledge of Parent, any other parties thereto. As of the date of this Agreement and subject to the satisfaction of the conditions set forth in Article VI, Parent does not have any reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available to Parent on the Closing Date. Subject to payment of customary fees, the Debt Commitment Letter contains all of the conditions precedent to the obligations of the parties thereunder to make Debt Financing available to Parent on the terms therein. There are no side letters or other agreements, contracts or arrangements to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Debt Financing other than as expressly set forth in the Debt Commitment Letter and any customary engagement letter and non-disclosure agreements that do not impact the conditionality or amount of the Debt Financing.

(m) Warrant Exchange.  Parent has delivered to the Company true, correct and complete copies of the executed Warrant Exchange Agreement. The Warrant Exchange Agreement has not been amended or modified, no such amendment or modification is contemplated, and the obligations and commitments contained therein have not been withdrawn or rescinded in any respect. The Warrant Exchange Agreement is in full force and effect as of the date hereof. The Warrant Exchange Agreement constitutes the legal, valid and binding obligations of Parent and, to the knowledge of Parent, the other parties thereto. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Warrant Exchange Agreement on the part of Parent or its Subsidiaries or, to the knowledge of Parent, any other parties thereto. There are no side letters or other agreements, contracts or arrangements to which Parent or any of its Affiliates is a party related to the transactions contemplated by the Warrant Exchange Agreement.

(n) Solvency.  None of Parent, Company Merger Sub or Blocker Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors. Assuming (x) that the representations and warranties of the Company and Blocker contained in this Agreement are true and correct in all material respects (disregarding for these purposes any materiality qualifiers or references to “Company Material Adverse Effect”), (y) that the projections and other forecasts for Blocker, the Company and its Subsidiaries and related estimates, plans and budget information made available to the Purchaser Group are true and correct in all material respects, and (z) the full amount of the funds contemplated by the Debt Financing is funded, at and immediately after the Company Merger Effective Time, and after giving effect to the Mergers and the other transactions contemplated hereby, each of Parent, the Surviving Blocker and the Surviving Company (i) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured); (ii) will have adequate capital and liquidity with which to engage in its business; and (iii) will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured.

(o) Board Approval; Vote Required.  The Board of Directors of Parent (including any required committee thereof) has declared the advisability of the transactions contemplated by this Agreement in accordance with applicable law and as required by Parent’s Organizational Documents, including the Mergers, and approved this Agreement and the transactions contemplated hereby, including the transactions contemplated by the Charter Amendment Proposal and the LTIP Proposal; and determined that the transactions contemplated by this Agreement are in the best interests of Parent and its stockholders, and has determined to recommend that holders of Parent Common Stock vote in favor of each Transaction Proposal. The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote and actually cast thereon in favor of the Merger Proposal and the Nasdaq Proposal (the “Parent Stockholder Approval”) is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the transactions contemplated by this Agreement.

(p) Listing.  The issued and outstanding shares of Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Common Stock or prohibit or terminate the listing of Parent Common Stock on Nasdaq. Parent has taken no action that is designed to terminate the registration of Parent Common Stock under the Exchange Act.

(q) Trust Account.  As of December 31, 2015, Parent had $500,647,797 in the Trust Account and held in trust by the Trustee pursuant to the Trust Agreement.

(r) No Business Conduct.  Each of Company Merger Sub and Blocker Merger Sub was formed on March 16, 2016. Since its inception, each of Company Merger Sub and Blocker Merger Sub has not engaged in any activity, other than such actions in connection with (i) its organization and (ii) the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby. Each of Company Merger Sub and Blocker Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Mergers as provided in this Agreement. Each of Company Merger Sub and Blocker Merger Sub presently is, and has been since the date of its formation, properly classified as an entity disregarded as separate from its owner for U.S. federal income tax purposes.

ARTICLE IV

COVENANTS RELATING TO CONDUCT
OF BUSINESS PENDING THE MERGERS

4.1 Conduct of Business by the Company Pending the Mergers.  The Company covenants and agrees that, prior to the Company Merger Effective Time, except (i) as set forth on Schedule 4.1 of the Company Disclosure Schedule, (ii) as expressly contemplated by this Agreement, including in connection with the Pre-Closing Transactions, (iii) as required by any applicable judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity or (iv) as otherwise consented to by Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) Ordinary Course.  Each of the Company and its Subsidiaries shall conduct its businesses in the ordinary course and shall use reasonable best efforts to preserve intact its present business organization and material Company Permits, retain its current officers and Key Employees, and preserve its relationships with its key customers and suppliers and others having significant business dealings with it, including to the extent necessary to preserve its goodwill and ensure that its and its Subsidiaries’ ongoing business shall not be impaired in any material respect at the Company Merger Effective Time.

(b) Distributions; Changes in Stock.  Except for transactions solely among the Company and its Subsidiaries, the Company shall not and shall not permit any of its Subsidiaries to: (i) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, the Company or its Subsidiaries; (ii) split, combine or reclassify any capital stock of, or other equity interests in, the Company; or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any equity interests in, the Company, except as contemplated by any existing director compensation plan, Employee Benefit Plan or employment agreement of the Company, a true and correct copy of which, in each case, has been made available to Parent.

(c) Governing Documents.  The Company shall not amend or propose to amend the Company Certificate of Formation or the Company LLC Agreement and shall not permit any of its Subsidiaries to amend or propose to amend its certificate of incorporation or bylaws or other similar or Organizational Documents.

(d) No Acquisitions.  The Company shall not, and shall not permit any of its Subsidiaries to, (i) merge, consolidate, combine or amalgamate with any Person, (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than acquisitions in the ordinary course of business and acquisitions as to which the purchase price is not in excess of $15 million individually or $30 million in the aggregate, or (iii) make any loans, advances or capital contributions to, or investments in, any Person other than the Company or any wholly owned Subsidiary or joint venture investment of the Company except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations, in each case (x) existing as of the date of this Agreement or (y) in the ordinary course of business and not in excess of $10 million individually or $25 million in the aggregate.

(e) No Dispositions.  The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, abandon, permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to sell, lease, license, abandon, permit to lapse or expire, dedicate to the public, or otherwise dispose of, any portion of its assets or properties, other than any sale, lease or disposition in the ordinary course of business or pursuant to agreements existing on the date hereof and set forth on Schedule 4.1 of the Company Disclosure Schedule.

(f) No Dissolution, Etc.  The Company shall not, and shall not permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.

(g) Accounting.  The Company shall not, and shall not permit any of its Subsidiaries to, change in any material respect their material accounting methods or policies, except as required by GAAP.

(h) Insurance.  The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to maintain with financially responsible insurance companies insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with such entities’ past practice.

(i) Tax Matters.  The Company shall not (i) make or rescind any material express or deemed election or change any annual accounting period or method of accounting relating to Taxes (including any such election, period or method for any joint venture, partnership, limited liability company or other investment where the Company has the capacity to make such binding election, but excluding any election that must be made periodically and is made consistent with past practice), (ii) amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent, the Surviving Company, or the Surviving Blocker in respect of any post-closing Tax period or (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes.

(j) Certain Employee Matters.  Except as required by applicable law or the terms of any Employee Benefit Plan, collective bargaining agreement or other labor agreement in existence on the date hereof, as applicable, the Company shall not, and shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation, incentives or benefits payable or to become payable to any of its directors, officers or employees, consultants, agents or individual independent contractors except for increases in salaries made in the ordinary course of business for any employee whose annual base salary is less than $300,000, and provided that payments of bonuses to directors, officers and Key Employees in the ordinary course of business or as approved by the Compensation Committee of the Board of Directors of the Company or the Board of Directors of the Company prior to the date hereof shall not, for purposes of this Section 4.1(j) constitute an increase in compensation; (ii) pay or agree to pay to any director, officer or employee, consultant, agent or individual independent contractor, whether past or present, any pension, retirement allowance or other employee benefit not required by any of the Company’s or any of its Subsidiaries’ existing Employee Benefit Plans (or any arrangement that would be an Employee Benefit Plan if in effect on the date hereof); (iii) enter into any new, or materially amend any existing, material employment or severance or termination agreement with any director, officer, employee, consultant, agent or individual independent contractor other than with respect to new hires made not in contravention of Section 4.1(j)(vi) below; (iv) establish or become obligated under any collective bargaining agreement (except for those collective bargaining agreements currently being negotiated as of the date hereof as set forth in Schedule 3.1(o) of the Company Disclosure Schedule; provided that the Company shall keep Parent timely apprised of the negotiating positions of the bargaining parties and the status of such negotiations) or Employee Benefit Plan which was not in existence or approved by the Board of Directors of the Company prior to the date of this Agreement, or amend any such plan or arrangement in existence on the date of this Agreement if such amendment would have the effect of materially enhancing any benefits thereunder; (v) take any action to accelerate the vesting, funding or payment of any compensation or benefits under any Employee Benefit Plan (or any award thereunder); (vi) hire any new employees or engage any new independent contractors, unless such hiring or engagement is in the ordinary course of business and is with respect to employees or individual independent contractors having an annual base salary or fee not reasonably expected to exceed $300,000; (vii) terminate the employment or service of any Key Employee of the Company or any of its Subsidiaries other than any such termination for “cause”; or (viii) implement any employee layoffs requiring notice under the WARN Act.

(k) Related Party Agreements.  The Company shall not, and shall not permit its Subsidiaries to, enter into or amend any contract, agreement or commitment with any former or present director or officer of the Company or any of its Subsidiaries or with any Affiliate of any of the foregoing Persons (including the Company and its Subsidiaries) or any other Person covered under Item 404 of Regulation S-K under the Securities Act.

(l) Indebtedness.  The Company shall not, and shall not permit any of its Subsidiaries to, (i) incur, create or assume any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person or issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of another Person or (ii) except in the ordinary course of business, create any material Encumbrances on any material property or assets of the Company or any of its Subsidiaries in connection with any Indebtedness thereof other than Permitted Encumbrances. Notwithstanding the foregoing, clause (i) of the immediately preceding sentence shall not restrict the incurrence of Indebtedness for borrowed money (A) to finance any transactions or other expenditures permitted by Section 4.1(d) or under existing credit facilities made in the ordinary course of the Company’s business to the extent any Indebtedness incurred pursuant to new instruments of Indebtedness can be repaid at the Closing without penalty (other than LIBOR breakage costs) and any Indebtedness incurred pursuant to this clause (A) would not reasonably be expected to prevent or materially delay or impede consummation of the financing contemplated pursuant to the Debt Financing, (B) for refinancings of existing debt (including related premiums and expenses) to the extent each such refinancing is on substantially similar terms and conditions as such existing debt or (C) by the Company that is owed to any Subsidiary of the Company or by any Subsidiary of the Company that is owed to the Company or another Subsidiary of the Company.

(m) Material Contracts.  The Company shall not, and shall not permit its Subsidiaries to (i) enter into any contract that would be a Company Contract (excluding clauses (vii), (viii), (ix), and (xiv) of the definition thereof) if entered into prior to the date hereof or (ii) amend or modify in any manner materially adverse to the Company any Company Contract (excluding under clauses (vii), (viii), (ix), and (xiv) of the definition thereof), except, in each case, for those collective bargaining agreements currently being negotiated as of the date hereof as set forth in Schedule 3.1(o) of the Company Disclosure Schedule.

(n) Capital Expenditures.  The Company shall not, and shall not permit its Subsidiaries to, make or enter into any contract to make any capital expenditures in excess of $12 million in each of the second and third quarters of calendar year 2016.

(o) Working Capital.  The Company shall manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in the ordinary course of business consistent with past practice.

(p) Litigation.  The Company shall not, and shall not permit its Subsidiaries to, settle or compromise any material litigation, arbitration or other judicial or administrative dispute or proceeding relating to the Company or any of its Subsidiaries, other than settlements or compromises of litigation in the ordinary course of business consistent with past practice, which in any event (x) do not exceed, in any individual case, $500,000 and (y) would not prohibit or materially restrict the Company or its Subsidiaries from operating their respective businesses substantially as currently conducted or anticipated to be conducted.

(q) Agreements.  The Company shall not, and shall not permit any of its Subsidiaries to, agree to take any action that is prohibited by this Section 4.1.

4.2 Conduct of Business by Blocker Pending the Merger.  Blocker covenants and agrees that, prior to the Blocker Merger Effective Time, except (i) as set forth on Schedule 4.2 of the Company Disclosure Schedule, (ii) as expressly contemplated by this Agreement, including in connection with the Pre-Closing Transactions, (iii) as required by any applicable judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity or (iv) as otherwise consented to by Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) Ordinary Course.  Blocker shall conduct its businesses in the ordinary course.

(b) No Operations.  Blocker shall not take any action which, if taken from and after the date hereof, would result in a breach of the representations set forth in Section 3.2(d).

(c) Distributions; Changes in Stock.  Blocker shall not (i) split, combine or reclassify any equity interests in Blocker; or (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any equity interests in, Blocker, except as required by the terms of any equity interests in, Blocker outstanding on the date of this Agreement.

(d) Issuance of Securities.  Blocker shall not offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Blocker or any securities convertible into, or any rights, warrants or options to acquire, any such equity interests.

(e) Governing Documents.  Blocker shall not amend or propose to amend its Organizational Documents.

(f) No Acquisitions.  Blocker shall not (i) merge, consolidate, combine or amalgamate with any Person, (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (iii) make any loans, advances or capital contributions to, or investments in, any Person.

(g) No Dissolution, Etc.  Blocker shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.

(h) Accounting.  Blocker shall not, and shall not permit any of its Subsidiaries to, change in any material respect their material accounting methods or policies, except as required by GAAP.

(i) Tax Matters.  Blocker shall not (i) make or rescind any material express or deemed election or change any annual accounting period or method of accounting relating to Taxes (including any election, period or method for any joint venture, partnership, limited liability company or other investment where Blocker has the capacity to make such binding election, but excluding any election that must be made periodically and is made consistent with past practice), (ii) amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent, the Surviving Company, or the Surviving Blocker in respect of any post-closing Tax period, or (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes.

(j) Indebtedness.  Blocker shall not, and shall not permit any of its Subsidiaries to, (i) incur, create or assume any Indebtedness or guarantee any such Indebtedness of another Person or issue or sell any debt securities or rights to acquire any debt securities of Blocker or guarantee any debt securities of another Person or (ii) create any material Encumbrances on any material property or assets of Blocker in connection with any Indebtedness thereof other than Permitted Encumbrances.

(k) Material Contracts.  Blocker shall not and shall not permit any of its Subsidiaries to enter into or amend or modify in any manner any contract material to Blocker.

(l) Litigation.  Blocker shall not, and shall not permit its Subsidiaries to, settle or compromise any material litigation, arbitration or other judicial or administrative dispute or proceeding relating to Blocker or any of its Subsidiaries, other than settlements or compromises of litigation in the ordinary course of business consistent with past practice, which in any event (x) do not exceed, in any individual case, $100,000 and (y) would not prohibit or materially restrict Blocker or its Subsidiaries from operating their respective businesses substantially as currently conducted or anticipated to be conducted.

(m) Agreements.  Blocker shall not agree to take any action that is prohibited by this Section 4.2.

4.3 Conduct of Business by Parent Pending the Merger.  Parent covenants and agrees that, prior to the Company Merger Effective Time, except (i) as set forth on Schedule 4.3 of the Parent Disclosure Schedule, (ii) as expressly contemplated by this Agreement, (iii) as required by any applicable judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity or (iv) as otherwise consented to by the Company (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) Ordinary Course.  Each of Parent and its Subsidiaries shall conduct its businesses in the ordinary course.

(b) Distributions; Changes in Stock.  Except for transactions solely among Parent and its Subsidiaries, Parent shall not and shall not permit any of its Subsidiaries to: (i) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Parent or its Subsidiaries; (ii) split, combine or reclassify any capital stock of, or other equity interests in, Parent; or (iii) other than in connection with the Offer, any Ancillary Agreement or as otherwise required by Parent’s Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Parent, except as required by the terms of any capital stock of, or other equity interests in, Parent or any of its Subsidiaries outstanding on the date of this Agreement or as contemplated by any existing director compensation plan, Employee Benefit Plan or employment agreement of Parent.

(c) Issuance of Securities.  Parent shall not, and shall not permit any of its Subsidiaries to, offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Parent or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (i) in connection with the Warrant Exchange or (ii) in accordance with Section 5.10.

(d) Governing Documents.  Other than pursuant to this Agreement, Parent shall not amend or propose to amend the Organizational Documents of Parent and shall not permit any of its Subsidiaries to amend or propose to amend its Organizational Documents.

(e) No Acquisitions.  Except as contemplated hereby, Parent shall not, and shall not permit any of its Subsidiaries to, (i) merge, consolidate, combine or amalgamate with any Person other than another wholly owned Subsidiary of Parent, (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (iii) make any loans, advances or capital contributions to, or investments in, any Person other than Parent or any wholly owned Subsidiary.

(f) Trust Account.  Parent shall not, in any material respect, amend the Trust Agreement or any other agreement related to the Trust Account.

(g) No Dissolution, Etc.  Parent shall not, and shall not permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.

(h) Accounting.  Parent shall not, and shall not permit any of its Subsidiaries to, change in any material respect their material accounting methods or policies, except as required by GAAP.

(i) Insurance.  Parent shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with such entities’ past practice.

(j) Certain Employee Matters.  Parent shall not, and shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation payable or to become payable to any of its directors, officers or Key Employees, except increases to Key Employees made in the ordinary course of business; (ii) pay or agree to pay to any director, officer or Key Employee, whether past or present, any material pension, retirement allowance or other employee benefit not required by any of the Company’s or any of its Subsidiary’s existing Employee Benefit Plans; (iii) enter into any new, or materially amend any existing, material employment or severance or termination agreement with any director, officer or Key Employee, except for any new employment agreement for a director, officer, or Key Employee who is hired to replace a director, officer or Key Employee whose employment is terminated for any reason; or (iv) establish or become obligated under any collective bargaining agreement or Employee Benefit Plan which was not in existence or approved by the Board of Directors of Parent prior to the date of this Agreement, or amend any such plan or arrangement in existence on the date of this Agreement if such amendment would have the effect of materially enhancing any benefits thereunder.

(k) Related Party Agreements.  Parent shall not enter into or amend any contract, agreement or commitment with any former or present director or officer of Parent or any of its Subsidiaries or with any Affiliate of any of the foregoing Persons or any other Person covered under Item 404 of Regulation S-K under the Securities Act.

(l) Indebtedness.  Except for any Indebtedness incurred in connection with the Debt Financing, Parent shall not, and shall not permit any of its Subsidiaries to, (i) incur, create or assume any Indebtedness for borrowed money (except for trade credit incurred in the ordinary course) or guarantee any such Indebtedness of another Person or issue or sell any debt securities or rights to acquire any debt securities of Parent or any of its Subsidiaries or guarantee any debt securities of another Person or (ii) create any material Encumbrances on any material property or assets of Parent or any of its Subsidiaries in connection with any Indebtedness thereof other than Permitted Encumbrances.

(m) Material Contracts.  Other than in connection with the transactions contemplated hereby, including the Debt Financing and Equity Financing, Parent shall not and shall not permit any of its Subsidiaries to enter into or amend or modify in any manner any contract that is material to Parent.

(n) Transaction Expenses.  Parent shall not and shall not permit any of its Subsidiaries to (i) incur or pay any Transaction Expenses other than Permitted Parent Transaction Expenses; provided that Parent may incur such Transaction Expenses to the extent such Transaction Expenses are be paid or reimbursed by a Person other than Parent or any of its Subsidiaries without any liability to Parent or any of its Subsidiaries or (ii) incur any obligations to or pay any payments to any Affiliates of Parent or Parent Sponsor.

(o) Agreements.  Parent shall not, and shall not permit any of its Subsidiaries to, agree to take any action that is prohibited by this Section 4.3.

4.4 No Solicitation.

(a) From the date of this Agreement, the Company agrees that it will not, and will not authorize or (to the extent within its control) permit any of its Subsidiaries or any of its or its Subsidiaries’ Affiliates, directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants) to, directly or indirectly, (i) initiate, solicit or knowingly encourage any inquiries regarding or the making of offers or proposals that constitute an Acquisition Proposal, (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any Person that has made, or informs the Company that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement relating to an Acquisition Proposal. The Company shall give notice of any Acquisition Proposal to Parent as soon as practicable following its awareness thereof. For purposes of this Agreement, “Acquisition Proposal” means any contract, proposal, offer or indication of interest in any form, written or oral, relating to any transaction or series of related transactions (other than transactions with Parent or any of its Subsidiaries) involving: (A) any merger, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution of the Company or other structure or form, (B) any acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act) of any business or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 10% or more of the Company’s consolidated net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve months, or any license, lease or long-term supply agreement having a similar economic effect, or (C) any acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) by any Person or “group” of 10% or more of the voting stock or other equity securities (including any Company Membership Interests or Voting Debt) of the Company or any tender or exchange offer that if consummated would result in any person or group beneficially owning 10% or more of the voting stock of the Company.

(b) From the date of this Agreement, other than in connection with the transactions contemplated hereby, Parent agrees that it will not, and will not authorize or (to the extent within its control) permit any of its Subsidiaries or any of its or its Subsidiaries’ directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants) to, directly or indirectly, (i) initiate, solicit or knowingly encourage any inquiries regarding or the making of offers or proposals related to a Business Combination, (ii) engage in any discussions or negotiations with respect to any Business Combination with, or provide any non-public information or data to, any Person that has made, or informs the Company that it is considering making, a proposal with respect to a Business Combination, or (iii) enter into any agreement relating to a Business Combination. For purposes of this Agreement, “Business Combination” has the meaning given such term in the Parent Certificate of Incorporation. Parent shall give notice of any proposed Business Combination to the Company as soon as practicable following its receipt thereof.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Preparation of Proxy Statement; Offer Documents.

(a) As promptly as practicable after the date hereof, Parent shall file a proxy statement related to the Mergers and the Offer with the SEC (as amended from time to time, the “Proxy Statement”) and provide its stockholders with the opportunity for up to 50,025,000 shares of Parent Common Stock (the “Offering

Shares”) to be redeemed in conjunction with a stockholder vote on the Mergers and other transactions contemplated under this Agreement and the Ancillary Agreements, subject to Section 6.1(e), all in accordance with and as required by Parent’s Organizational Documents, any related agreements with Parent Sponsor and its Affiliates, applicable law, and any applicable rules and regulations of the SEC and Nasdaq. Without limitation, in the Proxy Statement, Parent shall (i) seek (A) to have a new incentive equity plan approved by a majority of holders present at the shareholder meeting referred to therein (the “LTIP Proposal”), (B) adoption and approval of this Agreement by the holders of Parent Common Stock in accordance with applicable law and exchange rules and regulations and the approval of the issuance of Parent Common Stock in accordance herewith (the “Merger Proposal”), (C) to amend and restate its certificate of incorporation in the form set forth as Exhibit B (the “Charter Amendment Proposals”), (D) to amend and restate its certificate of incorporation to extend the date by which Parent has to consummate a business combination to a date mutually agreed by Parent and the Company (which date shall not be later than the Termination Date), such agreement not to be unreasonably withheld, conditioned or delayed (the “Extension Proposal”) (it being understood that any Extension Proposal may, to the extent agreed by Parent and the Company, be included in a separate proxy statement from the Proxy Statement), (E) to approve the issuance of more than 20% of Parent’s outstanding common stock pursuant to the rules of Nasdaq (the “Nasdaq Proposal”) and (F) any other proposals reasonably agreed by Parent and the Company to be necessary or appropriate in connection with the transactions contemplated hereby (such proposals in (A) through (F), together, the “Transaction Proposals”) and (ii) file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with the Proxy Solicitation Rules (as defined in the Certificate of Incorporation) (such Proxy Statement and the documents included or referred to therein pursuant to which the Offer will be made, together with any supplements, amendments and/or exhibits thereto, the “Offer Documents”). When filed, the Proxy Statement and the Offer Documents will comply in all material respects with the requirements of the United States federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”). The Company shall use reasonable best efforts to provide to Parent as promptly as practicable all information concerning the Company and its Subsidiaries that may be required by Federal Securities Laws or reasonably requested by Parent for inclusion in the Proxy Statement.

(b) Each of the Company and Parent shall cooperate with each other in the preparation of the Proxy Statement (including the preliminary Proxy Statement) and any amendment or supplement to the preliminary Proxy Statement and any Offer Documents; provided, however, that Parent shall furnish such preliminary Proxy Statement and any other Offer Documents to the Company and give the Company and its legal counsel a reasonable opportunity to review such preliminary Proxy Statement and Offer Documents prior to filing with the SEC and shall accept all reasonable additions, deletions or changes suggested by the Company in connection therewith. Parent shall promptly notify the Company of the receipt of any comments of the SEC staff with respect to the preliminary Proxy Statement or any Offer Documents and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Company as promptly as reasonably practicable copies of all written correspondence between Parent or any representative of Parent and the SEC with respect to the Proxy Statement and Offer Documents. If comments are received from the SEC staff with respect to the preliminary Proxy Statement or Offer Documents, Parent and the Company shall use their reasonable best efforts to respond as promptly as reasonably practicable to the comments of the SEC. Parent shall provide the Company and its legal counsel with a reasonable opportunity to review any amendment or supplement to the preliminary Proxy Statement or Offer Documents prior to filing with the SEC and shall accept all reasonable additions, deletions or changes suggested by the Company in connection therewith. The Company and Parent shall cooperate to promptly provide such information as may be required to be included in the Proxy Statement or Offer Documents or as may be reasonably required to respond to any comment of the SEC staff. After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement and Offer Documents has been included therein by Parent and the Company, Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed (including by electronic delivery if permitted) as promptly as practicable thereafter to its stockholders of record, as of the record date established by the

Board of Directors of Parent. If at any time prior to approval of the transactions contemplated hereby by the stockholders of Parent, any information in the Proxy Statement or Offer Documents should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement or Offer Documents, so that such Proxy Statement or Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be included in the Proxy Statement or Offer Documents.

(c) Parent shall not terminate or withdraw the Offer other than in connection with the valid termination of this Agreement in accordance with Article VII. Parent shall extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC, Nasdaq or the respective staff thereof that is applicable to the Offer. Nothing in this Section 5.1(c) shall (i) impose any obligation on Parent to extend the Offer beyond the Termination Date, or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of Parent to terminate this Agreement in accordance with Article VII.

5.2 Access to Information.  The Company shall afford to Parent and its officers, directors, employees, accountants, consultants, agents, legal counsel, and other representatives (collectively, the “Representatives”) reasonable access, at reasonable times upon reasonable prior notice, to the officers, Key Employees, properties, offices and other facilities of the Company and its Subsidiaries and to their books, records, contracts and documents and shall furnish reasonably promptly to Parent and its Representatives such information concerning the Company’s and its Subsidiaries’ business, properties, contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of Parent. Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Company and its Subsidiaries of their normal duties. Notwithstanding the foregoing provisions of this Section 5.2, the Company shall not be required to, or to cause any of its Subsidiaries to, grant access or furnish information to Parent or any of its Representatives to the extent that such information is subject to an attorney/client or attorney work product privilege or that such access or the furnishing of such information is prohibited by law. Notwithstanding the foregoing, Parent shall not have access to personnel records of the Company or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other information to the extent the disclosure of such information would result in a violation of applicable law. Notwithstanding the foregoing, Parent agrees that Parent is not authorized to and shall not (and shall not permit any of its employees, agents, representatives or Affiliates to) contact any customer, supplier, distributor, joint-venture partner, lessor, lender or other material business relation of the Company or any of its Subsidiaries regarding the Company or any of its Subsidiaries, its business or the transactions contemplated by this Agreement, in each case, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned). Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and reasonably related matters. The Confidentiality Agreement dated as of November 11, 2015 between Parent and the Company (the “Confidentiality Agreement”), shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby. The Company acknowledges that, in connection with the Equity Financing, Parent shall be entitled to disclose, pursuant to the Exchange Act, any information contained in any presentation to the Equity Financing Sources, which information may include Confidential Information; provided, however, that Parent provides the Company with a reasonable opportunity to review and provide comments to such presentation and the Company consents to the contents thereof.

5.3 Stockholders’ Meeting.  Parent shall call, hold and convene a meeting of its stockholders to consider the Transaction Proposals, to be held as promptly as reasonably practicable after the mailing of the Proxy Statement to Parent’s stockholders, subject to applicable law. In connection with the meeting, (i) the Board of Directors of Parent shall recommend that the stockholders of Parent vote in favor of the approval of each of the Transaction Proposals at Parent’s stockholders’ meeting and the Board of Directors of Parent shall use its reasonable best efforts to solicit from stockholders of Parent proxies in favor of the adoption of each of the Transaction Proposals and (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent’s stockholders vote in favor of adoption of each of the Transaction Proposals at Parent’s stockholders’ meeting. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone Parent’s stockholders’ meeting (x) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Parent’s stockholders or, if as of the time for which Parent’s stockholders’ meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting; provided that no adjournment may be to a date on or after two Business Days prior to the Termination Date or (y) by ten (10) Business Days in order to solicit additional proxies from stockholders of Parent in favor of the adoption of each of the Transaction Proposals.

5.4 Antitrust Approvals and Other Approvals; Efforts.

(a) Except for the filings and notifications made pursuant to the Premerger Notification Rules or other applicable Antitrust Laws to which Sections 5.4(b) and (c), and not this Section 5.4(a), shall apply, promptly following the execution of this Agreement, the parties shall proceed to prepare and file with the appropriate Governmental Entities all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the transactions contemplated by this Agreement and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters.

(b) As promptly as reasonably practicable following the execution of this Agreement, but in no event later than ten (10) Business Days following the date of this Agreement, the parties shall make all pre-merger notification filings required under the HSR Act or other Premerger Notification Rules identified in Schedule 3.1(c) of the Company Disclosure Schedule and Schedule 3.4(c) of the Parent Disclosure Schedule. Each of Parent and the Company shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under any Premerger Notification Rules. Unless otherwise agreed, Parent and the Company shall each use its reasonable best efforts to ensure the prompt expiration of any applicable waiting period, termination of any suspensory obligation or the clearance or approval under any Premerger Notification Rules (“Antitrust Approvals”). Parent and the Company shall each use its reasonable best efforts to respond to and comply with any request for information from any Governmental Entity charged with enforcing, applying, administering, or investigating any statute, law, ordinance, rule or regulation designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, restraining trade or abusing a dominant position (collectively, “Antitrust Laws”) or Premerger Notification Rules, including the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, the European Commission or any other competition authority of any jurisdiction (“Antitrust Authority”). Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Antitrust Authority. Parent shall take whatever action is necessary to obtain all Antitrust Approvals to satisfy the Closing Conditions specified on Schedule 6.1(b) on or before the Termination Date and to prevent any Antitrust Authority or other Person, as the case may be, from filing any action with a Governmental Entity, which, if the Antitrust Authority or other Person prevailed, would, permanently or temporarily restrain, enjoin or otherwise prevent or materially delay the consummation of the Merger, including entering into an agreement to (i) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or Parent or their respective Subsidiaries; (ii) terminate existing relationships and contractual rights and obligations of the Company or Parent or their respective Subsidiaries; (iii) terminate any relevant venture or other arrangement; (iv) create any relationship and contractual rights and obligations of the Company or Parent or their respective Subsidiaries or (v) effectuate any other change or restructuring of the Company or Parent (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any Antitrust Authority in connection with any of the foregoing) (each a “Divestiture Action”). In the event that any action is threatened or instituted challenging the Mergers as violative of any Premerger Notification Rule or other Antitrust Law, Parent shall take such action, including any Divestiture Action, as may be necessary to avoid, resist or resolve such action. Parent shall be entitled to direct any proceedings or negotiations with any Antitrust Authority or other Person relating to any of the foregoing. Unless expressly prohibited by a Governmental Entity, Parent shall, to the extent practicable, permit the Company to participate in any meeting or communication with a Governmental Entity with regard to obtaining any Antitrust Approvals. In addition, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement, Parent shall take promptly any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the Termination Date.

(c) None of the Company, Blocker, Parent, Company Merger Sub or Blocker Merger Sub shall take any action that could reasonably be expected to hinder or materially delay the obtaining of clearance or the expiration of the required waiting period under the Premerger Notification Rules or any other applicable Antitrust Law.

(d) Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, as determined by each of the parties hereto in their reasonable discretion, to consummate the Mergers and the other transactions contemplated by this Agreement including using reasonable best efforts to (i) cause the conditions precedent set forth in Article VI to be satisfied, (ii) obtain all necessary waivers, consents, approvals, permits, orders or authorizations (including the expiration or termination of any waiting periods) from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and take all steps as may be necessary to avoid, or to have terminated, if begun, any Proceeding by any Governmental Entity by the Termination Date, (iii) obtain all necessary waivers, consents, approvals, permits, orders or authorizations from third parties to the extent required for the consummation of the transactions contemplated hereby, (iv) defend any investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to avoid the entry of, or to have reversed, terminated, lifted or vacated, any stay, temporary restraining order or other injunctive relief or order entered by any Governmental Entity that could prevent or delay the Mergers or the consummation of the transactions contemplated hereby and (v) execute and deliver additional instruments necessary to consummate the transactions contemplated by this Agreement. Prior to Closing, Blocker Merger Sub shall and Parent shall cause Blocker Merger Sub to, distribute the equity interests in Company Merger Sub to Parent.

5.5 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any other rights that any Indemnified Person (as defined below) may have pursuant to any employment agreement, indemnification agreement or otherwise, from and after the Company Merger Effective Time, solely to the extent of indemnification contained in the organizational documents of the Company, any employment agreement or indemnification agreement effective as of the date hereof, Parent shall and shall cause the Surviving Company and the Surviving Blocker to, jointly and severally, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Company Merger Effective Time, subject to the terms hereof, a director or officer of Blocker, the Company or any of its Subsidiaries or who acts as a fiduciary under any Employee Benefit Plan of the Company or any of its Subsidiaries (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld, delayed or conditioned) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of Blocker, the Company or any of its Subsidiaries, a fiduciary under any Employee Benefit Plan of the Company or any of its Subsidiaries or is or was serving at the request, which request was made prior to the date hereof, of Blocker, the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity whether pertaining to any act or omission occurring or existing prior to, at or after the Company Merger Effective Time and whether asserted or claimed prior to, at or after the Company Merger Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and Parent shall cause the Surviving Company to, jointly and severally, pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted under applicable law, subject to a requirement to repay such advances if such Indemnified Person is adjudicated to have not been entitled to indemnification pursuant to this terms hereof or otherwise). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Persons (whether arising before or after the Company Merger Effective Time), (i) the Indemnified Persons may retain Blocker’s or the Company’s, as applicable, regularly engaged legal counsel or other counsel satisfactory to them, and Parent shall cause the Surviving Company and the Surviving Blocker, as applicable, to pay all reasonable fees and expenses of such counsel for the Indemnified Persons promptly following receipt of statements therefor and (ii) Parent, the Surviving Company and the Surviving Blocker shall reasonably assist in the defense of any such matter, provided that none of Parent, the Surviving Company or the Surviving Blocker shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Any Indemnified Person wishing to claim indemnification under this Section 5.5, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent, the Surviving Company and the Surviving Blocker (but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.5 except to the extent such failure materially prejudices such party’s position with respect to such claims) and shall deliver to Parent, the Surviving Company and the Surviving Blocker any undertaking required by applicable law, but, subject to applicable law, without any requirement for the posting of a bond or any other terms or conditions other than those expressly set forth herein.

(b) Parent, the Surviving Company and the Surviving Blocker shall not amend, repeal or otherwise modify the Organizational Documents of the Surviving Company of the Surviving Blocker in any manner that would affect adversely the rights thereunder or under the Organizational Documents of the Company or Blocker with respect to periods prior to the Company Merger Effective Time of individuals who at and at any time prior to the Company Merger Effective Time were directors or officers of Blocker, the Company or any of their respective Subsidiaries except to the extent required by law. Parent shall, and shall cause the Surviving Blocker and Surviving Company to, fulfill and honor any indemnification agreements between the Company or Blocker, on the one hand, and any of their respective directors, officers or employees existing as of the date hereof, solely to the extent such indemnification agreement has been provided or made available to Parent (including as part of the Company SEC Documents filed on EDGAR) prior to the date hereof.

(c) Parent, the Surviving Company and the Surviving Blocker shall indemnify any Indemnified Person against all reasonable costs and expenses (including attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 5.5(a), relating to the enforcement of such Indemnified Person’s rights under this Section 5.5 or under any charter, bylaw or contract subject to an undertaking by such Indemnified Person to return such advance if such Indemnified Person is ultimately determined to not be entitled to indemnification hereunder or thereunder.

(d) Parent agrees that the Company will cause to be put in place and shall fully prepay immediately prior to the Company Merger Effective Time “tail” insurance policies with a claims period of at least six years from the Company Merger Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Company Merger Effective Time.

(e) In the event that Parent, the Surviving Company or the Surviving Blocker or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent, the Surviving Company or the Surviving Blocker, as the case may be, shall assume the obligations set forth in this Section 5.5.  The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 5.5, and his heirs and representatives.

5.6 Agreement to Defend.  In the event any claim, action, suit, investigation or other legal or administrative proceeding by any Governmental Entity or other Person is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto.

5.7 Public Announcements.  Subject to compliance with applicable law, the parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated by this Agreement.

5.8 Advice of Changes; SEC Filings.  Subject to compliance with all applicable laws, the Company and Parent, as the case may be, shall confer on a regular basis with each other, report on operational matters and shall promptly advise each other orally and in writing of any change or event having, or which would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be. The Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such party or its Subsidiaries with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company’s operations prior to the Company Merger Effective Time. Prior to the Company Merger Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the Company’s operations.

5.9 Investigation; No Other Representations or Warranties.  Each of the Company, Blocker, Parent, Blocker Merger Sub and Company Merger Sub acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, with respect to Parent, Blocker Merger Sub and Company Merger Sub, Blocker, the Company and its Subsidiaries, and with respect to the Company and Blocker, Parent, Blocker, Merger Sub and Company Merger Sub, and in each case their businesses and operations, and each such Person has requested such documents and information from each of the other applicable Persons as each such Person considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Each such Person acknowledges and agrees that it has had an opportunity to ask all questions of such other Persons with respect to any matter such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. In connection with such investigation, Parent, Blocker Merger Sub and Company Merger Sub, and their respective representatives have received from Blocker or the Company or their respective representatives certain other estimates, projections and other forecasts for Blocker, the Company and its Subsidiaries and certain estimates, plans and budget information. Each of Parent, Blocker Merger Sub and Company Merger Sub, on behalf of itself, acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that Parent, Blocker Merger Sub and Company Merger Sub are familiar with such uncertainties; that Parent, Blocker Merger Sub and Company Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them or their Affiliates or representatives; and that Parent, Blocker Merger Sub and Company Merger Sub will not (and will cause all of their respective Subsidiaries or other Affiliates or any other Person acting on their behalf to not) assert any claim or cause of action against Blocker, the Company or any of their respective direct or indirect partners, directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives with respect thereto, or hold any such Person liable with respect thereto other than in connection with a breach of any of the representations and warranties made by the Company that are expressly set forth in Section 3.1 and Section 3.3 of this Agreement, or the representations and warranties made by Blocker that are expressly set forth in Section 3.2 of this Agreement. Each of the parties agrees that, except for the representations and warranties made by the Company that are expressly set forth in Section 3.1 and Section 3.3 of this Agreement, the representations and warranties made by Blocker that are expressly set forth in Section 3.2 of this Agreement and the representations and warranties of Parent, Blocker Merger Sub and Company Merger that are expressly set forth in Section 3.4 of this Agreement, and any representations and warranties of such Person expressly set forth in any Ancillary Agreement, no party to this Agreement has made and shall not be deemed to have made any representation or warranty of any kind with respect to the matters contemplated by this Agreement or any materials heretofore or hereafter delivered to or made available to each of the other applicable Persons or their respective representatives or Affiliates. Without limiting the generality of the foregoing, each of Parent, Blocker Merger Sub and Company Merger Sub agrees that neither Blocker, the Company, any Selling Equityholder nor any of their respective Affiliates or representatives, makes or has made any representation or warranty to Parent, Blocker Merger Sub or Company Merger Sub or any of their representatives or Affiliates with respect to:

(i) any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Company Merger Sub or Blocker Merger Sub or their respective representatives or Affiliates; or

(ii) any other information, statement or documents heretofore or hereafter delivered to or made available to Parent, Company Merger Sub or Blocker Merger Sub or their respective representatives or Affiliates, except to the extent and as expressly covered by a representation and warranty made by the Company and contained in Section 3.1 and Section 3.3 of this Agreement or by Blocker and contained in Section 3.2 of this Agreement.

Nothing in this Agreement (including this Section 5.9) shall relieve any party hereto of any liability for or limit any Person’s ability to seek any remedy in the event of fraud. For purposes of this Agreement, “fraud” means intentional fraud involving a knowing and intentional misrepresentation of a fact or concealment of a fact made or concealed with the intent of inducing any other party hereto to enter into this Agreement or the Ancillary Agreements and upon which such other party has reasonably relied (and does not include any fraud claim based on constructive knowledge, negligent misrepresentation, recklessness or a similar theory).

5.10 Debt Financing; Equity Financing; Cooperation.

(a) Subject to the terms and conditions of this Agreement, each of Parent, Blocker Merger Sub and Company Merger Sub shall use its reasonable best efforts to obtain the Debt Financing on the terms (or on terms no less favorable to each of Parent, Blocker Merger Sub, Company Merger Sub and the Company and its Subsidiaries) and conditions (including the flex provisions) described in the Debt Commitment Letter and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Debt Commitment Letter if such amendment, modification or waiver, (i) with respect to the Debt Commitment Letter, reduces the aggregate amount of the Debt Financing to be funded on the Closing Date, or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Financing, or otherwise expands, amends or modifies any other provision of the Debt Commitment Letter, in a manner that would reasonably be expected to (x) materially delay or prevent or materially impair the funding of the Debt Financing (or satisfaction of the conditions to the Financing) on the Closing Date or (y) adversely impact the ability of Parent, Blocker Merger Sub or Company Merger Sub, as applicable, to enforce its rights against other parties to the Debt Commitment Letter or the definitive agreements with respect thereto or (iii) is otherwise adverse in any material respect to the Company and its Subsidiaries (provided that, subject to compliance with the other provisions of this Section 5.10(a), Parent, Blocker Merger Sub and Company Merger Sub may

amend the Debt Commitment Letter to add additional arrangers, bookrunners and agents). Parent shall promptly deliver to the Company copies of any material amendment, modification or replacement. For purposes of this Agreement, references to “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as permitted or required, as the case may be, to be amended, modified or replaced by this Section 5.10(a) and references to “Debt Commitment Letter” shall include such documents as permitted, or required, as the case may be, to be amended, modified or replaced by this Section 5.10(a).

(b) Each of Parent, Blocker Merger Sub and Company Merger Sub shall use its reasonable best efforts (i) to maintain in effect the Debt Commitment Letter, (ii) to negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on the terms and conditions (including the flex provisions) contained in the Debt Commitment Letter (or on terms not materially less favorable to Parent, Blocker Merger Sub, Company Merger Sub and the Company and its Subsidiaries than the terms and conditions (including flex provisions) in the Debt Commitment Letter) and (iii) to satisfy on a timely basis (taking into account the expected timing of the Marketing Period) all conditions to funding in the Debt Commitment Letter and such definitive agreements thereto (other than any condition where the failure to be so satisfied is a direct result of the Company’s failure to furnish information described in Section 5.10(d)) and to consummate the Debt Financing at or prior to the Closing, including using its reasonable best efforts to cause the lenders committing to fund the Debt Financing to fund such Debt Financing at Closing and (iv) to enforce its rights under the Debt Commitment Letter. Parent shall allow Company to participate in the negotiation of the Debt Financing and shall use reasonable best efforts to keep the Company reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company copies of the material definitive agreements for the Debt Financing and such other information and documentation available to them as shall be reasonably requested by the Company for purposes of monitoring the progress of the financing activities and assisting in the negotiation thereof. Without limiting the generality of the foregoing, Parent, Blocker Merger Sub and Company Merger Sub shall give the Company prompt notice (x) of any breach or default of any material provisions by any party to the Debt Commitment Letter or definitive agreements related to the Debt Financing of which Parent, Blocker Merger Sub or Company Merger Sub become aware, (y) of the receipt of (A) any written notice or (B) other written communication, in each case from any Financing Source with respect to any actual or potential breach, default, termination or repudiation by any party to the Debt Commitment Letter or definitive agreements related to the Debt Financing of any provisions of the Debt Commitment Letter or definitive agreements related to the Debt Financing and (z) if at any time for any reason Parent, Blocker Merger Sub or Company Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from the sources contemplated by the Debt Commitment Letter or definitive agreements related to the Debt Financing. As soon as reasonably practicable, but in any event within two (2) Business Days of the date the Company delivers to Parent a written request, Parent, Blocker Merger Sub and Company Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (x), (y) or (z) of the immediately preceding sentence; provided, however, subject to the rules of discovery otherwise applicable, that they need not provide any information that is privileged or that is requested for purposes of litigation. If any portion of the Debt Financing becomes unavailable, Parent, Blocker Merger Sub and Company Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated hereby with terms and conditions (including market flex provisions) not materially less favorable to Parent, Blocker Merger Sub, Company Merger Sub and the Company (or their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Letter, the availability of which shall not be subject to material additional or expanded conditions as compared to those set forth in the Debt Commitment Letter, as promptly as reasonably practicable following the occurrence of such event. Parent shall deliver to the Company true and complete copies of all Contracts or other arrangements (including fee letters) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing. Parent, Blocker Merger Sub and Company Merger Sub acknowledge and agree that the obtaining of the Debt Financing, or any alternative financing, is not a condition to Closing. For purposes of this Agreement, references to “Debt Financing” shall include the alternate financing as permitted by this Section 5.10 and “Debt Commitment Letters” shall include such documents related to the alternative financing as permitted by this Section 5.10.

(c) Subject to the terms and conditions of this Agreement, each of Parent, Blocker Merger Sub and Company Merger Sub shall use its reasonable best efforts to obtain the equity financing substantially, in all material respects, on the terms and conditions set forth on Schedule 5.10(c) of the Parent Disclosure Schedule (or on terms no less favorable to each of Parent, Blocker Merger Sub and Company Merger Sub) (such financing, on such terms ultimately obtained in accordance with this Agreement, the “Equity Financing”). Each of Parent, Blocker Merger Sub and Merger Sub shall use its reasonable best efforts to (i) negotiate and enter into definitive agreements with respect to the Equity Financing substantially, in all material respects, on the terms and conditions set forth on Schedule 5.10(c) of the Parent Disclosure Schedule (such definitive agreements, the “Equity Financing Documents”), (ii) to satisfy on a timely basis all conditions to consummation of the Equity Financing set forth in the Equity Financing Documents (other than any condition where the failure to be so satisfied is a direct result of the Company’s failure to furnish information described in Section 5.10(d)), to consummate the Equity Financing at or prior to the Closing and to comply with its obligations under any Equity Financing Documents. Parent shall use reasonable best efforts to keep the Company reasonably informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Equity Financing and provide to the Company copies of the Equity Financing Documents and such other information and documentation available to them as shall be reasonably requested by the Company for purposes of monitoring the progress of the financing activities. Without limiting the generality of the foregoing, Parent, Blocker Merger Sub and Company Merger Sub shall give the Company prompt notice (x) of any breach or default of any material provisions by any party to any Equity Financing Documents of which Parent, Blocker Merger Sub or Company Merger Sub become aware, (y) of the receipt of (A) any written notice or (B) other written communication, in each case from any party to any Equity Financing Documents with respect to any (1) actual or potential breach, default, termination or repudiation by any party to the Equity Financing Documents of any provisions of the Equity Financing Documents or (2) material dispute or disagreement between or among any parties to any Equity Financing Documents or definitive agreements related to the Equity Financing with respect to the obligation to fund the Equity Financing or the amount of the Equity Financing to be funded at Closing and (z) if at any time for any reason Parent, Blocker Merger Sub or Company Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Equity Financing on the terms and conditions, in the manner or from the sources contemplated by Schedule 5.10(c) of the Parent Disclosure Schedule or any Equity Financing Documents. As soon as reasonably practicable, but in any event within two (2) Business Days of the date the Company delivers to Parent a written request, Parent, Blocker Merger Sub and Company Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clauses (x), (y) or (z) of the immediately preceding sentence; provided, however, subject to the rules of discovery otherwise applicable, that they need not provide any information that is privileged or that is requested for purposes of litigation. If any portion of the Equity Financing otherwise becomes unavailable, Parent, Blocker Merger Sub and Company Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing from alternative sources with terms and conditions not materially less favorable to Parent, Company Merger Sub and Blocker Merger Sub (or their respective Affiliates) than the terms and conditions set forth in the Equity Financing Documents. Parent, Blocker Merger Sub and Company Merger Sub acknowledge and agree that the obtaining of the Equity Financing is not a condition to Closing. For purposes of this Agreement, references to “Equity Financing” shall include the alternate financing as permitted by this Section 5.10(c) and “Equity Financing Documents” shall include such documents related to the alternative financing as permitted by this Section 5.10(c).

(d) Prior to the Closing Date, each of the Company and Blocker shall use its reasonable best efforts to provide to Parent, Blocker Merger Sub and Company Merger Sub, and shall cause each of the Company’s Subsidiaries to use its reasonable best efforts to provide, and shall use its reasonable best efforts to cause its representatives, including legal and accounting representatives, to provide, in each case at Parent’s sole expense (with respect to out-of-pocket expenses), all cooperation reasonably requested by Parent that is customary in connection with the arrangement of the Debt Financing and the Equity Financing (the “Financing”) (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Blocker, the Company and their respective Subsidiaries), which reasonable best efforts shall include (i) furnishing Parent, Blocker Merger Sub and Company Merger Sub and their Financing Sources, as promptly as reasonably practicable following Parent’s request, with information regarding Blocker, the Company and their respective Subsidiaries (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of Blocker, the Company and their respective Subsidiaries) customary for the placement, arrangement and/or syndication of loans contemplated by the Debt Financing, to the extent reasonably available to the Company and reasonably requested in writing by Parent to assist in preparation of customary offering or information documents or rating agency or lender presentations relating to such arrangement of loans, (ii) furnishing all Required Information of Blocker, the Company and their respective Subsidiaries, (iii) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders of, the Debt Financing and senior management and representatives, with appropriate seniority and expertise, of the Company), presentations, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Debt Financing, (iv) assisting with the preparation of materials for rating agency presentations, bank information memoranda, and similar documents required in connection with the Debt Financing; provided that any rating agency presentations, bank information memoranda, and similar documents required in connection with the Financing shall contain disclosure reflecting the Surviving Corporation or the Subsidiaries as the obligor, (v) using reasonable best efforts to obtain legal opinions reasonably requested by Parent, (vi) taking all corporate actions, subject to the occurrence of the Company Merger Effective Time, reasonably requested by Parent to permit the consummation of the Financing and to permit the proceeds thereof to be made available to the Surviving Company immediately after the Company Merger Effective Time, including using reasonable best efforts to obtain customary payoff documents, including payoff letters, lien terminations and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all indebtedness contemplated by this Agreement to be paid off, discharged and terminated on the Closing Date (the “Payoff Documents”), (vii) executing and delivering any customary pledge and security documents (subject to occurrence of the Company Merger Effective Time) and customary closing certificates and documents as may be reasonably requested by Parent (including delivery of a customary borrowing base certificate and a solvency certificate of the chief financial officer of the Company in the form contemplated by the Debt Commitment Letter (as in effect on the date hereof)), (viii) assisting in (A) the preparation and execution of one or more credit agreements, currency or interest hedging agreements or (B) the amendment of any of the Company’s or its Subsidiaries’ currency or interest hedging agreements, in each case, on terms that are reasonably requested by Parent in connection with the Financing; provided that no obligation of Blocker, the Company or any of their respective Subsidiaries under any such agreements or amendments shall be effective until the Company Merger Effective Time, (ix) in connection with the Debt Financing contemplated by the Debt Commitment Letter, providing customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders and containing a customary representation to the Financing Sources that such information does not contain a material misstatement or omission and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about Blocker, the Company or their respective Subsidiaries or their securities, (x) facilitating the pledging of collateral for the Financing (including the delivery of original share certificates, together with share powers executed in blank, with respect to the Company and each of its Subsidiaries), including taking reasonable actions necessary to permit the Financing Sources to evaluate the Company’s and its Subsidiaries’ assets for the purpose of establishing collateral arrangements, (xi) reasonably cooperating with Parent’s efforts to obtain surveys and title insurance for the Real Property, at the expense of and as reasonably requested by Parent on behalf of the Financing Sources; provided, however, that in connection therewith, the Company and its Subsidiaries shall have no obligation to execute and deliver any indemnity or similar assurances in favor of Parent, any Financing Sources, or their respective title insurers or surveyors, other than customary title and survey affidavits, in form and substance reasonably acceptable to the Company, (xii) cooperating with the Financing Sources’

requests for due diligence to the extent customary and reasonable; (xiii) at least five (5) Business Days prior to the Closing Date, providing all documentation and other information about the Company and each of its Subsidiaries as is reasonably requested in writing by Parent at least nine (9) Business Days prior to the Closing Date in connection with the Debt Financing that relates to applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act; (xiv) using reasonable best efforts to cooperate with the Financing Sources in their efforts to benefit from the existing lending relationships of the Company and its Subsidiaries; and (xv) taking all actions reasonably requested by Parent and necessary to permit the Financing Sources to evaluate the Company’s and its Subsidiaries’ inventory, current assets, cash management and accounting systems, and policies and procedures relating thereto, for the purpose of establishing collateral arrangements; provided, however, that no obligation of Blocker, the Company or any of their respective Subsidiaries under any agreement, certificate, document or instrument (other than any authorization letters referred to above) shall be effective until the Company Merger Effective Time and none of Blocker, the Company or any of their respective Subsidiaries or representatives shall be required to pay any commitment or other fee or incur any other liability in connection with the Financing prior to the Company Merger Effective Time. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. If at any time the Company shall in good faith reasonably believe that it has provided all Required Information as required by clause (ii) above, it may deliver to Parent a written notice to that effect (stating the date it believes such Required Information was provided), in which case the Company shall be deemed to have complied with such clause (ii) above unless Parent in good faith reasonably believes the Company has not provided all Required Information and, within five (5) Business Days after the delivery of such notice, delivers a written notice to the Company to that effect, stating with reasonable specificity which items of Required Information have not been provided.

(e) Parent shall promptly, upon request by the Company, reimburse Blocker and the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Blocker, the Company or any of their respective Subsidiaries in connection with the cooperation of Blocker, the Company and their respective Subsidiaries contemplated by Section 5.10(d) and shall indemnify and hold harmless Blocker, the Company, its Subsidiaries, the Selling Equityholders and their respective representatives and Affiliates from and against any and all losses, damages, claims, costs or out-of-pocket expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except for liabilities of Blocker or the Company to the extent they resulted from (x) information provided by Blocker or the Company or any of their respective Subsidiaries containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) the willful misconduct of any such Person.

5.11 Nasdaq Listing.  From the date of this Agreement through the Closing, Parent shall take all reasonable efforts which are necessary or reasonably desirable for (i) Parent to remain listed as a public company on, and for shares of Parent Common Stock to be tradable over, the Nasdaq Capital Market (the “Nasdaq”) and (ii) the shares of Parent Common Stock to be issued in connection with the Mergers to be approved for listing on the Nasdaq.

5.12 Transaction Litigation.  Each party hereto shall give the other party the opportunity to participate in the defense, settlement or prosecution of any proceeding commenced following the date hereof related to this Agreement or the transactions contemplated hereby at such party’s sole cost and expense. Prior to the Closing Date, no party hereto shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such litigation or consent to the same unless the other party shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

5.13 Termination of Certain Agreements.  At or before the Closing, (a) the Company shall cause the agreements set forth on Schedule 5.13 of the Company Disclosure Schedule to be terminated on the terms set forth on such schedule and with no liability (of any nature) arising for Blocker, the Company or any of their Subsidiaries, in connection with such termination or following the Closing and (b) Parent shall cause the agreements set forth on Schedule 5.13 of the Parent Disclosure Schedule to be terminated on the terms set forth on such schedule and with no (liability) arising for Parent or any of its Subsidiaries in connection with such termination or following the Closing, in each case, effective not later than the Blocker Merger Effective Time.

5.14 Repayment of Debt

(a) If, prior to the Closing Date, Parent decides to commence a tender offer and/or consent solicitation in respect of some or all of the outstanding Company Notes (each, a “Debt Offer”), Parent shall prepare all necessary and appropriate documentation in connection with such Debt Offers, including the offers to purchase and consent solicitation statements, letters of transmittal and other related documents (collectively, the “Debt Offer Documents”). The Company agrees to use commercially reasonable efforts to provide, and shall cause its Subsidiaries and its and their respective representatives, including legal and accounting representatives, to provide, reasonable cooperation in connection with the preparation of the Debt Offer Documents and the consummation of such Debt Offers, including with respect to the Company’s execution of supplemental indentures (either at the Company Merger Effective Time or, if earlier, conditioned upon the occurrence of the Company Merger Effective Time) reflecting amendments to the indentures applicable to the Company Notes subject to any Debt Offer, to the extent approved by any required consents of holders of such Company Notes. All mailings to the holders of the Company Notes in connection with the Debt Offers shall be subject to the prior review and comment by the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of any Debt Offer any information in the applicable Debt Offer Documents should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Debt Offer Documents, so that such Debt Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated by Parent to the holders of the applicable Company Notes. To the extent that the provisions of any applicable law conflict with this Section 5.14(a), Parent and the Company shall comply with the applicable law and shall not be deemed to have breached its obligations hereunder by such compliance. Parent, Blocker Merger Sub and Company Merger Sub acknowledge and agree that neither the pendency nor the consummation of any such Debt Offer is a condition to Closing.

(b) If requested by Parent in writing, the Company shall, to the extent permitted by the Indenture, take any and all actions reasonably requested by Parent (including, without limitation, the issuance of one or more notices of redemption unless objected to by the Trustee or The Depository Trust Company) to facilitate the redemption, satisfaction and/or discharge of Company Notes pursuant to the Indenture at or following the Company Merger Effective Time; provided, however, that prior to, or substantially contemporaneously with, either (a) the Company being required to issue any unconditional irrevocable notice of redemption or (b) the satisfaction or waiver of all conditions to any conditional notice of redemption, Parent shall have, or shall have caused to be, deposited with the Trustee sufficient funds to effect such redemption, satisfaction and discharge. Parent, Blocker Merger Sub and Company Merger Sub acknowledge and agree that neither the pendency nor the consummation of any such redemption, satisfaction and discharge is a condition to Closing.

(c) Parent shall promptly, upon request by the Company, reimburse Blocker and the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Blocker, the Company or any of their respective Subsidiaries in connection with the cooperation of Blocker, the Company and their respective Subsidiaries contemplated by Section 5.14(b) and shall indemnify and hold harmless Blocker, the Company, its Subsidiaries, the Selling Equityholders and their respective representatives and Affiliates from and against any and all losses, damages, claims, out-of-pocket costs or out-of-pocket expenses suffered or incurred by any of them in connection with any Debt Offer and/or redemption, satisfaction and discharge and any information used in connection therewith, except for liabilities of Blocker or the Company to the extent they resulted from (x) information provided by Blocker or the Company or any of their respective Subsidiaries containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) the willful misconduct of any such Person.

5.15 Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with the Mergers, if any, shall be paid by Parent when due, whether levied on Parent, the Company, Blocker, Surviving Company, Surviving Blocker, any Subsidiary thereof or any Selling Equityholder, and Parent shall file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes. Parent shall indemnify the Selling Equityholders, their respective Affiliates and the officers, directors, employees and agents of any of the foregoing against any liability for any such Transfer Taxes.

5.16 280G Approval.  As soon as practicable following the execution of this Agreement but in any case prior to the Closing Date:

(a) The Company shall obtain, prior to the initiation of the requisite unitholder approval procedure under Section 5.16(b) below, a waiver of the right to receive payments and/or benefits that reasonably could constitute “parachute payments” under Section 280G of the Code and regulations promulgated thereunder (a “280G Waiver”) from each Person who, with respect to the Company, reasonably could be a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) and who, with respect to the Company, reasonably might otherwise receive, have received, or have the right or entitlement to receive, any “parachute payment” under Section 280G of the Code and the regulations promulgated thereunder.

(b) The Company shall seek the approval of such number of unitholders of the Company that complies with the requirements of Section 280G(b)(5) of the Code (such vote, the “Requisite Section 280G Approval”) so as to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all payments and/or benefits provided pursuant to contracts or arrangements that, in the absence of the executed 280G Waivers by the affected Persons under Section 5.16(a) above, might otherwise result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G of the Code or that would be subject to an excise tax by reason of Section 4999 of the Code, with such unitholder approval to be solicited in a manner which satisfies the applicable requirements of such Section 280G(b)(5)(B) of the Code and Treasury Regulations thereunder, including Q-7 of §1.280G-1. The taking of any such vote to obtain such Requisite Section 280G Approval, including all materials and information that are provided to the unitholders of the Company in connection with such vote, shall comply with applicable laws and the Organizational Documents of the Company and prior to the Closing, the Company shall deliver to Parent evidence that a vote of the unitholders of the Company was solicited in accordance with the foregoing provisions of this Section 5.16(b) and that either (i) the Requisite Section 280G Approval was obtained or (ii) the Requisite Section 280G Approval was not obtained and, as a consequence, the parachute payments subject to the 280G waivers shall not be made or provided.

(c) In connection with the foregoing, the Company shall provide copies of all documents required to be prepared by the Company in connection with Section 5.16 to the Purchaser Group, for review and comment, at least three (3) days in advance of distribution to the unitholders of the Company with respect to the Requisite Section 280G Approval.

ARTICLE VI

CONDITIONS PRECEDENT

6.1 Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Mergers is subject to the satisfaction, or written waiver by both Parent and the Company, at or prior to the Closing Date of the following conditions:

(a) Stockholder Approval.  The Parent Stockholder Approval shall have been obtained.

(b) Approvals.  The Antitrust Approvals identified on Schedule 6.1(b) shall have been obtained.

(c) No Injunctions or Restraints.  No Governmental Entity having jurisdiction over any party hereto shall have issued any order, decree, ruling, injunction or other action (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Mergers and no law or regulations shall have been adopted that makes consummation of the Mergers illegal or otherwise prohibited.

(d) Completion of Offer.  The Offer shall have been completed in accordance with the terms hereof and the Offer Documents.

(e) Net Tangible Assets.  Parent shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the closing of the Offer.

(f) Other Agreements.  The Stockholders Agreement, the Warrant Exchange Agreement and the Transfer Letter shall be in full force and effect and shall not have been rescinded by any of the parties thereto.

6.2 Additional Conditions to Obligations of Parent, Blocker Merger Sub and Company Merger Sub.  The obligations of Parent, Blocker Merger Sub and Company Merger Sub to effect the Mergers are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in whole or in part exclusively by Parent:

(a) Representations and Warranties of the Company and Blocker.  (i) Each of the representations and warranties of the Company and Blocker set forth in Sections 3.1(a), 3.1(b), 3.1(c)(i), 3.1(t), 3.2(a), 3.2(b), 3.2(c)(i), 3.2(f), and 3.3(j) of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date), (ii) the representations and warranties of Company set forth in Section 3.1(f) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (iii) all other representations and warranties of Company and Blocker in this Agreement shall be true and correct (disregarding any qualifiers as to “materiality” or “Company Material Adverse Effect”) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date) except for failures that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company.  Each of the Company and Blocker shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Compliance Certificate.  Parent shall have received a certificate of the Company signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions in Sections 6.2(a) and (b) have been satisfied.

(d) Pre-Closing Transactions.  The Pre-Closing Transactions shall have been completed to the reasonable satisfaction of Parent and with no liability (of any nature) to the Company or any of its Subsidiaries in connection therewith or following the Closing with respect thereto.

(e) Tax Receivable Agreement.  Prior to or at the Closing, the Company or Blocker, as applicable, shall have delivered a counterpart of the Tax Receivable Agreement duly executed by the Selling Equityholders who have elected to be party to such Tax Receivable Agreement, to Parent.

(f) Maximum Redemptions.  The aggregate amount of the Net Parent Stockholder Redemptions shall not exceed $0.

(g) Deliverables.  Each of the deliverables to be delivered by the Company and Blocker pursuant to Section 2.7(a) shall have been delivered to Parent.

6.3 Additional Conditions to Obligations of the Company and Blocker.  The obligations of Blocker and the Company to effect the Mergers is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in whole or in part exclusively by the Company:

(a) Representations and Warranties of Parent, Blocker Merger Sub and Company Merger Sub.  (i) Each of the representations and warranties of Parent, Blocker Merger Sub and Company Merger Sub set forth in Sections 3.4(a) and 3.4(c)(i) of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date), (ii) each of the representations and warranties of Parent, Blocker Merger Sub and Company Merger Sub set forth in Sections 3.4(b) of this Agreement shall be true and correct other than de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date), (iii) each of the representations and warranties of Parent, Blocker Merger Sub and Company Merger Sub set forth in Section 3.4(f) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (iv) all other representations and warranties of Parent, Blocker Merger Sub and Company Merger Sub in this Agreement shall be true and correct (disregarding any qualifiers as to “materiality” or “Parent Material Adverse Effect”) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date) except for failures that would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent, Blocker Merger Sub and Company Merger Sub.  Parent, Blocker Merger Sub and Company Merger Sub each shall have performed or complied with in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.1

(c) Compliance Certificate.  The Company shall have received a certificate of Parent signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions in Sections 6.3(a), (b) and (e) have been satisfied.

(d) Nasdaq Listing.  The Parent Common Stock to be issued pursuant to this Agreement shall have approved for listing on Nasdaq, subject only to official notice of issuance thereof.

(e) Minimum Available Cash.  The amount of Available Cash as of immediately prior to Closing shall be not less than $399,000,000.

(f) Deliverables.  Each of the deliverables to be delivered by Parent pursuant to Section 2.7(b) shall have been delivered to the Company.

(g) Tax Receivable Agreement.  Prior to or at the Closing, Parent shall have delivered a counterpart of the Tax Receivable Agreement duly executed by Parent, to the other parties thereto.

(h) Trust Account; Transaction Expenses.  Subject to any Parent Stockholder Redemption, all the funds contained in the Trust Account shall be released from the Trust Account and available to Parent for payment of the Cash Consideration and the payment of Permitted Parent Transaction Expenses.

(i) Transfer Letter.  The conditions to the closing of the transactions contemplated by the Transfer Letter shall be satisfied or waived by the parties thereto, and Parent Sponsor shall stand ready, willing and able to consummate the transactions contemplated thereby concurrently with the Closing.

(j) Maximum Redemptions.  The aggregate amount of the Net Parent Stockholder Redemptions shall not exceed $0.

ARTICLE VII

INDEMNIFICATION

7.1 Specified Survival.  Notwithstanding Section 9.3, the parties agree that the representations and warranties set forth in Sections 3.2(d), 3.2(e) and 3.3 shall survive the Closing until the date that is twelve (12) months after the Closing Date (the “Survival Period”).

7.2 Indemnification of Parent.  Subject to the limitations on recourse and recovery set forth in this Article VII, Seller Representative shall cause the Selling Equityholders to indemnify, and the Selling Equityholders shall agree to indemnify pursuant to the acknowledgment delivered to Parent in accordance with Section 2.4(a)(vii), defend and hold harmless Parent, the Surviving Blocker and the Surviving Company and their respective employees, directors and officers (in each case, solely in their capacity as such) (each such Person, excluding any Selling Equityholders, a “Parent Indemnified Party”), from and against any and all Losses of any Parent Indemnified Party after the Closing, arising out of any inaccuracy or breach of the representations and warranties set forth in Sections 3.2(d), 3.2(e) and 3.3 (any of such Losses, a “Parent Indemnification Claim”); provided that any references to “material,” “Material Adverse Effect” or words of similar import in any such representation or warranty shall be disregarded for purposes of determining whether any such breach or inaccuracy thereof has occurred and the ultimate amount of any Losses subject to indemnification hereunder. To the extent any Losses are subject to indemnification hereunder, Seller Representative shall cause the Selling Equityholders to promptly surrender to Parent a number of shares of Parent Common Stock, valued at a per share price of $10.00 (irrespective of the then market value of the Parent Common Stock), equal to the value of such Losses. Prior to the expiration of the Survival Period, Seller Representative shall cause the Selling Equityholders to retain and not transfer to any Person, other than to a Parent Indemnified Party in accordance with this Article VII, 3,500,000 shares of Parent Common Stock (such shares, together, the “Reserved Shares”), which shall be the sole source of payment to any Parent Indemnified Party to recover any Losses pursuant to this Article VII. The Reserved Shares shall be imprinted with a legend sufficient to identify the restriction on transfer thereof set forth in this Section 7.2. Upon termination of the Survival Period, the Selling Equityholders shall be permitted to freely transfer any Reserved Shares other than, to the extent applicable, a number of Reserved Shares equal in value to the amount of Losses asserted with respect to any Parent Indemnification Claim in accordance with this Agreement asserted prior to the termination of the Survival Period and still pending upon the termination of the Survival Period (a “Pending Claim”). Upon the resolution of all of such Pending Claims, subject to the termination of the Survival Period, any Reserved Shares not required to be transferred to a Parent Indemnified Party as payment with respect to such Pending Claim shall cease to be subject to the restrictions of this Section 7.2 and shall be freely transferrable by the Selling Equityholders and no longer available as a source of payment for any Parent Indemnification Claim hereunder.

7.3 Limitations.

(a) Minimum Claim.  If any Parent Indemnification Claim relating to any single event or series of related events that is indemnifiable under Section 7.2 results in aggregate Losses to Parent that do not exceed $100,000, such Losses shall not be deemed to be Losses under this Agreement and shall not be eligible for indemnification under this Article VII.

(b) Deductible.  Other than with respect to Losses resulting from a breach or inaccuracy of the representations and warranties set forth in Sections 3.2(d), 3.2(e), 3.3(a), 3.3(b), 3.3(c) and 3.3(s), the Selling Equityholders shall not be liable hereunder with respect to any Parent Indemnification Claim, unless and until the aggregate amount of all Parent Indemnification Claims exceeds $500,000, in which case the Selling Equityholders shall be liable for the amount of all Losses subject to indemnification hereunder only in excess of such amount.

(c) Limitations as to Time.  No Parent Indemnified Party shall be entitled to make any claim with respect to a breach of any representation that survives the Closing pursuant to Section 7.1, unless (i) such Parent Indemnified Party has provided proper written notice with respect to such Parent Indemnification Claim, specifying in reasonable detail, the basis of the claim, to Seller Representative prior to the expiration of the Survival Period and (ii) such claim is made in respect of Losses (A) specified in reasonable detail and incurred prior to the expiration of the Survival Period or (B) reasonably estimated and reasonably expected to arise in connection with such Parent Indemnification Claim.

(d) Maximum Liability.  The Selling Equityholders shall not have any liability with respect to Losses that are indemnifiable in accordance with Section 7.2 in excess of $35,000,000 in the aggregate. The Reserved Shares shall be the sole source of payment to any Parent Indemnified Party to recover any Losses indemnifiable in accordance with the immediately preceding sentence. Other than a Parent Indemnification Claim, Parent shall not be entitled to seek indemnity under this Article VII for Losses, and the Parent Indemnified Parties shall have no further recourse against any Person for any claim, breach or other matter, arising out of a breach of the representations and warranties set forth in Section 3.3.

(e) Losses Net of Insurance Proceeds and Other Third-Party Recoveries.  All Losses for which any Parent Indemnified Party would otherwise be entitled to indemnification under this Article VII shall be reduced by the net amount of insurance proceeds, indemnification payments and other third-party recoveries actually received by any Parent Indemnified Party in respect of any Losses incurred by such Parent Indemnified Party. In the event any Parent Indemnified Party or any of its Affiliates is entitled to any insurance proceeds, indemnity payments or any third-party recoveries in respect of any Losses (or any of the circumstances giving rise thereto) for which such Parent Indemnified Party is entitled to indemnification pursuant to this Section 7.3(e), such Parent Indemnified Party shall use reasonable best efforts to obtain, receive or realize such proceeds, benefits, payments or recoveries. In the event that any such insurance proceeds, indemnity payments or other third-party recoveries not previously taken into account are obtained by a Parent Indemnified Party subsequent to receipt by such Parent Indemnified Party of any indemnification payment hereunder in respect of the claims to which such insurance proceeds, indemnity payments or other third-party recoveries relate, appropriate refunds shall be made promptly by the relevant Parent Indemnified Parties of all or the relevant portion of such recovery, appropriate payments shall be made promptly by the relevant Parent Indemnified Parties. All such payments or recoveries shall be determined net of any expenses, costs or other fees incurred by the Parent Indemnified Party, including any loss or erosion of coverage, increase in premiums or the costs and expenses of outside counsel and other advisors to such Parent Indemnified Party.

(f) Assignment of Claims.  Upon payment of any Losses is made with respect to a Parent Indemnification Claim pursuant to this Article VII, the Selling Equityholders shall be subrogated to the extent of such payment to the rights of the Parent Indemnified Party against any Person with respect to the subject matter of such Parent Indemnification Claim. The Parent Indemnified Party shall assign such rights to and otherwise reasonably cooperate with Seller Representative, at the cost and expense of the Selling Equityholders, to pursue any claims against or otherwise recover amounts from, any Person liable or responsible for any Losses for which indemnification has been received pursuant to this Agreement

(g) Losses Included in Aggregate Purchase Price.  No Parent Indemnified Party shall be entitled to indemnification for any Losses in respect of any liability included as a deduction for purposes of the calculation of the Aggregate Purchase Price and then only to the extent of the amount so deducted.

(h) No Duplicate Claims.  In the event a Parent Indemnified Party recovers Losses in respect of a Parent Indemnification Claim, no other Parent Indemnified Party may recover the same Losses in respect of a claim for indemnification under this Agreement.

7.4 Characterization of Payments.  For Tax purposes, the parties agree to treat (and shall cause each of their respective Affiliates to treat) any indemnity payment under this Article VII as an adjustment to the Merger Consideration payable pursuant to Article II.

7.5 Third Party Claims.

(a) Promptly after receipt by any Parent Indemnified Party of notice of the commencement or assertion of any action, proceeding, demand, claim or investigation by a third party (an “Asserted Liability”) that may result in a Loss which is indemnifiable under this Article VII, such Parent Indemnified Party shall promptly deliver a Claim Notice with respect thereto to Seller Representative; provided that a failure to provide such Claim Notice promptly shall not amount to a waiver of such claim unless and only to the extent that the resulting delay materially prejudices the position of the Selling Equityholders, as the indemnifying party, with respect to such claim.

(b) Seller Representative shall have thirty (30) days from receipt of the Claim Notice (or less if the nature of the claim requires and such necessary shortened deadline is specified in the Claim Notice) (the “Notice Period”) to notify the Parent Indemnified Party in writing (i) whether or not Seller Representative disputes the liability to the Parent Indemnified Party hereunder with respect to the Loss, and (ii) whether or not Seller Representative desires at the cost and expense of the Selling Equityholders to defend the Parent Indemnified Party against such Asserted Liability (regardless of whether or not it disputes the liability with respect to such Asserted Liability). Notwithstanding the foregoing, Seller Representative shall not be entitled to assume control of the defense of an Asserted Liability without Parent’s written consent (in its sole discretion) if (i) such Asserted Liability relates to or arises in connection with any criminal proceeding, indictment, allegation or investigation of Parent or any of its Subsidiaries, including the Surviving Company and its Subsidiaries, by a Governmental Entity, (ii) the Asserted Liability seeks to impose any material liability, obligation or restriction upon Parent or any of its Subsidiaries, including the Surviving Company and its Subsidiaries, other than for money damages, (iii) the amount of claimed Losses relating to such Claim exceeds the value of the remaining Reserved Shares or (iv) counsel to Parent has advised Parent that there are one or more defenses available to the Parent Indemnified Party that are not available to the Selling Equityholders or a conflict of interest exists between the Parent Indemnified Party and the Selling Equityholders, in the opinion of counsel to the Parent Indemnified Party, in respect of such Asserted Liability.

(c) If Seller Representative notifies the Parent Indemnified Party within the Notice Period that it desires to defend the Parent Indemnified Party against an Asserted Liability, subject to Section 7.5(b), Seller Representative shall have the right to defend all appropriate proceedings with counsel of its own choosing (but reasonably satisfactory to the Parent Indemnified Party) and such proceedings shall be diligently prosecuted by it. If Seller Representative exercises the right to undertake any such defense against any Asserted Liability, (i) the Parent Indemnified Party shall provide reasonable cooperation to Seller Representative in such defense, at the Selling Equityholders’ cost and expense, (ii) Seller Representative shall keep the Parent Indemnified Party appraised of material developments regarding such Asserted Liability and (iii) the Parent Indemnified Party may elect, at such Parent Indemnified Party’s sole cost and expense, to participate in such defense with separate counsel of its choice.

(d) If Seller Representative elects not to defend the Parent Indemnified Party against an Asserted Liability or does not provide an answer within the Notice Period or Parent does not consent to Seller Representative assuming control of the defense under Section 7.5(b), Parent shall be entitled to assume control of and appoint lead counsel for defense of such Asserted Liability and all reasonable fees and expenses of one firm of attorneys (in addition to local counsel to the extent reasonably necessary) in connection thereof shall be considered Losses for purposes of this Article VII and shall be subject to indemnification hereunder. If Parent undertakes the defense of any Asserted Liability in accordance with this Section 7.5(d), (i) Seller Representative shall provide reasonable cooperation to Parent in such defense, (ii) Parent shall keep Seller Representative appraised of material developments regarding such Asserted Liability, and (iii) Seller Representative may elect, at the Selling Equityholders’ sole cost and expense, to participate in such defense with separate counsel of its choice.

7.6 Direct Claims.  In any case in which a Parent Indemnified Party seeks indemnification hereunder which is not subject to Section 7.5, such Parent Indemnified Party shall promptly notify Seller Representative in writing of any Losses that such Parent Indemnified Party claims are subject to indemnification under the terms hereof. Subject to the limitations set forth in this Article VII, the failure of a Parent Indemnified Party to provide prompt notice of such claim shall not amount to a waiver of such claim unless and only to the extent that the resulting delay materially prejudices the position of the Selling Equityholders, as the indemnifying party, with respect to such claim.

7.7 Indemnification through Surrender of Deferred Payment Rights.  Notwithstanding anything in Sections 7.2 or 7.3 hereof, in the event the Selling Equityholders are entitled to receive any deferred payment in accordance with Section 2.9 with respect to an amount of Excess Shares, and to the extent such payment with respect to such Excess Shares remains outstanding as of the final resolution of such Parent Indemnification Claim, then for each such Excess Share with respect to which the Selling Equityholders are entitled to deferred payment, the number of Reserved Shares shall be adjusted downwards by one Reserved Share, and the surrender of the right to receive the deferred payment associated with up to 3,500,000 Excess Shares, if any (the “Reserved Deferred Payment Shares”) shall be the initial source of payment to any Parent Indemnified Party to recover Losses pursuant to this Article VII (and, to the extent that the number of Reserved Deferred Payment Shares equals or exceeds 3,500,000, the sole source of payment to any Parent Indemnified Party to recover any Losses pursuant to this Article VII to the extent the deferred payment right with respect to such Excess Shares remains outstanding as of the final resolution of a Parent Indemnification Claim), with the right to receive deferred payment valued at $10.00 per Reserved Deferred Payment Share (regardless of the then current trading price of Parent Common Stock). Notwithstanding the foregoing, to the extent there is any adjustment to the Excess Shares pursuant to Section 2.9(e), the number of the Reserved Deferred Payment Shares shall be equitably adjusted in the same ratio to reflect the change in the amount of outstanding Excess Shares. Prior to the expiration of the Survival Period, the Selling Equityholders shall not be entitled to receive any payment with respect to such Reserved Deferred Payment Shares under Section 2.9 and, in the event Parent is no longer subject to a deferred payment obligation with respect to such Reserved Deferred Payment Shares, Seller Representative shall cause the Selling Equityholders to replace such Reserved Deferred Payment Shares with Reserved Shares, on a one-for-one basis, as a source of payment for its obligations in this Article VII.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination.  This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Blocker Merger Effective Time, whether before or after adoption of this Agreement by the stockholders of Parent:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if (A) any Governmental Entity having jurisdiction over any party hereto shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such order, decree, ruling or injunction or other action shall have become final and nonappealable or if there shall be adopted any law or regulation that makes consummation of the Mergers illegal or otherwise prohibited; provided however, that the right to terminate this Agreement under this Section 8.1(b)(i)(A) shall not be available to any party whose breach of this Agreement has caused any of the conditions set forth in Sections 6.1, 6.2 or 6.3 hereof to not be or not be able to be satisfied on or prior to the Closing, or (B) the Parent Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of the stockholders of Parent, or at any adjournment thereof;

(ii) if the Mergers shall not have been consummated by July 29, 2016 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party in breach of this Agreement such that the conditions set forth in Sections 6.1, 6.2 or 6.3 hereof are will not be satisfied on or prior to the Closing;

(iii) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.2 or Section 6.3, as applicable, and (B) cannot be or has not been cured by the earlier of thirty (30) days after the giving of written notice to the breaching party of such breach and the Termination Date (a “Terminable Breach”); provided that the terminating party is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or

(c) by the Company if the Board of Directors of Parent shall have publicly withdrawn, modified or changed, in any manner that is adverse to the Company, its approval or recommendation to the stockholders of Parent with respect to any of the Transaction Proposals.

(d) A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination, and any termination, if otherwise in accordance with this Agreement, shall be effective immediately upon delivery of such written notice to the other party.

8.2 Effect of Termination; Limitations on Damages.  In the event of termination of this Agreement by any party hereto as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except with respect to this Section 8.2, the second and third to last sentences of Section 5.2, Section 8.3 and Article IX; provided, however, that no such termination shall relieve any party from liability for damages for a knowing and intentional breach of any representation, warranty or obligation hereunder; provided that, notwithstanding anything to the contrary contained herein, no party hereto shall be liable under this Agreement for any consequential (including lost profits) damages, punitive or special damages, irrespective of whether such damages are available under applicable law.

8.3 Expenses and Other Payments; Remedies.  Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Mergers shall be consummated. In the event this Agreement is terminated other than (i) pursuant to Section 8.1(a), (ii) pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii), in each case, at a time when there has not been any Parent breach of this Agreement that has caused or materially contributed to any of the conditions set forth in Sections 6.1, 6.2 or 6.3 hereof not being or not being able to be satisfied on or prior to the Closing or (iii) by Parent, pursuant to Section 8.1(b)(iii), then in each case, neither Parent nor any of its Subsidiaries shall at any time, directly or indirectly, consummate a Business Combination or any substantially similar transaction or agree to do, or commit to use the proceeds of the Trust Account to do, any of the foregoing.

8.4 Extension; Waiver.  At any time prior to the Company Merger Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors or similar governing bodies, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, and shall not be deemed a waiver of any future obligations or rights, except to the extent expressly set forth in such waiver.

ARTICLE IX

GENERAL PROVISIONS

9.1 Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accounting Procedures Schedule” means Schedule 9.1(a) hereto.

“Aggregate Purchase Price” means the Total Enterprise Value, plus the Closing Cash Balance, minus the Closing Indebtedness Amount, minus the amount by which the Company Transaction Expenses exceed the Permitted Company Transaction Expenses, if any, minus the amount by which PlasChem Net Indebtedness exceeds $35,000,000 plus any Excess Working Capital and minus any Working Capital Shortfall.

“Ancillary Agreements” means the Confidentiality Agreement, the Stockholders Agreement, the Tax Receivable Agreement, the Transfer Letter and the Warrant Exchange Agreement.

“Anti-Corruption Laws” means all U.S. and non-U.S. laws and regulations relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010.

“Available Cash” as of the Closing, shall equal the Closing Cash Balance, plus the amount of the funds contained in the Trust Account as of immediately prior to the Closing and after giving effect to the completion of the Offer and any Parent Stockholder Redemptions and the payment of any Deferred Underwriting Fees, plus the amount of Available Financing Proceeds, minus the Debt Payoff Amount, minus any Permitted Parent Transaction Expenses or Company Transaction Expenses that are accrued and unpaid as of the Closing; provided, that for purposes of this definition of Available Cash and the resulting reduction in Stock Consideration pursuant to Section 2.3, the definition of Closing Cash Balance shall include all Cash that is held by PlasChem.

“Available Debt Proceeds” as of the Closing, shall equal $705,000,000, after the settlement of any OID expenses associated with the Debt Financing.

“Available Financing Proceeds” as of the Closing, shall equal the gross cash proceeds from the Equity Financing, plus the Available Debt Proceeds, minus $10,000,000.

“Blocker Parent” means TPG VI DE BDH, L.P.

“Cash” means net cash in the bank accounts, and net cash equivalents held by a Person, including (i) deposits in transit and outstanding (uncleared) checks or money orders from third parties, (ii) demand deposits, amounts held in money market funds or similar accounts and (iii) any highly-liquid investments with original maturities of ninety (90) days or less; and net of any outgoing checks or money orders to third party.

“Claim Notice” means a written notice of a claim for indemnification pursuant to this Agreement specifying in reasonable detail the nature of, and factual and legal basis for, the claim for which indemnification is sought, a reasonable description of the Losses suffered (other than with respect to a Asserted Liability), the amount of such claim, if known, and the provisions of this Agreement upon which such claim for indemnification is made.

“Closing Cash Balance” means the amount of all Cash that is held by the Company or any of its Subsidiaries other than PlasChem (determined in accordance with GAAP and consistent with past practice) as of 12:01 a.m. in each local jurisdiction of such Person on the Closing Date, a good faith calculation of which amount shall be included in the schedule delivered to Parent pursuant to Section 2.4(b) and in the Adjustment Schedule. Any Cash denominated in currencies other than the U.S. Dollar shall be valued in U.S. Dollars utilizing the applicable mid-market exchange rates published by the Wall Street Journal as of the last Business Day prior to the relevant date of determination.

“Closing Indebtedness Amount” means, without duplication, the amount of all Indebtedness of the Company and its Subsidiaries, determined in accordance with GAAP and consistent with past practice, other than (i) any Indebtedness of PlasChem of the type set forth in clauses (a), (b) and (e) of the definition of Indebtedness, (ii) any Company Transaction Expenses and (iii) any Indebtedness where the Obligation, guarantee or liability related thereto is (x) owed by the Company solely to one or more Subsidiaries of the Company or (y) by any Subsidiary of the Company solely to one or more of the Company or any other Subsidiary of the Company or (z) is solely the result of the Company or any Subsidiary of the Company, on the one hand, providing a direct or indirect guarantee of any Indebtedness of any of the Company or any of its other Subsidiaries, on the other hand; as of 12:01 a.m. on the Closing Date, a good faith calculation of which amount shall be included in the schedule delivered to Parent pursuant to Section 2.4(b) and in the Adjustment Schedule, and immediately prior to any repayment of Indebtedness in connection with Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Notes” means the Company’s 8.375% Senior Subordinated Notes due 2018 governed by that certain Indenture (as amended, the “Indenture”), dated as of March 9, 2011, among Nexeo Solutions, LLC and Nexeo Solutions Finance Corporation, as the Issuers, the guarantors party thereto from time to time, as Guarantors, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

“Company Series A Unit” has the meaning given to the term “Series A Unit” in the Company LLC Agreement.

“Company Series B Unit” has the meaning given to the term “Series B Unit” in the Company LLC Agreement.

“Company Selling Equityholders” means the holders of Company Units (other than Blocker) as of the time immediately prior to the Company Merger Effective Time, after giving effect to the Pre-Closing Transactions.

“Company Systems” means all computer systems, software, firmware, hardware (whether general purpose or special purpose), electronic data processing, network connectivity and communication equipment owned or controlled by the Company or any of its Subsidiaries.

“Company Transaction Expenses” means all accrued and unpaid Transaction Expenses of the Company, Blocker, New Holdco or any Selling Equityholders as of the Closing (and prior to giving effect to any payment thereof contemplated by Section 2.5), plus the amount of any severance, bonus or other payment payable to any director, officer, contractor or employee of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement (including any related payroll Taxes), as determined by the Company in good faith and set forth in a statement to be delivered by Company to Parent prior to the Closing and subject to determination pursuant to Section 2.4(a).

“Company Units” means the Company Series A Units and the Company Series B Units.

“Credit Agreements” means, collectively, (i) the Credit Agreement dated as of March 31, 2011, among The Financial Institutions Party thereto as Lenders, Bank of America, N.A., as Administrative Agent and Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, Citibank, N.A., as Syndication Agent, Barclays Bank PLC and U.S. Bank National Association, as Co-Documentation Agents, Nexeo Solutions, LLC and the other U.S. Borrowers referred to therein, as U.S. Borrowers, Nexeo Solutions Canada Corp., as Canadian Borrower, Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp. and the Subsidiaries of Nexeo Solutions, LLC from time to time parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (ii) the Credit Agreement dated as of March 9, 2011 among Nexeo Solutions, LLC, as the Borrower, Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A., as Administrative Agent, and the Other Lenders Party Thereto, Citigroup Global Markets Inc., as Syndication Agent, Barclays Bank PLC, as Documentation Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Barclays Bank PLC, as Joint Lead Arrangers and Joint Bookrunners, as amended, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Current Income Tax Liabilities” means (i) with respect to the Indebtedness of the Company, any current income tax liabilities of Blocker or the Company or any of its Subsidiaries and (ii) to the extent not included in clause (i), any current accrued income tax payables. With respect to items relating to Blocker or the Company or any of its or their Subsidiaries, this definition shall only include current income tax liabilities or current accrued income tax payables for periods prior to the Closing Date (x) that are identified prior to the Closing Date, (y) the amount of which are determinable (and have been determined) as of the Closing Date and (z) that are included in the financial statements of the Company and its Subsidiaries, and the amounts determined as of the Closing Date shall not be adjusted as a result of the transactions contemplated by this Agreement. Furthermore, for the avoidance of doubt, for the purposes of the foregoing, neither FIN 48 uncertain tax positions nor deferred Tax liabilities or payables will be taken into account.

“Deferred Underwriting Fees” means the amount of deferred underwriting fees in connection with Parent’s initial public offering payable to the underwriters upon consummation of a Business Combination held in the Trust Account, which amount will equal not more than $18,309,150.

“Ex-Im Laws” means all U.S. and non-U.S. laws, regulations, and orders relating to export, re-export, transfer, and import controls, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and U.S. customs and import requirements administered by U.S. Customs and Border Protection.

“Excess Equity Funding” means such amount of additional Equity Financing obtained by Parent on or prior to the Closing pursuant to Section 5.10(c) that is in excess of $40,000,000.

“Excess Working Capital” means the amount, if any, by which Working Capital exceeds the Maximum Working Capital Target.

“Financing Sources” means the parties to the Debt Commitment Letter and other Persons that have committed to provide or arrange or otherwise entered into an agreement to provide Debt Financing or other debt financings in connection with the transactions contemplated hereby and their respective Affiliates and the former, current or future general or limited partners, shareholders, equityholders, controlling persons, managers, members, directors, officers, employees, agents and representatives of any of the foregoing and the successors and assigns of each of the foregoing.

“Founder Shares” means 12,506,250 shares of Parent Common Stock issued to Parent Sponsor pursuant to that certain Amended and Restated Subscription Agreement between Parent Sponsor and Parent dated as of April 4, 2014, and outstanding as of the date of this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C. §18A, and the rules and regulations promulgated thereunder.

“Indebtedness” of any Person at any date means, without duplication, (a) all Obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), and including all accrued and unpaid interest, prepayment penalties, penalties, premiums or original issue discount associated therewith, (b) any other Obligations of such Person that are evidenced by a note, bond, debenture or similar instrument, (c) all Obligations of such Person as lessee that are capitalized in accordance with GAAP, (d) all Obligations under any letters of credit or surety bonds, in each case, to the extent drawn, (e) all direct or indirect guarantees of any of the foregoing for the benefit of another Person, (f) the net settlement amount, to the extent resulting in any payment by, or Obligation of, the Company of any currency, interest rate or other hedging arrangements, (g) the amount of any unfunded portion with respect to any defined benefit and deferred compensation plan (including any related payroll Taxes), (h) any Current Income Tax Liabilities (net of any current income Tax receivables of such Person), (i) any accrued severance or termination pay, or termination compensation (including any related payroll Taxes), (j) any accrued liabilities with respect to sales taxes of Archway to the extent not included in Working Capital, (k) any liabilities (of any nature) related to discontinued operations, (l) any unpaid Repatriation Costs, (m) any Obligations with respect to deferred revenue of such Person collected in cash in excess of inventory purchased to service that deferred revenue, and (n) any other amounts, including the costs and expenses associated with discharging and releasing Encumbrances, to the extent any such amounts are required to be paid pursuant to Section 2.5(a).

“Intellectual Property” means any and all intellectual property and proprietary rights in any jurisdiction throughout the world, including: (i) patents and invention disclosures (including all reissues, divisions, reexaminations, revisions, renewals, extensions, provisionals, continuations, and continuations-in-part); (ii) trademarks, trade names, service marks, logos, Internet domain names, and other indicia of origin; (iii) copyrights, copyrightable works, and works of authorship; (iv) trade secrets, know-how, and other proprietary information, including technology, inventions (whether or not patentable and whether or not reduced to practice), designs, formulas, algorithms, methods, processes, and schematics; and (v) all applications, registrations, issuances and the like with respect to any of the foregoing.

“IP Agreement” means any agreement, license or contract relating to the licensing, use or development of any Intellectual Property (whether from or by a third party to the Company or any of its Subsidiaries or by the Company or any of its Subsidiaries to a third party), in each case excluding agreements for unmodified, commercially available off-the-shelf software with an aggregate amount of purchase price and maintenance and other fees of less than $100,000.

“Key Employees” means, with respect to the Company, the individuals set forth on Schedule A of the Company Disclosure Schedule.

“Leases” means all leases, subleases, concessions, and other agreements, written or oral, pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts or instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

“Losses” means any and all claims, demands, suits, proceedings, judgments, losses, charges, penalties, and fees, and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) sustained, suffered or incurred by any Parent Indemnified Party arising from any matter which is the subject of indemnification under Article VII.

“Marketing Period” means the first period of 20 consecutive Business Days after the date of this Agreement throughout which (a) the Company shall have delivered the Required Information to Parent and (b) the conditions set forth in Article VI have been satisfied (other than (i) the conditions set forth in Sections 6.1(a), 6.1(d), 6.1(e) and (ii) those conditions that by their terms are to be satisfied at the Closing, including, for the avoidance of doubt, the conditions set forth in Sections 6.2(d), 6.2(f), 6.3(e) and 6.3(j)) or waived; provided, that (i) such Business Day period shall not be required to be consecutive to the extent it would include July 1, 2016 (which date set forth in this clause shall be excluded for purposes of, but shall not reset, the 20 consecutive Business Day period), (ii) the Marketing Period shall not be deemed to have commenced if after the date of this Agreement and prior to the Closing, (A) the Company’s auditors shall have withdrawn its audit opinion with respect to any of the financial statements contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements by the Company’s auditors or another independent accounting firm reasonably acceptable to Parent, or (B) the Company or any of its Subsidiaries (or the board of directors or general partners thereof, as applicable) shall have announced (x) any intention to restate any historical financial statements included in the Required Information or (y) that any such restatement is under consideration or may be a reasonable possibility, in which cases the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company or any of its Subsidiaries (or the board of directors or general partners thereof, as applicable) has announced that it has concluded no such restatement shall be required and (iii) in all circumstances, the Marketing Period shall end on any earlier date that is the date on which the proceeds of the Debt Financing are received.

“Maximum Working Capital Target” means $505,000,000.

“Minimum Working Capital Target” means $485,000,000.

“Net Parent Stockholder Redemptions” means an aggregate amount equal to: (x) the aggregate amount of Parent Stockholder Redemptions, minus (y) the Selling Equityholder Election Amount and minus (z) the Excess Equity Funding.

“Obligations” means, with respect to any Indebtedness, any principal, accrued but unpaid interest, penalties, fees, guarantees, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Parent Sponsor” means WL Ross Sponsor LLC, a Delaware limited liability company.

“Parent Stockholder Redemption” means the right held by certain stockholders of Parent to redeem all or a portion of their shares of Parent Common Stock upon the consummation of a Business Combination, for a per share redemption price of cash equal to (a) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Parent to pay certain Taxes, divided by (b) the number of then outstanding shares of Parent Common Stock issued in connection with Parent’s initial public offering.

“Payoff Documents” means customary payoff letters, termination statements, releases, amendments, extensions, and other evidences of termination reasonably requested by, and in form and substance reasonably satisfactory to the Lenders and specifying the amount necessary to repay such Indebtedness as is being repaid in accordance with the Debt Financing.

“Permitted Company Transaction Expenses” means, as of the Closing, (a) any out-of-pocket Company Transaction Expenses incurred in connection with the obligations set forth in Section 5.10(d) or Section 5.14(a), and (b) any other Company Transaction Expenses, up to but not exceeding an aggregate amount (of amounts under both clauses (a) and (b)) equal to $15,000,000.

“Permitted Parent Transaction Expenses” means, as of the Closing, (a) the commitment, arrangement, upfront and other fees or amounts that are due and payable by Parent in connection with the Debt Financing (excluding any OID expenses), together with (b) any other Transaction Expenses of Parent and its Subsidiaries, up to but not exceeding an aggregate amount (of amounts under both clauses (a) and (b)) equal to $50,000,000.

“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Entity.

“PlasChem” means Nexeo Plaschem (Shanghai) Co., Ltd, an entity formed under the laws of the People’s Republic of China.

“PlasChem Net Indebtedness” means an amount equal to the sum of (x) any Indebtedness of PlasChem of the type set forth in clauses (a), (b) and (e) of the definition of Indebtedness, minus (y) any Cash held by PlasChem.

“Pre-Closing Transactions” means the transactions set forth on Schedule B of the Company Disclosure Schedule.

“Premerger Notification Rules” means any laws requiring the submission of a filing, clearance or approval or the observation of a waiting period or suspensory obligation under any Antitrust Laws, including but not limited to the HSR Act and the Council Regulation (EC) No. 139/2004 of 20 January 2004 on the control of concentrations between undertakings (published in the Official Journal of the European Union on January 29, 2004 at L 24/1).

“Private Placement Warrants” means Parent Warrants issued pursuant to that certain Amended and Restated Sponsor Warrants Purchase Agreement, effective as of June 2, 2014, between Parent and Parent Sponsor.

“Purchaser Group” means Parent, Blocker Merger Sub, Company Merger Sub, their respective Affiliates, and each of such Person’s respective equityholders, managers, officers, directors, employees and agents.

“Repatriation Costs” of any Person as of any date, means the amount of any Taxes that would be payable in cash if all Cash of such Person and its Subsidiaries as of such date held or located in a jurisdiction other than the United States were repatriated to any direct or indirect parent entity that is organized in the United States and treated as a corporation for U.S. federal tax purposes; provided, however, that in no event shall the Repatriation Costs calculated in accordance with this definition with respect to any Person on any date, exceed one percent (1.0%) of all Cash of such Person and its Subsidiaries as of such date held or located in a jurisdiction other than the United States.

“Required Information” means (i) financial statements of the Company and its Subsidiaries as is required by paragraph 10 of Exhibit D of the Debt Commitment Letter and (ii) pro forma financial statements of the Company and its Subsidiaries as is required by paragraph 9 of Exhibit D of the Debt Commitment Letter (it being understood that such pro forma financial statements will only be included in the Required Information to the extent Parent has provided to the Company information relating to the proposed debt and equity capitalization of the Company and its Subsidiaries after the Closing reasonably necessary for preparing such pro forma financial statements no later than ten (10) days prior to the date on which the Marketing Period would otherwise commence).

“Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means any individual or entity that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any individual or entity listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) any entity that is in the aggregate 50 percent or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of a Sanctioned Country.

“Sanctions Laws” means all U.S. and non-U.S. laws, statutes, regulations, and orders relating to economic or trade sanctions administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any EU Member State, or any other relevant Governmental Entity.

“Seller Group” means the Selling Equityholders, the Company, Blocker, their respective Affiliates, and each of such Person’s respective equityholders, managers, officers, directors, employees and agents.

“Selling Equityholders” means the holders of Company Units or Blocker Partnership Interests as of the time immediately prior to the Company Merger Effective Time, after giving effect to the Pre-Closing Transactions.

“Selling Equityholder Election Amount” means the aggregate amount of the Cash Consideration elected by the Company, on behalf of the Selling Equityholders, to be received as the Stock Consideration pursuant to any Election Notice delivered to Parent in accordance Section 2.8(a).

“Tax” means (i) any tax, charge, fee, levy, penalty or other assessment of any kind whatsoever and denominated by any name whatsoever imposed by any U.S. federal, state, local or foreign taxing authority, including any excise, property, income, sales, transfer, margin, franchise, or other tax, including any interest, penalties or additions attributable thereto, (ii) any and all liability for amounts described in (i) of any member of an affiliated, consolidated, combined or unitary group of which the Company or any of its Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iii) any and all liability for amounts described in (i) of any Person imposed on the Company or any of its Subsidiaries as a transferee or successor, by contract, pursuant to any law, rule or regulation, or otherwise.

“Tax Receivable Agreement” means that certain by and among Parent and certain other parties thereto substantially in the form attached hereto as Exhibit B.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Total Enterprise Value” means one billion five hundred forty million dollars ($1,540,000,000).

“Transaction Expenses” means, with respect to any Person, its costs and expenses incident to the negotiation and preparation of this Agreement and the other documents contemplated hereby (including the Ancillary Agreements) and the performance and compliance with all agreements and conditions contained herein to be performed or complied with at or before the Closing, including the fees, expenses and disbursements of its counsel and accountants, due diligence expenses, advisory and consulting fees and expenses, underwriting and other third-party fees required to consummate the Mergers, the costs of procuring the insurance contemplated by Section 5.5(d), and other costs and expenses associated with any of the foregoing; provided, that for the avoidance of doubt, with respect to Parent, Transaction Expenses shall not include any amount payable under the convertible promissory notes, dated March 15, 2016 and January 5, 2016, payable by Parent to Parent Sponsor.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to an in respect of provisions of the Code.

“Trust Account” has the meaning given to such term in the Trust Agreement.

“Trust Agreement” means the Investment Management Trust Agreement, dated June 5, 2014, between Parent and Continental Stock Transfer & Trust Company.

“Working Capital” means (without duplication), with respect to the Company and its Subsidiaries, as of 12:01 a.m. in each local jurisdiction of such Person on the Closing Date, the aggregate value (expressed as a positive or negative number) of the current assets of the Company and its Subsidiaries minus the current liabilities of the Company and its Subsidiaries as adjusted per the Illustrative Working Capital Schedule included in Schedule C hereto, in each case, determined on a consolidated basis, calculated in accordance with the principles set forth on the Accounting Procedures Schedule; provided, that Working Capital shall exclude (i) the Closing Cash Balance, (ii) the Closing Indebtedness Amount, (iii) Company Transaction Expenses and (iv) PlasChem Net Indebtedness. For the avoidance of doubt, for the purposes of the foregoing, neither FIN 48 uncertain tax positions nor deferred Tax assets nor deferred Tax liabilities or payables will be taken into account.

“Working Capital Shortfall” means the amount, if any by which the Minimum Working Capital Target exceeds Working Capital.

9.2 Schedule Definitions.  All capitalized terms in the Company Disclosure Schedule and the Parent Disclosure Schedule shall have the meanings ascribed to them herein, unless the context otherwise requires or as otherwise defined.

9.3 Nonsurvival of Representations, Warranties and Agreements.  Other than the representations and warranties set forth in Sections 3.2(d), 3.2(e) and 3.3, which shall survive for the period set forth in Section 7.1, the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be of no further force and effect as of the Company Merger Effective Time and any liability for breach or violation thereof shall terminate absolutely, except for the agreements contained in Article II , Section 5.5 and Section 5.10(e), Article VII and Article IX.

9.4 Notices.  Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) Business Days after the date of mailing to the address below or to such other address or addresses as such Person may hereafter designate by notice given hereunder:

(i)	if to Parent, Company Merger Sub or Blocker Merger Sub, to:

WL Ross Holding Corp.
1166 Avenue of the Americas
New York, New York 10036
Telecopy: (212) 278-9845
Attention: Wilbur L. Ross, Jr.

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, TX 77002
Telecopy: (713) 835-3601
Attention: Andrew Calder, P.C. and William J. Benitez

(ii)	if to the Company, to:

Nexeo Solutions Holdings, LLC
3 Waterway Square Place #1000
The Woodlands, TX 77380
Telecopy: (281) 297-5221
Attention: Michael Farnell

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.
600 Travis Street, Suite 3300
Houston, TX 77002
Telecopy: (713) 615-5085
Attention: Keith Fullenweider and Lande Spottswood

(iii)	if to New Holdco, prior to the Closing, to:

Nexeo Solutions Holdings, LLC
3 Waterway Square Place #1000
The Woodlands, TX 77380
Telecopy: (281) 297-5221
Attention: Michael Farnell

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.
600 Travis Street, Suite 3300
Houston, TX 77002
Telecopy: (713) 615-5085
Attention: Keith Fullenweider and Lande Spottswood

9.5 Rules of Construction.

(a) Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b) The inclusion of any information in the Company Disclosure Schedule or Parent Disclosure Schedule shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, that such information is required to be listed in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, or that such items are material to the Company, Parent or Merger Sub, as the case may be. The headings, if any, of the individual sections of each of the Parent Disclosure Schedule and Company Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Schedule and Parent Disclosure Schedule are arranged in sections corresponding to those contained in this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Schedule or Parent Disclosure Schedule as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on the face of such item, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Schedule or Parent Disclosure Schedule with respect to such other representations or warranties or an appropriate cross reference thereto; provided that, no item shall be deemed disclosed against

Sections 3.1(f) or 3.2(f) unless specifically set forth in the relevant corresponding section of the Company Disclosure Schedule or Parent Disclosure Schedule, without cross-reference.

(c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Schedule or Parent Disclosure Schedule is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

(d) All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time.

9.6 Counterparts.  This Agreement may be executed in two or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.7 Entire Agreement; No Third Party Beneficiaries.  This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The provisions of Sections 5.5, 5.10(e), 9.9(b), 9.12 and, from and after the Company Merger Effective Time, the provisions of Article II and Article VII are intended to be for the benefit of, and shall be enforceable after the Company Merger Effective Time by, the Persons referred to therein and their respective heirs and representatives; and the provisions of Sections 5.10, 9.9, 9.12 and 9.15 are intended to be for the benefit of, and shall be enforceable by, the Financing Sources. Except as provided in the immediately preceding sentence, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

9.8 Remedies.

(a) Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy expressly conferred hereby, and the exercise by a party of any one such remedy will not preclude the exercise of any other such remedy.

(b) The parties understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of the parties and their respective Affiliates to consummate the transactions contemplated hereby, that the transactions contemplated hereby represent a unique business opportunity at a unique time for each of the parties hereto and their respective Affiliates and further agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its terms and further agree that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, each party hereto agrees, on behalf of itself and its Affiliates, that, in the event of any breach or threatened breach by Blocker or the Company, on the one hand, or Parent, Blocker Merger Sub or Company Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Blocker or the Company, on the one hand, or Parent, Blocker Merger Sub or Company Merger Sub, on the other hand, shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. In the event that any litigation should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

(c) Notwithstanding anything in Section 9.8(b) to the contrary, the parties hereto hereby further acknowledge and agree that the Company shall be entitled to specific performance to cause Parent to enforce the terms of the Debt Commitment Letter in accordance with Section 5.10(b), if and only if (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing), (ii) Parent and/or Company Merger Sub and/or Blocker Merger Sub fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2 and (iii) all of the conditions to the consummation of the financing provided by the Debt Commitment Letter (or, if alternative financing is being used in accordance with Section 5.10(a), pursuant to the commitments with respect thereto) have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing).

(d) The remedies available to the parties hereto pursuant to this Section 9.8 shall be in addition to any other remedy to which it is entitled at law or in equity. To the extent any party hereto brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement) when expressly available to such party pursuant to the terms of this Agreement, the Termination Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such action, suit or proceeding.

9.9 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof; provided that, except as specifically set forth in the Debt Commitment Letter, any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source, or any of its representatives, in any way relating to this Agreement, the Debt Commitment Letter or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

(b) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR

THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. Notwithstanding the foregoing, each of the parties hereto hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source, or any of its representatives, in any way relating to this Agreement, the Debt Commitment Letter or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or Federal court, and that the provisions of Section 9.9(c) relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim. No amendment or modification to this Section 9.9(b) and Section 9.9(a) above shall be effective without the prior written consent of each Financing Source and each Financing Source shall be an express third party beneficiary of, and shall have the right to enforce, this Section 9.9(b) and Section 9.9(a) above.

(c) EACH PARTY AND THE SELLER GROUP ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE DEBT COMMITMENT LETTER AND THE TRANSACTION CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.9.

9.10 No Remedy in Certain Circumstances.  Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Notwithstanding the foregoing, or anything otherwise to the contrary contained herein, to the extent a court or other competent authority holds Section 9.12 or Section 9.17 to be null, void or unenforceable, this Agreement shall terminate automatically without liability to any Person, and the parties obligations hereunder shall no longer by valid or enforceable. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under the Confidentiality Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

9.11 Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that Parent may assign this Agreement and its rights hereunder without the prior written consent of the Company to any of the Financing Sources of Parent, Blocker Merger Sub or Company Merger Sub (including the applicable secured parties pursuant to the terms of any of the Debt Documents to the extent necessary for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing); provided, further that no assignment to any Financing Sources in accordance herewith shall in any way affect Parent’s, Blocker Merger Sub’s or Company Merger Sub’s obligations or liabilities under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Section 9.11 shall be void.

9.12 Affiliate Liability; Release.  Except to the extent a named party to this Agreement or any Ancillary Agreement, the parties hereto acknowledge and agree that no past, present or future member of the Purchaser Group, the Seller Group or any Financing Source (each a “Non-Recourse Party”), in such capacity, shall have any liability or obligation (in contract, tort, or otherwise) to any party hereto of any nature whatsoever in connection with or under this Agreement, the Debt Commitment Letter or the transactions contemplated hereby or thereby, and each of the parties hereto (on behalf of itself, its Affiliates, and its equityholders, managers, officers, directors, employees and agents) hereby waives and releases all claims of any such liability and obligation. This Agreement may only be enforced against, and any action based upon, arising out of, or related to this Agreement (including the Debt Commitment Letter), or the negotiation, execution or performance of this Agreement (including with respect to the Debt Commitment Letter), may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein or therein with respect to such party. Each Non-Recourse Party is expressly intended as a third-party beneficiary of this Section 9.12. Nothing in this Section 9.12 shall affect the rights and remedies of any party to the Debt Commitment Letter against any other party thereto.

9.13 Privilege; Conflicts.  Recognizing that Vinson & Elkins L.L.P. has acted as legal counsel to Company Sponsor, its Affiliates, the Company and its Subsidiaries prior to the Closing, and that Vinson & Elkins L.L.P. intends to act as legal counsel to Company Sponsor and its Affiliates (including the Affiliates of TPG Capital)(collectively, the “Selling Parties”) after the Closing, each of Parent, Blocker and the Company, on behalf of their respective Subsidiaries, hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Vinson & Elkins L.L.P. representing the Selling Parties after the Closing as such representation may relate to Parent, Blocker and the Company, or any of their respective Subsidiaries, or the transactions contemplated herein. In addition, all communications involving attorney-client confidences between the Selling Parties, the Company or any of its Subsidiaries or Affiliates Vinson & Elkins L.L.P. in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to the Seller Group (and not the Blocker, Company or their respective Subsidiaries). Accordingly, Blocker, the Company and their respective Subsidiaries shall not have access to any such communications, or to the files of Vinson & Elkins L.L.P. relating to engagement, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (a) the Seller Group shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Blocker, the Company nor their respective Subsidiaries shall be a holder thereof, (b) to the extent that files of Vinson & Elkins L.L.P. in respect of such engagement constitute property of the client, only the Seller Group (and not Blocker, the Company nor their respective Subsidiaries) shall hold such property rights and (c) Vinson & Elkins L.L.P. shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of Blocker, the Company or their respective Subsidiaries by reason of any attorney-client relationship between Vinson & Elkins L.L.P. and any of Blocker, the Company or their respective Subsidiaries or otherwise.

9.14 Joint Liability.  Each representation, warranty, covenant and agreement made by Parent, Blocker Merger Sub or Company Merger Sub in this Agreement on the one hand, and Blocker and the Company on the other hand, shall be deemed a representation, warranty, covenant and agreement made by Parent, Blocker Merger Sub and Company Merger Sub jointly on the one hand, and Blocker and the Company on the other hand, and all liability and obligations relating thereto shall be deemed a joint liability and obligation of Parent, Blocker Merger Sub and Company Merger Sub or Blocker and the Company, as the case may be.

9.15 Amendment.  This Agreement may be amended by the parties hereto, at any time before or after the receipt of the Parent Stockholder Approval, but, after any such adoption, no amendment shall be made which by law would require the further approval by such stockholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed (including by electronic means) on behalf of each of the parties hereto. Notwithstanding anything to the contrary set forth in this Section 9.15, none of Section 5.10, Section 9.7 , Section 9.9, Section 9.12 or this sentence may be modified or amended in a manner that is material and adverse in any respect to any Financing Source without the prior written consent of such Financing Source.

9.16 Seller Representative.

(a) Each Selling Equityholder has, or prior to the Closing and as a condition to receiving its portion of the Merger Consideration will have, constituted, appointed and empowered, effective from and after the Closing Date, New Holdco to act as a representative for the Selling Equityholders (in such capacity, as “Seller Representative”), for the benefit of the Selling Equityholders and as the exclusive agent and attorney-in-fact to act on behalf of each Selling Equityholder, with respect to the matters specified in this Section 9.16, which shall include the power and authority: (i) to enforce and protect the rights and interests of the Selling Equityholders and to enforce and protect the rights and interests of such Persons arising out of or under or in any manner relating to this Agreement and the transactions provided for herein, from and after the Closing, and to take any and all actions which Seller Representative believes are necessary or appropriate under this Agreement with respect to any actions provided for in Sections 2.6, 2.9 and Article VII, for and on behalf of the Selling Equityholders including (A) consenting to, compromising or settling any objections set forth in the Objection Statement, conducting negotiations with Parent regarding such claims and in connection therewith, (B) directing the method of payment for any deferred payments owed to the Selling Equityholders pursuant to Section 2.9 and coordinating with Parent with respect thereto and (C) consenting to, compromising or settling any Parent Indemnification Claims, conducting negotiations with Parent regarding such claims and in connection therewith, it being understood, in the case of each of (A), (B) and (C), that Seller Representative shall not have any obligation to take any actions, and shall not have any liability for any failure to take any actions; (ii) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that Seller Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection therewith and (iii) to engage outside counsel, accountants and other advisors and incur such other expenses on behalf of the Selling Equityholders in connection with any matter arising under this Agreement.

(b) Parent shall have the right to rely upon all actions taken or omitted to be taken by Seller Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon the Selling Equityholders.

(c) The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Selling Equityholder and (ii) shall survive the consummation of the Mergers, and any action taken by Seller Representative pursuant to the authority granted in this Agreement shall be effective and binding on each Selling Equityholder notwithstanding any contrary action of or direction from such Selling Equityholder, except for actions or omissions of Seller Representative constituting willful misconduct.

(d) Seller Representative represents and warrants that it is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of Delaware, and it has the requisite power and authority, and has taken all action necessary or required, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller Representative and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of Seller Representative.

(e) The rights and obligations of Seller Representative pursuant to this Agreement, and the grant of authority to such Seller Representative set forth in this Section 9.16 may be assigned from time to time upon unanimous written consent of the Selling Equityholders; provided, however, that no such assignment shall be effective unless and until (i) evidence of the consent referred to in the immediately preceding sentence is provided to Parent and (ii) the assignee of such rights and obligations becomes a party to this Agreement by executing a joinder in a form reasonably acceptable to Parent. Upon any such assignment, the Person accepting and assuming the rights and obligations of Seller Representative shall become, for all purposes, Seller Representative hereunder.

9.17 Trust Account Waiver.  Each of the Company and Blocker acknowledges that Parent is a blank check company with the powers and privileges to effect a Business Combination. Each of the Company and Blocker further acknowledges that, as described in the prospectus dated June 5, 2014 (the “Prospectus”) available at www.sec.gov, substantially all of Parent’s assets consist of the cash proceeds of Parent’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the Trust Account for the benefit of Parent, certain of its public stockholders and the underwriters of Parent’s initial public offering. Each of the Company and Blocker acknowledges that it has been advised by Parent that, except with respect to interest earned on the funds held in the Trust Account that may be released to Parent to pay its franchise tax, income tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (i) to Parent in limited amounts from time to time in order to permit Parent to pay its operating expenses; (ii) if Parent completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the Prospectus; and (iii) if Parent fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Parent in limited amounts to permit Parent to pay the costs and expenses of its liquidation and dissolution, and then to Parent’s public stockholders. For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and Blocker, on behalf of Seller Group, hereby irrevocable waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Parent; provided that (x) nothing herein shall serve to limit or prohibit the Company’s and Blocker’s right to pursue a claim against Parent for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Parent to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Parent Stockholder Redemptions) to the Seller Group in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Parent’s ability to fulfill its obligation to effectuate the Parent Stockholder Redemptions, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Company and Blocker may have in the future against Parent’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

WL ROSS HOLDING CORP.

By:	/s/ Wilbur L. Ross, Jr. Name: Wilbur L. Ross, Jr. Title: Chairman and Chief Executive Officer

NEON ACQUISITION COMPANY, LLC

By:	/s/ Wilbur L. Ross, Jr. Name: Wilbur L. Ross, Jr. Title: President

NEON HOLDING COMPANY, LLC

By:	/s/ Wilbur L. Ross, Jr. Name: Wilbur L. Ross, Jr. Title: President

Signature Page to Agreement
and Plan of Merger

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ David Bradley Name: David Bradley Title: President and Chief Executive Officer

TPG ACCOLADE DELAWARE, L.P.

By:	TPG Advisors VI, Inc. its general partner
By:	/s/ Clive Bode Name: Clive Bode Title: Vice President

NEXEO HOLDCO, LLC

By:	/s/ David Bradley Name: David Bradley Title: President and Chief Executive Officer

Signature Page to Agreement
and Plan of Merger

Annex B

Nexeo Solutions, Inc.
2016 Long Term Incentive Plan

1. Purpose.  The purpose of the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan (the “Plan”) is to provide a means through which Nexeo Solutions, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2. Definitions.  For purposes of this Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to any Person, any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, that Person. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b) “Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Awards, Dividend Equivalent, Other Stock-Based Award, Cash Award, Performance Award or Substitute Award, together with any other right or interest granted to a Participant under this Plan.

(c) “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means an Award denominated in cash granted under Section 6(i) hereof.

(f) “Change of Control” means the occurrence of any of the following events:

(i) A “change in the ownership of the Company” which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of Section 2(f)(ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this Section 2(f)(i), any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a Change of Control. This Section 2(f)(i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(ii) A “change in the effective control of the Company” which shall occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, except for any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this Section 2(f)(ii), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of Section 2(f)(i) above.

(iii) A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Nonqualified Deferred Compensation Rules, shall not constitute a Change of Control.

For purposes of this Section 2(f), the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. In addition, for purposes of this Section 2(f) and except as otherwise provided in an Award Agreement, “Company” includes (x) the Company, (y) the entity for whom a Participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Shareholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in (y) above. Notwithstanding anything in this Section 2(f) to the contrary, the acquisition by TPG VI Neon I, L.P., TPG VI Neon II, L.P., TPG VI FOF Neon, L.P., or any of their respective Affiliates of additional (i) shares of the Company, (ii) voting power with respect to the Company, or (iii) assets of the Company shall not constitute a Change of Control.

(g) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member.

(i) “Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.

(j) “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k) “Effective Date” means March 30, 2016.

(l) “Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company; provided, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual will be granted an award that shall, or may, be settled in Stock. An employee on leave of absence may be considered as still in the employ of the Company or its Subsidiaries for purposes of eligibility for participation in this Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n) “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(o) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(p) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(q) “Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code.

(r) “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(s) “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(t) “Participant” means a person who has been granted an Award under this Plan that remains outstanding, including a person who is no longer an Eligible Person.

(u) “Performance Award” means a right, granted to an Eligible Person under Section 6(k) hereof, to receive Awards based upon performance criteria specified by the Committee.

(v) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(w) “Qualified Member” means a member of the Committee who is (i) a “nonemployee director” within the meaning of Rule 16b-3(b)(3), (ii) an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code, and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(x) “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(y) “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(z) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as amended from time to time and applicable to this Plan and Participants.

(aa) “Section 162(m) Award” means a Performance Award granted under Section 6(k)(i) hereof to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

(bb) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(cc) “Stock” means the Company’s Common Stock, par value $0001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(dd) “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f) hereof.

(ee) “Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(ff) “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(gg) “Substitute Award” means an Award granted under Section 6(j) hereof in substitution for a similar award as a result of certain business transactions.

3. Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to: (i) designate Eligible Persons as Participants; (ii) determine the type or types of Awards to be granted to an Eligible Person; (iii) determine the number of shares of Stock or amount of cash to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, as well as the modification of such terms, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), or modification of any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive rules and regulations used to administer the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Subject to Rule 16b-3, section 162(m) of the Code, and the Nonqualified Deferred Compensation Rules, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. Notwithstanding the foregoing, the Committee shall not have any discretion to (A) accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify, (B) accelerate the payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, or (C) take any action that would violate any applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b) Manner of Exercise of Committee Authority.  It is the intent of the Company that (i) Section 162(m) Awards shall qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and (ii) to the fullest extent possible, the grant of any Awards to, or other transaction by, a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to (A) an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board, or (B) a Section 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, beneficiaries, and transferees under Section 7(a)(iii) and (iv) hereof or other Persons claiming rights from or through a Participant. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company, provided that such award is not a Section 162(m) Award.

(c) Delegation of Authority.  The Committee may delegate (A) to any officer of the Company, irrespective of whether or not the officer is also a member of the Board, the power to perform administrative functions and grant all types of Awards under the Plan so long as the resolutions of the Board or Committee delegating such authority specifies (1) the total number of Awards that the officer may grant, and (2) with respect to Awards of Restricted Stock or Stock Awards, the time period during which such Awards may be granted and a minimum amount of consideration for which the Awards may be issued and (B) to any individual member of the Board (including an officer of the Company that serves as a member of the Board), any or all of the Committee’s powers and duties under the Plan, including the power to perform administrative functions and grant all types of Awards under the Plan, in the case of both (A) and (B), subject to such additional terms or limitations as the Committee shall provide and only to the extent that such delegation will not (i) violate state or corporate law, (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company, or (iii) cause Section 162(m) Awards to fail to so qualify. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any officer of the Company or member of the Board to whom such powers have been delegated by the Committee. Any such delegation shall not limit such officer or director’s right to receive Awards under the Plan; provided, however, the officer or director may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate of the Company, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or an individual who is an executive officer of the Company or an Affiliate of the Company. The Committee may also appoint agents to assist it in administering the Plan that are not executive officers of the Company or members of the Board, provided that such individuals may not be delegated the authority to (i) grant or modify any Awards that will, or may, be settled in Stock or (ii) take any action that would cause Section 162(m) Awards to fail to so qualify, if applicable.

(d) Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e) Participants in Non-U.S. Jurisdictions.  Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 9,000,000 shares, and such total will be available for the issuance of Incentive Stock Options.

(b) Application of Limitation to Grants of Awards.  Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Issued under Awards.  Shares of Stock subject to an Award under this Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Awards of Restricted Stock shall not be considered “delivered shares” for this purpose), will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards under this Plan.

(d) Stock Offered.  The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5. Eligibility; Per Person Award Limitations.  Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year during any part of which this Plan is in effect a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 1,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $12,000,000; in each case, multiplied by the number of full or partial calendar years in any performance period established with respect to the Award, if applicable. In each calendar year during any part of which this Plan is in effect a nonemployee member of the Board may not be granted Awards of any type under this Plan having a total cumulative value (determined, if applicable, pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718) greater than $1,000,000; provided, that, the limits set forth in this Section 5 shall be without regard to grants of Awards, if any, made to a nonemployee member of the Board as compensation for services provided by such individual to the Company or of any of its Subsidiaries other than in the individual’s capacity as a director of the Company.

6. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine.

(b) Options.  The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Stock Options, to Eligible Persons on the following terms and conditions:

(i) Exercise Price.  Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that except as provided in Section 6(j), the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation, cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise. No Option may be exercisable for a period of more than ten (10) years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, for a period of no more than five (5) years following the date of grant of the ISO).

(iii) ISOs.  The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or Subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Grant Price.  Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii) Time and Method of Exercise.  Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), the method of exercise, method of settlement, form of consideration payable upon settlement, method by or forms in which Stock (if any) will be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or in tandem with other Awards. No SAR may be exercisable for a period of more than ten (10) years following the date of grant of the SAR.

(iv) Rights Related to Options.  An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election is intended to comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions.  Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Settlement.  Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (A) a number of shares of Stock equal to the number of RSUs vesting on such date, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f) Stock Awards.  The Committee is authorized to grant a Stock Award under the Plan to any Eligible Person as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g) Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned. Notwithstanding the foregoing, Dividend Equivalents shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(h) Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(i) Cash Awards.  The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under this Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements) as the Committee in its discretion determines to be appropriate.

(j) Substitute Awards; No Repricing.  Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of an Eligible Person to receive payment from the Company. Awards may be also be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8 hereof, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs without the approval of the stockholders of the Company.

(k) Performance Awards.  The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 6(k)(i) hereof in the case of a Section 162(m) Award. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(i) Section 162(m) Awards.  If the Committee determines that a Performance Award granted to a Covered Employee is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 6(k)(i); provided, however, that nothing in this Section 6(k) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(A) Performance Goals Generally.  The performance goals for Section 162(m) Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(B) Performance Criteria.

(1) Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow from operations; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) earnings; (17) earnings before interest, depreciation and amortization; (18) operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction or management; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) share price; (25) effective equipment utilization; (26) achievement of savings from business improvement projects; (27) capital projects deliverables; (28) performance against environmental targets; (29) safety performance and/or incident rate; (30) human resources management targets, including medical cost reductions and time to hire; (31) satisfactory internal or external audits; and (32) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The terms above are used as applied under generally accepted accounting principles, as applicable.

(2) Effect of Certain Events.  The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any unusual or infrequent items as described in the Accounting Standards Codification Topic 225, as amended by Accounting Standards Update 2015-01, and as the same may be further amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. In addition, Section 162(m)

Awards may be adjusted by the Committee in accordance with the provisions of Section 8(b) through 8(g) of the Plan. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

(C) Timing for Establishing Performance Goals.  No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall establish (i) the Eligible Persons who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected by the Committee from the list set forth in Section 6(k)(i)(B) hereof.

(D) Performance Award Pool.  The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected from the list set forth in Section 6(k)(i)(B) hereof during the given performance period, as specified by the Committee in accordance with Section 6(k)(i)(C) hereof. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria.

(E) Settlement or Payout of Awards; Other Terms.  Except as otherwise permitted under section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each business criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Section 162(m) Award.

(F) Written Determinations.  With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of performance goals and performance period with respect to the selected business criteria, (B) the establishment of the objective formula used to calculate the amount of cash or stock payable, if any, based on the level of achievement of such performance goals, and (C) the certification of the level of performance achieved during the performance period with regard to each business criteria selected, shall each be made in writing. Consistent with the terms of Section 3(b) hereof, when taking any action with respect to Section 162(m) Awards, the Committee shall be made up entirely of Qualified Members. Further, the Committee may not delegate any responsibility relating to a Section 162(m) Award that would cause the Award to fail to so qualify.

(G) Options and SARs.  Notwithstanding the foregoing provisions of this Section 6(k)(i), Options and SARs with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the business criteria listed above.

(ii) Status of Section 162(m) Awards.  The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Award Agreements relating to

Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

7. Certain Provisions Applicable to Awards.

(a) Limit on Transfer of Awards.

(i) Except as provided in Section 7(a)(iii) and (iv) below, each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii) Except as provided in Section 7(a)(iii) and (iv) below, no Award other than a Stock Award, and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate of the Company.

(iii) To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iv) An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b) Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(c) Minimum Vesting Provisions.  The minimum vesting or forfeiture restriction period with respect to Awards that are settled in Stock or other securities of the Company shall be one year, subject to the Committee’s authority pursuant to Sections 7(g) and 8 of the Plan in the event of a Participant’s termination of employment or service or upon the occurrence of certain events; provided, that, the Committee, in its sole discretion, may grant Awards settled in up to a maximum of 750,000 shares of Stock without such minimum vesting or forfeiture restriction period.

(d) Evidencing Stock.  The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock

(e) Consideration for Grants.  Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(f) Additional Agreements.  Each Eligible Person to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(g) Termination of Service.  Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Affiliate of the Company shall be specified in the applicable Award Agreement.

8. Amendment; Subdivision or Consolidation; Recapitalization; Change of Control; Reorganization.

(a) Amendments to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8(b) through 8(g) will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(b) Existence of Plans and Awards.  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 8 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(c) Subdivision or Consolidation of Shares.  The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate(A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8(c), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(d) Recapitalization.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change of Control, the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(e) Additional Issuances.  Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(f) Change of Control and Other Events.  Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, upon a Change of Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 8, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options, SARs or other Awards held by any individual holder: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, before or after such Change of Control, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each holder an amount of cash (or other consideration including securities or other property) per Award (other than a Dividend Equivalent or Cash Award) equal to the Change of Control Price (as defined below), less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the exercise price of an Option or an SAR exceeds the Change of Control Price, such award may be canceled for no consideration; (iv) cancel Awards that remain subject to a restricted period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, (x) the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof for new awards, and (y) the adjustment as to the number and price of shares of Stock or other consideration subject to such Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(g) Change of Control Price.  The “Change of Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 8(g), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 8(g) or in Section 8(f) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

9. General Provisions.

(a) Tax Withholding.  The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by a committee made up of two or more Qualified Members or the full Board. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(b) Limitation on Rights Conferred under Plan.  Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c) Governing Law; Submission to Jurisdiction.  All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under this Plan, the Company and the Participants consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Houston, Texas.

(d) Severability and Reformation.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

(e) Unfunded Status of Awards; No Trust or Fund Created.  This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate of the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate of the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f) Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not constitute “performance-based compensation” under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g) Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(h) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(i) Facility of Payment.  Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j) Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(k) Conditions to Delivery of Stock.  Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under this Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any Exercise Price, grant price, or tax withholding) is received by the Company.

(l) Section 409A of the Code.  It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any

provision in this Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(m) Clawback.  This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

(n) Plan Effective Date and Term.  This Plan was adopted by the Board on the Effective Date, and approved by the stockholders of the Company on [        ,   ], to be effective on the Effective Date. No Awards may be granted under this Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

Annex C

FORM OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEXEO SOLUTIONS, INC.

[•], 2016

Nexeo Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Nexeo Solutions, Inc.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 24, 2014. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 2, 2014 (as amended, the “Amended and Restated Certificate”).

2. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3. This Second Amended and Restated Certificate restates, integrates and amends the provisions of the Amended and Restated Certificate. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

4. The text of the Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Nexeo Solutions, Inc.

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III
REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital Stock.  The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 301,000,000 shares, consisting of 300,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2 Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Except as otherwise provided in this Second Amended and Restated Certificate, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Second Amended and Restated Certificate, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Second Amended and Restated Certificate. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board.

Section 4.3 No Class Vote on Changes in Authorized Number of Shares of Preferred Stock.  Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Second Amended and Restated Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation). There shall be no cumulative voting.

(b) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity or a sale or conveyance of all or any part of the assets of the Corporation, in any such case which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders, shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 4.4(c).

Section 4.5 Rights and Options.  The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Board Powers.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the By Laws (“By Laws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Second Amended and Restated Certificate.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board. All elections of directors shall be determined by a plurality of votes cast.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible of one-third of the total number of directors constituting the entire Board and the allocation of directors among the three classes shall be determined by the Board and designated as Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the By Laws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies.  Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, except that (a) subject to clause (b) below, any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of Common Stock and (b) prior to the Trigger Date (as defined below), any vacancy created by the removal of a director designated or nominated by a Sponsor Holder (as defined below) shall be filled exclusively by such Sponsor Holder. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal.  Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause or only by the affirmative vote of holders of 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose; provided, however, that prior to the first date (the “Trigger Date”) on which investment funds affiliated with TPG Capital, L.P. and their respective successors and Affiliates (collectively, the “TPG Entities”) and WL Ross Sponsor LLC and its successors and Affiliates (collectively, the “WLR Entities” and together with the TPG Entities, the “Sponsor Holders”) cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of Common Stock, the directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For the purpose of this Second Amended and Restated Certificate, “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 5.5 Preferred Stock — Directors.  Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BY LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized to adopt, amend, alter or repeal the By Laws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend, alter or repeal the By Laws; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the By Laws, (i) prior to the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, which such majority must include at least 65% of the shares then held by the Sponsor Holders, shall be required to make, alter, amend or repeal the By Laws of the Corporation and (ii) from and after the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, shall be required to make, alter, amend or repeal the By Laws of the Corporation.

ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 No Action by Written Consent.  Prior to the Trigger Date, any action required or permitted to be taken by the stockholders may be effected without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 7.2 Meetings.  Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by the Chairman of the Board, (ii) by the Board pursuant to a resolution adopted by a majority of the Board, or (iii) prior to the Trigger Date, by the Secretary of the Corporation at the request of the holders of 30% or more of the outstanding shares of Common Stock. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. After the Trigger Date, the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.3 Advance Notice.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By Laws.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability.  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, advance expenses, and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the By Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to indemnitees on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. If the DGCL is amended after the effectiveness of this Second Amended and Restated Certificate to authorize corporate action further eliminating or limiting the personally liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
BUSINESS COMBINATIONS

Section 9.1 Opt Out of DGCL 203.  The Corporation shall not be governed by Section 203 of the DGCL.

Section 9.2 Limitations on Business Combinations.  Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 9.3 Definitions.  For purposes of this Article IX, references to:

(a) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(b) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation paragraph (b) of this Article IX is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c) – (e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(c) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(d) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the Affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (a) the Sponsor Holders or their transferees, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person specified in this clause (b) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(e) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(f) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(g) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(h) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE X
CORPORATE OPPORTUNITY

Section 10.1 Scope.  The provisions of this Article X are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means each Sponsor Holder and their respective Affiliates (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation.

Section 10.2 Competition and Allocation of Corporate Opportunities.  The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

Section 10.3 Certain Matters Deemed Not Corporate Opportunities.  In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 10.4 Amendment of this Article.  No amendment or repeal of this Article X in accordance with the provisions of paragraph (c) of Section 8.2 shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Corporation’s By Laws or applicable law.

ARTICLE XI
AMENDMENT OF SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate of Incorporation and the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, (i) prior to the Trigger Date, no provision of this Second Amended and Restated Certificate may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, which such majority must include at least 65% of the shares then held by the Sponsor Holders, and (ii) from and after the Trigger Date, no provision of Article III, Article V, Section 7.1, Section 7.2, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

ARTICLE XII
FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Second Amended and Restated Certificate or By Laws (as either may be amended and/or restated from time to time), or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of the Common Stock of the Corporation shall be deemed to have notice of and consents to the provisions of this Article XII.

ARTICLE XIII
SEVERABILITY

If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

(Signature Page Follows)

IN WITNESS WHEREOF, Nexeo Solutions, Inc. has caused this Second Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

Nexeo Solutions, Inc.
By: Name: Title:

Signature Page to
Second Amended and Restated
Certificate of Incorporation of
Nexeo Solutions, Inc.

Annex D

FORM OF
AMENDED AND RESTATED
BY LAWS
OF
NEXEO SOLUTIONS, INC. (THE “CORPORATION”)

ARTICLE I
OFFICES

Section 1.1 Registered Office.  The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices.  The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II
STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings.  The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings.  Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only in the manner set forth in the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”). Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3 Notices.  Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4 Quorum.  Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists.  The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting.  At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote.  Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election.  The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall, appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments.  Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders.  No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement.  For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(d) Miscellaneous.  All provisions of this Section 2.7 are subject to, and nothing in this Section 2.7 shall in any way limit the exercise, or the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 2.7.

Section 2.8 Conduct of Meetings.  The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Consents in Lieu of Meeting.  Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting of stockholders.

ARTICLE III
DIRECTORS

Section 3.1 Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3 Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4 Chairman of the Board.  The Board shall, from time to time by vote of the Board, elect a Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Company (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

ARTICLE IV
BOARD MEETINGS

Section 4.1 Annual Meetings.  The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings.  Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board and publicized among all directors.

Section 4.3 Special Meetings.  Special meetings of the Board may be called by (a) the Chairman of the Board or (b) two or more directors then in office (and, if fewer than three directors constitute a majority of the directors then in office, a majority of the directors then in office, or the sole director, as the case may be), and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote.  A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization.  The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 5.1 Establishment.  The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. All provisions of this Section 5.1 are subject to, and nothing in this Section 5.1 shall in any way limit the exercise, or method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the existence, duties, composition or conduct of any committee of the Board.

Section 5.2 Available Powers.  Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4 Procedures.  Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

ARTICLE VI
OFFICERS

Section 6.1 Officers.  The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(b) President.  The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(c) Vice Presidents.  In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(d) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(e) Assistant Secretaries.  The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f) Chief Financial Officer.  The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(g) Treasurer.  The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2 Term of Office; Removal; Vacancies.  The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers.  The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers.  Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII
SHARES

Section 7.1 Certificated and Uncertificated Shares.  The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board.

Section 7.2 Multiple Classes of Stock.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures.  Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) Chief Executive Officer, the President or a Vice President and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders.  Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9 Regulations.  The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII
INDEMNIFICATION

Section 8.1 Right to Indemnification.  To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, advance expenses, and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person form whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 8.1, an indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law (“DGCL”) requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit.  If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 30 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights.  The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VIII shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, the Certificate of Incorporation, these By Laws, an agreement, vote of stockholders or disinterested directors, or otherwise

Section 8.5 Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Other Persons.  This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of indemnitees under this Article VIII.

Section 8.7 Amendments.  Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to indemnitees on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8 Certain Definitions.  For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9 Contract Rights.  The rights provided to indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 8.10 Severability.  If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Place of Meetings.  If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors.  Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders.  Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (A) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission.  “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address.  Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements.  Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4 Waiver of Notice.  Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings.  If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings.  Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends.  The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Reserves.  The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9 Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal.  The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records.  The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12 Resignation.  Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds.  Such officers, employees and agents of the Corporation (if any) as the Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14 Securities of Other Corporations.  Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments.  These By Laws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the DGCL.

Annex E

PRIVATE PLACEMENT WARRANT EXCHANGE LETTER AGREEMENT

March 21, 2016

WL Ross Holding Corp.
1166 Avenue of the Americas
New York, NY 10036

Re: Exchange of Private Placement Warrants

Gentlemen:

Reference is made to that certain agreement and plan of merger by and among WL Ross Holding Corp. (the “Company”), Neon Acquisition Company LLC, a wholly owned subsidiary of the Company (“Blocker Merger Sub”), Neon Holding Company LLC, a wholly owned subsidiary of Blocker Merger Sub (“Company Merger Sub”), Nexeo Solutions Holdings, LLC (“Nexeo”), TPG Accolade Delaware, L.P. (“Blocker”), and Nexeo Holdco, LLC (“New Holdco”), dated as of the date hereof (the “Merger Agreement”). In order to induce Nexeo to enter into the Merger Agreement, WL Ross Sponsor LLC (“WLRS”) has agreed to enter into this letter agreement (this “Agreement”) relating to the exchange of a 22,400,000 warrants sold to WLRS by the Company in a private placement in connection with the Company’s initial public offering (the “Private Placement Warrants”) for 2,240,000 shares of common stock (“Common Stock”) of the Company (such shares, the “Exchange Shares).

WLRS and the Company hereby agree with Nexeo as follows:

1. Subject to the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement, at the Closing (as defined in the Merger Agreement) WLRS shall exchange the Private Placement Warrants for the Exchange Shares. In order to effectuate such exchange, upon the Closing, WLRS shall deliver its Private Placement Warrants to the Company against delivery of the Exchange Shares in certificated or book entry form, at the election of WLRS.

2. The Exchange Shares shall be deemed to be “Company Shares” and shares of Common Stock as such terms are defined in that certain shareholders and registration rights agreement (the “Shareholders and Registration Rights Agreement”), dated as of the date hereof, among New Holdco, WLRS, and the Company, with the same terms, conditions and registration rights set forth with respect to Company Shares and shares of Common Stock beneficially owned by WLRS thereunder. For the avoidance of doubt, the Exchange Shares shall not be subject to the same transfer restrictions imposed on the Founder Shares under Section 5.1(b) of the Shareholders and Registration Rights Agreement.

3. In furtherance, and not in limitation of, any other restrictions applicable to the Private Placement Warrants, whether pursuant to the terms of any such Private Placement Warrant or otherwise, (i) no Private Placement Warrants shall be exercised by WLRS prior to the Closing (as defined in the Merger Agreement) and (ii) WLRS shall not Transfer (as such term is defined in the letter agreement, dated May 29, 2014, by and among WLRS, the Company and certain management holders party thereto) any Private Placement Warrants other than in the exchange contemplated in section 1.

4. This Agreement and the Shareholders and Registration Rights Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

5. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and assigns.

6. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), or if under applicable Law exclusive jurisdiction of such action is vested in the federal courts, then the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by electronic mail (with recipient receipt acknowledgment), express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

8. This Agreement shall terminate at such time, if any, that the Merger Agreement is terminated in accordance with its terms.

[Signature page follows]

Please indicate your agreement to the foregoing by signing in the space provided below.

WL ROSS SPONSOR LLC
By: /s/ Wilbur L. Ross, Jr. Name: Wilbur L. Ross, Jr. Title: Manager

ACCEPTED AND AGREED TO:
WL ROSS HOLDING CORP.
By: /s/ Wilbur L. Ross, Jr. Name: Wilbur L. Ross, Jr. Title: Chairman and Chief Executive Officer
NEXEO SOLUTIONS HOLDINGS, LLC
By: /s/ David Bradley Name: David Bradley Title: President and Chief Executive Officer

[Signature Page to Private Placement Warrant Exchange Letter Agreement]

Annex F

TAX RECEIVABLE AGREEMENT

by and among

WL ROSS HOLDING CORP.,

CERTAIN OTHER PERSONS NAMED HEREIN,

and

AGENT

DATED AS OF [•]

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TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [•], is hereby entered into by and among WL Ross Holding Corp., a Delaware corporation (the “Parent Corporation”), TPG VI Neon II, L.P., a Delaware limited partnership (“TPG Unblocked Partnership”), TPG VI FOF Neon, L.P., a Delaware limited partnership (“TPG FOF Partnership”), Nexeo Holdco, LLC, a Delaware limited liability company (“New Holdco”), TPG VI AIV SLP SD, LP, a Delaware limited partnership (“TPG GP”), TPG VI DE BDH, LP, a Delaware limited partnership (“TPG Blocker Owner”) and the Agent.

RECITALS

The Parent Corporation, New Holdco, Nexeo Solutions Holdings, L.L.C., a Delaware limited liability company (“Holdings LLC”), Neon Acquisition Company LLC, a Delaware limited liability company (“Blocker Merger Sub”), Neon Holding Company LLC, a Delaware limited liability company (“Company Merger Sub”), and TPG Accolade Delaware, LP, a Delaware limited partnership (“TPG Blocker”) entered into the Agreement and Plan of Merger, dated March 21, 2016 (the “Merger Agreement”).

Pursuant to the Merger Agreement, Company Merger Sub, a wholly-owned subsidiary of the Parent Corporation, will merge with and into Holdings LLC (the “Holdings LLC Merger”). Pursuant to the Holdings LLC Merger, the Parent Corporation will acquire the Holdings LLC interests held by TPG GP, TPG Unblocked Partnership, TPG FOF Partnership and New Holdco, and the interests in Holdings LLC held by TPG Blocker will remain outstanding. For U.S. federal income tax purposes, the Holdings LLC Merger will be treated as a taxable acquisition by the Parent Corporation from TPG GP, TPG Unblocked Partnership, TPG FOF Partnership and New Holdco of their respective interests in Holdings LLC.

Pursuant to the Merger Agreement, immediately following the Holdings LLC Merger, Blocker Merger Sub, a wholly-owned subsidiary of the Parent Corporation, will merge with and into TPG Blocker, an entity that has elected to be treated as a corporation for U.S. federal income tax purposes (the “TPG Blocker Merger”). For U.S. federal income tax purposes, the TPG Blocker Merger will be treated as a taxable acquisition by the Parent Corporation of the ownership interests in TPG Blocker from TPG Blocker Owner.

Following the TPG Blocker Merger and the Holdings LLC Merger, the Parent Corporation will be the sole member of TPG Blocker, and the Parent Corporation and TPG Blocker will together own all of the interests in Holdings LLC, which will continue to be treated as a partnership for U.S. federal income tax purposes.

Holdings LLC is the sole shareholder of Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holding Corp”). Holdings LLC and Sub Holding Corp together hold all of the common units in Nexeo Solutions LLC (“Nexeo LLC”) and Sub Holding Corp holds all of the preferred units in Nexeo LLC.

Holdings LLC and each of its direct and indirect Subsidiaries that is treated as a partnership (including Nexeo LLC) will have in effect for the taxable year that includes the Mergers an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Parties hereto are entering into this Agreement to set forth the agreements regarding the sharing of certain the Tax benefits realized by the Parent Corporation Group (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions.  As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Accrued Amount” means, with respect to any portion of a Net Tax Benefit, the interest on the Net Tax Benefit for a Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Parent Corporation Return for such Taxable Year until the Payment Date. For the avoidance of doubt, for Tax

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purposes, the Accrued Amount shall not be treated as interest, but shall instead be treated as additional consideration unless otherwise required by law.

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for Taxes of the Parent Corporation Group.

“Additional Basis” means any Basis Adjustment resulting from payments made pursuant to this Agreement as described in Section 2.2(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agent” means TPG Unblocked Partnership.

“Agreed Rate” means LIBOR plus 300 basis points.

“Agreement” has the meaning set forth in the Preamble.

“Amended Schedule” has the meaning set forth in Section 2.3(b).

“Basis Adjustment” means any adjustment to the Tax basis of a Reference Asset as a result of the Mergers and the payments made pursuant to this Agreement (as calculated under Section 2.1), including, but not limited to: (i) under Sections 734(b) and 743(b) of the Code (in situations where Nexeo LLC remains classified as a partnership for U.S. federal income Tax purposes); (ii) under Sections 732(b), 734(b) and 1012 of the Code (in situations where Nexeo LLC becomes an entity that is disregarded as separate from its owner for U.S. federal income Tax purposes); and (iii) under Section 362(a) of the Code. For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest.

“Basis Schedule” has the meaning set forth in Section 2.1.

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Blocked AIV” means TPG VI DE AIV I, LP, a Delaware limited partnership.

“Blocker Holders” means, as applicable, TPG Blocker Owner, TPG Blocker Partnership as successor to TPG Blocker Owner pursuant to Section 7.6(a), and their respective successors and assigns pursuant to Section 7.6(a).

“Blocker Merger Sub” has the meaning set forth in the Recitals of this Agreement.

“Blocker NOLs” means the net operating losses, capital losses, Section 163(j) Carryovers and credit carryforwards of TPG Blocker relating to taxable periods ending on or prior to the Closing Date.

“Board” means the Board of Directors of the Parent Corporation.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Closing Date” means the closing date of the Mergers.

“Closing Date Basis” means (i) the Tax basis immediately prior to the Mergers of any Reference Asset that is goodwill or any other intangible asset, (ii) any Tax basis resulting from any “start-up expenditures” (as defined in Section 195(c)(1) of the Code) incurred in connection with the Mergers and all associated transactions and (iii) any Basis Adjustments resulting from the Mergers; provided, however, that Closing Date Basis shall not include any basis increases generated under Section 743(b) of the Code in the Holdings LLC Merger that are attributable to assets of Nexeo LLC described in Section 197 of the Code unless, no later than 60 days after the end of the Parent Corporation’s fiscal year that includes the closing date of the Mergers,

F-3

PWC delivers an opinion, at a more likely than not level and in a form reasonably satisfactory to the Parent Corporation, that the basis increases generated under Section 743(b) of the Code in the Holdings LLC Merger that are attributable to assets of Nexeo LLC described in Sections 167, 168, and 197 of the Code represent depreciable or amortizable, as applicable, basis to the Parent Corporation.

“Code” has the meaning set forth in the Recitals of this Agreement.

“Company Merger Sub” has the meaning set forth in the Recitals of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the excess, if any, of the cumulative amount of Realized Tax Benefits for all Taxable Years of the Parent Corporation Group, up to and including such Taxable Year, over the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

“Default Rate” means LIBOR plus 500 basis points.

“Designated Tax Attributes” means the Closing Date Basis, any Additional Basis, any Imputed Interest and any Blocker NOLs.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax, including, for the avoidance of doubt, a concession of an issue by the taxpayer or agreement with a Taxing Authority on any issue.

“Dispute” has the meaning set forth in Section 7.9(a).

“Disputing Party” has the meaning set forth in Section 7.10.

“Early Termination” has the meaning set forth in Section 4.1.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” has the meaning set forth in Section 4.3.

“Early Termination Notice” has the meaning set forth in Section 4.3.

“Early Termination Payment” has the meaning set forth in Section 4.4(b).

“Early Termination Rate” means LIBOR plus 100 basis points; provided, that in the case of an Early Termination to which the last sentence of the definition of “Valuation Assumptions” applies, it shall mean LIBOR plus 200 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.3.

“Expert” means such nationally recognized expert in the particular area of disagreement as is mutually acceptable to both parties and is described in Section 7.10.

“Holdings LLC” has the meaning set forth in the Recitals of this Agreement.

“Holdings LLC Merger” has the meaning set forth in the Recitals of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Parent Corporation Group (using the same methods, elections, conventions, U.S. federal income tax rate and similar practices used on the relevant Parent Corporation Return), but without taking into account any Designated Tax Attributes. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to any Designated Tax Attribute.

F-4

“Imputed Interest” means any interest imputed under Section 1272, 1274 or 483 or other provision of the Code with respect to the Parent Corporation’s payment obligations under this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR rate reported, on the date two (2) calendar days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period.

“Material Objection Notice” has the meaning set forth in Section 4.3.

“Merger Agreement” has the meaning set forth in the Recitals of this Agreement.

“Mergers” means the TPG Blocker Merger and the Holdings LLC Merger.

“Net Tax Benefit” for each Taxable Year shall mean an amount equal to the excess, if any, of (i) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (ii) the total amount of payments previously made under Section 3.1 (excluding payments attributable to Accrued Amounts).

“New Holdco” has the meaning set forth in the Preamble of this Agreement.

“Nexeo LLC” has the meaning set forth in the Recitals of this Agreement.

“Non-Blocker Holders” means, as applicable, TPG Unblocked Partnership, TPG FOF Partnership, New Holdco, TPG GP, TPG Blocker Partnership as successor to TPG GP pursuant to Section 7.6(a), and their respective successors and assigns pursuant to Section 7.6(a).

“Objection Notice” has the meaning set forth in Section 2.3(a).

“Parent Corporation” has the meaning set forth in the Preamble of this Agreement.

“Parent Corporation Group” means the Parent Corporation, any direct or indirect Subsidiary of the Parent Corporation and any consolidated, combined, unitary or similar group of entities that join in filing any Tax Return.

“Parent Corporation Return” means the U.S. federal income Tax Return of the Parent Corporation (including any consolidated group of which the Parent Corporation is a member, as further described in Section 7.12) filed with respect to any Taxable Year.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“PWC” means PricewaterhouseCoopers LLP.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the Actual Tax Liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.10.

“Reconciliation Procedures” means the procedures described in Section 7.10.

F-5

“Reference Asset” means an asset (other than cash or a cash equivalent) that is held by TPG Blocker, Holdings LLC, Sub Holding Corp, Nexeo LLC or any of the direct or indirect Subsidiaries of Nexeo LLC. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) the Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule.

“Section 163(j) Carryovers” means disallowed interest expense carryforwards under Section 163(j) of the Code.

“Senior Obligations” has the meaning set forth in Section 5.1.

“Sub Holding Corp” has the meaning set forth in the Recitals of this Agreement.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Benefit Payment” has the meaning set forth in Section 3.1.

“Tax Benefit Schedule” has the meaning set forth in Section 2.2.

“Tax Proceeding” has the meaning set forth in Section 6.1.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Parent Corporation as defined in Section 441(b) of the Code (and, therefore, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is made), ending on or after the Closing Date.

“Taxes” means any and all taxes, assessments or similar charges imposed by the United States or any subdivision thereof that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TPG Blocker Owner” has the meaning set forth in the Preamble of this Agreement.

“TPG Blocker” has the meaning set forth in the Recitals of this Agreement.

“TPG Blocker Merger” has the meaning set forth in the Recitals of this Agreement.

“TPG Blocker Partnership” means TPG VI Neon I, L.P.

“TPG FOF Partnership” has the meaning set forth in the Preamble of this Agreement.

“TPG GP” has the meaning set forth in the Preamble of this Agreement.

“TPG Unblocked Partnership” has the meaning set forth in the Preamble of this Agreement.

“TRA Holders” means the Blocker Holders and the Non-Blocker Holders.

“Transferor” has the meaning set forth in Section 7.12(b).

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant Taxable Year.

F-6

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date, (i) the Parent Corporation Group will have taxable income sufficient to fully utilize (A) the deductions arising from all Designated Tax Attributes during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Designated Tax Attributes that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions, further assuming such future Tax Benefit Payments would be paid on the due date, without extensions, for filing the Parent Corporation Return for the applicable Taxable Year) in which such deductions would become available and (B) any loss or credit carryovers generated by deductions arising from any Designated Tax Attributes that are available in the Taxable Year that includes the Early Termination Date and any Blocker NOLs that have not been previously utilized in determining a Tax Benefit Payment as of the date of such Early Termination Payment will be utilized by the Parent Corporation Group on a pro rata basis over a five year period beginning on the Early Termination Date, or, if slower, at the rate permitted by any applicable limitations on such usage (e.g., under Section 382 of the Code) and (ii) the U.S. federal income Tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date. If, following the end of the Taxable Year that includes the date that is ten years after the date of this Agreement, over two consecutive Taxable Years the costs and expenses of implementing this Agreement exceed the Tax Benefit Payments during such period and, as a result, at the end of such period the Parent Corporation elects to terminate this Agreement pursuant to Section 4.1, then, in lieu of utilizing the assumption in clause (i) above, the Parent Corporation and the Agent shall negotiate in good faith to determine the projected taxable income of the Parent Corporation Group over the remaining term of this Agreement and that amount shall be used in calculating the Early Termination Payment; provided, that if the Parent Corporation and Agent, for any reason, are unable to successfully agree regarding the projected taxable income of the Parent Corporation Group within thirty (30) calendar days after receipt by Agent of the Early Termination Notice, the Parent Corporation and Agent shall employ the Reconciliation Procedures.

Section 1.2 Other Definitional and Interpretative Provisions.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II
DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

Section 2.1 Basis Schedule.  Within sixty (60) calendar days after the filing of the Parent Corporation Return for the Taxable Year in which the Mergers are effected, the Parent Corporation shall deliver to Agent a schedule (the “Closing Date Attribute Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, (i) the Closing Date Basis, (ii) the period (or periods) over which such Closing Date Basis is amortizable and/or depreciable, (iii) the Blocker NOLs, (iv) the scheduled expiration dates of the Blocker NOLs, and (v) any applicable limitations on the use of the Blocker NOLs for Tax purposes (including under Section 382 of the Code). Within sixty (60) calendar days after the filing of the Parent Corporation Return for a Taxable Year following the Taxable Year in which the Mergers are effected in which there arises additional Closing Date Basis or Additional Basis, the Parent Corporation shall deliver to Agent a schedule (together with the Closing Date Attribute Schedule, the “Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, (y) any additional Closing

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Date Basis and any Additional Basis and (z) the period (or periods) over which such Closing Date Basis and Additional Basis is amortizable and/or depreciable.

Section 2.2 Tax Benefit Schedule.

(a) Within sixty (60) calendar days after the filing of the Parent Corporation Return for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Parent Corporation shall provide to Agent: (i) a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year and the allocation of any Net Tax Benefit among the TRA Holders, which allocation shall be made in accordance with Schedule A (a “Tax Benefit Schedule”), (ii) the Parent Corporation Return, (iii) a reasonably detailed calculation by the Parent Corporation of the Hypothetical Tax Liability, (iv) a reasonably detailed calculation by the Parent Corporation of the Actual Tax Liability, and (v) any other work papers related thereto that are reasonably available to the Parent Corporation and requested by Agent. In addition, the Parent Corporation shall allow Agent reasonable access to the appropriate representatives of the Parent Corporation Group in connection with a review of such Tax Benefit Schedule. The Parent Corporation may use reasonable estimation methodologies for calculating the portion of any Realized Tax Benefit or Realized Tax Detriment attributable to U.S. state or local Taxes. The Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

(b) For purposes of calculating the Realized Tax Benefit or Realized Tax Detriment for any Taxable Year, carryovers or carrybacks of any Designated Tax Attribute shall be considered to be subject to the rules of the Code and the Treasury Regulations, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to any Designated Tax Attribute and another portion that is not so attributable, such respective portions shall be considered to be used in accordance with the “with and without” methodology. The parties agree that (i) any payment under this Agreement (to the extent permitted by law and other than amounts accounted for as Imputed Interest) will have the effect of creating Additional Basis in Reference Assets for the Parent Corporation Group in the year of payment to the extent that the payment is made to Non-Blocker Holders, and (ii) as a result, such Additional Basis will be incorporated into the calculation for the year of payment and into future year calculations, as appropriate.

Section 2.3 Procedure; Amendments.

(a) An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the first date on which Agent has received the applicable Schedule or amendment thereto unless Agent (i) within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides the Parent Corporation with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Parent Corporation. If the Parent Corporation and Agent, for any reason, are unable to successfully resolve the issues raised in an Objection Notice within thirty (30) calendar days after receipt by the Parent Corporation of such Objection Notice, the Parent Corporation and Agent shall employ the Reconciliation Procedures.

(b) The applicable Schedule for any Taxable Year may be amended from time to time by the Parent Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to Agent, (iii) to correct inaccuracies in the Schedule as a result of a change in law or applicable rules or regulations (including, if applicable, any such change having retroactive effect), provided that any such amendment, to the extent applicable, must be consistent with the Tax Returns (including any amendments) of the Parent Corporation Group, (iv) to correct inaccuracies in the Schedule as a result of a clerical or computational error in preparation of the Schedule, (v) to comply with the Expert’s determination under the Reconciliation Procedures, (vi) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable

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to a carryback or carryforward of a loss or other Tax item to such Taxable Year, (vii) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year or (viii) to adjust a Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). The Parent Corporation shall provide an Amended Schedule to Agent within sixty (60) calendar days of the occurrence of an event referenced in clauses (i) through (viii) of the preceding sentence. For the avoidance of doubt, in the event a Schedule is amended after such Schedule becomes final pursuant to Section 2.3(a), the Amended Schedule shall not be taken into account in calculating any Tax Benefit Payment in the Taxable Year to which the amendment relates but instead shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment actually occurs.

ARTICLE III
TAX BENEFIT PAYMENTS

Section 3.1 Payments.

(a) Within five (5) Business Days after a Tax Benefit Schedule for a Taxable Year becomes final in accordance with Section 2.3(a), the Parent Corporation shall pay the Net Tax Benefit to the TRA Holders and the Accrued Amount with respect thereto. The payment of the Net Tax Benefit for such Taxable Year shall be made to the TRA Holders in accordance with the Tax Benefit Schedule for such Taxable Year and shall be consistent with the principles set forth in Schedule A.  Payment of each TRA Holder’s portion of the Net Tax Benefit and the Accrued Amount with respect thereto (together a “Tax Benefit Payment”) shall be made by check, by wire transfer of immediately available funds to the bank account previously designated by the TRA Holder to the Parent Corporation, or as otherwise agreed by the Parent Corporation and the TRA Holder. No TRA Holder shall be required to return any portion of any previously made Tax Benefit Payment.

(b) Notwithstanding any provision of this Agreement to the contrary, the aggregate Net Tax Benefit Payments to be made to a TRA Holder under this Agreement shall be limited to (i) [•%]1 of (ii) the amount equal to the sum of (A) any cash, excluding any Tax Benefit Payments, received by the TRA Holders in the Mergers and (B) the fair market value of the shares of Parent Corporation stock (including any Founder Share Consideration (as defined in the Merger Agreement)) received by the TRA Holders in the Mergers, provided, for the avoidance of doubt, that such amount shall not include any Imputed Interest.

Section 3.2 No Duplicative Payments.  It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of the Cumulative Net Realized Tax Benefit, and the Accrued Amount thereon, being paid to the Persons due payments pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to achieve these fundamental results.

Section 3.3 Pro Rata Payments.  If for any reason the Parent Corporation does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then (i) the Parent Corporation will pay the same proportion of each Tax Benefit Payment due to each Person due a payment under this Agreement in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

ARTICLE IV
TERMINATION

Section 4.1 Early Termination at Election of the Corporate Taxpayer.  The Parent Corporation may terminate this Agreement at any time by paying to each TRA Holder the Early Termination Payment due to such TRA Holder pursuant to Section 4.4(b) (an “Early Termination”); provided that the Parent Corporation may withdraw any notice to execute its termination rights under this Section 4.1 prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by the Parent

[1]	NTD: To be determined prior to the Closing Date in the sole discretion of the Agent.

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Corporation, the Parent Corporation shall not have any further payment obligations under this Agreement, other than for any Tax Benefit Payment previously due and payable but unpaid as of the Early Termination Notice. Upon payment of all amounts provided for in this Section 4.1, this Agreement shall terminate.

Section 4.2 Breach of Agreement.

(a) In the event that the Parent Corporation breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, and such breach is not cured by the Parent Corporation within thirty (30) days after notice is provided by the Agent, then if a majority of the TRA Holders so elect, such breach shall be treated as an Early Termination. Upon such election, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include (i) the Early Termination Payment, calculated as if an Early Termination Notice had been delivered on the date of a breach and (ii) any Tax Benefit Payment previously due and payable but unpaid as of the date of a breach. Notwithstanding the foregoing, in the event that the Parent Corporation breaches this Agreement, the TRA Holders shall be entitled to elect to receive the amounts set forth in clauses (i) and (ii) above or to seek specific performance of the terms hereof.

(b) The parties agree that the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it shall not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three (3) months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Parent Corporation fails to make any Tax Benefit Payment when due to the extent that the Parent Corporation has insufficient funds to make such payment; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Parent Corporation does not have sufficient cash to make such payment as a result of limitations imposed by existing credit agreements to which Parent Corporation or any Subsidiary of Parent Corporation is a party, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate); provided further that it shall be a breach of this Agreement, and the provisions of Section 4.2(a) shall apply as of the original due date of the Tax Benefit Payment, if the Parent Corporation makes any distribution of cash or other property to its shareholders while any Tax Benefit Payment is due and payable but unpaid.

Section 4.3 Early Termination Notice.  If the Parent Corporation chooses to exercise its right of early termination under Section 4.1 above, the Parent Corporation shall deliver to Agent notice of such intention to exercise such right (the “Early Termination Notice”) and a schedule (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment; provided, that in the case of an Early Termination to which the last sentence of the definition of “Valuation Assumptions” applies, the Parent Corporation shall be required to consult with Agent in preparing the Early Termination Schedule in accordance with the last sentence of the definition of “Valuation Assumptions” prior to delivering such schedule to Agent pursuant to the first part of this sentence. The Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days from the first date on which Agent has received such Schedule or amendment thereto unless Agent (1) within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Parent Corporation with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (2) provides a written waiver of such right of a Material Objection Notice within the period described in clause (i) above, in which case such Schedule becomes binding on the date the waiver is received by the Parent Corporation (the “Early Termination Effective Date”). If the Parent Corporation and Agent, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Parent Corporation of the Material Objection Notice, the Parent Corporation and Agent shall employ the Reconciliation Procedures.

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Section 4.4 Payment upon Early Termination.

(a) Subject to its right to withdraw any notice of Early Termination pursuant to Section 4.1, within five (5) Business Days after the Early Termination Effective Date, the Parent Corporation shall pay to each TRA Holder its Early Termination Payment. Each such payment shall be made by check, by wire transfer of immediately available funds to a bank account or accounts designated by the TRA Holder, or as otherwise agreed by the Parent Corporation and the TRA Holder.

(b) The “Early Termination Payment” shall equal, with respect to each TRA Holder, the present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Parent Corporation to such TRA Holder beginning from the Early Termination Date (including, for the avoidance of doubt, any Tax Benefit Payment due and unpaid for the Taxable Year ending with or including the date of the Early Termination Notice) and assuming that the Valuation Assumptions are applied.

ARTICLE V
SUBORDINATION AND LATE PAYMENTS

Section 5.1 Subordination.  Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by the Parent Corporation to any TRA Holder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any secured obligations or obligations in respect of indebtedness for borrowed money of the Parent Corporation and its Subsidiaries (such obligations, “Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Parent Corporation that are not Senior Obligations. For the avoidance of doubt, notwithstanding the above, the determination of whether it is a breach of this Agreement if the Parent Corporation fails to make any Tax Benefit Payment when due is governed by Section 4.2(a).

Section 5.2 Late Payments by the Parent Corporation.  The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement not made to any TRA Holder when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate (or, if so provided in Section 4.2(a), at the Agreed Rate) and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement was due and payable.

ARTICLE VI
NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1 Participation in the Parent Corporation Group’s Tax Matters.  Except as otherwise provided herein, the Parent Corporation shall have full responsibility for, and sole discretion over, all Tax matters concerning the Parent Corporation Group, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Parent Corporation shall notify Agent of, and keep Agent reasonably informed with respect to, the portion of any audit, examination, or any other administrative or judicial proceeding (a “Tax Proceeding”) of any member of the Parent Corporation Group by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the TRA Holders under this Agreement, and shall provide to Agent reasonable opportunity to provide information and other input to the members of the Parent Corporation Group and their respective advisors concerning the conduct of any such portion of such Tax Proceeding; provided, however, that the Parent Corporation Group shall not be required to take any action that is inconsistent with any provision of the Nexeo LLC Agreement.

Section 6.2 Consistency.  The Parent Corporation and the TRA Holders agree to report and cause to be reported for all purposes, including U.S. federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including the Designated Tax Attributes and each Tax Benefit Payment) in a manner consistent with that set forth in any Schedule or Amended Schedule required to be provided by or on behalf of the Parent Corporation under this Agreement, as finally determined pursuant to Section 2.3. If the Parent Corporation and any TRA Holder, for any reason, are unable to successfully resolve the any disagreement concerning such treatment within thirty (30) calendar days, the Parent Corporation and such TRA Holder shall employ the Reconciliation Procedures.

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Section 6.3 Cooperation.  Each TRA Holder shall (i) furnish to the Parent Corporation in a timely manner such information, documents and other materials as the Parent Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any Tax Proceeding (for the avoidance of doubt, excluding any information, documents or materials relating to the owners of a TRA Holder), (ii) make itself available to the Parent Corporation and its representatives to provide explanations of the documents and materials and such other information as the Parent Corporation or its representatives may reasonably request in connection with any of the matters described in clause (i) above, and (iii) reasonably cooperate in connection with any such matter.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (i) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise on the next Business Day) or (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Parent Corporation, to:

WL Ross Holding Corp.
1166 Avenue of the Americas
New York, New York 10036
Attention: Wilbur L. Ross, Jr.

with a copy (which shall not constitute notice to the Parent Corporation) to:

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, Texas 77002
Attention: Andrew Calder, P.C. and William J. Benitez

If to Agent, to:
[•]
[•]
[•]

If to a TRA Holder other than Agent, to the address [•].

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

Section 7.2 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3 Entire Agreement; No Third Party Beneficiaries.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

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Section 7.5 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6 Successors; Assignment.

(a) Following a written consent of the Parent Corporation (such consent not to be unreasonably withheld, conditioned or delayed) a TRA Holder may assign this Agreement to any person without the prior written consent of the Parent Corporation as long as such transferee executes and delivers a joinder to this Agreement, in form and substance reasonably satisfactory to the Parent Corporation, agreeing to become a “Non-Blocker Holder” or “Blocker Holder” (in accordance with the status of the transferee as a Non-Blocker Holder or Blocker Holder) for all purposes of this Agreement, except as otherwise provided in such joinder. Notwithstanding the foregoing, the parties to this Agreement acknowledge that immediately following the Blocker Merger, it is contemplated that TPG Blocker Owner will contribute its rights under this Agreement to TPG Blocker Partnership and that TPG GP will contribute its rights under this Agreement to TPG Blocker Partnership (through Blocked AIV and Blocker Owner), and that, in connection with that/such contributions, (i) Parent Corporation consent shall not be required and TPG Blocker Partnership shall not be required to execute and deliver a joinder to this Agreement, (ii) TPG GP shall cease to be a Non-Blocker Holder as of the time of the contribution and TPG Blocker Partnership shall be a Non-Blocker Holder as the successor of TPG GP, and (iii) TPG Blocker Owner shall cease to be a Blocker Holder as of the time of the contribution and TPG Blocker Partnership shall be a Blocker Holder as the successor of TPG Blocker Owner. Any and all payments payable or that may become payable to a TRA Holder pursuant to this Agreement may be assigned to any Person or Persons as long as any such Person executes and delivers a joinder to this Agreement, in form and substance reasonably satisfactory to the Parent Corporation, agreeing to be bound by Section 7.13 and acknowledging specifically the terms of Section 7.6(b).

(b) Notwithstanding the foregoing provisions of this Section 7.6, no assignee described in the third sentence of Section 7.6(a) shall have any rights under this Agreement except for the right to enforce its right to receive payments under this Agreement.

(c) Except as otherwise specifically provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Parent Corporation shall cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Parent Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Parent Corporation would be required to perform if no such succession had taken place.

Section 7.7 Amendments; Waivers.  No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Parent Corporation and by the TRA Holders who would be entitled to receive a majority of the Early Termination Payments payable to all TRA Holders hereunder as of the date of the proposed amendment (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement as of the date of the proposed amendment); provided, however, that no such amendment shall be effective if such amendment would have a disproportionate effect on the payments certain TRA Holders will or may receive under this Agreement unless all such disproportionately affected TRA Holders consent in writing to such amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

Section 7.8 Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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Section 7.9 Resolution of Disputes.

(a) Any and all disputes which are not governed by Section 7.10, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this Section 7.9 and Section 7.10) (each a “Dispute”) shall be governed by this Section 7.9. The parties hereto shall attempt in good faith to resolve all Disputes by negotiation. If a Dispute between the parties hereto cannot be resolved in such manner, such Dispute shall be finally settled by arbitration conducted by a single arbitrator in the State of Delaware in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) calendar days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of Delaware and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. In addition to monetary damages, the arbitrator shall be empowered to award equitable relief, including an injunction and specific performance of any obligation under this Agreement. The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The award shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets.

(b) Notwithstanding the provisions of Section 7.9(a), the Parent Corporation may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this Section 7.9(b), Agent and each TRA Holder (3) expressly consents to the application of Section 7.9(c) to any such action or proceeding, (4) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Parent Corporation as agent of such party for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such party in writing of any such service of process, shall be deemed in every respect effective service of process upon such party in any such action or proceeding.

(c) EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN DELAWARE, FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 7.9, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this Section 7.9(c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(d) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Section 7.9(c) and such parties agree not to plead or claim the same.

Section 7.10 Reconciliation.  In the event that the Parent Corporation and Agent (with respect to matters governed by the definition of “Valuation Assumptions”, Section 2.3 and Section 4.3) or any TRA Holder (with respect to matters governed by Section 6.2) (as applicable, the “Disputing Party”) are unable to resolve a disagreement with respect to such matters within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted to the Expert. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Parent Corporation and

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the Disputing Party agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Parent Corporation or the Disputing Party or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution; provided that in resolving any matter, the Expert shall not require the Parent Corporation or any Affiliate thereof to take a position, or to make any payment based on a position, that is not “more likely than not” to be sustained. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Parent Corporation, subject to adjustment or amendment upon resolution. The Parent Corporation and the Disputing Party shall each bear its own costs and expenses of such proceeding, unless (5) the Expert adopts such Disputing Party’s position, in which case the Parent Corporation shall reimburse such Disputing Party for any reasonable out-of-pocket costs and expenses in such proceeding, or (6) the Expert adopts the Parent Corporation’s position, in which case such Disputing Party shall reimburse the Parent Corporation for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.10 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.10 shall be binding on the Parent Corporation and its Subsidiaries and the Disputing Party and may be entered and enforced in any court having jurisdiction.

Section 7.11 Withholding.  The Parent Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Parent Corporation is required to deduct and withhold with respect to the making of such payment under the Code or any provision of U.S. federal, state, local or non-U.S. Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Parent Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the relevant TRA Holder.

Section 7.12 Admission of the Parent Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Parent Corporation becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of U.S. state or local Tax law, then: (7) the provisions of this Agreement shall be applied with respect to the group as a whole; and (8) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole to the extent that any applicable Designated Tax Attributes can be used against such consolidated taxable income of the group as a whole.

(b) If the Parent Corporation (or any other entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder) or any of its direct or indirect Subsidiaries (a “Transferor”) transfers one or more Reference Assets to a corporation (or a Person classified as a corporation for U.S. federal income Tax purposes) with which the Transferor does not file a consolidated Tax Return pursuant to Section 1501 of the Code, the Transferor, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such Reference Assets in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by the Transferor shall be equal to the fair market value of the transferred Reference Assets, plus (i) the amount of debt to which any such Reference Asset is subject, in the case of a transfer of an encumbered Reference Asset or (ii) the amount of debt allocated to any such Reference Asset, in the case of a contribution of a partnership interest. For purposes of this

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Section 7.12(b), a transfer of a partnership interest shall be treated as a transfer of the Transferor’s share of each of the assets and liabilities of that partnership.

Section 7.13 Confidentiality.

(a) Agent and each of its assignees and each TRA Holder and each of its assignees acknowledges and agrees that the information of the Parent Corporation Group is confidential and, except in the course of performing any duties as necessary for the Parent Corporation Group and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Parent Corporation Group and its Affiliates and successors or the TRA Holders, learned by Agent or TRA Holder heretofore or hereafter. This Section 7.13 shall not apply to (9) any information that has been made publicly available by the Parent Corporation or any of its Affiliates, becomes public knowledge (except as a result of an act of an Agent or a TRA Holder in violation of this Agreement) or is generally known to the business community and (10) the disclosure of information (A) as may be proper in the course of performing such TRA Holder’s obligations, or monitoring or enforcing such TRA Holder’s rights, under this Agreement, (B) as part of such TRA Holder’s normal reporting, rating or review procedure (including normal credit rating and pricing process), or in connection with such TRA Holder’s or such TRA Holder’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such TRA Holder’s (or any of its Affiliates’) Affiliates, auditors, accountants, attorneys or other agents, (C) to any bona fide prospective assignee of such TRA Holder’s rights under this Agreement, or prospective merger or other business combination partner of such TRA Holder, provided that such assignee or merger partner agrees to be bound by the provisions of this Section 7.13, (D) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation; provided that any TRA Holder required to make any such disclosure to the extent legally permissible shall provide the Parent Corporation prompt notice of such disclosure, or to regulatory authorities or similar examiners conducting regulatory reviews or examinations (without any such notice to the Parent Corporation), or (E) to the extent necessary for a TRA Holder to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any Tax Proceeding with respect to such returns.

(b) If Agent or an assignee or a TRA Holder or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.13, the Parent Corporation shall have the right and remedy to have the provisions of this Section 7.13 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Parent Corporation or any of its Subsidiaries or the TRA Holders and the accounts and funds managed by the Parent Corporation and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

[Signature Page Follows]

F-16

IN WITNESS WHEREOF, the Parent Corporation, the TRA Holders, and the Agent have duly executed this Agreement as of the date first written above.

PARENT CORPORATION:
WL Ross Holding Corp.
By: Name: Title:
AGENT:
TPG VI Neon II, L.P.
By: Name: Title:
NON-BLOCKER HOLDERS:
TPG VI Neon II, L.P.
By: Name: Title:
TPG VI FOF Neon, L.P.
By: Name: Title:
Nexeo Holdco, LLC
By: Name: Title:
TPG VI AIV SLP SD, LP
By: Name: Title:
BLOCKER HOLDERS:
TPG VI DE BDH, LP
By: Name: Title:

F-17

Schedule A2

In accordance with Section 3.1, the entire Net Tax Benefit for each Taxable Year shall be paid within five (5) Business Days after a Tax Benefit Schedule for such Taxable Year becomes final in accordance with Section 2.3(a).

1.	The Net Tax Benefit shall be allocated among the TRA Holders in accordance with their relative percentage interests in Holdings LLC immediately before the Mergers, as set forth below:

Non-Blocker Holders:

TPG Unblocked Partnership — [•]%

TPG FOF Partnership — [•]%

New Holdco — [•]%

TPG GP — [•]%

Blocker Holders:

TPG Blocker Owner — [•]%

2.	For Designated Tax Attributes other than Blocker NOLs that are not Section 163(j) Interest Carryovers, any such Designated Tax Attributes available for use during a Taxable Year shall be considered to be utilized proportionately. Blocker NOLs other than Section 163(j) Interest Carryovers shall be considered to be utilized only to the extent that such Blocker NOLs available for use during a Taxable Year would be utilized after taking into account all other available Designated Tax Attributes.

[2]	NTD: Percentages on this schedule to be determined prior to the Closing Date in the sole discretion of the Agent.

F-18

Annex G

FOUNDER SHARE TRANSFER LETTER AGREEMENT

March 21, 2016
WL Ross Holding Corp.
1166 Avenue of the Americas
New York, New York 10036

Nexeo Holdco, LLC
3 Waterway Square Place #1000
The Woodlands, TX 77380

Re: Transfer of Founder Shares

Gentlemen:

Reference is made to that certain agreement and plan of merger by and among WL Ross Holding Corp., a Delaware corporation (“Parent”), Neon Acquisition Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Blocker Merger Sub”), Neon Holding Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of Blocker Merger Sub (“Company Merger Sub”), Nexeo Solutions Holdings, LLC, a Delaware limited liability company (the “Company”), TPG Accolade Delaware, L.P., a Delaware limited partnership (“ Blocker”) and Nexeo Holdco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“New Holdco”). In order to induce Nexeo to enter into the Merger Agreement, WL Ross Sponsor LLC (“WLRS”) has agreed to enter into this letter agreement (this “Agreement”) relating to the transfer of the number of shares of Parent Common Stock calculated in accordance with Section 2 hereof issued to WLRS pursuant to that certain Amended and Restated Subscription Agreement between WLRS and Parent, dated as of April 4, 2014 (the “Subscription Agreement”), on the terms and subject to the conditions specified herein. This letter represents the “Transfer Letter” contemplated by the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

WLRS hereby agrees with New Holdco and Parent as follows:

1. Subject to the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement and in exchange for the consideration contemplated by the Merger Agreement, concurrently with the Closing WLRS shall transfer to the Selling Equityholders, a number of Founder Shares equal to the product of (a) the number of Founder Shares outstanding and held by WLRS immediately prior to the Closing (excluding 30,000 Founder Shares which will be transferred to the Parent’s independent directors), multiplied by (b) the Selling Equityholder Fraction (as adjusted in accordance with Exhibit B, attached hereto, the “Transfer Shares”). The “Selling Equityholder Fraction” shall equal (x) the sum of (i) the number of shares of Parent Common Stock issued as Stock Consideration plus (ii) the number of Excess Shares determined in accordance with the Merger Agreement, if any, divided by (y) the sum of (i) the number of shares of Parent Common Stock (excluding any Founder Shares) issued and outstanding as of immediately following the Closing plus (ii) the number of Excess Shares determined in accordance with the Merger Agreement, if any.

Concurrently with the provision of the Consideration Schedule by the Company pursuant to the Merger Agreement, New Holdco shall provide written instructions to WLRS as to the allocation of the Transfer Shares among the Selling Equityholders; provided, however, that as a condition to receiving any Transfer Shares, each Selling Equityholder shall agree in writing to be bound by the terms of this Agreement, and shall have become, by joinder, a party to the Shareholders and Registration Rights Agreement. Upon the transfer of the Transfer Shares, WLRS shall cease to own the Transfer Shares.

2. The Transfer Shares shall be deemed to be Founder Shares and shares of Common Stock as such terms are defined in the Shareholders and Registration Rights Agreement, and each holder of Founder Shares, including any Transfer Shares, will be bound by the terms and conditions thereof, including such terms governing the vesting and transfer of the Founder Shares, a summary of which terms are set forth on Exhibit A hereto. WLRS shall not Transfer (as such term is defined in the letter agreement, dated

May 29, 2014, by and among WLRS, the Company and certain management holders party thereto) any Transfer Shares, other than in accordance with Section 1.

3. This Agreement and the Shareholders and Registration Rights Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

4. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and assigns.

5. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), or if under applicable Law exclusive jurisdiction of such action is vested in the federal courts, then the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by electronic mail (with recipient receipt acknowledgment), express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

7. This Agreement shall terminate at such time, if any, that the Merger Agreement is terminated in accordance with its terms.

[Signature page follows]

Please indicate your agreement to the foregoing by signing in the space provided below.

WL ROSS SPONSOR LLC

By:	/s/ Wilbur L. Ross. Jr. Name: Wilbur L. Ross. Jr. Title: Manager

ACCEPTED AND AGREED TO:

NEXEO HOLDCO, LLC

By:	/s/ David Bradley Name: David Bradley Title: President and Chief Executive Officer

WL ROSS HOLDINGS CORP.

By:	/s/ Wilbur L. Ross. Jr. Name: Wilbur L. Ross. Jr. Title: Chairman and Chief Executive Officer

Signature Page to
Transfer Letter

Exhibit A

FOUNDER SHARES

Earnout trigger	With respect to 50% of the Founder Shares, the last sale price of Parent common stock equals or exceeds $12.50 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; and
With respect to remaining 50% of the Founder Shares, the last sale price of Parent common stock equals or exceeds $15.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; or
in either case, Parent completes a liquidation, merger, stock exchange or other similar transaction that results in all or substantially all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property or any transaction involving a consolidation, merger, proxy contest, tender offer or similar transaction in which the company is the surviving entity which results in a change in the majority of our board of directors or management team or the Parent stockholders immediately prior to such transaction ceasing to own a majority of the surviving entity immediately after such transaction.
Antidilution Protection	Founder Shares will not participate in dividends or other distributions with respect to the shares prior to the targets being met, whereupon the number of Founder Shares shall be entitled to all dividends and distributions paid on the common stock after the Business Combination as if they had been holders of record entitled to receive distributions on the applicable record date.
Forfeiture Date	Tenth anniversary of the consummation of the Business Combination.
Other Restrictions	The Founder Shares will continue to be subject to the transfer restrictions contained in the Shareholders and Registration Rights Agreement and the Insider Letter and under securities laws.
Treatment of Forfeited Shares	Parent would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the pro-rata portion of the price paid to Parent for such forfeited shares of approximately $25,000. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Annex H

SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT

THIS SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of March 21, 2016, is made by and among TPG and WLRS (each as defined herein) (collectively, the “Sponsors”) and WL Ross Holding Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, on the date hereof, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), among the Company, Neon Acquisition Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Blocker Merger Sub”), Neon Holding Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Blocker Merger Sub (“Company Merger Sub”), Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“NS Holdings”), TPG Accolade Delaware, L.P., a Delaware limited partnership (“Blocker”), and Nexeo Holdco, LLC, a Delaware limited liability company (“New Holdco”), pursuant to which (x) Blocker Merger Sub will merge with and into Blocker and (y) Company Merger Sub will merge with and into NS Holdings (the mergers contemplated by clauses (x) and (y), together, the “Mergers”); and

WHEREAS, on the date hereof, the parties hereto desire to set forth their agreement with respect to governance, registration rights and certain other matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that no Shareholder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement.

“Affiliated Officer” means an officer of the Company affiliated with any of TPG or WLRS.

“Agreement” has the meaning set forth in the preamble.

“Articles of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Bylaws” means the bylaws of the Company.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock of the Company, including Founder Shares and any shares of common stock of the Company issuable upon the exercise of any warrant or other right to acquire shares of common stock of the Company.

“Company” has the meaning set forth in the preamble.

“Company Merger” has the meaning given to such term in the Merger Agreement.

“Company Merger Consideration Portion” has the meaning given to such term in the Merger Agreement.

“Company Merger Effective Time” has the meaning given to such term in the Merger Agreement.

“Company Shares” means the shares of common stock or other equity securities of the Company, including Founder Shares (whether or not such Founder Shares may be Transferred pursuant to Section 5.1(b)), and any securities into which such shares of common stock or other equity securities shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of common stock or other equity securities.

“Confidential Information” has the meaning set forth in Section 3.5.

“Early Payment Target Price” has the meaning set forth in Section 4.1(g)(i).

“Early Trigger Date” has the meaning set forth in Section 4.1(g)(i).

“Early Trigger Offering” has the meaning given to such term in the Merger Agreement.

“Early Trigger Offering Proceeds” has the meaning set forth in Section 4.1(g)(i).

“Equity Financing” shall have the meaning given to such term in the Merger Agreement.

“Excess Shares” has the meaning given to such term in the Merger Agreement.

“Excess Share Shelf Registration Statement” has the meaning set forth in Section 4.1(a)(ii).

“Excess Share Shelf Period” has the meaning set forth in Section 4.1(b)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Final Determination” means (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, (b) a closing agreement made under Section 7121 of the Code (or a comparable agreement under the laws of a state, local or foreign taxing jurisdiction) with the relevant Governmental Authority or other administrative settlement with or final administrative decision by the relevant Governmental Authority, (c) a final disposition of a claim for refund, or (d) any agreement between TPG and the Company which they agree will have the same effect as an item in (a), (b) or (c) for purposes of this Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Founder Share Consideration” has the meaning given to such term in the Merger Agreement.

“Founder Shares” means (i) the 12,476,250 shares of Common Stock issued to WLRS pursuant to that certain Amended and Restated Subscription Agreement between WLRS and the Company, dated as of April 4, 2014, and outstanding as of the date of this Agreement and (ii) any shares of Common Stock issued as Founder Share Consideration in the Merger Agreement.

“Fund Indemnitor” has the meaning set forth in Section 3.2(k).

“Governmental Authority” has the meaning given to such term in the Merger Agreement.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Article VII.

“Holding Period” has the meaning set forth in Section 5.1(a).

“Indemnification Agreement” means an Indemnification Agreement in a form mutually acceptable to WLRS and TPG.

“Indemnitee” has the meaning set forth in Section 3.2(k).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Issuer Public Sale” has the meaning set forth in Section 4.2(a).

“Loss” has the meaning set forth in Section 4.8(a).

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are permitted by law and within such party’s control) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“New Holdco” has the meaning set forth in the recitals.

“Non-Private Equity Business” shall mean any business or investment of a Shareholder and its Affiliates distinct from the private equity business of such Shareholder and its Affiliates to the extent not under the control of such Shareholder, its controlled Affiliate or Affiliated management vehicle; provided, that such business or investment shall not be deemed to be distinct from such private equity business if and at such time that (a) any confidential information with respect to the Company or its Subsidiaries is made available to investment professionals of such Shareholder and its Affiliates who are not involved in the private equity business and who are involved in such other business or investment or (b) such Shareholder or any of its Affiliates instructs any such business or investment to take any action that would violate any provision of this Agreement had such action been taken directly by such Shareholder.

“Outside Date” has the meaning set forth in Section 4.1(g)(ii).

“Outside Date Offering” has the meaning given to such term in the Merger Agreement.

“Outside Date Offering Proceeds” has the meaning set forth in Section 4.1(g)(ii).

“Permitted Transferee” means, with respect to any Person, (i) the direct or indirect partners, members, equity holders or other Affiliates of such Person, or (ii) any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person.

“Person” means any individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 4.2(a).

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Piggyback Request” has the meaning set forth in Section 4.2(a).

“PIPES Holders” has the meaning set forth in Section 4.2(c).

“PIPES Underwritten Offering” has the meaning set forth in Section 4.2(c).

“Potential Takedown Participant” has the meaning set forth in Section 4.1(g)(iii).

“Pre-Closing Pass-Through Returns” has the meaning set forth in Section 6.2.

“Prior Agreement” means the Registration Rights Agreement, dated June 5, 2014, by and among the Company and WLRS.

“Proposed Charter Amendment” has the meaning set forth in Section 3.2(a).

“Proposed Transfer” has the meaning set forth in Section 5.3.

“Proposed Transferee” has the meaning set forth in Section 5.3.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Proxy Statement” has the meaning given to such term in the Merger Agreement.

“Purchase Price Allocation” has the meaning given to such term in Section 6.1.

“Qualifying Shareholder” means each of TPG and WLRS, so long as such Sponsor holds at least three percent (3%) of the Company Shares.

“Registrable Securities” means any Company Shares held by any Holder and any securities held by any Holder that may be issued or distributed or be issuable in respect of Company Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise Transferred and new certificates for them not bearing a legend restricting Transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act without volume limitations or any other restrictions.

“Registration” means a registration with the SEC of any Company Shares for offer and sale to the public under a Registration Statement. The terms “Register” and “Registering” shall have correlative meanings.

“Registration Expenses” has the meaning set forth in Section 4.7.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.

“Remaining Excess Shares” has the meaning set forth in Section 4.1(g)(ii).

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Equityholders” has the meaning set forth in the Merger Agreement.

“Shareholder” means any holder of Company Shares that is or becomes a party to this Agreement from time to time in accordance with the provisions hereof.

“Shelf Registration” means a Registration effected pursuant to Section 4.1.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 4.1(c).

“Shelf Takedown Notice” has the meaning set forth in Section 4.1(g)(iii).

“Shelf Takedown Request” has the meaning set forth in Section 4.1(g)(i).

“Sponsor” has the meaning set forth in the preamble.

“Sponsor Director” means any director designated for nomination by TPG or WLRS.

“Sponsor Shelf Registration Statement” has the meaning set forth in Section 4.1(a)(i).

“Sponsor Shelf Period” has the meaning set forth in Section 4.1(b)(i).

“Staggered Board Amendment” has the meaning set forth in Section 3.1.

“Tax” means any tax, charge, fee, levy, penalty or other assessment imposed by any U.S. federal, state, local or foreign taxing authority, including any excise, property, income, sales, transfer, margin, franchise, or other tax, including any interest, penalties or additions attributable thereto.

“Tax Proceeding” has the meaning set forth in Section 6.3.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Tagging Holder” has the meaning set forth in Section 5.3.

“TPG” means, collectively, New Holdco and each of its Affiliates that is or becomes a Shareholder hereunder, and each such Person is referred to individually as a “TPG Group Member”.

“TPG Director” has the meaning set forth in Section 3.2(a).

“TPG Representative” has the meaning set forth in Section 7.14.

“Transaction Proposals” has the meaning given to such term in the Merger Agreement.

“Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, encumber, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and “Transferred,” “Transferee” and “Transferability” shall each have a correlative meaning.

“Transferring Holder” has the meaning set forth in Section 5.3.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unaffiliated Director” means a director that meets the independence criteria set forth in Rule 10A-3 under the Exchange Act.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public, including any block sale to a financial institution conducted as an underwritten public offering.

“Underwritten Shelf Takedown” has the meaning set forth in Section 4.1(e).

“WLRS” means WL Ross Sponsor LLC and each of its Affiliates (other than Invesco Ltd. or any of its affiliated funds (not managed by WL Ross & Co. LLC) that is or becomes a Shareholder hereunder.

“WLRS Director” has the meaning set forth in Section 3.2(a).

Section 1.2 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Except as otherwise set forth in the Merger Agreement (including the disclosure schedules thereto), each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 2.1 Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its respective jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

Section 2.2 Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

Section 2.3 Consents.  Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III
GOVERNANCE

Section 3.1 Stockholder Support.  WLRS shall vote, and shall cause each of its Affiliates to vote, all of their Company Shares in favor of the Transaction Proposals.

Section 3.2 Board of Directors.

(a) Charter Amendments.  It is the intention of the Shareholders and the Company that the Company be obligated to cooperate with the Shareholders to cause certain amendments to the Articles of Incorporation, as amended, to be effected in connection with the Mergers. Accordingly, in the event that the Mergers are approved but any of the proposed amendments in the related Form of Amended and Restated Certificate of Incorporation set forth as Exhibit C to the Merger Agreement and individually set forth as a voting item in the Proxy Statement (the “Proposed Charter Amendments”) are not, the Company shall, upon the written request of either Sponsor, cooperate with respect to the calling and holding of any additional meetings of the stockholders of the Company, and the preparation, filing and mailing of any additional proxy materials, to seek the approval of the holders of Common Stock necessary to effect any of the Proposed Charter Amendments; provided, however that in no event shall the obligation of the Company set forth in this Section 3.2(a) require the Company to cooperate with respect to the calling and holding of more than two special meetings of the Company’s stockholders to effect the Proposed Charter Amendments. The Shareholders shall vote, and shall cause each of their Affiliates to vote, all of their Company Shares in favor of any such proposal or action in furtherance of any Proposed Charter Amendments.

(b) Composition of the Board.  The Shareholders and the Company shall take all Necessary Action to cause the Board of Directors to be comprised of nine (9) directors, (A) two (2) of whom have been designated by TPG, initially Christopher Yip and Nathan Wright and thereafter designated pursuant to Section 3.2(c) of this Agreement (each, a “TPG Director”), (B) two (2) of whom have been designated by WLRS, initially Wilbur L. Ross, Jr. and one additional director selected by WLRS and thereafter pursuant to Section 3.2(d) of this Agreement (each, a “WLRS Director”), provided that (i) subject to the last sentence of Section 3.2(d), one of the WLRS Directors shall be an “independent director” under the NASDAQ listing standards and (ii) Wilbur L. Ross, Jr. shall serve as Chairman of the Board for so long as he remains a director, (C) one (1) of whom shall be the Chief Executive Officer, initially David Bradley, and (D) four (4) of whom shall be Unaffiliated Directors immediately following the completion of the Mergers, initially Dan Smith, Kenneth Burke, and the remaining directors shall be designated by WLRS prior to the Closing Date, subject to the consent of TPG, not to be unreasonably withheld conditioned or delayed.

(i) In the event that the Proposed Charter Amendment to divide the Board of Directors into three classes is not approved in connection with the Mergers (the “Staggered Board Amendment”), the Shareholders and the Company shall take all Necessary Action to cause the foregoing directors to be divided into the two existing classes of directors, each of which directors shall serve for staggered two-year terms as follows:

(A) the class I directors shall include: one (1) TPG Director, one (1) WLRS Director and two (2) Unaffiliated Directors (one appointed by TPG and one appointed by WLRS); and

(B) the class II directors shall include: one (1) TPG Director, one (1) WLRS Director, the Chief Executive Officer and two (2) Unaffiliated Directors (one appointed by TPG and one appointed by WLRS).

(ii) In the event that the Staggered Board Amendment is approved in connection with the Mergers or at a subsequent shareholder meeting called in accordance with Section 3.2(a), upon the effectiveness of the Staggered Board Amendment, the Shareholders and the Company shall take all Necessary Action to cause the foregoing directors to be divided into three classes of directors, each of which directors shall serve for staggered three year-terms as follows:

(A) the class I directors shall include: one (1) TPG Director, one (1) Unaffiliated Director and the Chief Executive Officer;

(B) the class II directors shall include: one (1) TPG Director, one (1) WLRS Director and one (1) Unaffiliated Director; and

(C) the class III directors shall include: one (1) WLRS Director and two (2) Unaffiliated Directors.

The initial term of the class I directors shall expire at the Company’s 2017 annual meeting of stockholders at which directors are elected. The initial term of the class II directors shall expire at the Company’s 2018 annual meeting of stockholders at which directors are elected. The initial term of the class III directors, if any, shall expire at the Company’s 2019 annual meeting at which directors are elected.

(c) TPG Representation.  For so long as TPG holds at least the percentage of Common Stock (on a fully diluted basis, including equity securities exercisable into Common Stock and the Founder Shares) shown below, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by TPG that, if elected, will result in TPG having the number of directors serving on the Board of Directors that is shown below.

Percent of Common Stock Owned	Number of TPG Directors
7.5% or greater	2
3% or greater, up to 7.5%	1

(d) WLRS Representation.  For so long as WLRS holds at least the percentage of Common Stock (on a fully diluted basis, including equity securities exercisable into Common Stock) shown below, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by WLRS that, if elected, will result in WLRS having the number of directors serving on the Board of Directors that is shown below. In the event that WLRS shall be entitled to designate only one director, such director may be, but shall not be required to be, an “independent director” under the NASDAQ listing standard.

Percent of Common Stock Owned	Number of WLRS Directors
7.5% or greater	2
3% or greater, up to 7.5%	1

(e) Unaffiliated Directors.  Following the closing of the Merger, the nomination of Unaffiliated Directors at subsequent annual meetings will be the responsibility of the Nominating and Governance Committee of the Board of Directors.

(f) Decrease in Directors.  Upon any decrease in the number of directors that a Sponsor is entitled to designate for nomination to the Board of Directors, such Sponsor shall take all Necessary Action to cause the appropriate number of Sponsor Directors to offer to tender their resignation, effective as of the Company’s next annual meeting. If such resignation is then accepted by the Board of Directors, the Company and the Sponsors shall take all Necessary Action to cause the authorized size of the Board of Directors to be reduced accordingly. For the avoidance of doubt, any Sponsor Director resigning pursuant to this Section 3.2(f) shall be permitted to continue serving as a Sponsor Director until the Company’s next annual meeting.

(g) Removal; Vacancies.  Except as provided in Section 3.2(f), and subject to the Articles of Incorporation, (i) each Sponsor shall have the exclusive right to remove its designees from the Board of Directors, and the Company and the Sponsors shall take all Necessary Action to cause the removal of any such designee at the request of the designating Sponsor and (ii) each Sponsor shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies created by reason of death, removal or resignation of its designees to the Board of Directors, and the Company and the Sponsors shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by such designating Sponsor as promptly as reasonably practicable. For the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, no Sponsor shall have the right to designate a replacement director, and the Company and the Sponsors shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board of Directors would result in a number of directors designated by such Sponsor in excess of the number of directors that such Sponsor is then entitled to designate for membership on the Board of Directors pursuant to this Agreement.

(h) Additional Unaffiliated Directors.  For so long as any Sponsor has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board of Directors shall not exceed nine (9); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations.

(i) Committees.  Subject to applicable laws and stock exchange regulations, each of TPG and WLRS shall have the right to have a representative appointed to serve on each committee of the Board of Directors other than the audit committee for so long as such Sponsor has the right to designate at least one (1) director for election to the Board of Directors. The Shareholders and the Company shall take all Necessary Action to cause the initial composition of certain committees of the Board of Directors to be agreed between WLRS, the Company and TPG prior to the Closing.

(j) Reimbursement of Expenses.  The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including travel, lodging and meal expenses.

(k) Indemnification Agreements; D&O Insurance; Indemnification Priority.  On or prior to the date of this Agreement the Company shall, and shall cause each WLR Company (to be defined in the Indemnification Agreement) to, execute and deliver to each Sponsor Director serving as a director of the Company as of the date hereof, an Indemnification Agreement. From and after the date hereof, simultaneously with any person becoming a Sponsor Director, the Company shall, and shall cause each WLR Company to, execute and deliver to each such Sponsor Director an Indemnification Agreement dated the date such Sponsor Director becomes a director of the Company. The Company shall obtain, on commercially reasonable terms and following consultation with TPG, director and officer indemnity insurance that is customary for similarly-situated companies and sufficient, in each case to TPG’s reasonable satisfaction. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Sponsors and certain of their respective Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that the Company and its subsidiaries shall be the indemnitors of first resort (i.e., their respective obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee shall be secondary) and the obligation of the Company and its subsidiaries to indemnify and advance expenses to an Indemnitee shall be joint and several, and (ii) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company or any of its subsidiaries, as the case may be, shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company or any of its subsidiaries, as the case may be.

Section 3.3 Voting Agreement.  Each of the Company and the Sponsors agrees not to take any actions that would affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Board of Directors as herein stated. Each Sponsor agrees to cast all votes to which such

Sponsor is entitled in respect of its Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board of Directors those individuals designated in accordance with this Article III and to otherwise effect the intent of this Article III. Each Sponsor agrees not to take action to remove each other’s director nominees from office pursuant to Section 5.4 of the Articles of Incorporation unless such removal is for cause.

Section 3.4 Standstill Agreement.

(a) Each Sponsor agrees that, until three (3) months after the date that such Sponsor no longer maintains the right to nominate two directors pursuant to Section 3.2(c) or Section 3.2(d), as the case may be, without the prior written approval of at least a majority of the members of the Board of Directors, such Sponsor shall not, and shall cause its controlled Affiliates not to (other than, in the case of TPG, any Non-Private Equity Business of TPG or its Affiliates), directly or indirectly:

(i) acquire, agree to acquire, propose or offer to acquire, or facilitate the acquisition of, any Company Shares (other than acquisitions involving no more than 3% of the fully-diluted voting power of the Common Stock), other than as a result of any stock split, stock dividend or subdivision of Company Shares or in connection with any of the transactions contemplated by the Merger Agreement, including the Equity Financing (as defined therein);

(ii) deposit any Common Stock into a voting trust or similar contract or subject any Company Shares to any voting agreement, pooling arrangement or similar arrangement or other contract, or grant any proxy with respect to any Common Stock;

(iii) other than in connection with any matter recommended by the Board of Directors, enter, agree to enter or propose or offer to enter into any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries or an acquisition of 10% or more of the assets of the Company and its subsidiaries;

(iv) other than in connection with any matter recommended by the Board of Directors, make or participate or engage in (subject to Section 3.4(b))), any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote any Common Stock;

(v) publicly disclose any intention, plan, arrangement or other contract prohibited by, or inconsistent with, the foregoing;

(vi) advise or knowingly assist or knowingly encourage or enter into any negotiations or agreements or other contracts with any other persons in connection with the foregoing; or

(vii) with respect to any of the foregoing, (x) form, join or in any way participate in (subject to Section 3.4(b)) a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any Common Stock; (y) call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company with respect to any of the foregoing or (z) directly or indirectly, take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger, sale of assets or other type of transaction or matter described in this Section 3.4.

(b) Notwithstanding the foregoing provisions of this Section 3.4, the foregoing provisions shall not, and are not intended to:

(i) prohibit a Sponsor or its controlled Affiliates from privately communicating with, including making any offer or proposal to, the Board of Directors;

(ii) restrict in any manner how a Sponsor or its controlled Affiliates vote their Common Stock or other Company securities, except as provided in Section 3.3;

(iii) restrict the manner in which any TPG Director or WLRS Director, as the case may be, may (A) vote on any matter submitted to the Board of Directors or the stockholders of the Company, (B) participate in deliberations or discussions of the Board of Directors (including making suggestions or raising issues to the Board) in his or her capacity as a member of the Board of Directors, or (C) take actions required by his or her exercise of legal duties and obligations as a member of the Board of Directors or refrain from taking any action prohibited by his or her legal duties and obligations as a member of the Board of Directors, provided that foregoing shall not limit Sponsor’s obligations hereunder; or

(iv) restrict any Sponsor or any of its Permitted Transferees from selling or transferring any of their Company Shares to any Permitted Transferees of such Sponsor or any successor of such Sponsor that, in any such case, agrees to be bound by the provisions contained in this Agreement.

(c) Each of the parties hereto acknowledges and agrees that, if the Board of Directors (or the applicable subsidiary board of directors or equivalent) resolves to engage in a formal process to sell the Company or any of its subsidiaries or any of their material assets, then the Company shall provide each Sponsor that is subject to the provisions of Section 3.4(a) with an invitation to participate in such process, on substantially the same basis generally applicable to other participants in such process, in accordance with and subject to the rules and procedures of such process put in place by the Board of Directors (or the applicable subsidiary board of directors or equivalent); provided, however, that the restrictions set forth in Section 3.4(a) shall not be suspended or waived pursuant to this Section 3.4(d) if such Sponsor took any action in violation of Section 3.4(a) to cause the Board of Directors (or the applicable subsidiary board of directors or equivalent) to engage in such process to sell the Company or any of its subsidiaries or any of their material assets.

Section 3.5 Sharing of Information.  To the extent permitted by antitrust, competition or any other applicable law, each Shareholder agrees and acknowledges that the directors designated by TPG and WLRS may share confidential, non-public information (“Confidential Information”) about the Company and its subsidiaries with TPG and WLRS, respectively. Each Shareholder recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Shareholder covenants and agrees with the Company that it will not (and will cause its respective Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, disclose any Confidential Information known to it, unless (i) such information becomes known to the public through no fault of such Shareholder, (ii) disclosure is required by applicable law or court of competent jurisdiction or requested by a governmental agency, provided that such Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, (iii) such information was available or becomes available to such Shareholder before, on or after the date hereof, without restriction, from a source (other than the Company) without any breach of duty to the Company or (iv) such information was independently developed by the Shareholder or its representatives without the use of the Confidential Information. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit a Shareholder from disclosing Confidential Information to any Affiliate, Representative, limited partner, member or shareholder of such Shareholder; provided, that such Shareholder shall be responsible for any breach of this Section 3.5 by any such person.

ARTICLE IV
REGISTRATION RIGHTS

Section 4.1 Shelf Registration.

(a) Filing.

(i) As promptly as practicable following the completion of the Mergers, but in any event within fifteen (15) days following the Mergers, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all Registrable Securities owned by TPG, WLRS and any Permitted Transferees of TPG and WLRS who are Holders of Registrable Securities within seven (7) days following the Mergers (the “Sponsor Shelf Registration Statement”). As promptly as practicable thereafter, the Company shall use its reasonable best efforts to cause such Sponsor Shelf Registration Statement to become effective under the Securities Act. TPG, WLRS and any Permitted Transferee with Registrable Securities to be included in the Shelf Registration Statement shall furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Sponsor Shelf Registration Statement.

(ii) As promptly as practicable following the completion of the Mergers, but in any event within fifteen (15) days following the Mergers, the Company shall file with the SEC a Shelf Registration Statement relating to the primary offer and sale of a number of shares of Common Stock that is no less than the number of Excess Shares calculated in accordance with Section 2.3(b) and Section 2.9 of the Merger Agreement (such Shelf Registration Statement, the “Excess Share Shelf Registration Statement”). As promptly as practicable thereafter, the Company shall use its reasonable best efforts to cause such Excess Share Shelf Registration Statement to become effective under the Securities Act.

(b) Continued Effectiveness.

(i) The Company shall use its reasonable best efforts to keep such Sponsor Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the date as of which all Registrable Securities have been sold pursuant to the Sponsor Shelf Registration Statement or another Registration Statement is filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) (such period of effectiveness, the “Sponsor Shelf Period”). Subject to Section 4.1(c), the Company shall not be deemed to have used its reasonable best efforts to keep the Sponsor Shelf Registration Statement effective during the Sponsor Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Sponsor Shelf Registration Statement during the Sponsor Shelf Period, unless such action or omission is required by applicable law

(ii) The Company shall use its reasonable best efforts to keep the Excess Share Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Company until the Company has satisfied all payment obligations due to the Selling Equityholders under Section 2.3(b) and Section 2.9 of the Merger Agreement with respect to the Excess Shares (such period of effectiveness, the “Excess Share Shelf Period”). Subject to Section 4.1(c), the Company shall not be deemed to have used its reasonable best efforts to keep the Excess Share Shelf Registration Statement effective during the Excess Share Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in the Company not being able to offer and sell any shares of Common Stock pursuant to such Excess Share Shelf Registration Statement when required pursuant to Section 2.9 of the Merger Agreement during the Excess Share Shelf Period, unless such action or omission is required by applicable law.

(c) Subsequent Shelf Registration.  If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Sponsor Shelf Period or Excess Share Shelf Period, as applicable (and either such period, a “Shelf Period”), the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration”) for (x) in the case of the Sponsor Shelf Registration Statement, an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing or (y) in the case of the Excess Share Shelf Registration Statement, a primary offering of Excess Shares by the

Company in an amount calculated in accordance with Section 2.3(b) and Section 2.9 of the Merger Agreement. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective and usable until the end of the Sponsor Shelf Period or Excess Share Shelf Period, as the case may be. Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 or Form S-1 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities or Excess Shares for resale by the Holders in accordance with any reasonable method of distribution elected by the Sponsors or for sale by the Company, as the case may be.

(d) Suspension of Registration.  If the continued use of Sponsor Shelf Registration Statement or Excess Share Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt prior written notice of such action to the Holders and the TPG Representative, suspend use of any such Shelf Registration Statements (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) days on any one occasion. In the case of a Shelf Suspension, upon receipt of the notice referred to above, (a) the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities and (b) the Selling Equityholders agree to suspend any obligations of Parent to issue Common Stock pursuant to Section 2.9 for the period of the Shelf Suspension. The Company shall immediately notify the Holders and the Selling Equityholders upon the termination of any Shelf Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectuses, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Holders may reasonably request. The Company shall, if necessary, supplement or make amendments to any Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.

(e) Underwritten Offering.  If any Sponsor, in consultation with each other Sponsor, so elects, an offering of Registrable Securities under a Shelf Registration Statement shall be in the form of an Underwritten Offering (each such offering, an “Underwritten Shelf Takedown”), and the Company shall amend or supplement the Shelf Registration Statement for such purpose. The participating Sponsors shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and each Sponsor.

(f) Limits on Underwritten Shelf Takedowns.  Subject to the other limitations contained in this Agreement, each Sponsor is entitled to initiate a total of four (4) Underwritten Shelf Takedowns with respect to its Registrable Securities in any twelve (12)-month period for which such Sponsor submits a Shelf Takedown Request (as defined below); provided that no Underwritten Shelf Takedown may be initiated unless the aggregate value of the Registrable Securities to be offered in such offering is at least $40 million.

(g) Shelf Takedowns.

(i) At any time during which the Company has an effective Shelf Registration Statement with respect to a Sponsor’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, such Sponsor may make a written request (a “Shelf Takedown Request”) to the Company to effect an offering of such Registrable Securities, including an Underwritten Shelf Takedown, of all or a portion of such Sponsor’s Registrable Securities that are covered by such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement for such purpose.

(ii) If at any time and from time to time any Sponsor issues a Shelf Takedown Request, then the Company shall use reasonable best efforts to include in such Underwritten Shelf Takedown, a number of shares of Common Stock at least equal to the number of Excess Shares that have not yet been issued by the Company in accordance with this Agreement or otherwise settled through payment to the Selling Equityholders in accordance with Section 2.9(c)(i) or Section 2.9(d)(i) of the Merger Agreement (the “Remaining Excess Shares”), which shall be issued by the Company and sold in the Underwritten Shelf Takedown with all other equity securities included in the proposed Underwritten Shelf Takedown. The Company shall remit the gross proceeds thereof (less any underwriting discounts and commissions) relating to the number of any Remaining Excess Shares actually sold by the Company in any such Underwritten Shelf Takedown to the Selling Equityholders in accordance with Section 2.9 of the Merger Agreement.

(iii) Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown that number of Registrable Securities as each such Holder may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Shelf Takedown Notice has been delivered. Each such Holder’s request to participate in an Underwritten Shelf Takedown shall be binding on such Holder; provided, that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Holder of not less than ninety percent (90%) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Holder’s election to participate.

(iv) Other than with respect to its obligations to conduct an Early Trigger Offering or Outside Date Offering pursuant to Section 4.1(g), the Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if an Underwritten Shelf Takedown was consummated within the preceding forty-five (45) days (unless otherwise consented to by the Company’s Board of Directors).

(h) Additional Required Underwritten Offerings.

(i) Upon the first Business Day (the “Early Trigger Date”) on which the volume-weighted average trading price of the Common Stock for any 20 trading days in any 30 trading day period exceeds $15.00 per share, subject to adjustment in accordance with Section 2.9(e) (the “Early Payment Target Price”), if the Company elects to conduct an Early Trigger Offering pursuant to Section 2.9(c)(ii) of the Merger Agreement, the Company shall use reasonable efforts to promptly sell in an Underwritten Offering a number of shares of Common Stock at least equal to the number of any Remaining Excess Shares, and remit the gross proceeds thereof (less any underwriting discounts and commissions) relating to any Remaining Excess Shares sold in such Underwritten Offering to the Selling Equityholders (the “Early Trigger Offering Proceeds”); provided, however, that without the written consent of New Holdco, on behalf of the Selling Equityholders, the Company shall not issue shares in any Early Trigger Offering at a gross price per share less than the Early Payment Target Price. In the event that the Company is unable to issue in any Early Trigger Offering the full amount of Remaining Excess Shares at the time of the Early Trigger Offering, then the Company’s payment obligations with respect to any Remaining Excess Shares following the Early Trigger Offering shall continue and the provisions of this Section 4.2(g)(i) shall apply to such future Early Trigger Offerings.

(ii) If, on June 30, 2021 (the “Outside Date”), the number of Remaining Excess Shares is greater than zero, then if the Company elects to conduct an Outside Date Offering pursuant to Section 2.9(d)(ii) of the Merger Agreement, the Company shall use reasonable best efforts to promptly sell in an Underwritten Offering a number of shares of Common Stock at least equal to the number of any Remaining Excess Shares, and remit the gross proceeds thereof (less any underwriting discounts and commissions) relating to any Remaining Excess Shares sold in such Underwritten Offering to the Selling Equityholders in accordance with Section 2.9 of the Merger Agreement (the “Outside Date Offering Proceeds”). In the event that the Company is unable to issue in any Outside Date Offering the full amount of Remaining Excess Shares at the time of the Outside Date Offering, then the Company’s payment obligations with respect to any Remaining Excess Shares following the Outside Date Offering as determined by the Company in its reasonable discretion shall continue and the provisions of this Section 4.2(g)(ii) shall apply to such future Outside Date Offerings.

(i) Priority of Securities Sold Pursuant to Shelf Registrations.  If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities and any Remaining Excess Shares included in a Shelf Registration advise the Board of Directors in writing that, in its or their opinion, the aggregate number of securities requested to be included in an Underwritten Shelf Takedown pursuant to Section 4.1(g) and required to be included pursuant to this Agreement with respect to any Remaining Excess Shares exceeds the number which can be sold in such Underwritten Shelf Takedown without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered, or the market for the securities offered, the number of shares of Common Stock to be included in such Underwritten Shelf Takedown shall be allocated pro rata among the Holders seeking to participate in such Underwritten Shelf Takedown and the Company with respect to any Remaining Excess Shares required to be included in such Underwritten Shelf Takedown pursuant to Section 4.1(g)(ii) (based on the relative number of Registrable Securities requested to be included in such Underwritten Shelf Takedown and Remaining Excess Shares required to be included in the such Underwritten Shelf Takedown pursuant to Section 4.1(g)(ii)), to the extent necessary to reduce the total number of shares of Common Stock to be included in such Underwritten Shelf Takedown to the number recommended by the managing underwriter or underwriters; provided, however, that to the extent any shares of Common Stock to be included in the Underwritten Shelf Takedown would be allocated to TPG pursuant to this sentence, and there are Remaining Excess Shares which have not been included in the Underwritten Shelf Takedown, then the Remaining Excess Shares shall be substituted for such number of share of Common Stock allocated to TPG.

(j) In the event that a Holder requests to participate in a Registration pursuant to this Section 4.1 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by the Holder.

Section 4.2 Piggyback Rights.

(a) Participation.  If the Company at any time proposes to conduct an Underwritten Offering of its equity securities for its own account or for the account of any other Persons (other than an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) (an “Issuer Public Sale”), then, as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of such Issuer Public Sale), the Company shall give written notice (a “Piggyback Notice”) of such proposed Issuer Public Sale to all the Holders of Registrable Securities. The Piggyback Notice shall offer Holders of Registrable Securities the opportunity to include in such Issuer Public Sale the number of Registrable Securities as they may request in writing; provided that each Piggyback Request (as defined below) must include at least a number of Registrable Securies equal to the lesser of (a) Registrable Securities with an aggregate value of at least $10 million at the time of such Piggyback Request and (b) all of such Holder’s remaining Registrable Securities, unless such Holder is otherwise permitted to sell its Registrable Securities pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on Transfer thereunder. The Company shall use commercially reasonable efforts to include in each such Issuer Public Sale such Registrable Securities for which the Company has received written requests for inclusions therein (“Piggyback Request”) within three (3) Business Days after sending the Piggyback Notice. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Issuer Public Sale, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Issuer Public Sale, all upon the terms and conditions set forth herein; provided that such withdrawal request must be made in writing prior to the initial offer of securities in the Issuer Public Sale.

(b) If at any time and from time to time the Company proposes to conduct an Issuer Public Sale and any Sponsor elects to participate in such Issuer Public Sale by delivering a Piggyback Request in accordance with the terms of Section 4.2(a), then the Company shall be obligated to use reasonable best efforts to include in such Issuer Public Sale any Remaining Excess Shares, which shall be issued by the Company and sold in the Issuer Public Sale with all other equity securities included in the Issuer Public Sale in accordance with the provisions of this Section 4; including the pro rata requirements under Section 4.2(i). The Company shall remit the gross proceeds thereof (less any underwriting discounts and commissions) relating to the number of any Remaining Excess Shares actually sold by the Company in any such Issuer Public Sale in accordance with Section 2.9 of the Merger Agreement.

(c) Priority of Piggyback.  If the managing underwriter or underwriters of any Issuer Public Sale informs the Company and the participating Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering, including any Remaining Excess Shares required to be included in such Issuer Public Sale pursuant to this Agreement, exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company, proposes to sell, and (ii) second, and only if all of the securities referred to in clause (i) have been included, one hundred percent (100%) of any Remaining Excess Shares required to be included in such Issuer Public Sale, (iii) third, and only if all the securities referred to in clauses (i) and (ii) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities requested to be included therein then held by each such Holder and (iv) fourth, and only if all of the Registrable Securities referred to in clauses (i), (ii) and (iii) have been included in such Registration, any other securities eligible for inclusion in such Issuer Public Sale; provided that with respect to any underwritten offering of shares of common stock issued in the Equity Financing requested by holders of such shares (the “PIPES Holders”) in accordance with their registration rights agreement (a “PIPES Underwritten Offering”) then the securities to be included in such Registration shall be (i) first, the number of shares requested to be included in such PIPES Underwritten Offering by the PIPES Holders and any other Holders pursuant to a Piggyback Request and any Remaining Excess Shares required to be included in such PIPES Underwritten Offering that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the PIPES Holders and Holders that have requested to participate in such Registration based on the relative number of securities requested to be included therein then held by each such holder or required to be included therein with respect to the Remaining Excess Shares and (ii) second, and only if all of the securities referred to in clauses (i) and (ii) have been included in such Registration, any other securities eligible for inclusion in such Issuer Public Sale.

Section 4.3 Black-out Periods.

(a) Black-out Periods for Issuer Public Sales.  In the event of an Issuer Public Sale of the Company’s equity securities in an Underwritten Offering, the Holders of Registrable Securities agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Underwritten Offering, if permitted) that are the same as or similar to those being offered in such Issuer Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, and agree to become bound by and execute and deliver a lock-up agreement with respect to such restrictions, during the period beginning seven (7) days before and ending ninety (90) days (or such lesser periods as may be permitted by the Company or such managing underwriter or underwriters) after, the date of the final Prospectus relating to such Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided that such restrictions shall not apply to (i) securities acquired in the public market subsequent to the Underwritten Offering, (ii) distributions-in-kind to a Holder’s partners or members or (iii) Transfers to Affiliates, but only if such Affiliates agree to be bound by the restrictions herein.

(b) Black-out Period for Shelf Registrations.  In the case of a Registration of Registrable Securities pursuant to Section 4.1 for an Underwritten Offering, the Company and each Holder of Registrable Securities shall, if requested by the Holders holding a majority of the Registrable Securities to be included in such Registration or the managing underwriter or underwriters, not effect any public sale or distribution of any securities which are the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, and, in the case of each such Holder, agree to become bound by and execute and deliver a lock-up agreement with respect to such restrictions, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser periods as may be permitted by such Holders or such managing underwriter or underwriters) after, the date of the final Prospectus relating to such Underwritten Offering, to the extent timely notified in writing by a Holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. If requested by such Holders or such managing underwriter or underwriters, the Company shall use its reasonable best efforts to obtain from each Holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Notwithstanding the foregoing, with respect to Holders of Registrable Securities, the restrictions set forth in this Section 4.3(b) shall not apply to (i) securities acquired in the public market subsequent to the Underwritten Offering, (ii) distributions-in-kind to a Holder’s partners or members or (iii) Transfers to Affiliates, but only if such Affiliates agree to be bound by the restrictions herein. Without limiting the foregoing (but subject to Section 4.6), if after the date hereof the Company grants any Person (other than a Holder of Registrable Securities) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 4.3 as if it were a Holder hereunder).

Section 4.4 Registration Procedures.

(a) In connection with the Company’s Registration obligations under Sections 4.1(a) and (b), the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities and such Remaining Excess Shares in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by any Sponsor Registration Statement and to the Selling Equityholders with respect to any Excess

Share Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 4.1 or Section 4.2, not file any Registration Statement, Prospectus or any Issuer Free Writing Prospectus or amendments or supplements thereto to which the Holders of a majority of Registrable Securities, or any Sponsor with Registrable Securities, covered by such Registration Statement or the underwriters, if any, shall reasonably object;

(ii) as soon as reasonably practicable file with the SEC a Sponsor Registration Statement relating to the Registrable Securities and an Excess Share Shelf Registration Statement relating to any Remaining Excess Shares, in each case, including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statements to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statements and supplements to the Prospectus or any Issuer Free Writing Prospectus as may be (v) necessary to permit the Company to make sales pursuant to any Excess Share Shelf Registration Statement, (w) necessary to permit Permitted Transferees to make sales pursuant to the Registration Statement, (x) reasonably requested by the Holders of a majority of participating Registrable Securities or by any Sponsor with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the Selling Equityholders or the participating Holders of Registrable Securities, as applicable, and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus, any amendment or supplement to such Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to such Issuer Free Writing Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or for additional information (whether before or after the effective date of the Registration Statement), (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Remaining Excess Shares or any Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify the Selling Equityholders or the selling Holder of Registrable Securities, as applicable, and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Selling Equityholders with respect to any Remaining Excess Shares to be sold by the Company or the Holders of a majority of any Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Remaining Excess Shares or Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii) furnish to the Selling Equityholders with respect to any Excess Share Registration Statement, each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to the Selling Equityholders with respect to the sale of any Remaining Excess Shares by the Company, each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, each Issuer Free Writing Prospectus and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Remaining Excess Shares by the Company or underwriter or facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus);

(x) on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Remaining Excess Shares or Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 4.1, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) if requested, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii) use its reasonable best efforts to cause the Remaining Excess Shares or Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Company with respect to any Remaining Excess Shares, the seller or sellers thereof with respect to any Registrable Securities or the underwriter or underwriters with respect to either, if any, to consummate the disposition of such Remaining Excess Shares or Registrable Securities;

(xiii) if requested, not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Remaining Excess Shares or Registrable Securities, as applicable, and provide the applicable transfer agent with printed certificates for the Remaining Excess Shares or Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, with respect to the sale of any Remaining Excess Shares or any Registrable Securities in an Underwritten Offering, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings similar to the offering then being undertaken;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders of at least a majority of any Registrable Securities being sold, any participating Sponsor or the managing underwriter or underwriters of any offering or Remaining Excess Shares or Registrable Securities, if any, or a broker, placement agent or other agent of the Holder, if any, reasonably request in order to expedite or facilitate the registration and disposition of Remaining Excess Shares or such Registrable Securities;

(xvi) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters of any offering of Remaining Excess Shares or Registrable Securities, if any, an opinion or opinions from counsel for the Company, including any customary negative assurances letters, dated the pricing or closing date of the applicable offering or sale (in the case of an offering with the assistance of a broker, placement agent or other agent of the Holder) or, in the event of an Underwritten Offering, the date the Registrable Securities are delivered to the Underwriters for sale, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvii) obtain for delivery to the Company and the managing underwriter or underwriters of any offering of Remaining Excess Shares or Registrable Securities, if any, or a broker, placement agent or other agent of the Holder, if any, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters, if any, or a broker, placement agent or other agent of the Holder, if any, reasonably request, dated (i) the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement in the case of an Underwritten Offering and (ii) the pricing or closing date of the applicable offering or sale in the case of a broker, placement agent or other agent of the Holder, if any;

(xviii) cooperate with each seller of Registrable Securities and each underwriter of any offering of Remaining Excess Shares or Registrable Securities, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx) provide and cause to be maintained a transfer agent and registrar for all Remaining Excess Shares or Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) use its best efforts to cause all Remaining Excess Shares or Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the Holders of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition of any Remaining Excess Shares or Registrable Securities to be effected pursuant to such Registration Statement and by any attorney, accountant, broker, placement agent or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 4.4(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (v) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (w) disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(xxiii) in the case of a marketed Underwritten Offering of Remaining Excess Shares or Registrable Securities, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiv) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxv) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 4.1 or 4.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxvi) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Remaining Excess Shares or Registrable Securities.

(b) To the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(c) The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(d) Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(a)(v), such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus, as the case may be, contemplated by Section 4.4(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Issuer Free Writing Prospectus or any amendments or supplements thereto and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or such Issuer Free Writing Prospectus contemplated by Section 4.4(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(e) If any Registration Statement or comparable statement under the “Blue Sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any “Blue Sky” or securities law then in force, the deletion of the reference to such Holder.

(f) Holders may seek to register different types of Registrable Securities simultaneously and the Company shall use its reasonable best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

Section 4.5 Underwritten Offerings.

(a) Shelf Offering.  If requested by the underwriters for any Underwritten Offering with respect to the offering and sale of any Remaining Excess Shares required by this Agreement or requested by Holders of Registrable Securities pursuant to a Shelf Registration under Section 4.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, and, if applicable, participating Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 4.8. If such Underwritten Offering includes Registrable Securities, the Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in underwritten public offerings similar to the applicable Underwritten Offering and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the power and authority of such Holder to enter into the transaction, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b) Piggyback Offering.  If the Company proposes to distribute equity securities in an Underwritten Offering through one or more underwriters and is required to include any Remaining Excess Shares in such Underwritten Offering pursuant to Article IV, the Company shall use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration, if any, all Remaining Excess Shares required to be offered and sold by the Company in such Underwritten Offering among the securities of the Company to be distributed by such underwriters in such Registration. If the Company proposes to distribute equity securities in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder of Registrable Securities pursuant to Section 4.2 and subject to the provisions of Section 4.2(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations.  Subject to the provisions of Section 4.5(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts.  In the case of an Underwritten Offering under Section 4.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the participating Holders. In addition, in the case of any Underwritten Offering, subject to Section 4.1(g)(iii), each of the Holders may withdraw their request to participate in the Registration pursuant to Section 4.1 or 4.2 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 4.6 No Inconsistent Agreements; Additional Rights.  The Company and WLRS hereby acknowledge and agree that (i) the Prior Agreement shall be terminated and cancelled and (ii) the rights and privileges set forth in this Article IV shall effective, as of the Company Merger Effective Time. For avoidance of doubt, upon effectiveness, the rights and privileges set forth in this Article IV shall be in lieu of, and not in addition to, those set forth in the Prior Agreement. The Company shall not hereafter enter into, and, after giving effect to the termination described in this Section 4.6 is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted the Selling Equityholders pursuant to Section 2.3 and Section 2.9 of the Merger Agreement, including the Company’s obligations with respect to the offering and sale of any Remaining Excess Shares or the rights granted to the Holders of Registrable Securities by this Agreement. Without the consent of the Qualifying Shareholders, or, as long as the Company has obligations with respect to any Remaining Excess Shares, the Selling Equityholders, the Company shall not enter into any agreement granting registration or similar rights to any Person, and hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement. Notwithstanding the foregoing, the Company may enter into a customary registration rights agreement in connection with the Equity Financing with respect to purchasers other than WLRS, (which may also include the 30,000 shares transferred by WLRS to the Company’s three (3) independent directors) with similar size limitations on Underwritten Offerings and PiggyBack Requests as set forth in this Article 4 unless otherwise consented to by TPG. Such registration rights agreement may provide for the filing of a resale Shelf Registration Statement covering all shares of common stock issued in the Equity Financing (other than those purchased by WLRS) within fifteen (15) days following the consummation of the Mergers and will be subject to the prior written consent of TPG, which may not be unreasonably withheld.

Section 4.7 Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Remaining Excess Shares or the Registrable Securities on any securities exchange or quotation of the Remaining Excess Shares or the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Remaining Excess Shares or the Registrable Securities, (viii) all reasonable fees and disbursements of legal counsel for each Sponsor participating in such Registration, (ix) all fees and expenses of accountants selected by the Holders of a majority of the Registrable Securities being registered, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by issuers, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities or any broker’s fees or other commissions of persons retained by a Holder of Registrable Securities.

Section 4.8 Indemnification.

(a) Indemnification by the Company.  The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports and other documents filed under the Exchange Act or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution of Remaining Excess Shares or Registrable Securities, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Selling Holder of Registrable Securities.  Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder pursuant to Section 4.8(d). The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (w) the indemnifying party has agreed in writing to pay such fees or expenses, (x) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (y) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (z) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.8(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution.  If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 4.8 is unavailable to an indemnified party (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 4.8) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.8(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 4.8(a) and 4.8(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.8(d), in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 4.8(b). If indemnification is available under this Section 4.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 4.8(a) and 4.8(b) hereof without regard to the provisions of this Section 4.8(d). The remedies provided for in this Section 4.8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 4.9 Rules 144 and 144A and Regulation S.  The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 4.10 Termination.  The registration rights provided for in this Article IV shall terminate upon the later of the expiration of the Sponsor Shelf Period or the Excess Share Shelf Period, except for the provisions of Sections 4.8 and 4.9, which shall survive any such termination.

Section 4.11 Existing Registration Statements.  Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other registration statements by or at a specified time and the Company has, in lieu of then filing such registration statements or having such registration statements become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement.

ARTICLE V
TRANSFER OF SHARES

Section 5.1 Limitations on Transfer.

(a) Other than pursuant to the Transfer Letter, no Holder may Transfer any of its Common Stock during the Lock-Up Period (as defined below) without first obtaining the prior written consent of the Sponsors; provided, that such prohibition shall not apply to Transfers (i) to Permitted Transferees in accordance with Section 5.2 or (ii) required by law. Other than pursuant to the Transfer Letter, no Holder may Transfer any of its Common Stock during the Holding Period (as defined below) without first obtaining the prior written consent of the Sponsors; provided, that such prohibition shall not apply to Transfers (i) to Permitted Transferees of the Holders in accordance with Section 5.2, (ii) pursuant to, and consequent upon, the exercise of the tag-along rights set forth in Section 5.3, (iii) pursuant to an Underwritten Offering undertaken in accordance with the procedures set forth in Article IV, or (iii) required by law. The “Lock-Up Period” shall be the period from and including the date on which the Merger is consummated until the six-month anniversary of such date. The “Holding Period” shall be the period from and including the date on which the Lock-Up Period expires until the earlier of (x) the twelve-month anniversary of the such date; or (y) the date on which the Sponsors, collectively, no longer continue to beneficially own at least fifty percent (50%) of their Initial Share Ownership.

(b) Other than pursuant to the Transfer Letter, no Sponsor may Transfer any of its Founder Shares (other than to Permitted Transferees in accordance herewith); provided, however, that the restrictions set forth in this Section 5.1 shall cease to apply to (i) 50% of such Sponsor’s Founder Shares, if any, upon the first day that the last sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading day period in a thirty (30) trading day period immediately preceding such day, which period commences at least 150 days after the Closing Date and (ii) 50% of such Sponsor’s Founder Shares, if any, upon the first day that the last sale price of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading day period in a thirty (30) trading day period immediately preceding such day, which period commences at least 150 days after the Closing Date. Notwithstanding the foregoing, following the completion of the Mergers, the restrictions set forth in this Section 5.1(b) shall cease to apply to all Founder Shares on the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property or any transaction involving a consolidation, merger, proxy contest, tender offer or similar transaction in which the Company is the surviving entity which results in a change in the majority of our board of directors or management team or the Parent stockholders immediately prior to such transaction ceasing to own a majority of the surviving entity immediately after such transaction. The Sponsors acknowledge that:

(i) Founder Shares shall not participate in any dividends or other distributions with respect to Common Stock prior to the date such Founder Shares become transferable in accordance herewith, whereupon such Founder Shares shall be entitled to all dividends and distributions paid with respect to the Common Stock after the Mergers as if they had been holders of record entitled to receive distributions on the applicable record date with respect to any such dividend or distribution;

(ii) if any Founder Shares shall not have become transferable in accordance herewith by the tenth anniversary of the Closing Date, such Founder Shares shall be subject to forfeiture by the holders thereof with no further action required of any Person; provided that the Company would record the aggregate fair value of the Founder Shares so forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited Founder Shares and the pro-rata portion of the price paid to Parent for such forfeited Founder Shares of approximately $25,000. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital; and

(iii) notwithstanding anything to the contrary herein, the Founder Shares shall, at any time, remain subject to the restrictions on transfer under applicable securities laws and that certain Insider Letter with respect to the Founder Shares, dated as of May 29, 2014.

(c) During the Lock-Up Period and the Holding Period, any purported Transfer of Company Shares other than in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

(d) Any Affiliate of WL Ross Sponsor LLC (other than Invesco Ltd. and any of its affiliated funds (not managed by WL Ross & Co. LLC) who agrees to purchase Company Shares in the Equity Financing shall be required, at the time of and as a condition to such purchase, to become a party to this Agreement by executing and delivering such documents as may be necessary to make such Person a party hereto, whereupon such Person will be treated as a Holder for all purposes of this Agreement and shall be subject to the limitations on transfer set forth herein.

Section 5.2 Transfers to Permitted Transferees.

(a) During the Lock-Up Period and the Holding Period, a Holder may Transfer, upon notice to the Company, any of its Company Shares (other than Founder Shares) to a Permitted Transferee of such Holder without the consent of the Sponsors pursuant to Section 5.1(a) and without the requirement to comply with Section 5.3; provided, that each Permitted Transferee to which Company Shares are Transferred shall, and such Holder shall cause such Permitted Transferee to, Transfer back to such Holder (or to another Permitted Transferee of such Holder) the Company Shares Transferred to it if such Permitted Transferee ceases to be a Permitted Transferee of such Holder. Any Transferee of Company Shares pursuant to this Section 5.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering such documents as may be necessary to make such Transferee a party hereto, whereupon such Transferee will be treated as a Holder (with the same rights and obligations as its Transferring Holder) for all purposes of this Agreement.

(b) Notwithstanding anything to the contrary in this Article V, Transfers of Founder Shares are permitted (a) to (i) the Company’s officers or directors, (ii) any affiliates or family members of any of the Company’s officers or directors, and (iii) Permitted Transferees; (b) in the case of an individual, by a gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of Delaware or a Sponsor’s organizational documents upon dissolution of such Sponsor; or (f) in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Mergers; provided, however, that in the case of clauses (a) through (d), these Transferees must become a party to this Agreement by executing and delivering such documents as may be necessary to make such Transferee a party hereto.

Section 5.3 Tag-Along Rights.

(a) In the case of a proposed Transfer by a Sponsor (a “Transferring Holder”) of any of its Company Shares during the Holding Period for which consent would otherwise be required were such Transfer not completed in accordance with this Section 5.3, other than a Transfer (i) to the Company, in a buyback, exchange or other transaction offered to all of its shareholders on a pro rata basis; (ii) permitted under Section 5.2 or the Transfer Letter; or (iii) in a pro rata distribution in kind to all beneficial owners of the Transferring Holder in accordance with the partnership agreement, limited liability company agreement or other constitutional documents applicable to the Transferring Holder (a “Proposed Transfer”), each Holder (including any Sponsor who is not a Transferring Holder) who exercises its rights under this Section 5.3(a) (a “Tagging Holder”) shall have the right to require the Transferring Holder to cause the proposed Transferee (a “Proposed Transferee”) to purchase up to the number of such Tagging Holder’s Company Shares of the same class equal to the product of (x) the number of Company Shares of such class held by the Tagging Holder multiplied by (y) a fraction, the numerator of which is the number of equity securities of such class proposed to be Transferred by the Transferring Holder to the Proposed Transferee and the denominator which is the total number of Company Shares of such class held by the Transferring Holder; provided that a Holder must own at least two percent (2%) of the then-outstanding shares of Common Stock in order to exercise rights under this Section 5.3(a). In the event that the Transferring Holder is unable to cause the Proposed Transferee to purchase the number of Company Shares equal to the sum of the number of Company Shares proposed to be Transferred by the Transferring Holder and the number of the Tagging Holder’s Company Shares calculated pursuant to the preceding sentence (or any lesser number of Company Shares requested by the Tagging Holder), then the Tagging Holder shall be entitled to sell up to its pro rata portion of the Company Shares of such class actually purchased by the Proposed Transferee, based on the relative number of equity securities of such class held by the Transferring Holder and all Holders exercising their rights under this Section 5.3.

(b) The Transferring Holder shall give notice to each other Holder that holds at least two percent 2% of the then-outstanding shares of Common Stock of a Proposed Transfer not later than twenty (20) Business Days prior to the closing of the Proposed Transfer, setting forth the number and class of Company Shares proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and, if such consideration consists in part or in whole of property other than cash, the Transferring Holder shall provide such information, to the extent reasonably available to the Transferring Holder, relating to such non-cash consideration as the other Sponsors may reasonably request in order to evaluate such non-cash consideration), and other terms and conditions of payment offered by the Proposed Transferee. The Transferring Holder shall deliver or cause to be delivered to each Tagging Holder copies of all transaction documents relating to the Proposed Transfer as the same become available. The tag-along rights provided by this Section 5.3 must be exercised by a Holder within fifteen (15) Business Days following receipt of the notice required by the first sentence of this Section 5.3(b), by delivery of a written notice to the Transferring Holder indicating its desire to exercise its rights and specifying the number of Company Shares it desires to Transfer; provided that such number of equity securities does not exceed the number of Company Shares determined pursuant to Section 5.3(a).

(c) Any Transfer of Company Shares by a Tagging Holder to a Proposed Transferee pursuant to this Section 5.3 shall be on the same terms and conditions (including price, time of payment and form of consideration) as provided to the Transferring Holder; provided that in order to be entitled to exercise its tag-along right pursuant to this Section 5.3, each Tagging Holder must agree to make to the Proposed Transferee representations, warranties, covenants, indemnities and agreements comparable to those made by the Transferring Holder in connection with the Proposed Transfer (other than any non-competition or similar agreements or covenants that would bind the Tagging Holder or its Affiliates), and agree to the same conditions to the Proposed Transfer as the Transferring Holder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Transferring Holder and each Tagging Holder severally and not jointly. Each Tagging Holder shall be responsible for its proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Proposed Transferee or the Company.

Section 5.4 Permitted Pledges.  Notwithstanding anything to the contrary in this Article V, each Holder is entitled to pledge, hypothecate or otherwise encumber the Company Shares held by such Holder as collateral in connection with indebtedness for borrowed money of such Holder or its Affiliates.

ARTICLE VI
TAXES

Section 6.1 Tax Allocation.  Within forty-five (45) days of the Closing Date, TPG shall deliver to the Company a schedule allocating the Company Merger Consideration Portion and any other amounts properly treated as consideration with respect to the Company Merger for U.S. federal income tax purposes (to the extent known at such time) among the assets of Nexeo Solutions Holdings, LLC and, to the extent relevant, its direct and/or indirect subsidiaries in accordance with the principles of Sections 755 and 1060 of the Code and the Treasury Regulations thereunder. Within forty-five (45) days after the date of delivery of such allocation to the Company, the Company will propose to TPG any changes to such allocation in writing or otherwise will be deemed to have agreed with such allocation upon the expiration of such thirty-day period. TPG and the Company will cooperate in good faith to mutually agree upon such allocation and will reduce such agreement to writing (as agreed upon, the “Purchase Price Allocation”). TPG and the Company agree to revise the Purchase Price Allocation to take into account any subsequent adjustments to the Company Merger Consideration Portion and any changes to any other consideration required to be taken into account under applicable Law, in the manner consistent with the principles of Sections 755 and 1060 of the Code, as applicable, and the Treasury Regulations thereunder. The Sponsors and the Company will not, and will cause their Affiliates to not, file any Tax Return or otherwise take any position with respect to Taxes (including during the course of any audit or other proceeding) which is inconsistent with the Purchase Price Allocation, as finally determined, except to the extent required by applicable Law following a Final Determination.

Section 6.2 Pre-Closing Pass-Through Returns.  TPG shall prepare (or cause to be prepared) and shall file (or cause to be filed) the IRS Form 1065 (or any similar form for state and local Tax purposes due in a jurisdiction that follows the U.S. federal income tax treatment) for Nexeo Solutions Holdings, LLC and Nexeo Solutions, LLC for any taxable periods that end on or before the Closing Date, whether required to be filed before, on or after the Closing Date (each, a “Pre-Closing Pass-Through Return”). To the extent required to be filed by the Company, (a) TPG shall deliver to the Company such Pre-Closing Pass-Through Return, together with supporting documentation, at least thirty (30) days prior to the due date thereof for the Company’s review and reasonable comment and (b) the Company will cause such Pre-Closing Pass-Through Return (as revised by TPG to incorporate any reasonable comments received from the Company) to be properly signed and timely filed with the appropriate governmental authority and will provide a copy of such return and evidence of filing to TPG.

Section 6.3 Tax Cooperation.  The Sponsors and the Company shall cooperate fully as and to the extent reasonably requested by another party to this Agreement in connection with the provisions set forth in Sections 6.1 and 6.2. Such cooperation shall include the retention and (upon another party’s request) the provision of records and information which are reasonably relevant to the provisions set forth in Sections 6.1 and 6.2 and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1 Termination of Certain Agreements.  The Sponsors will and will cause their respective Affiliates to take all Necessary Action to comply with the Section 5.14 of the Merger Agreement.

Section 7.2 Assignment; Benefit.

(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto. Any such assignee may not again assign those rights, other than in accordance with this Article VII. Any attempted assignment of rights or obligations in violation of this Article VII shall be null and void. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to Article IV of this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee shall be bound by and subject to the terms set forth in this Agreement.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the indemnitees under Section 4.8 and Sponsor Directors under the first sentence of Section 3.2(k).

Section 7.3 Freedom to Pursue Opportunities.  The parties expressly acknowledge and agree that: (i) each Shareholder, Sponsor Director and Affiliated Officer of the Company has the right to, and shall have no duty (contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its subsidiaries, including those deemed to be competing with the Company or any of their subsidiaries, or (y) directly or indirectly do business with any client or customer of the Company or any of its subsidiaries; and (ii) in the event that a Shareholder, Sponsor Director or Affiliated Officer of the Company acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its subsidiaries and such Shareholder or any other Person, the Shareholder, Sponsor Director and Affiliated Officer of the Company shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of their subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its subsidiaries or their respective Affiliates or Shareholders for breach of any duty (contractual or otherwise) by reason of the fact that such Shareholder, Sponsor Director or Affiliated

Officer, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or any of its subsidiaries.

Section 7.4 Termination.

(a) Article III shall terminate automatically (without any action by any party hereto) as to each Shareholder upon the later of (i) the time at which such Shareholder no longer has the right to designate an individual for nomination to the Board of Directors under this Agreement and (ii) the time at which the Shareholders cease to hold in aggregate at least fifty percent (50%) of the outstanding shares of Common Stock; provided, that the provisions in Sections 3.2(k) and 3.5 shall survive such termination. Article IV of this Agreement shall terminate as set forth in Section 4.10. The remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Shareholder when such Shareholder ceases to hold any Company Shares.

(b) Upon the termination of the Merger Agreement in accordance with its terms, this Agreement shall terminate, become void and of no further force and effect without any liability or obligation on the part of any party hereto.

Section 7.5 Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.6 Entire Agreement; Amendment.  (a) This Agreement sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without the express written consent of the Company and the Shareholders holding in aggregate more than fifty percent (50%) of the Company Shares held by the Shareholders; provided that any such amendment, modification or waiver that (i) would be materially adverse in any respect to any Qualifying Shareholder shall require the prior written consent of such Qualifying Shareholder or (ii) would be disproportionately adverse to any Sponsor relative to the Qualifying Shareholders (or, to the extent there are no Qualifying Shareholders, relative to the other Sponsors) shall require the prior written consent of such disproportionately adversely affected Sponsor. Notwithstanding the foregoing, none of (A) the first two sentences of Section 3.2(k) relating to Indemnification Agreements for Sponsor Directors, (B) the definition of Indemnification Agreement and (C) the form of Indemnification Agreement shall be amended in any manner adverse to a Sponsor Director without the express prior written consent of each Sponsor and the Company. Except as set forth above, there are no other agreements with respect to the governance of the Company between any Shareholders or any of their Affiliates.

(b) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 7.7 Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 7.8 Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery (and such notice shall be deemed to have been duly given, made or delivered (a) on the date received, if delivered by personal hand delivery, (b) on the date received, if delivered by facsimile transmission, by electronic mail or by registered first-class mail prior to 5:00 p.m. prevailing local time on a Business Day, or if delivered after 5:00 p.m. prevailing local time on a Business Day or on other than a Business Day, on the first Business Day thereafter and (c) two (2) Business Days after being sent by air courier guaranteeing overnight delivery), addressed to the Shareholder at the following addresses (or at such other address for a Shareholder as shall be specified by like notice):

if to TPG, to:

TPG Global, LLC
301 Commerce Street
Suite 3300
Fort Worth, Texas 76102
Attention: Clive Bode
Fax: (817) 871-4001

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Attention: Keith Fullenweider and Sarah K. Morgan
Facsimile: (713) 615-5234

if to WLRS, to:

WL Ross Sponsor LLC
1166 Avenue of the Americas
New York, New York 10036
Telecopy: (212) 278-9845
Attention: Wilbur L. Ross, Jr.

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, TX 77002
Telecopy: (713) 835-3601
Attention: Andrew Calder, P.C. and William J. Benitez

if to the Company to:

WL Ross Holding Corp.
1166 Avenue of the Americas
New York, New York 10036
Telecopy: (212) 278-9845
Attention: Wilbur L. Ross, Jr.

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, TX 77002
Telecopy: (713) 835-3601
Attention: Andrew Calder, P.C. and William J. Benitez

Section 7.9 Governing Law.  THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 7.10 Jurisdiction.  ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 7.11 Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH SHAREHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY SHAREHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Shareholder may file an original counterpart or a copy of this Section 7.11 with any court as written evidence of the consent of the Shareholders to the waiver of their rights to trial by jury.

Section 7.12 Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 7.13 Subsequent Acquisition of Shares.  Any equity securities of the Company acquired subsequent to the date hereof by a Shareholder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Company Shares” as such term is used herein for purposes of this Agreement.

Section 7.14 TPG Representative.  Each TPG Group Member, by executing and delivering this Agreement, hereby appoints New Holdco as the representative to act on behalf of TPG for all purposes under this Agreement (the “TPG Representative”), including the exercise of all rights of TPG hereunder and the making of all elections and decisions to be made by TPG pursuant to this Agreement. The Company hereby acknowledges and agrees that the TPG Representative shall have the power and authority to act on behalf of TPG pursuant to this Agreement and that the act of the TPG Representative shall constitute the act of TPG and each TPG Group Member for all purposes under this Agreement. The TPG Representative may assign the power and authority granted to the TPG Representative pursuant to this Section 7.14 to any other Shareholder that is a TPG Group Member, who shall thereafter serve as the TPG Representative. The Company shall be entitled to rely on any act or writing executed by the TPG Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

WL ROSS HOLDING CORP.

By:	/s/ Wilbur L. Ross, Jr. Name: Wilbur L. Ross, Jr. Title: Chairman and Chief Executive Officer

WL ROSS SPONSOR LLC

By:	/s/ Wilbur L. Ross, Jr. Name: Wilbur L. Ross, Jr. Title: Manager

Signature Page to
Shareholders’ and Registration Rights Agreement

NEXEO HOLDCO, LLC

By: /s/ David Bradley

Name: David Bradley
Title:  President and Chief Executive Officer

Signature Page to
Shareholders’ and Registration Rights Agreement

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

WL ROSS HOLDING CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wilbur L. Ross, Jr., Michael Gibbons and Stephen J. Toy, which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the special meeting of stockholders of WL Ross Holding Corp., which we refer to as the “Company”, to be held on June 6, 2016 at 9:00 a.m., Eastern Time at the offices of the Company, located at 1166 Avenue of the Americas, New York, NY 10036, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

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WL ROSS HOLDING CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14.	Please mark votes as indicated in this example	☒

Proposal No, 1: The Business Combination Proposal — To (i) approve and adopt the agreement and plan of merger, which we refer to as the “Merger Agreement”, dated as of March 21, 2016, as it may be amended from time to time by and among the Company, Neon Acquisition Company LLC, a wholly owned subsidiary of the Company, which we refer to as “Blocker Merger Sub”, Neon Holding Company LLC, a wholly owned subsidiary of Blocker Merger Sub that will be a wholly owned subsidiary of the Company at the time of the mergers described below, which we refer to as “Company Merger Sub”, Nexeo Solutions Holdings, LLC, which we refer to as “Nexeo”, TPG Accolade Delaware, L.P., which we refer to as “Blocker”, and Nexeo Holdco, LLC, a wholly owned subsidiary of Nexeo, which we refer to as “New Holdco” and (ii) approve the mergers of (a) Company Merger Sub with and into Nexeo with Nexeo continuing as the surviving entity, and (b) immediately thereafter, Blocker Merger Sub with and into Blocker with Blocker continuing as the surviving entity and which mergers we refer to collectively as the “Business Combination”;	FOR ☐	AGAINST ☐	ABSTAIN ☐	☐ Intention to Exercise Redemption Rights
If you intend to exercise your redemption rights please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting in Lieu of 2016 Annual Meeting of the Company’s Stockholders — Redemption Rights”.
Proposal No. 2 — To amend the Company’s amended and restated certificate of incorporation to provide for the classification of our board of directors into three classes of directors with staggered terms of office and to make certain related changes;	FOR ☐	AGAINST ☐	ABSTAIN ☐	☐ Stockholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of Common Stock of the Company, which we refer to as “Common Stock”, owned by me in connection with the proposed business combination between the Company and Nexeo Solutions Holdings, LLC

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Proposal No. 3 — To amend the Company’s amended and restated certificate of incorporation to provide that Delaware is the exclusive forum for certain stockholder litigation;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4 — To amend the Company’s amended and restated certificate of incorporation to enable stockholders to act by written consent until the first date, which we refer to as the “Trigger Date”, on which investment funds affiliated with Sponsor and TPG and their respective successors and certain affiliates cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of Common Stock of the post-combination company and thereafter prohibit it;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 5 — To amend the Company’s amended and restated certificate of incorporation to enable stockholders to call a special meeting of stockholders until the Trigger Date and thereafter preclude such ability;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 6 — To consider and act upon a proposed amendment to the Company’s amended and restated certificate of incorporation to change the stockholder vote required to remove any or all directors;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 7 — To amend the Company’s amended and restated certificate of incorporation to not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out our Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 8 — To amend the Company’s amended and restated certificate of incorporation to change the stockholder vote required to amend the certificate of incorporation and bylaws of the post-combination company;	FOR ☐	AGAINST ☐	ABSTAIN ☐

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Proposal No. 9 — To amend the Company’s amended and restated certificate of incorporation to authorize an additional 100,000,000 shares of capital stock, which would consist of increasing the post-combination company’s Common Stock to 300,000,000 shares of Common Stock;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 10 — To amend the Company’s amended and restated certificate of incorporation to make certain additional changes, including changing the post-combination company’s corporate name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.” and revising the waiver regarding corporate opportunities, which our board of directors believes are necessary to adequately address the needs of the post-combination company;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 11: The Director Election Proposal — To elect nine (9) directors to our board of directors, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death;	FOR ALL ☐	AGAINST ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below.
Nominees: 01 Wilbur L. Ross, Jr. 02 Nadim Z. Qureshi 03 Lord William Astor 04 Thomas E. Zacharias 05 Christopher J. Yip 06 Nathan H. Wright 07 Dan F. Smith 08 Kenneth M. Burke 09 David A. Bradley
Proposal No. 12: The NASDAQ Proposal — To approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the PIPE Investment and Private Placement Warrant Exchange;	FOR ☐	AGAINST ☐	ABSTAIN ☐

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Proposal No. 13: The Incentive Plan Proposal — To approve the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan and the material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 14: The Adjournment Proposal — To adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NASDAQ Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Date: [ ], 2016
Signature
Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

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A vote to abstain will have the same effect as a vote AGAINST proposals 2, 3, 4, 5, 6, 7, 8, 9, 10, 12 and 14. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

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